UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIVIDEND CAPITAL TRUST INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

CALCULATION OF FILING FEE

Title of Each Class of Securities to Which Transaction Applies	Aggregate Number of Securities to Which Transaction Applies	Proposed Maximum Aggregate Value of Transaction(1)	Total Fee Paid(2)
Limited Partnership Units of Dividend Capital Operating Partnership LP	15,111,111 Limited Partnership Units	$170,000,000	$34,000

(1)	Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11(c)(1)(i) under the Securities Exchange Act of 1934, as amended.
(2)	Pursuant to Rules 14a-6(i)(1) and 0-11(a)(4) and (c)(1) under the Securities Exchange Act of 1934, as amended, a fee of $34,000 has been paid herewith, which is equal to 1/50th of 1% of the value of the securities to be transferred to security holders in the transaction.

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIVIDEND CAPITAL TRUST INC.

518 17th Street, Suite 1700

Denver, Colorado 80202

August         , 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Dividend Capital Trust Inc., a Maryland corporation, to be held on September         , 2006, at         :00 a.m., local time, at                                 (we refer to the meeting, including any adjournment or postponement, as the “Annual Meeting”). Enclosed with this letter are the notice setting forth the business to come before the Annual Meeting, the proxy statement and the proxy card. Our 2005 Annual Report was mailed to you on or about April 30, 2006.

At the Annual Meeting, in addition to considering and voting on routine business matters including the election of directors, you will be asked to consider and vote on several other matters that are important to the future of our company. Specifically, you will be asked to consider and vote upon proposals that, if adopted, will:

•	allow us to complete a conversion later this year from our current externally-advised structure to the kind of self-advised structure that is more typical of large, publicly-traded real estate investment trusts (“REITs”); and

•	position us to pursue a stock exchange listing of our shares of common stock, par value $0.01 per share (our “common shares”), if and when market conditions make it desirable to do so and it is otherwise in our best interest.

These matters are detailed briefly below, and are explained in more detail in the enclosed materials. I urge you to read these materials carefully.

Since our inception, our day-to-day operations have been managed by our external advisor, Dividend Capital Advisors LLC (the “Advisor”), under the supervision of our Board of Directors (the “Board”) pursuant to the terms and conditions of an advisory agreement with the Advisor. Our Board has been evaluating whether we should convert from our current external advisory structure to a self-advised structure in order to obtain the financial and other benefits described below and in the enclosed proxy statement. After due deliberation and consideration of various factors and upon the recommendation of a special committee of our Board comprised of our independent directors, our Board determined that it would be fair and reasonable to us and advisable and in the best interests of our company and our stockholders to become self-advised to realize those benefits. We propose to accomplish this by acquiring the Advisor and thereby internalizing the operations of the Advisor (the “Internalization”).

Since our inception, our common shares have not been listed or traded on any securities exchange (“Listed”), such as the New York Stock Exchange, Inc. (“NYSE”) or The Nasdaq Stock Market, Inc., or in the over-the-counter market. In addition to considering the Internalization, our Board has also been considering whether we should list our common shares on a national securities exchange (a “Listing”) and has decided that a Listing is likely to be beneficial to us and our stockholders. Accordingly, our Board is recommending a series of additional corporate actions requiring your vote that will better position us to pursue a Listing, if market conditions make it desirable to do so and it is otherwise in our best interest to do so.

In our current externally-advised structure, we do not have any of our own employees. In exchange for the Advisor’s services, we pay compensation to the Advisor that includes among other components a base advisory fee, capital raising fees and acquisition fees. In addition, Dividend Capital Advisors Group LLC, the parent company of the Advisor (the “Advisor’s Parent”), holds a special series of units of limited partnership interest (the “Special Units”) in our operating partnership, Dividend Capital Operating Partnership LP (our “Operating Partnership”), that entitle it to certain special distribution rights in connection with, among other events, our liquidation or a termination of the advisory agreement with the Advisor.

When we were organized in April 2002, our Board determined that the size and scope of our business operations were insufficient to support the overhead costs associated with a self-advised structure. Accordingly, we contracted with the Advisor to provide all personnel, accounting, administrative and other support services and resources necessary for our business operations. Since then, we have grown rapidly. We held over $2.2 billion in assets at March 31, 2006. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we expect to hire various individuals associated with the Advisor or its affiliates who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

As explained below, we believe that by completing the Internalization we will enhance the likelihood of a successful Listing; however, we expect that the Internalization will be beneficial to us even if we do not complete a Listing. We believe the Internalization that we are proposing will be accretive over time to our net income per share and our funds from operations (“FFO”) per share because the reduction in our operating costs that will result from eliminating the advisory and other fees we otherwise would continue to pay to the Advisor will more than offset the dilutive effect of the issuance of additional units of limited partnership interest in our Operating Partnership (“OP Units”) pursuant to the Internalization and the direct employee and related expenses we will incur. We also believe that the kinds of equity-based compensation arrangements we will enter into with the members of our senior management team effective upon the closing of the Internalization will better align their interests with those of our stockholders than the current arrangements (under which many of those managers have indirect interests in the equity or net cash flow of the Advisor).

Our Board’s review of strategic alternatives included a deliberation of whether we should pursue a Listing because of the advantages a Listing could bring. Among other things, a Listing would create greater liquidity for our stockholders, who at present have only very limited opportunities to sell their common shares if and when they wish to do so. A Listing also could allow us greater access to capital to fund our future growth. Finally, our charter (the “Articles”) requires that, by February 2013, we either arrange for a Listing of our common shares on a national securities exchange or an over-the-counter market, or begin a liquidation of our assets in an orderly fashion. Completing a Listing well before 2013 could help eliminate uncertainty about whether we could be forced to liquidate at that time. After considering these factors, our Board has decided that we should pursue a Listing following the consummation of the Internalization, if and when market conditions make it desirable to do so and it is otherwise in our best interest to do so. However, there can be no assurance that we will in fact complete a Listing or that market conditions will permit us to do so. In addition, while we believe that the proposed Internalization should help facilitate a Listing, the Internalization we are proposing is not contingent upon completion of a Listing because we believe the Internalization will be beneficial to us whether or not we complete a Listing.

We believe any future Listing will be more likely to be successful if we are self-advised. Companies that qualify as REITs for U.S. federal income tax purposes and whose securities are publicly traded and listed on the NYSE (“Listed REITs”), including REITs like us that own industrial properties, are predominantly self-advised. As of the date of the enclosed proxy statement, 96 of the 100 largest Listed equity REITs by equity market capitalization were self-advised. We believe the prevalence of the self-advised model reflects investor preference and that, if our common shares were Listed, investors and market analysts could view us more favorably if we were self-advised. We also believe that in light of these investor preferences, being self-advised when we are Listed could positively impact our share price performance.

The Internalization, which our Board is recommending for your approval, will be effectuated through the contribution by the Advisor’s Parent of the entire outstanding membership interest, and all economic interests, in the Advisor. The Advisor’s Parent will receive an aggregate of 15,111,111 OP Units (the “Internalization Consideration”) in the Internalization, which includes the modification of the Special Units held by the Advisor’s Parent into OP Units. The Internalization will be effected pursuant to a contribution agreement dated

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as of July 21, 2006 by and among us, our Operating Partnership and the Advisor’s Parent (the “Contribution Agreement”). In connection with the Internalization, we have entered into employment agreements (the “Employment Agreements”) with certain individuals associated with the Advisor or its affiliates pursuant to which those individuals will become our employees effective upon the closing of the Internalization.

All of our officers and some of our directors are employees of or consultants to the Advisor or its affiliates and some of our directors and officers indirectly hold membership interests in the Advisor’s Parent that, in the aggregate, constitute more than a majority of the outstanding membership interests in the Advisor’s Parent. These relationships result in those directors and officers having material financial interests in the Internalization. To address these potential conflicts of interest and to satisfy certain requirements contained in our Articles, our Board formed a special committee consisting of our four independent directors, who are not our officers and have no financial interest in the Advisor’s Parent or the proposed Internalization that differs from those of our stockholders (the “Special Committee”). Our Board authorized the Special Committee to review, consider and negotiate the terms and conditions of the Internalization and to make a recommendation to our entire Board on whether to pursue the Internalization and, if so, on what terms and conditions. In evaluating the Internalization, the Special Committee engaged and consulted with its own legal and financial advisors and considered various factors which are more fully described in the accompanying proxy statement.

In anticipation of the Internalization, we are proposing to amend and restate our Articles to reflect that we will be self-advised effective on the closing of the Internalization and to change the name of our company to DCT Industrial Trust Inc. To facilitate a possible future Listing, we are proposing a second set of amendments to our Articles that would become effective only upon consummation of a Listing, to conform more closely with the charters of other Listed REITs. In connection with these amendments to our Articles, we also will amend our bylaws (the “Bylaws”) in order to make conforming changes, but the changes to the Bylaws will not require action by our stockholders.

We are also proposing to adopt a 2006 Long-Term Incentive Plan and a 2006 Incentive Compensation Plan, which plans our Board is recommending for your approval. These plans were established by the Board, which worked with its legal advisors and with employment compensation consultants to survey and study the market compensation ranges of our competitors, and are designed to help us to attract, retain and motivate highly qualified individuals and more directly align the interests of our management with those of our stockholders. The Employment Agreements, which will generally become effective as of the closing of the Internalization, are with the persons who will constitute our senior management following the Internalization. These agreements provide, among other things, for long-term incentive compensation awards and target bonuses that will be paid pursuant to the plans we are proposing for adoption. If the 2006 Long-Term Incentive Plan is not approved by our stockholders, pursuant to the terms of the Employment Agreements, the members of our senior management will be entitled to terminate their respective agreements for good reason. Further, if the 2006 Long-Term Incentive plan is not approved by our stockholders, it could materially adversely affect our ability to retain senior management and attract qualified replacements and other personnel.

At this year’s Annual Meeting, you are being asked to consider and vote on the following seven proposals:

•	A proposal to elect seven nominees to our Board to hold office until the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, which requires the affirmative vote of holders of a majority of our common shares present in person or by proxy and entitled to vote at a meeting where a quorum is present (we refer to this proposal in the accompanying proxy statement as the “Director Proposal”).

•	A proposal to ratify our selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006, which requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present (we refer to this proposal in the accompanying proxy statement as the “Accountant Proposal”).

•

A proposal to approve the Internalization, which, pursuant to the Contribution Agreement, requires the affirmative vote of the holders of at least a majority of our common shares represented in person or by

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proxy that are entitled to be and actually are voted at a meeting where a quorum is present (excluding for this purpose common shares beneficially owned by any of the Advisor, the Advisor’s Parent or their affiliates) (we refer to this proposal in the accompanying proxy statement as the “Internalization Proposal”).

Some of our directors collectively have beneficial ownership and control with their respective spouses of an aggregate of a 58.9% membership interest in the Advisor’s Parent and are collectively entitled to receive 32.644% of the net cash flow of the Advisor’s Parent (“Cash Flow Interests”), and the Internalization will result in such persons collectively receiving indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units. As required by our Articles, the common shares owned by our directors and officers and their respective affiliates are not entitled to be voted on the Internalization Proposal. Even if approved by our stockholders, the Internalization Proposal will not be implemented unless certain other closing conditions to the Internalization, as set forth in the Contribution Agreement, are satisfied. Any or all of the closing conditions to our performance obligations under the Contribution Agreement may be waived by us in our sole discretion.

•	A proposal to approve an amendment and restatement of our Articles, which will become effective upon consummation of the Internalization and requires the affirmative vote of the holders of at least a majority of our outstanding common shares, to modify certain provisions to reflect that we have become self-advised and to change the name of our company to DCT Industrial Trust Inc. (we refer to this proposal in the accompanying proxy statement as the “Pre-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs. If this proposal is approved and the Internalization occurs, this proposal will be implemented regardless of whether the Post-Listing Charter Amendment Proposal described below is approved.

•	A proposal to approve a further amendment and restatement of our Articles, which will become effective upon a Listing and requires the affirmative vote of the holders of at least a majority of our outstanding common shares, to modify certain provisions to conform more closely to the articles of incorporation of Listed REITs (we refer to this proposal in the accompanying proxy statement as the “Post-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless a Listing occurs and the Pre-Listing Charter Amendment Proposal is approved.

•	A proposal to approve and adopt our 2006 Long-Term Incentive Plan, which requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present and at which the total votes cast on this matter represent over 50% of the shares entitled to vote (we refer to this proposal in the accompanying proxy statement as the “Long-Term Incentive Plan Proposal”). If approved, this proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

•	A proposal to approve and adopt our 2006 Incentive Compensation Plan, which requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present (we refer to this proposal in the accompanying proxy statement as the “Incentive Compensation Plan Proposal”). If approved, this proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

In addition to these seven proposals, at the Annual Meeting you may be asked to consider any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by our Board.

The accompanying proxy statement contains a more complete description of the Internalization Proposal and each of the other proposals that you are being asked to approve. It also explains the material financial interests of our officers and some of our directors in the Internalization. We urge you to carefully review the accompanying proxy statement and its appendices.

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Our Board unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from joining in our Board’s recommendation with respect to the Internalization Proposal).

Your vote is very important. Regardless of the number of common shares that you own, it is very important that your common shares be represented at our Annual Meeting. This year, you may authorize your proxy over the Internet, as well as by telephone or by mailing a proxy card. Authorizing your proxy over the Internet, by telephone, or in writing will ensure your representation at the Annual Meeting if you choose not to attend in person. Please complete the proxy card and return it in the accompanying postage-paid envelope or grant your proxy by telephone or over the Internet, even if you plan to attend the Annual Meeting. If you attend the Annual Meeting in person, you may, if you wish, revoke your proxy and vote in person.

Sincerely,

Evan H. Zucker
Chief Executive Officer and Secretary

Questions and requests for assistance in voting your common shares may be directed to Georgeson Shareholder Communications, which is assisting us with the solicitation of proxies, toll-free at 1-877-260-0388.

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DIVIDEND CAPITAL TRUST INC.

518 17th Street, Suite 1700

Denver, Colorado 80202

Notice of Annual Meeting of Stockholders and Proxy Statement

Annual Meeting to be Held on September     , 2006

To Our Stockholders:

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Dividend Capital Trust Inc., a Maryland corporation, will be held at     :00 a.m., local time, on September     , 2006, at                                      (we refer to the meeting, including and any adjournment or postponement, as the “Annual Meeting”) for the following purposes:

1. To elect seven nominees to our board of directors (the “Board”) to hold office until the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. This proposal (we refer to this proposal in the accompanying proxy statement as the “Director Proposal”) requires the affirmative vote of holders of a majority of the shares of common stock, par value $0.01 per share (our “common shares”), present in person or by proxy and entitled to vote at a meeting where a quorum is present.

2. To consider and vote upon a proposal to ratify our selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006. This proposal (we refer to this proposal in the accompanying proxy statement as the “Accountant Proposal”) requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present.

3. To consider and vote upon a proposal to approve the acquisition by Dividend Capital Operating Partnership LP (our “Operating Partnership”) of Dividend Capital Advisors LLC, our external advisor that manages our day-to-day activities under the supervision of our Board (the “Advisor”). Pursuant to the Contribution Agreement, dated as of July 21, 2006 (the “Contribution Agreement”), by and among us, our Operating Partnership and Dividend Capital Advisors Group LLC, the parent company of the Advisor (the “Advisor’s Parent”), this proposal (we refer to this proposal in the accompanying proxy statement as the “Internalization Proposal”) requires the affirmative vote of the holders of at least a majority of our common shares represented in person or by proxy that are entitled to be and actually are voted at a meeting where a quorum is present (excluding for this purpose common shares beneficially owned by any of the Advisor, the Advisor’s Parent or their affiliates). As required by our charter (the “Articles”), the common shares owned by our directors and officers and their respective affiliates are not entitled to be voted on the Internalization Proposal. Pursuant to the Contribution Agreement, the parties propose to accomplish this internalization (the “Internalization”) through the contribution by the Advisor’s Parent of the entire outstanding membership interest, and all economic interests, in the Advisor in exchange for aggregate consideration of 15,111,111 units of limited partnership interest (“OP Units”) in our Operating Partnership (the “Internalization Consideration”), which includes the modification of a special series of units of limited partnership interest (the “Special Units”) in our Operating Partnership held by Advisor’s Parent into OP Units. Even if the Internalization Proposal is approved by our stockholders, the Internalization will not be completed unless certain conditions, as set forth in the Contribution Agreement, are satisfied or waived. Any or all of the closing conditions to our performance obligations under the Contribution Agreement may be waived by us in our sole discretion.

4. To consider and vote upon a proposal to approve an amendment and restatement of our Articles in connection with the proposed Internalization. This proposal (we refer to this proposal in the accompanying proxy statement as the “Pre-Listing Charter Amendment Proposal”) requires the affirmative vote of the holders of at least a majority of our outstanding common shares. The principal purposes of the amendment contemplated by this proposal are to reflect that, following completion of the Internalization, we no longer will be externally advised and to change the name of our company to DCT Industrial Trust Inc. Even if the Pre-Listing Charter Amendment Proposal is approved by our stockholders, the amendment will not take effect unless the Internalization occurs. Further, if this proposal is approved and the Internalization occurs, this proposal may be implemented regardless of whether the Post-Listing Charter Amendment Proposal described below is approved.

5. To consider and vote upon a proposal to approve a further amendment and restatement of our Articles, which will become effective upon a future listing or quotation (a “Listing”) of our existing outstanding common shares on a national securities exchange, including the New York Stock Exchange, Inc. (the “NYSE”) or The Nasdaq Stock Market, Inc., or an over-the-counter market. This proposal (we refer to this proposal in the accompanying proxy statement as the “Post-Listing Charter Amendment Proposal”) requires the affirmative vote of the holders of at least a majority of our outstanding common shares. The principal purpose of the amendment contemplated by this proposal is to conform the provisions of our Articles more closely to the charters of other real estate investment trusts whose securities are publicly traded and listed on the NYSE. Even if the Post-Listing Charter Amendment Proposal is approved by our stockholders, the amendment will not take effect unless a Listing occurs and the Pre-Listing Charter Amendment Proposal is approved.

6. To consider and vote upon a proposal to approve and adopt our 2006 Long-Term Incentive Plan. This proposal (we refer to this proposal in the accompanying proxy statement as the “Long-Term Incentive Plan Proposal”) requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present and at which the total votes cast on this matter represent over 50% of the shares entitled to vote. If approved, the Long-Term Incentive Plan Proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

7. To consider and vote upon a proposal to approve and adopt our 2006 Incentive Compensation Plan. This proposal (we refer to this proposal in the accompanying proxy statement as the “Incentive Compensation Plan Proposal”) requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present. If approved, the Incentive Compensation Plan Proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

8. To consider and act on any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast and, with respect to such proposals, to permit further solicitation of proxies by our Board.

Our Board unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from joining in our Board’s recommendation with respect to the Internalization Proposal).

These items of business are described for you in detail in the accompanying proxy statement. We encourage you to read the proxy statement, and the documents attached as appendices hereto, carefully and in their entirety. Only holders of record of our common shares at the close of business on August     , 2006 will be entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. All stockholders, whether or not they plan to attend the Annual Meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You also may authorize your proxy by telephone or via the Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy promptly, you can help us avoid additional expenses by helping to ensure that a quorum is met so the Annual Meeting can be held. If you decide to attend the Annual Meeting, you may revoke your proxy and vote your common shares in person.

By Order of the Board of Directors,

Evan H. Zucker Chief Executive Officer and Secretary

August     , 2006

Denver, Colorado

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DIVIDEND CAPITAL TRUST INC.

518 17th Street, Suite 1700

Denver, Colorado 80202

PROXY STATEMENT

General Information

This proxy statement is furnished by the board of directors (the “Board”) of Dividend Capital Trust Inc., a Maryland corporation, in connection with the solicitation by our Board of proxies to be voted at the 2006 Annual Meeting of Stockholders to be held at     :00 a.m., local time, on September     , 2006, at                                 , and at any adjournment or postponement thereof (such meeting, and any adjournment or postponement thereof, the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Only holders of record of our shares of common stock, par value $0.01 per share (our “common shares”), at the close of business on August     , 2006 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Annual Meeting. This proxy statement and the proxy card are first being mailed on or about August     , 2006, to stockholders of record as of the Record Date. Our 2005 Annual Report was previously mailed to you on or about April 30, 2006.

As of the Record Date,              of our common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. Pursuant to our charter (the “Articles”), our directors and officers and their respective affiliates will be prohibited from voting on the Internalization Proposal (as defined below).

Proxy and Voting Procedures

Any proxy, if received in time, properly signed and not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder granting the proxy. If no directions are specified, the proxy will be voted FOR:

1)	a proposal to elect the seven nominees named below to our Board, to hold office until the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (the “Director Proposal”);

2)	a proposal to ratify our selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006 (the “Accountant Proposal”);

3)	a proposal to approve the acquisition (the “Internalization”) of Dividend Capital Advisors LLC, our external advisor that manages our day-to-day activities under the supervision of our Board (the “Advisor”), by Dividend Capital Operating Partnership LP (our “Operating Partnership”), through the contribution by Dividend Capital Advisors Group LLC, the parent company of the Advisor (the “Advisor’s Parent”), of the entire outstanding membership interest, and all economic interests, in the Advisor to our Operating Partnership, in exchange for aggregate consideration of 15,111,111 units of limited partnership interest (“OP Units”) in our Operating Partnership, which includes the modification of a special series of units of limited partnership interest (the “Special Units”) in our Operating Partnership held by the Advisor’s Parent into OP Units, pursuant to a Contribution Agreement, dated as of July 21, 2006 (the “Contribution Agreement”), by and among us, our Operating Partnership and the Advisor’s Parent (the “Internalization Proposal”). Even if approved by our stockholders, the Internalization Proposal will not be implemented unless certain other closing conditions to the Internalization, as set forth in the Contribution Agreement, are satisfied. Any or all of the closing conditions to our performance obligations under the Contribution Agreement may be waived by us in our sole discretion;

4)	the approval of an amendment and restatement of our Articles, which will become effective upon consummation of the Internalization, to modify certain provisions to reflect that we have become self-advised and to change the name of our company to DCT Industrial Trust Inc. (the “Pre-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless the Internalization occurs. Further, if this proposal is approved and the Internalization occurs, this proposal may be implemented regardless of whether the Post-Listing Charter Amendment Proposal described below is approved;

5)	the approval of a further amendment and restatement of our Articles, which will become effective upon the future listing or quotation (the “Listing”) of our existing outstanding common shares on a national securities exchange, including the New York Stock Exchange, Inc. (the “NYSE”) or The Nasdaq Stock Market, Inc. (the “NASDAQ”), or an over-the-counter market, to modify certain provisions to conform more closely to the charters of other real estate investment trusts (“REITs”) whose securities are publicly traded and listed on the NYSE (“Listed REITs”) (the “Post-Listing Charter Amendment Proposal”). Even if approved by our stockholders, this proposal will not be implemented unless a Listing occurs and the Pre-Listing Charter Amendment Proposal is approved;

6)	the approval and adoption of our 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan Proposal”). If approved, this proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders; and

7)	the approval and adoption of our 2006 Incentive Compensation Plan (the “Incentive Compensation Plan Proposal”). If approved, this proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

Unless otherwise specified, a proxy also will confer authority on the persons named therein to vote in their discretion on any other matters that properly may be presented at the Annual Meeting, including proposals to adjourn the Annual Meeting in respect of proposals for which insufficient votes to approve were cast in order to permit solicitation of additional proxies by our Board in respect of those proposals.

Our Board unanimously recommends that you vote FOR each of the proposals to be considered and voted on at the Annual Meeting (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from joining in our Board’s recommendation with respect to the Internalization Proposal).

No Appraisal Rights

Neither the Internalization Proposal nor, if the Pre-Listing Charter Amendment Proposal is approved, the Post-Listing Charter Amendment Proposal, will entitle stockholders to appraisal rights under Maryland law or our Articles. We believe that the Pre-Listing Charter Amendment Proposal will not entitle you to appraisal rights under Maryland law or our Articles because the changes to our Articles resulting from that amendment will not substantially adversely affect the contract rights of our common shares under our Articles. The question of the existence of appraisal rights in connection with the Pre-Listing Charter Amendment Proposal is not entirely free from doubt and, accordingly, if you wish to make your own determination as to whether you have appraisal rights with respect to the that proposal, you should consider engaging counsel to advise you on the applicable Maryland law. If you believe that you have appraisal rights in respect of the Pre-Listing Charter Amendment Proposal and you wish to attempt to exercise those rights, if they are available, you must comply with the conditions established under applicable Maryland law as described below, including any applicable deadlines within which you must exercise any such rights (if they exist). We are not under any obligation to, and will not, notify you of any such deadlines. We expect we will challenge any stockholder who purports to exercise appraisal rights, including, if necessary, through litigation. For a discussion regarding your appraisal rights, see “Proposal IV—The Pre-Listing Charter Amendment Proposal—No Appraisal Rights.” See also Appendix E attached hereto, which sets forth the relevant statutory provisions.

Proxies

You can revoke any proxy you previously have given at any time before votes at the Annual Meeting are tabulated (1) by delivering a written statement to Evan H. Zucker, our secretary (the “Secretary”), expressly stating that the proxy is revoked, (2) by completing and properly executing a new proxy card that is dated later than the date of your prior proxy card and delivering it to our Secretary at or before the Annual Meeting, or (3) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

A proxy card is enclosed for your use. The proxy card contains instructions for responding either by telephone, by Internet or by mail. Votes cast in person or by proxy at the Annual Meeting will be tabulated and a determination will be made as to whether or not a quorum is present by the inspectors of election appointed for the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes entitled to be cast by all stockholders as of August     , 2006 will constitute a quorum for the transaction of business at the Annual Meeting.

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. With respect to the Director Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, abstentions will have the effect of a vote cast against the proposal. With respect to the Long-Term Incentive Plan Proposal, abstentions will have no effect, so long as the total votes cast represents over 50% of the shares entitled to vote. If the total votes cast on the Long-Term Incentive Plan Proposal represent less than 50% of the shares entitled to vote, abstentions will have the effect of a vote against the Long-Term Incentive Plan Proposal. With respect to the Internalization Proposal, the Accountant Proposal and the Incentive Compensation Plan Proposal, abstentions will have no effect.

If a broker returns an executed proxy card, but marks the card to reflect a withholding of voting authority on matters as to which the broker is not permitted to vote (a “broker non-vote”), the holder of the common shares covered by the proxy card will be treated as present for quorum purposes. The effect of broker non-votes on voting will be as follows: (1) with respect to the Director Proposal, the Internalization Proposal, the Accountant Proposal and the Incentive Compensation Plan Proposal, broker non-votes will have no effect; (2) with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, broker non-votes will have the effect of a vote cast against the proposal; (3) with respect to the Long-Term Incentive Plan Proposal, broker non-votes will have no effect, so long as the total votes cast represent over 50% of the shares entitled to vote at the Annual Meeting, but if the total votes cast represent less than 50% of the shares entitled to vote at the Annual Meeting, then broker non-votes will have the effect of a vote against the Long-Term Incentive Plan Proposal. If a broker returns a properly executed proxy card, but as to any matter does not provide voting instructions or an intent to abstain, the shares represented by that proxy card will be considered present for quorum purposes and those shares will be voted on the matter in the proxy holder’s discretion.

Our Annual Meeting may be adjourned with respect to proposals for which insufficient votes to approve were cast. With respect to proposals for which an insufficient number of votes to approve are received, our Board may continue to solicit proxies. For those proposals for which sufficient votes to approve have been received, we may take such action contained therein.

Solicitation Expenses

Solicitation of proxies will be primarily by mail. However, certain of our directors or officers and certain officers, managers or members of Dividend Capital Securities LLC, the broker/dealer affiliate of the Advisor, and other affiliates of us or the Advisor, also may solicit proxies by telephone, Internet or in person. We will pay all of the expenses incurred in connection with the solicitation of proxies, including preparing, assembling, printing and mailing of the materials used in the solicitation of proxies. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of common shares held of record by such persons.

In addition, we have engaged Georgeson Shareholder Communications, a professional proxy solicitation firm, to aid in the solicitation of proxies at a fee estimated to be approximately $150,000. We have agreed to indemnify such proxy solicitation firm against certain liabilities that it may incur arising out of the services it provides in connection with the Annual Meeting.

Where to Obtain More Information

The mailing address of our principal executive offices is 518 17th Street, Suite 1700, Denver, Colorado 80202. A notice of revocation of a proxy should be sent to the attention of our Secretary at this address.

We make available free of charge on or through our Internet web site (http://65.38.191.77/dividendcapital/trust/) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission (“SEC”).

We will furnish, without charge, a copy of our Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2005, as filed with the SEC, without the accompanying Exhibits, to any of our stockholders upon written request sent to our Secretary, at the address of our principal executive offices set forth above. Each such request must set forth a good-faith representation that, as of the Record Date, the person making the request was a beneficial owner of our common shares.

Annual Report

Copies of our 2005 Annual Report to Stockholders for the year ended December 31, 2005 previously were mailed to our stockholders. Additional copies are available to any stockholder upon request.

Important Note

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such representation must not be relied upon as having been authorized by us, the Advisor or any other person or entity. This proxy statement provides you with detailed information about the proposals to be considered and voted upon at the Annual Meeting. The information in this proxy statement is current as of the date of this proxy statement. Stockholders are urged to carefully review this proxy statement, including the accompanying appendices, which discuss each of the proposals to be considered and voted upon at the Annual Meeting in more detail.

We encourage you to carefully review the section of this proxy statement captioned “Risk Factors” beginning on page 23, which describes certain factors which should be considered in evaluating the Internalization Proposal and certain of the other proposals to be voted on at the Annual Meeting.

The date of this proxy statement is August     , 2006.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	What am I being asked to vote on at the Annual Meeting?

At the Annual Meeting, you are being asked to consider and vote upon the following matters:

•	The Director Proposal: the election of seven nominees to our Board to hold office until the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	The Accountant Proposal: the ratification of our selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006;

•	The Internalization Proposal: the approval of the Internalization;

•	The Pre-Listing Charter Amendment Proposal: the approval of an amendment and restatement of our Articles, which will become effective upon consummation of the Internalization, to modify certain provisions to reflect that we have become self-advised and to change the name of our company to DCT Industrial Trust Inc.;

•	The Post-Listing Charter Amendment Proposal: the approval of a further amendment and restatement of our Articles, which will become effective upon a Listing, to modify certain provisions to conform more closely to the charters of Listed REITs;

•	The Long-Term Incentive Plan Proposal: the approval of our new 2006 Long-Term Incentive Plan;

•	The Incentive Compensation Plan Proposal: the approval of our new 2006 Incentive Compensation Plan; and

•	any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by our Board.

Our Board unanimously recommends that you vote FOR each of the specific proposals described above (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from joining in our Board’s recommendation with respect to the Internalization Proposal).

2.	Why has the Internalization been proposed?

When we were organized in April 2002, our Board determined that the size and scope of our business operations were insufficient to support the overhead costs associated with a self-advised structure. Accordingly, we contracted with the Advisor to provide all personnel, accounting, administrative and other support services and resources necessary for our business operations. Since then, we have grown rapidly. We held over $2.2 billion in assets at March 31, 2006. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we expect to hire various individuals associated with the Advisor or its affiliates who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

We believe that by completing the Internalization we will enhance the likelihood of a successful Listing; however, we expect that the Internalization will be beneficial to us even if we do not complete a Listing. We believe the Internalization that we are proposing will be accretive over time to our net income per share and our FFO per share because the reduction in our operating costs that will result from eliminating the advisory and other fees we otherwise would continue to pay to the Advisor will more than offset the dilutive effect of the issuance of additional OP Units pursuant to the Internalization and the direct employee and related expenses we will incur. However, there can be no assurance that these reductions in operating costs will be realized. We also believe that the kinds of equity-based compensation arrangements we will enter into with the members of our senior management team effective upon the closing of the Internalization will better align their interests with those of our stockholders than the current arrangements (under which many of those managers have indirect interests in the equity or net cash flow of the Advisor).

Since our inception, our common shares have not been listed or traded on any securities exchange (“Listed”), such as the NYSE or NASDAQ, or in the over-the-counter market. In addition to considering the Internalization, our Board has also been considering whether we should pursue a Listing because of the advantages a Listing could bring. Among other things, a Listing would create greater liquidity for our stockholders, who at present have only very limited opportunities to sell their common shares if and when they wish to do so. A Listing also could allow us greater access to capital to fund our future growth. Finally, our Articles require that, by February 2013, we either arrange for a Listing of our common shares on a national securities exchange or an over-the-counter market, or begin a liquidation of our assets in an orderly fashion. Completing a Listing well before 2013 could help eliminate uncertainty about whether we could be forced to liquidate at that time. After considering these factors, our Board has decided that we should pursue a Listing following the consummation of the Internalization, if and when market conditions make it desirable to do so and it is otherwise in our best interest to do so. However, there can be no assurance that we will in fact complete a Listing or that market conditions will permit us to do so. While we believe that the proposed Internalization should help facilitate a Listing, the Internalization we are proposing is not contingent upon completion of a Listing because we believe the Internalization will be beneficial to us whether or not we complete a Listing. Even if a possible Listing occurs, an active trading market for our common shares may not develop and, if it does develop, may not be sustained, and the price at which our common shares will trade is uncertain. Further, even if a possible Listing occurs, no assurance can be given that our common shares will remain Listed.

We believe any future Listing will be more likely to be successful if we are self-advised. Listed REITs, including REITs like us that own industrial properties, are predominantly self-advised. As of the date of this proxy statement, 96 of the 100 largest Listed equity REITs (i.e., Listed REITs that have 75% or greater of their gross invested book assets in income-producing real estate) by equity market capitalization were self-advised. We believe the prevalence of the self-advised model reflects investor preference and that, if our common shares were Listed, investors and market analysts could view us more favorably if we were self-advised. We also believe that in light of these investor preferences, being self-advised when we are Listed could positively impact our share price performance.

The relationship between externally-advised REITs and their outside advisors is susceptible to conflicts of interest, most of which can be avoided by being self-advised. Notwithstanding the Advisor’s fiduciary obligation or governance mechanisms implemented to resolve potential conflicts of interest and protect our stockholders, we believe there may be a negative perception of externally-advised Listed REITs in the marketplace.

Although there can be no assurance that the conversion to a self-advised structure would increase the market price of our common shares, we believe that remaining externally-advised could have a negative effect on the price of our common shares over the long-term. As a result, we believe the internalization of the Advisor through the Internalization in advance of a potential Listing is an important step in the process of becoming Listed.

After due deliberation and consideration of various factors, including those described above, and upon the recommendation of the Special Committee, our Board determined that it would be fair and reasonable to us and advisable and in the best interests of our company and our stockholders to become self-advised. We propose to accomplish this by acquiring the Advisor and thereby internalizing the operations of the Advisor.

Approval of the Internalization Proposal by our stockholders is not required by our Articles or the Maryland General Corporation Law (the “MGCL”), we made such approval a condition to closing under the Contribution Agreement. We are seeking your approval of the Internalization Proposal because we believe it is appropriate to request our stockholders to approve the Internalization Proposal in light of the importance of the Internalization and because some of our directors and officers have material financial interests in the Internalization. It is also a condition to closing stated in the Contribution Agreement.

For additional reasons why the Internalization has been proposed, please see “Proposal III—The Internalization Proposal—Reasons for Becoming Self-Advised;” “—Background of the Internalization Proposal” and “—Recommendations of the Special Committee and Our Board of Directors” in this proxy statement.

3.	Why don’t we terminate the Advisory Agreement with the Advisor and hire another external advisor instead of pursuing the Internalization?

Under the terms of the current amended and restated advisory agreement currently in effect between us and the Advisor, dated as of November 21, 2003 and most recently renewed as of February 28, 2006 (the “Advisory Agreement”), the Advisor has responsibility for our day-to-day operations subject to the supervision of our Board, including finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives; structuring the terms and conditions of transactions pursuant to which acquisitions or development of properties will be made; acquiring and developing properties on our behalf in compliance with our investment objectives and policies; arranging for financing and refinancing of properties; entering into leases and service contracts for the properties acquired; evaluating and recommending to our Board and, at the direction of our Board, executing suitable strategies for providing our stockholders the opportunity to liquidate their ownership of our common shares, whether as a result of a possible Listing, the merger or sale of our company, the sale of any or all properties, or otherwise; and providing daily management and other various administrative functions. Further, the Advisor provides us with key employees, a license to use the Dividend Capital brand, and certain proprietary assets.

We believe that a termination of the Advisory Agreement would cause a significant disruption to our business affairs. If we were to terminate the Advisory Agreement, we would need to identify and hire another qualified advisor or a full staff of our own employees to perform all of the services currently provided by the Advisor, and it would likely require significant effort and expense over a considerable period of time to find another qualified advisor or to fill all of these positions. There is no assurance that the Advisor’s or its affiliates’ employees and consultants would become our employees if we were to terminate the Advisory Agreement and then offer to hire them. Even if we were able to hire new employees, there is no assurance that these employees would have sufficient experience and familiarity with our business as the Advisor’s or its affiliates’ personnel. Moreover, such new employees would lack the experience of having advised us since our inception, and may not have the close business relationships with our tenants, lenders or property management companies that the Advisor’s or its affiliates’ personnel have developed. We are unable to quantify the impact of the loss of the employees and consultants, relationships and proprietary assets provided by the Advisor or its affiliates. By acquiring the Advisor, we would reduce any disruption to our business affairs, because certain of the Advisor’s personnel who have been, or are expected to be, instrumental in our growth and continued operations will become our employees as of the closing of the Internalization. Furthermore, by issuing OP Units to the Advisor’s Parent in connection with the Internalization, we believe we will more directly align the interests of certain of our inside directors and/or future employees, with those of our current stockholders as a result of the benefit they will receive of the OP Units issued in the Internalization.

We also believe that a termination of the Advisory Agreement would be likely to give rise to a liability that would be substantial but difficult and time consuming to quantify and could result in a dispute. We have the right to terminate the Advisory Agreement upon 60 days’ written notice to the Advisor by a majority vote of our “Independent Directors” ( we explain who our Independent Directors are in the answer to Question 6, below). The Advisor’s Parent holds 10,000 Special Units, which entitle it to special distribution rights upon the occurrence of specified events, including upon our liquidation or a termination of the Advisory Agreement. In general, the holder of the Special Units is entitled to receive 15% of specified distributions made after other partners in our Operating Partnership have received, in the aggregate, cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions.

More specifically, while the Special Units are outstanding, and after other partners of our Operating Partnership have received, in the aggregate, cumulative distributions from all sources equal to their net capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their contributions, the holder of the Special Units is entitled to receive 15% of net sales proceeds received by our Operating Partnership on dispositions of our Operating Partnership’s assets. We are required to redeem the Special Units upon the termination of the Advisory Agreement for an amount in cash equal to the amount that would have been distributed with respect to the Special Units as described in the preceding sentence if our Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of our Operating Partnership. It is difficult to estimate with any degree of precision the amount that we would be required to pay to redeem the Special Units upon a termination of the Advisory Agreement because doing so requires a series of assumptions as to, among other things, the prices for which the Operating Partnership’s assets could be sold in an orderly liquidation. Small variations in, for example, the assumed capitalization rates that purchasers of those properties would accept can produce substantial variations in the projected liquidation proceeds and therefore the estimate of the redemption price payable for the Special Units. Preliminary, approximate estimates discussed by the Special Committee with it advisors indicated that, depending on the assumptions used, the amount of the redemption price could be between $20.0 million and $80.0 million and possibly outside of that range. The difficulty in calculating the redemption price for the Special Units makes it possible that there could be disputes over the appropriate amount because presumably upon a termination of the Advisory Agreement the Advisor’s Parent would seek to insist on a high redemption price, while we would try to insist on a low redemption price. The Special Committee determined in light of those considerations that the prospect of incurring an obligation to make a substantial payment in cash, in an amount that would be difficult to determine and might well become the subject of a dispute with the Advisor’s Parent, was unattractive.

For a detailed discussion concerning the Advisor and the Advisory Agreement, please see “Proposal III—The Internalization Proposal—The Advisor and the Advisory Agreement” in this proxy statement.

4.	What is the effect of the Internalization?

If the conditions to consummation of the Internalization specified in the Contribution Agreement are satisfied or (to the extent permissible) waived, the Advisor’s Parent will contribute the entire outstanding membership interest, and all economic interests, in the Advisor in exchange for aggregate consideration of 15,111,111 OP Units (the “Internalization Consideration”), which includes the modification of the Special Units held by the Advisor’s Parent into OP Units (the “Modification”). The conditions to our performance obligations under the Contribution Agreement include, among other things, receipt of the approval of our stockholders and may be waived by us in our sole discretion. Upon completion of the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we will become self-advised. After that time, we no longer will bear the cost of the advisory fees and other amounts payable under the Advisory Agreement. We will, however, be obligated to pay certain amounts under a transitional services agreement (the “Transitional Services Agreement”) to be entered into upon the closing of the Internalization between us and DC Services, LLC, an affiliate of the Advisor’s Parent (“DC Services”), for as long as we choose to continue to obtain services under that agreement, but subject to earlier termination in accordance with its terms. See “Proposal I—Election of Directors: Nominees for Election to Our Board of Directors—Certain Relationships and Related Transactions—New Agreements with Affiliates of the Advisor’s Parent.”

A portion of the Internalization Consideration will be issued to the Advisor’s Parent pursuant to the amendment to our Operating Partnership’s partnership agreement that will modify the Special Units into OP Units, and the balance will be issued to the Advisor’s Parent in consideration of the direct and indirect transfer of membership interests representing 100% ownership of the Advisor. As a result of the Internalization, certain of our directors, officers and employees and their respective affiliates who own membership interests in the Advisor’s Parent or are entitled to receive a portion of the net cash flow of the Advisor’s Parent (“Cash Flow Interests”) will indirectly participate, through their interests in the Advisor’s Parent, in the Internalization Consideration.

Upon completion of the Internalization, your ownership of our common shares will be diluted as a result of the new issuance of the 15,111,111 OP Units constituting the Internalization Consideration (which would represent approximately 9.0% of our outstanding common shares, assuming those OP Units were issued, and then all outstanding OP Units were exchanged for common shares on a one-for-one basis, as of June 30, 2006). In addition, we have entered into certain employment agreements with various individuals associated with the Advisor or its affiliates (the “Employment Agreements”), which will generally become effective as of the closing date of the Internalization. One of these Employment Agreements is with Philip Hawkins, who will become our new chief executive officer and a director. Pursuant to these Employment Agreements, we contemplate issuing long-term incentive compensation awards in the form of share or option grants under the 2006 Long-Term Incentive Plan, if that plan is approved by our stockholders at the Annual Meeting. Those awards potentially will result in additional dilution of your share ownership. Under the Employment Agreements, the aggregate annual target value of the awards ranges between $25,000 and $1,150,000, with a total annual value of $2,175,000 for all executives, and the awards will vest in equal installments over four to five years, subject to the achievement of pre-established, performance-related goals. In addition, as a signing bonus, Mr. Hawkins, under the 2006 Long-Term Incentive Plan, will receive, subject to the approval of the plan by our stockholders at the Annual Meeting, 450,795 common shares (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the closing of the Internalization, will purchase 88,889 common shares at $11.25 per share. See “Risk Factors—Certain of Our Directors and Officers Have Potential Conflicts of Interest” and “—Our Net Income Per Share and FFO Per Share in the Near Term May Decrease as a Result of the Internalization.”

5.	What was the process used to determine the amount of the Internalization Consideration?

The Internalization Consideration was determined based upon negotiations between the Special Committee (which is described below) and the Advisor’s Parent, in consultation with their respective legal and financial advisors. Some of our directors and officers also serve, through their respective holding companies, as managers of the Advisor’s Parent and indirectly hold membership interests in the Advisor’s Parent that, in the aggregate, constitute more than a majority of the outstanding membership interests in the Advisor’s Parent. These relationships result in such directors and officers having material financial interests in the Internalization. In order to address these potential conflicts of interest and in order to satisfy certain requirements contained in our Articles, our Board established a special committee (the “Special Committee”) consisting of Phillip R. Altinger, Bruce L. Warwick, Tripp H. Hardin and John C. O’Keeffe, our four “Independent Directors” (we explain who our Independent Directors are in the answer to Question 6, below). The members of the Special Committee have no economic interest in the consummation of the Internalization that differs from those of our other stockholders. The Special Committee was authorized to, among other things:

•	review, consider and evaluate any proposals that may be made with respect to any business combination transaction involving the acquisition by us of the Advisor or its business;

•	if the Special Committee deemed it appropriate, negotiate the terms and conditions of any such proposal (including price, form and structure) and of any and all agreements in respect of such a transaction;

•	if the Special Committee deemed it appropriate, reject any proposal that may be made with respect to such a transaction;

•	if the Special Committee deemed it appropriate, make and publish recommendations to our Board and our stockholders in respect of any transaction or proposal with respect thereto; and

•	select and retain, at our expense, such legal, financial and other advisors or agents as the Special Committee deems necessary or appropriate to assist it in the performance of its duties and the exercise of its powers.

Pursuant to this authority, the Special Committee retained its own legal and financial advisors. Pursuant to extensive negotiations that occurred between the Special Committee and the representatives of the Advisor’s Parent, in consultation with their respective legal and financial advisors, the parties first agreed that the aggregate value of the Advisor was approximately $170.0 million. The parties then negotiated and agreed that the Internalization consideration should take the form of OP Units. Finally, the parties negotiated and agreed on a per Unit valuation of $11.25 per OP Unit, which resulted in a total of 15,111,111 OP Units, which includes the Modification, to be issued in the Internalization. In connection with this evaluation of the Internalization, the Special Committee received a written opinion, dated July 21, 2006, of Banc of America Securities LLC, the Special Committee’s financial advisor, as to the fairness, from a financial point of view and as of the date of the opinion, to us of the consideration to be paid by us in the Internalization.

After due deliberation and consideration of various factors, the Special Committee unanimously recommended to our Board that it approve the Contribution Agreement, the Internalization and the other documents and transactions expressly contemplated by the Contribution Agreement. After careful consideration and upon the recommendation of the Special Committee, our Board (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, abstained from voting on the matter) approved the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement. Our Board and the Special Committee believe that the terms of the Contribution Agreement, the Internalization and the documents and other transactions expressly contemplated by the Contribution Agreement are fair and reasonable to us and are advisable and in the best interests of us and our stockholders.

6.	How did you determine who is an “Independent Director” for purposes of serving on the Special Committee?

Our Articles require that certain activities related to our Advisor must be approved by a majority of our Independent Directors. “Independent Director” is defined in our Articles to mean a director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of:

•	ownership of an interest in the Advisor or its “Affiliates” (as defined below),

•	employment by the Advisor or its Affiliates,

•	service as an officer or director of the Advisor or its Affiliates,

•	performance of services, other than as a director, for us,

•	service as a director or trustee of more than three REITs advised by the Advisor, or

•	maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.

An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates or us. A business or professional relationship is considered material if the gross revenue derived by the director from the Advisor and its Affiliates exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair-market-value basis.

The term “Affiliate,” for this purpose, means:

•	any person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another person or entity;

•	any person or entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of another person or entity;

•	any officer, director, general partner, or trustee of such person or entity;

•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other person; and

•	if such other person or entity is an officer, director, general partner, or trustee of a person or entity, the person or entity for which such person or entity acts in any such capacity.

The members of the Special Committee each qualify as Independent Directors. In addition, none of them has an economic interest in the Internalization (except to the extent they own our common shares or options to acquire our common shares).

7.	What rights will I have if I oppose the Internalization?

You can vote against the Internalization by indicating a vote against the Internalization Proposal on your proxy card and by signing and mailing your proxy card, by authorizing your proxy over the Internet (pursuant to the instructions on the proxy card), or by telephone, or by voting against the Internalization in person at the Annual Meeting.

Stockholders will not have appraisal rights with respect to the Internalization Proposal or, if the Pre-Listing Charter Amendment is approved, the Post-Listing Charter Amendment Proposal. We do not believe that stockholders will have appraisal rights with respect to the Pre-Listing Charter Amendment Proposal because that amendment does not substantially and adversely affect stockholder rights. For a discussion regarding your appraisal rights, see “Proposal IV—The Pre-Listing Charter Amendment Proposal—No Appraisal Rights.” See also Appendix E attached hereto, which sets forth the relevant statutory provisions.

8.	What vote is required to approve the Internalization?

Neither Maryland law nor our Articles or Bylaws require us to obtain stockholder approval of the Internalization. However, in light of the importance of the Internalization and because certain of our directors and our officers have material financial interests in the Internalization, we decided it was appropriate to condition completion of the Internalization on approval by our stockholders. This condition will be satisfied if the Internalization Proposal is approved by the affirmative vote of the holders of at least a majority of our common shares that are entitled to be and actually are voted at the Annual Meeting (excluding for this purpose common shares beneficially owned by any of the Advisor, the Advisor’s Parent or their affiliates), if, in addition to such approval, a quorum (i.e., at least a majority of the common shares outstanding at the record date set for the Annual Meeting) is present in person or by proxy at the Annual Meeting. If the required stockholder approval is not received, then the Internalization will not be consummated.

Our directors and officers and their Affiliates collectively own less than 0.1% of our outstanding common shares. Our Articles provide that neither the Advisor, our directors nor any of their Affiliates may vote their common shares on matters submitted to our stockholders with regard to, among other things, transactions between us and any Affiliate of the Advisor. Therefore, the common shares owned by them will not be considered to be common shares entitled to vote at the Annual Meeting for purposes of determining whether the Internalization has been approved.

In addition, we have entered into the Employment Agreements with various individuals associated with the Advisor or its affiliates, which will generally become effective as of the closing date of the Internalization. The Employment Agreements are with the persons who will constitute our senior management following the Internalization. These agreements provide, among other things, for long-term incentive compensation awards and target bonuses that will be paid pursuant to the 2006 Long-Term Incentive Plan and the 2006 Incentive Compensation Plan (the “Incentive Compensation Plan”). If the 2006 Long-Term Incentive Plan is not approved by our stockholders, pursuant to the terms of the Employment Agreements, the members of our senior management will be entitled to terminate their respective agreements for good reason. Further, if the 2006 Long-Term Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

9.	When do you expect the Internalization to be consummated?

Assuming all conditions to the Internalization are satisfied or waived, we expect to consummate the Internalization on the third business day following the satisfaction or waiver of all such conditions or on such other date as may be agreed upon by us and the Advisor’s Parent.

Pursuant to the Contribution Agreement, the Internalization must be consummated on or before January 31, 2007. If the Internalization is not consummated within the applicable period described above, the Contribution Agreement may be terminated by either us or the Advisor’s Parent.

10.	Why is our Board recommending that our Articles be amended and restated to modify certain provisions to reflect, if the Internalization Proposal is approved and the Internalization is consummated, that we have become self-advised and to conform more closely to the charters of Listed REITs?

Our Articles contain a number of guidelines for transactions between us and the Advisor and our and its respective Affiliates. As discussed elsewhere in this proxy statement, if the Internalization is consummated, the Advisor will become a wholly-owned subsidiary of our Operating Partnership, its operations will therefore become part of our business and we will become self-advised. Accordingly, if the Internalization is consummated, the provisions in our Articles relating to the Advisor, its Affiliates and to transactions and relations between us and the Advisor and its Affiliates will no longer be applicable to our situation. One of the principal purposes of the Pre-Listing Charter Amendment Proposal is to remove these inapplicable provisions effective upon the completion of the Internalization. The other principal purpose of the Pre-Listing Charter Amendment Proposal is to change the name of our company to DCT Industrial Trust Inc.

In addition, if a Listing occurs, it will be possible to remove a number of the limitations and restrictions that are included in our existing Articles, but which our Board believes restrict and could possibly prevent us from pursuing favorable investment opportunities. These restrictions were mandated by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (the “NASAA REIT Guidelines”) and were applicable because we previously raised funds through public offerings of our common shares without listing our securities on a national securities exchange. If our securities are Listed, those restrictions no longer will be required because the NASAA REIT Guidelines do not apply to offerings of shares that are Listed. The charters of most Listed REITs do not contain these kinds of limitations and restrictions, and accordingly, if we did not eliminate these restrictions effective upon the completion of the Internalization, these restrictions could impair our ability to compete effectively for investments and management talent. Our Board believes that these limitations and restrictions should be removed so that we can be governed by a charter that is similar to the charters of Listed REITs. If the Post-Listing Charter Amendment Proposal is approved, certain stockholder voting provisions contained in our Articles will be eliminated. Although the amendments to our Articles contained in the Post-Listing Charter Amendment Proposal reduce or otherwise eliminate certain voting rights that you currently have, we are of the view that these proposed amendments will provide greater flexibility with respect to the implementation of our business plan and will make us more competitive with Listed REITs. If the two proposed charter amendments take effect, our Bylaws will be amended to eliminate inconsistencies resulting from the proposed amendments to our Articles.

If approved by our stockholders at the Annual Meeting, the Pre-Listing Charter Amendment Proposal will be implemented regardless of whether a Listing occurs, as long as the Internalization Proposal is approved and the Internalization is consummated. Any or all of the closing conditions to our performance obligations under the Contribution Agreement may be waived by us in our sole discretion. Further, if the Post-Listing Charter Amendment Proposal is approved, it will not be effected unless a Listing occurs and the Pre-Listing Charter Amendment Proposal is approved.

11.	Why is our Board recommending that we approve and adopt the 2006 Long-Term Incentive Plan?

Our Board believes that the ability to offer incentive compensation pursuant to the 2006 Long-Term Incentive Plan and the Incentive Compensation Plan described below will be important because it should help us to attract, retain and motivate highly qualified individuals, and to more directly align the interests of our management with those of our stockholders. If the 2006 Long-Term Incentive Plan is approved, no further grants will be made under our existing incentive plans. Many of our competitors have incentive compensation plans that are broader in some ways than our current plans and our Board believes that, if we do not adopt plans which provide adequate incentives to our management and other employees, in line competitively with plans of our competitors, we will be at a competitive disadvantage in our ability to attract and retain highly qualified employees. The 2006 Long-Term Incentive Plan is designed to achieve this objective. In establishing the 2006 Long-Term Incentive Plan, the Board worked with its legal advisors and employment compensation consultants to survey and study the market compensation ranges of our competitors. Our Board also believes that issuing common shares to management pursuant to the 2006 Long-Term Incentive Compensation Plan, under appropriate circumstances, more directly aligns their interests with those of our stockholders and can be used as an effective motivational tool.

If approved by our stockholders at the Annual Meeting, the Long-Term Incentive Plan Proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

12.	Why is our Board recommending that we approve and adopt the Incentive Compensation Plan?

We are asking the stockholders to consider and vote upon a proposal to approve the Incentive Compensation Plan for our officers and key employees, and the officers and key employees of our joint venture and other affiliates, to take advantage of deductions available to us for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) generally limits the U.S. federal income tax business expense deduction taken by a publicly-traded company for annual compensation paid to its chief executive officer and its four other most highly compensated officers to $1.0 million. However, there is no limit on the deductibility of qualified performance-based compensation.

To satisfy the requirements of Section 162(m), compensation must be payable solely on account of the attainment of one or more objective performance goals established in writing by our compensation committee at a time when the attainment of those goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or our company as a whole, but need not be based on an increase or positive result under the business criteria selected. The compensation committee cannot increase the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount. A description of these criteria is set forth in “Proposal VII—The Incentive Compensation Plan Proposal” below.

In establishing the Incentive Compensation Plan, the Board worked together with its legal advisors and employment compensation consultants to survey and study the market compensation ranges of our competitors.

If approved by our stockholders at the Annual Meeting, the Incentive Compensation Plan Proposal will be implemented regardless of whether the other proposals being considered at the Annual Meeting are approved by our stockholders.

13.	What vote is required to approve each proposal other than the Internalization?

The affirmative vote of holders of a majority of our outstanding common shares is required to approve (1) the Pre-Listing Charter Amendment Proposal and (2) the Post-Listing Charter Amendment Proposal.

A majority of the votes cast on the matter at the Annual Meeting and the presence of a quorum is required to approve (1) the Long-Term Incentive Plan Proposal, (2) the Incentive Compensation Plan Proposal and (3) the Accountant Proposal, provided that, in the case of (1), the total votes cast represent over 50% of the shares entitled to vote.

The affirmative vote of holders of a majority of our common shares present in person or by proxy and entitled to vote at the Annual Meeting where a quorum is present is required to approve the Director Proposal.

14.	How does our Board recommend that I vote on each of these various proposals at the Annual Meeting?

Our Board unanimously recommends that you vote FOR (1) the Director Proposal, (2) the Accountant Proposal, (3) the Internalization Proposal (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from joining in our Board’s recommendation with respect to the Internalization Proposal), (4) the Pre-Listing Charter Amendment Proposal, (5) the Post Listing Charter Amendment Proposal, (6) the Long-Term Incentive Plan Proposal and (7) the Incentive Compensation Plan Proposal. Our Board also unanimously recommends that you vote or authorize your proxy to vote in favor of any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast, and, with respect to such proposals, to permit further solicitation of additional proxies by our Board.

15.	Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares at the close of business on August     , 2006, the Record Date for the Annual Meeting, will be entitled to vote at the Annual Meeting.

16.	How many shares can vote at the Annual Meeting?

As of the Record Date,          of our common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. All of our directors and officers and their Affiliates owned, directly or indirectly, common shares as of the Record Date, and these directors and officers had the power to vote, as determined by the rules of the SEC, less than 0.1% of our outstanding common shares.

Our directors and officers have advised us that they intend to vote the shares of our common shares beneficially owned by them for all of the proposals in this proxy statement, other than the Internalization Proposal. Pursuant to our Articles, the common shares owned by our directors and officers and their Affiliates are not entitled to be voted on the Internalization Proposal. In addition, pursuant to the Contribution Agreement, the shares beneficially owned by any of the Advisor, the Advisor’s Parent and their affiliates will be excluded for purposes of determining whether the Internalization Proposal has received the affirmative votes required for its approval.

17.	What is a quorum at the Annual Meeting?

The presence, in person or by proxy, of stockholders entitled to cast at least 50% of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting who will determine whether or not a quorum is present.

18.	If my shares are held in street name by my broker, will my broker vote my shares for me?

Your broker will not be able to vote your shares without instructions from you on any of the proposals to be considered at the Annual Meeting other than the Director Proposal and the Accountant Proposal. For all proposals other than the Director Proposal and the Accountant Proposal, your broker will vote your shares only if you provide instructions to your broker on how to vote your shares. If you want to vote on these proposals, you should contact your broker and ask what directions your broker will need from you.

19.	What is the effect of abstentions and broker non-votes?

We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. With respect to the Director Proposal, the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal, abstentions will have the effect of a vote cast against the proposal. With respect to the Long-Term Incentive Plan Proposal, abstentions will have no effect, so long as the total votes cast represents over 50% of the shares entitled to vote. If the total votes cast represent less than 50% of the shares entitled to vote, abstentions will have the effect of a vote against the Long-Term Incentive Plan Proposal. With respect to the Internalization Proposal, the Accountant Proposal and the Incentive Compensation Plan Proposal, abstentions will have no effect.

If a broker returns an executed proxy card, but marks the card to reflect a withholding of voting authority on matters as to which the broker is not permitted to vote (a “broker non-vote”), the holder of the common shares covered by the proxy card will be treated as present for quorum purposes, and the effect on voting will be as follows: (1) with respect to the Director Proposal, the Internalization Proposal, the Accountant Proposal and the Incentive Compensation Plan Proposal, broker non-votes will have no effect; (2) with respect to the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal and the Incentive Compensation Plan Proposal, broker non-votes will have the effect of a vote cast against the proposal; and (3) with respect to the Long-Term Incentive Plan Proposal, broker non-votes will have no effect, so long as the total votes cast represent over 50% of the shares entitled to vote, but if the total votes cast represent less than 50% of the shares entitled to vote, then broker non-votes will have the effect of a vote against the Long-Term Incentive Plan Proposal. If a broker returns a properly executed proxy card, but as to any matter does not provide voting instruction or an intent to abstain, the shares represented by that proxy card will be considered present for quorum purposes and those shares will be voted on the matter in the proxy holder’s discretion.

20.	How will the proxies be voted?

Any proxy, if it is received in time, is properly signed and is not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If no directions are specified as to the applicable proposal, the proxy will be voted FOR:

•	the approval of the Director Proposal;

•	the approval of the Accountant Proposal;

•	the approval of the Internalization Proposal;

•	the approval of the Pre-Listing Charter Amendment Proposal;

•	the approval of the Post-Listing Charter Amendment Proposal;

•	the approval of the Long-Term Incentive Plan Proposal; and

•	the approval of the Incentive Compensation Plan Proposal.

The persons named in the proxy also will be authorized to vote in their discretion on any other matters that properly may be presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, including by voting in favor of proposals to adjourn the Annual Meeting with respect to proposals for which insufficient votes to approve were cast in order to permit solicitation of additional proxies by our Board in respect of those proposals.

21.	Can I change my vote after I have mailed my signed proxy card?

Yes. There are three ways in which you can change your vote before your proxy is voted at the Annual Meeting. First, you can send our Secretary a written notice stating that you revoke your proxy, which will be effective only if actually received before the Annual Meeting. Second, you can complete and properly execute a new proxy card that is dated later than the date of your prior proxy card and deliver it to our Secretary at or prior to the Annual Meeting. Third, you can attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not by itself revoke your proxy. If you hold your shares in street name and have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

22.	Whom should I call with questions about the Internalization or the other proposals being voted on at the Annual Meeting?

You should call our proxy solicitor, Georgeson Shareholder Communications, at 1-877-260-0388 (toll-free).

SUMMARY OF THE INTERNALIZATION PROPOSAL

The following is a summary of the material terms of the Internalization Proposal as described in this proxy statement. You should carefully read this entire document as well as the additional documents to which it refers for a more complete description of the Internalization Proposal. See “Proposal III—The Internalization Proposal—Description of the Internalization.”

The Internalization Proposal

At the Annual Meeting, you will be asked to consider and vote upon a proposal to approve the Internalization, whereby the Advisor’s Parent will contribute the entire outstanding membership interest, and all economic interests, in the Advisor to our Operating Partnership, in exchange for aggregate consideration of 15,111,111 OP Units, which includes the Modification of the Special Units held by the Advisor’s Parent. As a result, the Advisor will become a wholly-owned subsidiary of our Operating Partnership. See “Proposal III—The Internalization Proposal.”

Parties to the Internalization

Dividend Capital Trust Inc.—We are a corporation that was formed under Maryland law in April 2002 and are qualified as a REIT for U.S. federal income tax purposes. We were formed in order to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. See “Dividend Capital Trust Inc.—Business.”

Dividend Capital Operating Partnership LP—Our Operating Partnership was formed under Delaware law in April 2002 to acquire, own and lease properties on our behalf. We hold substantially all of our assets in our Operating Partnership or in subsidiary entities in which our Operating Partnership owns an interest. We are the sole general partner of our Operating Partnership, which means we have the exclusive power to manage and conduct the business of our Operating Partnership. As of March 31, 2006, we held 149,154,163 OP Units and owned approximately 98% of our Operating Partnership. The Advisor currently owns 20,000 OP Units and the Advisor’s Parent currently owns 10,000 Special Units. See “Proposal III—The Internalization Proposal—Our Company.” In the Internalization, we will acquire and redeem the 20,000 OP Units presently owned by the Advisor and the 10,000 Special Units held by the Advisor’s Parent will be modified into a portion of the 15,111,111 OP Units being issued in connection with the Internalization, pursuant to an amendment to our Operating Partnership’s partnership agreement.

Dividend Capital Advisors Group LLC—The Advisor’s Parent was formed under Colorado law in April 2002 as a holding company to hold the entire outstanding membership interest, and all economic interests, in the Advisor. Our day-to-day operations are managed by the Advisor through the authority delegated to it under our Articles and the Advisory Agreement and pursuant to the policies established by our Board. We originally entered into the current Advisory Agreement with the Advisor effective November 21, 2003 and this agreement has been renewed for successive one-year periods, most recently as of February 28, 2006. Under the terms of the Advisory Agreement, the Advisor finds, presents and recommends to us investment opportunities, structures our acquisition and development transactions, acquires and develops properties on our behalf, arranges for financing and refinancing of properties, enters into leases and service contracts for our properties and provides daily management and various other administrative functions. See “Proposal III—The Internalization Proposal—The Advisor and the Advisory Agreement.”

Consideration to be Paid in the Internalization

In the Internalization, the Advisor’s Parent will contribute the entire outstanding membership interest, and all economic interests, in the Advisor to our Operating Partnership in exchange for aggregate consideration of 15,111,111 OP Units which includes the Modification of the Special Units held by the Advisor’s Parent. In the Internalization, the OP Units have been valued at a per-unit price of $11.25. The Contribution Agreement provides that a portion of the Internalization Consideration will be allocated to the Modification of the Special Units into OP Units and the balance to the membership interest of the Advisor. See “Proposal III—The Internalization Proposal—Description of the Internalization—Payment of Internalization Consideration.”

If the Internalization is completed, we will become self-advised and we will no longer bear the cost of the advisory fees and other amounts payable under the Advisory Agreement. Instead, we will pay directly for the services that the Advisor currently provides to us under the Advisory Agreement. We anticipate that our future costs for these services will be substantially less than the fees and other amounts we otherwise would pay under the Advisory Agreement. See “Proposal III—The Internalization Proposal—Reasons for Becoming Self-Advised” and “—Recommendations of the Special Committee and Our Board of Directors.”

Background of the Internalization

Our Board has been evaluating whether we should convert from our current external advisory structure to a self-advised structure in order to obtain the financial and other benefits described elsewhere in this proxy statement. Since our inception, our day-to-day operations have been managed by the Advisor under the supervision of our Board, pursuant to the terms and conditions of an advisory agreement with the Advisor. We have grown rapidly since our inception and held over $2.2 billion in assets at March 31, 2006. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we expect to hire various individuals associated with the Advisor or its affiliates who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

Our Board also has been considering whether we should effect a Listing and how best to position ourselves for such a Listing. We believe any future Listing will be more successful if we are self-advised. Among other things, a Listing would create greater liquidity for our stockholders, who at present have only very limited opportunities to sell their common shares if and when they wish to do so. A Listing also could allow us greater access to capital to fund our future growth. We believe that by completing the Internalization we will enhance the likelihood of a successful Listing; however, we expect that the Internalization will be beneficial to us even if we do not complete a Listing. See “Proposal III—The Internalization Proposal—Background of the Internalization Proposal.”

Principal Reasons for the Internalization	We believe that a self-advised structure will have several advantages including the following:

•	We believe it is advantageous to employ directly certain key members of the management team whose services have been provided to us to date through the Advisor or its affiliates who have been instrumental in our growth and key to our relationships with our tenants, operators, lenders, and other service providers, and to enter into the Employment Agreements with certain of these individuals. Directly employing these individuals will also allow us to create incentives that will motivate them in order to help us retain their services.

•	We believe that consummation of the Internalization will result in cost savings and be accretive over time to our net income per share and FFO per share, including after giving effect to the compensation charge attributable to certain performance and non-performance based stock grants contemplated under the Employment Agreements, as we will eliminate the advisory fees we otherwise would continue to pay to the Advisor and replace them with the lower cost of paying employees directly to provide the services presently provided by the Advisor. We also believe that the kinds of equity-based compensation arrangements we will enter into with the members of our senior management team effective upon the closing of the Internalization will better align their interests with those of our stockholders than the current arrangements (under which many of those managers have indirect interests in the equity or net cash flow of the Advisor).

•	We believe that the Internalization will facilitate a future possible Listing and that, if our common shares were listed, investors and market analysts could view us more favorably if we were self-advised, which we believe would facilitate additional equity capital raising in the public securities markets.

•	We also believe that being self-advised will, over time, enhance the value of our common shares, although there is no assurance that this will occur. See “Proposal III—The Internalization Proposal—Reasons for Becoming Self-Advised;” “—Background of the Internalization Proposal;” and “—Proceedings of the Special Committee and Our Board.”

Certain Charter Restrictions Inapplicable

We are proposing in the Pre-Listing and Post-Listing Charter Amendment Proposals to eliminate from our Articles restrictions on transactions between us and our Affiliates (we explain who our Affiliates are in the answer to Question 6, above) which, in addition to requiring disinterested director approval, require that an affiliated transaction be fair and reasonable to us and our stockholders, that the terms of such transaction be at least as favorable as the terms of any comparable arm’s-length transactions known to our directors and that, if an acquisition is involved, the total consideration not be in excess of the appraised value of the property being acquired. Because the elimination of these general restrictions will not be effective before a Listing, these provisions, to the extent they otherwise would be applicable, will not affect the approvals required for the Internalization or the other related transactions contemplated by the Contribution Agreement. If the Pre-Listing Charter Amendment Proposal is not approved by our stockholders at the Annual Meeting, we may be required to consummate the Internalization if the conditions to the Internalization have been satisfied or waived and if permitted by applicable law. See “Proposal IV—The Pre-Listing Charter Amendment Proposal” and “Proposal V—The Post-Listing Charter Amendment Proposal.”

Opinion of the Special Committee’s Financial Advisor

In connection with the Internalization, Banc of America Securities LLC (“Banc of America Securities”), the Special Committee’s financial advisor, delivered to the Special Committee a written opinion, dated July 21, 2006, as to the fairness, from a financial point of view and as of the date of Banc of America Securities’ opinion, to us of the consideration to be paid by us pursuant to the Contribution Agreement. For purposes of its opinion, Banc of America Securities evaluated the 15,111,111 OP Units issuable pursuant to the Contribution Agreement as having an aggregate value of $170.0 million, which was the aggregate value agreed upon by the Special Committee and the Advisor’s Parent in their negotiation of the terms of the Internalization. The full text of the written opinion, dated July 21, 2006, of Banc of America Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference in its entirety into this document. You are encouraged to read the opinion carefully in its entirety. Banc of America Securities provided its opinion to the Special Committee to assist the Special Committee in its evaluation, from a financial point of view, of the consideration provided for in the Contribution Agreement. Banc of America Securities’ opinion does not address any other aspect of the Internalization and does not constitute a recommendation as to how you should vote or act in connection with the proposed Internalization. See “Proposal III—The Internalization Proposal—Opinion of the Special Committee’s Financial Advisor.”

Interests of Certain of Our Directors and Officers

Some of our directors and officers have material financial interests in the Internalization. In particular, all of our officers and three of our directors are also employees or consultants of the Advisor or its affiliates. Moreover, Thomas Wattles, our Chairman and a director, has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent, and a 8.084% Cash Flow Interest; Evan Zucker, our Chief Executive Officer, President, Secretary and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent, and a 12.280% Cash Flow Interest; and James Mulvihill, our Treasurer, Chief Financial Officer and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent, and a 12.280% Cash Flow Interest. Accordingly, the Internalization will result in Messrs. Wattles, Zucker and Mulvihill receiving indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units. Holders of OP Units generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for cash or, at our sole discretion, common shares, or a combination of both. If the Advisor’s Parent exercised its redemption rights with respect to its OP Units and we elected to redeem the OP Units for common shares, Messrs. Wattles, Zucker and Mulvihill would have indirect beneficial ownership with their respective spouses of approximately 4.9 million common shares, representing approximately 2.926% of our outstanding common shares, assuming all outstanding OP Units were exchanged for common shares on a one-for-one basis, as of June 30, 2006. Messrs. Zucker and Mulvihill will cease to be our officers and Mr. Zucker will cease to be one of our directors as of the closing date of the Internalization and subsequently will not participate in our day-to-day management.

In addition, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen, employees of the Advisor or its affiliates who are also our officers, pursuant to certain contractual arrangements, have an aggregate 9.987% Cash Flow Interest, which, in connection with the Internalization, will entitle them to certain economic rights with respect to the Advisor Parent’s ownership of an aggregate of approximately 1.5 million OP Units. Subject to the approval of the 2006 Long-Term Incentive Plan and the Incentive Compensation Plan at the Annual Meeting, it is contemplated that such officers will also receive certain equity awards. See “Proposal I—Election of Directors: Nominees for Election to Our Board of Directors—Certain Relationships and Related Transactions;” “Proposal III—The

Internalization Proposal—Reasons for Becoming Self-Advised;” “—Background of the Internalization Proposal;” “—Proceedings of the Special Committee and Our Board;” “—Description of the Internalization—Certain Financial and Other Information Regarding the Internalization;” and “—Non-Competition Agreements, Employment Agreements and Other Agreements—Employment Agreements and Other Agreements.”

Our Management Following the Internalization

Each of Thomas Wattles, our Chairman and a director, James Cochran, our Chief Investment Officer, Daryl Mechem, our Managing Director, Matthew Murphy, a senior vice president, and Michael Ruen, a senior vice president, has expressed his current intention to continue to serve in such role(s) after the closing date and has executed an Employment Agreement with us, effective as of the closing date of the Internalization. Evan Zucker will resign as Chief Executive Officer, President, Secretary and a director and James Mulvihill will resign as Treasurer and Chief Financial Officer, respectively, and each of them will enter into a non-competition agreement (the “Non-Competition Agreements”) with us, effective as of the closing date of the Internalization. See “Proposal I: Election of Directors: Nominees for Election to Our Board of Directors” and “Proposal III—The Internalization Proposal—Description of the Internalization—Non-Competition Agreements, Employment Agreement and Other Agreements.”

Employment Agreements

We have entered into the Employment Agreements containing, among other things, non-compete provisions with the following key individuals associated with the Advisor or its affiliates, effective as of the closing date of the Internalization: Thomas Wattles, James Cochran, Daryl Mechem, Matthew Murphy, Michael Ruen and Philip Hawkins, who, upon consummation of the Internalization, will become our new chief executive officer and a director. See “Proposal III—The Internalization Proposal—Description of the Internalization—Non-Competition Agreements, Employment Agreements and Other Agreements.”

Non-Competition Agreements

We will enter into the Non-Competition Agreements with Evan Zucker who will, upon consummation of the Internalization, resign as our Chief Executive Officer, President, Secretary and a director, and James Mulvihill, who will, upon consummation of the Internalization, resign as our Treasurer and Chief Financial Officer, effective as of the closing date of the Internalization. The Non-Competition Agreements to be entered into by Messrs. Zucker and Mulvihill generally restrict their ability to engage in various activities in North America in respect of industrial real estate for three years. The agreements contain certain exceptions, including a provision that Messrs. Zucker and Mulvihill can provide various services to the DCTRT JV Entities (as defined below) if the DCTRT JV Entities enter into joint venture arrangements with us that prohibit the DCTRT JV Entities from investing in industrial real estate in certain major markets in which we currently operate otherwise than in partnership with us, for so long as those exclusivity provisions remain in effect. Messrs. Zucker and Mulvihill will no longer be bound by the non-competition provisions if we default in our obligation to nominate a designee of the Advisor’s Parent to our Board in each of 2007, 2008 and 2009. See “Proposal III—The Internalization Proposal—Description of the Internalization—Non-Competition Agreements, Employment Agreements and Other Agreements.”

Pledge and Security Agreement

At or prior to the closing date of the Internalization, we will enter into a pledge and security agreement with the Advisor’s Parent with respect to the pledge of the Internalization Consideration and certain other assets by the Advisor’s Parent to secure its indemnification obligations under the Contribution Agreement (the “Pledge Agreement”). See “Proposal III—The Internalization Proposal—Description of the Internalization—Pledge Agreement.”

Registration Rights Agreement

We have granted registration rights to the Advisor’s Parent, and to its permitted transferees, in respect of the registration of any common shares issued in exchange for the OP Units issued in the Internalization, which require us, under certain circumstances, to register those shares under the Securities Act of 1933 (the “Securities Act”), as amended. See “Proposal III—The Internalization Proposal—Description of the Internalization—Registration Rights Agreement.”

Joint Venture Agreement

We intend to enter into the Joint Venture Agreement (the “Joint Venture Agreement”) with Dividend Capital Total Realty Trust Inc. (“DCTRT”) and an affiliated entity (collectively, the “DCTRT JV Entities”), which will establish a series of joint ventures that will be the exclusive vehicles used by the DCTRT JV Entities to invest in industrial real estate assets in our current major markets through the end of 2008. We will be required to provide minimum amounts of investment opportunities to these joint ventures. We will act as the managing member of these entities, subject to the approval of major decisions by the DCTRT JV Entities, and will receive certain fees and, if performance criteria are met, “promote” payments. See “Proposal III—The Internalization Proposal—Description of the Internalization—Joint Venture Agreement.”

Additional New Agreements with Divided Capital Affiliated Companies

The Contribution Agreement provides that, upon the closing of the Internalization, we will enter into new agreements, including the Transitional Services Agreement with DC Services and a license agreement (the “License Agreement”) with the Advisor’s Parent. Pursuant to the Transitional Services Agreement, we will receive enumerated services necessary to operate the Advisor’s business for a one-year period (or such shorter time as we may determine) by arranging for a continuation of existing resource-sharing arrangements among the Advisor, other affiliates of the Advisor’s Parent and us, until we are able to arrange to internally provide such services. These resources include IT services, human resources, payroll, accounts payable and certain other services. The maximum monthly amount payable under this agreement is approximately $71,600.

The License Agreement will provide for use of the Dividend Capital name without payment of any fees for a period of one year, subject to earlier termination in connection with our material breach of the License Agreement, a change of control of us or our bankruptcy or insolvency.

See also “Proposal I—Election of Directors: Nominees for Election to Our Board of Directors—Certain Relationships and Related Transactions—New Agreements with Affiliates of the Advisor’s Parent.”

Indemnification

In the Contribution Agreement, we and the Advisor’s Parent have agreed to indemnification obligations covering damages arising from certain matters following the closing of the Internalization (the “Closing”). See “Proposal III—The Internalization Proposal— Description of the Internalization—Indemnification.”

Closing

The closing of the Internalization will occur three business days following the satisfaction or waiver of the conditions to the Internalization set forth in the Contribution Agreement (other than conditions that by their nature are to be satisfied at the closing of the Internalization), or on such other date as we and the Advisor’s Parent may mutually agree (the “Closing Date”). See “Proposal III—The Internalization Proposal—Description of the Internalization—Closing.”

Board Nominations

In the Contribution Agreement, we have agreed to cause an individual designated by the Advisor’s Parent to be nominated for election to our Board at our annual stockholders’ meetings to be held in 2007, 2008 and 2009, in each case to serve a one-year term. The obligation terminates if at any time the persons who at the time of the Internalization are the beneficial owners of the Advisor’s Parent, together with the employees being transferred to us in the Internalization, collectively beneficially own (directly or indirectly) less than 5,000,000 of the 15,111,111 OP Units issued in the Internalization. The initial representative of the Advisor’s Parent will be James Mulvihill.

Business of the Advisor Pending the Internalization

The Contribution Agreement requires that, subject only to specified exceptions, until the Closing, the Advisor’s Parent must (i) cause the Advisor to conduct its business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve substantially intact the present organization of the Advisor, (iii) use commercially reasonable best efforts to keep available the services of the present officers and employees of the Advisor or its affiliates,

(iv) use commercially reasonable efforts to preserve the Advisor’s relationships with others having business dealings with the Advisor and (v) not engage in certain actions specified in the Contribution Agreement. See “Proposal III—the Internalization Proposal—Description of the Internalization—Conduct of Business Prior to Closing.”

Conditions of the Internalization

The Internalization is subject to the satisfaction or waiver on or prior to the Closing Date of certain conditions set forth in the Contribution Agreement including, but not limited to, the approval of the Internalization Proposal by our stockholders. Any or all of the closing conditions to our performance obligations under the Contribution Agreement may be waived by us in our sole discretion. See “Proposal III—The Internalization Proposal—Description of the Internalization—Conditions to Closing.”

Termination

The Contribution Agreement may be terminated at any time prior to the Closing, by mutual written consent of us and the Advisor’s Parent, before or after approval of the Internalization Proposal by our stockholders, or by either us or the Advisor’s Parent under certain circumstances. Further, the Contribution Agreement may be terminated by either us or the Advisor’s Parent after January 31, 2007 if the Internalization has not occurred as of such date. See “Proposal III—The Internalization Proposal—Description of the Internalization—Amendment; Waiver; Assignment; Termination.”

Regulatory Matters	No material regulatory approvals or filings are required in order to effect the Internalization. See “Proposal III—The Internalization Proposal—Description of the Internalization—Regulatory Matters.”

No Appraisal Rights with Respect to the Internalization

You will not be entitled to appraisal rights with respect to the Internalization. See “Proposal III—The Internalization Proposal—Description of the Internalization—No Appraisal Rights in connection with the Internalization.”

U.S. Federal Income Tax Considerations

The Internalization will not result in the recognition of taxable income by us or our stockholders for U.S. federal income tax purposes and will not affect our qualification as a REIT. See “Proposal III—the Internalization Proposal—Description of the Internalization—Certain Financial and Other Information Regarding the Internalization—Certain U.S. Federal Income Tax Considerations.”

Accounting Treatment

The Internalization will be accounted for primarily as costs incurred in connection with terminating the Advisory Agreement which will be treated as an expense when incurred. See “Proposal III—The Internalization Proposal—Description of the Internalization—Certain Financial and Other Information Regarding the Internalization—Accounting Treatment.”

Risk Factors	There are a number of risks associated with the Internalization that you should consider before returning your proxy. See “Risk Factors.”

Board Recommendation

After careful consideration, including consideration of the unanimous recommendation of the Special Committee, our Board has unanimously approved (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from voting upon the matter) the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement. The Board and the Special Committee believe that the terms of the Internalization are fair and reasonable to us and advisable and in the best interests of us and our stockholders. See “Proposal III—The Internalization Proposal—Recommendations of the Special Committee and Our Board of Directors.” The Board recommends (excluding Messrs. Wattles, Zucker and Mulvihill, who have abstained from joining in our Board’s recommendation) that you vote FOR the Internalization Proposal.

* * *

RISK FACTORS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our near-term objectives and long-term strategies, the declaration or payment of distributions, the expected Closing and certain other transactions, the possible effects of the adoption or failure to adopt the Pre-Listing Charter Amendment Proposal or the Post-Listing Charter Amendment Proposal, expectations of short-term and long-term liquidity requirements and needs, future stock redemptions, stock issuances under the Distribution Reinvestment Plan (the “DRP”) and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “will,” “believe(s),” “may,” “would,” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance that our expectations will be attained. Factors that could adversely affect our operations and prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

•	changes in local and national real estate market conditions and general economic conditions, including extended U.S. military combat operations abroad and the potential for terrorist attacks and the occurrence or perceived likelihood of the occurrence of certain contagious diseases or pandemics such as “SARS” or “Bird Flu;”

•	availability of capital from short-term borrowings; availability of proceeds from future equity offerings; or our ability to obtain additional long-term financing on satisfactory terms;

•	our ability to continue to identify suitable investments;

•	our ability to consummate the transactions contemplated under existing and future agreements;

•	failure of closing conditions to be satisfied and/or to secure certain third-party consents in connection with certain transactions;

•	changes in the structure of pending transactions;

•	whether the Pre-Listing Charter Amendment Proposal and the Internalization Proposal are approved and whether the Internalization is consummated;

•	the inability to acquire properties that meet our investment objectives;

•	our ability to continue to qualify as a REIT and to make payments which are necessary, including distributions, to maintain such qualification;

•	changes in interest rates and financial and capital markets;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	changes in generally accepted accounting principles, policies and guidelines and/or their application to us;

•	changes in our business or strategic objectives;

•	stockholders electing to participate in the DRP;

•	requirements relating to the offering of equity securities; and

•	such other risk factors as may be discussed herein and in other reports on file or subsequently filed with the SEC.

Such forward-looking statements speak only as of the date of this proxy statement. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Certain of Our Directors and Officers Have Potential Conflicts of Interest.

Certain of our directors and officers have material financial interests in the Internalization. In particular, all of our officers and three of our directors are also employees or consultants of the Advisor or its affiliates. Moreover, Thomas Wattles, our Chairman and a director, has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent and a 8.084% Cash Flow Interest; Evan Zucker, our Chief Executive Officer, President, Secretary and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest; and James Mulvihill, our Treasurer, Chief Financial Officer and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest. Accordingly, the Internalization will result in Messrs. Wattles, Zucker and Mulvihill receiving indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units. Messrs. Zucker and Mulvihill will cease to be our officers and Mr. Zucker will cease to be one of our directors as of the Closing Date and subsequently will not participate in our day-to-day management.

Holders of OP Units generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for cash or, at our sole discretion, common shares, or a combination of both. If the Advisor’s Parent exercised its redemption rights with respect to its OP Units and we elected to redeem the OP Units for common shares, Messrs. Wattles, Zucker and Mulvihill would have indirect beneficial ownership with their respective spouses of approximately 4.9 million common shares, representing approximately 2.926% of our outstanding common shares, assuming all outstanding OP Units were exchanged for common shares on a one-for-one basis, as of June 30, 2006.

In addition, we have entered into Employment Agreements with Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen), which will be effective as of the Closing Date. While the new Employment Agreements provide for annual salaries that in most instances are substantially the same as such individuals are currently paid by the Advisor except for Mr. Hawkins who, prior to August 14, 2006, was not associated with the Advisor, the Employment Agreements contain other benefits that may differ from existing employment arrangements. In particular, the Employment Agreements provide that each such individual will be eligible for an annual bonus of a percentage of his then-current annual salary, which may give rise to the payment of bonuses higher than such individuals would receive in the absence of a written employment agreement. Further, pursuant to certain contractual relationships, such officers (other than Mr. Hawkins) collectively have an aggregate 18.071% Cash Flow Interest, which, in connection with the Internalization, will entitle them to certain economic rights with respect to the Advisor Parent’s ownership of an aggregate of approximately 2.7 million OP Units. We contemplate issuing long-term incentive stock awards to such executives, pursuant to the terms of the 2006 Long-Term Incentive Plan (if approved by our stockholders at the Annual Meeting) to be administered by our compensation committee. In particular, as a signing bonus, Mr. Hawkins, under our 2006 Long-Term Incentive Plan, will receive, subject to the approval of the 2006 Long-Term Incentive Plan Proposal by our stockholders at the Annual Meeting, 450,795 of our common shares vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the Closing, will purchase 88,889 of our common shares at $11.25 per share.

In the Contribution Agreement, we agreed that at the Closing we will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Advisor’s Parent in respect of any common shares acquired or otherwise owned by or issuable to the Advisor’s Parent or its permitted transferees upon exchange of the OP Units issued in the Internalization. The Registration Rights Agreement requires us, on up to two occasions, on demand of the Advisor’s Parent or its permitted transferees as a group, to prepare and file a registration statement within 45 days of the demand that covers the resale of the shares specified in the demand, and to use our commercially reasonable efforts to cause the registration statement to become effective if it is not automatically effective on filing. We are not required to file a registration statement unless the shares covered by the registration statement have a maximum aggregate offering price of at least $25.0 million (unless the registration statement covers all remaining registrable shares). This demand registration right is exercisable any time after the date that is 15 months following the date of the Registration Rights Agreement (subject to extension as discussed below). In addition, if at any time after the date that is 15 months following the date of the Registration Rights Agreement (subject to extension as discussed below), we propose to file a registration statement with respect to a public offering of common shares pursuant to a firm commitment underwritten offering or for the account of any holder of common shares subject to certain exceptions, we must give notice of the proposed filing to the Advisor’s Parent and its permitted transferees, if any, at least 21 days before the anticipated filing date and offer such persons the opportunity to include in the registration statement such amount of common shares as they may request, subject to customary underwriter cutback provisions (in addition to those described below) pursuant to which we will have priority. This piggyback registration right does not apply to registration statements filed in connection with employee stock option or purchase plans, relating to a transaction requiring registration pursuant to Rule 145 under the Securities Act, relating solely to a dividend or distribution reinvestment plan, or on Form S-8 or any successor form thereto. The foregoing rights are subject to our right to postpone the filing of any registration statement we may file, or suspend the use of an effective registration statement we have filed, pursuant to the Registration Rights Agreement, for a reasonable period of time, but not longer than 90 days in any consecutive 12-month period under certain conditions. The aggregate number of days in any such delays or postponements will extend for an equal period of time the ability of the Advisor’s Parent or its permitted transferees to exercise their demand registration rights. In addition, if the managing underwriter(s) of a firm commitment underwritten offering advise(s) us that the total amount of securities requested to be included in an offering exceeds the amount which can be sold in such offering without jeopardizing the success of that offering (including the price per share of the securities to be sold), then we will pro-rate the number of shares requested to be included by the Advisor’s Parent or its permitted transferees in the offering pursuant to their piggyback registration rights, on the basis of the number of common shares with demand registration rights requested to be included. We will bear all costs, fees and expenses incident to our obligations under the Registration Rights Agreement, including the reasonable fees of one counsel selected by the majority of holders of registrable shares, other than the fees and expenses of any persons retained by the Advisor’s Parent or its permitted transferees, including counsel (except as previously noted), any underwriters’ or dealers’ discounts and all commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of their common shares but the fees and other changes of any counsel appointed to represent all the holders will be paid for by us.

Pursuant to the Contribution Agreement, the Advisor’s Parent has agreed, without our prior written consent, not to offer, sell, contract to sell, pledge (other than pursuant to the Pledge Agreement) or otherwise transfer or dispose of any of the OP Units issued in connection with the Internalization or securities convertible or exchangeable or exercisable for any such OP Units or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OP Units issued in connection with the Internalization during the 15-month period following the Closing Date; it being understood that the foregoing restriction does not prohibit the purchase or sale of securities (including derivative securities that do not involve any securities issued by us) issued by persons other than us or our Operating Partnership.

Future Sales of Our Common Shares by the Advisor’s Parent or its Members or Other Holders of Cash Flow Interests May Adversely Affect the Fair Market Value of Our Common Shares.

Sales of a substantial number of our common shares by the Advisor’s Parent or its members or other holders of Cash Flow Interests, or the perception that these sales could occur, could adversely affect prevailing prices for our common shares. These sales might make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate.

We May Compete with Our Affiliates for Properties.

Although we will be self-advised if the Internalization is consummated, we still will be subject to certain conflicts of interest. Certain of our other current Affiliates could seek to acquire properties that could satisfy our acquisition criteria. As a result, we may decide not to pursue the acquisitions of properties we would otherwise seek to acquire in order to avoid bidding against an Affiliate. While certain of our Affiliates have agreed not to engage in activities within North America relating to the ownership, acquisition, development or management of industrial properties until the third anniversary of the Closing Date, such agreements are subject to certain exceptions.

Our Chairman of the Board Will Have Competing Demands on His Time and Attention.

Mr. Wattles, Chairman of the Board, owns a portion of and serves as a manager to the parent company of DCTRT’s external advisor and has similar ownership and serves as a manager for other affiliates of the Advisor’s Parent. Following the Closing Date, he will devote significant time to us, but will not work full time for us and could take actions that are more favorable to these other entities than to us.

We May Invest With Our Affiliates.

We may invest in joint ventures or other programs sponsored by Affiliates of two of our directors, Mr. Wattles and Mr. Mulvihill, following the Internalization, including those pursuant to the Joint Venture Agreement. Our Independent Directors must approve any such transaction. Management’s recommendation to our Independent Directors may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.

Our Net Income Per Share and FFO Per Share in the Near Term May Decrease as a Result of the Internalization.

Our net income and funds from operation (“FFO”) in the near term may decrease as a result of the Internalization, in connection with the one-time, non-recurring non-cash charge to earnings we will incur for the portion of the Internalization Consideration that is allocated as the cost for terminating the Advisory Agreement. While we will no longer bear the costs of the various fees and expenses previously paid to the Advisor if and after we become self-advised, our expenses will include the compensation and benefits of our officers and the other employees and consultants previously paid by the Advisor or its affiliates. Further, our net income per share and FFO per share may decrease in the near term due to the additional expenses recognized. In addition, if the Internalization is consummated, we will issue 15,111,111 OP Units, representing approximately 9.0% of our outstanding common shares, assuming those OP Units were issued, and then all outstanding OP Units were exchanged for common shares on a one-for-one basis, as of June 30, 2006, and expect to issue long-term incentive stock awards under the terms of the Employment Agreements, which will have a dilutive effect on our current stockholders. If the Internalization is not consummated, the amount of the fees payable to the Advisor will depend on a number of factors, including the amount of additional equity, if any, that we are able to raise, our acquisition activity, and the profitability of our business. Therefore, the exact amount of future fees that we would pay to the Advisor cannot reasonably be estimated. If the expenses we assume as a result of the Internalization are higher than we anticipate, our net income per share and FFO per share may be lower as a result of the Internalization than it otherwise would have been, potentially causing our net income per share and FFO per share to decrease.

We May Be Exposed to Risks to Which We Have Not Historically Been Exposed.

The Internalization will expose us to risks to which we have not historically been exposed. Excluding the effect of the eliminated asset management fees, our direct overhead, on a consolidated basis, will increase as a result of becoming self-advised. If we fail to raise and/or invest additional capital, or if performance of our properties declines, we may not be able to cover this new overhead. Under the current Advisory Agreement, the responsibility for such overhead is borne by the Advisor.

In our current externally-advised structure, we do not directly employ any employees. As a result of the Internalization, we will directly employ persons who are currently associated with the Advisor or its affiliates and will establish a new defined contribution retirement plan for our employees. As of June 30, 2006, the Advisor and its affiliates who provided services to us had approximately 100 employees or consultants, approximately 50 of whom will become our employees as of the Closing Date. The individuals not becoming our employees generally had roles dealing with capital raising activities and our Operating Partnership’s private placement. As their employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee- related liabilities and grievances and we will bear the costs of the establishment and maintenance of such plans.

Costs Associated with the Advisor’s Personnel After Internalization May Exceed the Compensation Previously Paid by Us to the Advisor for Such Services.

To date, we have incurred fees and expense reimbursements under the Advisory Agreement for, among other things, management, advisory, acquisition and development services provided by the Advisor. After consummation of the Internalization, we will no longer pay these fees and expense reimbursements. We will instead directly incur the operating and related costs incurred previously by the Advisor. No assurance can be given that the cost of the Internalization will not exceed the compensation and expense reimbursements payable to the Advisor under the current Advisory Agreement.

After the Internalization, We Will Be Dependent on Our Own Executives and Employees.

We will rely on a small number of persons who comprise our existing senior management, particularly Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen, to carry out our business and investment strategies. While we have entered into the Employment Agreements with five current members of our senior management (Messrs. Wattles, Cochran, Mechem, Murphy and Ruen), as well as with Mr. Hawkins, who, as of the Closing Date, will become our new chief executive officer and a director, these individuals may nevertheless cease to provide services to us at any time. In addition, Mr. Wattles will remain on our Board and Mr. Hawkins will join our Board, but Mr. Zucker will resign as Chief Executive Officer, President, Secretary and a director and Mr. Mulvihill will resign as Treasurer and Chief Financial Officer. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. As we expand, we will continue to need to try to attract and retain qualified additional senior management, but may not be able to do so on acceptable terms.

The Failure of Our Stockholders to Approve the Long-Term Incentive Plan Proposal Could Have a Material Adverse Effect on Our Business and Financial Results.

We have entered into the Employment Agreements with various individuals associated with the Advisor or its affiliates, which will generally become effective as of the closing date of the Internalization. The Employment Agreements are with persons who will constitute our senior management following the Internalization. These agreements provide, among other things, for long-term incentive compensation awards and target bonuses that will be paid pursuant to the 2006 Long-Term Incentive Plan and the Incentive Compensation Plan. If the 2006 Long-Term Incentive Plan is not approved by our stockholders, pursuant to the terms of the Employment Agreements, the members of our senior management will be entitled to terminate their respective agreements for good reason. Further, if the 2006 Long-Term Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

The Per Unit Price of $11.25 Agreed to by the Parties to the Contribution Agreement in Their Negotiation of the Terms of the Internalization May Not Reflect the Fair Market Value of Our Common Shares.

The selling price of our common shares in our most recent continuous public offering was $10.50 per share. We closed the primary component of this offering on January 23, 2006. However, we continue to sell shares under our DRP based on a value of $10.50 per share. As described elsewhere in this proxy statement, the Special Committee negotiated the amount of the Internalization consideration by first negotiating a price expressed in dollars ($170.0 million) and then agreeing upon the value per OP Unit to be used in deciding the number of OP Units that would represent $170.0 million in value ($11.25 per OP Unit). Since at present there is no active trading market for our common shares or our OP Units, there is no objective way to precisely value the OP Units that the Advisor’s Parent will receive in the Internalization. If we complete a Listing in the near future, the prices at which our common shares trade following the Listing will provide a more objective indication of the value of each OP Unit received by the Advisor’s Parent. If the fair market value of the 15,111,111 OP Units to be received by the Advisor’s Parent in the Internalization proves to be greater than $11.25 per OP Unit, the Advisor’s Parent will have received consideration worth more than $170.0 million for the Advisor. Conversely, if the fair market value of those OP Units proves to be less than $11.25 per OP Unit, the Advisor’s Parent will have received consideration worth less than $170.0 million. Neither party has the right to terminate the Contribution Agreement due to a change in the fair market value of our common shares. If we pursue and complete a Listing, our common shares may trade in the public market at a price different from $11.25 per share.

Our Organizational Documents Contain Provisions Which May Discourage a Takeover of Us and Could Depress the Price of Our Common Shares.

Our organizational documents contain provisions which may discourage a takeover of us and could depress the price of our common shares. Upon completion of the Internalization and approval and implementation of the Post-Listing Charter Amendment Proposal, our organizational documents will contain provisions which may have an anti-takeover effect, inhibit a change of our management, or inhibit in certain circumstances tender offers for our common shares or proxy contests to change our Board. These provisions include: provisions that directors may only be removed for cause; restricting the stockholders from altering the number of directors; ownership limits and restrictions on transferability that are intended to enable us to continue to qualify as a REIT; provisions that give our Board broad discretion, without stockholder approval, to issue new classes of securities that may discourage a third party from acquiring us; the ability, through board action or by-law amendment to opt-in to certain provisions of Maryland law that may impede efforts to effect a change in control of us; advance notice requirements for stockholder amendments; and the absence of cumulative voting rights. In addition, the terms of the Employment Agreements and the 2006 Long-Term Incentive Plan contain change of control provisions that might similarly have an anti-takeover effect, inhibit a change of our management, or inhibit in certain circumstances tender offers for our common shares or proxy contests to change our Board.

SELECTED FINANCIAL DATA OF THE ADVISOR

You should read the following selected financial data of the Advisor in conjunction with “Advisor Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Advisor” and the financial statements and related notes of the Advisor included elsewhere in this proxy statement (in thousands except for share data):

The following table sets forth selected financial data relating to the Advisor’s historical financial condition and results of operations for the periods ended 2005, 2004, 2003 and 2002 (the year of inception), as well as the three months ended March 31, 2006 and 2005. You should read the following selected financial data of the Advisor in conjunction with “Advisor Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Advisor” and the Advisor’s (i) audited balance sheet as of December 31, 2005, and the related statements of operations, member’s equity, and cash flows for the year then ended, together with the related notes thereto, and (ii) unaudited balance sheet as of March 31, 2006, and the related statements of operations, member’s equity, and cash flows for the year then ended, in each case included elsewhere in this proxy statement.

	For the Three Month Ended March 31,		For the Year Ended December 31,
	2006	2005	2005	2004	2003	2002
OPERATING DATA:
Income:
Acquisition fees	$1,206,557	$964,700	$11,068,758	$6,358,733	$4,354,528	$—
Asset management fees	3,518,260	1,173,302	8,901,015	1,525,193	—	—
Private placement fees	1,477,694	497,260	3,626,127	761,271	126,587	—
Interest and other income	387,601	14,649	97,597	142,293	10,833	—

Total income	6,590,112	2,649,911	23,693,497	8,787,490	4,491,948	—
Expenses:
Payroll and payroll-related	1,966,246	1,448,236	6,556,353	4,156,137	2,435,907	—
General & administrative	985,879	535,885	4,804,345	2,334,908	1,809,164	—
Depreciation and amortization	67,106	47,675	216,835	134,098	31,955	—
Asset management fee	87,303	—	733,792	—	—	—

Total expenses	3,106,534	2,031,796	12,311,325	6,625,143	4,277,026	—

Net Income	$3,483,578	$618,115	$11,382,172	$2,162,347	$214,922	$—

CASH FLOW DATA:
Net cash provided by (used in) operating activities	$2,875,545	$506,811	$17,536,479	$4,253,992	$(1,619,491)	$(3,896,361)
Net cash provided by (used in) investing activities	(80,169)	11,958	(929,382)	(456,705)	(392,077)	(260,485)
Net cash provided by (used in) financing activities	(3,600,000)	(1,084,050)	(13,850,000)	(3,960,411)	4,199,455	4,260,956

	As of March 31,		As of December 31,
	2006	2005	2005	2004	2003	2002
BALANCE SHEET DATA:
Total Assets	$8,073,782	$7,840,164	$8,072,810	$9,090,369	$10,715,989	$4,518,018
Total Liabilities	$3,780,763	$4,844,780	$3,663,369	$6,713,100	$10,501,067	$4,518,018
Total Member’s Equity	$4,293,019	$2,995,384	$4,409,441	$2,377,269	$214,922	$—

ADVISOR MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE ADVISOR

The Advisor management’s discussion and analysis of financial condition and results operations of the Advisor consists of comparisons of the operating results of the Advisor for the quarters ended March 31, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003.

The following discussion and analysis of the Advisor’s financial condition and results of operations should be read in conjunction with “Selected Financial Data of the Advisor” and the audited financial statements and notes thereto. This discussion and analysis contains certain forward-looking statements. When used in this discussion and analysis, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. There are various factors that could cause actual results to differ materially from those which are expressed in, or implied by such forward-looking statements. Such factors include, but are not limited to, changes in general economic conditions, changes in real estate conditions, changes in interest rates, the amount of equity capital provided by Dividend Capital Trust’s (which we refer to as the “Trust” for the purposes of this section) public and private offerings, the availability of debt financing for the Trust on favorable terms, the ability to acquire and lease properties on favorable terms and the ability of customers to make payments under their respective leases. Readers of this report are cautioned to consider these uncertainties in connection with all forward-looking statements.

Overview

The Advisor, a wholly-owned subsidiary of the Advisor’s Parent, was formed in April 2002 as a Colorado limited liability company in order to manage the day-to-day business activities of the Trust. The Trust is considered an affiliate as certain directors of the Trust also indirectly own a majority of, and control, the Advisor. The Advisor provides various services to the Trust pursuant to the Advisory Agreement including acquisition services, asset management services and services related to the Trust’s public and private equity offerings.

The Advisor earns fees from the Trust for managing its day-to-day affairs including the acquisition of its properties, the management of its properties and through the Advisor’s involvement with the Trust’s private equity offerings. The Advisor’s success depends upon its ability to continue its relationship with the Trust and therefore, ultimately, the Advisor’s success is dependent on the success of the Trust. Due to the Advisor’s dependence on the Trust, the general trends of real estate prices and costs in these markets will have a natural bearing on the Advisor’s ability to generate revenue and cash flows. Further, the general level of wealth of the investing community and what the Advisor believes to be a continuing and growing future interest from that community in investing in real estate and real estate securities will affect the Advisor’s future success.

Critical Accounting Policies

General

The discussion and analysis of the Advisor’s financial condition and results of operations is based upon its financial statements, which have been prepared in accordance with United States generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosures. These estimates are based on judgment and historical experience, and are believed to be reasonable based on current circumstances. The Advisor’s management evaluates these estimates and assumptions on an ongoing basis.

While the Advisor does not believe that the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates under different assumptions or conditions. The following represent certain critical accounting policies that require the use of business judgment or significant estimates to be made.

Revenue Recognition

Revenues primarily include fees earned for providing property acquisition services, asset management services, and administrative services to the Trust. The Advisor recognizes revenue for acquisition services when the Trust acquires property. Such fees are a percentage of the purchase price of the acquired property. Asset management fees are earned as services are performed and are a percentage of the total undepreciated cost of the Trust’s properties.

In addition, the Advisor earns fees for providing offering and marketing services related to the Trust’s private placement offering. The Advisor recognizes revenue as capital is raised through the Trust’s private placement offering.

Property and equipment

The Advisor has property and equipment, specifically computer equipment and software, furniture, office equipment, and leasehold improvements. The Advisor depreciates property and equipment on a straight-line basis over their estimated useful lives, generally five years. Capitalized leasehold improvements are amortized to expense on a straight-line basis over the shorter of the estimated life of the improvements or the term of the underlying lease, including any bargain renewal periods which are deemed probable to be exercised. The carrying value of property and equipment is recorded based on historical cost, net of accumulated depreciation and amortization on the accompanying balance sheet. Although the Advisor’s management believes that its estimates are reasonable, any change to the estimated depreciable lives of these assets would have an impact on the depreciation expense that we recognize.

Results of Operations

Comparison of the Three Months Ended March 31, 2006 to the Three Months Ended March 31, 2005

Revenues. The Advisor’s total revenues increased by approximately $3.9 million, or 148.7%, to approximately $6.6 million during the three months ended March 31, 2006 as compared to approximately $2.6 million during the same period in 2005, primarily due to significantly increased asset management and private placement fee revenue in 2006 versus 2005. Acquisition fees increased by approximately $242,000, or 25.1%, to approximately $1.2 million in 2006 from approximately $965,000 in 2005, as a result of the acquisition of approximately $123.3 million of properties by the Trust during the three months ended March 31, 2006 versus only $101.5 million of properties during the same period in 2005. Asset management fees increased by approximately $2.3 million, or 199.9%, to approximately $3.5 million during the three months ended March 31, 2006 from approximately $1.2 million during the same period in 2005, primarily due to (i) significantly more assets under management due to the acquisition of 163 properties by the Trust after March 31, 2005, and (ii) asset management fees for the six properties acquired by the Trust during the three months ended March 31, 2005 being higher for the three months ended March 31, 2006 than for the same period in 2005 as these properties were under management for a full three months. Private placement fees increased by approximately $1.0 million, or 197.2%, to approximately $1.5 million during the three months ended March 31, 2006 from approximately $497,000 during the same period in 2005, due to increased capital being raised pursuant to the private placement program. Interest and other income increased by approximately $373,000, to approximately $388,000 for the three months ended March 31, 2006 from approximately $14,600 for the same period in 2005, primarily due to fees of approximately $320,000 earned in February 2006 for services associated with the closing of the Trust’s initial institutional fund.

Expenses. The Advisor’s total expenses increased by approximately $1.1 million or 52.9%, to approximately $3.1 million during the three months ended March 31, 2006, as compared to $2.0 million during the same period in 2005. Payroll and payroll-related expenses increased by approximately $518,000 or 35.8%, to approximately $2.0 million during the three months ended March 31, 2006, from approximately $1.4 million during the same period in 2005, primarily due to a substantial increase in general business activities resulting in the hiring of additional employees. General and administrative expenses increased by approximately $450,000 or 84.0%, to approximately $986,000 for the three months ended March 31, 2006, from approximately $536,000 for the same period in 2005, primarily due to a substantial increase in general business activities resulting from hiring more employees, increased acquisition activity and significantly more assets under management during the three months ended March 31, 2006, as compared to the same period in 2005. Depreciation and amortization expense increased by approximately $19,000, or 40.8%, to approximately $67,000 during the three months ended March 31, 2006, from approximately $48,000 during the same period in 2005, primarily as a result of additional fixed assets being placed in service subsequent to March 31, 2005.

Comparison of the Year Ended December 31, 2005 to the Year Ended December 31, 2004

Revenues. The Advisor’s total revenues increased by approximately $14.9 million, or 169.6%, to approximately $23.7 million during the year ended December 31, 2005 as compared to approximately $8.8 million during the same period in 2004, primarily due to significantly increased acquisition and asset management fee revenue in 2005 versus 2004. Acquisition fees increased by approximately $4.7 million, or 74.1%, to approximately $11.1 million in 2005 from approximately $6.4 million in 2004, as a result of the acquisition of approximately $1,212 million of properties by the Trust in 2005 versus $603.4 million of properties in 2004. Asset management fees increased by approximately $7.4 million, or 483.6%, to approximately $8.9 million in 2005 from approximately $1.5 million in 2004, primarily due to (i) significantly more assets under management due to the acquisition of 158 properties by the Trust during 2005, and (ii) asset management fees for the 93 properties acquired by the Trust in 2004 being higher in 2005 than in 2004 as these properties were under management for a full twelve months. Private placement fees increased by approximately $2.9 million, or 376.3%, to approximately $3.6 million in 2005 from approximately $761,000 in 2004, due to increased capital being raised pursuant to the private placement program. Interest and other income decreased by approximately $45,000, or 31.4%, to approximately $98,000 in 2005 from approximately $142,000 in 2004, primarily as a result of more revenue received in 2004 from affiliated companies for the use of certain of the Advisor’s property and equipment.

Expenses. The Advisor’s total expenses increased by approximately $5.7 million or 85.8%, to approximately $12.3 million during the year ended December 31, 2005, as compared to $6.6 million during the same period in 2004. Payroll and payroll-related expenses increased by approximately $2.4 million or 57.8%, to approximately $6.6 million in 2005, from approximately $4.2 million in 2004, primarily due to a substantial increase in general business activities resulting in the hiring of additional employees. General and administrative expenses increased by approximately $2.5 million or 105.8%, to approximately $4.8 million in 2005, from approximately $2.3 million in 2004, primarily due to a substantial increase in general business activities resulting from hiring additional employees, increased acquisition activity and significantly more assets under management during the year ended December 31, 2005, as compared to the same period in 2004. Depreciation and amortization expense increased by approximately $83,000, or 61.7%, to approximately $217,000 in 2005, from approximately $134,000 in 2004, primarily as a result of (i) additional fixed assets being placed in service during 2005 and (ii) the assets placed in service in 2004 having a full twelve months of depreciation and amortization expense.

Comparison of Year Ended December 31, 2004 to Year Ended December 31, 2003

Revenues. The Advisor’s total revenues increased by approximately $4.3 million, or 95.6%, to approximately $8.8 million during the year ended December 31, 2004 as compared to approximately $4.5 million during the same period in 2003, primarily due to significantly increased acquisition and asset management fee revenue in 2004 versus 2003. Acquisition fees increased by approximately $2.0 million, or 46.0%, to approximately $6.4 million in 2004 from approximately $4.4 million in 2003, as a result of the acquisition of approximately $603.4 million of properties by the Trust in 2004 versus approximately $151.8 million of properties in 2003. The Advisor earned asset management fees of approximately $1.5 million in 2004, as it reached and exceeded the threshold of $170.0 million of assets under management during April of 2004. No asset management fees were earned in 2003. Private placement fees increased by approximately $635,000, or 501.4%, to approximately $761,000 in 2004 from approximately $127,000 in 2003, due to increased capital being raised pursuant to the private placement program. Interest and other income increased by approximately $131,000, or 1,213.6%, to approximately $142,000 in 2004 from approximately $11,000 in 2003, primarily as a result of interest earned on higher average note receivable balances in 2004 as compared to 2003 and as a result of revenue received in 2004 from affiliated companies for the use of certain of the Advisor’s property and equipment.

Expenses. The Advisor’s total expenses increased by approximately $2.3 million or 54.9%, to approximately $6.6 million during the year ended December 31, 2004, as compared to $4.3 million during the same period in 2003. Payroll and payroll-related expenses increased by approximately $1.7 million or 70.6%, to approximately $4.2 million in 2004, from approximately $2.4 million in 2003, primarily due to a substantial increase in general business activities resulting in the hiring of additional employees. General and administrative expenses including rent increased by approximately $526,000, or 29.1%, to approximately $2.3 million in 2004, from approximately $1.8 million in 2003, primarily due to a substantial increase in general business activities resulting from increased acquisition activity and significantly more assets under management during the year ended December 31, 2004, as compared to the same period in 2003. Depreciation and amortization expense increased by approximately $102,000, or 319.6%, to approximately $134,000 in 2004, from approximately $32,000 in 2003, primarily as a result of (i) additional fixed assets being placed in service during 2004 and (ii) the assets placed in service in 2003 having a full twelve months of depreciation and amortization expense.

Liquidity and Capital Resources

The Advisor’s management expects that its principal source of working capital and funding for distributions to the Parent will be cash provided by operations. Over the short term, the Advisor’s management believes that this source of capital will continue to be adequate to meet our liquidity requirements and capital commitments. These liquidity and capital requirements and commitments primarily include operating expenses and expenses associated with the Trust’s private equity offerings.

Cash Flows for the Three Months Ended March 31, 2006

The Advisor’s cash and cash equivalents decreased by approximately $805,000 to approximately $4.1 million during the three months ended March 31, 2006. The decrease in cash and cash equivalents was comprised primarily of cash used in financing activities offset by cash provided by operations.

Cash provided by operating activities of $2.9 million was primarily comprised of (i) net income of $3.5 million reduced by (ii) a net increase in accounts receivable of approximately $734,000. Cash used in investing activities of approximately $80,000 was comprised primarily of an increase in fixed assets and cash used in financing activities of $3.6 million was comprised of distributions made to the Parent.

Cash Flows for the Year Ended December 31, 2005

The Advisor’s cash and cash equivalents increased by approximately $2.8 million to approximately $4.9 million during the year ended December 31, 2005. The increase in cash and cash equivalents was comprised primarily of cash provided by operating activities offset by cash used in financing activities.

Cash provided by operating activities of approximately $17.5 million was primarily comprised of (i) net income of $11.4 million and (ii) net collections of accounts receivable of approximately $4.5 million generally due to expense reimbursements received from the Trust for offering related costs advanced by the Advisor per the Advisory Agreement. Cash used in investing activities of approximately $929,000 was comprised primarily of (i) an increase in notes receivable of approximately $604,000 made to affiliates and (ii) an increase of fixed assets of approximately $325,000. Cash used in financing activities of $13.9 million was primarily comprised of (i) distributions made to the Parent of approximately $9.4 million and (ii) the retirement of notes payable to the Parent of $4.5 million.

Cash Flows for the Year Ended December 31, 2004

The Advisor’s cash and cash equivalents decreased by approximately $163,000 to approximately $2.1 million during the year ended December 31, 2004. The decrease in cash and cash equivalents was comprised primarily of cash used in financing activities offset by cash provided by operations.

Cash provided by operating activities of approximately $4.3 million was primarily comprised of (i) income of approximately $2.2 million and (ii) net collections of accounts receivable of approximately $2.0 million generally due to expense reimbursements received from the Trust for offering related costs advanced by the Advisor per the Advisory Agreement. Cash used in investing activities of approximately $457,000 was comprised primarily of an increase of fixed assets of approximately $570,000 partially offset by a decrease in notes receivable of approximately $114,000 made to affiliates. Cash used in financing activities was comprised of principal payments on the note payable to the Parent of approximately $4.0 million.

PER-SHARE DATA OF THE COMPANY

The following tabulation reflects the historical net income, book value and distributions per share of our common shares in comparison with the pro forma net income, book value and distributions per share after giving effect to the proposed Internalization. Our Advisor is structured as a single-member limited liability company and, as such, does not have shares or share equivalents outstanding. For the year ended December 31, 2005 and for the three months ended March 31, 2006, our Advisor recognized net income of approximately $11.4 million and $3.5 million, respectively. The information presented in this tabulation should be read in conjunction with the pro forma combined financial statements and the separate financial statements of the respective companies and the notes thereto that accompany this proxy statement.

	Three Months Ended March 31, 2006	For the Year Ended December 31, 2005
Net Income:
Historical	$0.01	$(0.12)
Pro forma	$(0.02)	$(0.34)
Distributions:
Historical	$0.16	$0.64
Pro forma	$0.16	$0.64
Book Value:
Historical	$8.43	$8.50
Pro forma	$7.48	$7.31

PROPOSAL I:

ELECTION OF DIRECTORS:

NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS

Our Board currently consists of seven members, a majority of whom are Independent Directors. Pursuant to our Articles, each of our directors is elected by our stockholders to serve until the next annual meeting or until their respective successors are duly elected and qualified.

Our Board has selected each of the individuals listed in the table below as nominees for election to our Board at the 2006 Annual Meeting of Stockholders to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

If the Internalization is consummated, Mr. Zucker will resign as Chief Executive Officer, President, Secretary and a director and Mr. Mulvihill will resign as Treasurer and Chief Financial Officer. Furthermore, Mr. Hawkins will become our new Chief Executive Officer, President and a director and will devote substantially all of his business, time and attention to our company and Mr. Murphy will become our new Treasurer and Secretary. In the event that we have not found a suitable candidate to become our new Chief Financial Officer if and when the Internalization is consummated, we expect that Mr. Murphy will serve as acting Chief Financial Officer after the Internalization until such time as a suitable candidate is located.

The following table sets forth certain information concerning the individuals who are our current directors and nominees for director:

Name	Age	Position	Position Held Since
Thomas G. Wattles	54	Chairman and Director	2003
Evan H. Zucker	41	Chief Executive Officer, President, Secretary and Director	2002
James R. Mulvihill	42	Treasurer, Chief Financial Officer and Director	2002
Phillip R. Altinger	44	Director*	2006
Tripp H. Hardin, III	46	Director*	2002
John C. O’Keeffe	46	Director*	2002
Bruce L. Warwick	68	Director*	2005

*	Independent Director

Each of our directors has advised us he intends to vote the common shares beneficially owned by him for the election of each of the foregoing nominees. Proxies will be voted FOR the election of all of the foregoing nominees unless authority is withheld.

In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for director as our Board may recommend. Our Articles do not provide for cumulative voting in the election of directors. Therefore, provided a quorum is present, the affirmative vote of holders of a majority of our common shares present in person or by proxy and entitled to vote is required for the election of directors.

Set forth below is a brief description of the business experience during at least the past five years of each director and person nominated to become a director.

Thomas G. Wattles, age 54, is the Chairman, and director of Dividend Capital Trust and a consultant to the Advisor. Mr. Wattles also served as our Chief Investment Officer from March 2003 to September 2005. Mr. Wattles is a principal of both Dividend Capital Group LLC and Black Creek Capital, LLC, both of which he joined in February 2003. In addition, since April 2005, Mr. Wattles has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of DCTRT. From March 1997 and May 1998, Mr. Wattles served as Chairman of ProLogis Trust (NYSE:PLD), and served as Co-Chairman and Chief Investment Officer from November 1993 to March 1997. Mr. Wattles was a Managing Director of Security Capital Group Incorporated and served in various capacities including Chief Investment Officer from January 1991 to December 2002. Mr. Wattles is also currently a director of Regency Centers Corporation (NYSE:REG) and chairs its Investment Committee and is a member of its Audit Committee. Mr. Wattles holds a Bachelor’s degree and an M.B.A. degree from Stanford University.

Evan H. Zucker, age 41, is the Chief Executive Officer, President, Secretary and a director of Dividend Capital Trust. Mr. Zucker is also a consultant to the Advisor. Mr. Zucker is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Zucker has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of DCTRT. Mr. Zucker has been active in real estate acquisition, development and redevelopment activities since 1989, and as of March 31, 2006, with Mr. Mulvihill and other affiliates, has overseen directly or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. Mr. Zucker served as the President and as a director of American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) from 1993 through 1997, and as a director of Keystone Property Trust from 1997 through 1999. Mr. Zucker had co-founded American Real Estate Investment Corp. in 1993, which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE:PLD) in August 2004. Mr. Zucker graduated from Stanford University with a Bachelor’s degree in Economics.

James R. Mulvihill, age 42, is the Treasurer, Chief Financial Officer and a director of Dividend Capital Trust. Mr. Mulvihill is also a consultant to the Advisor. Mr. Mulvihill is a principal of Black Creek Capital, LLC, a Denver-based real estate investment firm which he co-founded in 1993. In addition, since April 2005, Mr. Mulvihill has been a manager of Dividend Capital Total Advisors Group LLC, which owns the advisor of DCTRT. He was a co-founder and served as Chairman of Corporate Properties of the Americas (“CPA”) until its sale in September 2005. CPA, a joint venture between an affiliate of Black Creek Capital and Equity International Properties, is a fully-integrated industrial real estate company that acquires, develops and manages industrial properties throughout Mexico. Mr. Mulvihill has been active in real estate acquisition, development and redevelopment activities since 1992, and as of March 31, 2006, with Mr. Zucker and other affiliates has overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real estate projects with an aggregate value of approximately $3.2 billion. Mr. Mulvihill served as the Chairman and as a director of American Real Estate Investment Corp. (known as Keystone Property Trust, NYSE:KTR) from 1993 through 1997, and as a director of Keystone Property Trust from 1997 through 1999. Mr. Mulvihill had co-founded American Real Estate Investment Corp. in 1993, which was an industrial, office and logistics REIT and was acquired by ProLogis Trust (NYSE:PLD) in August 2004. Prior to co-founding Black Creek Capital, Mr. Mulvihill served as Vice President of the Real Estate Banking and Investment Banking Groups of Manufacturer’s Hanover and subsequently Chemical Bank. Mr. Mulvihill holds a Bachelor’s degree from Stanford University in Political Science.

Phillip R. Altinger, age 44, is an Independent Director of Dividend Capital Trust. Mr. Altinger is currently a private investor. From 2001 through 2006, he was Executive Director, Corporate Development with Seagate Technology, a leading disc drive company, where he structured, executed and managed various equity and debt investments, as well as mergers-and-acquisitions transactions. Prior to joining Seagate, Mr. Altinger served in numerous senior financial positions at companies including Rio Hotel and Casino, Inc., a casino/hotel, and Catapult Entertainment, a videogame networking company. Mr. Altinger also held investment-banking positions with Volpe Brown Whelan & Company and Salomon Brothers. Mr. Altinger received his M.B.A., and Bachelor’s degrees in Mechanical Engineering and Economics, from Stanford University.

Tripp H. Hardin, age 46, is an Independent Director of Dividend Capital Trust. Mr. Hardin is a Principal of Trammell Crow Krombach Partners, and has been associated with them or their predecessor company since

1986. He has been active in real estate activities since 1984, focusing primarily on the sale and leasing of industrial, office and commercial properties. He has also been active in real estate investment and build-to-suit transactions. Mr. Hardin graduated from Stanford University with a Bachelor of Science degree in Industrial Engineering.

John C. O’Keeffe, age 46, is an Independent Director of Dividend Capital Trust. Mr. O’Keeffe has been associated with Wm. Blanchard Co., a construction management firm located in Springfield, NJ since 1987. He has been active in the construction industry since 1983. Mr. O’Keeffe serves as a Project Executive, managing the construction of large healthcare projects. He graduated from Denison University in 1983 with a Bachelor’s degree in English Literature.

Bruce L. Warwick, age 68, is an Independent Director of Dividend Capital Trust. Mr. Warwick is currently a Vice Chairman of The Related Companies, overseeing the development of various real estate development projects including office and residential properties throughout the United States. Prior to joining The Related Companies, Mr. Warwick served as Vice Chairman, Development of The Galbreath Company, overseeing development and management in the Eastern Region. He has been active in real estate construction activities since 1961. Mr. Warwick received a Bachelor of Arts degree from Colgate University in 1960.

The election of a director under the Director Proposal requires the affirmative vote of holders of a majority of our common shares in person or by proxy and entitled to vote at the Annual Meeting, provided, that a quorum is present.

Our Board has unanimously determined it to be advisable and in the best interests of us and our stockholders to elect each of the nominees for director named in the Director Proposal. Our Board unanimously recommends that you vote FOR each of the nominees for director named in the Director Proposal.

EXECUTIVE OFFICERS

Our executive officers all serve at the pleasure of our Board. Our executive officers are as follows:

Name	Age	Position	Position Held Since
Thomas G. Wattles	54	Chairman and Director	2003
Evan H. Zucker	41	Chief Executive Officer, President, Secretary and Director	2002
James R. Mulvihill	42	Treasurer, Chief Financial Officer and Director	2002
James D. Cochran	45	Chief Investment Officer	2005
Daryl H. Mechem	45	Managing Director	2005
Matthew T. Murphy	42	Senior Vice President	2005
Michael J. Ruen	40	Senior Vice President	2005

Set forth below is a brief description of the business experience during at least the past five years of each of our executive officers:

James D. Cochran, age 45, is the Chief Investment Officer of Dividend Capital Trust and is responsible for overall capital deployment, fund management and dispositions. Mr. Cochran is an employee of the Advisor. Since he joined the Advisor in February 2004, he has overseen over $3.0 billion in investment activity. Prior to joining the Advisor, he spent ten years with ProLogis Trust (NYSE: PLD) where he was a senior vice president, member of the Investment Committee and served as a member of the Board of Directors and Executive Committee for Macquarie ProLogis Trust, a publicly traded listed property trust in Australia. At ProLogis, Mr. Cochran held various positions including acquisition officer, market officer responsible for operations and development in Denver and Kansas City, head of the national acquisition and sales group, and capital markets where he raised private equity for joint ventures and funds in North America. Prior to joining ProLogis, Mr. Cochran worked at TCW Realty Advisors where he held acquisition and leasing positions with a focus on industrial product. Mr. Cochran also worked for Economics Research Associates where he performed market and financial feasibility studies for a variety of development projects. Mr. Cochran has a B.A. degree from the University of California, Davis and an M.B.A. from The Anderson School at UCLA.

Daryl H. Mechem, CCIM, age 45, is the Managing Director of Dividend Capital Trust and is responsible for property operations. Mr. Mechem is an employee of the Advisor. Since joining the Advisor in January 2004, Mr. Mechem has been responsible for the organizational infrastructure to implement the primary functions of Property Management, Leasing and Capital Expenditures for our company’s real estate portfolio. Currently, the operations department consists of approximately 26 associates located in our corporate headquarters in Denver, Colorado and two regional offices in Dallas, Texas and Atlanta, Georgia. Prior to joining the Advisor, Mr. Mechem was most recently a Senior Vice President and Regional Director for ProLogis where he had overall responsibilities for the day-to-day real estate operations in the Mid-Atlantic region which encompassed over 43 million square feet in 8 markets (Chicago, Cincinnati, Columbus, Indianapolis, Louisville, New Jersey, Pennsylvania and St. Louis). Mr. Mechem joined ProLogis in May 1995 as a Marketing Representative in the Houston market, was promoted to Vice President Market Officer in November 1999, First Vice President in 2001 and Senior Vice President in January 2003.

Matthew T. Murphy, age 42, is a senior vice president of Dividend Capital Trust and is responsible for accounting, financial reporting and treasury. Mr. Murphy is also the Controller of the Advisor. Prior to joining the Advisor in May 2003, since February 1998, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy has been active in the accounting functions in connection with real estate companies since 1992. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

Michael J. Ruen, age 40, is a Senior Vice President of Dividend Capital Trust and is responsible for capital deployment in the eastern United States and development. Mr. Ruen is an employee of the Advisor. Prior to joining us in February 2004, he was employed for nine years in various positions with ProLogis Trust (NYSE:PLD). Before leaving ProLogis, Mr. Ruen had been a First Vice President and Market Officer with responsibility over development, acquisition and portfolio operations for the state of Tennessee. Prior to that, he had similar responsibilities for Denver, Birmingham and Chattanooga, after managing the leasing and marketing activities for Atlanta. Prior to joining ProLogis, Mr. Ruen was with CB Richard Ellis-Atlanta and was responsible for various institutional account activities including general brokerage. Mr. Ruen has 15 years of experience in real estate. He received his Bachelor of Sciences degree from the University of Alabama and an M.B.A. from Georgia State University.

The backgrounds of Messrs. Wattles, Zucker and Mulvihill are described above under “—Election Of Directors.”

There is no family relationship between our directors or executive officers. None of the organizations at which our directors or executive officers served or were employed prior to their employment with us are an affiliate of us.

If the Internalization is consummated, Mr. Hawkins will become our new Chief Executive Officer and a director. The following is a brief description of Mr. Hawkins’s business experience during at least the past five years.

Philip L. Hawkins, age 50, will join us in a formal capacity as our new Chief Executive Officer and a director upon consummation of the Internalization. Mr. Hawkins’s previous experience was as the President, Chief Operating Officer and a director of CarrAmerica Realty Corporation (NYSE: CRE), where he had been employed since 1996. CarrAmerica is a public REIT focused on the acquisition, development, ownership and operation of office properties in select markets across the United States. Prior to joining CarrAmerica, Mr. Hawkins spent approximately 13 years with Jones Lang LaSalle, a real estate services company where he held various positions involving real estate investment, development, leasing and management. Mr. Hawkins is currently a director of SBA Communications Corporation, a publicly traded wireless tower owner and operator. He holds an M.B.A. from the University of Chicago Graduate School of Business and a Bachelor of Arts degree from Hamilton College.

BOARD MEETINGS AND DIRECTORS’ ATTENDANCE

There were nine Board meetings held in 2005. No incumbent director during 2005 attended less than 75% of the total number of Board meetings or meetings held by any committees on which he served. Our Board does not have a standing nominating committee.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETINGS

Although we have no policy with regard to attendance by the members of our Board at our annual meetings of stockholders, it is customary for a majority of the members of our Board to attend to foster communication between stockholders and our Board. All the members of our Board attended our 2005 annual meeting of stockholders.

COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact members of our Board may do so by writing to: The Board of Directors of Dividend Capital Trust Inc., 518 17th Street, Suite 1700, Denver, Colorado 80202, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if communications regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to our audit committee for review.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AND RELATED MATTERS

Audit Committee

Our Board has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. Our audit committee meets on a regular basis at least annually and throughout the year as necessary. Our audit committee’s primary function is to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process, all in accordance with our audit committee charter. Our audit committee is required to be comprised of five directors, three of whom must be Independent Directors. Our audit committee is currently comprised of Phillip R. Altinger, Tripp H. Hardin, John C. O’Keeffe, Bruce L. Warwick and Thomas G. Wattles. Messrs. Altinger, Hardin, O’Keeffe and Warwick are independent as defined by NYSE Rule 303.01. Each of Mr. Wattles and Mr. Altinger qualifies as an “audit committee financial expert” as defined by the SEC. If the Internalization is consummated, Mr. Wattles will resign as a member of the Audit Committee. Our audit committee operates under a written charter that was originally adopted in July 2002. Our audit committee met four times during 2005.

Independent Registered Public Accountants

Our consolidated financial statements as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, were audited by KPMG LLP, an independent registered public accounting firm. KPMG LLP representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, the KPMG LLP representatives will be available to respond to appropriate questions posed by any stockholders.

Audit Committee Report

The following report of our audit committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we incorporate it by specific reference.

At a meeting held on March 7, 2006, our audit committee, including the independent audit committee members, selected KPMG LLP to act as our independent accountants for the fiscal year ending December 31, 2006. In “Proposal II—The Accountant Proposal—Ratification of Our Selection of KPMG LLP as Our Independent Registered Public Accounting Firm,” we are asking you to ratify this selection. Our audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence with respect to us. We know of no direct financial or material indirect financial interest of KPMG LLP in Dividend Capital.

Our financial statements for the fiscal year ended December 31, 2005 were audited by KPMG LLP. Our audit committee has reviewed and discussed our audited financial statements with our management. Our audit committee has further discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Accounting Standards). Based on the foregoing review and discussions, our audit committee recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2005 be included in our most recent annual report.

AUDIT COMMITTEE

/s/ Phillip R. Altinger, Member

/s/ Tripp H. Hardin, Member

/s/ John C. O’Keeffe, Member

/s/ Bruce L. Warwick, Member

/s/ Thomas G. Wattles, Member

Audit Fees

We engaged KPMG LLP to perform the annual audit and related quarterly reviews as well as to provide services in connection with certain regulatory filings for the years ended December 31, 2005 and 2004. The aggregate fees billed or estimated to be billed related to such services were $617,075 and $567,210, respectively, for the years ended December 31, 2005 and 2004.

Audit-Related Fees

During 2005, we have not engaged KPMG LLP to perform any audit-related services or other services outside the scope of services discussed above.

Tax Fees and All Other Fees

During 2005, we have not engaged KPMG LLP to perform any tax-related services or other services outside the scope of services discussed above.

Audit Committee Pre-approval

Our audit committee will have the ultimate authority and responsibility to select, evaluate and, when warranted, replace our independent registered public accounting firm (or to recommend such replacement for stockholder approval in any proxy statement, if applicable). Our audit committee will approve the fees and other compensation to be paid to the independent public accountants. Our audit committee will be primarily responsible for monitoring the independence and performance of our independent registered public accounting firm. The independent registered public accounting firm will be ultimately accountable to our Board and our audit committee.

In discharging its oversight role, our audit committee has the power to conduct or to authorize investigations into any matter brought to its attention with full access to all our books, records, facilities and personnel, including the independent auditors. Our audit committee will have the resources and authority appropriate to discharge its duties and responsibilities.

In addition, our audit committee will review our independent registered public accounting firm’s engagement letter and audit plan, which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Our audit committee will also review the scope of non-audit services performed for us by the independent registered public accounting firm and approve any significant non-audit relationship with the independent auditors.

Our audit committee approved all the audit and audit related work conducted by KPMG LLP in 2005 and 2004. Additionally, our audit committee has approved KPMG LLP to perform the 2006 annual audit, quarterly reviews, review of related registration statements and the necessary property audits to comply with Rule 3-14.

Our audit committee has considered whether the provision of non-audit services and the provision of services to affiliates of the Advisor and its affiliates is compatible with maintaining the independence of KPMG LLP.

OTHER COMMITTEES

Investment Committee

Our investment committee’s primary function is to review, evaluate and ultimately vote to approve acquisitions proposed by the Advisor of up to $25.0 million. Proposed acquisitions in excess of $25.0 million require approval by our Board, including a majority of the Independent Directors. Our investment committee is required to be comprised of three directors, at least two of whom must be Independent Directors, and is currently comprised of Tripp H. Hardin, John C. O’Keeffe and Thomas G. Wattles. Our investment committee met 13 times during 2005.

Compensation Committee

Our compensation committee administers our employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable us and the Advisor to obtain or retain the services of employees (not to include any person who is a sponsor or affiliate of ours) considered essential to our long-term success and the success of the Advisor by offering such employees an opportunity to participate in our growth through ownership of our common shares. The primary function of our compensation committee is to administer the granting of stock options to selected employees of the Advisor or its affiliates, based upon recommendations from the Advisor, and to set the terms and conditions of such options in accordance with the Employee Option Plan. Our compensation committee is required to be comprised of three directors, two of whom must be Independent Directors. Our compensation committee is currently comprised of Phillip R. Altinger, James R. Mulvihill and Bruce L. Warwick. If the Internalization is consummated, Mr. Mulvihill will resign as a member of our compensation committee, and will be replaced with an Independent Director. Our compensation committee met one time during 2005.

Compensation Committee Interlocks and Insider Participation

During 2005, the following directors served on our compensation committee: Robert F. Masten, Bruce L. Warwick, James R. Mulvihill, and Lars O. Soderberg. Mr. Mulvihill also served as our Treasurer and Chief Financial Officer.

Nominating and Corporate Governance Committee

We do not have a standing nominating and corporate governance committee. Our Board has previously determined that it is appropriate for us not to have a nominating committee because all of the matters which a nominating committee would be responsible for are presently considered by all the members of our Board.

Nominations of persons for election to our Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to our notice of meeting, (ii) by or at the direction of our Board or (iii) by any stockholder of us who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws.

Each member of our Board participates in the consideration of director nominees. The process followed by our Board to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of our Board. In considering whether to recommend any particular candidate for inclusion in its slate of recommended director nominees, our Board considers various criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

Our Board is currently evaluating the number of Board members as well as the composition of our Board and, in the event it is able to find one or more suitable candidates, our Board may seek to add one or more additional Independent Directors. Such candidates would possess appropriate knowledge and industry experience, including a relevant financial background.

Stockholders may recommend individuals to our Board for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Internalization is consummated, we anticipate establishing a Nominating and Corporate Governance Committee.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of Directors

During 2005, we paid each of our Independent Directors $5,000 per quarter plus $1,000 for each meeting attended. All directors received reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board. If a director also was also one of our officers, no separate compensation was paid for services rendered as a director.

We have also adopted an independent director stock option plan which we use in an effort to attract and retain qualified Independent Directors (the “Independent Director Option Plan”). We have reserved 300,000 common shares for future issuance upon the exercise of stock options granted to the Independent Directors pursuant to our Independent Director Option Plan. As of December 31, 2005, there were 70,000 options outstanding under the Independent Director Option Plan.

During 2005, 2004 and 2003, our Independent Directors earned compensation in the aggregate amount of $138,000, $152,000 and $22,500, respectively. Approximately $36,000, $36,000 and $15,000 was accrued as of December 31, 2005, 2004 and 2003, respectively, related to compensation to the independent board of directors.

Directors who are members of a special committee are entitled to receive additional fees for services as members of that special committee. The members of the Special Committee formed in connection with the Internalization will receive compensation as follows: each of them will receive $1,500 per meeting; Mr. Warwick and Mr. Altinger, the committee co-chairs, will each receive a one-time payment of $50,000, as well as a monthly retainer equal to $7,500 for serving in such capacity beginning with the date the Special Committee was formed; and Messrs. O’Keefe and Hardin, the other members of the Special Committee, will each receive a one-time payment of $20,000, as well as a monthly retainer equal to $5,000 for serving in such capacity beginning with the date the Special Committee was formed.

If the Internalization is consummated, we anticipate that we will review our Board compensation and structure with the assistance of outside consultants. Furthermore, if our 2006 Long-Term Incentive Plan Proposal is approved at the Annual Meeting, our directors will be eligible to participate in this plan.

Executive Officer Compensation

We currently have no paid employees. Day-to-day management functions are performed by the Advisor, and related affiliates.

Our executive officers are all employees of or consultants to the Advisor or its affiliates. We do not pay any of these individuals cash compensation for serving in their respective positions. See “—Certain Relationships and Related Transactions” below for a discussion of fees paid to the Advisor and other affiliates.

Our executive officers qualify for our Employee Option Plan. However, since the plan’s inception through December 31, 2005, no option grants have been made to executive officers.

Board Compensation Committee Report on Executive Compensation

Our compensation committee may recommend awards of stock options to our executive officers under our Employee Option Plan.

EQUITY COMPENSATION PLANS INFORMATION

Stock Warrants

Pursuant to our first and second public offerings, Dividend Capital Securities LLC (the “Dealer Manager”) earned one soliciting dealer warrant for every 25 common shares sold (see “—Certain Relationships and Related Transactions” below). These warrants, as well as the common shares issuable upon their exercise, were registered in connection with our first and second public offerings. In September 2005, our Board approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with both of the aforementioned offerings.

The Dealer Manager may retain or re-allow these warrants to broker-dealers that participated in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one common share from us at a price of $12.00 per share beginning on the first anniversary of the effective date of the offering in which such warrants were issued and ending five years after the effective date of such offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the relevant public offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement.

Equity Compensation Plan Table

The following table shows for our compensation plans and warrants, as a group, the number of common shares to be issued upon exercise of options outstanding at December 31, 2005, the weighted average exercise price of these options and the number of common shares remaining available for future issuance at December 31, 2005, excluding shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	177,500	$11.39	(2)	872,500
Equity compensation plans not approved by security holders(3)	2,199,855	$12.00	(4)	—

Total	2,377,355	$11.95		872,500

(1)	Represents our Independent Director Option Plan, of which 70,000 of the authorized 300,000 options are outstanding, and our Employee Option Plan, of which 107,500 of the authorized 750,000 options are outstanding.
(2)	The weighted average exercise price of outstanding options issued under the Independent Director Option Plan is calculated as the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. The weighted average exercise price of outstanding options issued under the Employee Option Plan is calculated as the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date they are granted.
(3)	Represents dealer warrants owned by our dealer manager and certain participating broker dealers, of which 2,199,855 warrants were issued in September 2005.
(4)	The weighted average exercise price of outstanding warrants is calculated as $12 per share, the price at which the holder of a warrant is entitled to purchase one common share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some of our directors and officers have material financial interests in the Internalization. In particular, all of our officers and three of our directors are also employees of or consultants to the Advisor or its affiliates. Moreover, Thomas Wattles, our Chairman and a director, has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent and a 8.084% Cash Flow Interest; Evan Zucker, our Chief Executive Officer, President, Secretary and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest; and James Mulvihill, our Treasurer, Chief Financial Officer and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest. Accordingly, the Internalization will result in Messrs. Wattles, Zucker and Mulvihill receiving indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units. Messrs. Zucker and Mulvihill will cease to be our officers and Mr. Zucker will cease to be one of our directors as of the Closing Date and subsequently will not participate in our day-to-day management.

Holders of OP Units generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for cash or, at our sole discretion, common shares, or a combination of both. If the Advisor’s Parent exercised its redemption rights with respect to its OP Units and we elected to redeem the OP Units for common shares, Messrs. Wattles, Zucker and Mulvihill would have indirect beneficial ownership with their respective spouses of approximately 4.9 million common shares, representing approximately 2.926% of our outstanding common shares, assuming all outstanding OP Units were exchanged for common shares on a one-for-one basis, as of June 30, 2006.

The Internalization

Contribution Agreement

On July 21, 2006, we entered into the Contribution Agreement to acquire the Advisor. In the Internalization, the entire outstanding membership interest and all economic interests in the Advisor, in addition to all of the outstanding shares in the Transferred Subsidiary (as described in this paragraph), will be contributed by the Advisor’s Parent to our Operating Partnership. Prior to the Closing Date, the Advisor’s Parent will form a new subsidiary (the “Transferred Subsidiary”) and transfer a 1% membership interest in the Advisor to the Transferred Subsidiary. As required by the Contribution Agreement, the Advisor’s Parent will then transfer all of the outstanding shares in the Transferred Subsidiary to the Operating Partnership, in addition to the remaining 99% interest in the Advisor that the Advisor’s Parent holds directly. The aggregate consideration payable by the Operating Partnership, upon consummation of the transactions contemplated in the Contribution Agreement, including the OP Units issuable pursuant to the Modification of the Special Units held by the Advisor’s Parent, is 15,111,111 OP Units. Certain of our directors collectively have beneficial ownership and control with their respective spouses, of an aggregate of a 58.9% membership interest in the Advisor’s Parent and collectively have an aggregate 32.644% Cash Flow Interest, and the Internalization will result in such persons collectively receiving indirect beneficial ownership with their respective spouses of approximately 4.9 OP Units.

As a result of the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership. As of the Closing Date, we anticipate that approximately 50 of the Advisor’s or its affiliates’ employees or consultants will become our employees. In addition, we have entered into the Employment Agreements with certain individuals associated with the Advisor or its affiliates and, as of the Closing Date, those individuals will also become our employees. As a result, we will become self-advised.

Our directors, officers and Affiliates set forth below are holders of membership interests in the Advisor’s Parent or have a Cash Flow Interest and will, through such interests, receive a beneficial interest in the following number of OP Units in connection with the Internalization:

Thomas G. Wattles	1,222,000
Evan H. Zucker	1,856,000
James R. Mulvihill	1,856,000
James D. Cochran	639,000
Daryl H. Mechem	394,000
Matthew T. Murphy	175,000
Michael J. Ruen	302,000

Registration Rights Agreement

In the Contribution Agreement, we agreed that at the Closing, we will enter into the Registration Rights Agreement with the Advisor’s Parent in respect of any common shares acquired or otherwise owned by or issuable to the Advisor’s Parent or its permitted transferees upon exchange of the OP Units issued in the Internalization. The Registration Rights Agreement requires us, on up to two occasions, on demand of the Advisor’s Parent or its permitted transferees as a group, to prepare and file a registration statement within 45 days of the demand that covers the resale of the shares specified in the demand, and to use our commercially reasonable efforts to cause the registration statement to become effective if it is not automatically effective on filing. We are not required to file a registration statement unless the shares covered by the registration statement have a maximum aggregate offering price of at least $25.0 million (unless the registration statement covers all remaining registrable shares). This demand registration right is exercisable any time after the date that is 15 months following the date of the Registration Rights Agreement (subject to extension as discussed below). In addition, if at any time after the date that is 15 months following the date of the Registration Rights Agreement (subject to extension as discussed below), we propose to file a registration statement with respect to a public offering of common shares pursuant to a firm commitment underwritten offering or for the account of any holder of common shares, we must give notice of the proposed filing to the Advisor’s Parent and its permitted transferees, if any, at least 21 days before the anticipated filing date and offer such persons the opportunity to include in the registration statement such amount of common shares as they may request, subject to customary underwriter cutback provisions (in addition to those described below) pursuant to which we will have priority. This piggyback registration right does not apply to registration statements filed in connection with employee stock option or purchase plans, relating to a transaction requiring registration pursuant to Rule 145 under the Securities Act, relating solely to a dividend or distribution reinvestment plan, or on Form S-8 or any successor form thereto. The foregoing rights are subject to our right to postpone the filing of any registration statement we may file, or suspend the use of an effective registration statement we have filed, pursuant to the Registration Rights Agreement, for a reasonable period of time, but not longer than 90 days in any consecutive 12-month period, if (i) our Board determines in good faith that such registration and the distribution of our common shares thereunder would materially and adversely affect us and our subsidiaries as a whole, because it would materially interfere with a material corporate development involving us or any of our subsidiaries, and we promptly provide written notice of that determination (together with the reasons for such delay or postponement and our approximation of the period of the anticipated delay) to the Advisor’s Parent or its permitted transferees, or (ii) before the registration statement is declared effective by the SEC, we propose to file a registration statement providing for a Listing and we notify the Advisor’s Parent or its permitted transferees within five (5) business days after such filing. The aggregate number of days in any such delays or postponements will extend for an equal period of time the ability of the Advisor’s Parent or its permitted transferees to exercise their demand registration rights. In addition, if the managing underwriter(s) of a firm commitment underwritten offering advise(s) us that the total amount of securities requested to be included in an offering exceeds the amount which can be sold in such offering without jeopardizing the success of that offering (including the price per share of the securities to be sold), then we will pro-rate the number of shares requested to be included by the Advisor’s Parent or its permitted transferees in the offering pursuant to their piggyback registration rights on the basis of the number of common shares with demand registration rights requested to be included. We will bear all costs, fees and expenses incident to our obligations under the Registration Rights Agreement, including the reasonable fees of one counsel selected by the majority of holders of registrable shares, other than the fees and expenses of any persons retained by the Advisor’s Parent or its permitted transferees, including counsel (except as previously noted), any underwriters’ or dealers’ discounts and all commissions or brokers’ fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of their common shares but the fees and other changes of any counsel appointed to represent all the holders will be paid for by us.

Pledge Agreement

In the Contribution Agreement, the Advisor’s Parent agreed to secure its indemnification obligations under the Contribution Agreement by entering into the Pledge Agreement with us. Pursuant to the Pledge Agreement, the Advisor’s Parent will pledge in our favor the following (or any substituted collateral permitted pursuant to the Pledge Agreement): (a) for a period of 15 months after the Closing Date (the “Lock-Up Period”), all of the OP Units received in the Internalization, (b) for a period of nine months after the end of the Lock-Up Period (the “First Follow-On Period”), cash and/or OP Units having a fair market value of $20.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the First Follow-On Period, (c) for a period of 12 months after the end of the First Follow-On Period (the “Second Follow-On Period”), cash and/or OP Units having a fair market value of $10.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the Second Follow-On Period, and (d) following the end of the Second Follow-On Period, assets having a fair market value equal to the amount of unresolved indemnification claims asserted before the end of the Second Follow-On Period until those claims are resolved. Under the terms of the Pledge Agreement, we will hold a first priority security interest in all of the assets pledged pursuant to the Pledge Agreement (or any substituted collateral).

Employment Agreements

On July 21, 2006, we entered into the Employment Agreements with Thomas Wattles, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen. On August 14, 2006 we entered into our Employment Agreement with Philip Hawkins. Each of these agreements will take effect on the date the Internalization is consummated. Under these agreements, Mr. Wattles will serve as our Executive Chairman, Mr. Hawkins will serve as our Chief Executive Officer and a director, Mr. Cochran will serve as our President, Mr. Mechem will serve as our Managing Director of Operations, Mr. Murphy will serve as our Senior Vice President of Finance, and Mr. Ruen will serve as our Senior Vice President. The Employment Agreements for Messrs. Wattles, Cochran, Mechem, and Ruen each have a term ending on the three-year anniversary of the Closing Date, and the Employment Agreement for Mr. Murphy has a term ending on the eighteen-month anniversary of the Closing Date. The Employment Agreement for Mr. Hawkins has a three-year term, which, commencing August 14, 2009, will automatically renew for successive one-year periods unless Mr. Hawkins or we give notice of non-renewal or his employment otherwise terminates.

The Employment Agreement for Mr. Hawkins provides for an annual salary of $575,000. His initial target annual bonus will be at least 100% of salary, with a guaranteed pro rata bonus of 100% of salary for 2006 and a guaranteed pro rata bonus of 80% of salary for 2007. Mr. Hawkins will be entitled to receive an annual long-term incentive compensation award with an aggregate annual target value of $1,150,000, which will vest in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals. In addition, as contemplated by his agreement, as a signing bonus, Mr. Hawkins, under our 2006 Long-Term Incentive Plan, will receive, subject to the approval of the 2006 Long-Term Incentive Plan by our stockholders at the Annual Meeting, 450,795 common shares (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the Closing, will purchase 88,889 common shares at $11.25 per share. Mr. Hawkins will be reimbursed for reasonable moving and relocation expenses related to his relocation to the Denver, Colorado area, with a gross-up for taxes; we will provide him with reasonable allowance for housing extending possibly through September 15, 2007; and he will be entitled to reimbursement for travel, including commuting costs prior to the relocation of his family to Denver. If the payments under his employment agreement constitute a “parachute payment” under the Code, such that an excise tax is imposed, Mr. Hawkins is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put him in the same after-tax position as if no excise tax had been imposed. If Mr. Hawkins’ employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of two times annual salary, two times the greater of the target bonus for the year of termination and the average of the actual bonuses for the two years prior to the year of termination, two years of continuing coverage under the group health plan, and payments in respect of certain relocation-related obligations. In addition, in that event, Mr. Hawkins will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. Mr. Hawkins’ equity compensation awards will also vest in the event of a change in control. Upon his death or termination by us on account of his disability, a pro-rated target bonus for the year of termination will be payable, and any exclusively time-based (as opposed to performance-based) vesting conditions on his equity compensation awards will become inapplicable.

The Employment Agreements with our other executives provide for annual salaries of $200,000 for Mr. Wattles, $300,000 for Mr. Cochran, $250,000 for Mr. Mechem, $200,000 for Mr. Murphy and $235,000 for Mr. Ruen. In addition, the Employment Agreements also provide for a target cash bonus of $200,000 for Mr. Cochran, $125,000 for Mr. Mechem, $75,000 for Mr. Murphy and $90,000 for Mr. Ruen. In addition to annual salary and target cash bonus, the executives will be eligible to receive an annual long-term incentive compensation award that vests in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals, of the following aggregate annual target values: $500,000 for Mr. Cochran, $225,000 for Mr. Mechem, $25,000 for Mr. Murphy, and $275,000 for Mr. Ruen, at our discretion. Mr. Wattles’ Employment Agreement provides that he may be eligible to receive a target cash bonus in an amount to be determined and a long-term incentive compensation award. If the executive’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and six months’ continuing coverage under the group health plans (for Mr. Cochran and Mr. Ruen, two years’ continuing coverage). In addition, in that event, the executive will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. With respect to Mr. Cochran, in the case of a termination by us without cause or by him for good reason following certain changes in control of us, termination payments will be two times salary and bonus rather than one times salary and bonus.

Under the Employment Agreements, each of Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, non-interference and confidentiality provisions. Generally, for all executives other than Mr. Wattles, Mr. Hawkins and Mr. Ruen, upon the scheduled expiration of the employment term or upon a termination following a change of control of us, the non-competition provision will expire upon the date of the termination of employment and, upon a termination of employment by us without cause or by the executive for good reason, the non-competition provision will expire six months following the termination of employment. For Mr. Hawkins, upon the scheduled expiration of the employment term, the non-competition provision will expire upon the date of the termination of employment. For Mr. Ruen, upon a termination of employment on or after the second anniversary of the date of his Employment Agreement or upon a termination following a change of control of us, the non-competition provision will expire upon the date of his termination of employment. In addition, upon a termination of employment by us without cause or by Mr. Ruen for good reason that occurs prior to the second anniversary of the date of his Employment Agreement and that does not follow a change of control, the non-competition provision will expire six months following the termination of employment. In addition, Mr. Ruen will forfeit his entire interest in his long-term incentive compensation awards under our 2006 Long Term Incentive Plan (both vested and unvested) if he terminates without good reason or is terminated for cause on or after the second anniversary of his Employment Agreement.

Our Advisor

The services the Advisor currently provides to us and the fees we currently pay to the Advisor in consideration of such services pursuant to the Advisory Agreement are summarized below. If Internalization is completed, we will acquire the Advisor, and become self-advised.

Since our inception, our day-to-day operations have been managed by the Advisor under the supervision of our Board, pursuant to the terms and conditions of an advisory agreement with the Advisor. The Advisor is considered a related party as it is indirectly majority owned and/or controlled by Messrs. Wattles, Zucker and Mulvihill and their affiliates. Collectively, these individuals have primary responsibility for the management decisions of the Advisor and certain of its affiliates, including the selection of investment properties to be recommended to our Board, the negotiations for these investments and the property management and leasing of these properties.

The Advisor and its affiliates are paid fees in connection with services provided to us and are entitled to reimbursement for certain expenses. Upon termination of the Advisory Agreement, the Advisor will be paid all accrued and unpaid fees and expense reimbursements and any subordinated fees earned prior to the termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

We pay certain acquisition and asset management fees to the Advisor. The amount of such acquisition fees was previously equal to 3% of the aggregate purchase price of all properties we acquired up to a cumulative purchase price of $170.0 million. In March 2004, we reached the cumulative threshold of $170.0 million in properties and all subsequent acquisitions have been and, through the Closing, will continue to be subject to a reduced acquisition fee of 1.0%. During the year ended December 31, 2005, the Advisor earned approximately $11.1 million for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay the Advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170.0 million. During the year ended December 31, 2005, we incurred asset management fees of $8.9 million.

Pursuant to the Advisory Agreement, the Advisor is obligated to advance all of our offering costs subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of common shares. Such offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the Dealer Manager fee (see below).

During the year ended December 31, 2005, the Advisor incurred approximately $8.6 million of offering costs and we reimbursed the Advisor approximately $13.3 million for such costs, which includes unreimbursed costs from prior periods. These costs are reflected in equity as offering costs when such reimbursement obligations are incurred. As of December 31, 2005, the un-reimbursed amount of offering costs incurred by the Advisor, since inception (April 12, 2002), was approximately $451,000. As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we closed the primary offering component of our fourth public offering on January 23, 2006 and, as of March 31, 2006, we had reimbursed the Advisor for all of the then existing un-reimbursed offering costs.

Our Operating Partnership is currently offering undivided tenancy-in-common interests in industrial properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the tenancy-in-common interests sold to investors will be 100% leased by our Operating Partnership, and such leases will contain purchase options whereby our Operating Partnership will have the right to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for OP Units in our Operating Partnership under Section 721 of the Code. We refer to these transactions as our Operating Partnership’s private placement.

The Advisor is obligated to pay all of the offering and marketing related costs associated with our Operating Partnership’s private placement. However, our Operating Partnership is obligated to pay the Advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our Operating Partnership’s private placement. During the year ended December 31, 2005 our Operating Partnership incurred approximately $2.3 million payable to the Advisor for such expense allowance.

In accordance with the Advisory Agreement we are obligated, subject to certain limitations, to reimburse the Advisor for certain other expenses incurred on our behalf for providing services contemplated in the Advisory Agreement, except that the Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the year ended December 31, 2005 we have reimbursed approximately $511,000 for such costs.

As of December 31, 2005, we owed the Advisor approximately $624,000 for various fees and reimbursements as described above which is included in other liabilities on our accompanying consolidated balance sheets. The total compensation paid to the Advisor during 2005, exclusive of reimbursements, was approximately $20.0 million.

The Advisor currently owns 20,000 OP Units of our Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these OP Units during the period it serves as the Advisor. We serve as the general partner of our Operating Partnership and currently own 200 general partnership units for which we contributed $2,000. As of December 31, 2005, we owned 133,206,784 OP Units, or approximately 98% of our Operating Partnership. The Advisor’s Parent owns 10,000 Special Units, for which it contributed $1,000. Such Special Units will be modified into a portion of the 15,111,111 OP Units being issued in connection with the Internalization, pursuant to an amendment to our Operating Partnership’s partnership agreement. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.

Although the Advisor and its affiliates generally are not prohibited from acquiring our common shares, the Advisor has no options or warrants to acquire shares and has no current plans to acquire shares.

The Dealer Manager

Our public and private offerings of common shares have been managed by the Dealer Manager. We expect that if we pursue and complete a Listing, we will not subsequently sell common shares through the Dealer Manager. The Dealer Manager is owned by Dividend Capital Securities Group LLLP, in which Messrs. Mulvihill, Wattles, and Zucker and their affiliates indirectly own limited partnership interests.

We entered into an agreement with the Dealer Manager pursuant to which we have paid a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings of common shares to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also have paid up to a 6% sales commission of gross offering proceeds raised pursuant to our public offerings of common shares. For the year ended December 31, 2005, we incurred approximately $49.9 million payable to the Dealer Manager for dealer manager fees and sales commissions. As of December 31, 2005, all sales commissions had been re-allowed to participating broker-dealers. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on our consolidated balance sheets.

We have entered into a separate agreement with the Dealer Manager pursuant to which we have paid a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our Operating Partnership’s private placement. We also have paid the Dealer Manager a sales commission of up to 5.0% of the gross equity proceeds raised through our Operating Partnership’s private placement. For the year ended December 31, 2005, we incurred up front fees of approximately $7.6 million payable to the Dealer Manager for dealer manager fees and sales commissions. As of December 31, 2005, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for effecting sales. Such amounts are included in deferred loan costs on our consolidated balance sheets.

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one common share for $12. In September 2005, our Board approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second public offerings. Pursuant to SFAS No. 123, we valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. No warrants were offered in our third or fourth public offerings. During the year ended December 31, 2005, the Dealer Manager did not earn any soliciting dealer warrants as all shares sold during such period were in connection with our third and fourth public offerings.

As of December 31, 2005, we owed the Dealer Manager approximately $1.4 million in relation to the fees described above, which is included in other liabilities on our accompanying consolidated balance sheets.

The Facilitator

Dividend Capital Exchange Facilitators LLC (the “Facilitator”) is responsible for the facilitation of transactions associated with our Operating Partnership’s private placement. The Facilitator is considered a related party as it is indirectly majority owned and/or controlled by Messrs. Mulvihill, Wattles, and Zucker and their affiliates.

We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our Operating Partnership’s private placement for transaction facilitation. For the year ended December 31, 2005, we incurred approximately $1.8 million payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the other fees associated with our Operating Partnership’s private placement, are recorded as deferred loan costs and amortized over the life of the financing.

New Agreements with Affiliates of the Advisor’s Parent

In connection with the Internalization, we will enter into new agreements with affiliates of the Advisor’s Parent, including the following:

•	Transitional Services Agreement. At the Closing of the Internalization, we will enter into the Transitional Services Agreement with DC Services that will provide us with enumerated transitional services to the extent we need them to operate our business. Under this agreement, existing resource-sharing arrangements among the Advisor, other affiliates of the Advisor’s Parent and us will continue until we are able to make alternative arrangements for the provision of similar services, including IT services, human resources, payroll and accounts payable services. This agreement terminates one year after the Closing Date and is terminable by DC Services upon the occurrence of an uncured default by us or by either party upon the occurrence of bankruptcy- or insolvency-related events. We may terminate any individual service upon 30 days’ prior written notice. The maximum monthly amount payable under this agreement is $71,600.

•	License Agreement. At the Closing of the Internalization, we will enter into the License Agreement with the Advisor’s Parent granting us the right to the Dividend Capital name without payment of any fees for a period of one year. The License Agreement may be terminated by the Advisor’s Parent upon: (i) our failure to cure a material breach under the agreement within 30 days of written notice thereof; (ii) our assigning or otherwise encumbering the License Agreement or our rights thereunder, including in connection with a change of control of us; or (iii) our bankruptcy or insolvency.

Pursuant to the Transitional Services Agreement and the License Agreement, we expect to receive administrative services and other rights from DC Services and the Advisor’s Parent, respectively, reasonably necessary to operate the Advisor’s business for a limited transition period until it is integrated into our operations.

•	Joint Venture Agreement. We intend to enter into a Joint Venture Agreement with the DCTRT JV Entities, providing for the formation of a joint venture that will serve as the exclusive vehicle through which the DCTRT JV Entities will acquire industrial assets in certain major markets in which we currently operate until the end of 2008, so long as we introduce a certain minimum amount of potential acquisition opportunities and we do not otherwise materially breach this agreement However, if (and only for so long as) these exclusivity provisions are not in effect, Mr. Zucker and Mr. Mulvihill will be prohibited under their respective Non-Competition Agreement with us from directly or indirectly participating in certain activities in respect of industrial real estate on behalf of either DCTRT or other related entities. See “Proposal I—Election of Directors: Nominees for Election to Our Board of Directors—Certain Relationships and Related Transactions—Non-Competition Agreements.”

Agreements with Certain of Our Directors and Officers

As described above, we have entered into the Employment Agreements with Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen effective as of the Closing Date of the Internalization.

As described elsewhere in this proxy statement under the heading “Proposal III—The Internalization Proposal; Description of the Internalization—Indemnification Agreements,” we have entered into indemnification agreements with our directors.

Non-Competition Agreements

In connection with the Internalization, we will enter into the Non-Competition Agreements with Messrs. Evan Zucker and James Mulvihill. Pursuant to the Non-Competition Agreements, during the period commencing on the date of the Non-Competition Agreements and terminating on the third anniversary date of the Non-Competition Agreements (the “Restricted Period”), each of Messrs. Zucker and Mulvihill will agree not to, individually or together with any other person or entity, directly or indirectly, (i) engage in the business of owning, acquiring, developing or managing industrial real estate located anywhere in North America (the “Business”) for his own account, (ii) render any managerial, consulting or other services to any person or entity who or which is engaged in the Business (other than us, our Operating Partnership or any of our or its respective subsidiaries), or (iii) become a partner, member, manager, shareholder, principal, agent, employee, trustee or consultant of any person or entity engaged in the Business (other than us, our Operating Partnership or any of our or its respective subsidiaries); provided, however, that, Messrs. Zucker and Mulvihill will be permitted to:

•	own or acquire, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or an over-the-counter market if Mr. Zucker or Mr. Mulvihill (1) does not control such entity and is not a member of a group that controls such entity and (2) does not, directly or indirectly, own 5% or more of any class of equity securities of such entity;

•	become associated with a specific division, group or department of any entity engaged in the Business, if the division, group or department with which Mr. Zucker or Mr. Mulvihill becomes associated is not itself engaged in the Business and Mr. Zucker or Mr. Mulvihill does not provide any services, assistance or advice to the division, group or department of such entity which is engaged in the Business;

•	acquire an interest in any entity engaged in the Business, solely as an investment, if the fair market value of any industrial real estate owned, acquired, developed or managed by such entity does not constitute more than 20% of the fair market value of all real estate owned, acquired, developed or managed by such entity;

•	invest in any pooled investment vehicle or fund which is managed by and/or includes capital provided by unaffiliated third parties;

•	engage in any and all activities in respect of a fund if the fair market value of such fund’s industrial real estate assets does not exceed 20% of such fund’s total real estate assets; provided, that if such fund allows a third party equity participation in industrial real estate in Mexico, we will have the right of first offer with respect thereto;

•	engage in any and all activities with respect to (i) DCTRT and a fund with similar investment objectives for accredited investors that enters into an agreement with us that is substantially identical to the Joint Venture Agreement (collectively, the “DCTRT Entities”), and (ii) any advisor to the DCTRT Entities, subject to the provision that if (and only for so long as) the exclusivity provisions of the Joint Venture Agreement are not in effect, Mr. Zucker and Mr. Mulvihill will be prohibited from actively participating in the procurement, sourcing or identification of acquisition or investment opportunities in respect of industrial real estate on behalf of either of the DCTRT Entities.

The above restrictions will not apply and will become null and void in their entirety if at any time a representative of the Advisor’s Parent is not serving as a director on our Board as a result of our breach of the provisions of the Contribution Agreement that obligate us to nominate an individual designated by the Advisor’s Parent to our Board at our annual meetings of our stockholders to be held in 2007, 2008 and 2009, in each case to serve a one-year term. That obligation will terminate if at any time the persons who on the Closing Date are the beneficial owners of the outstanding membership interests in the Advisor’s Parent, together with certain other specified persons, cease to beneficially own, directly or indirectly, an aggregate of at least 5.0 million of the OP Units issued in connection within the Internalization.

In addition Messrs. Zucker and Mulvihill will agree not to, during the Restricted Period, directly or indirectly, knowingly (1) solicit or entice to leave employment, or (2) employ any person, who is an employee (or was in the previous three months) of us, our Operating Partnership or any of its or our respective subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, certain executive officers and certain persons holding more than 10% of our common shares are required to report their initial ownership of our common shares and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we are required to identify in this proxy statement those persons who did not file these reports when due.

Based solely on the review of the copies of such forms received, or written representations received from certain reporting persons, we believe that all of our directors and officers have filed the reports required of them under Section 16(a) during fiscal year 2005. However, certain filings were deemed late due to administrative errors associated with our Independent Director Option Plan. Our Independent Director Option Plan allows for options to be automatically granted to directors upon the occurrence of certain events and subsequently such options are to be evidenced by a certificate. In 2005, such certificates were issued much later than the actual grant date of such options and therefore the directors were not timely notified of such option grants in order to timely file under Section 16(a). Upon receipt of the option certificates evidencing the grant of such options, the directors promptly filed their respective Forms 4 with the SEC. The following directors were affected in 2005 by this administrative error and therefore had late filings associated with issuances of options under our Independent Director Option Plan: Bruce L. Warwick, John C. O’Keeffe and Tripp H. Hardin each filed one late report with respect to these options. In addition, a Form 3 filed by Mr. Warwick was not filed within 10 days after his appointment as a director.

We did not have any stockholders owning more than 10% of our common shares during fiscal year 2005.

PROPOSAL II:

THE ACCOUNTANT PROPOSAL

Ratification of Our Selection of KPMG LLP as Our Independent Registered Public Accounting Firm

Our consolidated financial statements as of December 31, 2005, 2004 and 2003, and for the years ended December 31, 2005 and 2004, were audited by KPMG LLP, an independent registered public accounting firm, and our management believes that they are knowledgeable about our operations and accounting practices and are well qualified to act as our independent registered public accounting firm. Therefore, our Board, upon the recommendation of our audit committee, has appointed KPMG LLP to act as our independent registered public accounting firm for the year ending December 31, 2006. We are asking you to ratify this selection, which requires the affirmative vote of a majority of the votes cast at a meeting where a quorum is present.

KPMG LLP representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, the KPMG LLP representatives will be available to respond to appropriate questions posed by any stockholders. KPMG LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or in any of our subsidiaries, in any capacity.

Our Board has unanimously determined it to be advisable and in the best interests of us and our stockholders to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006. Our Board unanimously recommends that you vote FOR the Accountant Proposal.

PROPOSAL III:

THE INTERNALIZATION PROPOSAL

Our Company

We were formed as a Maryland corporation in April 2002 to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a REIT for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT, or UPREIT, under which substantially all of our current and future business is, and will be, conducted through our Operating Partnership.

Our Operating Partnership was formed under Delaware law in April 2002 to acquire, own and lease properties on our behalf. We hold substantially all of our assets in our Operating Partnership or in subsidiary entities in which our Operating Partnership owns an interest. We are the sole general partner of our Operating Partnership, which means we have the exclusive power to manage and conduct the business of our Operating Partnership. As of March 31, 2006, we held 149,154,163 OP Units and owned approximately 98% of our Operating Partnership. The Advisor currently owns 20,000 OP Units and the Advisor’s Parent currently owns 10,000 Special Units.

Since our inception, our day-to-day operations have been managed by the Advisor under the supervision of our Board, pursuant to the terms and conditions of an advisory agreement with the Advisor. The Advisor is currently majority-owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, the Dealer Manager serves as the dealer manager of our public and private offerings. The Dealer Manager is also majority-owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. The Advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

In our current externally-advised structure, we do not have any of our own employees. All management and administrative personnel responsible for conducting our business are currently employed by the Advisor and its affiliates and the Dealer Manager. Currently, the Advisor and its affiliates have approximately 100 full-time employees or consultants engaged in business activities on our behalf.

We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. These facilities are generally located in what we believe to be the top 26 industrial markets throughout the United States. Such properties include properties which are under development or construction, newly constructed or have been constructed and have operating histories. In addition, we have acquired, and may continue to acquire, properties with some level of vacancy at the time of closing.

Our corporate objectives are:

•	to pay consistent quarterly cash distributions to our investors and to increase the amount of such distributions over time;

•	to manage risk in order to preserve, protect and return our stockholders’ capital contributions; and

•	to ultimately list our common shares on a national securities exchange or an over-the-counter market, or complete a sale or merger of us in a transaction which provides our stockholders with securities of a publicly traded company or sell substantially all of our properties for cash or other consideration and to realize capital appreciation for our stockholders in connection with any such transaction or such listing. If we do not complete such a transaction or obtain such listing of our common shares by February 2013, our Articles require us to begin selling our properties and other assets and distribute the net proceeds to our stockholders.

We intend to achieve these objectives by continuing to build an industrial real estate operating company that owns, develops and operates a high-quality, diversified portfolio of bulk distribution and light industrial properties in the leading distribution and logistics markets. We will continue to build our portfolio through our acquisition program and selective investment in development activities and joint ventures.

The Advisor and the Advisory Agreement

The Advisor is a Colorado limited liability company that was organized in April 2002 to provide management, advisory and administrative services. The Advisor’s Parent owns the entire outstanding membership interest, and all economic interests, in the Advisor. The Advisor’s Parent was formed under Colorado law in April 2002 as a holding company. Our day-to-day operations are managed by the Advisor under the supervision of our Board through the authority delegated to it under our Articles and the Advisory Agreement and pursuant to the policies established by our Board. We originally entered into the current Advisory Agreement with the Advisor effective November 21, 2003 and this agreement has been renewed for successive one-year periods, most recently as of February 28, 2006.

All of our officers and three of our directors are also employees of or consultants to the Advisor or its affiliates:

•	Thomas G. Wattles, our Chairman and a director, is also a consultant to the Advisor.

•	Evan H. Zucker, our Chief Executive Officer, President, Secretary and a director, is also a consultant to the Advisor.

•	James R. Mulvihill, our Treasurer, Chief Financial Officer and a director, is also a consultant to the Advisor.

•	James D. Cochran, our Chief Investment Officer, is also an employee of the Advisor.

•	Daryl H. Mechem, our Managing Director, is also an employee of the Advisor.

•	Matthew T. Murphy, a senior vice president, is also an employee of the Advisor.

•	Michael J. Ruen, a senior vice president, is also an employee of the Advisor.

In addition, Mr. Wattles has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent and a 8.084% Cash Flow Interest; Mr. Zucker has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest; and Mr. Mulvihill has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest. Messrs. Zucker and Mulvihill will cease to be our officers and Mr. Zucker will cease to be one of our directors as of the Closing Date and subsequently will not participate in our day-to-day management. In addition, pursuant to certain contractual arrangements, Messrs. Cochran, Mechem, Murphy and Ruen collectively have an aggregate 9.987% Cash Flow Interest.

The Advisor has certain contractual responsibilities to us and our stockholders pursuant to the Advisory Agreement. Many of the services to be performed by the Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which the Advisor performs for us and it is not intended to include all of the services which may be provided to us by third parties. Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our Board. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an affiliate, subject to the authority of our Board:

•	Finds, presents and recommends to us real estate investment opportunities consistent with our investment policies and objectives;

•	Structures the terms and conditions of transactions pursuant to which acquisitions or development of properties will be made;

•	Acquires and develops properties on our behalf in compliance with our investment objectives and policies;

•	Arranges for financing and refinancing of properties;

•	Enters into leases and service contracts for the properties acquired;

•	Evaluates, recommends to our Board and, at the direction of our Board, executes suitable strategies for providing our stockholders the opportunity to liquidate their ownership of our common shares, whether as a result of a possible Listing, the merger or sale of us, the sale of any or all properties, or otherwise; and

•	Provide daily management and other various administrative functions.

The term of the current Advisory Agreement ends on February 28, 2007 and may be renewed by our Board for an unlimited number of successive one-year periods. The Advisory Agreement may be terminated:

•	Immediately by us for “cause,” or upon the bankruptcy of the Advisor, or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause by a majority of our Independent Directors or a majority of all our directors upon 60 days’ written notice; or

•	Without “cause” by the Advisor upon 60 days’ written notice.

“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

The Advisor and its affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Advisor is required to devote sufficient resources to our business operations to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate upon approval of a majority of our Independent Directors. The Advisor may not make any acquisition or development of property or financing of such acquisition on our behalf without the prior approval of a majority of our Independent Directors or, in certain instances, of our Board’s investment committee, which is composed of a majority of Independent Directors. The actual terms and conditions of transactions involving investments in properties are determined in the sole discretion of the Advisor, subject at all times to such Board approval.

We reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	Organization and offering expenses in an amount up to 2.0% of the aggregate gross offering proceeds, which include but are not limited to actual legal, accounting, printing and expenses attributable to organizing our company, preparing SEC registration statements for capital raising purposes, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee;

•	The annual cost of goods and materials used by us and obtained from entities not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of our properties; and

•	Administrative services including personnel costs, except that no reimbursements are made for costs of personnel to the extent that personnel are used in transactions for which the Advisor receives a separate fee.

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause operating expenses to exceed the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate properties before depreciation, or (ii) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding depreciation and bad debt. Such operating expenses do not include amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition and advisory fees payable to the Advisor. To the extent that operating expenses payable or reimbursable by us exceed this limit and the Independent Directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the four consecutive fiscal quarters then ended exceed the limitation, there will be sent to the stockholders a written disclosure, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor and its affiliates are paid the following fees in connection with services provided to us:

•	Acquisition Fees: Up to 1.0% of the aggregate purchase price of properties for the review and evaluation of such acquisitions. Includes the acquisition of a specific property or the acquisition of a portfolio of properties through a purchase of assets, merger or similar transaction.

•	Asset Management Fee: Up to 0.75% annually of the cost of properties acquired (before non-cash reserves and depreciation). Actual asset management fees will be determined in accordance with the Advisory Agreement based upon the actual value of all properties acquired.

•	Real Estate Commissions: In connection with the sale of properties (which includes the sale of a specific property or the sale of a portfolio of properties through a sale of assets, merger or similar transaction), an amount equal to 50% of the brokerage commission paid; provided, that 50% of such commission may not exceed 3% of the contract price of each property sold; provided further, that the total amount of brokerage commission paid on the sale of any property may not exceed the lesser of the reasonable, customary and competitive total real estate brokerage commissions that would be paid for the sale of a comparable property in light of the size, type and location of the property, and an amount equal to 6% of the contract price of the property sold. The payment of these fees will be deferred until partners of our Operating Partnership have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions.

Upon termination of the Advisory Agreement, the Advisor is entitled to be paid all accrued and unpaid fees and expense reimbursements, and any subordinated fees earned before the termination.

The Advisory Agreement provides exculpatory provisions pursuant to which the Advisor may not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties, and will not be responsible for any action of our Board in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Advisory Agreement. Any indemnification made to the Advisor may be made only out of our net assets and not from our stockholders.

If the Internalization is consummated, we will no longer bear the cost any of the Advisor’s fees and other amounts payable under the Advisory Agreement. Instead we will pay directly the overhead cost necessary to provide the services that the Advisor currently provides to us under the Advisory Agreement. We have also agreed that during the period from July 21, 2006 until the Closing Date of the Internalization:

•	the Advisor will continue to earn and be paid acquisition fees pursuant to and in accordance with the terms of the Advisory Agreement;

•	the Advisor will continue to earn and be paid asset management fees pursuant to and in accordance with the terms of the Advisory Agreement;

•	the Advisor will continue to earn and be paid real estate commissions with respect to property dispositions pursuant to and in accordance with the terms of the Advisory Agreement;

•	the Advisor will continue to be reimbursed for expenses incurred in the ordinary course of business, in accordance with the terms of the Advisory Agreement; and

•	the Advisor will not be entitled to receive any other fees under the Advisory Agreement or our Articles or Bylaws, and such fees will not be paid during such period or otherwise.

Reasons for Becoming Self-Advised

When we were organized in April 2002, our Board determined that the size and scope of our business operations were insufficient to support the overhead costs associated with a self-advised structure. Accordingly, we contracted with the Advisor to provide all personnel, accounting, administrative and other support services and resources necessary for our business operations. Since then, we have grown rapidly. We held over $2.2 billion in assets at March 31, 2006. Based upon our current size and the scope of our operations, we believe that we comfortably exceed the critical mass required to support a self-advised structure. If we consummate the Internalization, we expect to hire various individuals associated with the Advisor or its affiliates who have been, and are expected to continue to be, instrumental in our growth and continued operations. We believe the Internalization will provide us with an experienced management team with industry expertise, management capabilities and a unique knowledge of our assets and business strategies.

We believe that by completing the Internalization we will enhance the likelihood of a successful Listing; however, we expect that the Internalization will be beneficial to us even if we do not complete a Listing. We believe the Internalization that we are proposing will be accretive over time to our net income per share and our FFO per share because the reduction in our operating costs that will result from eliminating the advisory and other fees we otherwise would continue to pay to the Advisor will more than offset the dilutive effect of the issuance of additional OP Units pursuant to the Internalization and the direct employee and related expenses we will incur will be offset. However, there can be no assurance that these reductions in operating costs will be realized. We also believe that the kinds of equity-based compensation arrangements we will enter into with the members of our senior management team effective upon the closing of the Internalization will better align their interests with those of our stockholders than the current arrangements (under which many of those managers have indirect interests in the equity or net cash flow of the Advisor).

Since our inception, our common shares have not been Listed on any securities exchange, such as the NYSE or NASDAQ, or in the over-the-counter market. In addition to considering the Internalization, our Board has also been considering whether we should pursue a Listing because of the advantages a Listing could bring. Among other things, a Listing would create greater liquidity for our stockholders, who at present have only very limited opportunities to sell their common shares if and when they wish to do so. A Listing also could allow us greater access to capital to fund our future growth. Finally, our Articles require that, by February 2013, we either arrange for a Listing of our common shares on a national securities exchange or an over-the-counter market, or begin a liquidation of our assets in an orderly fashion. Completing a Listing well before 2013 could help eliminate uncertainty about whether we could be forced to liquidate at that time. After considering these factors, our Board has decided that we should pursue a Listing following the consummation of the Internalization, if and when market conditions make it desirable and it is otherwise in our best interest, to do so. However, there can be no assurance that we will in fact complete a Listing or that market conditions will permit us to do so. While we believe that the proposed Internalization should help facilitate a Listing, the Internalization we are proposing is not contingent upon completion of a Listing because we believe the Internalization will be beneficial to us whether or not we complete a Listing. Even if a possible Listing occurs, an active trading market for our common shares may not develop and, if it does develop, may not be sustained, and the price at which our common shares will trade is uncertain. Further, even if a possible Listing occurs, no assurance can be given that our common shares will remain Listed.

We believe any future Listing will be more likely to be successful if we are self-advised. Listed REITs, including REITs like us that own industrial properties, are predominantly self-advised. As of the date of this proxy statement, 96 of the 100 largest Listed equity REITs by equity market capitalization were self-advised. We also believe the prevalence of the self-advised model reflects investor preference and that, if our common shares were Listed, investors and market analysts could view us more favorably if we were self-advised. We also believe that in light of these investor preferences, being self-advised when we are Listed could positively impact our share price performance.

The relationship between externally-advised REITs and their outside advisors is susceptible to conflicts of interest, most of which can be avoided by being self-advised. Notwithstanding the Advisor’s fiduciary obligation or governance mechanisms implemented to resolve potential conflicts of interest and protect our stockholders, we believe there may be a negative perception of externally-advised Listed REITs in the marketplace.

Although there can be no assurance that the conversion to a self-advised structure would increase the market price of our common shares, we believe that remaining externally-advised could have a negative effect on the price of our common shares over the long-term. As a result, we believe the internalization of the Advisor through the Internalization in advance of a potential Listing is an important step in the process of becoming Listed.

After due deliberation and consideration of various factors, including those described above, and upon the recommendation of the Special Committee, our Board determined that it would be fair and reasonable to us and advisable and in the best interests of our company and our stockholders to become self-advised. We propose to accomplish this by acquiring the Advisor and thereby internalizing the operations of the Advisor.

Although approval of the Internalization Proposal by our stockholders is not required by our Articles or the MGCL, we made such approval a condition to closing under the Contribution Agreement. We are seeking your approval of the Internalization Proposal because we believe it is appropriate to request our stockholders to approve the Internalization Proposal in light of the importance of the Internalization and because some of our directors and officers have material financial interests in the Internalization. It is also a condition to closing stated in the Contribution Agreement.

For additional reasons why the Internalization has been proposed, please see “—Background of the Internalization Proposal” and “—Recommendations of the Special Committee and Our Board of Directors” below.

Background of the Internalization Proposal

While an externally-advised structure was appropriate for our original operations, it is not a typical structure for a Listed REIT. From time to time we have previously considered the possibility of internalizing the operations of the Advisor into our operations in order to facilitate a possible Listing. At a meeting held in February 2006, our Board began to explore several opportunities, each of which would result in our common shares becoming Listed.

Proceedings of the Special Committee and Our Board

The Advisory Agreement between the Advisor and us provides for successive one-year renewals upon mutual consent of the parties and requires our directors to evaluate the performance of the Advisor before renewing the Advisory Agreement. At a meeting of the Board held on February 28, 2006, the members of the Board discussed the renewal of the Advisory Agreement (which then was scheduled to expire in February 2006) and evaluated the Advisor’s performance. The members of the Board then engaged in a broader discussion of strategic considerations. They noted that our Articles require us to either complete a Listing or to begin a liquidation by February 2013. The directors also noted that, while they believed our external advisory arrangements had served us well in the early years of our operations by providing cost-efficient management and advisory services, our recent growth has resulted in the fees payable under the Advisory Agreement (which generally are based on our size) now likely exceeding the costs that we would incur if we were self-advised. At the meeting, representatives from an investment bank (which was not Banc of America Securities LLC, the financial advisor to the Special Committee in connection with the Internalization) made a presentation regarding prevailing capital markets conditions and likely market receptivity for a Listing by us. The investment bank’s representatives stated that, in their view, a Listing would be better received if we were self-advised than if we remained externally advised. After considering and discussing these issues, the Board resolved to further analyze whether and how we might convert from being externally-advised to being self-advised. Mr. Zucker, who indirectly holds a substantial interest in the Advisor’s Parent, advised the Board that he believed the owners of the Advisor’s Parent would be willing to consider an internalization transaction, if the parties could agree on mutually-acceptable terms. The other members of the Board agreed that this approach could be beneficial to us and should be explored.

All of our officers are employees of or consultants to the Advisor or its affiliates and some of those officers, as well as some of our directors, indirectly hold membership interests and/or Cash Flow Interest in the Advisor’s Parent that, in the aggregate, constitute more than a majority of the outstanding membership interests in the Advisor’s Parent. These relationships result in those directors and officers having material financial interests in the Internalization. Accordingly, at the February 28, 2006 meeting, our Board determined that a special committee of independent directors should be formed to review and evaluate a possible internalization transaction. The Special Committee consists of Messrs. Phillip Altinger, John O’Keeffe, Bruce Warwick and Tripp Hardin, with Messrs. Altinger and Warwick serving as Co-Chairmen. None of the members of the Special Committee is an officer or employee of our company, the Advisor or any of the Advisor’s affiliates, and none of them has an ownership or other economic interest, direct or indirect, in the Advisor. The Special Committee was formally constituted by resolutions adopted by our Board on April 14, 2006 by which the Board delegated to the Special Committee the power to:

•	review, consider and evaluate any proposals made with respect to any business combination transaction involving an internalization;

•	negotiate the terms and conditions of any such proposal (including price, form, and structure) and of any and all definitive agreements in respect of such a transaction, if the Special Committee deems it appropriate or advisable to do so;

•	reject any proposal that may be made with respect to such a transaction;

•	make recommendations to our Board and stockholders with respect to any proposal; and

•	select and retain such legal, financial and other advisors and agents as the Special Committee deems necessary or appropriate to assist it in the performance of its duties and the exercise of its powers.

After conducting interviews of law firms, the Special Committee retained Clifford Chance US LLP (“Clifford Chance”) to serve as counsel to the company in negotiating the terms of any proposal for an internalization transaction that might be made and to engage Hogan & Hartson LLP (“Hogan & Hartson”) to act as special counsel to the Special Committee. Clifford Chance acts as our securities counsel and has recently represented us in connection with a variety of matters, including our four public offerings of our common shares. Hogan & Hartson previously has represented certain of our affiliates in connection with securities law compliance matters. After conducting interviews with several investment banking firms, the Special Committee engaged Banc of America Securities to act as its financial advisor based on its reputation and relevant experience.

The Special Committee recognized that in any internalization transaction that might be pursued, it would be necessary to make appropriate compensation arrangements with the individuals who would become directly employed by us. Accordingly, the Special Committee retained FPL Advisory Group, a compensation consulting firm (“FPL”), to advise the Special Committee on various compensation-related matters.

During the course of its deliberations and negotiations concerning the Internalization, the Special Committee met a total of eight times, with two meetings in April 2006, two meetings in May 2006, three meetings in June 2006 and one meeting in July 2006, and the full Board met one time between April 13, and July 21, 2006. The following is a brief summary of those meetings.

On April 13, 2006, the Special Committee received a written proposal from the Advisor’s Parent for a transaction pursuant to which we would acquire the Advisor. The proposal contemplated we would acquire the Advisor in exchange for consideration consisting of 18,761,904 OP Units, which the Advisor’s Parent described as having a value of $10.50 per unit (yielding an implied aggregate value of approximately $197.0 million). The proposal provided among other things that the Advisor’s Parent’s liability to indemnify for breaches of representations and warranties would be capped at $10.0 million and that the Advisor’s Parent’s indemnity obligations would not be secured by any escrow or other arrangement.

The Special Committee held a meeting on April 24, 2006 to discuss the Advisor’s Parent’s proposal. At the meeting, representatives of the Special Committee’s financial advisor summarized the financial terms of the proposal and representatives of the Special Committee’s legal advisors summarized the non-price terms of the proposal. Based on the discussion at the meeting, the Special Committee directed counsel to contact the law firm retained by the Advisor’s Parent for this purpose, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), to obtain clarification on certain aspects of the Advisor’s Parent’s proposal. The Special Committee determined that, pending receipt of additional information and the conduct of a due diligence investigation of the Advisor, no counter-proposal would be made.

Following the April 24, 2006 meeting, representatives of the Special Committee’s legal and financial advisors conducted due diligence in respect of the Advisor on behalf of the Special Committee. The results of those due diligence efforts were discussed at meetings of the Special Committee held on May 1, 2006 and June 23, 2006.

The Special Committee held a meeting on May 1, 2006 to discuss the status of the due diligence review. The Special Committee’s legal advisors described the results of their conversations with Paul Weiss concerning the Advisor’s Parent’s proposal, and possible responses to the non-price terms of the proposal, including provisions related to the type of consideration to be paid, working capital adjustments to the final purchase price, the scope of the proposed indemnification provisions, the periods of survival of representations and warranties to be made by the Advisor’s Parent regarding the Advisor, the terms of employment agreements between us and certain executive officers who would be hired upon consummation of the Internalization, and of non-competition agreements to be entered into with certain executive officers of the Advisor. The Special Committee’s financial advisor discussed certain financial aspects of the proposed transaction and a possible counterproposal. Based on the discussion at the meeting, the Special Committee directed its advisors to prepare a counterproposal on behalf of the Special Committee.

On May 1, 2006, Mr. Altinger delivered a written counterproposal to the Advisor’s Parent. The counterproposal provided for consideration consisting of 11,914,894 OP Units, which the Special Committee described as having a value of approximately $140.0 million based on a price of $11.75 per OP Unit. The Special Committee noted that, if the valuation of $10.50 per OP Unit contemplated by the Advisor’s Parent’s original proposal were used, the value of the Special Committee’s counteroffer would have been approximately $125.0 million; conversely, if the $11.75 per OP Unit valuation were applied, the Advisor’s Parent’s original proposal, the value of the consideration contemplated by that original proposal would have been approximately $220.0 million. The Special Committee’s counterproposal also contemplated more favorable non-price protections for us than the Advisor’s original proposal, notably in the area of indemnification by the Advisor’s Parent for breaches of its representations and warranties under the Contribution Agreement, including longer survival periods for the Advisor’s Parent’s indemnity obligations, a higher cap on the Advisor’s Parent’s indemnity obligations and an escrow of the OP Units to support those obligations.

Between May 1 and May 9, 2006, Mr. Altinger and, at the direction of the Special Committee, the Special Committee’s financial advisor held discussions with the Advisor’s Parent and representatives of the Advisor’s Parent’s financial advisor, Morgan Stanley & Co. (“Morgan Stanley”), concerning the financial terms of the Internalization.

On May 4, 2006, the Advisor’s Parent delivered to the Special Committee a revised written proposal. The revised proposal provided for consideration consisting of $18.2 million in cash plus 15,110,701 OP Units which, according to the Advisor’s Parent, had an approximate value of $163.8 million (for a total consideration including the cash component of $182.0 million) based on an assumed valuation of $10.84 per OP Unit. The proposal also provided for an increased indemnification deductible on indemnity claims and an escrow of the OP Units to secure any indemnification claims.

The Special Committee held a meeting on May 9, 2006 to discuss the Advisor’s Parent’s revised proposal. At the meeting, the Special Committee’s financial advisor summarized the financial terms of the revised proposal, including the substance of recent conversations held with Morgan Stanley concerning the Advisor. The Special Committee also discussed with counsel the non-price aspects of the revised proposal.

On May 10, 2006, Messrs. Altinger and Warwick, the Special Committee’s financial advisor and representatives of the Advisor’s Parent and Morgan Stanley met to discuss the most recent counterproposal made by the Advisor’s Parent. Based on discussions at this meeting, the Special Committee and the Advisor’s Parent reached tentative agreement on an aggregate transaction value of $170.0 million. The consideration was to be payable entirely in OP Units, which would be valued for this purpose at $11.25 per unit (resulting in a total of 15,111,111 OP Units). The Special Committee and the Advisor’s Parent also reached agreement in principle on certain non-price issues. Notably, it was agreed that the cap on the Advisor’s Parent’s indemnity obligations for the 15 months following the closing of the Internalization would be $170.0 million, and that the Advisor’s Parent’s indemnity obligation would be secured by a pledge of all the OP Units to be received by the Advisor’s Parent in the Internalization. Based on the progress made at this meeting, Clifford Chance was directed by the Special Committee to prepare drafts of definitive documentation.

Mr. Altinger, together with representatives of the Special Committee’s legal and financial advisors, participated on behalf of the Special Committee in several subsequent conference calls and meetings with counsel and representatives of the Advisor’s Parent and its counsel, regarding transaction terms and due diligence matters. On May 23, 2006, Clifford Chance circulated an initial draft of the Contribution Agreement, as well as drafts of the License Agreement, Registration Rights Agreement and Non-Competition Agreement. There ensued over the next several weeks a series of conference calls and negotiations followed by numerous revisions and re-circulations of drafts of the Contribution Agreement and the ancillary documents.

The Special Committee held a meeting on June 13, 2006 to discuss the Internalization. Representatives of the Special Committee’s legal counsel provided a detailed summary of the terms and conditions of the most recent draft Contribution Agreement. The Special Committee discussed these terms and conditions at length, including counterproposals to the Advisor’s Parent’s position on various provisions of the Contribution Agreement. In addition, at the meeting, the Special Committee’s advisors summarized the status of the financial and legal due diligence being conducted on behalf of the Special Committee, including their review of certain pending transactions. The members of the Special Committee also discussed the duration of, and the amount of collateral to be pledged by the Advisor’s Parent under, the Pledge Agreement. The Special Committee also discussed the scope of, and permissible exclusions from, the Non-Competition Agreements to be entered into by Mr. Zucker and Mr. Mulvihill. The Special Committee’s financial advisor discussed, among other things, management’s rationale for the Internalization and certain financial aspects of the Internalization, including the key assumptions and estimates that the Special Committee’s financial advisor expected to use in its financial analysis of the Advisor and the consideration to be paid by us in the Internalization from a financial point of view.

The Special Committee held a meeting on June 23, 2006. At this meeting the Special Committee’s legal counsel presented summaries of the terms and conditions of the latest drafts of certain of the ancillary documents, and the Special Committee discussed its negotiating strategy with respect to open issues on the Contribution Agreement and the ancillary documents. The results of further legal and financial due diligence were discussed, in particular due diligence on the Advisor’s employees and consultants to be hired by us following consummation of the Internalization and projected costs associated with these employees and consultants and additional resources necessary to operate the business after the closing. The Special Committee also discussed possible alternatives to the Internalization, including terminating the advisory agreement between us and the Advisor and retaining a third-party advisor, continuing to operate under the terms of the existing Advisory Agreement with the Advisor, or completing a Listing while retaining an external advisor, and the advantages and disadvantages of these alternatives. The Special Committee noted current and anticipated market conditions and other factors it had previously considered that favored pursuing the Internalization, including costs associated with disruption to the business, the increased cost associated with not completing an internalization due to higher fee structures under the Advisory Agreement over time as our business grows and the loss of continuity of experience if the Internalization were not consummated.

On June 27, 2006, the Special Committee held a meeting to discuss the progress of negotiations of key terms and conditions of the Contribution Agreement and the ancillary documents, including the Transitional Service Agreement and the proposed Joint Venture Agreement with DCTRT, and described the principal terms that remained to be negotiated. The Special Committee’s legal and financial advisors provided an update on financial and legal due diligence as well as pending diligence items. The Special Committee’s financial advisor confirmed for the Special Committee that there was no material change to its valuation approach based on its review of the additional financial information that it had received. The Special Committee’s legal counsel also continued to review the principal terms and conditions of the transaction documents. The Special Committee discussed a number of employment related matters, including the compensation analysis being conducted by FPL and certain of the representations and warranties of the Advisor’s Parent. Also at this meeting, the Special Committee authorized Mr. Altinger, on behalf of the Special Committee, to negotiate the final terms and conditions of the Contribution Agreement and the ancillary documents and to seek input from the Special Committee members individually, as appropriate, prior to the next meeting of the Special Committee.

The Special Committee held a meeting on July 21, 2006. At that meeting, a representative of FPL presented FPL’s analysis and recommendations with respect to cash and equity compensation for the senior management employees of or consultants to the Advisor or its affiliates who would be hired by us as of the closing of the Internalization. The Special Committee’s legal advisors also described and discussed the term sheet summarizing the material terms and conditions of the Joint Venture Agreement with DCTRT, and the Non-Competition Agreements, in particular the operation of the exclusivity and non-compete provisions in those agreements with respect to the activities of DCTRT, Mr. Zucker and Mr. Mulvihill in the industrial real estate market. The Special Committee’s legal advisors also described the proposed resolution of key points of difference with the Advisor’s Parent on the Contribution Agreement and the ancillary documents. Clifford Chance presented an updated due diligence report to the Special Committee. The Special Committee discussed the terms of the Employment Agreements. Also at this meeting, Banc of America Securities reviewed with the Special Committee its financial analysis of the consideration to be paid by us pursuant to the Contribution Agreement and delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion dated July 21, 2006 to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration to be paid by us pursuant to the Contribution Agreement was fair, from a financial point of view, to us. Banc of America Securities’ opinion was based on the assumption that the 15,111,111 OP Units issuable pursuant to the Contribution Agreement have an aggregate value of $170.0 million, which was the aggregate value agreed upon by the Special Committee and the Advisor’s Parent in their negotiation of the terms of the Internalization. The Special Committee discussed at length the various prospective benefits of the Internalization, including the financial and strategic benefits that we would realize through the Internalization even if we did not complete a Listing, the higher value generally placed by investors on internally managed REITs and the advisability of completing the Internalization prior to a possible Listing of our common shares.

After considering and discussing this information and the proposed terms of the Internalization contained in the Contribution Agreement and the ancillary documents, the Special Committee determined that the Contribution Agreement, in substantially the form provided to the Special Committee, the Internalization and the other transactions expressly contemplated by the Contribution Agreement, are advisable and are fair and reasonable and in the best interests of us and our stockholders and recommended that the Contribution Agreement and the Internalization be approved by our Board and our stockholders.

At a meeting of our full Board held immediately following the Special Committee meeting on July 21, 2006, the Co-Chairmen of the Special Committee presented to the Board the Special Committee’s report concerning the Internalization, which discussed the process followed by the Special Committee in reviewing, analyzing and negotiating the Internalization and the Contribution Agreement and included the unanimous recommendation from the Special Committee that we proceed with the Internalization, substantially in accordance with the terms and conditions of the draft Contribution Agreement approved by the Special Committee and presented to the Board. Based on this recommendation and the other factors listed under “Recommendations of the Special Committee and Our Board of Directors,” our Board determined that the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement are advisable and are fair and reasonable and in the best interests of us and our stockholders. Accordingly, after due consideration and receipt of the recommendation of the Special Committee, the Board (with Messrs. Mulvihill, Wattles and Zucker abstaining) approved the Contribution Agreement and the Internalization and the other transactions expressly contemplated by the Contribution Agreement by a vote which included the affirmative vote of all of the independent directors, and recommended that our stockholders approve the Contribution Agreement and the Internalization.

Recommendations of the Special Committee and Our Board of Directors

Special Committee Recommendation; Reasons for Recommendation

In reaching its conclusion to unanimously recommend that our Board approve Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement, the Special Committee took into account the following factors (without assigning relative weights) which the Special Committee believes weigh in favor of the Internalization proposal (we refer to our company as “DCT” for the purposes of this subsection):

•	the belief of the Special Committee that internalization of the management of the Advisor could eliminate perceived or actual conflicts of interest and improve DCT’s ability to raise capital, although it is not possible to quantify such benefit;

•	DCT’s ability, through the Internalization, to realize its long-standing strategic initiative to control key functions that are important to the growth of DCT’s business;

•	the belief of the Special Committee that the beneficial ownership of the common shares of DCT by certain of DCT’s officers and directors would more directly align the interests of such officers and directors with those of DCT’s current stockholders and mitigate certain potential conflicts of interest;

•	the requirement under DCT’s charter that, by February 2013, DCT either lists securities on a national securities exchange or over-the-counter market or liquidate;

•	the belief of the Special Committee that the principal alternatives available to DCT would not be as beneficial to DCT and DCT’s stockholders as the transactions contemplated by the Internalization — in particular, the Special Committee believes that termination of the existing Advisory Agreement would cause a significant disruption in DCT’s affairs and that continuation of the current structure could limit DCT’s ability to raise additional capital and achieve certain other important corporate objectives;

•	the belief of the Special Committee that, if DCT’s common shares are Listed, investors and market analysts could view DCT more favorably if DCT becomes self-advised instead of remaining externally advised;

•	the proven expertise and substantial experience, including long-standing relationships with DCT’s significant third-party customers and third-party management companies, of the employees of or consultants to the Advisor or its affiliates who would become employees of DCT in connection with the Internalization, as well as the potential liabilities associated with the direct employment of personnel, including the compensation which will be payable under employment agreements, workers’ disability and compensation claims, labor disputes and other employee-related grievances;

•	the belief of the Special Committee that the Internalization would enable DCT to realize certain efficiencies arising from a self-advised structure in that DCT will pay for management, advisory, acquisition and development services directly rather than paying a third-party fee for such services, thereby enabling DCT to both eliminate the profits that were previously being realized by the Advisor for providing such services and potentially allowing DCT in the future to raise additional equity without a proportionate increase in the cost of managing DCT that would likely result had DCT continued to be managed by the Advisor;

•	the terms and conditions of the Contribution Agreement and the Transitional Services Agreement, the License Agreement, the Non-Competition Agreements, the Pledge Agreement, the Registration Rights Agreement and the Employment Agreements, including, among other things, (i) the type and amount of consideration to be paid to the Advisor’s Parent, (ii) the indemnities and the pledge and security obtained, and (iii) certain conditions to DCT’s obligation to consummate the Internalization, including approval by DCT’s shareholders of the Internalization;

•	the lock-up and non-compete provisions of the Contribution Agreement, the Non-Competition and Non-Solicitation Agreement and the Registration Rights Agreement that are contemplated to be executed and delivered at the Closing;

•	the terms, including the exclusivity provisions, set forth in the term sheet summarizing the material terms and conditions of the Joint Venture Agreement with DCTRT and to be contained in a definitive Joint Venture Agreement;

•	the financial presentation of Banc of America Securities, including its opinion, dated July 21, 2006, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, to DCT of the consideration to be paid by DCT pursuant to the Contribution Agreement, as more fully described in the section entitled “—Opinion of the Special Committee’s Financial Advisor” below; and

•	the belief of the Special Committee that the Internalization would be accretive to net income per share and FFO per share in 2007.

The Special Committee also took into account, without assigning relative weights to, the following factors. Although the Special Committee viewed these as potentially negative factors with respect to the Internalization Proposal, the Special Committee believed these factors were outweighed by the positive factors set forth above:

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existing potential conflicts of interest between DCT and the Advisor, including the respective positions of our management team and certain of our directors with us and the Advisor and the compensation and/ or other benefits to be received by such persons, either directly or indirectly, as a result of the Internalization, as well as the fact that: (i) Mr. Wattles, our Chairman and a director, has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent and a 8.084% Cash Flow Interest, which will result in Mr. Wattles receiving indirect beneficial ownership with his spouse of approximately 1.22 million OP Units; (ii) Mr. Zucker, our Chief Executive Officer, President, Secretary and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest, which will result in Mr. Zucker receiving indirect beneficial ownership with his spouse of approximately 1.86 million OP Units; (iii) Mr. Mulvihill, our Treasurer, Chief Financial Officer and a director, has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and a 12.280% Cash Flow Interest, which will result in Mr. Mulvihill receiving indirect beneficial ownership with his spouse of approximately 1.86 million OP Units; and

(iv) Messrs. Cochran, Mechem, Murphy and Ruen, pursuant to certain contractual arrangements, collectively have a 9.987% Cash Flow Interest, which, in connection with the Internalization, will entitle them to certain economic rights with respect to the Advisor’s Parent’s ownership of an aggregate of approximately 1.5 million OP Units, although the Special Committee believes that this risk is mitigated by the steps taken (such as the creation of the Special Committee and the retention of its own legal and financial advisors) to ensure that the Internalization Proposal would not be negatively affected by such conflicts;

•	the potential conflicts of interest that will continue after consummation of the Internalization. See “Proposal I — Election of Directors: Nominees for Election to Our Board of Directors — Certain Relationships and Related Transactions” and “Risk Factors — Certain of Our Directors and Officers Have Potential Conflicts of Interests;”

•	the potential liabilities associated with the direct employment of personnel, including the compensation which will be payable under the Employment Agreements, workers’ disability and compensation claims, labor disputes and other employee-related grievances; and

•	the potential liabilities that we may inherit from the Advisor as a result of the Internalization that would not be covered by the indemnities in the Contribution Agreement.

With respect to its analysis of the terms and conditions of the Contribution Agreement, the Special Committee took into account, among other things, the lock-up and non-compete provisions of the Contribution Agreement, the Registration Rights Agreement, the Non-Competition Agreements and the Employment Agreements, which were designed to align the interests of our directors and officers who also hold membership interests in the Advisor’s Parent or have a Cash Flow Interest with those of all of our other stockholders.

The Special Committee considered the above factors, among others, in light of various alternatives to the proposed transactions which are described more fully below.

•	Maintain the Status Quo. This alternative ensured continuity of operations and key personnel, but had the disadvantage of, among other things, requiring us to continue paying advisory and management fees.

•	Hire New Third Parties to provide Advisory Services and Terminate Our Advisory Agreement. The advantage of this alternative was the prospect of negotiating lower fees with third party providers, provided, that the services provided by or through the Advisor could be adequately provided by a single or a discrete group of service providers. The disadvantages of this alternative included, among other things, the costs associated with redeeming the Special Units upon termination of the Advisory Agreement, the costs associated with a lengthy transition period, the loss of the continuity and experience of the Advisor’s or its affiliates’ key employees and consultants, the loss of the right to use the “Dividend Capital” name and the ongoing payment of advisory and management fees.

•	Build Advisory Functions Internally and Terminate Our Advisory Agreement. The benefit of this alternative was the prospect of reducing costs, on an asset basis, over time, because our advisory costs would no longer be based on a percentage of our real property assets. The disadvantages of this alternative included, among other things, the costs associated with redeeming the Special Units upon termination of the Advisory Agreement, the costs associated with a lengthy transition period and risks attendant to internally developing the broad range of services currently provided by the Advisor, the loss of continuity and experience of the Advisor’s or its affiliates’ key employees and consultants, the disruption to our property acquisition pipeline and the loss of the right to use the “Dividend Capital” name.

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Acquire Our Advisor. The advantages of this alternative were, among other things, eliminating the fees paid to the Advisor and achieving an internally-managed structure appropriate to our size, aligning more closely the interests of the management of the Advisor with those of our stockholders by eliminating the potential conflict of interest resulting from the fact that fees paid to the Advisor are primarily based on a percentage of our real property asset base, substantially reducing transition risks associated with the termination alternatives, and preserving the right to use the “Dividend Capital” name for one year. The main disadvantage of this alternative was the difficulty in quantifying the value of the relationship between the Advisor and its affiliates as well as the advisory services provided by the Advisor.

The Special Committee determined that, in light of all the factors that it considered, the Contribution Agreement, the Internalization and the transactions expressly contemplated by the Contribution Agreement are advisable and are fair and reasonable and in our best interests and in the best interests of our stockholders. Accordingly, the Special Committee unanimously recommended that our Board approve the Contribution Agreement and the Internalization.

Board of Directors Recommendation

Our Board (Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization, have abstained from voting on the approval of the Contribution Agreement) has approved the Contribution Agreement, the Internalization and the other transactions expressly contemplated by the Contribution Agreement, having determined that the Contribution Agreement, the Internalization and the transactions expressly contemplated by the Contribution Agreement and are fair and reasonable to DCT and advisable and in the best interests of us and our stockholders. Accordingly, our Board (excluding Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have material financial interests in the Internalization and, accordingly, are abstaining from joining in our Board’s recommendation) recommends that stockholders vote FOR the Internalization Proposal.

Our Board based its determination that the Internalization is advisable and in our best interests and in the best interests of our stockholders primarily on:

•	the factors considered and conclusions of the Special Committee (which were adopted by our Board as its own); and

•	the extensive negotiations of the Special Committee with representatives of the Advisor.

Our Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of the Special Committee’s Financial Advisor

We retained Banc of America Securities to act as the Special Committee’s financial advisor in connection with the Internalization. Banc of America Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected Banc of America Securities to act as the Special Committee’s financial advisor in connection with the Internalization on the basis of Banc of America Securities’ experience in transactions similar to the Internalization and its reputation in the REIT sector and investment community.

On July 21, 2006, at a meeting of the Special Committee held to evaluate the Internalization, Banc of America Securities delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion, dated July 21, 2006, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the consideration to be paid by DCT pursuant to the Contribution Agreement was fair, from a financial point of view, to DCT. For purposes of its opinion, Banc of America Securities evaluated the 15,111,111 OP Units issuable by DCT pursuant to the Contribution Agreement as having an aggregate value of $170.0 million, which was the aggregate value agreed upon by the Special Committee and the Advisor’s Parent in their negotiation of the terms of the Internalization. For purposes of this section, such consideration is referred to as the “DCT Consideration.”

The full text of Banc of America Securities’ written opinion to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated by reference in its entirety into this document. You are encouraged to read the Banc of America Securities’ opinion carefully in its entirety. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion. Banc of America Securities provided its opinion to the Special Committee to assist the Special Committee in its evaluation of the DCT Consideration from a financial point of view. Banc of America Securities’ opinion does not address any other aspect of the Internalization and does not constitute a recommendation as to how you should vote or act in connection with the proposed Internalization.

For purposes of this section, we and our Operating Partnership are collectively referred to as “DCT.”

For purposes of its opinion, Banc of America Securities:

•	reviewed certain publicly available financial statements and other business and financial information of DCT and certain publicly available business information relating to the Advisor;

•	reviewed certain internal financial statements and other financial and operating data concerning DCT and the Advisor prepared by management;

•	reviewed certain financial forecasts relating to DCT and the Advisor prepared by management;

•	reviewed and discussed with the Special Committee, DCT’s management and the Advisor’s senior executives the organizational and management structure of DCT and information relating to certain cost savings and other benefits expected by management to result from the Internalization through the elimination of management fees (referred to in this section as cost savings) currently payable by DCT to the Advisor pursuant to the Advisory Agreement;

•	discussed the past and current operations, financial condition and prospects of DCT and the Advisor with members of the Special Committee, DCT’s management and the Advisor’s senior executives;

•	reviewed the purchase prices paid by third party investors in prior offerings of our common shares as reflected in our publicly filed reports;

•	reviewed the potential pro forma financial impact of the Internalization on our future financial performance, including the potential effect on our estimated FFO per share;

•	compared the financial performance of DCT and the Advisor, respectively, with that of certain publicly traded companies Banc of America Securities deemed relevant;

•	compared certain financial terms of the Internalization to financial terms, to the extent publicly available, of certain other transactions Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among the Special Committee, the Advisor’s representatives and their respective advisors;

•	reviewed the Contribution Agreement and certain related documents;

•	reviewed the Advisory Agreement; and

•	performed other analyses and considered other factors as Banc of America Securities deemed appropriate.

Banc of America Securities assumed and relied on, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. Banc of America Securities was advised by DCT’s representatives that the Advisor manages the operations of, and performs various administrative functions for, DCT pursuant to the Advisory Agreement, including the preparation of financial forecasts and other information relating to DCT. Accordingly, at the Special

Committee’s direction, Banc of America Securities utilized, for purposes of its analyses, financial forecasts relating to DCT provided by management. Banc of America Securities assumed, upon the Advisor’s advice and at the Special Committee’s direction, that the financial forecasts relating to DCT and the Advisor (including potential cost savings) referred to above, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management as to DCT’s and the Advisor’s future financial performance and the other matters covered by the forecasts. Banc of America Securities did not make any independent valuation or appraisal of DCT’s or the Advisor’s assets or liabilities and Banc of America Securities was not furnished with any such valuations or appraisals. In addition, Banc of America Securities assumed, with the Special Committee’s consent, that the Internalization would be consummated as provided in the Contribution Agreement, with full satisfaction of all covenants and conditions contained in the Contribution Agreement and without any waivers of the Contribution Agreement. Banc of America Securities also assumed, with the Special Committee’s consent, that all third party consents, approvals and agreements necessary for the consummation of the Internalization would be obtained without any adverse effect on DCT, the Advisor or the Internalization. Banc of America Securities was advised by management that we have operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since our formation as a REIT and Banc of America Securities further assumed, with the Special Committee’s consent, that the Internalization would not adversely affect our status or operations as a REIT.

Banc of America Securities expressed no view or opinion as to any terms or aspects of the Internalization other than the DCT Consideration to the extent expressly specified in its opinion, including the form or structure of the Internalization or tax or accounting aspects. In addition, Banc of America Securities expressed no opinion as to the relative merits of the Internalization in comparison to other transactions available to DCT or in which DCT might engage or as to whether any transaction might be more favorable to DCT as an alternative to the Internalization, nor did Banc of America Securities express any opinion as to the underlying business decision of the Special Committee or the Board to proceed with or effect the Internalization. Banc of America Securities expressed no opinion as to what the value of OP Units or our common shares into which OP Units may be exchangeable would be when issued or the prices at which OP Units or our common shares would be transferable or trade at any time. Except as described above, the Special Committee imposed no other limitations on the investigations made or procedures followed by Banc of America Securities in rendering its opinion.

Banc of America Securities’ opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Banc of America Securities as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses presented by Banc of America Securities to the Special Committee in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Banc of America Securities. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Financial Analyses Relating to the Advisor

Analysis of Selected Precedent Transactions. Banc of America Securities reviewed, to the extent publicly available, financial information relating to the following 13 selected transactions in which a non-self-administered REIT acquired its external advisor:

Announcement Date	Acquiror	Target
• 5/2/06	• CNL Retirement Properties, Inc.	• CNL Retirement Corp.
• 4/3/06	• CNL Hotels & Resorts, Inc.	• CNL Hospitality Corp.
• 9/10/04	• Inland Retail Real Estate Trust, Inc.	• Inland Southeast Property Management Corp.
• 9/10/03	• Cedar Shopping Centers Inc.	• Cedar Bay Realty Advisors, Inc.
• 5/2/00	• Inland Real Estate Corporation	• Inland Real Estate Advisory Services, Inc.
• 11/30/99	• Carey Diversified LLC	• Management Business of W.P. Carey & Co., Inc.
• 3/12/99	• CNL American Properties Fund, Inc.	• CNL Fund Advisors, Inc.
• 2/4/98	• Cabot Industrial Trust	• Cabot Partners Limited Partnership
• 11/26/97	• AMB Property Corporation	• AMB Institutional Realty Advisors, Inc.
• 5/15/97	• Commercial Net Lease Realty, Inc.	• CNL Realty Advisors, Inc.
• 3/21/97	• Security Capital Pacific Trust	• Security Capital Group Incorporated
• 3/21/97	• Security Capital Atlantic Incorporated	• Security Capital Group Incorporated
• 2/26/97	• Berkshire Realty Company	• Berkshire Property Management

Banc of America Securities reviewed the transaction values of the selected transactions, calculated as the equity value implied for the target company based on the consideration payable in the selected transaction, plus net debt and minority interests, less cash and cash equivalents, as multiples of latest 12 months earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and total fees received for asset management services, referred to as total fees. Banc of America Securities then applied a range of selected multiples of latest 12 months EBITDA and total fees derived from the selected transactions to corresponding financial data of the Advisor for the 12 months ended June 30, 2006. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Estimated financial data of the Advisor were based on internal estimates of management. This analysis indicated the following implied enterprise value reference ranges for the Advisor, as compared to the DCT Consideration:

Implied Enterprise Value Reference Ranges for the Advisor		DCT Consideration
Latest 12 Months EBITDA	Latest 12 Months Total Fees
$136,000,000 - $215,000,000	$76,000,000 - $177,000,000	$170,000,000

No company, business or transaction used in this analysis is identical to the Advisor or the Internalization. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Advisor and the Internalization were compared.

Analysis of Selected Publicly Traded Companies. Banc of America Securities reviewed, to the extent publicly available, financial and stock market information for the following ten selected publicly traded companies, four of which are focused primarily on real estate asset management and six of which are focused primarily on financial asset management:

Real Estate Asset Management Companies	Financial Asset Management Companies
• CB Richard Ellis Group, Inc.	• BlackRock, Inc.
• Grubb & Ellis Co.	• Franklin Resources, Inc.
• Jones Lang LaSalle Inc.	• Gamco Investor Inc.
• Trammell Crow Company	• Janus Capital Group Inc.
• Nuveen Investments, Inc.
• T. Rowe Price Group, Inc.

Banc of America Securities reviewed enterprise values of the selected companies, calculated as fully-diluted market value based on closing stock prices on July 19, 2006, plus net debt and minority interests, less cash and cash equivalents, as a multiple of calendar year 2007 estimated EBITDA. Banc of America Securities then applied to the Advisor’s calendar year 2007 estimated EBITDA a range of selected multiples of calendar year 2007 estimated EBITDA derived from the selected real estate asset management companies and from the selected financial asset management companies, in each case discounted to take into account the lack of trading liquidity and smaller size of the Advisor relative to the selected companies. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates. Estimated financial data of the Advisor were based on internal estimates of management. This analysis indicated the following implied enterprise value reference ranges for the Advisor, as compared to the DCT Consideration:

Implied Enterprise Value Reference Ranges for the Advisor		DCT Consideration
Real Estate Asset Management Companies	Financial Asset Management Companies
$174,000,000 - $302,000,000	$92,000,000 - $256,000,000	$170,000,000

No company or business used in this analysis is identical to the Advisor or its business. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments to which the Advisor was compared.

Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis of the Advisor to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that the Advisor could generate during fiscal years 2006 through 2010 based on internal estimates of management. Banc of America Securities calculated a range of estimated terminal values by applying a range of EBITDA terminal value multiples of 6.5x to 8.5x to the Advisor’s fiscal year 2010 estimated EBITDA. The present value of the cash flows and terminal values were then calculated using discount rates ranging from 15.0% to 20.0%. This analysis indicated the following implied enterprise value reference ranges for the Advisor, as compared to the DCT Consideration:

Implied Enterprise Value Reference Range for the Advisor	DCT Consideration
$144,000,000 - $196,000,000	$170,000,000

Financial Analyses Relating to DCT

Net Asset Valuation. Banc of America Securities performed a net asset valuation of DCT’s income producing properties and other assets and liabilities based on financial information provided by management. The estimated value of DCT’s income-producing properties was calculated by applying a range of weighted average capitalization rates of 6.0% to 7.0% to the latest 12 months ended March 31, 2006 net operating income of such properties based on internal estimates of management reflecting, among other things, 100% ownership of Cabot Industrial Value Fund and full-year adjustments for acquisitions and dispositions consummated during that period and for acquisitions consummated during the second quarter of 2006. Other asset and liability values were calculated as follows:

•	in the case of development assets and developable land, by applying a 20% premium to the cost of those assets; and

•	in the case of other assets and liabilities, based on book values as of March 31, 2006 (as adjusted, in the case of debt, for acquisition financing in the second quarter of 2006) and estimated values per management.

This analysis indicated the following implied per share equity reference range for DCT, as compared with the assumed per unit value of the 15,111,111 OP Units issuable in the Internalization:

Implied Per Share Equity Reference Range for DCT	Assumed Per Unit Value of OP Units in Internalization
$8.87 - $11.61	$11.25

Analysis of Selected Publicly Traded Companies. Banc of America Securities reviewed financial and stock market information for the following six selected publicly traded REITs in the industrial REIT industry:

•	AMB Property Corporation
•	Duke Realty Corporation
•	EastGroup Properties, Inc.
•	First Industrial Realty Trust, Inc.
•	Liberty Property Trust
•	ProLogis

Banc of America Securities reviewed, among other things, closing stock prices of the selected REITs on July 19, 2006 as a multiple of calendar years 2006 and 2007 estimated FFO per share. Banc of America Securities then applied a range of selected multiples of calendar years 2006 and 2007 estimated FFO per share derived from the selected REITs to corresponding data of DCT. Estimated financial data of the selected REITs were based on publicly available research analysts’ estimates. Estimated financial data of DCT were based on internal estimates of management after giving effect to the Internalization. This analysis indicated the following implied per share equity reference range for DCT, as compared to the assumed per unit value of the 15,111,111 OP Units issuable in the Internalization:

Implied Per Share Equity Reference Ranges for DCT		Assumed Per Unit Value of OP Units in Internalization
2006E FFO	2007E FFO
$9.55 - $11.56	$10.27 - $12.15	$11.25

No company or business used in this analysis is identical to DCT or its business. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or business segments to which DCT was compared.

Pro Forma Accretion/Dilution Analysis

Banc of America Securities analyzed the potential pro forma financial effect of the Internalization on DCT’s estimated FFO per share for the 12 month-period beginning July 1, 2006 and for calendar year 2007. Estimated financial data for DCT and the pro forma adjustments described below were based on internal estimates of management. For purposes of this analysis, Banc of America Securities applied pro forma adjustments to reflect, among other things:

•	one-time transaction-related expenses;

•	elimination of asset management fees previously paid to the Advisor by DCT;

•	payment of acquisition fees to DCT by joint venture partners which were previously paid to the Advisor;

•	incremental general and administrative and interest expense; and

•	capitalization of certain leasing and development expenses.

Based on the DCT Consideration, this analysis indicated that the Internalization should be accretive to DCT’s estimated FFO per share for each of the periods observed. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous

The discussion set forth above is merely a summary of the material financial analyses performed by Banc of America Securities and is not a comprehensive description of all analyses undertaken by Banc of America Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Banc of America Securities’ analyses and opinion. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

In performing its analyses, Banc of America Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DCT and the Advisor. The estimates of the future performance of DCT and the Advisor in or underlying Banc of America Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Banc of America Securities’ analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the financial fairness of the DCT Consideration to be paid pursuant to the Contribution Agreement and were provided to the Special Committee in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Banc of America Securities’ view of the actual value of DCT or the Advisor.

The type and amount of consideration payable in the Internalization were determined through negotiations between the Special Committee and the Advisor’s Parent, rather than by any financial advisor, and were approved by the Special Committee. The decision to enter into the Contribution Agreement was solely that of the

Special Committee and the Board. As described above, Banc of America Securities’ opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the Internalization and should not be viewed as determinative of the views of the Special Committee, the Board or our management with respect to the Internalization or the DCT Consideration.

We have agreed to pay Banc of America Securities for its services in connection with the Internalization an aggregate fee of $1.2 million, portions of which were payable in connection with Banc of America Securities’ engagement and upon rendering its opinion and a significant portion of which is contingent upon the completion of the Internalization. We also have agreed to indemnify Banc of America Securities, any controlling person of Banc of America Securities and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

Banc of America Securities or its affiliates currently are acting as administration agent, book-running manager and co-lead arranger for, and as a lender under, certain credit facilities of Mexico Retail Properties Venture I, L.P., an affiliate of the Advisor’s Parent. In the ordinary course of its business, Banc of America Securities and its affiliates may actively trade or hold the securities or loans of DCT or certain of its affiliates for their own accounts or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in these securities or loans.

DESCRIPTION OF THE INTERNALIZATION

Set forth below is a summary of the material terms of the Internalization. The Contribution Agreement, a copy of which is attached hereto as Appendix A contains a more extensive description of the terms of the Internalization. The summary set forth below is qualified in its entirety by reference to the Contribution Agreement.

General

The Contribution Agreement provides that, subject to the approval thereof by our stockholders and subject to the satisfaction of certain other conditions, the entire outstanding membership interest, and all economic interests, in the Advisor, in addition to all of the outstanding shares in the Transferred Subsidiary (as described in this paragraph), will be contributed by the Advisor’s Parent to our Operating Partnership in exchange for aggregate consideration of 15,111,111 OP Units, which includes the Modification of the Special Units held by the Advisor’s Parent into OP Units. Prior to the Closing Date, the Advisor’s Parent will form the Transferred Subsidiary and transfer a 1% interest in the Advisor to the Transferred Subsidiary. As required by the Contribution Agreement, the Advisor’s Parent will then transfer all of the outstanding shares in the Transferred Subsidiary to the Operating Partnership, in addition to the remaining 99% interest in the Advisor that the Advisor’s Parent holds directly.

As a result of the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we will become self-advised. As of the Closing Date, we anticipate that approximately 50 of the Advisor’s or its affiliates’ employees or consultants will become our employees. In addition, we will hire and enter into the Employment Agreements with certain individuals associated with the Advisor or its affiliates and, as of the Closing Date, those individuals will also become our employees. Under the MGCL and our existing Articles, holders of our common shares will not be entitled to appraisal rights with respect to the Internalization.

Payment of Internalization Consideration

In the Internalization, the entire outstanding membership interest, and all economic interests, in the Advisor, in addition to all of the outstanding shares in the Transferred Subsidiary (as described in the paragraph above), will be contributed by the Advisor’s Parent to our Operating Partnership in exchange for aggregate consideration of 15,111,111 OP Units, which includes the Modification of the Special Units held by the Advisor’s Parent into OP Units. As a result of the Internalization, some of our directors who collectively have beneficial ownership and control with their respective spouses of an aggregate of a 58.9% membership interest in the Advisor’s Parent and collectively have an aggregate 32.644% Cash Flow Interest, will collectively receive indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units. In the Internalization, the OP Units have been valued at a per-unit price of $11.25. The Contribution Agreement provides that a portion of the Internalization Consideration will be allocated to the modified Special Units and the balance to the contributed membership interests of the Advisor.

Closing

The Contribution Agreement provides that the Internalization will be consummated on the Closing Date, which will be within three business days following the satisfaction or waiver of the conditions to the Internalization set forth in the Contribution Agreement (other than conditions that by their nature are to be satisfied at the Closing), or on such other date as we and the Advisor’s Parent may mutually agree.

In connection with the Internalization, we will enter into new agreements with affiliates of the Advisor’s Parent, including the following:

•

Transitional Services Agreement. At the Closing of the Internalization, we will enter into the Transitional Services Agreement with DC Services that will provide us with enumerated transitional services to the extent we need them to operate our business. Under this agreement, existing resource-

sharing arrangements among the Advisor, other affiliates of the Advisor’s Parent and us will continue until we are able to make alternative arrangements for the provision of similar services, including IT services, human resources, payroll and accounts payable services. This agreement terminates one year after the Closing Date and is terminable by DC Services upon the occurrence of an uncured default by us or by either party upon the occurrence of bankruptcy- or insolvency-related events. We may terminate any individual service upon 30 days’ prior written notice. The maximum monthly amount payable under this agreement is $71,600.

•	License Agreement. At the Closing of the Internalization, we will enter into the License Agreement with the Advisor’s Parent granting us the right to the Dividend Capital name without payment of any fees for a period of one year. The License Agreement may be terminated by the Advisor’s Parent upon: (i) our failure to cure a material breach under the agreement within 30 days of written notice thereof; (ii) our assigning or otherwise encumbering the License Agreement or our rights thereunder, including in connection with a change of control of us; or (iii) our bankruptcy or insolvency.

Pursuant to the Transitional Services Agreement and the License Agreement, we expect to receive administrative services and other rights from DC Services and the Advisor’s Parent, respectively, reasonably necessary to operate the Advisor’s business for a limited transition period until it is integrated into our operations.

•	Joint Venture Agreement. We intend to enter into a Joint Venture Agreement with the DCTRT JV Entities, providing for the formation of a joint venture that will serve as the exclusive vehicle through which the DCTRT JV Entities will acquire industrial assets in certain major markets in which we currently operate until the end of 2008, so long as we introduce a certain minimum amount of potential acquisition opportunities and we do not otherwise materially breach this agreement However, if (and only for so long as) these exclusivity provisions are not in effect, Mr. Zucker and Mr. Mulvihill will be prohibited under their respective Non-Competition Agreement with us from directly or indirectly participating in certain activities in respect of industrial real estate on behalf of either DCTRT or other related entities. See “Proposal I—Election of Directors: Nominees for Election to Our Board of Directors—Certain Relationships and Related Transactions—Non-Competition Agreements.”

Employment/Non-Competition Agreements

We will enter into the Non-Competition Agreements with Messrs. Zucker and Mulvihill, effective as of the Closing Date, as more fully described below. We have also entered into Employment Agreements with Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen, effective as of the Closing Date, as more fully described below.

Registration Rights Agreement

In the Contribution Agreement, we agreed that at the Closing, we will enter into the Registration Rights Agreement with the Advisor’s Parent in respect of any common shares acquired by the Advisor’s Parent and its permitted transferees upon exchange of the OP Units issued in connection with the Internalization, as more fully described below.

Pledge Agreement

In the Contribution Agreement, the Advisor’s Parent agreed to secure its indemnification obligations under the Contribution Agreement by entering into the Pledge Agreement with us. Pursuant to the Pledge Agreement, the Advisor’s Parent will pledge in our favor the following (or any substituted collateral permitted pursuant to the Pledge Agreement): (a) for a period of 15 months after the Closing Date (the “Lock-Up Period”), all of the OP Units received in the Internalization, (b) for a period of nine months after the end of the Lock-Up Period (the “First Follow-On Period”), cash and/or OP Units having a fair market value of $20.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the First Follow-On Period, (c) for a period of 12 months after the end of the First Follow-On Period (the “Second Follow-On Period”), cash and/or OP Units having a fair market value or $10.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the Second Follow-On Period, and (d) following the end of the Second Follow-On Period, assets having a fair market value equal to the amount of unresolved indemnification claims asserted before the end of the Second Follow-On Period until those claims are resolved. Under the terms of the Pledge Agreement, we will hold a first priority security interest in all of the assets pledged pursuant to the Pledge Agreement (or any substituted collateral).

Conduct of Business Prior to Closing

The Advisor’s Parent has agreed, among other things, that, except to the extent expressly provided in the Contribution Agreement, until the Closing, the Advisor’s Parent:

•	will cause the Advisor to conduct its business in the ordinary course consistent with past practice and consistent with the requirements of the Advisory Agreement;

•	will, and will cause the Advisor to, use commercially reasonable efforts to preserve substantially intact the present organization of the Advisor;

•	will, and will cause the Advisor to, use commercially reasonable best efforts to keep available the services of the present officers and employees of the Advisor or its affiliates and all other persons who provide material services to the Advisor; and

•	will, and will cause the Advisor to, use commercially reasonable efforts to preserve the Advisor’s relationships with others having business dealings with the Advisor.

The Advisor’s Parent has also agreed, without limiting the generality of the foregoing, that until the Closing, the Advisor’s Parent will not permit the Advisor to:

•	sell, lease, encumber, transfer or dispose of any of its assets, including by relinquishing any rights under any contract material to the Advisor, in each case except in the ordinary course of business (it being understood that the Advisor makes distributions of substantially all its cash to the Advisor’s Parent on a regular basis);

•	fail to timely pay any account payable, except in the ordinary course of business;

•	take any action that would adversely affect our qualification as a REIT;

•	enter into any material commitment or transaction except in the ordinary course of business;

•	enter into any agreement providing for management services to be provided by the Advisor to a third party;

•	incur, create, assume or guarantee any indebtedness;

•	change (or permit to be changed) any accounting or tax procedure or practice (including any method of accounting for tax purposes), make (or permit to be made) any tax election or settle or compromise any tax liability but only to the extent that such procedure or practice, election or compromise relates to any tax liability of the Advisor or taxes of the Advisor as a separate entity;

•	enter into, adopt, amend, terminate or waive any right under any employee benefit plan (including without limitation, employment or consulting arrangement), hire any employees, increase in any manner the compensation or benefits of any officer, employee or consultant or pay or otherwise grant any benefit not required by any employee benefit plan, or enter into any contract to do any of the above, except (i) in the ordinary course of business, (ii) to provide payments and benefits under existing employee benefit plans for newly hired employees or consultants or in connection with promotions permitted under the Contribution Agreement and (iii) to the extent required by applicable law;

•	make or commit to any single capital expenditure or commitment in excess of $50,000 or make aggregate capital expenditures and commitments in excess of $150,000 (on a consolidated basis);

•	cancel any debts or waive any claims or rights of substantial value;

•	enter into, amend or terminate any contract of a type that, if in effect at the date of the Contribution Agreement, would be required to be disclosed thereunder or, except in the ordinary course of business consistent with past practice, enter into, amend or terminate any other contract;

•	pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected or reserved against in the balance sheet of the Advisor as of December 31, 2005 or incurred in the ordinary course of business since the date of such balance sheet;

•	settle or compromise any claim, action, suit or proceeding pending or threatened against the Advisor;

•	except as permitted above, enter into any transaction or any contract with any of its directors, officers or affiliates (including with the Advisor’s Parent);

•	make or authorize any change in the Advisor’s certificate of formation or operating agreement;

•	enter into any new lease for real property except for leases for which the aggregate monthly rental obligation does not exceed $5,000; or

•	take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to (i) cause any representation or warranty of the Advisor’s Parent contained in the Contribution Agreement (A) to be untrue or incorrect as of the Closing Date, if such representation or warranty is qualified by materiality, or (B) to be untrue or incorrect in all material respects as of the Closing Date, if such representation or warranty is not qualified by materiality; or (ii) prevent the satisfaction of any of the closing conditions or post-closing tax matters set forth in the Contribution Agreement.

Certain Pre-Closing Covenants

Pursuant to the Contribution Agreement, we, our Operating Partnership and the Advisor’s Parent have agreed to certain covenants, among others, as described below.

The Advisor’s Parent has agreed:

•	(a) to notify us in writing of any information obtained after the date of the Contribution Agreement that was required to be, but was not, disclosed pursuant to the Contribution Agreement, or that was necessary to complete or correct any such disclosure or any representation or warranty of the Advisor’s Parent; (b) to promptly inform us of any claim by any third party that a contract has been breached, is in default, may not be renewed or would require a consent to be obtained, as a result of the transactions contemplated by the Contribution Agreement; (c) to notify us promptly after becoming aware of the occurrence of non-occurrence of any event after the date of the Contribution Agreement that would be likely to cause either any representation or warranty in the Contribution Agreement to be breached in any material respect if it was made as of the Closing Date or any of the closing conditions set forth in the Contribution Agreement to be unsatisfied on the Closing Date; and (d) to notify us promptly after becoming aware of any material failure by the Advisor’s Parent to comply with or satisfy any covenant, condition or agreement applicable to it;

•

to deliver to us a certificate (the “Loss Certificate”), not less than five business days before the Closing Date, that (i) identifies all of the breaches of representations and warranties that it reasonably believes would exist on the Closing Date if those representations and warranties were made on and as of that date, and as to which we would be entitled to seek indemnification under the applicable indemnification provisions of the Contribution Agreement and (ii) sets forth its good-faith estimate of the amount of losses (as defined in the Contribution Agreement) that we would reasonably be expected to recover under those indemnification provisions as a result of such breaches. If the estimated amount of losses in the certificate described in preceding sentence exceeds $5.0 million and we waive the applicable closing condition, our right to indemnification under the Contribution Agreement with respect to such losses will be limited to a maximum of $5.0 million;

•	to provide us, promptly after they become available (but no later than the tenth business day prior to the Closing Date), with copies the Advisor’s unaudited consolidated balance sheet as of June 30, 2006 and copies of the Advisor’s unaudited balance sheet as of the last day of each month that ends before the tenth business day prior to the Closing Date, as well as the related unaudited statements of income and cash flows for the year to date ending on the last day each such month;

•	to use its commercially reasonable efforts to have the lease (the “13th Floor Lease”) for office space on the 13th floor of our corporate offices in Denver, Colorado, assigned directly to us at the Closing Date or as soon as practicable thereafter (without being required to make any financial accommodation to cause such assignment), provided, that if the Advisor’s Parent is not able to secure such assignment, it will sublease to us such lease at the Closing Date on the same terms as set forth in the 13th Floor Lease;

•	to use its commercially reasonable efforts to assist us in procuring a separate lease for an entire floor in the same building as our corporate headquarters (without being required to make any financial accommodation to procure such lease), at which time the Advisor’s Parent or one of its affiliates will take an assignment of or otherwise relieve us of any obligations with respect to the 13th Floor Lease; and

•	prior to the Closing Date, to cause the Advisor, on behalf of us, our Operating Partnership and the Transferred Subsidiary, to establish or cause to be established (at our sole cost and expense) insurance policies providing insurance coverage to us, the Advisor, our Operating Partnership and the Transferred Subsidiary after the Closing Date, which will be (i) no less beneficial in the aggregate than the insurance policies disclosed pursuant the Contribution Agreement, or (ii) to the extent such coverage is not then reasonably available, as close as practicable to existing coverage terms consistent with prevailing insurance market conditions.

We have agreed:

•	to maintain in effect, and cause the Advisor to maintain in effect, for six years following the Closing Date, either (i) the directors’ and officers’ liability insurance policies maintained on or prior to the Closing Date to the extent they cover the Advisor and its officers, members and managers (and persons serving in a similar capacity), or (ii) comparable policies of at least the same coverage and amounts, and containing terms and conditions that are no less advantageous with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date;

•	not to, and cause the Advisor not to, terminate or assign the Advisory Agreement prior to the expiration of the one-year term of the Advisory Agreement in effect after the Closing Date;

•	cause each of the Advisor and the Transferred Subsidiary to continue in existence until at least December 31, 2007;

•	that the outstanding Special Units held by the Advisor’s Parent will be modified at the Closing Date such that they will become that number of OP Units (not to exceed the Internalization Consideration) as will be specified in a notice given to us by the Advisor’s Parent at least five business days prior to the Closing (the “Modified Units”), with the understanding that such Modified Units are intended to have a fair market value equal to the fair market value of the Special Units, and that such Modified Units will constitute a portion of the 15,111,111 OP Units being issued in connection with the Internalization; and

•	through and including the Closing, not to rescind, alter or amend or permit to occur the rescission, alteration or amendment of the registration rights provided for in our Operating Partnership’s partnership agreement (as in effect on the date of the Contribution Agreement) in any manner that is adverse to the holders of the OP Units.

Covenants Concerning Post-Closing Employment Arrangements

Prior to the Closing Date, the Advisor’s Parent will, and will cause the Advisor to, use commercially reasonable efforts to encourage the Transferred Employees (as defined in the Contribution Agreement) of the Advisor, to the extent we determine they are in good standing, to become our employees. We have agreed to make offers of employment to all Transferred Employees on substantially the same terms as their current employment except as may be provided in the Employment Agreements. Subject to any required stockholder approvals, the Advisor, on behalf of us or the Operating Partnership, will establish or cause to be established employee benefit plans for the Transferred Employees who become our employees which (a) are no less beneficial in the aggregate than the employee benefits plans in which the Transferred Employees participated immediately before the Closing Date, (b) recognize the service of employees to the same extent recognized by the applicable employee benefits plans prior to the Closing Date, and (c) recognize any deductible and co-payments employees have made under employee benefits plans in the plan year in which the Closing Date occurs.

Post-Closing Covenants

Nomination to the Board

We have agreed, following the Closing, to cause an individual designated by the Advisor’s Parent to be nominated for election to our Board at our annual stockholders meetings to be held in 2007, 2008 and 2009, in each case to serve a one-year term. Any individual designated by the Advisor’s Parent for nomination must be reasonably acceptable to our Board. For this purpose, each of Messrs. Zucker and Mulvihill is deemed to be reasonably acceptable.

Our obligation to make such nominations will terminate if at any time the owners of outstanding interests in the Advisor’s Parent as of the Closing Date and the Transferred Employees cease to beneficially own directly or indirectly (including through their ownership of the Advisor’s Parent) an aggregate of at least 5.0 million of the OP Units issued in connection with the Internalization.

In addition, if at any time while we are obligated to make such nominations our Board becomes classified with the result that directors serve for terms of greater than one year, we will not be required to make any nominations otherwise required under the Contribution Agreement except at a meeting where the term of an individual nominated pursuant to our obligation under the Contribution Agreement and elected to our Board in connection with such nomination is scheduled to expire.

Lock-Up of OP Units

The Advisor’s Parent has agreed, without our prior written consent, not to offer, sell, contract to sell, pledge (other than pursuant to the Pledge Agreement) or otherwise transfer or dispose of any of the OP Units issued in connection with the Internalization or securities convertible or exchangeable or exercisable for any such OP Units or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the OP Units issued in connection with the Internalization during the Lock-Up Period; it being understood that the foregoing restriction does not prohibit the purchase or sale of securities (including derivative securities that do not involve any securities issued by us) issued by persons other than us or our Operating Partnership.

The Advisor’s Parent also agrees to hold cash or cash equivalents or OP Units having a fair market value of the following: (a) during the First Follow-On Period, $20.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the Lock-Up Period; (b) during the Second Follow-On Period, $10.0 million plus an amount reasonably sufficient to cover any unresolved indemnification claims asserted before the end of the First Follow-On Period; and (c) following the end of the Second Follow-On Period, assets having a fair market value equal to the amount of unresolved indemnification claims asserted before the end of the Second Follow-On Period.

Covenants Not to Compete/Confidentiality

Pursuant to the Contribution Agreement, the Advisor’s Parent has agreed, from the Closing and for three years thereafter, not to, directly or indirectly, anywhere in North America:

•	engage in, own any interest in, invest in, lend funds to, or provide any management, consulting, financial, administrative or other services to any business that includes the ownership, acquisition, development or management of industrial real estate; or

•	solicit or encourage to leave employment or employ or contract or offer to employ any Transferred Employee (as defined in the Contribution Agreement) or any person who is (or was during the previous three months) hired by us.

The Advisor’s Parent has also agreed, for a period of three years after the Closing Date, not to disclose to any third party any confidential or non-public information regarding the business of the Advisor.

In addition, we have agreed that, from the Closing and for three years thereafter, we will not, directly or indirectly, anywhere in North America, solicit or encourage to leave employment or employ or contract or offer to employ any person who is (or was during the previous three months) an employee of the Advisor’s Parent (other than persons who also are or were during the relevant time period, officers or employees of us, our Operating Partnership or the Advisor).

Taxes

Without our prior written consent, neither the Advisor’s Parent nor the Advisor will, to the extent it may affect or relate to the Advisor, (i) make or change any tax election, (ii) change any annual tax accounting period, (iii) adopt or change any method of tax accounting, (iv) file any amended tax return, (vi) enter into any closing agreement related to any taxes, (vi) settle any tax claim or assessment, (vii) surrender any right to claim a tax refund, (viii) offset or effect any other reduction in tax liability, (ix) consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or (x) take or omit to take any other action, if any such action or omission would have the effect of increasing the tax liability or reducing any tax asset of the Advisor; provided, these provisions shall only apply to the extent they relate to the tax liability of the Advisor as an entity.

We and the Advisor’s Parent have also agreed to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any tax return and any audit or other proceeding with respect to taxes.

Insurance Claims

After the Closing Date, the Advisor’s Parent will use its commercially reasonable efforts to preserve any rights that we, the Advisor, our Operating Partnership or the Transferred Subsidiary, may have to make claims under the insurance policies disclosed pursuant the Contribution Agreement for claims arising out of occurrences prior to the Closing Date. We and the Advisor’s Parent will cooperate with and assist each other in (i) issuing notices of claims by us, the Advisor, our Operating Partnership or the Transferred Subsidiary under such insurance policies, (ii) presenting such claims for payment and (iii) collecting insurance proceeds related thereto.

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of our company, our Operating Partnership and the Advisor’s Parent to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	All necessary consents and approvals of any governmental authority required for the consummation of the transactions contemplated by the Contribution Agreement shall have been obtained;

•	No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a governmental authority that prohibits the consummation of the transactions contemplated by the Contribution Agreement shall be in effect; and

•	The approval of the Contribution Agreement and the transactions contemplated thereunder by the affirmative vote of the holders of at least a majority of our common shares represented in person or by proxy at a duly constituted meeting of our stockholders and actually voted on the matter (excluding shares beneficially owned by any of Advisor’s Parent, the members of the Advisor’s Parent or their affiliates) shall have been obtained.

Conditions to Our and Our Operating Partnership’s Obligations

The obligations of us and our Operating Partnership to effect the Closing of the Internalization are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

•	Each of the representations and warranties made by the Advisor’s Parent in the Contribution Agreement that is qualified by reference to materiality or a material adverse effect shall be true and correct, and each of the other representations and warranties made by the Advisor’s Parent in the Contribution Agreement shall be true and correct in all material respects, in each case as of the date of the Contribution Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

•	The Advisor’s Parent shall have performed and complied in all material respects with each agreement, covenant and obligation required by the Contribution Agreement to be so performed or complied with by it at or before the closing.

•	Since the date of the Contribution Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a material adverse effect with respect to the Advisor.

•	All consents or approvals disclosed pursuant to the Contribution Agreement, and any other consents or approvals, the absence of which reasonably would be expected to have a material adverse effect on the Advisor, shall have been obtained and we shall have received copies of such consents in form and substance reasonably satisfactory to us.

•	The Advisor’s Parent shall have delivered to us a certificate, dated the Closing Date and duly executed by Evan Zucker, James Mulvihill or another authorized signatory of the Advisor’s Parent reasonably acceptable to us, as authorized signatories of the Advisor’s Parent, in form and substance reasonably satisfactory to us, certifying the satisfaction of specified closing conditions.

•	The Employment Agreements with Thomas Wattles, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen shall be in full force and effect.

•	The Advisor’s Parent shall have executed and delivered to us an unconditional release dated as of the Closing Date, in the form attached as an exhibit to the Contribution Agreement, and none of the releases, in the form attached as a exhibit to the Contribution Agreement, executed by certain executives disclosed pursuant to the Contribution Agreement at or prior to the execution of the Contribution Agreement shall have been revoked in accordance with its terms.

•	The loss estimate contained in the Loss Certificate described above shall not have been greater than $5.0 million.

Conditions to the Obligations of the Advisor’s Parent

The obligations of the Advisor’s Parent to effect the Closing are further subject to the satisfaction or waiver at or prior to the closing of the following conditions:

•	Each of the representations and warranties made by us and our Operating Partnership in the Contribution Agreement that is qualified by reference to materiality or a material adverse effect shall be true and correct, and each of the other representations and warranties made by us and our Operating Partnership in the Contribution Agreement shall be true and correct in all material respects, in each case as of the date of the Contribution Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

•	Each of us and our Operating Partnership shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by the Contribution Agreement to be so performed or complied with by us or it at or before the closing.

•	We shall have delivered to the Advisor’s Parent a certificate, dated the Closing Date and duly executed by our Chief Executive Officer or Chief Financial Officer, in form and substance reasonably satisfactory to the Advisor’s Parent, certifying the satisfaction of specified closing conditions.

•	None of the releases executed and delivered by certain executives disclosed pursuant to the Contribution Agreement at or prior to the execution and delivery of the Contribution Agreement shall have been revoked in accordance with its terms.

Representations and Warranties

Representations and Warranties of the Advisor’s Parent

The Contribution Agreement includes various representations and warranties of the Advisor’s Parent and the Advisor as to, among other things (as applicable):

•	the limited liability company organization and qualification of the Advisor’s Parent;

•	the power and authority of the Advisor’s Parent to enter into the Contribution Agreement and related transaction documents to which it is a party and perform the transactions contemplated thereby;

•	the Contribution Agreement and related transaction documents’ non-contravention of the organizational documents of the Advisor’s Parent, any contract or instrument to which it is a party or any judgment, law or regulation;

•	the absence of certain approvals relating to the Internalization;

•	the Advisor’s Parent’s ownership of the membership interest in the Advisor;

•	the limited liability company organization and qualification of the Advisor and the Transferred Subsidiary;

•	the Advisor’s capitalization;

•	the absence of subsidiaries of and equity investments by the Advisor;

•	the Advisor’s financial statements;

•	the absence of undisclosed liabilities of the Advisor;

•	the absence of certain material adverse changes or events respecting the Advisor and its business;

•	the books and records of the Advisor;

•	tax matters;

•	the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and employee benefits;

•	employment matters;

•	the Advisor’s labor relations;

•	the absence of litigation respecting the Advisor and the Advisor’s Parent;

•	the absence of certain violations of law by the Advisor;

•	the Advisor’s title to its assets and the absence of encumbrances with respect thereto;

•	the sufficiency of the Advisor’s assets;

•	insurance matters;

•	the Advisor’s contracts and other agreements;

•	the absence of disputed accounts payable;

•	the Advisor’s intellectual property;

•	the Advisor’s real property;

•	environmental matters;

•	the Advisor’s bank accounts;

•	the absence of other clients of the Advisor;

•	the Advisor’s licenses and permits;

•	the Advisor’s notes and accounts receivable;

•	the absence of powers of attorney on behalf of the Advisor;

•	the absence of certain related party transactions;

•	the absence of fees or commissions payable to brokers in connection with the Internalization;

•	the information supplied by the Advisor’s Parent and the Advisor for inclusion in this proxy statement;

•	the disclosure of material facts relating to the Advisor’s representations and warranties;

•	the Advisor’s anticipated fees and expenses payable by us;

•	certain securities laws matters relating to acquisition by the Advisor’s Parent of unregistered OP Units; and

•	the Advisor’s status as a non-foreign person within the meaning of U.S. Treasury regulation Section 1.1445-2(b)(2).

These representations and warranties generally survive until 15 months after the Closing Date, with the exception of, among others, representations and warranties relating to (i) tax, which survive until 60 days after the expiration of the applicable statute of limitations, and (ii) ERISA, which survive for 36 months after the Closing Date.

Our Representations and Warranties

The Contribution Agreement also includes various customary representations and warranties of us as to, among other things:

•	the corporate and limited liability partnership organization and qualification of us and our Operating Partnership;

•	the power and authority of us and our Operating Partnership to enter into the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby;

•	the Contribution Agreement and related transaction documents’ non-contravention of the organizational documents of us and our Operating Partnership, any contract or instrument to which we or any of our subsidiaries (including our Operating Partnership) is a party, or any judgment, law or regulation;

•	the absence of certain approvals relating to the Internalization;

•	our capitalization;

•	the absence of fees or commissions payable to brokers in connection with the Internalization;

•	the information contained in the proxy statement (other than the information supplied by the Advisor’s Parent and the Advisor);

•	the information contained in our filings with the SEC;

•	the absence of certain material adverse changes or events with respect to us or our business; and

•	the disclosure of material facts relating to our representations and warranties.

These representations and warranties generally survive until the date that is 15 months after the Closing Date, with the exception of representations and warranties relating to our SEC filings, absence of material changes and the actual knowledge of our Special Committee regarding the absence or omission of material facts relating to those representations and warranties, which do not survive the Closing.

Indemnification

General

Subject to the qualifications and limitations described below, the Advisor’s Parent has agreed to indemnify and hold harmless us and our subsidiaries (including our Operating Partnership) and their respective successors and the respective shareholders, directors, officers, employees and agents of each such indemnified person (collectively, the “Company Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any Company Indemnified Party to the extent they arise out of, result from, are based upon or relate to:

•	any breach, as of the date of the Contribution Agreement or the Closing Date (except for any representations and warranties that expressly speak as of a specified date or time, in which case as of such specified date or time), of any representation and warranty made by the Advisor’s Parent in the Contribution Agreement or in the Pledge Agreement; provided, that if any such representations or warranties (other than the representations and warranties relating to the Advisor’s financial statements, the absence of undisclosed liabilities of the Advisor, the absence of certain material adverse changes or events respecting the Advisor and its business, tangible assets owned or leased by the Advisor, the Advisor’s contracts and other agreements, the Advisor’s material intellectual property licenses, the Advisor’s leased real property, the information supplied by the Advisor’s Parent and the Advisor for inclusion in this proxy statement and the disclosure of material facts relating to the Advisor’s representations and warranties) is qualified in any respect by knowledge, materiality or a material adverse effect, such knowledge, materiality or a material adverse effect qualification will in all respects be ignored (other than the knowledge qualifiers relating to employment matters, the Advisor’s labor relations, the Advisor’s contracts and other agreements and the Advisor’s real property, which will not be ignored);

•	any failure by the Advisor’s Parent duly and timely to perform or fulfill any of its covenants or agreements required to be performed by it under the Contribution Agreement (other than the covenants and agreements relating to notification, except to the extent provided therein); and

•	any act, omission or state of affairs for which the Advisor would be required to provide indemnity under the Advisory Agreement if the Advisory Agreement remained in effect, to the extent such an act, omission or state of affairs preceded the Closing and to the extent the Advisor would have been required to indemnify the Company Indemnified Parties under the Advisory Agreement;

provided, that indemnification by the Advisor’s Parent for certain breaches of representations and warranties will be subject to further limitations set forth in the Contribution Agreement.

These limitations provide that the Advisor’s Parent will deliver to us a certificate (the “Loss Certificate”), not less than five business days before the Closing Date (but dated as of the Closing Date), that (i) identifies all of the breaches of representations and warranties that it reasonably believes would exist on the Closing Date if those representations and warranties were made on and as of that date (other than those existing on the date of the Contribution Agreement), and as to which we would be entitled to seek indemnification under the applicable indemnification provisions of the Contribution Agreement (we can seek indemnification for losses arising from a breach of any representation or warranty subject to a cap of $170.0 million, and subject to a $350,000 deductible for most representations and warranties pursuant to which deductible we can only seek indemnification for losses in excess of the first $350,000 of indemnifiable claims in the aggregate), and (ii) sets forth its good-faith estimate of the amount of losses (as defined in the Contribution Agreement) (the “Loss Estimate”) that we would reasonably be expected to recover under those indemnification provisions as a result of such breaches. If the Loss Estimate exceeds $5.0 million, the Advisor’s Parent must furnish as promptly as practicable all such additional information available to it that we request in respect of the matters referenced in the Loss Certificate, and we will be entitled to postpone the Closing Date until a date that is five business days after we receive all such information (but in no event later than 15 days from the date the Loss Certificate is delivered to us). We may waive the condition that the Loss Estimate be less than $5.0 million, but if we do so our right to indemnification regarding the items disclosed on the Loss Certificate will be limited to a maximum of $5.0 million.

We have agreed to indemnify and hold harmless the Advisor’s Parent, the Advisor and their respective successors (and their respective shareholders, members, partners, directors, officers, managers, employees and agents) (collectively the “Advisor Indemnified Parties”) from and against any and all losses that may be asserted against, or paid, suffered or incurred by any Advisor Indemnified Party to the extent they arise out of, result from, are based upon or relate to:

•	any inaccuracy, untruth or incompleteness, as of the date of the Contribution Agreement or the Closing Date (except for any representations and warranties that expressly speak as of a specified date or time, in which case as of such specified date or time), of any representation or warranty made by us or our Operating Partnership in the Contribution Agreement in any of the other related transaction documents or in the certificate delivered by us pursuant to the Contribution Agreement certifying the satisfaction of the applicable closing conditions; provided, that if any such representation or warranty is qualified in any respect by materiality or Material Adverse Effect, such qualification as to materiality or Material Adverse Effect will in all respects be ignored;

•	any failure by each of us or our Operating Partnership to perform or fulfill any of our covenants or agreements required to be performed by us or our Operating Partnership under the Contribution Agreement or any of the other related transaction documents (other than the covenants and agreements relating to notification, except to the extent provided therein); and

•	any act, omission or state of affairs for which we would be required to provide indemnity under the Advisory Agreement if the Advisory Agreement remained in effect, to the extent such act, omission or state of affairs preceded the Closing and to the extent we would have been required to indemnify the Advisor Indemnified Parties under the Advisory Agreement.

Except for the representations and warranties relating to the information contained in our filings with the SEC, the absence of certain material adverse changes or events with respect to us or our business and the disclosure of material facts with respect to our representations and warranties, which will not survive the Closing Date, the representations and warranties in the Contribution Agreement will survive the Closing Date:

•	until 60 calendar days after the expiration of all applicable statutes of limitation with respect to the representations and warranties of the Advisor’s Parent regarding:

•	the limited liability company organization and qualification of the Advisor’s Parent;

•	the power and authority of the Advisor’s Parent and the Advisor to enter into the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby;

•	the Advisor’s Parent’s ownership of the membership interest in the Advisor;

•	the limited liability company organization and qualification of the Advisor;

•	the Advisor’s capitalization;

•	tax matters;

•	the absence of fees or commissions payable to brokers in connection with the Internalization; and

•	with respect to the assessment of any taxes provided for in the Contribution Agreement;

•	until 60 calendar days after the expiration of all applicable statutes of limitation with respect to the representations and warranties of us regarding:

•	the corporate and limited liability partnership organization and qualification of us and our Operating Partnership;

•	the power and authority of us and our Operating Partnership to enter into the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby; and

•	the absence of fees or commissions payable to brokers in connection with the Internalization;

•	until 36 months after the Closing Date with respect to the Advisor’s Parent’s representations and warranties relating to ERISA and employee benefit matters; and

•	until the date that is 15 months after the Closing Date in the case of all other representations and warranties.

If a claim is given in good faith and in accordance with the Contribution Agreement regarding a representation and warranty on or prior to the date on which the representation and warranty ceases to survive, that claim will not be barred by the expiration of the survival period and may be pursued regardless of such expiration.

Except as otherwise expressly provided in the Contribution Agreement, each covenant survives without limit.

No amounts of indemnity will be payable by the Advisor’s Parent with respect to any claim relating to a breach or alleged breach of a representation or warranty unless and until the Company Indemnified Parties have paid, suffered or incurred losses in excess of $350,000 in the aggregate, in which case the Company Indemnified Parties may bring a claim for all losses in excess of such amount; provided, no such limitation exists with respect to certain specified representations. In addition, the maximum aggregate liability of the Advisor’s Parent with respect to any claim relating to a breach of a representation or warranty cannot exceed $170.0 million (the “Indemnity Amount”).

No amounts of indemnity will be payable by us unless and until the Advisor Indemnified Parties have paid, suffered, incurred, sustained or become subject to losses in excess of $350,000 in the aggregate, in which case the Advisor Indemnified Parties may bring a claim for all losses in excess of such amount; provided, that no such limitation exists with respect to certain specified representations and warranties. In addition, our maximum aggregate liability cannot exceed the Indemnity Amount.

Notwithstanding the foregoing, the limitations on liability described above will not apply to any claim for indemnity based on:

•	the representations and warranties of the Advisor’s Parent regarding:

•	the power and authority of the Advisor’s Parent to enter into the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby;

•	the Advisor’s Parent’s ownership of the membership interest in the Advisor;

•	the limited liability company organization and power and authority of the Advisor;

•	the Advisor’s capitalization;

•	tax matters;

•	ERISA and employee benefit matters; and

•	the absence of fees or commissions payable to brokers in connection with the Internalization; or

•	our representations and warranties regarding:

•	the corporate and limited liability partnership organization and qualification of us and our Operating Partnership;

•	the power and authority of us and our Operating Partnership to enter into the Contribution Agreement and related transaction documents and perform the transactions contemplated thereby;

•	our capitalization; and

•	brokers.

The Advisor’s Parent may elect to pay any indemnity obligation under the Contribution Agreement in cash or by surrender of the OP Units issued in the Internalization. To the extent any indemnity obligation is satisfied by surrender or cancellation of OP Units, such OP Units will be credited against the loss being indemnified on the basis of their market value, as defined in the Contribution Agreement, on the date of such cancellation or surrender.

To avoid any duplicative recovery, if the amount of any loss suffered by an Indemnified Party due to a breach of any representation and warranty of the Advisor’s Parent has also resulted in a reduction of the Advisor’s Parent’s net assets shown on the Advisor’s balance sheet as of the close of business on the day preceding the Closing Date, the amount of such loss will be reduced in an amount equal to such reduction.

Tax-Related Matters

The Advisor’s Parent has agreed to indemnify and hold harmless us, our Operating Partnership and our respective affiliates (including, effective upon the Closing of the Internalization, the Advisor) against any:

(1) taxes of the Advisor attributable to a tax period ending on or before the Closing Date or to the portion of any tax period beginning, but not ending, on or before the Closing Date that occurs prior to the Closing Date;

(2) without duplication, losses or damages resulting from a breach of the (i) representations and warranties as to tax matters, (ii) covenant not to cause the Advisor to change (or permit to be changed) any accounting or tax procedure or practice, make (or permit to be made) any tax election or settle or compromise any tax liability and (iii) post-closing tax covenants of the Advisor’s Parent and the Advisor described above;

(3) any liability for taxes of others which results from the Advisor having been a disregarded entity (within the meaning of U.S. Treasury Regulation Section 301.7701-3) of the Advisor’s Parent or which is imposed by law or as a result of any agreement or transaction that the Advisor was a party to or subject to prior to the Closing Date; and

(4) without duplication, liabilities, costs, expenses, losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any tax described in (1), (2) or (3) above (the sum of (1), (2) and (3) being referred to as a “Tax Loss”); provided, that the amount otherwise recoverable for any Tax Loss will be reduced by the amount, if any, of Tax Loss set forth as a current liability on the balance sheet of the Advisor as of the Closing Date as finally determined pursuant to the Contribution Agreement.

We can seek indemnification under this provision for such losses in excess of the first $350,000 of indemnifiable claims in the aggregate (except with respect to certain specified representations and warranties, for which we can seek indemnification for the full amount of all losses), up to a maximum amount of $170.0 million.

In addition, the Advisor’s Parent has agreed to file or cause to be filed, in a manner consistent with past practices unless otherwise required by applicable law, all tax returns that are required to be filed by the Advisor prior to the Closing Date. In the case of any tax return required to be filed after the date of the Contribution Agreement, the Advisor’s Parent will, within 30 days before the filing due date for that tax return, provide us with the opportunity to review a draft copy of the return.

Appointment of Evan H. Zucker as Representative of the Advisor’s Parent and the Advisor

The Advisor’s Parent appointed Evan H. Zucker as its exclusive agent and attorney-in-fact to act on its behalf in respect of any indemnification claims by the Advisor Indemnified Parties against us under the Contribution Agreement and indemnification claims made by the Company Indemnified Parties against the Advisor’s Parent under the Contribution Agreement and to take any and all actions he believes are necessary or appropriate under the Contribution Agreement, on behalf of the Advisor Indemnified Parties individually and collectively.

Amendment; Waiver; Assignment; Termination

Amendments and Waivers

The Contribution Agreement may be only amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to the Contribution Agreement. In addition, any term or condition of the Contribution Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.

Assignment

Neither the Contribution Agreement nor any right, interest or obligation thereunder may be assigned by any party by operation of law or otherwise without the prior written consent of the other party to the Contribution Agreement and any attempt to do so will be void.

Termination

The Contribution Agreement may be terminated, and the transactions contemplated thereby may be abandoned at any time prior to the Closing by:

•	the mutual written agreement of our company and the Advisor’s Parent, before or after approval of the Internalization Proposal by our stockholders;

•	either us or the Advisor’s Parent if any court of competent jurisdiction or other competent governmental authority has issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by the Contribution Agreement and such statute, rule, regulation, order, decree or injunction or other action has become final and nonappealable;

•	either us or the Advisor’s Parent, in the event (i) of a material breach of the Contribution Agreement by the non-terminating party if such non-terminating party fails to cure such breach within 30 days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under the Contribution Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of the Contribution Agreement by the terminating party or its affiliates (a “Material Breach/Impossibility Termination”);

•	either us or the Advisor’s Parent if the Closing has not occurred on or before January 31, 2007 (an “Expired Deadline Termination”); or

•	either us or the Advisor’s Parent if the Contribution Agreement has been submitted to our stockholders for approval at a duly convened stockholders meeting (or adjournment or postponement thereof) and the approval of our stockholders is not obtained (a “Failure to Obtain Approval Termination”).

Except as described below, any termination of the Contribution Agreement will relieve the parties to the Contribution Agreement or their respective affiliates, directors, officers, managers, stockholders or members of any liability or further obligation.

If (i) before the Annual Meeting, our Board withdraws or adversely modifies its recommendation to our stockholders that they vote to approve the Internalization Proposal and (ii) either (A) the Contribution Agreement subsequently is terminated pursuant to an Expired Deadline Termination before the Annual Meeting is held or (B) the Contribution Agreement subsequently is terminated by the Advisor’s Parent pursuant to a Material Breach/Impossibility Termination or by either us or the Advisor’s Parent pursuant to an Expired Deadline Termination or a Failure to Obtain Approval Termination at any time after the Annual Meeting has been held and at that meeting stockholder approval of the Internalization Proposal is not obtained, we are required to promptly reimburse the Advisor’s Parent for all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel, accountants and financial advisors) incurred by it or on its behalf in connection with the Contribution Agreement, up to a maximum aggregate amount not to exceed $2.0 million.

Expenses

Except as otherwise expressly provided in the Contribution Agreement, whether or not the transactions contemplated by the Contribution Agreement are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of the Contribution Agreement and the related transaction documents and the transactions contemplated thereby. However, as described above in “—Amendment; Waiver; Assignment; Termination—Termination,” we may be liable for up to $2.0 million of the reasonable out-of-pocket costs and expenses of the Advisor’s Parent under certain circumstances.

Certain Financial and Other Information Regarding the Internalization

Financial Information

Attached on pages F-1 through F-92 of this proxy statement is certain pro forma and other financial information with respect to us and the Advisor.

Accounting Treatment

The Internalization will be accounted for primarily as costs incurred in connection with terminating the Advisory Agreement which will be treated as an expense when incurred.

Certain U.S. Federal Income Tax Considerations

The following discussion summarizes certain material U.S. federal income tax consequences of the Internalization to us and our stockholders. This summary is intended to address only certain U.S. federal income tax consequences of the Internalization and may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that the tax consequences to you may vary depending on your particular tax situation, and that this summary does not address the U.S. federal income tax consequences of the Internalization to stockholders subject to special rules (including tax-exempt organizations, broker-dealers, stockholders who elect to mark to market, stockholders who hold common shares as part of a hedge, straddle or conversion transaction, stockholders who acquire our common shares pursuant to the exercise of employee stock options or otherwise as compensation, stockholders who do not hold our common shares as a capital asset, stockholders who are a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the Untied States, or stockholders otherwise subject to special tax treatment under the Code). In addition, this summary does not address state, local, or foreign tax considerations.

The information in this summary is based upon the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations, and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect interpretations of current law, possibly on a retroactive basis. We have not requested and do not plan to request, any rulings from the IRS concerning the tax treatment of the Internalization. It is possible that the IRS could challenge the statements in this summary, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Stockholders are urged to consult their tax advisors with regard to the U.S. federal state, local and foreign tax consequences to them of the Internalization and the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of shares in an entity that has elected to be treated as a REIT for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Internalization

The Internalization will not result in the recognition of taxable income by us or our stockholders for U.S. federal income tax purposes. In addition, the Internalization will not adversely affect our qualification as a REIT for U.S. federal income tax purposes.

Regulatory Matters

We and the Advisor are not aware of any license or regulatory permit which is material to the business of us or the Advisor and which is likely to be adversely affected by the consummation of the Internalization or of any material approval or other action by any state, federal or foreign government agency that would be required prior to the consummation of the Internalization.

No Appraisal Rights in connection with the Internalization

Under Maryland law, stockholders will not have appraisal rights in connection with the Internalization or the stockholder vote to approve the Internalization Proposal.

Vote Required to Approve the Internalization Proposal

Pursuant to Maryland law, transactions in which directors have a material financial interest are not void or voidable solely because of such fact if, among other things, disinterested director approval or ratification occurs, stockholder approval or ratification is obtained or the transaction is otherwise fair and reasonable. The Internalization was unanimously approved by our four Independent Directors (each of whom served on our Special Committee), which Special Committee retained its own legal and financial advisors. In reaching its conclusion to unanimously approve the Internalization, the Special Committee determined the Internalization was fair and reasonable to us, taking into account the factors described under the section titled “Proposal III: The Internalization Proposal—Recommendations of the Special Committee and Our Board of Directors—Special Committee Recommendation; Reasons for Recommendation,” which factors should be read in their entirety. Neither Maryland law nor our Articles or Bylaws require us to obtain stockholder approval of the Internalization. However, because the Internalization involves a transaction in which some of our directors and our officers have a material financial interest, we have determined to solicit stockholder approval of the Internalization so as to empower our stockholders with respect to whether the Internalization should occur. Such requirement will be satisfied if the Internalization Proposal is approved by the affirmative vote of holders of at least a majority of our common shares present in person or by proxy (excluding for this purpose common shares beneficially owned by any of the Advisor, the Advisor’s Parent or their affiliates), if, in addition to such approval, a quorum is present at the Annual Meeting. If the required stockholder approval is not received, then the Internalization will not be consummated.

Our directors and officers and their Affiliates, as well as Franklin Street Advisors, LLC, an Affiliate of the Advisor, collectively own less than 0.1% of our outstanding common shares. Our Articles provide that neither the Advisor, our directors nor any of their Affiliates may vote their common shares on matters submitted to our stockholders regarding, among other things, transactions between us and any Affiliate of the Advisor. Therefore, the common shares owned by them will not be considered to be common shares entitled to vote at the Annual Meeting for purposes of determining whether the Internalization has been approved.

In addition, we have entered into the Employment Agreements with various individuals associated with the Advisor or its affiliates, which will generally become effective as of the closing of the Internalization. The Employment Agreements are with the persons who will consitute our senior management following the Internalization. These agreements provide, among other things, for long-term incentive compensation awards and target bonuses that will be paid pursuant to the 2006 Long-Term Incentive Plan and the Incentive Compensation Plan. If the 2006 Long-Term Incentive Plan is not approved by our stockholders, pursuant to the terms of the Employment Agreements, the members of our senior management will be entitled to terminate their respective agreements for good reason. Further, if the 2006 Long-Term Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

Non-Competition Agreements, Employment Agreements and Other Agreements

Non-Competition Agreements

In connection with the Internalization, we will enter into the Non-Competition Agreements with Messrs. Zucker and Mulvihill. Pursuant to the Non-Competition Agreements, during the period commencing on the date of the Non-Competition Agreement and terminating on the third anniversary date of the Non-Competition Agreement (the “Restricted Period”), each of Messrs. Zucker and Mulvihill will agree not to, individually or together with any other person or entity, directly or indirectly, (i) engage in the business of owning, acquiring, developing or managing industrial real estate located anywhere in North America (the “Business”) for his own account, (ii) render any managerial, consulting or other services to any person or entity who or which is engaged in the Business (other than us, our Operating Partnership or any of our or its respective subsidiaries), or (iii) become a partner, member, manager, shareholder, principal, agent, employee, trustee or consultant of any person or entity engaged in the Business (other than us, our Operating Partnership or any of our or its respective subsidiaries); provided, however, that, Messrs. Zucker and Mulvihill will be permitted to:

•	own or acquire, directly or indirectly, solely as an investment, securities of any entity which are traded on any national securities exchange or an over-the-counter market if Mr. Zucker or Mr. Mulvihill (1) does not control such entity and is not a member of a group that controls such entity and (2) does not, directly or indirectly, own 5% or more of any class of equity securities of such entity;

•	become associated with a specific division, group or department of any entity engaged in the Business, if the division, group or department with which Mr. Zucker or Mr. Mulvihill becomes associated is not itself engaged in the Business and Mr. Zucker or Mr. Mulvihill does not provide any services, assistance or advice to the division, group or department of such entity which is engaged in the Business;

•	acquire an interest in any entity engaged in the Business, solely as an investment, if the fair market value of any industrial real estate owned, acquired, developed or managed by such entity does not constitute more than 20% of the fair market value of all real estate owned, acquired, developed or managed by such entity;

•	invest in any pooled investment vehicle or fund which is managed by and/or includes capital provided by unaffiliated third parties;

•	engage in any and all activities in respect of a fund if the fair market value of such fund’s industrial real estate assets does not exceed 20% of such fund’s total real estate assets; provided, that if such fund allows a third party participation in industrial real estate in Mexico, we will have the right of first offer with respect thereto;

•	engage in any and all activities with respect to (i) the DCTRT Entities, and (ii) any advisor to the DCTRT Entities; subject to the provision that if (and only for so long as) the exclusivity provisions of the Joint Venture Agreement are not in effect, Mr. Zucker and Mr. Mulvihill will be prohibited from actively participating in the procurement, sourcing or identification of acquisition or investment opportunities in respect of industrial real estate on behalf of either of the DCTRT Entities.

The above restrictions will not apply and will become null and void in their entirety if at any time a representative of the Advisor’s Parent is not serving as a director on our Board as a result of our breach of the provisions of the Contribution Agreement that obligate us to nominate an individual designated by the Advisor’s Parent to our Board at our annual stockholders’ meetings to be held in 2007, 2008 and 2009, in each case to serve a one-year term. That obligation will terminate if at any time the persons who on the Closing Date are the beneficial owners of the outstanding membership interests in the Advisor’s Parent, together with certain other specified persons, cease to beneficially own, directly or indirectly, an aggregate of at least 5.0 million of the OP Units issued in connection within the Internalization.

In addition Messrs. Zucker and Mulvihill will agree not to, during the Restricted Period, directly or indirectly, knowingly (1) solicit or entice to leave employment, or (2) employ any person, who is an employee (or was in the previous three months) of us, our Operating Partnership or any of its or our respective subsidiaries.

Employment Agreements and Other Agreements

On July 21, 2006, we entered into the Employment Agreements with Thomas Wattles, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen. On August 14, 2006 we entered into our Employment Agreement with Philip Hawkins. Each of these agreements will take effect on the date the Internalization is consummated. Under these agreements, Mr. Wattles will serve as our Executive Chairman, Mr. Hawkins will serve as our Chief Executive Officer and a director, Mr. Cochran will serve as our President, Mr. Mechem will serve as our Managing Director of Operations, Mr. Murphy will serve as our Senior Vice President of Finance, and Mr. Ruen will serve as our Senior Vice President. The Employment Agreements for Messrs. Wattles, Cochran, Mechem, and Ruen each have a term ending on the three-year anniversary of the Closing Date, and the Employment Agreement for Mr. Murphy has a term ending on the eighteen-month anniversary of the Closing Date. The Employment Agreement for Mr. Hawkins has a three-year term, which, commencing August 14, 2009, will automatically renew for successive one-year periods unless Mr. Hawkins or we give notice of non-renewal or his employment otherwise terminates.

The Employment Agreement for Mr. Hawkins provides for an annual salary of $575,000. His initial target annual bonus will be at least 100% of salary, with a guaranteed pro rata bonus of 100% of salary for 2006 and a guaranteed pro rata bonus of 80% of salary for 2007. Mr. Hawkins will be entitled to receive an annual long-term incentive compensation award with an aggregate annual target value of $1,150,000, which will vest in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals. In addition, as contemplated by his agreement, as a signing bonus, Mr. Hawkins, under our 2006 Long-Term Incentive Plan, will receive, subject to the approval of the 2006 Long-Term Incentive Plan by our stockholders at the Annual Meeting, 450,795 common shares (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the Closing, will purchase 88,889 common shares for $11.25 per share. Mr. Hawkins will be reimbursed for reasonable moving and relocation expenses related to his relocation to the Denver, Colorado area, with a gross-up for taxes; we will provide him with reasonable allowance for housing extending possibly through September 15, 2007; and he will be entitled to reimbursement for travel, including commuting costs prior to the relocation of his family to Denver. If the payments under his employment agreement constitute a “parachute payment” under the Code, such that an excise tax is imposed, Mr. Hawkins is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put him in the same after-tax position as if no excise tax had been imposed. If Mr. Hawkins’ employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of two times annual salary, two times the greater of the target bonus for the year of termination and the average of the actual bonuses for the two years prior to the year of termination, two years of continuing coverage under the group health plan, and payments in respect of certain relocation-related obligations. In addition, in that event, Mr. Hawkins will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. Mr. Hawkins’ equity compensation awards will also vest in the event of a change in control. Upon his death or termination by us on account of his disability, a pro-rated target bonus for the year of termination will be payable, and any exclusively time-based (as opposed to performance-based) vesting conditions on his equity compensation awards will become inapplicable.

The Employment Agreements with our other executives provide for annual salaries of $200,000 for Mr. Wattles, $300,000 for Mr. Cochran, $250,000 for Mr. Mechem, $200,000 for Mr. Murphy and $235,000 for Mr. Ruen. In addition, the Employment Agreements also provide for a target cash bonus of $200,000 for Mr. Cochran, $125,000 for Mr. Mechem, $75,000 for Mr. Murphy and $90,000 for Mr. Ruen. In addition to annual salary and target cash bonus, the executives will be eligible to receive an annual long-term incentive compensation award that vests in equal annual installments over four to five years, subject to the achievement of pre-established, performance-related goals, of the following aggregate annual target values: $500,000 for Mr. Cochran, $225,000 for Mr. Mechem, $25,000 for Mr. Murphy, and $275,000 for Mr. Ruen, at our discretion. Mr. Wattles’ Employment Agreement provides that he may be eligible to receive a target cash bonus in an amount to be determined and a long-term incentive compensation award. If the executive’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and six months’ continuing coverage under the group health plans (for Mr. Cochran and Mr. Ruen, two years’ continuing coverage). In addition, in that event, the executive will be entitled to a pro-rated target bonus for the year of termination and the vesting of all outstanding equity awards. With respect to Mr. Cochran, in the case of a termination by us without cause or by him for good reason following certain changes in control of us, termination payments will be two times salary and bonus rather than one times salary and bonus.

Under the Employment Agreements, each of Messrs. Wattles, Hawkins, Cochran, Mechem, Murphy and Ruen is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, non-interference and confidentiality provisions. Generally, for all executives other than Mr. Wattles, Mr. Hawkins and Mr. Ruen, upon the scheduled expiration of the employment term or upon a termination following a change of control of us, the non-competition provision will expire upon the date of the termination of employment and, upon a termination of employment by us without cause or by the executive for good reason, the non-competition provision will expire six months following the termination of employment. For Mr. Hawkins, upon the scheduled expiration of the employment term, the non-competition provision will expire upon the date of the termination of employment. For Mr. Ruen, upon a termination of employment on or after the second anniversary of the date of his Employment Agreement or upon a termination following a change of control of us, the non-competition provision will expire upon the date of his termination of employment. In addition, upon a termination of employment by us without cause or by Mr. Ruen for good reason that occurs prior to the second anniversary of the date of his Employment Agreement and that does not follow a change of control, the non-competition provision will expire six months following the termination of employment. In addition, Mr. Ruen will forfeit his entire interest in his long-term incentive compensation awards under our 2006 Long Term Incentive Plan (both vested and unvested) if he terminates without good reason or is terminated for cause on or after the second anniversary of his Employment Agreement.

Joint Venture Agreement

We intend to enter into the Joint Venture Agreement with the DCTRT JV Entities, establishing a series of joint ventures pursuant to which such joint ventures will be the exclusive vehicles used by the DCTRT JV Entities to acquire industrial real estate assets in our major markets through the end of 2008. We will have the obligation to provide minimum amounts of investment opportunities to these joint ventures. We will act as the managing member of these entities, subject to the approval of major decisions by the DCTRT JV Entities, and will receive certain fees and, if certain performance criteria are met, certain promoted payments.

Indemnification Agreements

On April 13, 2006, in connection with the formation of the Special Committee, we entered into indemnification agreements with each of our directors (each an “Indemnitee”). In general, each of these indemnification agreements provides that we will indemnify and advance expenses to the Indemnitee to the fullest extent permitted by applicable law and our Articles in effect as of the date of the agreement or to such extent as applicable law and our Articles thereafter from time to time may permit. However, no change in Maryland law or our Articles will have the effect of reducing the benefits available to the Indemnitee under the agreement.

Except in connection with proceedings brought by us or on our behalf, if, by reason of being a director, officer, employee or agent of our company, the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed proceeding, the Indemnitee is entitled to be indemnified against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such proceeding or any other issue or matter related to the proceeding. However, we are not required to provide this indemnification if it is established by a preponderance of the evidence, as reflected in a final determination of a court of competent jurisdiction that is not subject to further appeal, that:

•	the act or omission of the Indemnitee was material to the matters giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty;

•	the Indemnitee actually received an improper benefit in money, property or services; or

•	in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful (these three sets of circumstances being collectively referred to as “Bad Conduct”).

In addition, if, by reason of being a director, officer, employee or agent of our company, the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed proceeding brought by us or on our behalf to procure a judgment in our favor, the Indemnitee is entitled to be indemnified against expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee did not engage in Bad Conduct in connection with the matters giving rise to such Proceeding. Notwithstanding the foregoing, no indemnification against such expenses will be made in respect of any claim, issue or matter in such proceeding as to which the Indemnitee has been adjudged to be liable to us if applicable law prohibits such indemnification.

We are obligated to advance all expenses reasonably incurred by or on behalf of each Indemnitee in connection with any threatened, pending or completed proceeding from time to time and as incurred, within 30 days after our receipt of a request for advancement, whether prior to or after final disposition of such proceeding. In order to be advanced expenses, the Indemnitee must affirm in writing his good-faith belief that he has not engaged in Bad Conduct in connection with the matters giving rise to, and is entitled to indemnification in connection with, such proceeding, and provide an undertaking to repay any expenses advanced if it is ultimately determined that the Indemnitee has engaged in Bad Conduct in connection with the matters giving rise to such proceeding and is therefore not entitled to be indemnified against such expenses.

We expect to enter into similar indemnification agreements with certain of our officers upon consummation of the Internalization.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Common Share Ownership of Certain Beneficial Owners and Management

The following table presents certain information regarding beneficial ownership of our common shares by our directors (and nominees), each of our executive officers, and all directors and executive officers as a group, on a historical and pro forma basis, in each case as of June 30, 2006, assuming all the Internalization Consideration is paid. On the Record Date there were              common shares outstanding.

As of June 30, 2006, no stockholder holds 5% or more of our common shares. Unless otherwise listed, the address of each of the stockholders is c/o Dividend Capital Trust Inc., 518 17th Street, Suite 1700, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Historical Number of Shares Beneficially Owned(1)		Percent of Class(2)	Pro forma Number of Shares Beneficially Owned		Percent of Class
Thomas G. Wattles (Chairman and Director)	44,108	(3)	*	1,262,929	(4)	0.749%
Evan H. Zucker (Chief Executive Officer, President, Secretary and Director)	16,269	(5)	*	1,867,063	(6)	1.107%
James R. Mulvihill (Treasurer, Chief Financial Officer and Director)	15,987	(7)	*	1,866,781	(8)	1.107%
Tripp H. Hardin (Director)	16,357	(9)	*	16,357	(9)	*
Bruce L. Warwick (Director)	14,352	(10)	*	14,352	(10)	*
John C. O’Keeffe (Director)	14,118	(11)	*	14,118	(11)	*
Phillip R. Altinger (Director)	8,058	(12)	*	8,058	(12)	*
James D. Cochran (Chief Investment Officer)	5,591		*	644,224	(13)	0.382%
Daryl H. Mechem (Managing Director)	2,795		*	396,332	(14)	0.235%
Matthew T. Murphy (Senior Vice President)	1,035		*	175,757	(15)	0.104%
Michael J. Ruen (Senior Vice President)	559		*	302,781	(16)	0.180%
All directors and officers as a group (11 persons)	139,229		*	6,568,752		3.894%

*	Less than 0.1% of the outstanding securities of Dividend Capital Trust and its subsidiaries.
(1)	For purposes of this table, a person is deemed to have “beneficial ownership” of the number of common shares that such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of OP Units in our Operating Partnership (assuming we elect to issue common shares rather than pay cash upon such redemption). Pursuant to the terms of the Limited Partnership Agreement of our Operating Partnership, upon a notice of redemption from a unit holder, our Operating Partnership is obligated to redeem units for cash or, at our option, on a one-for-one basis for common shares, subject to certain limitations.
(2)	As of June 30, 2006, 149,598,403 common shares were outstanding. For purposes of computing the percentage of outstanding common shares held by each person, any common share which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days or pursuant to the redemption of OP Units (assuming we elect to issue common shares rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Comprised of 41,408 shares held by Thomas and Joan Wattles Revocable Trust and 2,700 OP Units attributed to Mr. Wattles based upon his Cash Flow Interest in the Advisor’s Parent.
(4)	Comprised of 41,408 shares held by Thomas and Joan Wattles Revocable Trust and 1,221,521 OP Units attributed to Mr. Wattles based upon his Cash Flow Interest in the Advisor’s Parent.

(5)	Comprised of 243 shares held through a company which is majority owned and controlled by Mr. Zucker’s spouse, as to which Mr. Zucker disclaims beneficial ownership, 11,181 shares held through a trust for the benefit of Mr. Zucker and his spouse and 4,845 OP Units attributed to Mr. Zucker based upon his Cash Flow Interest in the Advisor’s Parent.
(6)	Comprised of 243 shares held through a company which is majority owned and controlled by Mr. Zucker’s spouse, as to which Mr. Zucker disclaims beneficial ownership, 11,181 shares held through a trust for the benefit of Mr. Zucker and his spouse and 1,855,639 OP Units attributed to Mr. Zucker based upon his Cash Flow Interest in the Advisor’s Parent.
(7)	Comprised of 11,142 shares held through a trust for the benefit of Mr. Mulvihill and his spouse and 4,845 OP Units attributed to Mr. Mulvihill based upon his Cash Flow Interest in the Advisor’s Parent.
(8)	Comprised of 11,142 shares held through a trust for the benefit of Mr. Mulvihill and his spouse and 1,855,639 OP Units attributed to Mr. Mulvihill based upon his Cash Flow Interest in the Advisor’s Parent.
(9)	Includes 2,277 shares held through a trust for the benefit of Mr. Hardin and an additional 1,080 shares held through his profit sharing plan (self-directed), in each case as of June 30, 2006. Also includes 13,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 30, 2006.
(10)	Includes 4,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 30, 2006.
(11)	Includes 13,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 30, 2006.
(12)	Includes 2,000 shares issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days after June 30, 2006.
(13)	Comprised of 638,633 OP Units attributed to Mr. Cochran based upon his Cash Flow Interest in the Advisor’s Parent.
(14)	Comprised of 393,537 OP Units attributed to Mr. Mechem based upon his Cash Flow Interest in the Advisor’s Parent.
(15)	Comprised of 174,722 OP Units attributed to Mr. Murphy based upon his Cash Flow Interest in the Advisor’s Parent.
(16)	Comprised of 302,222 OP Units attributed to Mr. Ruen based upon his Cash Flow Interest in the Advisor’s Parent.

In addition, the Advisor’s Parent holds 10,000 Special Units in our Operating Partnership. Such Special Units will be modified into a portion of the 15,111,111 OP Units being issued in connection with the Internalization, pursuant to an amendment to our Operating Partnership’s partnership agreement. The Advisor’s Parent is indirectly majority owned and/or controlled by Messrs. Mulvihill, Wattles, and Zucker and their affiliates. The Dealer Manager owns 2,060,514 warrants, each of which entitles the Dealer Manager to purchase one common share for $12.00. The Dealer Manager is owned by Dividend Capital Securities Group LLLP, in which Messrs. Mulvihill, Wattles and Zucker and their affiliates indirectly own limited partnership interest.

Consequences of Failure to Approve the Internalization or if the Internalization Otherwise Does Not Occur

If the Internalization Proposal is not approved, or the Internalization otherwise does not occur, we would not attempt to list our securities on any national securities exchange or over-the-counter market in the near term, although we are required to either effect a Listing by February 2013 or begin a liquidation of our assets in an orderly fashion. If the Internalization Proposal is not approved, or the Internalization otherwise does not occur, we intend to continue to conduct our business generally in a manner consistent with past practices. We are unable to predict the other consequences that any rejection of the Internalization Proposal would have. The Advisor currently provides certain advisory services to us pursuant to the Advisory Agreement. Although there can be no assurance, if the Internalization Proposal is not approved, we expect that we will continue to be able to obtain such services from the Advisor in the future under the terms of the Advisory Agreement. Even if the

Internalization Proposal is approved, there is no assurance that the Internalization will be consummated because there may be a failure to satisfy one or more of the conditions to closing. See “Proposal III—The Internalization Proposal—Description of the Internalization—Conditions to Closing.”

PROPOSAL IV:

THE PRE-LISTING CHARTER AMENDMENT PROPOSAL

Introduction

Our Board has unanimously declared advisable and directed that there be submitted to the stockholders for their approval the amendment and restatement of our existing Articles in order to reflect that we will become self-advised if the Internalization is consummated, to change the name of our company to DCT Industrial Trust Inc. and to make certain other changes that we believe are advisable. Accordingly, we are proposing that our existing Articles be amended as discussed below. The full text of these amendments is set forth in our proposed Second Articles of Amendment and Restatement, which we refer to as our “Pre-Listing Restated Articles” and which are attached hereto as Appendix C-1. The changes being proposed to our Articles as part of the Pre-Listing Charter Amendment Proposal are coded in the manner set forth on the marked version of our existing Articles attached hereto as Appendix C-2.

The discussion below is a summary of certain changes effected by the Pre-Listing Restated Articles and does not identify or provide information on every provision of our Articles proposed to be changed or such proposed change. Please see the marked version of our existing Articles attached hereto as Appendix C-2, which reflects all of the proposed changes to our Articles.

Amendments to Our Existing Articles Reflect that We Will Become Self-Advised if the Internalization Proposal is Approved

As discussed in detail in the Internalization Proposal, if the Internalization Proposal is approved by our stockholders at the Annual Meeting and is consummated, we will become self-advised. Presently, under the terms of the Advisory Agreement the Advisor is entitled to various fees for providing services to us, including fees that are determined, in part, based on the cost basis of our assets. Upon consummation of the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we no longer will bear the cost of the advisory fees and other amounts payable under the Advisory Agreement

Provisions Regarding Affiliates. Our existing Articles contain a number of provisions that impose guidelines on transactions between us and the Advisor or its Affiliates. As stated above, if the Internalization is consummated, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we will become self-advised. Accordingly, the references to the Advisor and provisions in our existing Articles relating to the Advisor and to transactions and relations between us and the Advisor will no longer be applicable to our situation. One of the principal purposes of the Pre-Listing Charter Amendment Proposal is to remove these inapplicable provisions effective upon the completion of the Internalization.

In addition, our existing Articles contain a number of provisions that impose guidelines on transactions between us and our “Sponsor” or its Affiliates. As defined in our existing Articles, the “Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, our company or any person who will control, manage or participate in the management of our company, and any Affiliate of such person. Since our Sponsor is also the Advisor, the references to the Sponsor and provisions in our existing Articles relating to the Sponsor and to transactions and relations between us and the Sponsor will similarly no longer be applicable and would also therefore be eliminated in our Pre-Listing Restated Articles.

Independent Director Requirements. Section 1.6 of our existing Articles defines “Independent Director” under the NASAA REIT Guidelines (see “Proposal V—The Post-Listing Charter Amendment Proposal—Introduction—References to NASAA REIT Guidelines”). The definition is primarily directed to the relationship of a director with the Advisor. Because we will be self-advised immediately following the consummation of the Internalization, we have proposed the elimination of the following clauses from the definition that derive solely from there being an Advisor:

•	ownership of an interest in the Advisor or its Affiliates,

•	employment by the Advisor or its Affiliates,

•	service as an officer or director of the Advisor or its Affiliates,

•	performance of a service (other than as a director) for our company,

•	service as a director or trustee of more than three real estate investment trusts advised by the Advisor, and

•	maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.

However, we have retained the provisions specifying that a director will not be considered an Independent Director if the director is performing or has performed within the past two years, services for us, other than as a director of our company.

Provisions Relating to Advisor Services and Fees. Article 4 of our existing Articles consists of provisions that govern the relationship between us and the Advisor. These provisions include guidelines for supervision of the Advisor by our Board, provisions relating to the termination of the Advisor, restrictions on the types and amount of fees payable by us to the Advisor for services provided and limitations on reimbursement of expenses incurred by the Advisor in performing those services. Because we will acquire the Advisor and become self-advised upon consummation of the Internalization, Article 4 of our existing Articles will no longer be applicable to our operations and therefore is proposed to be eliminated in its entirety.

Certain Conflict-of-Interest Provisions. Article 6 of our existing Articles contains a number of restrictions intended to mitigate certain potential conflicts of interest with the Advisor, the Sponsor or the Affiliates. For the reasons discussed below, these provisions are eliminated in the Pre-Listing Restated Articles.

Sections 6.3(a) and 6.4 are eliminated in the Pre-Listing Restated Articles because they will be inapplicable once we have acquired the Advisor. Similarly, the references to the Advisor and the Sponsor in Section 6.3(b) have also been eliminated. The provisions that are being so eliminated include: (i) guidelines on how to resolve conflicts when an investment opportunity becomes available which is suitable for us and a public or private entity with which the Advisor or its Affiliates are affiliated (Section 6.4), (ii) restrictions on the provision of goods or services to us by the Advisor or its Affiliates (Section 6.3(a)) and (iii) restrictions on loans to us made by the Sponsor, the Advisor or any Affiliate thereof (Section 6.3(b)). Section 6.3(b) also restricts our company from making any loans to the foregoing persons. Because in connection with the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we will become self-advised, our Pre-Listing Restated Articles will no longer contain restrictions on transactions with the Advisor (or the Sponsor).

Restrictions on Affiliated Transactions. Various provisions of our existing Articles limit our ability to engage in transactions with, among other persons, the Advisor, the Sponsor or their respective Affiliates. In general, these provisions require that such transactions, which are referred to herein as affiliated transactions, be approved by a majority of disinterested directors (including a majority of the Independent Directors). They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. These provisions address a number of transactions including joint ventures, sales and leases to and from us and loans to and from us, as well as general restrictions on affiliated transactions with the Advisor and its Affiliates. References to the Advisor and the Sponsor and their respective Affiliates in the provisions of our existing Articles that restrict affiliated transactions are being eliminated in the Pre-Listing Restated Articles because, upon consummation of the Internalization, we will have acquired the Advisor and become self-advised.

Voting Restrictions. Section 8.3 of our existing Articles prohibits the Advisor from voting or consenting on matters submitted to our stockholders regarding any transaction between us and the Advisor. The reference to the Advisor in this provision is no longer necessary because we will have acquired the Advisor upon consummation of the Internalization.

Indemnification. Under Section 9.2 of our existing Articles, we are required to indemnify the Advisor under certain circumstances. The reference to the Advisor in this provision is no longer necessary because we will become self-advised in connection with the Internalization. We have also expanded the coverage of the indemnification provisions of Section 9.2 to also cover our officers.

Amendments to Our Existing Articles Relating to the Dealer Manager’s Fees and Commissions

Section 4.10 of our existing Articles governs the payment of fees and commissions by us to the Dealer Manager in connection with our public offerings. We believe these provisions are not necessary since the terms of our relationship with the Dealer Manager is governed sufficiently by the Dealer Manager Agreement with the Dealer Manager. Moreover, we would expect to terminate the Dealer Manager Agreement upon a possible Listing.

Amendments to our Existing Articles Relating to Amendments

Section 10.1 of our existing Articles is amended in the Pre-Listing Restated Articles to clarify that we reserve the right from time to time to make any amendment to our Articles authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in our Articles, of any shares of outstanding stock, and that all rights and powers conferred by our Articles on stockholders, directors and officers are granted subject to this reservation. This amendment will confirm that no appraisal rights will be available to our stockholders in respect of any future amendments to our Articles, including the Post-Listing Restated Articles.

Change of Corporate Name

The Pre-Listing Restated Articles provide for a change of our corporate name to “DCT Industrial Trust Inc.”

Conforming Changes and Other Ministerial Modifications

The Pre-Listing Restated Articles reflect a number of conforming and updating changes and other modifications of a ministerial nature that are consistent with the other modifications being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to our company or which need to be updated, and the necessary re-numbering and lettering of remaining provisions. All of these changes are indicated in the marked version of our existing Articles attached hereto as Appendix C-2.

Assuming approval of these amendments by our stockholders at the Annual Meeting, these amendments will be effected by our filing of the Pre-Listing Restated Articles with the State Department of Assessment and Taxation of the State of Mayland (the “SDAT”), and will become effective upon filing and acceptance for record by the SDAT. We plan to have the Pre-Listing Restated Articles filed and accepted for record by the SDAT immediately following the stockholder vote on the Pre-Listing Restated Articles and to recess the stockholder meeting before action is taken on any further proposals to allow this to occur. The text of the proposed Pre-Listing Restated Articles is attached hereto as Appendix C-1 and a marked version thereof against our existing Articles, which shows the modifications proposed to be made, is attached hereto as Appendix C-2.

No Appraisal Rights

We do not believe that any portion of the Pre-Listing Charter Amendment Proposal either alters the contract rights as expressly set forth in the Articles or substantially adversely affects stockholder rights. Accordingly and after consultation with Maryland counsel, we believe that the Pre-Listing Charter Amendment Proposal does not give rise to appraisal rights under Maryland law or our Articles. Indeed, we believe that this Proposal and the Internalization Transaction as a whole convey substantial benefits to stockholders.

Because the question of the existence of appraisal rights in connection with the Pre-Listing Charter Amendment Proposal is not entirely free from doubt, to the extent you wish to make your own determination as to whether you have appraisal rights with respect to the Pre-Listing Charter Amendment Proposal, we encourage you to consider applicable Maryland law and to consider engaging Maryland counsel. If you believe that the Pre-Listing Charter Amendment Proposal substantially adversely affects your stockholder rights, in order to exercise appraisal rights, if such rights are available, you must comply with the conditions established under applicable Maryland law as described below, including any applicable deadlines within which you must exercise any such rights (if they exist). We are not under any obligation to, and will not, notify you of any such deadlines.

Under Maryland law, in order to perfect any appraisal rights that may be available, you must file with the corporation a written objection at or before the stockholders’ meeting, you must not vote in favor of that proposal, and you must demand payment for your shares within 20 days after the amended articles are accepted for record by the SDAT. Even if you vote against a proposal, that vote will not be deemed to satisfy any notice or other requirements described in the preceding sentence. Your failure to vote against that proposal will also not constitute a waiver of any such appraisal rights with respect to that proposal, but you must comply with each of these steps. If you fail to comply with the requirements summarized in this paragraph, you will be bound by the terms of the applicable restated Articles. We expect to challenge any stockholder petition for an appraisal of the fair value of our stock held by such stockholder.

Vote Required

It is intended that even if approved by our stockholders at the Annual Meeting, this proposal will not be effected until immediately prior to the Internalization.

Approval of this proposal to amend our existing Articles requires the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote thereon. Proxies received will be voted for approval of this proposal unless stockholders designate otherwise.

Our Board has deemed it advisable and in the best interests of us and our stockholders to approve the Pre-Listing Charter Amendment Proposal and has recommended it to our stockholders for their approval. Our Board unanimously recommends that you vote FOR the Pre-Listing Charter Amendment Proposal.

PROPOSAL V:

THE POST-LISTING CHARTER AMENDMENT PROPOSAL

Introduction

In addition to amending and restating our existing Articles in order to reflect that we will become self-advised if the Internalization is consummated as contained in the Pre-Listing Charter Amendment Proposal, we are proposing to further amend and restate these Articles in order to conform more closely to the charters of most other Listed REITs. The Post-Listing Charter Amendment Proposal would remove many restrictions that are mandated by state securities administrators and, provided Listing occurs, will no longer be required, and to make various other changes that our Board believes are appropriate for a Listed REIT (such proposed amendments, collectively, the “Post-Listing Charter Amendment Proposal”). Accordingly, we are proposing that our existing Articles be amended as discussed below. The full text of these amendments is set forth in our proposed Third Articles of Amendment and Restatement, which we refer to as our “Post-Listing Restated Articles” and which are attached hereto as Appendix D-1. The changes being proposed to our Articles as part of the Post-Listing Charter Amendment Proposal are coded in the manner set forth on the marked version of our existing Articles attached hereto as Appendix D-2.

The discussion below is a summary of certain changes proposed to be effected by the Post-Listing Restated Articles and does not identify or provide information on every provision of our Articles proposed to be changed or such proposed change. Please see the marked version of our existing Articles attached hereto as Appendix D-2, which reflects all of the proposed changes to our Articles.

Our Board has unanimously approved and directed that there be submitted to our stockholders for their approval:

•	an amendment to Section 2.1 of our existing Articles which will eliminate the ability of our stockholders to change the number of directors on our Board and remove members of our Board without cause;

•	an amendment to Section 3.2 of our existing Articles to provide that in the future our Board will have the exclusive power to amend our Bylaws;

•	an amendment to Section 7.1 of our existing Articles which will permit our Board to avail itself of the provision of the MGCL that the Board may, without the approval of our stockholders, amend our Articles in the future to increase or decrease the aggregate number of our common shares or the number of shares of any class or series that we have the authority to issue;

•	an amendment to the definition of “Common Share Ownership Limit” in Section 7.7 of our existing Articles, which will clarify that the restriction on ownership by one person of more than 9.8% of our common shares is calculated with respect to either the value or number of our common shares that such person holds, whichever is more restrictive;

•	the deletion of Section 8.1 of our existing Articles which will, among other things, increase from 10% (as required by the NASAA REIT Guidelines) to 50% the percentage of stockholders entitle to call a special meeting of stockholders;

•	the deletion of Sections 8.5 and 8.6 of our existing Articles in order to conform stockholder inspection rights to those rights set forth in the MGCL;

•	an amendment to delete Sections 10.2 and 10.3 of our existing Articles to remove certain restrictions or transactions involving an Affiliate of us or the Advisor as required by the NASAA REIT Guidelines and to permit the rules under the MGCL and the NYSE (assuming we list on the NYSE) to govern interested party transactions; and

•	other amendments to delete certain sections from, modify other section of, and add new sections to our existing Articles, to conform more closely with the charters of Listed REITs.

In addition, certain of the provisions of our existing Articles were required under state securities offering regulations in connection with the initial and subsequent public offerings of our common shares because our shares were not listed on a national securities exchange but are not required or typically used by Listed REITs. Following our Listing, these types of provisions will no longer be required to be included in our governing documents and instead we will be subject to the rules of the national securities exchange or over-the-counter market on which our common shares are listed or quoted. We believe that many of the limitations and restrictions that were included in our existing Articles are restrictive and could prevent us from pursuing favorable investment opportunities which could enhance stockholder value. In addition, these provisions could impair our ability to compete effectively for investments and management talent with REITs that are not subject to these provisions. We believe such limitations and restrictions should be modified so that we will be able to fully implement our business strategy and be fully competitive with other Listed REITs. The proposed Post-Listing Restated Articles reflect the modifications that we believe should be made to our existing Articles.

References to NASAA REIT Guidelines. Several provisions of our existing Articles reference the NASAA REIT Guidelines. The NASAA REIT Guidelines consist of substantive restrictions on the operations of a REIT, and are applicable when a REIT is making a public offering of securities which are not listed for trading on a national securities exchange or designated for quotation on an over-the-counter market. Our existing Articles also contain provisions that, while they do not specifically reference the NASAA REIT Guidelines, were included to comply with those Guidelines or were included to be consistent with provisions contained in the charters of REITs that are subject to those Guidelines. The Post-Listing Charter Amendment Proposal will only take effect if and when our common shares are listed on a national securities exchange or quoted on an over-the-counter market and thus the NASAA REIT Guidelines references and the provisions that were included to comply with the NASAA REIT Guidelines have been modified or eliminated in the Post-Listing Restated Articles. Because the NASAA REIT Guidelines are inapplicable to a Listed REIT, these changes will conform our Articles more closely to the charters of Listed REITs. We anticipate that the elimination in our existing Articles of the restrictions contained in the NASAA REIT Guidelines will better enable us to take advantage of favorable investment opportunities and to operate in a more comparable fashion to Listed REITs.

Independent Director Requirements. Section 1.6 of our existing Articles defines “Independent Director” under the NASAA REIT Guidelines and the definition is primarily directed to the relationship of a director with the Advisor. Because we will be self-advised immediately following the consummation of the Internalization, and the NASAA REIT Guidelines will not apply after our securities are Listed, the definition is deleted. Instead, our Board will apply the definition of Independent Director under the rules of the NYSE or any other exchange or over-the-counter market on which our common shares are listed or quoted. Accordingly, it is possible that a person who would be considered an Independent Director under such rules might not have been considered independent under our existing Articles and vice versa.

The Post-Listing Restated Articles also eliminate any provisions of our existing Articles that relate to the requirements or duties of our Independent Directors. This includes, among other things, the definition of Independent Director in Section 1.6 of our existing Articles, Section 2.2 of our existing Articles concerning director experience, Section 2.3 of our existing Articles requiring that a majority of the members of Board committees be Independent Directors, Section 2.6 requiring that the Independent Directors approve certain enumerated matters and Section 5.2 requiring the Independent Directors to conduct an annual review of our investment policies. These provisions will no longer be relevant because the Post-Listing Restated Articles will not contain a definition of independent directors under the NASAA REIT Guidelines to which all of these provisions related. Instead, governance matters such as these will be governed by NYSE rules and interpretations.

It is possible that the elimination of these provisions would allow individuals to serve as directors or certain actions to be taken that could not be taken under our existing Articles. Instead, if we effect a Listing, we will operate under the rules of the NYSE or any other exchange or over-the-counter market on which our common shares are listed or quoted, under Maryland law and in accordance with our Post-Listing Restated Articles and

Bylaws. For your information, if a Listing occurs on the NYSE, we would still be required to have a majority of independent directors on our Board under the rules of the NYSE.

Although some of the amendments to our Articles contained in this Proposal IV reduce or otherwise eliminate certain voting rights that you currently have, we are of the view that these proposed amendments will provide greater flexibility with respect to the implementation of our business plan and will make us more competitive with Listed REITs.

Experience of Directors. Our existing Articles contain provisions requiring that each of our directors must have had, prior to his or her election to our Board, “at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.” The Articles then describe in considerable detail how these director experience requirements would be applied. Given our growth and the fact that the NYSE rules, the SEC proxy rules, and good governance principles for public companies typically provide that a nominating committee comprised exclusively of independent directors operate under detailed written charters and with detailed public disclosures about nominating procedures, the Board does not believe that maintaining these director experience requirements following a Listing will aid the good governance of our company. Indeed, the current experience requirements may inadvertently exclude certain potential director candidates who could be beneficial to us and our stockholders. Accordingly, the effect of this proposed change is that our Board will be comprised of directors from a broader range of qualified individuals to serve as our directors, but that it is possible that no Independent Director will have three years of industrial real estate experience.

Board Vacancies. Section 2.1 of our existing Articles provides that any vacancies on our Board will be filled by a majority of the remaining directors, even if less than a quorum. However, under Maryland law, stockholders would still have the power to elect a successor to fill a vacancy on our Board resulting from the removal of a director. In the Post-Listing Restated Articles, we elect to adopt the provisions of Title 3, Subtitle 8 of the MGCL regarding Board vacancies. Consequently, under the Post-Listing Restated Articles, except as may be provided otherwise by our Board in setting the terms of any class or series of stock, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Appraisal Rights. Although upon a Listing a provision of Maryland law would become applicable eliminating all future stockholder appraisal rights, the Post-Listing Restated Articles expressly provide that holders of our common shares will not be entitled to exercise any rights of an objecting stockholder provided for unless our Board determines that such rights apply, with respect to any classes or series of stock classified or reclassified in the future.

Investment Limitations. Our existing Articles contain a number of limitations and restrictions on our ability to make certain types of investments in real estate, real estate-related instruments, and equity securities, as well as ability to make borrowings and incur indebtedness. These investment limitations and restrictions were established, as described above, under the NASAA REIT Guidelines and when initially adopted by us, applied at a time that we had not commenced operations or acquired any industrial properties. They are contained in Sections 5.3 and 5.4 of our current Articles. Consistent with the governance practices of many other Listed REITs, the Post-Listing Charter Amendment Proposal provides for the elimination of all of these limitations and restrictions. Instead, our Board will adopt investment policies and monitor management compliance with these policies. These investment policies will take into account the complex rules and interpretations required to maintain REIT status under the Code. However, the elimination of certain of these restrictions may expose us to greater risks, for example by allowing us to borrow a greater amount of money, relative to our asset base, than we are permitted to borrow under our existing Articles or to lend money in situations in which we would not have been able to lend money under our existing Articles. Our Board and our management would be responsible for evaluating and determining whether to make these types of investments. Our Board believes that the elimination of these restrictions is desirable and will allow us to expand our investment and capital market opportunities. For the foregoing reasons, our Board is proposing the elimination of the investment limitations and restrictions summarized below.

Limitations on Investments, Borrowing and Indebtedness. The investment limitations in Section 5.4 of our existing Articles that are eliminated in the Post-Listing Restated Articles, for the reasons outlined above, include provisions that prohibit us from: (1) investing more than 10% of our total assets in unimproved real property (Section 5.4(a)); (2) investing in commodities or commodity future contracts (Section 5.4(b)); (3) investing in or making mortgage loans unless an appraisal is obtained concerning the property and certain other conditions are met (Sections 5.4(c), (d), (e) and (g)); (4) investing in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness (Section 5.4(f)); (5) engaging in underwriting securities of other issuers, or investing in equity securities of those issuers other than under certain limited circumstances (Section 5.4(h)); (6) except under specified circumstances, issuing (A) equity securities redeemable solely at the option of the holder, (B) debt securities, (C) common or preferred shares on a deferred payment basis or under similar arrangements, (D) assessable securities and (E) options, warrants, or similar evidences of right to buy our securities (Section 5.4(i)); (7) acquiring a property unless the consideration to be paid for each such property is authorized by our Board based upon fair-market value (Section 5.4(k)); (8) making investments that we believe will be inconsistent with our objective of continuing to qualify as a REIT (Section 5.4(p)); and (9) investing in contracts for the sale of real estate unless they are in recordable form and appropriately recorded in the chain of title (Section 5.4(q)).

In connection with acquiring and developing properties, we have borrowed funds both on a short-term basis and on a longer-term basis, as appropriate. Because of the NASAA REIT Guidelines requirements, Section 5.4(l) of our existing Articles restricts our total indebtedness to no more than 50% of our gross assets. Although it is unlikely that we would ever exceed that level of indebtedness, an absolute limit on our borrowings could impair our ability to engage in potentially advantageous transactions and investment opportunities and we believe that such decisions should be left to our experienced management and Board. The Post-Listing Restated Articles therefore do not contain any limitation on the amount or percentage of indebtedness that we may incur in the future and therefore, we could become more highly leveraged, resulting in an increase in the amount of debt repayment. This, in turn, could increase our risk of default on our obligations and adversely affect our results of operations and our ability to make distributions to our stockholders.

Limitations on Investment in Equity Securities. The restrictions in Sections 5.3(c) and 5.4(h) of our existing Articles on investments by us in equity securities also are eliminated in the Post-Listing Restated Articles. Under Section 5.3(c) and 5.4(h) of our existing Articles, we may invest in equity securities so long as a majority of disinterested directors (including a majority of the Independent Directors) approve the investment as being fair, competitive and commercially reasonable. In the Post-Listing Restated Articles, decisions concerning investment in equity securities will be made by the entire Board, using the standards applicable to all director decisions.

Certain Conflict-of-Interest Provisions. Article 6 of our existing Articles contains a number of restrictions with respect to transactions between us and the Advisor, a director of us or any of our Affiliates and on certain activities of the Advisor and its Affiliates, certain of which would be eliminated in connection with the Pre-Listing Restated Articles. Our Board proposes to eliminate the remaining provisions contained in Section 6.3(b) of our current Articles.

Section 6.3(b) includes restrictions on loans to us made by the Sponsor, the Advisor, any manager of our assets, any of our directors or any Affiliate thereof. Section 6.3(b) also restricts us from making any loans to the foregoing persons. This provision is eliminated in the Post-Listing Restated Articles for the reasons described below under “Restrictions on Affiliated Transactions.” Upon the effectiveness of the Post-Listing Restated Articles, transactions with Affiliates will be addressed under Maryland law, NYSE rules and requirements, and board governance and conflict of interest policies adopted by our Board consistent with NYSE requirements and good governance principles.

Restrictions on Affiliated Transactions. Various provisions of our existing Articles limit our ability to engage in transactions with, among other persons, the Advisor, a director of us or any of their respective Affiliates. These restrictions are found in Sections 5.3, 5.4, 6.1, 6.3 and 9.5 of our current Articles. Rather, under Maryland corporate law, transactions with us in which our directors or various related persons have a material financial interest are not void or voidable on account of such interest if the transaction is disclosed and the transaction is approved or ratified by a majority of disinterested directors or a majority of the stockholders or the transaction is fair and reasonable to us. Such transactions, if they occur, frequently require prompt public disclosure under SEC rules and in some circumstances may require stockholder ratification under NYSE Rules. The Board believes that by relying on established Maryland law processes and appropriate governance mechanisms, combined with the transparency of public company disclosure requirements, the Board will be able to effectively regulate related party transactions without the detailed, substantive restrictions contained in the current Articles.

The affiliated transaction provisions that are proposed to be eliminated in the Post-Listing Restated Articles include:

•	formation of certain joint ventures (Section 5.3(b));

•	sales and leases of assets to and from our company (Section 6.2);

•	loans to and from our company (Sections 5.4(m) and 6.3(b));

•	a general requirement under Section 9.5 that all transactions with affiliates are made on the basis of an appraisal;

•	broad restrictions on compensation for any services rendered by affiliates (Section 9.5); and

•	restrictions on our affiliates voting on certain matters in which they may have an interest (Section 8.3).

Voting Restrictions. The Post-Listing Restated Articles also eliminate Section 8.3 of our existing Articles which prohibits the Advisor, the directors and any of their Affiliates from voting or consenting on matters submitted to our stockholders regarding the removal of the Advisor, our directors or any of their Affiliates or any transaction between us and them. This provision was included in our existing Articles in accordance with the NASAA REIT Guidelines. We believe that voting on affiliated transactions should be governed by state law, as it customarily is for Listed REITs. We believe this change presently is unlikely to change the outcome of any vote because the directors are expected to own, in the aggregate, less than 0.1% of the outstanding common shares at the time the Post-Listing Restated Articles become effective.

Indemnification. Under Section 9.2 of our existing Articles, we are required to indemnify and hold harmless our directors, the Advisor and any Affiliate for losses or liabilities incurred by any of them, each referred to herein as an indemnitee, in connection with our business. Section 9.2 contains a number of limitations on indemnification, required by NASAA regulations, that result in more restrictive indemnification permitted by Maryand law or customary for directors of many Listed REITS formed in Maryland.

The Post-Listing Restated Articles modify the indemnification provisions consistent with Maryland law to provide that we will have the power to indemnify our current and former directors and officers and may indemnify our current and former employees and agents to the maximum extent permitted by Maryland law. Accordingly, the indemnification for both unaffiliated and affiliated persons and entities will be broader than the provisions under our existing Articles and could cost us additional monies. The Post-Listing Restated Articles also add a provision limiting the liability of the our directors and officers to us for money damages to the maximum extent permitted by Maryland law. Our Board believes that these provisions will facilitate our ability to attract and retain attractive director and officer candidates and may aid in our obtaining director and officer liability insurance and controlling insurance costs. We believe that provisions of this nature are similar to the provisions customarily provided by other publicly traded companies and thus will allow us to compete with those companies for the most qualified candidates.

Miscellaneous Modifications

Under Maryland law, a Maryland corporation generally may not amend its charter, merge, sell all or substantially all of its assets, or engage in similar transactions outside the ordinary course of business (each, an “Extraordinary Matter”), unless approved by the affirmative vote of stockholders holding at least two-thirds of the equity shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our existing Articles provide for approval of these matters by a majority of all the votes entitled to be cast. Our Post-Listing Restated Articles provide that we may continue to, in all instances, consummate an Extraordinary Matter upon the affirmative vote of stockholders holding not less than a majority of our equity shares then outstanding and entitled to vote.

Currently, our Articles provide that an affirmative vote of holders of a majority of our common shares who are entitled to vote and are present in person or by proxy at a meeting where a quorum is present is required in order to elect directors. Our Post-Listing Restated Articles delete this voting threshold, in which case Maryland law will provide that directors may be elected simply by a plurality of the votes cast on the matter at a meeting where a quorum is present, which is the customary standard for Maryland corporations.

Certain provisions of our existing Articles exempt us from the application of Maryland’s Business Combination Act and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations (which is broadly defined) between us and beneficial owners of 10% or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of specified percentages of our total voting power. Further, our exemption from these provisions of the Business Combination Act and the Control Share Acquisition Act may make it more difficult for our Board or our stockholders to prevent or delay coercive proposals of large stockholders to affect ownership or control of our company and may remove any disincentive these provisions have on future acquisition offers.

Under our Post-Listing Restated Articles, we have proposed to delete these exemptions from the Post-Listing Restated Articles and, alternatively to effect an exemption from the Business Combination Statute exemption by Board resolution and to include the exemption from the Control Share Acquisition Statute in our Bylaws. If this proposal is approved and these provisions are deleted from our existing Articles, although we will continue to be subject to these exemptions, the net effect of this change will be that our Board will, without stockholder approval, be able to opt in and out of these exemptions by way of Board resolution or an amendment to our Bylaws.

Conforming Changes and Other Ministerial Modifications

The Post-Listing Restated Articles reflect a number of conforming and updating changes and other modifications of a ministerial nature that are necessary in view of the other modifications being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to us or which need to be updated, and the necessary re-numbering and lettering of remaining provisions. A number of the provisions in our existing Articles are being amended to adequately reflect our operations as a self-advised and Listed REIT. All of these changes are indicated in the marked version of our existing Articles attached hereto as Appendix D-2. In addition, we will also amend and restate our Bylaws, in order to make certain conforming changes, but these changes to the Bylaws will not require action by our stockholders.

It is intended that even if approved by our stockholders at the Annual Meeting, this proposal will not be effected until immediately prior to a Listing and unless the Pre-Listing Charter Amendment is approved.

Assuming approval of these amendments (and the Pre-Listing Restated Articles) by our stockholders at the Annual Meeting, these amendments will be effected by our filing of the Post-Listing Restated Articles with the

SDAT, and will become effective on the date of such filing and upon acceptance for record by the SDAT. The text of the Post-Listing Restated Articles is attached hereto as Appendix D-1 and a marked version thereof against our existing Articles, which shows the modifications proposed to be made, is attached hereto as Appendix D-2. The adoption of the Post-Listing Restated Articles is split into two separate, independent proposals to amend our existing Articles. Because the Pre-Listing Charter Amendment Proposal and the Post-Listing Charter Amendment Proposal will be voted upon separately, one of these proposals may be approved by our stockholders at the Annual Meeting while the other proposal may not. To the extent the Pre-Listing Charter Amendment Proposal is not approved by our stockholders at the Annual Meeting, we will not file the Post-Listing Restated Articles with the SDAT. If neither the Pre-Listing Charter Amendment Proposal nor the Post-Listing Charter Amendment Proposal is adopted by our stockholders at the Annual Meeting, we will not file the Post-Listing Restated Articles with the SDAT, and our existing Articles will remain unchanged until such time as they may be amended in the future in accordance with Maryland law and the provisions of our existing Articles and Bylaws.

No Appraisal Rights

Assuming approval of the Pre-Listing Charter Amendment Proposal by stockholders and filing and acceptance for record of the Pre-Listing Restated Articles by the SDAT, stockholders will not have appraisal rights under Maryland law with respect to the Post-Listing Charter Amendment Proposal. See also Appendix E attached hereto, which sets forth the relevant statutory provisions.

Conforming Amendments to Our Bylaws

In connection with the amendment and restatement of our Articles contemplated by the Post-Listing Charter Amendment Proposal, we also will be amending and restating our Bylaws in order to make certain conforming changes, but the changes to the Bylaws will not require action by our stockholders. Accordingly, we are proposing that our existing Bylaws be amended as discussed below.

Our Board has unanimously approved the following amendments to our Bylaws:

•	an amendment to our existing Bylaws which will increase the threshold necessary for our stockholders to call a special meeting from 10% of the shares then outstanding and entitled to vote to a majority of the shares then outstanding and entitled to a vote and set forth certain procedures with respect to the calling of stockholder-requested special meetings;

•	an amendment to our existing Bylaws which will specify the powers of the chairman of a meeting of stockholders;

•	an amendment to our existing Bylaws which will set forth certain notice and informational requirements with respect to nominations of directors and other stockholder proposals;

•	an amendment to our existing Bylaws which will decrease the threshold necessary to establish, decrease or increase the number of our directors, from 80% of our directors to a majority of our directors;

•	an amendment to our existing Bylaws to eliminate the requirement that the affirmative vote of a majority of our Independent Directors is required to approve certain transactions with us in which one of our directors, officers, advisors or other persons or their respective affiliates has a direct or indirect interest (other than as a result of their status as director, officer or stockholder); and

•	an amendment to our existing Bylaws which will require us to indemnify, to the maximum extent permitted by Maryland law, our present and former directors and officers and any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and, in each case, who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity.

Vote Required

Approval of this proposal to amend our existing Articles requires the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote thereon. Proxies received will be voted for approval of each of these proposals unless stockholders designate otherwise. If and when the Post-Listing Charter Amendment Proposal is approved and filed with the SDAT, we will amend our Bylaws.

It is intended that even if approved by our stockholders at the Annual Meeting, this proposal will not be effected until immediately prior to a Listing and unless the Pre-Listing Charter Amendment is approved.

Approval of this proposal to amend our existing Articles requires the affirmative vote of the holders of at least a majority of our outstanding common shares entitled to vote thereon. Proxies received will be voted for approval of this proposal unless stockholders designate otherwise.

Our Board has deemed it advisable and in the best interests of us and our stockholders to approve the Post-Listing Charter Amendment Proposal and has recommended it to our stockholders for their approval. Our Board unanimously recommends that you vote FOR the Post-Listing Charter Amendment Proposal.

The Reverse Stock Split

Pursuant to the MGCL, unless otherwise provided in the charter, the board of directors of a corporation with a class of equity securities registered under the Exchange Act may amend the corporation’s charter, with the approval of a majority of the board and without stockholder action, to effect a reverse stock split in certain circumstances. The Post-Listing Restated Articles, if approved and implemented, will not contain any provisions that will restrict the Board’s ability to amend the Articles to effect a reverse stock split without stockholder action. In connection with a possible Listing, it is currently contemplated that our Board would authorize an amendment to the Post-Listing Restated Articles pursuant to which two whole outstanding common shares would be combined into one common share (a “Reverse Stock Split”) and would file such amendment, as determined by our Board.

Our Board believes that implementation of the Reverse Stock Split, if a possible Listing occurs, would increase the per-share price of our common shares, reduce the number of outstanding shares to a level more consistent with other public companies with a similar market capitalization and provide us with the flexibility necessary to issue additional shares to facilitate future acquisitions and financing transactions. Our Board believes that the Reverse Stock Split provides our Board with appropriate flexibility to implement our business plan, and to act in the best interests of us and our stockholders.

PROPOSAL VI:

THE LONG-TERM INCENTIVE PLAN PROPOSAL

Summary of the Plan

We propose the adoption of a 2006 Long-Term Incentive Plan. This summary of the provisions of the 2006 Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the 2006 Long-Term Incentive Plan. To the extent that there is a conflict between this summary and the 2006 Long-Term Incentive Plan, the 2006 Long-Term Incentive Plan will govern. Capitalized terms used but not defined herein will have their meanings as defined in the 2006 Long-Term Incentive Plan. Stockholders are being asked to approve the 2006 Long-Term Incentive Plan with the intent of avoiding the possibility that the deductibility of certain awards granted under the 2006 Long-Term Incentive Plan, for U.S. federal income tax purposes, may be limited by Section 162(m) of the Code (which, under certain circumstances, causes compensation in excess of $1,000,000 to an employee in a year not to be deductible to the employer), as well as to take advantage of favorable tax treatment for stock options intended to qualify as incentive stock options under the Code. The adoption of the 2006 Long-Term Incentive Plan is subject to stockholder approval. A copy of the 2006 Long-Term Incentive Plan is attached hereto as Appendix F.

Background and Purpose

The 2006 Long-Term Incentive Plan was established by the Board, which worked with its legal advisors and employment compensation consultants to survey and study the market compensation ranges of our competitors. The purpose of the 2006 Long-Term Incentive Plan is to provide us with the flexibility to use stock options and other awards as part of an overall compensation package to provide a means of performance-based compensation to attract and retain qualified personnel. Key employees, directors, officers, consultants, advisors or other personnel of ours and our subsidiaries as well as joint venture affiliates of us or our subsidiaries and employees of the foregoing would be eligible to be granted stock options (including stock appreciation rights), restricted stock, phantom stock, dividend equivalent rights and other equity-based awards under the 2006 Long-Term Incentive Plan.

In addition, we have entered into the Employment Agreements with various individuals associated with the Advisor or its affiliates, which will generally become effective as of the closing of the Internalization. The Employment Agreements are with the persons who will consitute our senior management following the Internalization. These agreements provide, among other things, for long-term incentive compensation awards and target bonuses that will be paid pursuant to the 2006 Long-Term Incentive Plan and the Incentive Compensation Plan. If the 2006 Long-Term Incentive Plan is not approved by our stockholders, pursuant to the terms of the Employment Agreements, the members of our senior management will be entitled to terminate their respective agreements for good reason. Further, if the 2006 Long-Term Incentive Plan is not approved by our stockholders, it could materially adversely affect us because we could be deprived of the services of our senior management and the ability to provide the incentives necessary to attract qualified replacements and other personnel.

Administration

The 2006 Long-Term Incentive Plan is administered by our compensation committee. Our compensation committee, appointed by our Board, has the full authority to administer and interpret the 2006 Long-Term Incentive Plan, to authorize the granting of awards, to determine the eligibility of key employees, directors, officers, consultants, advisors or other personnel of ours and our subsidiaries to receive an award, to determine the number of common shares to be covered by each award (subject to the individual participant limitations provided in the 2006 Long-Term Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2006 Long-Term Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2006 Long-Term Incentive Plan or the administration or interpretation thereof. In connection with this authority, our compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The 2006 Long-Term Incentive Plan will be administered by a compensation committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a nonemployee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code, or, if no committee exists, our Board. References below to our compensation committee include a reference to the board for those periods in which the board is acting. In addition, our compensation committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the Committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought).

Eligibility and Types of Awards

Key employees, officers, directors, consultants and advisors as well as joint venture affiliates of us or our subsidiaries or employees of the foregoing are eligible to be granted stock options (including stock appreciation rights), restricted stock, phantom shares, dividend equivalent rights and other equity-based awards under the 2006 Long-Term Incentive Plan. Eligibility for awards under the 2006 Long-Term Incentive Plan is determined by our compensation committee. No new award may be granted under the 2006 Long-Term Incentive Plan after the 10th anniversary of the date that such plan was initially approved by our Board. As of the date hereof, no grants have been made under the 2006 Long-Term Incentive Plan. Under the Employment Agreements, the aggregate annual target value of the long-term incentive compensation awards ranges between $25,000 and $1,150,000, with a total annual value of $2,175,000 for all executives, and such awards will vest in equal installments over four to five years, subject to the achievement of pre-established, performance-related goals. In addition, as a signing bonus, Mr. Hawkins, under the 2006 Long-Term Incentive Plan, will receive, subject to the approval of the plan by our stockholders at the Annual Meeting, 450,795 common shares (or equivalent full value awards and including either dividend rights or dividend equivalent rights) vesting over five years (0%, 0%, 25%, 25% and 50%) commencing on August 1, 2007, and in addition, upon the Closing, will purchase 88,889 common shares at $11.25 per share.

Available Shares

Subject to adjustment upon certain corporate transactions or events, the total number of our common shares subject to awards of stock options, shares of restricted stock, phantom shares and dividend equivalent rights under the 2006 Long-Term Incentive Plan may not exceed 8,000,000. Subject to adjustment upon certain corporate transactions or events, in no event may any optionee receive options for more than 2,000,000 shares on an annual basis. If an option or other award granted under the 2006 Long-Term Incentive Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. During the term of the 2006 Long-Term Incentive Plan, each director will receive his or her regular directors’ fees in the form of quarterly payments in arrears, in the form of our common shares (or, as provided and permitted by our Board, restricted shares or phantom shares), unless the director elects in writing to receive such payment in cash.

Awards Under the 2006 Long-Term Incentive Plan

Stock Options (including Stock Appreciation Rights)

The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Code, will be determined by our compensation committee. The exercise price of an option will be determined by our compensation committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100%, or 110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan, of the fair market value of our common shares on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed 10 years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our compensation committee. The committee may grant a stock appreciation right by permitting an optionee to elect to receive upon the exercise of an option shares or cash, or a combination thereof, with an aggregate value equal to the excess of the value of the applicable shares over the aggregate option price.

Restricted Stock

A restricted stock award is an award of common shares that is subject to restrictions on transferability and such other restrictions, if any, as our Board or compensation committee may impose at the date of grant. Grants of restricted stock will be subject to vesting schedules as determined by our compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted stock. Although dividends are paid on all restricted stock, whether or not vested, at the same rate and on the same date as our common shares, holders of restricted stock are prohibited from selling such shares until they vest.

Phantom Shares

Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common shares, or, if provided by our compensation committee, the right to receive the fair market value of a share of our common shares in excess of a base value established by our compensation committee at the time of grant. Unless otherwise determined by our compensation committee at the time of the grant, phantom shares will be settled by a transfer of common shares. Phantom shares will be settled with a single-sum distribution; however, our compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares, installments over a period not to exceed 10 years. Unless otherwise provided in the applicable award agreement, or pursuant to a permissible election, the settlement date with respect to a phantom share generally is the first day of the month to follow the date on which the phantom share vests.

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value of dividends declared on common shares otherwise subject to an award. Our compensation committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional common shares. Our compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Equity-Based Awards

Our 2006 Long-Term Incentive Plan authorizes the granting of (i) other awards based upon the common shares (including the grant of securities convertible into common shares and stock appreciation rights), and subject to terms and conditions established at the time of grant, (ii) limited-partnership or any other membership or ownership interest in a subsidiary or other partnership, and (iii) awards valued by reference to book value, fair value or performance parameters relative to us or any subsidiary or group of subsidiaries.

Performance Goals

Our compensation committee may, in its discretion, in the case of awards intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code, establish one or more performance goals as a precondition to the issuance or vesting of awards, and provide, in connection with the establishment of the performance goals, for predetermined awards to those participants with respect to whom the applicable performance goals are satisfied. The performance goals will be based upon one or more of the following criteria: pre-tax income; after-tax income; net income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash or funds available for distribution; appreciation in the fair market value of our common shares; return on investment; total return to stockholders; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes (or the absence of changes) in the per share or aggregate market price of our common shares; number of securities sold; earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; total revenue growth; our published ranking against our peer group of real estate investment trusts based on total stockholder return; FFO; same store sales from period to period; objectively determinable capital deployment; realized gains on assets; and objectively determinable expense management.

Adjustments in General; Certain Change-in-Control Provisions

In the event of certain corporate reorganizations or other events, our compensation committee generally will make certain adjustments in its discretion to the manner in which the 2006 Long-Term Incentive Plan operates (including, for example, to the number of shares available under the plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our compensation committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our compensation committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Amendment and Termination

Our Board may generally amend the 2006 Long-Term Incentive Plan as it deems advisable, except that no amendment may adversely affect a participant with respect to an award previously granted without such participant’s written consent unless such amendments are required in order to comply with applicable laws. In addition, the 2006 Long-Term Incentive Plan may not be amended without stockholder approval if the absence of such approval would cause the 2006 Long-Term Incentive Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

Certain U.S. Federal Income Tax Consequences

The following discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. federal income tax penalties, and was written to support the “promotion or marketing” (within the meaning of the Internal Revenue Service Circular 230) of the Plan. Nothing in this document (including the preceding sentence) constitutes, or should be construed as indicating that we are engaging in, the promotion or marketing of our common shares or any other equity-based security of (or other equity interest in) us.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income will generally be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common shares on the exercise date over the exercise price. We will generally be entitled to a deduction for U.S. federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Code as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of the shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of us or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Code generally allows the sale of shares of our common shares received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, will generally be treated as compensation income for U.S. federal income tax purposes (unless an 83(b) election has been made, as discussed below). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the stock.

Phantom Shares

It is generally expected that any phantom shares would be designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share. When payment is made, the participant generally would recognize ordinary income, and we would generally be entitled to a deduction, equal to the fair market value of the common shares and cash, as applicable, received upon payment.

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Vote Required

Approval of the Long-Term Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast at a meeting and the presence of a quorum, provided, that the total votes cast represent over 50% of the shares entitled to vote.

Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the Long-Term Incentive Plan Proposal. Our Board unanimously recommends that you vote FOR the Long-Term Incentive Plan Proposal.

PROPOSAL VII:

THE INCENTIVE COMPENSATION PLAN PROPOSAL

Summary of the Incentive Compensation Plan

Our Board has adopted the Incentive Compensation Plan, under which the compensation committee may award various forms of incentive compensation to officers and other key employees of us and our subsidiaries, as well as to the officers and key employees of our joint venture and other affiliates designated in the discretion of the compensation committee, and employees of the foregoing. The Incentive Compensation Plan was established by the Board, which worked with its legal advisors and employment compensation consultants to survey and study the market compensation ranges of our competitors. We are asking the stockholders to consider and vote upon a proposal to approve the Incentive Compensation Plan to take advantage of deductions available to us for performance-based compensation under Section 162(m) of the Code. Section 162(m) generally limits the U.S. federal income tax business expense deduction taken by a publicly-traded company for annual compensation paid to its chief executive officer and its four other most highly compensated officers to $1.0 million. However, there is no limit on the deductibility of qualified performance-based compensation.

To satisfy the requirements of Section 162(m), compensation must be payable solely on account of the attainment of one or more objective performance goals established in writing by our compensation committee at a time when the attainment of those goals is substantially uncertain. Performance goals may be based on one or more business criteria that apply to an individual, a business unit or our company as a whole, but need not be based on an increase or positive result under the business criteria selected. The compensation committee cannot increase the amount of compensation payable if a performance goal is attained, but may reduce or eliminate compensation even if the performance goal is attained. Stockholders must approve the types of performance goals and the maximum amount that may be paid to covered executive officers or the formula used to calculate such amount.

Forms of incentive compensation under the Incentive Compensation Plan may include compensation based upon one or more of the following business criteria: pre-tax income; after-tax income; net income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash or funds available for distribution; appreciation in the fair market value of our common shares; return on investment; total return to stockholders; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes (or the absence of changes) in the per share or aggregate market price of our common shares; number of securities sold; earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in our financial reports for the applicable period; total revenue growth; our published ranking against our peer group of real estate investment trusts based on total stockholder return; FFO; same store sales from period to period; objectively determinable capital deployment; realized gains on assets; and objectively determinable expense management. Targets may be in absolute amounts or relative to the performance of other companies or of an index, and may be on an aggregate per-share or other similar basis. Performance targets may relate to particular fiscal years or to periods which are longer or shorter than a single fiscal year. Notwithstanding the foregoing, bonuses can be granted on bases other than those set forth above in the case of any bonus for which an exception from the limitations of Section 162(m) of the Code is not being sought. No officer or employee may be awarded a bonus of more than $2,000,000 for any year (or portion thereof) of a performance period, and in no event will any particular bonus be more than a total of $10,000,000 in the aggregate over a performance period. If multiple bonuses are granted to any particular individual, then the amount of such bonuses together will not total more than $12,000,000. Moreover, the compensation committee has no current intention of awarding bonuses to any executive that would approach the aforementioned limitations under the Incentive Compensation Plan. Under the Employment Agreements, the initial target annual bonuses range between $75,000 and $575,000, with a total of $1,065,000 initial target annual bonuses for all executives. Certain numerical adjustments to the standards and limitations referred to above may be permitted in the case of corporate and other transactions and events, as set forth in the plan. Bonuses may be payable in single lump sums, or may be payable over periods of years, and may (but will not be required to) be made forfeitable to the extent recipients do not continue to be employed by the company or its subsidiaries throughout the period during which they are payable. Bonuses otherwise payable under the Incentive Compensation Plan are subject to reduction or elimination by our compensation committee. Our compensation committee may determine that bonuses will be paid in cash or stock (or other equity-based grants), or a combination of cash and stock and that any such awards be made under our 2006 Long-Term Incentive Compensation Plan or any other equity-based plan or program of us and that in the case of any such grant, the grant will be governed in all respects by the 2006 Long-Term Incentive Compensation Plan or other equity-based plan or program. In addition, our compensation committee may, in its discretion, delegate to our Chief Executive Officer, or his or her delegate, all or part of the compensation committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought). We may adopt other incentive award programs for fiscal 2006 and thereafter for one or more of our executive officers. We expect that payment of such other incentive compensation will be based on one or more of the business criteria described above. However, our compensation committee may determine from time to time that it is necessary or appropriate to approve discretionary annual incentive compensation based on other business criteria, or based solely on service, in order to meet our overall objectives in attracting, motivating and retaining our executives. This discretionary compensation would not qualify for the exclusion from the $1 million limitation of deductible compensation under Section 162(m). The Incentive Compensation Plan will not be implemented if the stockholder approval being sought is not obtained. A copy of the Incentive Compensation Plan is attached hereto as Appendix G.

Vote Required

Approval of the Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast and the presence of a quorum.

Our Board has determined it to be advisable and in the best interests of us and our stockholders to approve the Incentive Compensation Plan Proposal. Our Board unanimously recommends that you vote FOR the Incentive Compensation Plan Proposal.

DIVIDEND CAPITAL TRUST INC.

BUSINESS

Overview

We were formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a REIT for U.S. federal income tax purposes. We are structured as an UPREIT under which substantially all of our current and future business is, and will be, conducted through our Operating Partnership for which we are the sole general partner.

Since our inception, our day-to-day operations have been managed by the Advisor under the supervision of our Board, pursuant to the terms and conditions of an advisory agreement with the Advisor. The Advisor is currently majority-owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, the Dealer Manager serves as the dealer manager of our public and private offerings. The Dealer Manager is also majority-owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. The Advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

Currently, there are no employees of Dividend Capital Trust and its subsidiaries. All management and administrative personnel responsible for conducting our business are currently employed by the Advisor and the Dealer Manager. As of March 31, 2006, the Advisor and its affiliates had over 90 full-time employees or consultants engaged in business activities on our behalf.

Corporate Objectives

We invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. These facilities are generally located in what we believe to be the top 26 industrial markets throughout the United States. Such properties include properties which are under development or construction, newly constructed or have been constructed and have operating histories. In addition, we have acquired, and may continue to acquire, properties with some level of vacancy at the time of closing.

Our corporate objectives are:

•	to pay consistent quarterly cash distributions to our investors and to increase the amount of such distributions over time;

•	to manage risk in order to preserve, protect and return our stockholders’ capital contributions; and

•	to ultimately list our common shares on a national securities exchange or an over-the-counter market, or complete a sale or merger of Dividend Capital Trust in a transaction which provides our stockholders with securities of a publicly traded company or sell substantially all of our properties for cash or other consideration and to realize capital appreciation for our stockholders in connection with any such transaction or such listing; if we do not complete such a transaction or obtain such listing of our common shares by February 2013, our Articles require us to begin selling our properties and other assets and distribute the net proceeds to our stockholders.

We intend to achieve these objectives by continuing to build an industrial real estate operating company that owns, develops and operates a high-quality, diversified portfolio of bulk distribution and light industrial properties in the leading distribution and logistics markets. We will continue to build our portfolio through our acquisition program and selective investment in development activities and joint ventures.

Investment Strategy

We have developed and implemented a comprehensive investment strategy which includes the following four principal components:

I.	Selection of target markets and submarkets;

II.	Focus primarily on generic bulk distribution and light industrial facilities;

III.	Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

IV.	Emphasis on creditworthy national, regional and local customers.

I. Target Market and Submarket Selection—We have identified target markets which we believe will continue to have growing demand for distribution space because of one or more of the following characteristics:

•	major ports of entry: air, truck or seaport related. Target markets with these characteristics presently include Los Angeles, Northern New Jersey, Miami, Houston and Memphis;

•	strategically located, regional distribution markets with excellent interstate highway connections. Target markets with these characteristics presently include Atlanta, Indianapolis, Columbus, Dallas and San Antonio; and

•	markets with a large population base within a one thousand mile radius. Target markets with these characteristics presently include Chicago, Cincinnati, and Nashville.

We presently intend to focus primarily on the top 26 industrial markets throughout the United States exhibiting these characteristics. These markets have significant warehouse, transportation and distribution capabilities. Within these markets, certain submarkets will be targeted based on a number of factors including submarket size and depth, interstate highway access and potential for rental rate growth.

II. Generic Bulk Distribution and Light Industrial Facilities—Within the industrial real estate sector, generic bulk distribution warehouses and light industrial properties have been selected for their cash flow characteristics including stability, low turnover costs, re-leasability due to their generic design and their liquidity given institutional demand for these types of industrial properties. We may also, to a limited extent, invest in service center or flex properties. Although the characteristics of individual investments may vary, typical physical characteristics are summarized below.

	Bulk Distribution	Light Industrial
Building size (square feet)	75,000 to 1 million	50,000 to 150,000
Clear height (feet)	24 to 36	18 to 26
Loading	Dock high	Dock high
Truck court depth (feet)	90 - 200	90 - 120
Building depth (feet)	200 - 600	90 - 200
Percentage office space	2% - 10%	10% - 30%
Primary use	Distribution	Distribution/Light Assembly
III. Portfolio Diversification—Our investment strategy includes building a high-quality portfolio that is greatly diversified by geography, customers, industry and lease rollover as more fully described below:

•	Geographic Diversity: Establish and maintain a significant presence in what we believe to be the top 26 industrial markets throughout the United States while avoiding significant concentration in any one market.

•	Customer Diversity: Maintain our portfolio so that no single customer accounts for more than 5% of our total rental income.

•	Industry Exposure: Maintain broad-based exposure to multiple industries within our customer base.

•	Lease Rollovers: Have no more than approximately 20% of customer leases terminating or expiring in any year.

IV. Creditworthy National, Regional and Local Customers—We are in a customer service oriented business and we believe our success is strongly correlated with the level of customer service that we are able to provide to our tenants and as such we view our tenants as our “customers.” Furthermore, our objective is to invest in high-quality real estate which is leased to creditworthy corporate customers which operate nationally, regionally, or locally.

As of June 15, 2006, our consolidated portfolio represented approximately 54.3 million square feet of rentable distribution space and there were no customers that occupied more than 5% of our total rentable square feet.

2005 Acquisition Activity

During the year ended December 31, 2005, we acquired 158 properties (104 of which were acquired in the Cabot merger, which is discussed in more detail below in “Dividend Capital Trust Inc.—Management’s Discussion and Analysis of Financial Condition and Results of Operations”) located in 18 different markets, including 17 of our target markets, for a total estimated cost of approximately $1.2 billion, including acquisition fees paid to the Advisor. These properties were acquired using net proceeds from our public and private equity offerings, proceeds from our revolving credit facility and short-term, unsecured debt (which, as of December 31, 2005, had been substantially repaid with net proceeds from our offerings), and the assumption of approximately $434.1 million in mortgage debt. See “Note 18—Segment Information” to our audited consolidated financial statements for detailed market segment information including rental revenues, property net operating income and total assets by market segment.

2006 Acquisition Activity Through March 31, 2006

During the three months ended March 31, 2006, we acquired 13 properties located in eight different markets, all of which were in our target markets, aggregating approximately 3.4 million square feet, for a total estimated cost of approximately $128.1 million, including acquisition fees paid to the Advisor. These properties were acquired using net proceeds from our public and private equity offerings, and debt issuances.

Competition

We believe the current market for industrial real estate acquisitions to be extremely competitive. We compete for real property investments with pension funds and their advisors, bank and insurance company investment accounts, other real estate investment trusts, real estate limited partnerships, individuals and other entities engaged in real estate investment activities, some of which have greater financial resources than we do.

In addition, we believe the leasing of real estate to be highly competitive. We experience competition for customers from owners and managers of competing properties. As a result, we may have to provide free rent, incur charges for tenant improvements or offer other inducements, all of which may have an adverse impact on our results of operations.

PROPERTIES

Consistent with our investment strategy previously outlined (See “Dividend Capital Trust Inc.—Business—Investment Strategy”), as of December 31, 2005, we have assembled a portfolio of industrial real estate consisting of 264 operating properties and we have entered into joint ventures to develop an additional three properties. As of June 15, 2006, we owned or controlled operating properties located in 24 distribution markets throughout the United States and have a combined total gross leasable space of 54.3 million square feet. As of December 31, 2005, our properties were subject to mortgage debt which has an aggregate carrying value of approximately $642.2 million (see “Note 5—Debt” to our audited consolidated financial statements). The following series of tables illustrates the makeup of our properties in terms of: 1) target market presence and geographic diversification; 2) property types; 3) lease expirations; and 4) customer diversification.

Target Market Presence and Geographic Diversification

The following table describes the geographic diversity of the operating properties that we majority owned and/or controlled (i.e. our consolidated properties) as of December 31, 2005 and 2004, respectively, by market (dollar amounts are in thousands).

	As of December 31,
	2005				2004
	Number of Buildings	Historical Cost (1)	Gross Leasable Area (Sq. Ft.)	Occupancy (2)	Number of Buildings	Historical Cost (1)	Gross Leasable Area (Sq. Ft.)	Occupancy (2)
Target Markets:
Atlanta	48	$263,604	5,981,602	88.5%	18	$147,660	3,946,931	82.8%
Baltimore	10	97,422	1,306,568	91.2%	—	—	—	—
Charlotte	4	22,290	426,404	96.4%	—	—	—	—
Chicago	14	169,839	3,117,467	94.5%	1	11,370	222,122	100.0%
Cincinnati	18	132,591	3,294,142	83.3%	7	78,925	1,797,369	97.6%
Columbus	3	49,246	1,213,486	100.0%	—	—	—	—
Dallas	49	250,564	5,241,264	96.1%	18	93,033	2,330,906	91.1%
Denver	1	9,027	160,232	100.0%	1	8,949	160,232	82.8%
Harrisburg/Lehigh Valley	5	45,852	895,157	100.0%	—	—	—	—
Houston	33	129,280	2,349,671	91.3%	21	83,957	1,622,270	90.5%
Indianapolis	3	57,239	1,626,873	100.0%	1	15,139	442,127	100.0%
Los Angeles Basin	11	85,602	1,169,498	76.5%	4	32,744	444,066	100.0%
Louisville	2	18,350	521,000	100.0%	2	18,351	521,000	100.0%
Memphis	11	184,259	5,042,018	95.4%	3	39,559	1,101,006	97.9%
Miami	3	26,025	316,452	96.3%	—	—	—	—
Nashville	4	80,048	2,256,373	100.0%	3	59,340	1,699,530	100.0%
New Jersey	8	77,871	970,946	100.0%	—	—	—	—
Orlando	2	15,718	367,137	100.0%	2	15,687	367,137	100.0%
Phoenix	14	89,226	1,635,109	97.9%	13	79,195	1,474,963	85.7%
San Antonio	2	7,699	172,050	65.4%	2	7,725	172,050	100.0%
San Francisco Bay Area	5	36,337	474,636	92.4%	5	35,371	474,636	100.0%
Seattle	8	88,214	1,198,617	100.0%	—	—	—	—
Non-Target Market:
Boston	6	42,172	570,641	67.4%	5	27,059	405,741	78.2%

Total operating properties	264	1,978,475	40,307,343	93.1%	106	754,064	17,182,086	91.6%
Properties under development	1	8,401	519,391	n/a	—	—	—	n/a
Land held for development	n/a	8,049	n/a	n/a	n/a	—	n/a	n/a

Grand Total	265	$1,994,925	40,826,734	93.1%	106	$754,064	17,182,086	91.6%

(1)	Represents historical undepreciated costs pursuant to U.S. generally accepted accounting principles (“GAAP”) as of the period indicated including acquisition fees paid to the Advisor. Acquisition fees paid to the Advisor totaled $11.1 million and $6.4 million in 2005 and 2004, respectively.

(2)	The total vacant square footage as of December 31, 2005 and 2004 was 2,783,475 and 1,435,041, respectively. Of the vacant space, we had 69,061 and 947,356 square feet, respectively, under master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. The total percentage of square feet leased, including space covered by master leases was 93% and 97% as of December 31, 2005 and 2004, respectively. For financial reporting purposes under GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than revenues.

See “Note 18—Segment Information” to the audited consolidated financial statements for detailed market segment information including rental revenues, property net operating income and total assets by market segment.

Property Types

The following table reflects our portfolio by property type, in terms of cost and square footage, as of December 31, 2005 and 2004, respectively (dollar amounts are in thousands).

	As of December 31,
	2005				2004
	Historical Cost (1)		Gross Leasable Area (Sq. Ft.)		Historical Cost (1)		Gross Leasable Area (Sq. Ft.)
Bulk Distribution	$1,522,694	77.0%	34,389,095	85.3%	$600,166	79.6%	15,094,935	87.8%
Light Industrial	296,843	15.0%	4,285,699	10.6%	132,241	17.5%	1,768,507	10.3%
Service Center	158,938	8.0%	1,632,549	4.1%	21,657	2.9%	318,644	1.9%

Total	$1,978,475	100.0%	40,307,343	100.0%	$754,064	100.0%	17,182,086	100.0%

(1)	Represents historical undepreciated costs pursuant to U.S. GAAP as of the period indicated including acquisition fees paid to the Advisor. Acquisition fees paid to the Advisor totaled $11.1 million and $6.4 million in 2005 and 2004, respectively.

Lease Expirations

Our industrial properties are typically “net” leased to corporate customers for terms typically ranging from three to ten years with a weighted average remaining term of 4.3 years as of December 31, 2005. A “net” lease is a lease whereby the customer is responsible for all operating expenses of, and to a limited extent certain capital expenditures for, the leased property. However, we do have certain leases that have specified limitations on the amount of such reimbursements. The following table sets forth a schedule of expiring leases by square feet and by annual minimum rents (dollar amounts are in thousands):

Year	Square Feet Expiring	Percent of Portfolio	Annual Minimum Rents of Expiring Leases(2)	Percent of Portfolio
2006(1)	5,446,726	13.5%	$21,435	13.8%
2007	4,322,013	10.7%	19,002	12.2%
2008	6,898,922	17.1%	26,550	17.1%
2009	3,716,845	9.2%	16,302	10.5%
2010	5,555,061	13.8%	20,883	13.4%
Thereafter	11,584,301	28.8%	51,285	33.0%

Total	37,523,868	93.1%	$155,457	100.0%

(1)	Excludes 69,061 square feet and $120,228 of rental payments associated with a master lease with a seller whereby the seller is obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. Under GAAP, rental payments under a master lease agreement are reflected as a reduction of the basis of the underlying property rather than revenues.

(2)	These amounts represent the minimum rents due under non-cancelable leases for the last month of the lease multiplied by 12 months but excluding amounts paid by customers for the reimbursement of operating expenses.

Customer Diversification

As of December 31, 2005, there were no customers that occupied more than 5% of our total portfolio based on gross leasable square feet. The following table describes our ten largest customers based on square footage occupied (dollars are in thousands).

Customer	No. of Leases	Market	2006 Scheduled Rents	Square Feet Occupied	% of Portfolio		Lease Expiration
Technicolor Videocassette, Inc.	2	Memphis	$2,345 770	806,000 648,750	2.15 1.73	% %	09/30/2014 05/31/2006
Bridgestone/Firestone	1	Nashville	2,425	987,873	2.63%		05/31/2013
Whirlpool Corporation	1	Indianapolis	2,253	804,586	2.14%		12/31/2008
Exel, Inc.	5	Cincinnati, Columbus, Orlando, Atlanta	83 451 13 1,425 389	26,250 200,352 33,600 500,000 108,394	0.07 0.53 0.09 1.33 0.29	% % % % %	03/31/2007 09/20/2008 02/28/2006 12/31/2008 01/31/2008
International Truck and Engine	2	Dallas, Atlanta	996 1,112	352,170 360,000	0.94 0.96	% %	02/28/2013 12/31/2015
United Parcel Service (UPS)	2	Cincinnati, Memphis	2,138	710,400	1.89%		12/01/2013
			74	52,500	0.14%		04/30/2006
United Stationers Supply Co.	1	Memphis	2,077	654,080	1.74%		06/30/2010
APL Logistics	2	Nashville	1,294 63	325,000 225,500	0.87 0.60	% %	12/31/2008 01/14/2006
Binney & Smith, Inc.	1	Harrisburg	1,934	550,000	1.47%		04/20/2013
The Clorox Sales Company	1	Dallas	1,639	540,000	1.44%		02/28/2015

Total ten largest customers’ leases	18		21,481	7,885,455	21.01%

All other customers’ leases	614		122,279	29,638,413	78.99%

Total portfolio	632		$143,760	37,523,868	100.0%

Insurance Coverage on Properties

We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate. Similarly, we are insured against the risk of direct physical damage in amounts we believe to be adequate to reimburse us on a replacement basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. The cost of such insurance is passed through to customers whenever possible.

LEGAL PROCEEDINGS

From time to time, we may be party to a variety of legal proceedings arising in the ordinary course of our business. We are not a party to any material litigation or legal proceedings, or to the best of our knowledge, any threatened litigation or legal proceedings which, in the opinion of management, individually or in the aggregate, would have a material adverse effect on our results of operations or financial condition.

MARKET FOR REGISTRANT’S COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our common shares. Our fourth and most recent public offering provided for the sale of our common shares at a price per share of $10.50. On January 23, 2006, we closed the primary offering component of this offering of common shares. While we anticipate that the primary offering will be closed for the foreseeable future, we have retained the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer common shares through our DRP. As of March 31, 2006, there were approximately 35,800 stockholders of record.

In order for NASD members and their associated persons to have participated in the offering and sale of common shares pursuant to our public offering or to participate in any future offering of our common shares, we are required pursuant to NASD Rule 2710(c)(6) to disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed and the date of the data used to develop the estimated value. In addition, the Advisor must prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our common shares. For these purposes, the estimated value of the shares was deemed to be $10.50 per share as of December 31, 2005. The basis for this valuation is the fact that, as of December 31, 2005, we were conducting our fourth public offering of our common shares at the price of $10.50 per share to third-party investors through arm’s-length transactions and we continued to offer shares in this offering at that price through January 23, 2006, the date on which we closed the primary component of the offering. However, there is no significant public trading market for the shares at this time, and there can be no assurance that stockholders could receive $10.50 per share if such a market did exist and they sold their shares or that they will be able to receive such amount for their shares in the future. Moreover, we have not performed an appraisal of our properties; as such, this valuation is not necessarily based upon the appraised value of our properties, nor does it necessarily represent the amount stockholders would receive if our properties were sold and the proceeds distributed to our stockholders in a liquidation, which amount may be less than $10.50 per share, because at the time we were purchasing our properties, the amount of funds available for investment in properties was reduced by selling commissions and dealer manager fees, organization and offering costs and acquisition and advisory fees and expenses, as described in more detail in the notes to our consolidated financial statements included in this report. As a result, it would be expected that, in the absence of other factors affecting property values, our aggregate net asset value may be less than the proceeds of our offerings and may not be the best indicator of the value of shares purchased as a long term income producing investment. In addition, we may conduct additional public offerings of our common shares. Prior to providing a liquidity event for our stockholders, our Board will determine the public offering price of our common shares for future public offerings, which may or may not be the same as the public offering price of our past and current public offerings.

Distribution Reinvestment Plan

We maintain a DRP for our investors to help facilitate investments in our common shares. Our DRP, subject to certain share ownership restrictions, allows investors to automatically reinvest regular distributions by purchasing additional shares from us at a discount purchase price equal to the current or most recent offering price of our common shares less a 5% discount. Until there is more than a de minimus amount of trading in our common shares, the fair market value of our common shares purchased from us under our DRP will be the same as the price of a share in the current or most recent offering. As of the date of this filing, the purchase price, as determined using the most recent offering price, was $10.50, and therefore participants of the DRP are able to purchase shares at $9.975 per share.

Our Board may by majority vote (including a majority of our Independent Directors) amend or terminate the DRP for any reason upon 10 days’ written notice to plan participants.

Share Redemption Program

We have also established a share redemption program that provides investors with limited interim liquidity. As long as our common shares are not listed on a national securities exchange or traded on an over-the-counter market, stockholders of Dividend Capital Trust Inc. (“Dividend Capital Trust”) or OP Unit holders of our Operating Partnership who have held their shares or units for at least one year may be able to redeem all or any portion of their shares or units in accordance with the procedures outlined in the prospectus relating to the shares or units they purchased. At that time, we may, subject to certain conditions and limitations, redeem the shares or units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount received by investors from the redemption of shares or units will be equal to the lesser of the price actually paid for the shares or units or the redemption price, which is dependent on the number of years the shares or units are held. For shares purchased in our fourth public offering and for units obtained through our Operating Partnership’s private placement, the redemption price is as described in the following table.

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price (1)
Less than 1	No Redemption Allowed
1	92.5%
2	95.0%
3	97.5%
4	100.0%

(1)	This plan is subject to change at the discretion of our Board and in no event will the redemption price exceed the then current offering price of our common shares (excluding sales from our DRP).

We expect to continue to fund the redemption of our common shares or units pursuant to our share redemption program with proceeds received from the sale of shares pursuant to our DRP. The table below sets forth information regarding our redemption of common shares from our stockholders for the quarter ended March 31, 2006.

Period	Total Number of Shares Repurchased(1)	Average Price per Share
January 2006	—	$—
February 2006	—	—
March 2006	248,237	9.56

Total	248,237	$9.56

(1)	These shares were redeemed pursuant to our share redemption program.

During any calendar year we presently intend to limit the number of shares redeemed pursuant to our share redemption program to the lesser of: (1) three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year and (2) that number of shares we can redeem with the proceeds we receive from the sale of shares under our DRP. In either case, the aggregate amount of redemptions under our share redemption program is not expected to exceed aggregate proceeds received from the sale of shares pursuant to our DRP. The Board, in its sole discretion, may choose to use other sources of funds to redeem shares.

Distributions

We qualified as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2003. In order to qualify and remain qualified as a REIT, among other things, we are required to distribute at least 90% of our annual net taxable income to our stockholders.

Our Board declares the following quarter’s annualized distribution before the first day of the quarter. We will calculate our distributions based upon daily record and distribution declaration dates so investors will be eligible to earn distributions immediately upon purchasing their investment. We intend to declare and pay distributions on a quarterly basis. The following table sets forth the distributions that have been paid and/or declared to date by our Board.

Quarter	Amount Declared per Share/Unit(1)	Annualized Amount Per Share/Unit(1)	Date Paid
2nd Quarter—2003	$0.1558	$0.625	July 15, 2003
3rd Quarter—2003	$0.1575	$0.625	October 15, 2003
4th Quarter—2003	$0.1575	$0.625	January 15, 2004
1st Quarter—2004	$0.1591	$0.640	April 15, 2004
2nd Quarter—2004	$0.1591	$0.640	July 15, 2004
3rd Quarter—2004	$0.1609	$0.640	October 15, 2004
4th Quarter—2004	$0.1609	$0.640	January 18, 2005
1st Quarter—2005	$0.1578	$0.640	April 15, 2005
2nd Quarter—2005	$0.1596	$0.640	July 15, 2005
3rd Quarter—2005	$0.1613	$0.640	October 17, 2005
4th Quarter—2005	$0.1613	$0.640	January 17, 2006
1st Quarter—2006	$0.1578	$0.640	April 17, 2006
2nd Quarter—2006	$0.1596	$0.640	July 17, 2006

(1)	Assumes share/unit was owned for the entire quarter.

Our distributions to stockholders are characterized for U.S. federal income tax purposes as ordinary income or non-taxable return of capital. Distributions that exceed our current and accumulated earning and profits after depreciation (as calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the stockholders’ basis in the common shares. We notify stockholders of the taxability of distributions paid during the preceding year on an annual basis. The following summarizes the taxability of distributions on common shares for the years ended December 31, 2005, 2004 and 2003:

	For the Year Ended December 31,
	2005		2004		2003
Distribution Taxability	Per Share Amount	Percentage	Per Share Amount	Percentage	Per Share Amount	Percentage
Ordinary Income	$0.408	63.8%	$0.378	59.1%	$0.249	39.8%
Return of Capital	$0.232	36.2%	$0.262	40.9%	$0.376	60.2%

Total	$0.640	100.0%	$0.640	100.0%	$0.625	100.0%

Partnership Units

Dividend Capital Trust serves as the general partner of our Operating Partnership and currently owns 200 general partnership units for which we contributed $2,000. As of March 31, 2006, we held 149,154,163 OP Units and owned approximately 98% of our Operating Partnership.

Pursuant to our Operating Partnership’s private placement (as more fully described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as of March 31, 2006, we had issued 3.1 million OP Units to third-party investors. No such OP Units had been issued to third-party investors prior to 2005. Pursuant to our Operating Partnership’s private placement, these OP Units were issued in exchange for tenancy-in-common interests in our properties, at a price equal to the price per common share at the time of the exchange. Such OP Units are economically equivalent to our common shares including their participation in distributions and in the share redemption program.

The Advisor currently owns 20,000 OP Units of our Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these units during the period it serves as the Advisor. The Advisor’s Parent owns 10,000 Special Units, for which it contributed $1,000.

Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions. In general, after holders of regular partnership interests have in the aggregate, received cumulative distributions equal to their capital contributions plus a 7% pre-tax cumulative non-compounded annual return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by our Operating Partnership upon the disposition of our Operating Partnership’s assets.

The Special Units may be redeemed by our Operating Partnership for cash upon the occurrence of specified events that result in a termination or non-renewal of the Advisory Agreement. If the Advisory Agreement is terminated by us for cause, the redemption price will be $1. If our common shares are listed for public trading or if the Advisory Agreement is terminated upon the occurrence of certain other events, the redemption price of the Special Units will be the amount which would have been distributed to the holder of the Special Units in accordance with the partnership agreement of our Operating Partnership out of the net sales proceeds. Net sales proceeds will be determined by the public market prices in the event of a listing of our common shares or by the net sales proceeds received in the event of the disposition of our properties. In the case of certain other events, net sales proceeds will be determined by the then fair market value of our Operating Partnership’s assets, as determined by an appraisal, less all of its liabilities.

SELECTED FINANCIAL DATA

The following table sets forth selected financial data relating to our historical results of operations for the periods ended 2005, 2004, 2003 and 2002, as well as for the three months ended March 31, 2006 and 2005. The table also sets forth selected financial data relating to the balance sheets as of December 31, 2005, 2004 and 2003 and as of March 31, 2006 and 2005. Certain amounts presented for the 2004, 2003 and 2002 fiscal years and for the 2005 three-month period have been reclassified to conform to the presentation for the 2005 fiscal year and the 2006 three-month period. The financial data in the table is qualified in its entirety by, and should be read in conjunction with, “Dividend Capital Trust Inc.—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The amounts in the table are in thousands except for per-share information.

	Year ended December 31,			For the Period From Inception (April 12, 2002) to December 31,	For the Three Months Ended March 31,
	2005	2004	2003	2002	2006	2005
					(unaudited)
Operating Data:
Rental revenue	$122,446	$34,690	$2,645	$—	$46,680	$19,602
Institutional capital management fees	—	—	—	—	52	—
Total revenue	122,446	34,690	2,645	—	46,732	19,602
Real estate taxes	15,315	3,830	231	—	6,481	2,435
Operating expenses	13,455	3,375	135	—	4,462	2,384
Depreciation and amortization	71,023	19,273	1,195	—	24,492	12,350
General and administrative expenses	3,004	2,372	412	213	730	728
Asset management fees, related party	8,901	1,525	—	—	3,518	1,179
Total expenses	111,697	30,375	1,974	213	39,683	19,076
Equity in earning (loss) of unconsolidated joint ventures	—	—	—	—	(53)	—
Gain from disposition of real estate interests	2,285	—	—	—	3,988	—
Interest expense, including amortization	(28,712)	(5,978)	(385)	—	(11,681)	(3,718)
Interest and other income	3,193	1,407	61	—	2,462	610
Total Other Income (Expense)	(23,234)	(4,570)	(324)	—	(5,284)	(3,108)
Net income (loss) before minority interest	(12,486)	(255)	347	(213)	1,765	(2,582)
Minority interest	(526)	—	—	(200)	(190)	—

Net income (loss)	$(11,960)	$(255)	$347	$(13)	$1,955	$(2,582)

Common Share Distributions:
Common share cash distributions declared	$62,292	$24,263	$2,452	$—	$22,950	$11,744
Common share cash distributions declared per share	$0.640	$0.640	$0.625	$—	$0.16	$0.16
Per Share Data:
Basic earnings (loss) per common share	$(0.12)	$(0.01)	$0.09	$(63.56)	$0.01	$(0.03)
Diluted earnings (loss) per common share	$(0.12)	$(0.01)	$0.09	$(63.56)	$0.01	$(0.03)
Other Data:
Reconciliation of net income (loss) to funds from operations (1):
Net income (loss) attributable to common shares	$(11,960)	$(255)	$347	$(13)	$1,955	$(2,582)
Add:
Real estate related depreciation and amortization	71,023	19,273	1,195	—	24,492	12,350
Equity in earnings (loss) of unconsolidated joint ventures	—	—	—	—	53	—
Equity in FFO of unconsolidated joint ventures	—	—	—	—	57	—
Subtract:
Minority interest in net loss	526	—	—	—	(190)	—
Minority interest in funds from operations	1,364	—	—	—	(911)	—
Gain from disposition of real estate	—	—	—	—	(3,988)	—

Funds from operations attributable to common shares	$57,173	$19,018	$1,542	$(13)	$21,468	$9,768
Basic funds from operations per common share	$0.59	$0.50	$0.39	$(63.56)	$0.15	$0.13
Diluted funds from operations per common share	$0.59	$0.50	$0.38	$(63.56)	$0.15	$0.13
Weighted average common shares outstanding:
Basic	97,333	37,908	3,987	—	145,402	74,421
Diluted	97,774	37,928	4,007	—	147,315	74,441
Net cash provided by (used in) operating activities	$66,295	$21,452	$1,700	$(139)	$19,590	$10,753
Net cash used in investing activities	(750,877)	(560,036)	(149,948)	—	(33,978)	(78,014)
Net cash provided by financing activities	755,980	558,027	152,314	150	217,019	190,036

	As of December 31,				As of March 31
	2005	2004	2003	2002	2006	2005
					(unaudited)
Balance Sheet Data:
Net investment in real estate	$1,904,411	$732,202	$150,633	$—	$1,913,052	$820,290
Total assets	2,057,695	784,808	156,608	751	2,275,718	1,002,935
Line of credit	16	4	1,000	—	18	8
Mortgage notes	642,242	142,755	40,500	—	640,040	223,122
Total liabilities	869,307	203,593	49,782	761	951,716	305,300
Total shareholders’ equity (deficit)	1,132,811	581,214	106,824	(11)	1,257,204	697,634
Minority interest	55,577	1	1	1	66,798	1
Number of common shares outstanding	133,207	67,720	12,470	2	149,154	81,320

(1)	We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. We believe that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. We consider FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, as well as the unaudited consolidated financial statements and notes thereto as of March 31, 2006, and for the three months ended March 31, 2006 and 2005.

Overview

We were formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. In order to provide capital for these investments, we have sold our common shares through four distinct public offerings, raised capital through our Operating Partnership’s private placement (as more fully described below) and issued and assumed debt. As of January 23, 2006, we closed the primary component of our fourth public offering and, as a result, we have stopped raising capital through the sale of our common shares. However, we will continue to raise significant amounts of capital collectively through our Operating Partnership’s private placement, through our DRP and through the issuance of debt.

Our primary focus is to continue to build an industrial real estate operating company that owns, develops, and operates a high-quality diversified portfolio of bulk distribution and light industrial properties in the leading logistics and distribution markets in North America.

The following discussion describes certain significant transactions that occurred during the year ended December 31, 2005 and certain recent developments, and compares and contrasts our financial condition as of March 31, 2006 and December 31, 2005, 2004 and 2003 as well as our results of operations for the quarters ended March 31, 2006 and March 31, 2005 and years ended December 31, 2005, 2004 and 2003. We acquired our first property in June of 2003 and have built a portfolio of 269 operating properties through March 31, 2006. As a result of these acquisitions, we have experienced significant changes in our operating and financing activities during the past three years.

Significant Transactions During 2005 and Recent Developments

We have experienced a substantial increase in acquisition activity since we acquired our first property in June 2003. As a result of our investment strategy, as of June 15, 2006, we owned or controlled 372 operating properties comprising 54.3 million square feet located in 24 markets, including 22 of our target markets. We acquired 158 of these properties for a total estimated cost of approximately $1.2 billion during 2005 using net proceeds from our public offerings, our Operating Partnership’s private placement and debt financings including the assumption of 19 secured, non-recourse notes totaling $434.1 million. We acquired 13 properties for a total cost of approximately $128.1 million during the three months ended March 31, 2006 using net proceeds from our public and private offerings and debt issuances.

Beginning on February 2, 2005, and ending on May 13, 2005, we acquired seven bulk distribution properties comprising approximately 3.6 million square feet for a total estimated cost of approximately $132.8 million in connection with our purchase agreement with Panattoni Development Company LLC, an unrelated third-party. We assumed four secured, non-recourse mortgage notes totaling approximately $30.6 million associated with the acquisition of these properties.

On April 8, 2005, in connection with our Operating Partnership’s private placement, we issued 424,352 OP Units valued at approximately $4.5 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Memphis, Tennessee.

On May 19, 2005, we entered into a joint venture agreement with SV Atlanta SouthCreek IV, L.P. (“SouthCreek”), an unrelated third-party, to acquire 37 acres of land and to develop a 556,800 square foot distribution facility located in Atlanta, Georgia. Pursuant to the joint venture agreement, SouthCreek and we will provide approximately 3% and 97%, respectively, of the required equity capital, which is estimated to be approximately $5.6 million, to fund the development project. Both parties will receive a preferred return on their respective capital contributions. We have the right to purchase SouthCreek’s interest in the venture at anytime after the later to occur of (i) stabilization of the project, and (ii) the date 18 months after completion of the project. We currently estimate that the facility will be completed in August 2006 for a total estimated cost of approximately $17.5 million.

On July 21, 2005, we completed a merger with Cabot Industrial Value Fund, Inc. (“Cabot”), an unrelated third-party, whereby we acquired all of the outstanding shares of Cabot’s common stock for approximately $312.6 million. However, after certain equity contributions and distributions, as of December 31, 2005, our investment was approximately $302.4 million. Through our ownership of Cabot, we initially acquired an approximate 87% interest in Cabot Industrial Value Fund, LP, which, as of December 31, 2005, owned a portfolio of 104 properties with a total historical cost of approximately $654.5 million which is located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding. As of December 31, 2005, this portfolio was 89.6% leased (see “Note 3—Real Estate” to our audited consolidated financial statements). On April 1, 2006, we purchased the remaining interests in the Cabot Industrial Value Fund, LP, for approximately $40.4 million.

On October 27, 2005, in connection with our Operating Partnership’s private placement, we issued 570,950 OP Units valued at approximately $6.0 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Memphis, Tennessee.

On December 9, 2005, we amended our existing $225.0 million senior secured revolving credit facility such that it is now a $250.0 million unsecured facility that matures in December 2008.

On December 29, 2005, in connection with our Operating Partnership’s private placement, we issued 751,751 OP Units valued at approximately $7.9 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Atlanta, Georgia.

On January 4, 2006, we issued $50.0 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% maturing in January 2014. In addition, we finalized the terms of $100.0 million of additional unsecured debt to be issued by April 27, 2006. All the notes require quarterly payments of interest only.

On January 23, 2006, we closed the primary offering component of our fourth public offering of common shares. While we anticipate that the primary offering will be closed for the foreseeable future, we have retained the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer common shares through our DRP.

On February 21, 2006, we entered into a joint venture with affiliates of Boubyan Bank of Kuwait (our “Partner”) to create an institutional fund, DCT Fund I LLC (the “Fund”), that owns and operates industrial properties located in the United States. We contributed six industrial properties to the Fund, aggregating approximately 2.6 million square feet after completion of a 330,000 square foot expansion project. The approximate contribution value of the six buildings upon completion of the expansion is $122.8 million. Contemporaneously with our contribution, the Fund issued approximately $84.4 million of secured non-recourse debt and our Partner contributed $19.7 million of equity to the Fund. Upon receipt of these proceeds, the Fund made a special distribution to us of approximately $102.7 million. Upon completion of the expansion, the Fund will make another special distribution to us and at such time we will recognize the sale of such expansion. The expansion project was completed in June 2006. After giving effect to these transactions, our ownership of the Fund is 20% and our Partner’s ownership is 80%.

Pursuant to our joint venture agreement, we act as asset manager for the Fund and earn certain fees including asset management fees and leasing commissions, as well as other fees related to the properties we manage. Such fees totaled approximately $52,000 for the three months ended March 31, 2006. In addition to these fees, after the partners are repaid their respective capital contributions plus a preferred return, we have the right to receive a promoted interest in the Fund based on performance. Although the Fund’s day-to-day business affairs are managed by us, all major decisions are determined by both us and our Partner.

On March 22, 2006, in connection with our Operating Partnership’s private placement, we issued approximately 1.3 million OP Units valued at approximately $13.8 million in exchange for certain fractional tenancy-in-common interests we had previously sold in a property located in Plainfield, Indiana.

On May 10, 2006, we entered into a purchase agreement to acquire a portfolio of 79 bulk distribution, light industrial and service center buildings comprising approximately 7.9 million square feet located in the following eight markets: Atlanta, Baltimore, Charlotte, Cincinnati, Dallas, Miami, Orlando and San Francisco (collectively, “Cal-TIA”). Pursuant to the purchase agreement, on June 9, 2006, we acquired a fee interest in 78 of the 79 buildings in Cal-TIA, as well as a land parcel comprising 9.2 acres located in the Orlando market, for a total estimated cost of approximately $500.7 million (which includes an acquisition fee of $4.9 million that is payable to the Advisor), which was funded using our existing cash balances, net proceeds from our Operating Partnership’s private placement and debt proceeds of approximately $387.0 million. Such debt proceeds consisted of borrowings from our existing senior unsecured revolving credit facility in the amount of $112.0 million and the issuance of $275.0 million of unsecured debt.

Our acquisition of the remaining building in Cal-TIA, which comprises 19,100 square feet and is located in the San Francisco market, is contingent upon the election of the building’s current tenant not to exercise a purchase option to acquire the building. Pursuant to this purchase option, the tenant has until September 7, 2006 to acquire the building. If the tenant elects not to exercise its purchase option, we anticipate that we will acquire this remaining building within thirty days of receiving notice from the sellers that such option has not been exercised for a purchase price of approximately $2.4 million.

The table below provides the number of buildings, total square feet and other occupancy information by market with respect to the acquired portfolio of buildings as of June 9, 2006.

Market	Buildings	Total Square Feet	Occupancy	Occupied Square Feet
Atlanta	9	1,146,169	97.9%	1,121,782
Baltimore	3	278,519	96.2%	268,038
Charlotte	7	1,051,144	72.0%	756,942
Cincinnati	18	796,413	93.0%	741,175
Dallas	5	1,828,183	97.5%	1,782,775
Miami	3	411,009	89.9%	369,661
Orlando	10	859,094	89.6%	769,707
San Francisco	23	1,499,524	96.2%	1,442,868

Total Portfolio	78	7,870,055	92.2%	7,252,948

Liquidity and Capital Resources

Overview

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which we anticipate may have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties. We believe that capital will continue to flow into the real estate industry and industrial real estate in particular, which will continue to foster a competitive environment for the assets we are seeking to acquire. Consequently, we, through the activities of the Advisor, have assembled a team of 45 professionals with over 500 years of aggregate experience who are dedicated to the acquisition and operation of properties that meet our investment criteria. The ability of the Advisor to find and acquire these properties at a pace that is consistent with the capital that has been raised through our public offerings, and that has and will continue to be raised through our Operating Partnership’s private placement, our DRP and other financing activities, will directly impact our financial performance and the metrics that management uses to evaluate our performance, including funds from operations available to pay distributions.

Management expects that our principal sources of working capital and funding for acquisitions and potential capital requirements for expansion and renovation of properties, developments, distributions to investors, redemption of common shares and debt service will include:

•	Current cash balances;

•	Borrowings under our senior unsecured credit facility;

•	Other forms of secured or unsecured financings;

•	Capital from co-investment partners;

•	Proceeds from our Operating Partnership’s private placement;

•	Proceeds from future offerings of our common shares;

•	Proceeds from our DRP; and

•	Cash flow from operations.

Over the short term, we believe that our sources of capital, specifically our cash flow from operations, borrowings under our credit facilities and our ability to raise capital through our Operating Partnership’s private placement and our DRP are adequate and will continue to be adequate to meet our liquidity requirements and capital commitments. These liquidity requirements and capital commitments include the payment of debt service, regular quarterly investor distributions, funding redemptions of our common shares, capital expenditures at our properties, including developments, forward purchase commitments (as more fully described below), the acquisition of 104 properties which are currently the subject of an executed letter of intent, under contract or have closed since March 31, 2006 (including Cal-TIA) and future acquisitions of unidentified properties. The properties that had been identified as of June 15, 2006 total 221,840 square feet and have an aggregate purchase price of approximately $14.9 million. We anticipate that the acquisitions that have not yet closed will close over the next several months. However, the contracts related to these acquisitions are subject to a number of contingencies and there can be no assurances that these acquisitions will transpire.

Over the longer term, in addition to the same sources of capital we rely on to meet our short term liquidity requirements, we also expect to utilize additional secured and unsecured financings and capital from co-investment partners. However, we currently intend to stop raising capital pursuant to our operating partnership’s private placement in the third quarter of 2006. It is our current intention to pursue a Listing following the consummation of the Internalization, if and when market conditions make it desirable to do so and it is otherwise in our best interest to do so, but there can be no assurance that we in fact complete a Listing or that market conditions will permit us to do so. We may also conduct additional public offerings or recommence our fourth public offering. We expect these resources will be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with additional potential forward purchase commitments. In addition, we intend to seek to enter into additional joint ventures similar to the one we entered into on February 21, 2006 (as described above), and expect that our cash flow from operations over the longer term will be comprised of both rents from our properties and fees earned for asset management and other services performed on behalf of such joint ventures.

For the three months ended March 31, 2006 and 2005, our financing activities generated approximately $217.0 million and $190.0 million, respectively. During these periods, we generated gross proceeds of approximately $204.8 million and $156.6 million, respectively, through our public offerings and our Operating

Partnership’s private placement. In addition, we issued debt of approximately $50.0 million and $57.0 million, respectively (see “Note 3—Debt” to our unaudited consolidated financial statements). During the three months ended March 31, 2006 and 2005, our cash provided by operating activities were approximately $19.6 million and $10.8 million, respectively. These sources of capital were utilized to fund approximately $133.8 million and $76.5 million of cash invested in real estate during the three months ended March 31, 2006 and 2005, respectively.

During the years ended December 31, 2005, 2004 and 2003, our cash generated from financing activities increased year to year and we generated approximately $756.0 million, $558.0 million, and $152.3 million, respectively. During these years, we generated net proceeds of approximately $737.2 million, $522.2 million and $112.0 million, respectively, through our public offerings and our Operating Partnership’s private placement. In addition, we issued debt of approximately $60.9 million, $55.0 million and $51.9 million, respectively. During the years ended December 31, 2005, 2004 and 2003, our cash provided by operating activities increased from year to year and we generated approximately $66.3 million, $21.5 million and $1.7 million, respectively. These sources of capital were utilized to fund approximately $750.3 million, $548.5 million and $149.6 million of cash invested in real estate during the years ended December 31, 2005, 2004 and 2003, respectively.

Management anticipates that over time, debt proceeds as well as cash provided by operating activities will represent an increasing percentage of our sources of capital as will capital from co-investment partners.

Public Offerings

On April 15, 2002, we filed an S-11 registration statement with the SEC covering our first public offering of our common shares. The registration statement was declared effective on July 17, 2002 and we received approval of our offering in all 50 states in December 2002. The common shares were offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The registration statement also covered up to 4,000,000 shares available pursuant to our DRP and up to 1,000,000 shares issuable upon the exercise of warrants issued to the Dealer Manager for a price of $.001 per share for every 25 shares sold. Until we received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 common shares were issued to investors. In April 2004, we completed our first public offering and sold approximately 25.5 million common shares for gross proceeds of approximately $254.4 million, which includes shares issued pursuant to our DRP.

Our second offering began immediately following the completion of the initial offering. The second registration statement was filed on February 27, 2004, and was declared effective on April 16, 2004. The registration statement offered common shares at a price of $10 per share for a maximum of 30,000,000 shares. The registration statement also covered up to 10,000,000 shares available pursuant to our DRP as well as up to 1,200,000 shares issuable upon the exercise of warrants sold to the Dealer Manager for a price of $.001 per share for every 25 shares sold. In October 2004, we completed our second public offering and sold approximately 30.4 million common shares for gross proceeds of approximately $302.8 million, which includes shares issued pursuant to our DRP.

Our third offering began immediately following the second offering. On June 28, 2004, we filed our third registration statement and this registration statement was declared effective by the SEC, and the offering commenced on October 18, 2004. The common shares were offered at a price of $10.50 per share for a maximum of 40,000,000 shares. The registration statement also covered up to 13,000,000 shares available pursuant to our DRP. On June 24, 2005, we concluded our third public offering having sold approximately 40.7 million common shares for gross proceeds of approximately $424.7 million, which includes shares issued pursuant to our DRP.

Our fourth offering began immediately following the third offering. The fourth registration statement was filed on January 24, 2005 and was declared effective by the SEC on June 9, 2005, and we commenced the offering on June 27, 2005. The related prospectus covers a maximum of $1,000,000,000 in common shares comprised of two components: (i) an offering of up to 72,770,273 shares to the public at a price of $10.50 per share, which we refer to as our primary offering, and (ii) an offering of up to 23,650,339 shares to participants in our DRP at $9.975 per share. On January 23, 2006, we closed the primary offering component of our fourth public offering. While we anticipate that the primary offering will be closed for the foreseeable future, we have retained the right to recommence the primary offering at any time prior to June 9, 2007. In addition, we will continue to offer common shares through our DRP. As of March 31, 2006, we had sold approximately 54.0 million shares for gross proceeds of approximately $560.7 million in connection with our fourth public offering.

As of March 31, 2006, 149,154,163 common shares were issued and outstanding. The net proceeds from the sale of these securities were transferred to our Operating Partnership on a one-for-one basis for OP Units. Although we have closed the primary offering component of our fourth public offering, we will continue to offer shares through our DRP. In the future, we anticipate that our principal sources of funding for the purchase of industrial properties will include proceeds from debt financings, capital from co-investment partners, proceeds from our Operating Partnership’s private placement, proceeds from our DRP, and cash flow from operations. We may also conduct additional public offerings or recommence our fourth public offering.

Pursuant to the Advisory Agreement, the Advisor is obligated to advance all of our offering costs, subject to its right to be reimbursed for such costs by us in an amount up to 2% of the gross offering proceeds raised. Such offering costs include but are not limited to actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee (see below).

During the three months ended March 31, 2006 and 2005, the Advisor incurred approximately $893,000 and $2.1 million, respectively, of offering costs. During the three months ended March 31, 2006 and 2005, we reimbursed the Advisor approximately $1.3 million and $2.8 million, respectively, for such costs. As described above, we closed the primary offering component of our fourth public offering on January 23, 2006, and, as of March 31, 2006, we had reimbursed the Advisor for all of the then existing un-reimbursed offering costs. However, the Advisor expects to realize additional costs relating to our offerings in the future and to the extent the Advisor incurs such costs, we will be required to reimburse the Advisor up to 2% of the gross proceeds raised in our public offerings of our common shares.

During the years ended December, 31, 2005, 2004 and 2003 as well as from the period of our inception (April 12, 2002) to December 31, 2002 the Advisor incurred $8.6 million, $8.3 million, $7.7 million and $3.4 million, of offering costs, respectively. During the years ended December 31, 2005, 2004 and 2003, we reimbursed the Advisor approximately $13.3 million, $10.9 million and $3.3 million, respectively. We did not reimburse the Advisor for any such costs during 2002.

Pursuant to the dealer manager agreements, we are obligated to pay the Dealer Manager a dealer manager fee and commissions up to 2.0% and 6.0%, respectively, of gross proceeds raised from our public offerings of common shares. For the three months ended March 31, 2006 and 2005, we incurred approximately $10.9 million and $10.8 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. During the years ended December 31, 2005, 2004 and 2003, we paid the Dealer Manager approximately $49.9 million, $41.9 million and $11.0 million, respectively, of which $36.6 million, $31.0 million and $8.2 million, respectively, had been re-allowed to broker-dealers participating in our public offerings.

Our Operating Partnership’s Private Placement

Our Operating Partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for accredited investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the tenancy-in-common interests sold to investors will be 100% leased by our Operating Partnership, and such leases will contain purchase options whereby our Operating Partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for OP Units in our Operating Partnership under Section 721 of the Code.

Our Operating Partnership pays certain up-front fees and reimburses certain related expenses to the Advisor, the Dealer Manager and the Facilitator for raising capital through our Operating Partnership’s private placement. The Advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our Operating Partnership is obligated to pay the Advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our Operating Partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of the gross equity proceeds raised and a commission of up to 5% of the gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our Operating Partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of the Advisor, of up to 1.5% of the gross equity proceeds raised through the private placement.

During the three months ended March 31, 2006 and 2005, we raised approximately $50.0 million and $18.0 million, respectively, from the sale of undivided tenancy-in-common interests in our properties, and, as of March 31, 2006 and 2005, we had raised a total of approximately $228.0 million and $50.6 million, respectively, from the sale of undivided tenancy-in-common interests in our properties pursuant to our Operating Partnership’s private placement.

During the years ended December 31, 2005, 2004 and 2003, we raised $145.3 million, $29.9 million and $2.7 million, respectively, from the sale of undivided tenancy-in-common interests in 27 buildings, which is included in financing obligations in the accompanying audited consolidated balance sheets pursuant to Statement of Financial Accounting Standards, or SFAS, No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided tenancy-in-common interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method.

During the years ended December 31, 2005, 2004 and 2003, we incurred approximately $3.9 million, $750,000 and $15,000, respectively, of rental expense under various lease agreements with these accredited investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying audited consolidated financial statements. The various lease agreements in place as of December 31, 2005, contain expiration dates ranging from November 2013 to December 2025. The following table sets forth the five-year, future minimum rental payments due to third parties under the various lease agreements (amounts are in thousands):

Year ended December 31,	Future Minimum Rental Payments
2006	$12,148
2007	17,696
2008	19,114
2009	18,336
2010	17,629
Thereafter	113,698

Total	$198,621

During the years ended December 31, 2005, 2004 and 2003, our Operating Partnership incurred upfront costs of approximately $11.6 million, $2.6 million and $200,000 payable to the Advisor and other affiliates for effecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included on our audited consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If our Operating Partnership elects to exercise any purchase option as described above and issue OP Units, the un-amortized portion of up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the OP Units. If our Operating Partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sub-lease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

During the three months ended March 31, 2006, our Operating Partnership exercised its purchase option to buy certain tenancy-in-common interests it had previously sold in a property located in Plainfield, Indiana. In connection with the exercise of this option, our Operating Partnership issued approximately 1.3 million OP Units worth approximately $13.8 million to acquire such tenancy-in-common interests.

During the year ended December 31, 2005, our Operating Partnership exercised purchase options pursuant to three individual master lease agreements to buy certain tenancy-in-common interests it had previously sold in two properties located in Memphis, Tennessee and one property located in Atlanta, Georgia. In connection with the exercise of these options, our Operating Partnership issued an aggregate of approximately 1.7 million OP Units valued at approximately $18.3 million to acquire such tenancy-in-common interests.

Financing

Lines of Credit—In December 2005, we amended our existing $225.0 million senior secured revolving credit facility such that it is now a $250.0 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400.0 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime (7.25% at December 31, 2005) and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006 and December 31, 2005, we were in compliance with all these covenants. As of March 31, 2006 and December 31, 2005, we did not have an outstanding balance on this facility.

Contemporaneously with the amendment of our secured credit facility, we entered into a $40.0 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our Operating Partnership and third-party investors in our Operating Partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80.0 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006 and December 31, 2005, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our Operating Partnership’s private placement reduce the total capacity available from the facility. In addition, the obligations of the borrowers under the facility are several but not joint. As of March 31, 2006 and December 31, 2005, approximately $30.6 million and $14.1 million, respectively, of loans had been advanced to such third parties and we had an outstanding balance of $18,000 and $16,000, respectively.

Debt Issuances—In January 2006, we issued $50.0 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% which matures in January 2014. The underlying notes require quarterly interest-only payments until maturity at which time a lump sum payment is due. In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest-only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. Prior to January 1, 2006, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required. In December 2004, we issued $55.0 million of secured, non-recourse debt. The debt has a stated fixed interest rate of 5.31% and matures in 2015 and, prior to December 31, 2005, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions—During the three months ended March 31, 2006, we did not assume any debt in connection our property acquisitions.

During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million in conjunction with the acquisition of certain properties (see “Note 3-Real Estate” to our audited consolidated financial statements). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. We assumed six of these notes totaling $308.8 million in connection with our merger with Cabot on July 21, 2005. Pursuant to SFAS No. 141, “Business Combinations” (“SFAS No. 141”), the difference between the fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the year ended December 31, 2004, we assumed five secured, non-recourse notes totaling $45.6 million, in conjunction with the acquisition of five properties with stated interest rates ranging from 6.22% to 7.21%. All of these notes bear interest at a fixed rate and require monthly payments of principal and interest. They have maturity dates ranging from 2007 to 2012. Pursuant to SFAS No. 141, the difference between the fair value and face value of these notes at the date of acquisition resulted in a premium of approximately $2.9 million, which is amortized to interest expense over the remaining life of the underlying notes.

As of March 31, 2006, the historical cost of all our properties was approximately $2.0 billion and the historical cost of all properties securing our fixed rate mortgage debt and senior secured revolving credit facility was approximately $1.2 billion and $126.9 million, respectively. As of December 31, 2005, the total historical cost of our properties was approximately $2.0 billion and the total historical cost of properties securing our fixed rate mortgage debt was approximately $1.2 billion. Our debt has various covenants and management believes it was in compliance with all of these covenants at March 31, 2006 and December 31, 2005.

The following table sets forth the scheduled maturities of our debt, excluding unamortized premiums, as of December 31, 2005 (amounts are in thousands).

Year	Fixed Rate Mortgage Debt	Senior Secured Revolving Credit Facility	Total
2006	$6,462	$—	$6,462
2007	7,112	—	7,112
2008	69,240	16	69,256
2009	6,711	—	6,711
2010	57,224	—	57,224
2011	228,385	—	228,385
2012	182,658	—	182,658
2013	21,130	—	21,130
2014	2,486	—	2,486
2015	43,860	—	43,860
Thereafter	7,115	—	7,115

Total	$632,383	$16	$632,399

Debt Service Requirements

As of March 31, 2006, we had total outstanding debt, excluding premiums and financing obligations (see Note 6—Our Partnership’s Private Placement to the unaudited consolidated financial statements), of approximately $680.7 million consisting primarily of unsecured debt and secured, fixed-rate, non-recourse mortgage notes. All of these notes require monthly payments of interest and many require, or will ultimately require, monthly repayments of principal (see “Note 3—Debt” to our unaudited consolidated financial statements). Currently, funds from our operations is sufficient to satisfy these monthly debt service requirements and we anticipate that funds from operations will continue to be sufficient to satisfy our regular monthly debt service.

As of December 31, 2005, we had total outstanding debt, excluding premiums of $9.8 million and financing obligations of $154.7 million (see “Note 8—Our Partnership’s Private Placement” to our audited consolidated financial statements), of approximately $632.4 million consisting primarily of secured, fixed-rate, non-recourse mortgage notes. All of these notes require monthly payments of interest and many require, or will ultimately require, monthly repayments of principal (see “Note 5—Debt” to our audited consolidated financial statements).

Forward Purchase Commitments

Deltapoint—On March 28, 2005, a wholly-owned subsidiary of our Operating Partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our Operating Partnership entered into a forward purchase commitment agreement whereby we may become obligated to acquire the distribution facility from Deltapoint upon completion. The purchase obligation can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs. Construction of the facility was completed early in 2006 and the facility is currently in the leasing phase.

Buford Distribution Center—In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. On March 31, 2006, we acquired this development project from the third-party developer and retired the debt with Wachovia for approximately $20.0 million.

Distributions

The payment of distributions is determined by our Board and may be adjusted at its discretion at any time. In December 2005, our Board set the 2006 distribution level at an annualized $0.64 per share or OP Unit. The distribution was set by our Board at a level we believe to be appropriate and sustainable based upon the evaluation of existing assets within our portfolio, anticipated acquisitions, projected levels of additional capital to be raised, debt to be incurred in the future and the anticipated results of operations. For the three months ended March 31, 2006, our Board declared distributions to stockholders totaling approximately $22.9 million. During the three months ended March 31, 2006, we paid $19.6 million on January 16, 2006 for distributions declared for stockholders in the fourth quarter of 2005. During the three months ended March 31, 2005, we paid $9.7 million on January 17, 2005 for distributions declared in the fourth quarter of 2004. To fund total distributions, we utilized both funds from operations and debt proceeds. It is our objective to fund our distributions over time exclusively using funds from our operations.

Our Board declared the following distributions during the past three years: 2005—$62.3 million; 2004—$24.3 million and 2003—$2.5 million. During the year ended December 31, 2005, we paid the following distributions: (i) $9.7 million on January 17, 2005, for distributions declared in the fourth quarter of 2004, (ii) $11.7 million on April 15, 2005, for distributions declared in the first quarter of 2005, (iii) $14.1 million on July 15, 2005, for distributions declared in the second quarter of 2005 and (iv) $16.9 million on October 17, 2005, for distributions declared in the third quarter of 2005. To fund total distributions in 2005, we utilized both funds from operations and debt proceeds.

Distribution Reinvestment Plan

Pursuant to our DRP, $13.0 million of the distributions declared during the three months ended March 31, 2006, were satisfied through the issuance of approximately 1.3 million common shares at a 5.0% discount from our then current public offering share price for a discounted purchase price of $9.975 per share. For the three months ended March 31, 2005, $6.3 million of distributions declared were satisfied through the issuance of approximately 631,000 common shares pursuant to our DRP at a 5.0% discount from our then current public offering share price for a discounted purchase price of $9.975 per share.

Pursuant to our DRP, $34.4 million, $12.9 million and $1.3 million of the distributions declared during the years ended December 31, 2005, 2004 and 2003, were satisfied through the issuance of approximately 3.5 million, 1.3 million and 132,000 common shares, respectively, at a 5.0% discount from our then current public offering share price. Prior to October 18, 2004, the discounted purchase price for such shares was $9.50 per share and thereafter the purchase price was $9.975 per share.

Share Redemption Program

As long as our common shares are not listed on a national securities exchange or traded on an over-the-counter market, stockholders of Dividend Capital Trust or holders of OP Units in our Operating Partnership who have held their shares or units for at least one year may be able to redeem all or any portion of their shares or units in accordance with the procedures outlined in their applicable prospectus relating to the shares or units they purchased. At that time, we may, subject to the conditions and limitations, redeem the shares or units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption (see “—Market for Registrant’s Common Equity and Related Stockholder Matters—Share Redemption Program” for further discussion of our redemption program). During three months ended March 31, 2006 and 2005, we redeemed approximately 248,000 and 120,000 common shares, respectively, for total consideration of approximately $2.4 million and $1.2 million, respectively, pursuant to this program. During years ended December 31, 2005 and 2004, we redeemed approximately 970,000 and 214,000 common shares, respectively, for total consideration of approximately $9.3 million and $2.1 million, respectively, pursuant to this program. No shares were redeemed during the year ended December 31, 2003.

Contractual Obligations

The following table reflects our contractual obligations as December 31, 2005, specifically our obligations under long-term debt agreements, operating lease agreements and purchase obligations (amounts are in thousands):

	Payments due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Long-Term Debt, Including Interest	$823,811	$40,703	$175,783	$330,797	$276,528
Operating Leases(1)	198,621	12,148	36,810	35,965	113,698
Purchase Obligations(2)	55,700	55,700	—	—	—

Total	$1,078,132	$108,551	$212,593	$366,762	$390,226

(1)	As of December 31, 2005, we had 17 operating lease obligations, all of which were in connection with our Operating Partnership’s private placement.
(2)	As of December 31, 2005, we had entered into two agreements to acquire certain properties in the future upon completion by third-party developers as more fully described above.

Off-Balance Sheet Arrangements

As of March 31, 2006 and 2005, respectively, and as of December 31, 2005, 2004 and 2003, respectively, we had no material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources. As of March 31, 2006 and December 31, 2005, we held investments in unconsolidated joint ventures totaling approximately $10.5 million and $6.1 million, respectively. As of March 31, 2006 and December 31, 2005, such joint ventures held debt of $89.2 million and $3.2 million, respectively.

Results of Operations

Summary of the Three Months Ended March 31, 2006 Compared to the Three Months Ended March 31, 2005

As of March 31, 2006, we owned 269 operating properties located in 23 markets throughout the United States. We acquired 163 of these properties after March 31, 2005. In addition, in February 2006, we contributed six of our properties into an institutional fund. The net effect of these acquisitions and dispositions is that we have added 159 properties to our operating portfolio since March 31, 2005. As a result of these additional 159 properties, the revenues and expenses for the three months ended March 31, 2006 reflect a significant increase compared to the revenues and expenses from our operations for the three months ended March 31, 2005. The following table illustrates the changes in our portfolio as of March 31, 2006 and March 31, 2005, respectively (dollar amounts in thousands).

	As of March 31,
	2006				2005
	Number of Buildings	Historical Cost	Gross Leasable Area	Occupancy (1)	Number of Buildings	Historical Cost	Gross Leasable Area	Occupancy (1)
Market
Atlanta	47	$242,783	5,404,102	86.9%	18	$147,537	3,946,931	88.0%
Baltimore	10	97,679	1,306,568	88.7%	—	—	—	—
Boston	6	42,338	567,441	77.8%	5	26,897	405,741	78.2%
Charlotte	4	22,310	426,404	96.4%	—	—	—	—
Chicago	14	150,381	2,876,146	94.9%	2	33,096	661,785	100.0%
Cincinnati	21	175,610	4,185,802	83.3%	7	78,930	1,797,369	97.6%
Columbus	4	52,717	1,312,366	100.0%	—	—	—	—
Dallas	49	240,689	4,981,292	93.3%	18	93,182	2,330,906	90.6%
Denver	1	9,027	160,232	100.0%	1	9,000	160,232	100.0%
Harrisburg/Lehigh Valley	4	40,755	795,157	100.0%	1	5,163	100,000	100.0%
Houston	34	135,506	2,452,711	94.0%	21	83,808	1,622,270	88.2%
Indianapolis	6	71,742	2,449,961	95.9%	1	15,186	442,127	100.0%
Los Angeles	11	85,998	1,169,694	86.1%	4	32,744	444,066	100.0%
Louisville	2	18,350	521,000	100.0%	2	18,351	521,000	100.0%
Memphis	10	159,491	4,333,018	94.6%	7	114,199	3,115,756	99.3%
Miami	3	26,187	316,452	96.3%	—	—	—	—
Nashville	5	98,935	2,706,343	95.1%	3	59,340	1,699,530	100.0%
New Jersey	7	69,036	883,446	98.8%	—	—	—	—
Orlando	2	15,718	367,137	100.0%	2	15,779	367,137	100.0%
Phoenix	14	89,277	1,635,109	94.7%	13	78,946	1,474,963	87.5%
San Antonio	2	7,744	172,050	67.6%	2	7,725	172,050	100.0%
San Francisco Bay Area	5	36,339	474,636	92.4%	5	35,387	474,636	100.0%
Seattle	8	88,221	1,198,617	100.0%	—	—	—	—

Total operating properties	269	1,976,833	40,695,684	92.2%	112	855,270	19,736,499	93.8%
Properties under development	5	36,960	1,764,001	5.3%	—	—	—	n/a
Land held for development	n/a	8,015	n/a	n/a	n/a	—	n/a	n/a

Total	274	$2,021,808	42,459,685	88.6%	112	$855,270	19,736,499	93.8%

(1)	The total vacant square footage as of March 31, 2006, and 2005, was 3,154,551 and 1,223,144, respectively. Of the vacant space as of March 31, 2006 and 2005, we had 51,365 and 651,759 square feet, respectively, under master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. The total percentage of square feet leased, including space covered by master leases was 92.4% and 97.1% as of March 31, 2006, and 2005, respectively. For financial reporting purposes under GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenues.

In addition to the significant increase in property operating activity for the three months ended March 31, 2006 compared to the three months ended March 31, 2005 resulting from the aforementioned acquisitions, the following describes other significant differences between the periods that are a result of our continued growth:

•	We have increased our debt by issuing or assuming an additional $466.9 million of debt since March 31, 2005. This has resulted in higher interest expense of approximately $8.0 million in the three months ended March 31, 2006 compared to the same period in 2005.

•	Asset management fees paid to the Advisor of 0.75% per annum of the undepreciated cost of our properties were higher by $2.3 million in the three months ended March 31, 2006 compared to the same period in 2005 as a result of the additional 159 properties being subject to these fees during the 2006 period.

•	In February 2006, in connection with the above referenced disposition, we recorded a gain on the disposition of the real estate interests resulting in an increase to net income of approximately $4.0 million.

During the three months ended March 31, 2006, we recognized a net income of approximately $2.0 million compared to a net loss of $2.6 million for the same period in 2005. The components of the increase in operating activities are reflected in the changes in rental revenues, rental expenses, other income and other expenses as more fully described below.

Comparison of the Three Months Ended March 31, 2006 to the Three Months Ended March 31, 2005

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. Our same store properties include all properties that we owned during both the current and prior year reporting periods, the operations of which have been stabilized and consolidated for all periods presented. The same store assets for the three months ended March 31, 2006 include 105 buildings totaling 16.5 million square feet. A discussion of these changes follows the table (in thousands).

	Three Months Ended March 31,
	2006	2005	$ Change
Rental Revenues:
Same store	$18,108	$17,975	$133
2006 acquisitions and dispositions	2,943	582	2,361
2005 acquisitions	25,608	1,045	24,563
Development	21	—	21

Total rental revenue	46,680	19,602	27,078
Rental Expenses
Same store	4,473	4,680	(207)
2006 acquisitions and dispositions	521	68	453
2005 acquisitions	5,948	71	5,877
Development	1	—	1

Total property expenses	10,943	4,819	6,124
Net Operating Income(1)
Same store	13,635	13,295	340
2006 acquisitions and dispositions	2,422	514	1,908
2005 acquisitions	19,660	974	18,686
Development	20	—	20

Total property net operating income	35,737	14,783	20,954
Other Income
Institutional capital management fees	52	—	52
Gain on disposition of real estate interests	3,988	—	3,988
Interest income	2,462	610	1,852

Total other income	6,502	610	5,892
Other Expenses
Depreciation and amortization	24,492	12,350	12,142
General and administrative	730	728	2
Asset management fees, related party	3,518	1,179	2,339
Equity in earnings (loss) of unconsolidated joint ventures, net	53	—	53
Interest expense, including amortization	11,681	3,718	7,963

Total other expenses	40,474	17,975	22,499
Minority Interest	190	—	190

Net income (loss)	$1,955	$(2,582)	$4,537

(1)	See “Note 12—Segment Information” to our unaudited consolidated financial statements for further discussion of net operating income.

Rental Revenues

Rental revenues increased by approximately $27.1 million for the three months ended March 31, 2006 compared to the same period in 2005, primarily as a result of the rental revenue generated from the additional operating properties acquired subsequent to March 31, 2005.

Same store rental revenues increased by approximately $133,000 for the three months ended March 31, 2006 compared to the same period in 2005, primarily due to an increase in expense recovery revenues as a result of higher estimated real estate taxes.

Rental Expenses

Rental expenses increased by approximately $6.1 million for the three months ended March 31, 2006 compared to the same period in 2005, primarily as a result of the additional operating properties acquired subsequent to March 31, 2005.

Same store rental expenses decreased by approximately $207,000 for the three months ended March 31, 2006 compared to the same period in 2005, primarily due to the loss on an early lease termination recorded in 2005 of approximately $170,000. This loss was generally a result of lease related assets being included in the gain (loss) calculation related to the terminating lease.

Other Income

Other income increased by approximately $5.9 million for the three months ended March 31, 2006 as compared to the same period in 2005 primarily as a result of a gain recorded on the disposition of real estate interests of approximately $4.0 million and an increase in interest income of $1.9 million due to higher average cash balances held in interest bearing bank accounts and such accounts yielding a higher rate of return during the three months ended March 31, 2006 as compared to the same period in 2005.

Other Expenses

Depreciation and amortization expense increased by approximately $12.1 million for the three months ended March 31, 2006 as compared to the same period in 2005, primarily due to the additional properties acquired subsequent to March 31, 2005. The increase in asset management fees payable to the Advisor of approximately $2.3 million was attributable to the aforementioned additional properties all of which are subject to the 0.75% asset management fee referenced above. The increase in interest expense of approximately $8.0 million is attributable to higher mortgage note balances and higher financing obligation balances that were outstanding during the three months ended March 31, 2006 compared to the same period in 2005.

Summary of the Year Ended December 31, 2005 Compared to the Years Ended December 31, 2004 and December 31, 2003

In June 2003, we acquired our first property and, as of December 31, 2005, we had assembled a portfolio of 264 properties located in 23 markets. Specifically, we acquired 158 properties during the year ended December 31, 2005, 93 properties during the year ended December 31, 2004 and 13 properties during the year ended December 31, 2003. All of these properties were acquired using net proceeds from our public offerings, our Operating Partnership’s private placement and debt proceeds. As a result of our significant acquisition activity during the years ended December 31, 2005 and 2004, the revenues and expenses from our operations increased significantly from year to year. During the year ended December 31, 2003, the revenues and expenses from our operations were relatively less when compared to the years ended December 31, 2005 and 2004 as a result of our limited operating history and a lower level of acquisition activity prior to 2004. For more detailed information regarding the geographic diversity of the operating properties that we majority owned and/or controlled on a consolidated basis as of December 31, 2005 and 2004, respectively, see “Dividend Capital Trust Inc.—Properties.”

Comparison of the Year Ended December 31, 2005 to the Year Ended December 31, 2004

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the year ended December 31, 2005 compared to the year ended December 31, 2004. Our same store properties include all properties owned from January 1, 2004 through December 31, 2005. A discussion of these changes follows the table (dollar amounts are in thousands).

	Year Ended December 31,
	2005	2004	Change
Rental Revenue
Same store	$15,219	$14,537	$682
2005 acquisitions	47,861	—	47,861
2004 acquisitions	58,718	20,140	38,578

Total rental revenue	121,798	34,677	87,121
Rental Expenses
Same store	3,125	3,047	78
2005 acquisitions	10,479	—	10,479
2004 acquisitions	15,166	4,158	11,008

Total rental expenses	28,770	7,205	21,565
Net Operating Income (1)
Same store	12,094	11,490	604
2005 acquisitions	37,382	—	37,382
2004 acquisitions	43,552	15,982	27,570

Total net operating income	93,028	27,472	65,556
Other Income
Gain on the early termination of leases, net	2,285	1	2,284
Interest and other income	3,733	875	2,858
Gain on hedges	108	545	(437)

Total other income	6,126	1,421	4,705
Other Expenses
Depreciation and amortization	71,023	19,273	51,750
Interest	28,712	5,978	22,734
General and administrative	3,004	2,372	632
Asset management fees, related party	8,901	1,525	7,376

Total other expenses	111,640	29,148	82,492
Minority Interest	526	—	526

Net loss	$(11,960)	$(255)	$(11,705)

(1)	See “Note 18—Segment Information” to our audited consolidated financial statements for further discussion of net operating income.

Rental Revenue

Rental revenue increased by approximately $87.1 million for the year ended December 31, 2005 compared to the same period in 2004, primarily as a result of (i) the rental revenue generated from the 158 properties that were acquired during the year ended December 31, 2005, and (ii) rental revenue for the 93 properties that were acquired during the year ended December 31, 2004 being higher in 2005 than in 2004 as rental revenue associated with these properties during 2004 did not reflect an entire period of operations as compared to 2005 wherein these properties were operating for a full twelve months.

Same store rental revenue increased by approximately $682,000 for the year ended December 31, 2005 compared to the same period in 2004, due to rental rate increases as well as an increase in occupancy that occurred subsequent to December 31, 2004.

Rental Expenses

Rental expenses increased by approximately $21.6 million for the year ended December 31, 2005 compared to the same period in 2004, primarily as a result of (i) the acquisition of 158 properties during 2005, and (ii) rental expenses for the 93 properties acquired in 2004 being higher in 2005 than in 2004 as rental expenses associated with these properties during 2004 did not reflect an entire period of operations as compared to 2005 wherein these properties were operating for a full twelve months.

Same store rental expenses increased by approximately $78,000 for the year ended December 31, 2005 compared to the same period in 2004, primarily due to increased real estate taxes and utilities expenses which was partially offset by a decrease in insurance premiums.

Other Income

Other income increased by approximately $4.7 million for the year ended December 31, 2005 as compared to the same period in 2004 generally as a result of a net gain recognized in the amount of approximately $2.3 million on the early termination of leases in 2005 and the increase in interest income of $2.9 million due to higher average cash balances held in interest bearing bank accounts during the year ended December 31, 2005 as compared to the year ended December 31, 2004. As of December 31, 2005 and 2004, we had approximately $94.9 million and $23.5 million in cash and cash equivalents, respectively. In addition, we had $9.7 million in notes receivable outstanding as of December 31, 2005, $5.4 million of which were issued subsequent to December 31, 2004. For the years ended December 31, 2005 and 2004, we earned interest income of approximately $779,000 and $267,000 associated with these notes receivable, which reflects an increase in interest income of approximately $512,000 from year to year. The decrease in gain on hedges is a result of hedge ineffectiveness recorded in the years ended December 31, 2005 and 2004.

Other Expenses

Other expenses increased $82.5 million for the year ended December 31, 2005 compared to the same period in 2004 primarily because depreciation and amortization expense was higher by approximately $51.8 million for the year ended December 31, 2005, as compared to the same period in 2004. This was primarily due to the acquisition of 158 additional properties during 2005, which had a gross book value of approximately $1.2 billion as of December 31, 2005. The increase in interest expense of approximately $22.7 million is attributable to higher mortgage note balances (approximately $499.5 million) and higher financing obligation balances (approximately $122.3 million) that were outstanding during the year ended December 31, 2005 compared to the year ended December 31, 2004. General and administrative expenses were higher during the year ended December 31, 2005 than in the year ended December 31, 2004 by approximately $632,000 as a result of an increase in general business activities offset by a decrease in compliance costs associated with Sarbanes-Oxley. We pay the Advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of properties we own in excess of $170.0 million (see “Note 13—Related Party Transactions” to our audited consolidated financial statements). The increase in asset management fees during 2005 of approximately $7.4 million was attributable to the aforementioned acquisition of 158 additional properties, all of which were subject to this 0.75% asset management fee.

Comparison of the Year Ended December 31, 2004 to the Year Ended December 31, 2003

The following table illustrates the changes in rental revenues, rental expenses, net operating income, other income and other expenses for the year ended December 31, 2004 compared to the year ended December 31, 2003. A discussion of these changes follows the table (dollar amounts are in thousands).

	Year Ended December 31,
	2004	2003	Change
Rental Revenue
2004 acquisitions	$20,140	$—	$20,140
2003 acquisitions	14,537	2,645	11,892

Total rental revenue	34,677	2,645	32,032

Rental Expenses
2004 acquisitions	4,158	—	4,158
2003 acquisitions	3,047	367	2,680

Total rental expenses	7,205	367	6,838

Net Operating Income(1)
2004 acquisitions	15,982	—	15,982
2003 acquisitions	11,490	2,278	9,212

Total net operating income	27,472	2,278	25,194

Other Income
Interest and other income	876	61	815
Gain on hedges	545	—	545

Total other income	1,421	61	1,360

Other Expenses
Depreciation and amortization	19,273	1,195	18,078
Interest	5,978	385	5,593
General and administrative	2,372	412	1,960
Asset management fees, related party	1,525	—	1,525

Total other expenses	29,148	1,992	27,156

Net income (loss)	$(255)	$347	$(602)

(1)	See “Note 18—Segment Information” to our audited consolidated financial statements for further discussion of net operating income.

Rental Revenue

Rental revenue increased by approximately $32.0 million for the year ended December 31, 2004 compared to the same period in 2003, primarily as a result of (i) the rental revenue generated from the 93 properties that were acquired during the year ended December 31, 2004, and (ii) rental revenue for the 13 properties that were acquired during the year ended December 31, 2003 being higher in 2004 than in 2003 as rental revenue associated with these properties during 2003 did not reflect an entire period of operations as compared to 2004 wherein these properties were operating for a full twelve months.

Rental Expenses

Rental expenses increased by approximately $6.8 million for the year ended December 31, 2004 compared to the same period in 2003, primarily as a result of (i) the acquisition of 93 properties during 2004, and (ii) rental expenses for the 13 properties acquired in 2003 being higher in 2004 than in 2003 as rental expenses associated with these properties during 2003 did not reflect an entire period of operations as compared to 2004 wherein these properties were operating for a full twelve months.

Other Income

Other income increased by approximately $1.4 million for the year ended December 31, 2004 as compared to the same period in 2003. The increase in interest income of approximately $800,000 is due to higher average cash balances held in interest bearing bank accounts during the year ended December 31, 2004 as compared to the year ended December 31, 2003. As of December 31, 2004 and 2003, we had approximately $23.5 million and $4.1 million in cash and cash equivalents, respectively. In addition, we had notes receivable outstanding of $4.2 million as of December 31, 2004. For the year ended December 31, 2004, we earned interest income of approximately $267,000 associated with these notes receivable. The increase in gain on hedges is primarily a result of the settlement of hedges with a resulting gain of approximately $545,000 due to hedge ineffectiveness recorded in the year ended December 31, 2004.

Other Expenses

Other expenses increased $27.2 million for the year ended December 31, 2004 compared to the same period in 2003 primarily because depreciation and amortization expense was higher by approximately $18.1 million for the year ended December 31, 2004, as compared to the same period in 2003. This was primarily due to the acquisition of 93 additional properties during 2004, which had a gross book value of approximately $603.4 million as of December 31, 2004. The increase in interest expense of approximately $5.6 million is attributable to higher mortgage note balances (approximately $102.3 million) and higher financing obligation balances (approximately $29.7 million) that were outstanding during the year ended December 31, 2004, compared to the year ended December 31, 2003. General and administrative expenses were higher during the year ended December 31, 2004 than in the year ended December 31, 2003 by approximately $2.0 million as a result of an increase in general business activities as well as an increase in compliance costs associated with Sarbanes-Oxley. We became obligated to pay the Advisor the aforementioned 0.75% asset management fee in March 2004 (see “Note 13—Related Party Transactions” to our audited consolidated financial statements). The increase in asset management fees during 2004 was attributable to all 93 properties that were acquired during 2004 being subject to this fee.

Critical Accounting Policies

General

Our discussion and analysis of financial condition and results of operations is based on our audited and unaudited consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and contingencies as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We evaluate our assumptions and estimates on an ongoing basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following discussion pertains to accounting policies management believes are most “critical” to the portrayal of our financial condition and results of operations which require management’s most difficult, subjective or complex judgments.

Impairment of Long-Lived Assets

Long-lived assets held and used are carried at cost and evaluated for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”). SFAS No. 144 provides that such an evaluation should be performed when events or changes in circumstances indicate such an evaluation is warranted. Examples include the point at which we deem the long-lived asset to be held for sale, downturns in the economy, etc. Impairment of long-lived assets is considered a “critical accounting estimate” because the evaluation of impairment and the determination of fair values involve a number of management assumptions relating to future economic events that could materially affect the determination of the ultimate value, and therefore, the carrying amounts of our real estate. Such assumptions include, but are not limited to, projecting vacancy rates, rental rates, property operating expenses, capital expenditures and debt financing rates, among other things. The capitalization rate is also a significant driving factor in determining the property valuation which requires management’s judgment of factors such as market knowledge, historical experience, lease terms, customer financial strength, economy, demographics, environment, property location, visibility, age, physical condition and investor return requirements, among other things. All of the aforementioned factors are taken as a whole by management in determining the valuation of investment property. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation could be negatively affected and may result in a negative impact to our consolidated financial statements.

Valuation and Allocation of Real Estate Acquisitions

Upon acquisition, the purchase price of a property and other costs associated with the acquisition such as the acquisition fee paid to the Advisor are capitalized and allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities as required by SFAS No. 141. The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of its fair value based on all available information. The allocation to intangible lease assets, as required by SFAS No. 141, represents the value associated with the in-place leases, including leasing commissions, legal and other related costs. Also, SFAS No. 141 requires the creation of an intangible asset or liability resulting from in-place leases being above or below the current market rental rates on the date of the acquisition. This asset or liability will be amortized over the life of the remaining in-place leases as an adjustment to revenue. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition should be recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. Valuation and allocation of real estate acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real estate acquisition involves a number of management’s assumptions relating to the ability to lease vacant space, market rental rates, term of new leases, property operating expenses and leasing commissions, among other things. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact to the consolidated financial statements.

Consolidation

Our consolidated financial statements include the accounts of Dividend Capital Trust and its consolidated subsidiaries and partnerships which we control either through ownership of a majority voting interest, as the primary beneficiary, or otherwise. Investments in entities in which we do not own a majority voting interest but over which we have the ability to exercise significant influence over operating and financial policies are presented under the equity method. Investments in entities in which we do not own a majority voting interest and over which we do not have the ability to exercise significant influence are carried at the lower of cost or fair value, as appropriate. Our management’s judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by FIN 46(R) (discussed below) involve consideration of various factors including the form of our ownership interest, our representation on the entity’s board of directors, the size of our investment (including loans) and our ability to participate in policy making decisions. Our management’s ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our stockholders, lenders and others in their evaluation of us.

Depreciation and Useful Lives of Real Estate Assets

We estimate the depreciable portion of our real estate assets and their related useful lives in order to record depreciation expense. Our management’s ability to accurately estimate the depreciable portions of our real estate assets and their useful lives is critical to the determination of the appropriate amount of depreciation expense recorded and the carrying values of the underlying assets. Any change to the estimated depreciable lives of these assets would have an impact on the depreciation expense we recognize.

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board, or FASB, issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46(R) requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements apply to existing public entities as of March 31, 2004. We do not believe that any of our consolidated or unconsolidated joint ventures are variable interest entities under the provisions of FIN 46(R).

In December 2004, FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). This statement is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for public companies for the annual period beginning after December 15, 2005. The adoption of SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We do not anticipate that the adoption of SFAS No. 123(R) will have a material impact on our financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. Currently, we are under no legal obligation to retire any of our assets. We adopted FIN 47 during the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In May, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which supersedes Accounting Principles Board, or APB, Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This statement amends the requirements for the accounting for and reporting of changes in accounting principle. It requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted the requirements of SFAS No. 154 in the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. We adopted the consolidation requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

In June 2005, the EITF issued EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements.” This consensus requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. This consensus was effective for all reporting periods beginning after June 29, 2005. We adopted EITF Issue No. 05-6 during the second quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Market risk is the risk of loss from adverse changes in market prices such as rental rates and interest rates. Our future earnings and cash flows are dependent upon prevailing market rates. Accordingly, we manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows for debt service, acquisitions, capital expenditures, distributions to stockholders and unitholders, and other cash requirements. The majority of our outstanding debt has fixed interest rates, which minimizes the risk of fluctuating interest rates.

Our exposure to market risk includes interest rate fluctuations in connection with our credit facilities and other variable rate borrowings and forecasted fixed rate debt issuances, including refinancing of existing fixed rate debt. Interest rate risk may result from many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors that are beyond our control. To manage interest rate risk for forecasted issuances of fixed rate debt, we primarily use treasury locks and forward-starting swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During the three months ended March 31, 2006 and 2005, such derivatives were used to hedge the variable cash flows associated with forecasted issuances of debt and, during 2005, such derivatives were used to hedge the variable cash flows associated with $150.0 million of forecasted issuances of debt. We do not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based on their credit rating and other factors.

As of March 31, 2006, derivatives with a fair value of $1.5 million were included in other assets. There was no ineffectiveness to be recorded during the three months ended March 31, 2006. The assets associated with these derivatives would decrease approximately $6.2 million if the market interest rate of the referenced swap index were to decrease 10% (or 0.55% based upon the prevailing market rate at March 31, 2006).

Similarly, our variable rate debt is subject to risk based upon prevailing market interest rates. If the prevailing market interest rates relevant to our variable rate debt as of March 31, 2006, were to increase 10%, our interest expense for the three months ended March 31, 2006 and 2005 would have increased by $36,093 and $881, respectively. If the prevailing market interest rates relevant to our variable rate debt were 10% higher during the period, our interest expense for the years ended December 31, 2005 and 2004 would have increased by $111,000 and $92,000, respectively.

As of March 31, 2006, the estimated fair value of our debt was estimated to be approximately $669.5 million based on our estimate of the then current market interest rates. As of December 31, 2005, our debt had a carrying value of approximately $642.2 million and the estimated fair value of such debt was approximately $627.3 million based on our estimate of current market interest rates.

INVESTMENT OBJECTIVES AND CRITERIA

General

For a description of our corporate objectives and investment strategy, see “—Business—Corporate Objectives” and “—Investment Strategy” above.

Acquisition and Investment Policies

We will generally seek to invest substantially all of the net offering proceeds in high-quality commercial real estate, the majority of which is anticipated to include industrial buildings located primarily in the top 26 industrial markets throughout the United States. We may also consider investment in certain industrial properties located in Mexico and Canada. We may acquire properties which are newly constructed, under construction, or which have been previously constructed and have operating histories. We may also develop new properties directly or in joint ventures with third party developers. These properties are generally anticipated to provide generic storage and work space suitable for and adaptable to a broad range of customers and uses. We will primarily attempt to acquire existing properties, the space in which has been leased or pre-leased to national, regional and local users who satisfy our standards of creditworthiness. However, we may acquire properties with some level of vacancy at the time of closing. See “—Terms of Leases and Customer Creditworthiness” below.

We will seek to invest in properties that will satisfy one of our primary objectives of providing cash distributions to our stockholders. However, because a significant factor in the valuation of income-producing properties is their potential for future income, we anticipate that the majority of properties we acquire will have both the potential to grow in both income and value. To the extent feasible, we will attempt to invest in a diversified portfolio of properties, in terms of geography and industry group of our customers, that will satisfy our investment objectives of maximizing cash available for payment of cash distributions, preserving our capital and realizing growth in value upon the ultimate sale of our properties. However, there may nevertheless be concentrations in our portfolio based on the geographic location, type of property and industry group of customers which may expose us to greater risks than would exist in a more diversified portfolio.

We anticipate that approximately 91.2% of the gross offering proceeds, assuming we sell 72,770,273 shares to the public and 23,650,339 shares pursuant to our DRP, will be used to acquire properties and the balance will be used to pay various fees and expenses.

We will not invest more than 10% of our total assets available for investment in unimproved or non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either directly in our operating partnership, indirectly through limited liability companies or through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the Advisor, such as DCTRT and a related fund comprised generally of high net worth investors with similar investment objectives, or other persons. See “—Joint Venture Investments” below. In addition, we may purchase properties and lease them back to the sellers of such properties.

While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result. Although we are not limited as to the geographic area where we may conduct our operations, we presently intend to invest in properties located primarily in the United States.

We are not specifically limited in the number or size of properties we may invest in or on the percentage of net offering proceeds which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In recommending investments to our Board and/or our investment committee, the Advisor will consider relevant real estate property and financial factors, including the local industrial market conditions, location of the property, its design and functionality, the strength of the tenancy, its income-producing capacity, its prospects for long-range appreciation and its liquidity relative to other real estate assets. With respect to land and development opportunities, additional factors such as total development costs, construction and leasing risk, if any, will also be considered. In this regard, the Advisor will have substantial discretion with respect to the selection of specific investments. Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•	audited financial statements covering recent operations of properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to our stockholders; and

•	title and liability insurance policies.

We will not close the acquisition of any property unless and until we obtain an environmental assessment (generally a minimum of a Phase I review) for each property to be acquired and are generally satisfied with the environmental status of the property.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In acquiring, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general or local economic conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	bankruptcies, financial difficulties or lease defaults by our customers;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive or otherwise reduce the returns to stockholders;

•	changes in operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	changes in the cost or availability of insurance, including coverage for mold or asbestos;

•	periods of high interest rates and tight money supply;

•	customer turnover; and

•	general overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest a portion of the net offering proceeds in properties on which improvements are to be constructed or completed. We may also commit to purchase, at a future date, properties under development. However, we will not invest in excess of 10% of our total assets in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the general contractors or developers of properties which are under construction, we expect that completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond. The Advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor) to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated by us.

Acquisition of Properties from the Advisor

We may acquire properties, directly or through joint ventures, from the Advisor or its affiliates. Any such acquisitions will be approved consistent with the conflict of interest procedures in our existing Articles. See “Proposal IV—The Pre-Listing Charter Amendment Proposal—Amendments to Our Existing Articles Reflect that We Will Become Self-Advised if the Internalization Proposal is Approved—Certain Conflict-of-Interest Provisions.”

Terms of Leases and Customer Creditworthiness

The terms and conditions of any lease we enter into with our customers may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be what is generally referred to as “net” leases. A “net” lease provides that the customer will be required to pay or reimburse us for repairs, maintenance, property taxes, utilities, insurance, management and other operating costs. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof of the building, the truck court and parking areas, as well as the interior floor or slab of the building.

The Advisor has developed specific standards for determining the creditworthiness of potential customers of our properties. While authorized to enter into leases with any type of customer, we anticipate that a majority of our customers will be corporations or other entities which have significant net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor.

We anticipate that a portion of any tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our net offering proceeds. We may acquire properties with vacancy and at such time as a customer at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new customers, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new customers to lease vacated space.

Joint Venture Investments

We may enter into joint ventures in the future, including with affiliated entities, for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and leasing real properties. We may enter into certain joint ventures with developers to (i) acquire existing properties, (ii) obtain acquisition rights on future properties to be built or leased, or both. Depending upon the circumstances, the joint ventures may include a debt and/or an equity component. See “Risk Factors—We May Invest With Our Affiliates.”

In addition, we may enter into joint ventures in which our venture partner may have the right to exchange its interest in the joint venture for shares of our common shares or other equity interests in us. Moreover, the price at which our venture partner may acquire our common shares may not be commensurate with the current offering price of our common shares.

In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property which such joint venture owns or is being formed to own or develop under the same criteria described elsewhere in this proxy statement for the selection of our real estate property investments. See “—Business—Investment Strategy.”

We may enter into joint ventures with affiliates of the Advisor for the acquisition of properties, but only provided, that:

•	a majority of our directors, including a majority of the Independent Directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.

In particular, we intend to enter into joint ventures with DCTRT and a related fund comprised generally of high net worth investors with similar investment objectives with respect to certain industrial properties.

To the extent possible we will attempt to obtain a right of first refusal or right of first offer to buy such property if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal or right of first offer to buy the venture partner’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each partner in each such property. Entering into joint ventures with affiliates of the Advisor will result in certain conflicts of interest.

Borrowing Policies and Related Indebtedness

Our ability to increase our diversification through borrowing could be adversely impacted by banks and other lending institutions reducing the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Additionally, all financing arrangements must be approved by a majority of our Board including a majority of our Independent Directors.

There is no limitation on the amount we may invest in any single improved property. However, under our articles of incorporation, we have a limitation on borrowing which precludes us from borrowing in the aggregate in excess of 50% of the value of the cost of our properties before non-cash reserves and depreciation.

By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to assets not securing the repayment of the indebtedness. The Advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from the Advisor or its affiliates for the purpose of acquiring real properties. Any loans by such parties for other purposes must be approved by a majority of the directors not otherwise interested in the transaction (including a majority of the Independent Directors) as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

For additional information regarding our lines of credit and fixed rate, non-recourse mortgage loans, as well as our related hedging activities, see “—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “—Quantitative and Qualitative Disclosure About Market Risk.”

Disposition Policies

We have acquired and intend to continue to acquire properties for investment with an expectation of holding each property for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	in the judgment of the Advisor, the value of a property might decline;

•	we can increase cash flow through the disposition of the property and reinvestment of the net sales proceeds;

•	an opportunity has arisen to improve other properties; or

•	in the judgment of the Advisor, the sale of the property is in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a customer has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser a significant portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing interest rates and real estate market conditions. If we do not list our common shares for trading on a national securities exchange or an over-the-counter market, complete a sale or merger of us in a transaction which provides our stockholders with a combination of cash and/or securities of a publicly traded company or sell substantially all of our properties for cash or other consideration by February 2013, our Articles require us to begin selling our properties and other assets and to distribute the net proceeds to our stockholders. We continue to evaluate and consider various transactions designed to effect a liquidity event for our stockholders, including internalizing our advisor to facilitate the future quotation or listing of our common shares, and the optimal timing of such transactions. In making the decision whether to apply for listing of our common shares, the directors will try to determine whether listing our common shares or liquidating our assets will result in greater value for the stockholders. Although we continue to evaluate and consider liquidity transactions, it cannot be determined at this time the circumstances, if any, under which the directors will agree to list our common shares or to pursue a stock for stock merger with a listed company. We will continue in existence until all properties are sold and our other assets are liquidated.

Investment Limitations

Our Articles place numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our Articles are amended, which requires the approval of the stockholders. Unless the articles are amended, we will not:

•	Invest in commodities or commodity futures contracts, except for futures contracts the income or gain with respect to which is qualifying income under the 95% income test applicable to us in order to maintain our qualification as a REIT when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	Make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property’s appraised value. In cases where a majority of our Independent Directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least eight years after the end of the year in which the loan is repaid, refinanced or otherwise disposed of by us and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	Make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, the Advisor or its affiliates;

•	Make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of us would not then exceed 25% of our net assets, which shall mean our total assets less our total liabilities;

•	Borrow in excess of 50% of the total undepreciated cost of our properties owned by us;

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

•	Issue equity securities on a deferred payment basis or other similar arrangement;

•	Issue debt securities in the absence of adequate cash flow to cover debt service;

•	Issue equity securities which are assessable;

•	Issue “redeemable securities” as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

•	Grant warrants or options to purchase shares to officers or affiliated directors or to the Advisor or its affiliates except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

•	Engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•	Make any investment which is inconsistent with qualifying as a REIT, including but not limited to investments in common or preferred REIT securities; or

•	Lend money to the Advisor or its affiliates.

The Advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, the Advisor will attempt to monitor the proportion of our assets that are placed in various investments so that we do not come within the definition of an “investment company” under the act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an “investment company.”

Change in Investment

Objectives and Limitations

Our Articles require that the Independent Directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of the directors, including a majority of the Independent Directors, without the approval of the stockholders.

OTHER MATTERS

Our management does not intend to bring any other matters before the Annual Meeting and knows of no other matters that are likely to come before the Annual Meeting. In the event any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their discretion on such matters.

PROPOSALS FOR NEXT ANNUAL MEETING

A stockholder’s proposal intended to be presented at our annual meeting of stockholders in 2007 must be received by us on or before                  in order to be included in our proxy statement and proxy card relating to that meeting. Any stockholder who desires to bring a proposal at our annual meeting of stockholders in 2007, without including such proposal in our proxy statement, must deliver written notice thereof to our Secretary not before                  and not later than                 , in the manner and form required by our Bylaws. We will furnish, without charge, a copy of our Bylaws to any stockholder of Dividend Capital Trust requesting such Bylaws. Requests for our Bylaws should be made in writing to Dividend Capital Trust Inc., 518 17th Street, Suite 1700, Denver, Colorado 80202.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”) via electronic means, including the SEC’s home page on the Internet (http://www.sec.gov). We also make available free of charge on or through our Internet web site (http://65.38.191.77/dividendcapital/trust) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We encourage all stockholders to promptly authorize their proxies via internet, telephone, or by signing and returning your enclosed proxy card to avoid costly solicitation. By exercising your right to authorize your proxy via internet or telephone, you greatly increase the efficiency of the vote tabulation process.

By Order of the Board of Directors,

Evan H. Zucker Chief Executive Officer and Secretary

August     , 2006

Denver, Colorado

Introductory Note

Pro Forma Condensed Consolidated Financial Information

(Unaudited)

The following pro forma financial statements have been prepared to provide information with regards to the proposed merger transaction with Dividend Capital Advisors LLC (the “Advisor”), our advisor, and a wholly- owned subsidiary of Dividend Capital Operating Partnership LP (the “Operating Partnership”) whereby the Operating Partnership would issue 15,111,111 limited partnership units (“OP Units”) to the owner of the Advisor in exchange for all the outstanding interests in the Advisor, including the modification of the special series of units of limited partnership in our Operating Partnership held by the owner of the Adviser into OP Units (this transaction is referred to as the “Internalization”).

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of March 31, 2006, as adjusted for (i) the proposed Internalization, including the issuance of 15,111,111 OP Units and (ii) the acquisition of certain properties made subsequent to March 31, 2006 and the related financing of such transactions as if these transactions had occurred on March 31, 2006.

The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2006, combine our historical operations with (i) the Advisor’s historical operations, (ii) the issuance of 15,111,111 OP Units and (iii) the acquisition of certain properties made subsequent to December 31, 2005 and the related financing of such transactions as if these transactions had occurred on January 1, 2005.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005, combine our historical operations with (i) the Advisor’s historical operations, (ii) the issuance of 15,111,111 OP Units and (iii) the acquisition of certain properties made subsequent to December 31, 2004 and the related financing of such transactions as if these transactions had occurred on January 1, 2005.

The unaudited pro forma condensed consolidated financial statements have been prepared by Dividend Capital Trust Inc.’s (the “Company”) management based upon our historical financial statements to give effect to the Internalization and certain property acquisitions. These pro forma statements may not be indicative of the results that actually would have occurred if the Internalization had been in effect on the dates indicated or which may be obtained in the future. The accompanying pro forma financial statements exclude pro forma adjustments for events or items that are probable of occurring but for which the amounts of such pro forma adjustments are not factually supportable at the time these pro forma financial statement were prepared such as additional general and administrative expenses, expenses associated with our proposed long-term incentive compensation plan, non-compete agreements and capitalized leasing and development costs. The pro forma financial statements should be read in conjunction with the historical financial statements included in our previous filings with the Securities and Exchange Commission, including our 2005 Annual Report on Form 10-K filed on March 16, 2006 as amended by our 2005 Annual Report on Form 10-K/A filed on April 28, 2006 and our Quarterly Report on Form 10-Q filed on May 10, 2006.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2006

(In thousands)

(Unaudited)

	Company (a)	Property Acquisitions (b)	Advisor (a)	Pro Forma Adjustments		Pro Forma Total
ASSETS
Investment in real estate, net	$1,913,052	$781,342	$—	$—		$2,694,394
Cash and cash equivalents	297,549	(225,132)	4,081	(4,081	)(c)	72,417
Restricted cash	6,432	—	167	(167	)(c)	6,432
Notes receivable	10,147	—	782	(782	)(c)	10,147
Deferred loan costs, net	6,158	—	—	—		6,158
Deferred loan costs—financing obligation, net	15,680	—	—	—		15,680
Deferred acquisition costs and deposits	5,221	—	—	—		5,221
Straight line rent and other receivables	16,758	—	2,045	(2,045	)(c)	16,758
Furniture, fixture and equipment	—	—	883	(713	)(c)	170
Other assets, net	4,721	4,462	116	(116	)(c)	9,183

Total Assets	$2,275,718	$560,672	$8,074	$(7,904)		$2,836,560

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$24,653	$—	$3,781	$(3,781	)(c)	$24,653
Distributions payable	23,259	—	—	—		23,259
Tenant prepaids and security deposits	9,508	—	—	—		9,508
Other liabilities	3,694	3,785	—	—		7,479
Intangible lease liability, net	9,794	—	—	—		9,794
Lines of credit	18	112,000	—	—		112,018
Unsecured notes	50,000	375,000	—	—		425,000
Mortgage notes	640,040	12,369	—	—		652,409
Financing obligations	190,750	44,624	—	—		235,374

Total Liabilities	951,716	547,778	3,781	(3,781)		1,499,494
Minority Interest	66,798	—	—	154,333	(d)(e)	221,131

Shareholders’ Equity:
Common stock	1,492	13	—	—		1,505
Additional paid-in capital	1,378,697	12,881	—	—		1,391,578
Distributions in excess of earnings	(121,883)	—	4,293	(158,456	)(d)(f)	(276,046)
Accumulated other comprehensive loss	(1,102)	—	—	—		(1,102)

Total Shareholders’ Equity	1,257,204	12,894	4,293	(158,456)		1,115,935

Total Liabilities and Shareholders’ Equity	$2,275,718	$560,672	$8,074	$(7,904)		$2,836,560

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Pro Forma Condensed

Consolidated Balance Sheet as of

March 31, 2006

(a)	Reflects the historical condensed consolidated balance sheets of the Company and the Advisor as of March 31, 2006. Please refer to Dividend Capital Trust Inc.’s historical condensed consolidated financials statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and please see the section of this proxy statement entitled “Selected Financial Data of the Advisor” for more information about the Advisor’s historical financial information.

(b)	Reflects the acquisition of properties acquired subsequent to March 31, 2006, which includes estimated intangible assets of approximately $59.3 million and estimated intangible liabilities of approximately $3.8 million. These properties were acquired with the net proceeds raised from our public and private offerings, the assumption of debt and the issuance of new debt. The total estimated cost of these properties, including acquisition costs and acquisition fees payable to an affiliate, is approximately $781.3 million.

(c)	Reflects the elimination of the Advisor’s assets and liabilities as these amounts will be settled by the Advisor prior to the closing of the Acquisition with the exception of our estimate of approximately $170,000 of property and equipment that we expect to acquire in connection with the Acquisition.

(d)	The total cost for the Advisor has been allocated to assets, including intangible assets, liabilities and, due to the preexisting relationship between us and the Advisor, to contract termination fee based on our estimate of such assets, liabilities and expenses. Upon consummation of this transaction, we will complete our final allocation of the purchase price and will likely attribute value to certain intangible assets for items such as non-compete agreements and licensing agreements. Any value attributed to such assets in conjunction with our final analysis will reduce the amount we write off as part of the contract termination fee. In connection with our initial analysis, we have written off $173.0 million of the excess of the total cost over the net assets acquired as a contract termination payment. This amount will be recorded as an expense by the Company on the date the Acquisition is consummated. These allocations are preliminary and may not be indicative of the final allocations by the Company. A change in the final allocation from what is presented in these unaudited pro forma financial statements may result in an increase or decrease to the contract termination fee or the identified assets.

The estimated consideration for the proposed acquisition of the Advisor, as well as preliminary adjustments to the historical financial data as a result of the Acquisition, are as follows as of March 31, 2006:

The total cost of the Advisor has been calculated as follows (in millions):

OP Unit consideration (15,111,111 OP Units valued at $11.25 per share)	$170.0
Acquisition costs and fees	3.5
Purchase of property and equipment	0.2
Assumption of liabilities	—

Total cost	$173.7

The allocation of the total cost to the assets and to contract termination fee as a result of the Acquisition of the Advisor is as follows (in millions):

Total cost	$173.7
Property and equipment	0.2
Contract termination fee	173.5

Total cost allocation	$173.7

Notes to Unaudited Pro Forma Condensed

Consolidated Balance Sheet as of

March 31, 2006—(Continued)

(e)	The issuance of OP Units to the Advisor’s parent will be accounted for as minority interest on our balance sheet. This amount ($154.3 million) reflects the initial value of the OP Units to be issued ($170.0 million) less the estimated amount of the contract termination fee attributable to minority interests ($15.7 million).

(f)	This amount reflects the contract termination fee less minority interest’s portion of such fee ($157.8 million) plus an estimated distribution made from the Advisor to its parent to satisfy all the outstanding assets and liabilities with the exception of $170,000 of property and equipment that is expected to be acquired pursuant to the proposed Acquisition.

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2006

(In thousands)

(Unaudited)

	Company (1)	Property Operations Pro Forma (2)	Pro Forma Total Before Internalization	Advisor (1)	Pro Forma Adjustments		Pro Forma Total
REVENUE:
Rental revenue	$46,680	$16,261	$62,941	$—	$—		$62,941
Institutional capital management fees	52	—	52	—	—		52
Acquisition fees	—	—	—	1,207	(1,207	)(3)	—
Asset management fees	—	—	—	3,518	(3,518	)(3)	—
Private placement fees	—	—	—	1,478	(1,478	)(3)	—

Total Revenue	46,732	16,261	62,993	6,203	(6,203)		62,993

EXPENSES:
Rental expenses and real estate taxes	10,943	4,517	15,460	—	—		15,460
Depreciation and amortization	24,492	10,249	34,741	—	—		34,741
Payroll and payroll-related, related party	—	—	—	1,732	—		1,732
Payroll and payroll-related	—	—	—	235	—		235
General and administrative, related party	—	—	—	208	—		208
General and administrative	730	—	730	932	—		1,662
Asset management fees, related party	3,518	1,282	4,800	—	(4,800	)(3)	—

Total Expenses	39,683	16,048	55,731	3,107	(4,800)		54,038

Net Operating Income	7,049	213	7,262	3,096	(1,403)		8,955

Other Income and Expenses:
Equity in earnings (loss) of unconsolidated joint ventures, net	(53)	—	(53)	—	—		(53)
Gain from disposition of real estate interests	3,988	—	3,988	—	—		3,988
Interest expense	(11,681)	(8,103)	(19,784)	—	—		(19,784)
Interest income and other income	2,462	—	2,462	388	—		2,850

Total Other Income and Expenses	(5,284)	(8,103)	(13,387)	388	—		(12,999)
Net Income (Loss) Before Minority Interest	1,765	(7,890)	(6,125)	3,484	(1,403)		(4,044)
Minority Interest	(190)	(106)	(296)	—	(365	)(4)	(661)
NET INCOME (LOSS)	$1,955	$(7,784)	$(5,829)	$3,484	$(1,038)		$(3,383)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	145,402	5,059	150,461	—	—		150,461

Diluted	147,315	3,146	150,461	—	—		150,461

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	—	$(0.04)	—	—		$(0.02)

Diluted	$0.01	—	$(0.04)	—	—		$(0.02)

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Pro Forma Condensed

Consolidated Statement of Operations for the

Three Months Ended March 31, 2006

(1)	Reflects the historical condensed consolidated statement of operations of the Company and the Advisor for the three months ended March 31, 2006. Please refer to Dividend Capital Trust Inc.’s historical condensed consolidated financials statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006 and please see the section of this proxy entitled “Selected Financial Data of the Advisor” for more information about the Advisor’s historical financial information.

(2)	Reflects the incremental results of operations, including the effects of depreciation and amortization and incremental asset management fees, of the acquisition of properties acquired subsequent to December 31, 2005 through June 9, 2006 (date of the most recent significant acquisition) and the incremental effects of the financing associated with such acquisitions including issuance of common stock, the Operating Partnership’s private placement, debt assumptions and debt issuances.

(3)	Reflects the elimination of property acquisition service fees, asset management fees and fees related to the Company’s private placement offerings as these fees will not be applicable to on-going operations of the Company upon closing of the Agreement.

(4)	This amount reflects the pro forma adjustment for the net income attributable to minority interest related to the 15,111,111 OP Units issued in connection with the Internalization.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2005

(In thousands)

(Unaudited)

	Company (1)	Property Operations Pro Forma (2)	Pro Forma Total Before Merger	Advisor (1)	Pro Forma Adjustments		Pro Forma Total
	(audited)			(audited)
REVENUE:
Rental revenue	$121,798	$123,348	$245,146	$—	$—		$245,146
Acquisition fees	—	—	—	11,069	(11,069	)(3)	—
Asset management fees	—	—	—	8,901	(8,901	)(3)	—
Private placement fees	—	—	—	3,626	(3,626	)(3)	—
Interest and other income	6,126	—	6,126	97	—		6,223

Total Revenue	127,924	123,348	251,272	23,693	(23,596)		251,369

EXPENSES:
Rental expense and real estate taxes	28,770	32,621	61,391	—	—		61,391
Depreciation and amortization	71,023	72,467	143,490	—	—		143,490
Interest expense	28,712	59,302	88,014	—	—		88,014
Payroll and payroll-related, related party	—	—	—	5,982	—		5,982
Payroll and payroll-related	—	—	—	574	—		574
General and administrative, related party	—	—	—	686	—		686
General and administrative	3,004	—	3,004	5,069	—		8,073
Asset management fees, related party	8,901	10,301	19,202	—	(19,202	)(3)	—

Total Expenses	140,410	174,691	315,101	12,311	(19,202)		308,210

Net Income (Loss) Before Minority Interest	(12,486)	(51,343)	(63,829)	11,382	(4,394)		(56,841)

Minority Interest	(526)	(365)	(891)	—	(5,174	)(4)	(6,065)

NET INCOME (LOSS)	$(11,960)	$(50,978)	$(62,938)	$11,382	$780		$(50,776)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	97,333	53,128	150,461	—	—		150,461

Diluted	97,774	52,687	150,461	—	—		150,461

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.12)	—	$(0.42)	—	—		$(0.34)

Diluted	$(0.12)	—	$(0.42)	—	—		$(0.34)

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Pro Forma Condensed

Consolidated Statement of Operations for the

Year Ended December 31, 2005

(1)	Reflects the historical condensed consolidated statement of operations of the Company and the Advisor for the year ended December 31, 2005. Please refer to Dividend Capital Trust Inc.’s historical condensed consolidated financials statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and please see the audited financial statements of the Advisor beginning on page F-85.

(2)	Reflects the incremental results of operations, including the effects of depreciation and amortization and incremental asset management fees, of the acquisition of properties acquired subsequent to December 31, 2004 through June 9, 2006 (date of the most recent significant acquisition) and the incremental effects of the financing associated with such acquisitions including issuance of common stock, the Operating Partnership’s private placement, debt assumptions and debt issuances.

(3)	Reflects the elimination of property acquisition service fees, asset management fees and fees related to the Company’s private placement offerings as these fees will not be applicable to on-going operations of the Company upon closing of the Agreement.

(4)	This amount reflects the pro forma adjustment for the net income attributable to minority interest related to the 15,111,111 OP Units issued in connection with the Internatlization.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share information)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Land	$329,097	$327,428
Buildings and improvements	1,502,256	1,499,414
Intangible lease assets	153,517	155,276
Construction in progress	36,938	12,807

Total Investment in Properties	2,021,808	1,994,925
Less accumulated depreciation and amortization	(119,206)	(96,604)

Net Investment in Properties	1,902,602	1,898,321
Investments in and advances to unconsolidated joint ventures	10,450	6,090

Net Investment in Real Estate	1,913,052	1,904,411
Cash and cash equivalents	297,549	94,918
Restricted cash	6,432	5,027
Notes receivable	10,147	9,670
Deferred loan costs, net	6,158	6,498
Deferred loan costs - financing obligation, net	15,680	12,270
Deferred acquisition costs and deposits	5,221	2,855
Straight line rent and other receivables	16,758	18,347
Other assets, net	4,721	3,699

Total Assets	$2,275,718	$2,057,695

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$24,653	$26,139
Distributions payable	23,259	19,787
Tenant prepaids and security deposits	9,508	9,321
Other liabilities	3,694	6,769
Intangible lease liability, net	9,794	10,320
Lines of credit	18	16
Unsecured notes	50,000	—
Mortgage notes	640,040	642,242
Financing obligations	190,750	154,713

Total Liabilities	951,716	869,307
Minority Interest	66,798	55,577

Shareholders’ Equity:
Preferred shares, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, 100,000,000 shares authorized, none outstanding	—	—
Common shares $0.01 par value, 350,000,000 shares authorized, 149,154,163 and 133,206,784 shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	1,492	1,332
Additional paid-in capital	1,378,697	1,235,156
Distributions in excess of earnings	(121,883)	(100,888)
Accumulated other comprehensive loss	(1,102)	(2,789)

Total Shareholders’ Equity	1,257,204	1,132,811

Total Liabilities and Shareholders’ Equity	$2,275,718	$2,057,695

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited, in thousands, except per share information)

	For the Three Months Ended March 31,
	2006	2005
REVENUE:
Rental revenue	$46,680	$19,602
Institutional capital management fees	52	—

Total Revenue	46,732	19,602

EXPENSES:
Rental expenses	4,462	2,435
Real estate taxes	6,481	2,384
Depreciation and amortization expense	24,492	12,350
General and administrative expense	730	728
Asset management fees, related party	3,518	1,179

Total Expenses	39,683	19,076

Net Operating Income	7,049	526

Other Income and Expenses:
Equity in earnings (loss) of unconsolidated joint ventures, net	(53)	—
Gain from disposition of real estate interests	3,988	—
Interest expense, including amortization of $318 and $407, respectively	(11,681)	(3,718)
Interest income	2,462	610

Total Other Income and Expenses	(5,284)	(3,108)

Net Income Before Minority Interest	1,765	(2,582)

Minority Interest	(190)	—

NET INCOME (LOSS)	$1,955	$(2,582)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	145,402	74,421

Diluted	147,315	74,441

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.01	$(0.03)

Diluted	$0.01	$(0.03)

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Equity

and Other Comprehensive Loss

For the Three Months Ended March 31, 2006

(Unaudited, in thousands)

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Amount
Balance at December 31, 2005	133,207	$1,332	$1,235,156	$(100,888)	$(2,789)	$1,132,811

Comprehensive income:
Net income	—	—	—	1,955	—	1,955
Net unrealized gain from cash flow hedging derivatives	—	—	—	—	1,524	1,524
Amortization of cash flow hedging derivatives	—	—	—	—	163	163

Comprehensive income						3,642
Issuance of common shares, net of offering costs	16,195	162	145,897	—	—	146,059
Redemption of common shares	(248)	(2)	(2,372)	—	—	(2,374)
Amortization of stock options	—	—	16	—	—	16
Dividends on common shares	—	—	—	(22,950)	—	(22,950)

Balance at March 31, 2006	149,154	$1,492	$1,378,697	$(121,883)	$(1,102)	$1,257,204

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months Ended March 31,
	2006	2005
OPERATING ACTIVITIES:
Net income (loss)	$1,955	$(2,582)
Minority interest share of net loss	(190)	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in loss of unconsolidated joint ventures	53	—
Gain from disposition of real estate interests	(3,988)	—
Real estate depreciation and amortization	24,492	12,350
Other depreciation and amortization	1,270	829
Increase in other assets	(2,716)	(560)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(1,286)	716

Net cash provided by operating activities	19,590	10,753

INVESTING ACTIVITIES:
Real estate investments	(133,789)	(76,520)
Proceeds from disposition of real estate investments	102,740	—
(Increase) decrease in deferred acquisition costs	(2,366)	1,344
Increase in notes receivable	(650)	(3,940)
Master lease payments	87	1,102

Net cash used in investing activities	(33,978)	(78,014)

FINANCING ACTIVITIES:
Net proceeds on line of credit	2	4
Proceeds from unsecured notes	50,000	—
Proceeds from mortgage notes	—	57,000
Principal payments on mortgage notes	(2,202)	(414)
Proceeds from financing obligations	50,046	17,958
Principal payments on financing obligations	(644)	(361)
Increase in deferred loan costs	(84)	(545)
Increase in deferred loan costs—financing obligation	(4,844)	(1,608)
Proceeds from sale of common shares	154,749	138,595
Offering costs for issuance of common shares, related party	(14,685)	(13,579)
Redemption of common shares	(6,249)	(1,188)
Decrease in restricted cash	98	560
Settlement of cash flow hedging derivative	—	(1,822)
Distributions to common shareholders	(8,575)	(4,564)
Distributions to minority interest	(593)	—

Net cash provided by financing activities	217,019	190,036

NET INCREASE IN CASH AND CASH EQUIVALENTS	$202,631	$122,775

CASH AND CASH EQUIVALENTS, beginning of period	$94,918	$23,520

CASH AND CASH EQUIVALENTS, end of period	$297,549	$146,295

Supplemental Disclosures of Cash Flow Information
Cash paid for interest expense	$11,869	$3,808
Assumption of secured debt in connection with real estate acquired	$—	$22,465
Amount issued pursuant to the distribution reinvestment plan	$11,055	$5,174

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

Note 1—Organization and Summary of Significant Accounting Policies

Organization

Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a real estate investment trust (“REIT”) for federal tax purposes. We are structured as an umbrella partnership REIT (“UPREIT”) under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, Dividend Capital Operating Partnership LP (our partnership), a Delaware limited partnership, for which Dividend Capital Trust is the sole general partner. As used herein, “Dividend Capital Trust”, “we” and “us” refer to Dividend Capital Trust Inc. and its consolidated subsidiaries and partnerships except where the context otherwise requires.

Our day-to-day activities are managed by Dividend Capital Advisors LLC (our advisor), an affiliate, under the terms and conditions of an advisory agreement. Our advisor is currently majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, Dividend Capital Securities LLC (the “Dealer Manager”) serves as the dealer manager of our public and private offerings. The Dealer Manager is also indirectly owned by three of our directors and certain officers and/or their affiliates and other third parties. Our advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private offerings and for the investment and management of our real estate assets.

Currently, there are no employees of Dividend Capital Trust and its subsidiaries. All management and administrative personnel responsible for conducting our business are currently employed by our advisor and the Dealer Manager. Currently, our advisor and its affiliates have over 90 full-time employees engaged in business activities on our behalf.

Summary of Significant Accounting Policies

Interim Financial Information

The accompanying unaudited consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments, consisting only of normal recurring items necessary for their fair presentation in conformity with GAAP. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with our audited consolidated financial statements as of December 31, 2005, and related notes thereto as filed on Form 10-K on March 16, 2006.

Reclassifications

Certain items in the consolidated financial statements for periods in 2005 have been reclassified to conform to the current period classifications.

Investment in Real Estate

We capitalize direct costs associated with the acquisition, development or improvement of real estate, including acquisition fees paid to our advisor. Costs associated with acquisition or development pursuits are

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real estate assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real estate which do not extend the life of our assets are expensed as incurred.

Upon acquisition, the total cost of a property is allocated to land, building, land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”). The allocation of the total cost to land, building, land improvements and tenant improvements is based on our estimate of their fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports, market data and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition is recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. These assets or liabilities will be amortized over the life of the remaining in-place leases as an adjustment to revenue.

Real estate, including land, building, building and land improvements, tenant improvements and leasing costs, and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization is computed on a straight-line basis over the estimated useful lives as follows:

Description	Standard Depreciable Life
Land	Not depreciated
Building	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible lease assets and liabilities	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

The table above reflects the standard depreciable lives typically used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets or liabilities. The cost of assets sold or retired and the related accumulated depreciation and/or amortization is removed from the accounts and the resulting gain or loss is reflected in operations in the period in which such sale or retirement occurs.

Equity Method

We present investments in certain unconsolidated joint ventures under the equity method. The equity method is used when we have the ability to exercise significant influence over operating and financial policies of a joint venture but do not control the joint venture. Under the equity method, these investments (including advances to the joint venture) are initially recorded in our consolidated balance sheets at our cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the joint ventures, distributions received, contributions made and certain other adjustments as appropriate. Such investments are included in investments in and advances to unconsolidated joint ventures on the accompanying balance sheets to the consolidated financial statements (see Note 8—Investments in and Advances to Unconsolidated Joint Ventures).

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Comprehensive Income (Loss)

We report comprehensive income (loss) in the accompanying consolidated statements of shareholders’ equity and other comprehensive loss. Amounts reported in accumulated other comprehensive loss related to hedging transactions will be amortized to interest expense over the life of our hedged debt issuances. Any ineffectiveness, as defined by SFAS No. 133 (defined below), related to our hedging transactions are reported in the accompanying consolidated statements of operations.

Derivative Instruments and Hedging Activities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value. Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative. Derivatives used to hedge our exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk are considered “fair value” hedges. Derivatives used to hedge our exposure to variability in expected future interest payments, or other types of forecasted transactions, are considered “cash flow” hedges.

As of March 31, 2006, all of the hedges entered into by us had been designated as cash flow hedges. For derivatives designated as “cash flow” hedges, the changes in the fair value of the derivative that represent changes in expected future cash flows that are effectively hedged by the derivative are initially reported in other comprehensive income (loss) on our consolidated statements of shareholders’ equity and other comprehensive loss (i.e., not included in earnings) until the derivative is settled. Upon settlement, the effective portion of the hedge is recognized in other comprehensive loss and amortized over the term of the designated cash flow or transaction the derivative was intended to hedge. Any change in value of the derivative that is deemed to be ineffective is charged directly to earnings when the determination of ineffectiveness is made. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. We do not use derivatives for trading or speculative purposes.

Our objective in using derivatives is to add stability to future interest expense and to manage our exposure to interest rate movements associated with our forecasted debt issuances. To accomplish this objective, we primarily use treasury locks and forward-starting swaps as part of our cash flow hedging strategy. These derivatives are designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During 2006 and 2005, such derivatives were used to hedge the variability in future interest expense associated with forecasted issuances of debt, which includes the issuance of new debt as well as refinancing of existing debt upon maturity.

Revenue Recognition

We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the three months ended March 31, 2006 and 2005, the total increase to rental revenues due to straight-line rent adjustments was approximately $2.3 million and $801,000, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

In connection with property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases. For the three months ended March 31, 2006 and 2005, the total net decrease to rental revenues due to the amortization of above and below market rents was approximately $431,000 and $443,000, respectively.

In connection with certain property acquisitions, we have entered into master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. For financial reporting purposes, rental payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenue. For the three months ended March 31, 2006 and 2005, the total master lease payments received were approximately $87,000 and $1.1 million, respectively.

Stock-Based Compensation

We have a stock-based Employee Option Plan and an Independent Director Option Plan. We previously accounted for these plans pursuant to SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) and its related interpretations (see Note 10—Option Plans and Warrant Purchase Agreements). Options granted under our Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expense on the accompanying consolidated statements of operations.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R) which is a revision of SFAS No. 123. SFAS No. 123(R) establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for publicly listed companies for the annual period beginning after December 15, 2005. The adoption of SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We adopted SFAS No. 123(R) during the first quarter of 2006 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period ending after December 15, 2005 for all existing agreements. We adopted the requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 2—Real Estate

Our consolidated real estate assets primarily consist of operating properties, properties under development and land held for future development. Our real estate assets, presented at historical cost, include the following (amounts in thousands):

	March 31, 2006	December 31, 2005
Operating properties	$1,976,833	$1,978,475
Properties under development	36,960	8,401
Land held for development	8,015	8,049

Total investment in properties	2,021,808	1,994,925
Less accumulated depreciation and amortization	(119,206)	(96,604)

Net investment in properties	$1,902,602	$1,898,321

Acquisition Activity

During the three months ended March 31, 2006, we acquired 13 properties located in eight markets, aggregating approximately 3.4 million square feet for a total cost of approximately $128.1 million, including acquisition fees paid to our advisor. These properties were acquired using net proceeds from our public and private offerings and debt issuances.

Notable Acquisition

Parkwest II Portfolio—Cincinnati, Ohio

On January 6, 2006, we purchased a portfolio of three properties (“Parkwest II”) comprising 891,660 square feet located in Cincinnati, Ohio. As of March 31, 2006, Parkwest II had 857,060 square feet leased to five customers. The remaining vacant space of approximately 34,600 square feet is subject to a master lease agreement whereby the seller is obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. Such master lease payments are reflected as a reduction of the basis in the underlying property rather than rental revenue in accordance with GAAP. We purchased Parkwest II for a total investment of approximately $42.2 million, including acquisition fees paid to our advisor.

Disposition Activity

Contribution of Properties to an Institutional Fund

On February 21, 2006, we entered into a joint venture with affiliates of Boubyan Bank of Kuwait (our “Partner”) to create an institutional fund, DCT Fund I LLC (the “Fund”), that owns and operates industrial properties located in the United States. We contributed six industrial properties to the Fund, aggregating approximately 2.6 million square feet after completion of a 330,000 square foot expansion project. The approximate contribution value of the six buildings upon completion of the expansion is $122.8 million. Contemporaneously with our contribution, the Fund issued approximately $84.4 million of secured non-recourse debt and our Partner contributed $19.7 million of equity to the Fund. Upon receipt of these proceeds, the Fund made a special distribution to us of approximately $102.7 million. Upon completion of the expansion, the Fund will make another special distribution to us and at such time we will recognize the sale of such expansion. The expansion project is estimated to be completed in June 2006. After these transactions, our ownership will be approximately 20% and our Partner’s ownership will be approximately 80%.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

The contribution of the six properties into the Fund (exclusive of the expansion project) resulted in a gain of approximately $5.0 million of which approximately $4.0 million was recognized in our earnings for the three months ended March 31, 2006. This $4.0 million corresponds to our Partner’s ownership interest in the Fund (i.e., 80% of the total gain). The remaining gain of $1.0 million has been deferred and will be amortized to earnings over the weighted average lives of the Fund’s properties.

Pursuant to our joint venture agreement, we act as asset manager for the Fund and earn certain fees including asset management fees and leasing commissions, as well as other fees related to the properties we manage. Such fees totaled approximately $52,000 for the three months ended March 31, 2006. In addition to these fees, after the partners are repaid their respective capital contributions plus a preferred return, we have the right to receive a promoted interest in the Fund based on performance. Although the Fund’s day-to-day business affairs are managed by us, all major decisions are determined by both us and our Partner.

Development and Expansion Projects

SouthCreek IV Distribution Facility

On May 19, 2005, we entered into a joint venture agreement with SV Atlanta SouthCreek IV, L.P. (“SouthCreek”), an unrelated third-party, to acquire 37 acres of land and to develop a 556,800 square foot distribution facility located in Atlanta, Georgia. Pursuant to the joint venture agreement, SouthCreek and we will provide approximately 3% and 97%, respectively, of the required equity capital, which is estimated to be approximately $5.6 million, to fund the development project. Both parties will receive a preferred return on their respective capital contributions. We have the right to purchase SouthCreek’s interest in the venture at anytime after the later to occur of (i) stabilization of the project, and (ii) the date 18 months after completion of the project. We currently estimate that the facility will be completed in June 2006 for a total estimated cost of approximately $16.5 million. Our investment in this joint venture is included in investment in and advances to unconsolidated joint ventures in the accompanying consolidated balance sheets.

Veterans Parkway

On October 20, 2005, we purchased a shell-complete building comprising approximately 189,000 square feet and a pad-ready land parcel located in Chicago, Illinois from Seefried Properties (“Seefried”), a third-party developer. In connection with the acquisition, we entered into a joint venture agreement with Seefried to stabilize the shell-complete building and to complete the development of a second building on the pad-ready land parcel. Upon the shell-complete building reaching stabilization, either member of the joint venture has the right to initiate a put/call procedure pursuant to which we would acquire the remaining interest held by Seefried in the joint venture based on previously negotiated terms, mostly dependent upon leasing.

Buford Distribution Center

In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. On March 31, 2006, we acquired this development project from the third-party developer and retired the debt with Wachovia for approximately $20 million.

Memphis Trade Center III Expansion

In 2005, we entered into an agreement with Johnson and Johnson Health Care Systems, Inc. (“J&J”), a current customer which leases 440,000 square feet in our Memphis Trade Center III, to expand J&J’s space in the

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

existing building to an aggregate of 770,000 square feet. Subsequent to us entering into this agreement, we entered into an agreement to create the Fund and contribute this property into the Fund (see—Disposition Activity—Contribution of Properties to an Institutional Fund). We expect to complete this expansion in June 2006.

Forward Purchase Commitment

On March 28, 2005, a wholly-owned subsidiary of our partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our partnership entered into a forward purchase commitment agreement whereby we are obligated to acquire the distribution facility from Deltapoint upon completion. The purchase price of Delta point would be based on pre-negotiated terms, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 3—Debt

As of March 31, 2006, and December 31, 2005, our debt consisted of the following (dollar amounts in thousands):

	Assumption/ Issuance Date	Stated Interest Rate	Adjusted Interest Rate (5)	Maturity Date	Outstanding Balance as of
					March 31, 2006	December 31, 2005
Unsecured Debt:
ING Investment Management (1)	January 2006	5.68%	6.03%	January 2014	$50,000	$—
Secured Mortgage Debt:
New York Life	December 2003	5.00%	5.00%	March 2011	39,112	39,328
ING Investment Management (1)	December 2004	5.31%	5.34%	January 2015	54,728	54,994
ING Investment Management (1)	January 2005	4.40%	5.42%	January 2010	56,682	56,997
ING Investment Management	September 2005	4.97%	4.97%	October 2013	3,926	3,926
Assumed Secured Mortgage Debt (2):
Principal	June 2004	7.08%	4.81%	July 2008	16,590	16,711
Principal	June 2004	7.21%	4.81%	July 2008	11,318	11,371
Prudential	June 2004	6.40%	6.09%	November 2012	12,653	12,688
Principal	November 2004	6.22%	4.18%	September 2012	3,739	3,760
Legacy	February 2005	7.40%	5.21%	December 2017	1,407	1,426
Prudential	March 2005	5.69%	5.22%	December 2013	7,980	8,050
State Farm	March 2005	6.72%	5.62%	November 2022	12,314	12,413
Column Financial, Inc.	April 2005	6.30%	5.18%	September 2012	27,045	27,146
John Hancock	April 2005	6.91%	5.25%	September 2013	6,124	6,200
TIAA	May 2005	8.50%	4.71%	October 2008	8,048	8,072
Fortis Benefits Insurance Co.	May 2005	7.25%	4.70%	July 2008	2,478	2,496
ING Investment Management	June 2005	4.89%	4.73%	February 2008	19,998	19,998
Mass Mutual	June 2005	6.79%	4.91%	July 2011	4,672	4,689
Key Bank	July 2005	6.44%	4.72%	October 2012	7,146	7,176
Key Bank	July 2005	6.84%	4.72%	September 2012	8,287	8,314
Transamerica	July 2005	6.97%	4.75%	June 2013	11,243	11,388
Bear, Stearns Funding, Inc.	December 2005	7.22%	5.16%	March 2008	6,425	6,470
Nationwide	July 2005	5.06%	5.06%	January 2011	57,494	57,494
Nationwide	July 2005	4.72%	4.72%	April 2011	50,150	50,150
Jackson	July 2005	5.16%	5.16%	July 2012	62,740	62,740
Jackson	July 2005	4.91%	4.91%	April 2012	62,600	62,600
New York Life	July 2005	4.79%	4.79%	October 2011	50,549	50,549
New York Life	July 2005	4.90%	4.90%	October 2011	25,237	25,237

Weighted Avg./Totals (3)		5.38%			$680,685	$632,383
Premiums, Net of Amortization (2)					9,355	9,859

Carrying Value of Debt			5.12%		$690,040	$642,242

Senior Unsecured Revolving Credit Facility
JP Morgan	December 2005	(4)	n/a	December 2008	$—	$—

Senior Secured Revolving Credit Facility
JP Morgan	October 2003	(4)	7.75%	December 2008	$18	$16

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

(1)	We assigned certain derivative instruments to these notes and pursuant to SFAS No. 133 (see Note 1—Organization and Summary of Significant Accounting Policies), the fair value of these derivative instruments will be amortized to interest expense over the life of the assigned notes.
(2)	These mortgages were assumed in conjunction with the acquisition of properties and, pursuant to SFAS No. 141 (see Note 1—Organization and Summary of Significant Accounting Policies), the difference between the fair value and the face value of these notes at the date of acquisition is reflected as a premium or discount which will be amortized to interest expense over the remaining life of the underlying note.
(3)	Weighted-average interest rates are based upon outstanding balances as of March 31, 2006.
(4)	Our senior unsecured revolving credit facility bears interest at either LIBOR plus 0.875% to 1.375% or at our election prime. Our senior secured revolving credit facility bears interest at either prime (7.750% at March 31, 2006) or, at our election, LIBOR plus 1. 250% to 1.750%.
(5)	Reflects the impact to interest rates of GAAP adjustments for purchase price allocation and hedging transactions. These rates do not reflect the impact of other interest expense items such as fees and the amortization of loan costs.

As of March 31, 2006, the historical cost of all our properties was approximately $2.0 billion and the historical cost of all properties securing our fixed rate mortgage debt and senior secured credit facility was approximately $1.2 billion and $126.9 million, respectively. Our debt has various financial covenants and we were in compliance with all of these covenants at March 31, 2006.

Lines of Credit

In December 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these financial covenants. As of March 31, 2006 and December 31, 2005, there was no outstanding balance on this facility.

Contemporaneously with the amendment of our secured credit facility, we entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our partnership and third-party investors in our partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of March 31, 2006, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our partnership’s private placement reduce the total capacity available from the facility. In addition, the obligations of the borrowers under the facility are several but not joint. As of March 31, 2006 and December 31, 2005, approximately $30.6 million and $14.1 million, respectively, of loans had been advanced to such third parties and we had an outstanding balance of $18,000 and $16,000, respectively.

Debt Issuances

In January 2006, we issued $50 million of unsecured, non-recourse debt with a fixed interest rate of 5.68% which matures in January 2014. The underlying notes require interest only payments until maturity at which time

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

a lump sum payment is due. In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. Prior to January 1, 2006, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions

During the three months ended March 31, 2006, we did not assume any debt in connection our property acquisitions. During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million, excluding premiums, in conjunction with the acquisition of certain properties (see Note 2—Real Estate). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. Pursuant to SFAS No. 141, the difference between the fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes. For the three months ended March 31, 2006 and 2005, the amortization of these premiums resulted in a decrease of approximately $504,000 and $161,000, respectively, of interest expense.

Note 4—Hedging Activities

During the three months ended March 31, 2006, we entered into forward-starting interest rate swaps to hedge our interest rate risk associated with forecasted fixed-rate debt issuances that are expected to occur during the period from 2008 through 2012. These forward-starting interest rate swaps have been designated as cash flow hedges.

Unrealized gains of $1.5 million and $2.1 million were recorded during the three months ended March 31, 2006 and 2005, respectively, to shareholders’ equity and comprehensive loss as a result of the change in fair value of the outstanding hedges. As of March 31, 2006, and December 31, 2005, the accumulated other comprehensive loss balance pertaining to the hedges was $1.1 million and $2.8 million, respectively. Amounts reported in accumulated other comprehensive loss related to derivatives will be amortized to interest expense as interest payments are made on our current fixed-rate debt and anticipated debt issuances. During the next 12 months, we estimate that approximately $616,000 will be amortized from other comprehensive loss to interest expense resulting in an increase in our interest expense.

Note 5—Public Offerings

Since December 2002, we have conducted four successive public offerings of our common stock on a continuous basis and raised approximately $1.4 billion of net proceeds. On January 23, 2006, we closed the primary offering component of our fourth public offering, but we will continue to offer shares pursuant our distribution reinvestment plan.

These offerings have been conducted pursuant to four registration statements filed with the SEC throughout this time period and were managed by the Dealer Manager (see Note 9—Related Party Transactions). Pursuant to the first two registration statements, we sold our common stock at a price of $10.00 per share and, pursuant to the third and fourth registration statements, we sold our common stock at a price of $10.50 per share.

As of March 31, 2006, approximately 149.2 million shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our partnership on a one-for-one basis for limited partnership units. Our partnership has used these proceeds to fund the acquisition or development of our properties.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 6—Our Partnership’s Private Placement

Our partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act and, as of March 31, 2006, the historical cost of all properties included in our partnership’s private placement was $209.7 million. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors are 100% leased by our partnership, and such leases contain purchase options whereby our partnership has the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our partnership under Section 721 of the Internal Revenue Code.

Our partnership pays certain up-front fees and reimburses certain related expenses to our advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the “Facilitator”) for raising capital through the private placement. Our advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our advisor, of up to 1.5% of gross equity proceeds raised through the private placement.

During the three months ended March 31, 2006 and 2005, we raised approximately $50.0 million and $18.0 million, respectively, from the sale of undivided tenancy-in-common interests in four buildings, which is included in financing obligations in the accompanying consolidated balance sheets pursuant to SFAS No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby our partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited partnership units.

During the three months ended March 31, 2006 and 2005, we incurred approximately $2.8 million and $687,000, respectively, of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying consolidated financial statements. The various lease agreements in place as of March 31, 2006, contain expiration dates ranging from November 2013 to December 2025.

During the three months ended March 31, 2006 and 2005, our partnership incurred upfront costs of approximately $4.8 million and $1.6 million payable to our advisor and other affiliates for affecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the accompanying consolidated balance sheets and amortized to interest expense over the life of the financing obligation. If our partnership elects to exercise any purchase option as described above and issue limited partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98 in order to recognize the sale of such fractional interests.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

On March 22, 2006, pursuant to a master lease agreement, our partnership exercised its purchase option to buy certain tenancy-in-common interests it had previously sold in a property located in Plainfield, Indiana. In connection with the exercise of this option, our partnership issued approximately 1.3 million limited partnership units valued (using the most recent selling price of our common stock of $10.50 per share) at approximately $13.8 million to third-party investors holding such tenancy-in-common interests. Such unit holders will have substantially the same economic interest as our common shareholders (see Note 7—Minority Interest).

Note 7—Minority Interest

Minority interest consists of the following (dollar amounts are in thousands):

	March 31, 2006	December 31, 2005
Limited partnership Special Units	$1	$1
Limited partnership units:
Net investment	28,320	16,149
Distributions	(602)	(303)
Share of cumulative net loss	(23)	(49)

Sub-total	27,695	15,797
Cabot limited partnership units:
Net investment	40,314	40,314
Distributions	(798)	(338)
Share of cumulative net loss	(692)	(477)

Sub-total	38,824	39,499
Cabot non-voting common stock:
Net investment	63	63
Distributions	(1)	—
Share of cumulative net loss	(1)	—

Sub-total	61	63
Veterans Parkway membership interest:
Net investment	217	217

Sub-total	217	217

Total	$66,798	$55,577

Limited Partnership Special Units

During 2002, our partnership issued 10,000 Special Units to an affiliate of our advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of our partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of regular partnership interests in aggregate have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by our partnership upon the disposition of our partnership’s assets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Limited Partnership Units

At March 31, 2006, we owned approximately 98% of our partnership and the remaining interest in our partnership was owned by third-party investors and our advisor. After a period of one year, limited partnership units are redeemable at the option of the unit holder. We have the option of redeeming the limited partnership units with cash or with shares of our common stock. At inception (April 12, 2002), our partnership issued 20,000 limited partnership units to our advisor for gross proceeds of $200,000, which currently represents less than a 0.1% ownership interest in our partnership. In addition, as of March 31, 2006, we had issued approximately 3.1 million limited partnership units to third-party investors in connection with our partnership’s private placement (see Note 6—Our Partnership’s Private Placement).

Cabot Limited Partnership Units

On July 21, 2005, we completed a merger and acquired all of the outstanding common stock of Cabot Industrial Value Fund, Inc. (“Cabot”). Through our ownership of Cabot, we acquired an approximate 87% interest in Cabot Industrial Value Fund, LP (the “Cabot Partnership”), which, as of March 31, 2006, owned a portfolio of 104 properties with a combined historical cost of approximately $663.8 million located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding. Pursuant to the Cabot merger, the third-party investors that were limited partners in the Cabot Partnership prior to the Cabot merger remained limited partners after the merger. As of March 31, 2006, the limited partners owned approximately 12.5% of the Cabot Partnership. Contemporaneously with the merger, we entered into a Put/Call Agreement whereby we had the option to acquire the limited partners’ remaining interest in the Cabot Partnership. Under this agreement, the remaining limited partners had an initial option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006 and we had an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. On April 1, 2006, the limited partners exercised their put option and on April 21, 2006 we purchased the remaining interests from the limited partners for cash of approximately $40.4 million. Income and losses of the Cabot Partnership are allocated pro rata based on the partners’ ownership interests.

Cabot Non-Voting Common Stock

In August 2005, our advisor and its affiliates acquired 126 shares of Cabot’s non-voting common stock for a purchase price of $500 each or $63,000 in the aggregate. Our advisor purchased these shares on behalf of its employees and other affiliates and the proceeds from the sale of these non-voting common shares were used to invest in the Cabot Partnership. Collectively, as of March 31, 2006, these non-voting shares of common stock represent less than a 0.1% ownership of Cabot and the holders of these shares will participate in the distributions of Cabot, which are based on the performance of the Cabot portfolio of properties, in proportion to their respective ownership percentages.

Veterans Parkway Membership Interest

On October 20, 2005, we purchased a shell-complete building comprising approximately 189,000 square feet and a pad-ready land parcel located in Chicago, Illinois from Seefried and entered into a related joint venture with Seefried (see Note 2—Real Estate—Development and Expansion Projects). We contributed approximately 95% of the equity capital to the joint venture and Seefried contributed the remaining equity capital of approximately 5%. Both parties will receive a preferred return on their respective capital contributions and, after the parties are repaid their capital contributions plus their preferred returns from the joint venture, Seefried will be entitled to a promoted interest on any excess earnings.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 8—Investments in and Advances to Unconsolidated Joint Ventures

We enter into joint ventures primarily for purposes of developing industrial real estate and to establish funds with institutional investors. As of March 31, 2006, such joint ventures were not defined as variable interest entities pursuant to FASB Interpretation No. 46(R): “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51”. The following describes our unconsolidated joint ventures as of March 31, 2006 and December 31, 2005 (dollar amounts are in thousands).

Unconsolidated Joint Ventures	Ownership Percentage	Buildings	Square Feet	Net Equity Investment
				March 31, 2006	December 31, 2005
Institutional Fund:
DCT Fund I LLC (1)	20%	6	2,317,192	$4,180	$—
Developments:
SouthCreek IV (2)	98%	1	556,800	5,944	5,937
Panattoni Investments (3)	2.5%	3	2,086,698	326	153

Total		10	4,960,690	$10,450	$6,090

(1)	For a description of this Institutional Fund, see Note 2—Real Estate—Disposition Activity.
(2)	For a description of this Development Project, see Note 2—Real Estate—Development and Expansion Projects.
(3)	On March 26, 2004, we entered into a strategic relationship with Panattoni Investments LLC, pursuant to which we committed to fund up to $15 million into various development projects through loans evidenced by notes receivable that initially bear interest at 9.5%. We have obtained with respect to each development project an option that gives us the right to purchase an equity interest in the entity owning the underlying property. This equity interest may be up to 5% of the total amount of the related principal note balance outstanding at the time of contribution, which, if exercised, increases the interest earned on the reduced principal balance of the note to 10% thus maintaining our yield. We have exercised certain options with respect to certain of the development projects.

Note 9—Related Party Transactions

Our Advisor

Our day-to-day activities are managed by our advisor, an affiliate, under the terms and conditions of an advisory agreement. Our advisor is considered a related party as certain indirect owners and employees of our advisor serve as our executives. The responsibilities of our advisor include the selection of our investment properties, the negotiations for these investments and the property management and leasing of these properties.

We have entered into an advisory agreement with our advisor pursuant to which we pay certain acquisition and asset management fees to our advisor. The amount of such acquisition fees is equal to 1% of the aggregate purchase price of all properties we acquire. During the three months ended March 31, 2006 and 2005, our advisor earned approximately $1.2 million and $1.0 million, respectively, for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170 million. During the three months ended March 31, 2006 and 2005, we incurred asset management fees of $3.5 million and $1.2 million, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Pursuant to the advisory agreement, our advisor is obligated to advance all of our offering costs subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of common stock. Such offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

During the three months ended March 31, 2006 and 2005, our advisor incurred approximately $893,000 and $2.1 million, respectively, of offering costs. During the three months ended March 31, 2006 and 2005, we reimbursed our advisor approximately $1.3 million and $2.8 million, respectively, for such costs. These costs are reflected in equity as offering costs when such reimbursement obligations are incurred. We closed the primary offering component of our fourth public offering on January 23, 2006, and, as of March 31, 2006, we had reimbursed our advisor for all of the then existing un-reimbursed offering costs. However, our advisor expects to realize additional costs relating to our offerings in the future and to the extent our advisor incurs such costs, we will be required to reimburse our advisor up to 2% of the gross proceeds raised in our public offerings of our common stock.

Our advisor is obligated to pay all of the offering and marketing related costs associated with our partnership’s private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our partnership’s private placement. During the three months ended March 31, 2006 and 2005, our partnership incurred approximately $1.0 million and $321,000, respectively, payable to our advisor for such expense allowance.

In accordance with the advisory agreement we are obligated, subject to certain limitations, to reimburse our advisor for certain other expenses incurred on our behalf for providing services contemplated in the advisory agreement, provided that our advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the three months ended March 31, 2006 and 2005, we have reimbursed approximately $161,000 and $93,000, respectively, for such costs.

As of March 31, 2006, our advisor owed us approximately $751,000 (as a result of us over-reimbursing our advisor for offering costs of approximately $2.3 million offset by approximately $1.5 million that we owed the advisor for various fees and reimbursements), which is included in other assets on the accompanying consolidated balance sheets. The over-reimbursement was repaid to us in April 2006, net of a reserve for anticipated offering costs. As of December 31, 2005, we owed our advisor approximately $624,000 for various fees and reimbursements as described above, which is included in other liabilities on the accompanying consolidated balance sheets.

The Dealer Manager

Our public and private offerings are managed by the Dealer Manager under the terms of certain dealer manager agreements. Our Dealer Manager is considered a related party as certain indirect owners and employees of the Dealer Manager serve as our executives.

We have entered into a Dealer Manager Agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6% sales commission

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

of gross offering proceeds raised pursuant to our public offerings of common stock. As of March 31, 2006, all sales commissions had been re-allowed to participating broker-dealers. For the three months ended March 31, 2006 and 2005, we incurred approximately $10.9 million and $10.8 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying consolidated balance sheets.

We have also entered into a dealer manager agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our partnership’s private placement. We also pay the Dealer Manager a sales commission of up to 5.0% of the gross equity proceeds raised through our partnership’s private placement. As of March 31, 2006, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for affecting sales. For the three months ended March 31, 2006 and 2005, we incurred up front fees of approximately $3.1 million and $1.0 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are included in deferred loan costs on the accompanying consolidated balance sheets.

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one share of common stock for $12. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second public offerings. We valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. No warrants were offered in our third or fourth public offering. During the three months ended March 31, 2006 and 2005, the Dealer Manager did not earn any soliciting dealer warrants as all shares sold during these periods were in connection with our third and fourth public offerings.

As of March 31, 2006 and December 31, 2005, we owed the Dealer Manager approximately $73,000 and $1.4 million, respectively, in relation to the fees described above which is included in other liabilities on the accompanying consolidated balance sheets.

The Facilitator

The Facilitator is responsible for the facilitation of transactions associated with our partnership’s private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with our partnership’s private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our partnership’s private placement for transaction facilitation. For the three months ended March 31, 2006 and 2005, we incurred approximately $727,000 and $241,000, respectively, payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the other fees associated with our partnership’s private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation (see Note 6—Our Partnership’s Private Placement).

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 10—Stock Option Plans and Warrant Purchase Agreements

Stock Option Plans

Independent Director Option Plan

We have adopted an independent director stock option plan which we use in an effort to attract and retain qualified independent directors (the “Independent Director Option Plan”). We granted non-qualified stock options to purchase 10,000 shares to each independent director pursuant to the Independent Director Option Plan effective upon the later of (i) the sale of 200,000 shares in our first public offering, and (ii) the independent director becoming a member of our board of directors. Such options vest 20% upon grant date and 20% each year for the following four years. In addition, we have issued options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder’s meeting and these options vest 100% upon the second anniversary from the grant date. A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. The term of these options shall not exceed the earlier of ten years from the date of grant, the date of removal for cause, or three months from the director’s resignation. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. As of March 31, 2006 and 2005, we had 80,000 and 60,000 options outstanding, respectively, under the Independent Director Stock Option Plan, of which 28,000 and 24,000 were vested, respectively. As of March 31, 2006, no such options had been exercised.

During the three months ended March 31, 2006, options issued under the independent director option plan were valued using the Black-Scholes option-pricing model (“Black Scholes”) with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 4.01%, volatility factor of 19.22% and an expected life of 6 years. The value of options granted under the Independent Director Option Plan on the date of grant during the three months ended March 31, 2006 was approximately $5,650. There were no independent director options granted during the three months ended March 31, 2005.

On July 19, 2005, we received and accepted the resignation of an independent director of our board of directors. In connection with such resignation, the director forfeited all 20,000 options that he had previously been awarded, effective three months from his resignation, of which 6,000 had fully vested. In addition, on July 19, 2005 at a special meeting of the board of directors, Bruce L. Warwick was duly nominated, voted and approved as an independent director of our board of directors. Upon his approval as an independent director, Mr. Warwick was granted 10,000 options with an approximate value of $5,623. These options were valued using the Black-Scholes option-pricing model.

On January 6, 2006, we received and accepted the resignation of an independent director of our board of directors. In connection with such resignation, the director forfeited all 20,000 options that he had previously been awarded, effective three months from his resignation, of which 8,000 had fully vested. In addition, on January 6, 2006, at a special meeting of our board of directors, Phillip R. Altinger was duly nominated, voted and approved as an independent director of our board of directors. Upon his approval as an independent director, Mr. Altinger was granted 10,000 options with an approximate value of $5,650. These options were valued using the Black-Scholes option-pricing model.

Employee Option Plan

We have adopted an employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable us, our advisor and its affiliates to obtain or retain the services of employees (not to include any person who is an affiliate of ours as defined in the plan) considered essential to our long-term success and the

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

success of our advisor and its affiliates by offering such employees an opportunity to participate in our growth through ownership of the our shares. The Employee Option Plan will be administered by our compensation committee, which is authorized to grant “non-qualified” stock options (the “Employee Options”) to selected employees of our advisor and its affiliates. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The term of such employee options has been set by our compensation committee and shall not exceed the earlier of ten years from the date of grant or five years from the date of a listing of our common stock. Our compensation committee has set the period during which the right to exercise an Employee Option fully vests to three years from the date of grant. During the three months ended March 31, 2006, we granted 251,000 options pursuant to this plan. As of March 31, 2006 and 2005, there were 358,500 and 107,500 options outstanding under the Employee Option Plan, respectively, with a weighted average exercise price of $11.00. As of March 31, 2006, no such options had been exercised and 2,500 had been forfeited.

During the three months ended March 31, 2006, options issued under the Employee Option Plan were valued using Black-Scholes with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 4.01%, volatility factor of 19.19% and an expected life of 6 years. The value of the options granted under the Employee Option Plan on the date of grant during the three months ended March 31 2006 was approximately $159,219. There were no employee options granted during the three months ended March 31, 2005.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the three months ended March 31, 2006 and 2005, we incurred $16,254 and $6,715, respectively, of such expense which is included in general and administrative expense on the accompanying consolidated statements of operations. As of March 31, 2006, approximately $209,000 of such expense remained unrecognized which reflects the unamortized portion of the value of such options issued pursuant to the Independent Director Option Plan and the Employee Option Plan. We expect to recognize such expense over a weighted average period of 2.6 years.

The following table describes the total option grants, exercises, expirations and forfeitures that occurred during the three months ended March 31, 2006, as well as the total options outstanding as of December 31, 2005 and March 31, 2006 and the total options exercisable as of March 31, 2006.

	Independent Director Options	Employee Options	Weighted Average Option Price Per Share	Weighted Average Remaining Contractual Life (Years)
Issued and Outstanding at 12/31/05	70,000	105,000	$11.40
Grants	10,000	251,000	11.04
Exercises	—	—	—
Expirations	—	—	—
Forfeitures	—	—	—

Issued and Outstanding at 3/31/06	80,000	356,000	$11.18	9.3
Exercisable at 3/31/06	28,000	35,000	$11.44	8.0

Collectively, the options outstanding pursuant to our Independent Director Option Plan and our Employee Option Plan had a weighted average per option value as of March 31, 2006 and as of December 31, 2005 of $0.65 and $0.56, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Warrant Purchase Agreements

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold (see Note 9—Related Party Transactions). These warrants, as well as the shares issuable upon their exercise, were registered in connection with our first and second public offerings. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with both of the aforementioned offerings. We valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one share of common stock from us at a price of $12 per share beginning on the first anniversary of the effective date of the offering in which such warrants are issued and ending five years after the effective date of such offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the relevant public offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement.

Note 11—Net Income (Loss) per Common Share

We determine basic net income (loss) per common share by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. We determine diluted net income (loss) per common share by taking into account the effects of potentially issuable common stock, but only if the issuance of stock would be dilutive, including the presumed exchange of limited partnership units for common shares. The following table sets forth the computation of our basic and diluted net income (loss) per common share (amounts in thousands except per share information):

	Three Months Ended March 31,
	2006	2005
Numerator
Net income (loss)	$1,955	$(2,582)
Unit holders interest share in net income(1)	26	—

Adjusted net income (loss)	1,981	$(2,582)

Denominator
Weighted average common shares outstanding-Basic	145,402	74,421
Incremental weighted average effect of conversion of limited partnership units	1,913	20

Weighted average common shares outstanding-Diluted	147,315	74,441

Net Income (Loss) per Common Share
Net income (loss) attributable to common shares-Basic	$0.01	$(0.03)

Net income (loss) attributable to common shares-Diluted	$0.01	$(0.03)

(1)	For the three month ended March 31, 2006, dilutive securities only included limited partnership units in our partnership, which are redeemable, at our option, for shares of our common stock or cash (see Note 7—Minority Interest).

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

Note 12—Segment Information

We consider each operating property to be an individual operating segment that has similar economic characteristics with all our other operating properties and we combine our operating segments into reportable segments based upon their geographic location or market. For purposes of this disclosure, we report the revenue of our largest reportable market segments on an individual basis until the aggregate revenue of such individually reported market segments equals at least 75% of our total revenues and then aggregate all remaining reportable market segments into one category, “Other Markets.” These other markets include Boston, Charlotte, Columbus, Denver, Harrisburg/Lehigh Valley, Indianapolis, Louisville, Miami, New Jersey, Orlando, San Antonio and San Francisco. The following table sets forth the rental revenues and property net operating income of our market segments for the three months ended March 31, 2006 and 2005 (amounts are in thousands).

	Rental Revenue		NOI(1)
Segment	2006	2005	2006	2005
Atlanta	$5,212	$3,116	$4,041	$2,434
Baltimore	2,104	—	1,782	—
Chicago	3,601	682	2,615	674
Cincinnati	3,924	1,865	3,063	1,551
Dallas	6,173	2,401	4,242	1,570
Houston	3,598	2,295	2,345	1,569
Los Angeles	1,630	831	1,404	652
Memphis	4,491	1,614	3,466	1,374
Nashville	2,195	1,410	1,961	1,250
Phoenix	2,380	2,068	1,722	1,274
Seattle	1,842	—	1,505	—
Other Markets	9,530	3,320	7,591	2,435

Total	$46,680	$19,602	$35,737	$14,783

(1)	Net operating income (NOI) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expense and interest expense.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

(Unaudited)

We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (dollar amounts are in thousands):

	For the Three Months Ended March 31,
	2006	2005
Property NOI	$35,737	$14,783
Institutional capital management fees	52	—
Equity in earnings (loss) of unconsolidated joint ventures	(53)	—
Gain from disposition of real estate interests	3,988	—
Interest income	2,462	610
Depreciation and amortization expense	(24,492)	(12,350)
Interest expense	(11,681)	(3,718)
General and administrative expense	(730)	(728)
Asset management fees, related-party	(3,518)	(1,179)
Minority interest	190	—

Net income (loss)	1,955	(2,582)

The following table reflects our total assets by market segment (amounts are in thousands).

	March 31, 2006	December 31, 2005
Market segments:
Atlanta	$261,226	$252,701
Baltimore	99,270	101,000
Chicago	156,799	177,765
Cincinnati	165,825	117,381
Dallas	226,774	240,861
Houston	125,744	122,068
Los Angeles	82,647	82,547
Memphis	160,308	178,371
Nashville	95,404	76,256
Phoenix	84,345	84,820
Seattle	86,390	87,112
Other markets	396,266	401,831

Total segment assets	1,940,998	1,922,713
Non-segment assets:
Cash and cash equivalents	284,774	84,771
Other non-segment assets(1)	49,946	50,211

Total assets	$2,275,718	$2,057,695

(1)	Other non-segment assets primarily consists of corporate assets including investments in and advances to unconsolidated joint ventures, notes receivable, certain loan costs, including loan costs associated with our financing obligations and deferred acquisition costs.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Dividend Capital Trust Inc.:

We have audited the accompanying consolidated balance sheets of Dividend Capital Trust Inc. and subsidiaries (the “Company”) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity (deficit) and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Denver, Colorado

March 7, 2006

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share information)

	As of December 31,
	2005	2004
ASSETS
Land	$327,428	$120,055
Buildings and improvements	1,499,414	572,089
Intangible lease assets	155,276	61,725
Construction in progress	12,807	195

Total Investment in Properties	1,994,925	754,064
Less accumulated depreciation and amortization	(96,604)	(21,862)

Net Investment in Properties	1,898,321	732,202
Investments in and advances to unconsolidated investees	6,090	—

Net Investment in Real Estate	1,904,411	732,202

Cash and cash equivalents	94,918	23,520
Restricted cash	5,027	5,414
Notes receivable	9,661	4,239
Deferred loan costs, net	6,498	4,355
Deferred loan costs—financing obligation, net	12,270	2,801
Deferred acquisition costs and deposits	2,855	5,407
Straight line rent and other receivables	18,347	5,704
Other assets, net	3,708	1,166

Total Assets	$2,057,695	$784,808

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$26,139	$6,301
Distributions payable	19,787	9,737
Tenant prepaids and security deposits	9,321	4,039
Other liabilities	6,769	2,843
Intangible lease liability, net	10,320	5,519
Line of credit	16	4
Mortgage notes	642,242	142,755
Financing obligations	154,713	32,395

Total Liabilities	869,307	203,593

Minority Interest	55,577	1

Shareholders’ Equity:
Preferred shares, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, 100,000,000 shares authorized, none outstanding	—	—
Common shares $0.01 par value, 350,000,000 shares authorized, 133,206,784 and 67,719,883 shares issued and outstanding as of December 31, 2005 and 2004, respectively	1,332	677
Additional paid-in capital	1,235,156	611,441
Distributions in excess of earnings	(100,888)	(26,636)
Accumulated other comprehensive loss	(2,789)	(4,268)

Total Shareholders’ Equity	1,132,811	581,214

Total Liabilities and Shareholders’ Equity	$2,057,695	$784,808

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share information)

	For the Year Ended December 31,
	2005	2004	2003
REVENUE:
Rental revenue	$121,798	$34,677	$2,645
Interest and other real estate income	6,126	1,421	61

Total Revenue	127,924	36,098	2,706

EXPENSES:
Rental expense	13,455	3,375	136
Real estate taxes	15,315	3,830	231
Depreciation and amortization expense	71,023	19,273	1,195
Interest expense	28,712	5,978	385
General and administrative expense	3,004	2,372	412
Asset management fees, related party	8,901	1,525	—

Total Expenses	140,410	36,353	2,359

Net Income Before Minority Interest	(12,486)	(255)	347

Minority Interest	(526)	—	—

NET INCOME (LOSS)	$(11,960)	$(255)	$347

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	97,333	37,908	3,987

Diluted	97,774	37,928	4,007

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.12)	$(0.01)	$0.09

Diluted	$(0.12)	$(0.01)	$0.09

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity (Deficit)

and Other Comprehensive Income (Loss)

For the Years Ended December 31, 2005, 2004 and 2003

(In thousands)

	Common Shares		Additional Paid-in Capital	Distributions in Excess of Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balances at December 31, 2002	—	$—	$2	$(13)	$—	$(11)

Comprehensive income:
Net income	—	—	—	347	—	347
Issuance of common shares, net of offering costs	12,470	125	108,812	—	—	108,937
Amortization of stock options	—	—	3	—	—	3
Dividends on common shares	—	—	—	(2,452)	—	(2,452)

Balances at December 31, 2003	12,470	$125	$108,817	$(2,118)	$—	$106,824

Comprehensive loss:
Net loss	—	—	—	(255)	—	(255)
Net unrealized loss from cash flow hedging derivatives	—	—	—	—	(4,268)	(4,268)

Comprehensive loss						(4,523)
Issuance of common shares, net of offering costs	55,464	554	504,699	—	—	505,253
Redemption of common shares	(214)	(2)	(2,081)	—	—	(2,083)
Amortization of stock options	—	—	6	—	—	6
Dividends on common shares	—	—	—	(24,263)	—	(24,263)

Balances at December 31, 2004	67,720	$677	$611,441	$(26,636)	$(4,268)	$581,214

Comprehensive loss:
Net loss	—	—	—	(11,960)	—	(11,960)
Net unrealized gain from cash flow hedging derivatives	—	—	—	—	965	965
Amortization of cash flow hedging derivatives	—	—	—	—	514	514

Comprehensive loss						(10,481)
Issuance of common shares, net of offering costs	66,457	665	632,954	—	—	633,619
Redemption of common shares	(970)	(10)	(9,268)	—	—	(9,278)
Amortization of stock options	—	—	29	—	—	29
Dividends on common shares	—	—	—	(62,292)	—	(62,292)

Balances at December 31, 2005	133,207	$1,332	$1,235,156	$(100,888)	$(2,789)	$1,132,811

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES:
Net income (loss)	$(11,960)	$(255)	$347
Minority interest share of net loss	(526)	—	—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Real estate depreciation and amortization	71,023	19,273	1,221
Other depreciation and amortization	3,229	1,365	—
Increase in other assets	(10,750)	(2,925)	(222)
Gain on hedging activities	(108)	(545)	—
Increase in accounts payable, accrued expenses and other liabilities	15,387	4,539	354

Net cash provided by operating activities	66,295	21,452	1,700

INVESTING ACTIVITIES:
Real estate investments	(750,322)	(548,478)	(149,602)
Increase in restricted cash	(413)	(4,854)	—
(Increase) decrease in deferred acquisition costs	2,552	(4,922)	(485)
Increase in notes receivable	(5,585)	(4,314)	—
Master lease payments	2,891	2,532	139

Net cash used in investing activities	(750,877)	(560,036)	(149,948)

FINANCING ACTIVITIES:
Proceeds from (payments on) line of credit, net	12	(996)	1,000
Proceeds from mortgage notes	60,926	55,000	51,850
Principal payments on mortgage notes	(2,852)	(883)	(11,350)
Proceeds from financing obligations	145,332	29,940	2,696
Principal payments on financing obligations	(5,287)	(139)	—
Increase in deferred loan costs	(3,893)	(4,866)	(250)
Increase in deferred loan costs—financing obligation	(11,419)	(2,845)	—
Proceeds from sale of common shares	664,200	547,752	124,139
Offering costs for issuance of common shares, related party	(60,874)	(52,601)	(14,794)
Redemption of common shares	(5,387)	(2,083)	—
Increase in restricted cash	—	(560)	—
Settlement of cash flow hedging derivative	(467)	(2,182)	—
Distributions to common shareholders	(23,849)	(7,510)	(977)
Distributions to minority interest	(462)	—	—

Net cash provided by financing activities	755,980	558,027	152,314

NET INCREASE IN CASH AND CASH EQUIVALENTS	$71,398	$19,443	$4,066

CASH AND CASH EQUIVALENTS, beginning of year	$23,520	$4,077	$11

CASH AND CASH EQUIVALENTS, end of year	$94,918	$23,520	$4,077

Supplemental Disclosures of Cash Flow Information
Cash paid for interest expense	$22,751	$4,740	$344
Assumption of secured debt in connection with real estate acquired	$434,073	$45,619	$—
Shares issued pursuant to the distribution reinvestment plan	$28,561	$8,491	$478

The accompanying notes are an integral part of these consolidated financial statements.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1—Organization

Dividend Capital Trust Inc. was formed as a Maryland corporation in April 2002 in order to invest in commercial real estate properties, consisting primarily of high-quality, generic distribution warehouses and light industrial properties leased to creditworthy corporate customers. We have qualified, and intend to continue to qualify, as a real estate investment trust (“REIT”) for federal tax purposes. We are structured as an umbrella partnership REIT (“UPREIT”) under which substantially all of our current and future business is, and will be conducted through a majority owned subsidiary, Dividend Capital Operating Partnership LP (our partnership), a Delaware limited partnership. As used herein, “Dividend Capital Trust”, “we” and “us” refer to Dividend Capital Trust Inc. and its consolidated subsidiaries except where the context otherwise requires.

Our day-to-day activities are managed by Dividend Capital Advisors LLC (our advisor), an affiliate, under the terms and conditions of an advisory agreement. Our advisor is currently majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. In addition, under the terms of certain dealer manager agreements, Dividend Capital Securities LLC (the “Dealer Manager”) serves as the dealer manager of our public and private equity offerings. The Dealer Manager is also majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties. Our advisor and its affiliates, including the Dealer Manager, receive various forms of compensation, reimbursements and fees for services relating to our public and private equity offerings and for the investment and management of our real estate assets.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

Our financial statements and the financial statements of our subsidiaries are consolidated in the accompanying consolidated financial statements. All significant intercompany accounts and transactions have been eliminated in consolidation. In addition, we evaluate our relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (“FASB”) Interpretation No. 46(R) “Consolidation of Variable Interest Entities” (“FIN 46(R)”) and to assess whether we are the primary beneficiary of such entities. If the determination is made that we are the primary beneficiary, then that entity is included in our consolidated financial statements in accordance with FIN 46(R).

Reclassifications

Certain items in the consolidated financial statements for 2004 and 2003 have been reclassified to conform with the 2005 presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically and the effects of revision are reflected in the period they are determined to be necessary.

Investment in Real Estate

We capitalize direct costs associated with the acquisition, development or improvement of real estate, including acquisition fees paid to our advisor. Costs associated with acquisition or development pursuits are

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

capitalized as incurred and if the pursuit is abandoned, these costs are expensed in the period in which the pursuit is abandoned. Costs associated with the improvement of our real estate assets are also capitalized as incurred. However, costs incurred in making repairs to and for maintaining our real estate assets are expensed as incurred.

Upon acquisition, the total cost of a property is allocated to land, building, land improvements, tenant improvements and intangible lease assets and liabilities pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” (“SFAS No. 141”). The allocation of the total cost to land, building, land improvements and tenant improvements is based on our estimate of their fair value based on all available information such as the replacement cost of such assets, appraisals, property condition reports and other related information. Pursuant to SFAS No. 141, the difference between the fair value and the face value of debt assumed in an acquisition are to be recorded as a premium or discount and amortized to interest expense over the life of the debt assumed. The valuation of assumed liabilities is based on the current market rate for similar liabilities. The allocation of the total cost of a property to an intangible lease asset includes the value associated with the in-place leases which may include leasing commissions, legal and other costs. In addition, the allocation of the total cost of a property requires allocating costs to an intangible asset or liability resulting from in-place leases being above or below the market rental rates on the date of the acquisition. These assets or liabilities will be amortized over the life of the remaining in-place leases as an adjustment to revenue. Aggregate amortization expense for amortizing intangible assets was approximately $23.6 million, $6.4 million and $430,000 for the years ended December 31, 2005, 2004 and 2003, respectively. As of December 31, 2005, such intangible assets had a weighted average amortization life of approximately of 5.8 years. The following table describes the estimated net amortization of such intangible assets for the next five years (dollar amounts are in thousands):

For the Year Ended	Estimated Amortization Expense
2006	$27,800
2007	23,600
2008	19,200
2009	13,000
2010	10,000

$93,600

Real estate, including land, building, land improvements, tenant improvements and intangible lease assets and liabilities are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed on a straight-line basis over the estimated useful lives as follows:

Description	Depreciable Life
Land	Not depreciated
Buildings	40 years
Building and land improvements	20 years
Tenant improvements	Over lease term
Lease commissions	Over lease term
Intangible lease assets and liabilities	Average term of leases for property
Above/below market rent assets/liabilities	Over lease term

The table above reflects the standard depreciable lives typically used to compute depreciation and amortization. However, such depreciable lives may be different based on the estimated useful life of such assets or liabilities. The cost of assets sold or retired and the related accumulated depreciation and/or amortization is removed from the accounts and the resulting gain or loss is reflected in operations in the period in which such sale or retirement occurs.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Equity Method

We present investments in certain unconsolidated entities under the equity method. The equity method is used when we have the ability to exercise significant influence over operating and financial policies of an investee but do not have control of the investee. Under the equity method, these investments (including advances to the investee) are initially recorded in our consolidated balance sheets at our cost and are subsequently adjusted to reflect our proportionate share of net earnings or losses of each of the investees, distributions received and certain other adjustments as appropriate. Such investments are included in investments in and advances to unconsolidated investees on the accompanying balance sheets to the consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include cash held in financial institutions and other highly liquid short-term investments with original maturities of three months or less.

Restricted Cash

Restricted cash includes cash held in escrow in connection with property acquisitions, utility deposits, real estate tax payments and issuance of mortgage debt.

Long-lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We periodically evaluate the recoverability of our long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Notes Receivable

Notes receivable consists of amounts loaned as part of a strategic relationship we entered into to acquire properties from a third-party national real estate developer. We have committed, but have no legal obligation, to lend up to $15.0 million in connection with various development projects. As of December 31, 2005 and 2004, we had $9.7 million and $4.2 million in notes receivable outstanding. In addition to the 9.5% to 10% interest earned on the notes, we also obtained certain acquisition rights to the properties being developed. These notes have maturity dates ranging from July 2007 to June 2008. For the years ended December 31, 2005 and 2004, we recognized interest income from these notes of approximately $779,000 and $267,000, respectively. No notes were outstanding in 2003 and as such no interest was earned on notes receivable in 2003. All costs associated with executing these notes have been capitalized as deferred loan costs and are included in other assets on the accompanying consolidated balance sheets. Such costs are amortized as a reduction in interest income over the term of the outstanding notes receivable.

Deferred Loan Costs

Deferred loan costs include fees and costs incurred to obtain long-term financing. These fees and costs are being amortized over the terms of the related loans. Accumulated amortization of deferred loan costs was approximately $2.9 million and $875,000 as of December 31, 2005 and 2004, respectively. Unamortized deferred loan costs are written-off when debt is retired before the maturity date.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

During the years ended December 31, 2005 and 2004, our partnership incurred upfront costs of approximately $11.6 million and $2.6 million payable to our advisor and other affiliates for affecting transactions pursuant to our partnership’s private placement, which are accounted for as deferred loan costs. Such deferred loan costs are included on our consolidated balance sheets and amortized to interest expense over the life of the financing obligation (see Note 8—Our Partnership’s Private Placement). As described in Note 8—Our Partnership’s Private Placement, if our partnership elects to exercise any purchase option and issue limited partnership units, the unamortized portion of up-front fees and expense reimbursements paid to affiliates will be recorded against minority interest as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sub-lease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

Costs of Raising Capital

Costs incurred in connection with the issuance of equity securities are deducted from shareholders’ equity. Such costs primarily include the up-front fees paid to related parties (see Note 13—Related Party Transactions).

Debt

Debt consists of fixed and variable rate secured mortgage debt, a senior unsecured revolving credit facility and a senior secured revolving credit facility. Our fixed rate secured mortgage debt that was assumed in connection with our acquisition activities includes premiums which, net of accumulated amortization, were $9.9 million and $2.5 million as of December 31, 2005 and 2004, respectively.

Comprehensive Loss

We report comprehensive income (loss) in the accompanying consolidated statements of shareholders’ equity (deficit) and other comprehensive income (loss). Amounts reported in accumulated other comprehensive income (loss) related to hedging transactions will be amortized to interest expense over the life of our hedged debt issuances. Any ineffectiveness, as defined by SFAS No. 133 (defined below), related to our hedging transactions are reported in the accompanying consolidated statements of operations. During the years ended December 31, 2005 and 2004, we recorded gains of approximately $108,000 and $545,000, respectively, related to ineffectiveness on our hedging activities (see Note 6—Financial Instruments and Hedging Activities). There were no such gains or losses recorded during the year ended December 31, 2003.

Derivative Instruments and Hedging Activities

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value. Accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the designation of the derivative. Derivatives used to hedge our exposure to changes in the fair value of an asset, liability, or firm commitments attributable to a particular risk are considered “fair value” hedges. Derivatives used to hedge our exposure to variability in expected future interest payments, or other types of forecasted transactions, are considered “cash flow” hedges.

As of December 31, 2005, all of the hedges entered into by us had been designated as cash flow hedges. For derivatives designated as “cash flow” hedges, the changes in the fair value of the derivative that represent changes in expected future cash flows that are effectively hedged by the derivative are initially reported in other

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

comprehensive income on our consolidated statements of shareholders’ equity (deficit) and other comprehensive income (loss) (i.e., not included in earnings) until the derivative is settled. Upon settlement, the effective portion of the hedge is recognized in other comprehensive income (loss) and amortized over the term of the designated cash flow or transaction the derivative was intended to hedge. Any change in value of the derivative that is deemed to be ineffective is charged directly to earnings when the determination of ineffectiveness is made. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. We do not use derivatives for trading or speculative purposes.

Our objective in using derivatives is to add stability to future interest expense and to manage our exposure to interest rate movements associated with our forecasted debt issuances. To accomplish this objective, we primarily use treasury locks as part of our cash flow hedging strategy. A treasury lock is designed to mitigate the risk of future interest rate fluctuations by providing a future fixed interest rate for a limited pre-determined period of time. During 2005 and 2004, such derivatives were used to hedge the variability in future interest expense associated with forecasted issuances of debt. We did not employ any such derivatives during the year ended December 31, 2003.

Revenue Recognition

We record rental revenue for the full term of each lease on a straight-line basis. Certain properties have leases that provide for customer occupancy during periods that no rent is due or where minimum rent payments increase during the term of the lease. Accordingly, we record a receivable from customers that we expect to collect over the remaining lease term rather than currently, which will be recorded as straight-line rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. For the years ended December 31, 2005, 2004 and 2003, the total increase to rental revenues due to straight-line rent adjustments were $5.3 million, $2.1 million and $85,000, respectively.

In connection with property acquisitions, we may acquire leases with rental rates above and/or below the market rental rates. Such differences are recorded as an intangible asset or liability pursuant to SFAS No. 141 and amortized to rental revenues over the life of the respective leases. For the years ended December 31, 2005, 2004, and 2003, the total net increase (decrease) to rental revenues due to the amortization of above and below market rents was $(2.1) million, $(840,000) and $5,000, respectively.

In connection with certain property acquisitions, we have entered into master lease agreements with various sellers whereby the sellers are obligated to pay monthly rent until the earlier of the expiration of the master lease agreement or commencement of rent from a new customer. For financial reporting purposes, rental payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than rental revenue. For the years ended December 31, 2005, 2004 and 2003, the total master lease payments received were approximately $2.9 million, $2.5 million and $139,000, respectively.

Stock-Based Compensation

We have a stock-based employee compensation plan and an independent director compensation plan (see Note 11—Stock Option Plans and Warrant Purchase Agreements). We account for these plans in accordance with SFAS No. 123, “Accounting for Stock-Based Payment” (“SFAS No. 123”) and its related interpretations. On both July 1, 2005 and July 1, 2004, we issued a total of 20,000 options to our independent directors. On July 19, 2005 and January 6, 2006, respectively, we received and accepted the resignations of two independent directors resulting in the forfeiture of all 20,000 options that had previously been issued to these directors. As of December 31, 2005,

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

2004 and 2003, we had 60,000, 60,000 and 40,000 options outstanding, respectively, under the Independent Director Option Plan. As of December 31, 2005 and 2004, 107,500 options had been granted under the Employee Option Plan. There were no options outstanding under the Employee Option Plan during the year ended December 31, 2003.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. Such expense is included in general and administrative expense on the accompanying consolidated statements of operations.

Interest and Other Income

Interest and other income consist primarily of interest income on cash balances and notes receivable and gains (losses) on hedging transactions.

Basic and Diluted Net Income per Common Share

Basic net income per common share is determined by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per common share includes the effects of potentially issuable common stock, but only if dilutive, including the presumed exchange of limited partnership units for common shares.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”). FIN 46(R) requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46(R) requires disclosures about variable interest entities that a company is not required to consolidate, but in which it has a significant variable interest. The consolidation requirements apply to existing public entities as of March 31, 2004. The adoption of FIN 46(R) did not have a material impact on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). This statement is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123(R) establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) is effective for publicly listed companies for the annual period beginning after December 15, 2005. The adoption of SFAS No. 123(R) requires the unamortized portion of any options issued prior to 2002 to be amortized over the remaining life of those options. We do not anticipate that the adoption of SFAS No. 123(R) will have a material impact on our financial position, results of operations or cash flows.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 requires the recognition of a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. Currently, we are under no legal obligation to retire any of our assets. We adopted FIN 47 during the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

In May, 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”), which supersedes Accounting Principles Board, or APB, Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” This statement amends the requirements for the accounting for and reporting of changes in accounting principle. It requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We adopted the requirements of SFAS No. 154 in the fourth quarter of 2005 and there was no material impact on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights”. Under this consensus, a sole general partner is presumed to control a limited partnership (or similar entity) and should consolidate that entity unless the limited partners possess kick-out rights or other substantive participating rights as described in EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” As of June 29, 2005, this consensus was effective immediately for all new or modified agreements, and effective beginning in the first reporting period that ends after December 15, 2005 for all existing agreements. We adopted the consolidation requirements of this consensus in the third quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

In June 2005, the EITF issued EITF Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements.” This consensus requires that leasehold improvements acquired in a business combination, or purchased subsequent to the inception of a lease, be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. This consensus was effective for all reporting periods beginning after June 29, 2005. We adopted EITF Issue No. 05-6 during the second quarter of 2005 and such adoption did not have a material impact on our financial position, results of operations or cash flows.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 3—Real Estate

The following table describes the properties that are consolidated in our financial statements as of December 31, 2005 and 2004, respectively (dollar amounts in thousands).

	2005			2004
	Number of Buildings	Historical Cost (1)	Percent of Total Cost	Number of Buildings	Historical Cost (1)	Percent of Total Cost
Target Markets:
Atlanta	48	$263,604	13.21%	18	$147,660	19.58%
Baltimore	10	97,422	4.88%	—	—	—
Charlotte	4	22,290	1.12%	—	—	—
Chicago	14	169,839	8.51%	1	11,370	1.51%
Cincinnati	18	132,591	6.65%	7	78,925	10.47%
Columbus	3	49,246	2.47%	—	—	—
Dallas	49	250,564	12.56%	18	93,033	12.34%
Denver	1	9,027	0.45%	1	8,949	1.19%
Harrisburg/Lehigh Valley	5	45,852	2.30%	—	—	—
Houston	33	129,280	6.48%	21	83,957	11.13%
Indianapolis	3	57,239	2.87%	1	15,139	2.01%
Los Angeles Basin	11	85,602	4.29%	4	32,744	4.34%
Louisville	2	18,350	0.92%	2	18,351	2.43%
Memphis	11	184,259	9.24%	3	39,559	5.25%
Miami	3	26,025	1.30%	—	—	—
Nashville	4	80,048	4.01%	3	59,340	7.87%
New Jersey	8	77,871	3.90%	—	—	—
Orlando	2	15,718	0.79%	2	15,687	2.08%
Phoenix	14	89,226	4.47%	13	79,195	10.50%
San Antonio	2	7,699	0.39%	2	7,725	1.02%
San Francisco Bay Area	5	36,337	1.82%	5	35,371	4.69%
Seattle	8	88,214	4.42%	—	—	—
Non-Target Market:
Boston	6	42,172	2.11%	5	27,059	3.59%

Total operating properties	264	1,978,475	99.16%	106	754,064	100.00%
Properties under development	1	8,401	0.42%	—	—	—
Land held for development	n/a	8,049	0.40%	n/a	—	—

Grand Total	265	$1,994,925	100.00%	106	$754,064	100.00%

(1)	Represents historical costs pursuant to U.S. generally accepted accounting principles (“GAAP”) as of the period indicated including acquisition fees paid to our advisor. Acquisition fees paid to our advisor totaled $11.1 million and $6.4 million in 2005 and 2004, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

We account for the acquisition of properties in accordance with SFAS No. 141 which requires that the total cost of property acquisitions be allocated to identifiable tangible and intangible assets. The following table describes the allocation of our portfolio to these assets and liabilities, which includes costs capitalized subsequent to our acquisition of such properties, as of December 31, 2005 (dollar amounts are in thousands).

	2005 Acquisitions		2004 Acquisitions		2003 Acquisitions		Total
	Balance	% of Total	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land	$197,203	16.4%	$102,675	17.0%	$17,380	11.2%	$317,258	16.2%
Land Improvements	75,872	6.3%	46,915	7.8%	7,121	4.6%	129,908	6.6%
Building	709,580	59.2%	350,610	58.1%	110,449	71.0%	1,170,639	59.9%
Tenant Improvements	125,681	10.5%	60,311	9.9%	7,978	5.1%	193,970	9.9%
Tenant Leasing Costs	1,911	0.2%	2,233	0.4%	753	0.5%	4,897	0.2%
Intangible Assets	86,961	7.2%	37,255	6.2%	11,017	7.1%	135,233	6.9%
Above Mkt. Rent	10,188	0.8%	7,704	1.3%	2,151	1.4%	20,043	1.0%
Below Mkt. Rent	(7,143)	(0.6)%	(4,456)	(0.7)%	(1,460)	(0.9)%	(13,059)	(0.7)%

Total	$1,200,253	100.0%	$603,247	100.0%	$155,389	100.0%	$1,958,889	100.0%

2005 Acquisition Activity

During the year ended December 31, 2005, we acquired 158 properties (104 of which were acquired in the Cabot merger discussed below) located in 18 different markets, including 17 of our target markets, for a total estimated cost of approximately $1.2 billion, including acquisition fees paid to our advisor. These properties were acquired using net proceeds from our public and private offerings, proceeds from our revolving credit facility and short-term, unsecured debt and the assumption of approximately $434.1 million in mortgage debt.

Merger with Cabot Industrial Value Fund, Inc. and Subsequent Acquisitions and Dispositions by Cabot Industrial Value Fund, LP

We entered into an agreement dated June 17, 2005 (the “Agreement”) with Cabot Industrial Value Fund, Inc. (“Cabot”), an unrelated, privately held third-party, to acquire by merger all of the outstanding shares of Cabot’s common stock. Cabot is structured as an UPREIT whereby it is the sole general partner of the Cabot Partnership (defined below), the subsidiary through which all of the Cabot properties are owned and operated. Our advisor and its affiliates subsequently acquired a less than 0.1% interest in Cabot in August 2005 (see Note 10—Minority Interest).

Pursuant to the Agreement, on July 21, 2005, we completed the merger and acquired all of Cabot’s common stock for approximately $312.6 million. However, after certain equity contributions and distributions, as of December 31, 2005, our investment was approximately $302.4 million. Through our ownership of Cabot, we acquired an approximate 87% interest in Cabot Industrial Value Fund, LP (the “Cabot Partnership”), which, as of December 31, 2005, owned a portfolio of 104 properties with a total historical cost of approximately $654.5 million which is located in 12 markets throughout the United States and had approximately $308.8 million of mortgage debt outstanding.

The remaining interest in the Cabot Partnership continues to be owned by Cabot Industrial Fund Manager, LLC, the previous general partner of the Cabot Partnership (the “Manager”), and other limited partners. At closing, we entered into an agreement whereby we have the option to acquire the remaining interests in the Cabot Partnership. Through this agreement, the remaining limited partners, including the Manager, have an initial

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006. In addition, we have an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. Subsequent to these initial options, the limited partners and we will continue to have put and call options to purchase or sell the remaining interests and the price of such remaining interests would be based upon fair value.

On August 1, 2005, the Cabot Partnership, pursuant to a purchase and sale agreement dated August 27, 2004, completed the acquisition of a bulk distribution facility for total consideration of approximately $12.9 million. The facility is located in Kent, Washington, a sub-market of Seattle, and is comprised of 182,480 rentable square feet.

On August 15, 2005, the Cabot Partnership completed the disposition of the Helen Street property, a distribution center located in New Jersey. The purchase and sale agreement was entered into on July 8, 2005, between the Cabot Partnership and an unrelated third-party. The selling price of approximately $43.0 million was negotiated between the Cabot Partnership’s general partner at the time, and the third-party seller.

As of December 31, 2005, the Cabot Partnership portfolio was comprised of 104 operating industrial buildings located in 12 markets throughout the United States, representing 10.9 million rentable square feet. The following table provides additional information about the portfolio as of December 31, 2005:

Market	Buildings	Gross Leasable Area (in thousands)
Atlanta	29	1,457
Baltimore	3	432
Boston	1	165
Charlotte	3	346
Chicago	6	1,074
Cincinnati	11	1,497
Columbus	3	1,213
Dallas	29	2,249
Los Angeles	7	725
Miami	1	66
New Jersey	3	483
Seattle	8	1,199

Total	104	10,906

Other Notable Acquisitions

Memphis Portfolio—On December 23, 2004 we entered into a purchase agreement to acquire seven bulk distribution and warehouse facilities comprising approximately 3.6 million square feet located in Memphis, Tennessee. Beginning on February 2, 2005, and ending on May 13, 2005, we acquired the following seven distribution facilities in connection with our purchase agreement with Panattoni Development Company LLC, an unrelated third-party: the Technicolor II Distribution Facility, the Shelby 4, 5, 18 and 19 Distribution Facilities and the Eastpark I and II Distribution Facilities. We purchased these facilities for a total cost of approximately $132.8 million, which includes the acquisition fees paid to our advisor. In addition to using net proceeds from our public and private offerings, we assumed mortgage debt of approximately $30.6 million, which includes a premium of approximately $2.4 million, associated with the acquisition of these properties.

Baltimore-Washington Portfolio—On April 12, 2005, we purchased seven distribution facilities (the “Baltimore-Washington” portfolio) comprising 874,455 square feet located in Baltimore, Maryland. We

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

purchased the Baltimore-Washington portfolio for a total cost of approximately $45.6 million, including acquisition fees paid to our advisor. In addition to using net proceeds from our public and private offerings, we assumed mortgage debt of approximately $27.4 million, which includes a premium of approximately $1.8 million, associated with the acquisition of these properties.

Blackhawk Portfolio—On June 13, 2005, we purchased six distribution facilities (“Blackhawk”) comprising 1,378,660 square feet. Five of the six distribution facilities comprise 1,078,660 square feet and are located in Chicago, Illinois. The other distribution facility comprising 300,000 square feet is located in Memphis, Tennessee. We purchased Blackhawk for a total cost of approximately $59.5 million, including acquisition fees paid to our advisor. In addition to using net proceeds from out public and private offerings, we assumed mortgage debt of approximately $24.7 million, which includes a premium of approximately $503,000 associated with the acquisition of these properties.

Joint Ventures and Development Projects

The following table describes our joint ventures and development projects as of December 31, 2005 (dollar amounts are in thousands):

Project	Location	Number of Buildings	Square Feet	Investment as of December 31, 2005
Development Projects:
SouthCreek IV Distribution Facility (1)	Atlanta	1	556,800	$5,937
Veterans Parkway (2)	Chicago	1	189,135	8,401
Forward Purchase Commitments:
Buford Distribution Center (3)	Atlanta	2	677,667	—
Deltapoint Park (3)	Memphis	1	885,000	—
Corporate Loans:
Plainfield (4)	Plainfield,	2	1,033,566	4,290
Riverside (4)	Los Angeles	1	953,132	1,431
Goodson (4)	Atlanta	1	744,000	3,940

Total		9	5,039,300	$23,999

(1)	This project is held by a joint venture with an unaffiliated third-party. Our investment in this project is included in investments in and advances to unconsolidated investees on the accompanying consolidated balance sheet for the year ended December 31, 2005.
(2)	This project is held by a joint venture with an unaffiliated third-party. Our investment in this project is included in land and construction in progress on the accompanying consolidated balance sheet for the year ended December 31, 2005. In addition, this joint venture holds approximately $2.1 million of land held for development.
(3)	For a description of this forward purchase commitment, see Note 15—Commitments and Contingencies.
(4)	These loans were used to fund development projects. Pursuant to a strategic relationship we entered into with a third-party developer, we have committed, but have no legal obligation, to fund up to $15 million into various development projects including the Plainfield, Riverside and Goodson development projects. The principal balance of these loans is recorded as notes receivable on the accompanying consolidated balance sheets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 4—Leasing Activity

Future minimum base rental payments due to the Company under non-cancelable operating leases in effect as of December 31, 2005, were as follows (dollar amounts are in thousands):

Year ending December 31,	Amount
2006	$136,679
2007	124,179
2008	105,336
2009	83,506
2010	68,123
Thereafter	173,761

Total	$691,584

The schedule does not reflect future rental revenues from the potential renewal or replacement of existing and future leases and excludes property operating expense reimbursements. This schedule includes payments to be received under master lease agreements; however the receipt of these payments will be recorded as an adjustment to the basis of the property rather than rental revenue.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 5—Debt

Our debt consisted of the following as of December 31, 2005 and 2004 (dollar amounts are in thousands):

	Assumption/ Issuance Date	Stated Interest Rate	Adjusted Interest Rate (6)	Maturity Date	Outstanding Balance as of December 31,
					2005	2004
Secured Mortgage Debt:
New York Life	December 2003	5.00%	5.00%	March 2011	$39,328	$39,953
ING Investment Management (1)	December 2004	5.31%	5.34%	January 2015	54,994	55,000
ING Investment Management (1)	January 2005	4.40%	5.42%	January 2010	56,997	—
ING Investment Management	September 2005	4.97%	4.97%	October 2013	3,926	—
Assumed Secured Mortgage Debt (2):
Principal	June 2004	7.08%	4.81%	July 2008	16,711	17,174
Principal	June 2004	7.21%	4.81%	July 2008	11,371	11,570
Prudential	June 2004	6.40%	6.09%	November 2012	12,688	12,700
Principal	November 2004	6.22%	4.18%	September 2012	3,760	3,839
Legacy	February 2005	7.40%	5.21%	December 2017	1,426	—
Prudential	March 2005	5.69%	5.22%	December 2013	8,050	—
State Farm	March 2005	6.72%	5.62%	November 2022	12,413	—
Column Financial, Inc.	April 2005	6.30%	5.18%	September 2012	27,146	—
John Hancock	April 2005	6.91%	5.25%	September 2013	6,200	—
TIAA	May 2005	8.50%	4.71%	October 2008	8,072	—
Fortis Benefits Insurance Co.	May 2005	7.25%	4.70%	July 2008	2,496	—
ING Investment Management	June 2005	4.89%	4.73%	February 2008	19,998	—
Mass Mutual	June 2005	6.79%	4.91%	July 2011	4,689	—
Key Bank	July 2005	6.44%	4.72%	October 2012	7,176	—
Key Bank	July 2005	6.84%	4.72%	September 2012	8,314	—
Transamerica	July 2005	6.97%	4.75%	June 2013	11,388	—
Bear, Stearns Funding, Inc.	December 2005	7.22%	5.16%	March 2008	6,470	—
Assumed Secured Mortgage Debt of Consolidated Investments:
Nationwide	July 2005	5.06%	5.06%	January 2011	57,494	—
Nationwide	July 2005	4.72%	4.72%	April 2011	50,150	—
Jackson	July 2005	5.16%	5.16%	July 2012	62,740	—
Jackson	July 2005	4.91%	4.91%	April 2012	62,600	—
New York Life	July 2005	4.79%	4.79%	October 2011	50,549	—
New York Life	July 2005	4.90%	4.90%	October 2011	25,237	—

Weighted Avg./Totals (3)		5.36%			$632,383	$140,236
Premiums, Net of Amortization (2)					9,859	2,519

Carrying Value of Debt			5.05%		$642,242	$142,755

Senior Unsecured Revolving Credit Facility JP Morgan	December 2005	(4)	n/a	December 2008	$—	$—

Senior Secured Revolving Credit Facility JP Morgan	October 2003	(5)	7.25%	December 2008	$16	$4

(1)	We assigned certain treasury lock hedging transactions to these notes. Pursuant to SFAS No. 133 (see Note 2—Summary of Significant Accounting Policies), the assigned value of these hedging instruments is being amortized to interest expense over the life of the assigned notes.
(2)	These mortgages were assumed in connection with the acquisition of properties and, pursuant to SFAS No. 141 (see Note 2—Summary of Significant Accounting Policies), the difference between the fair value and the face value of these notes at the date of acquisition is reflected as a premium or discount which will be amortized to interest expense over the remaining life of the notes.

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Notes to Consolidated Financial Statements—(Continued)

(3)	Weighted-average interest rates are based upon outstanding balances as of December 31, 2005.
(4)	Our senior unsecured revolving credit facility bears interest at either prime (7.25% at December 31, 2005) or, at our election, LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, and has a current capacity of $250 million.
(5)	Our senior secured revolving credit facility bears interest at either prime (7.25 % at December 31, 2005) or, at our election, LIBOR plus 1.25% to 1.750%, depending upon our consolidated leverage, and has a current capacity of $40 million.
(6)	Reflects the impact to interest rates of GAAP adjustments for purchase price allocation and hedging transactions. These rates do not reflect the impact of other interest expense items such as fees and the amortization of loan costs.

Lines of Credit—In December 2005, we amended our existing $225 million senior secured revolving credit facility such that it is now a $250 million unsecured facility with a syndicated group of banks led by JP Morgan Securities. The facility matures in December 2008 and has provisions to increase its total capacity to $400 million. At our election, the facility bears interest either at LIBOR plus 0.875% to 1.375%, depending upon our consolidated leverage, or at prime and is subject to an annual 0.25% facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, unencumbered assets, interest and fixed charge coverage and secured debt to secured asset value. As of December 31, 2005, we were in compliance with all these financial covenants. As of December 31, 2005, there was no outstanding balance on this facility.

Contemporaneously with the amendment of our secured credit facility, we entered into a $40 million senior secured revolving credit facility with a separate syndicated bank group led by JP Morgan Securities pursuant to which the bank group has agreed to advance funds to our partnership and third-party investors in our partnership’s private placement using undivided tenancy-in-common interests in our buildings as collateral. The facility matures in December 2008 and has provisions to increase its total capacity to $80 million. At our election, the facility bears interest either at LIBOR plus 1.25% to 1.75%, depending upon our consolidated leverage, or at prime and is subject to an unused facility fee. The facility contains various covenants including financial covenants with respect to consolidated leverage, net worth, interest and fixed charge coverage and secured debt to secured asset value. As of December 31, 2005, we were in compliance with all these financial covenants. According to the terms of the facility, in addition to our borrowings, any loans made to third-party investors in our partnership’s private placement reduce the total capacity available from the facility. As of December 31, 2005, approximately $14.1 million of loans had been advanced to such third parties and we had an outstanding balance of $16,000.

Debt Issuances—In September 2005, we issued $3.9 million of secured, non-recourse debt with a fixed interest rate of 4.97% which matures in October 2013. The underlying note requires interest only payments until April 1, 2007 at which time monthly payments of principal and interest are required. In January 2005, we issued $57.0 million of secured, non-recourse debt with a stated fixed interest rate of 4.40% which matures in 2010. The underlying notes required monthly payments of interest only until January 1, 2006 at which time monthly payments of principal and interest are required. In December 2004, we issued $55.0 million of secured, non-recourse debt. The debt has a stated fixed interest rate of 5.31% and matures in 2015 and, prior to December 31, 2005, the underlying notes required monthly payments of interest only and thereafter monthly payments of principal and interest are required.

Debt Assumptions—During the year ended December 31, 2005, we assumed nineteen secured, non-recourse notes, totaling $434.1 million, excluding premiums, in conjunction with the acquisition of certain properties (see Note 3—Real Estate). These assumed notes bear interest at fixed and variable rates ranging from 4.72% to 8.50% and require monthly payments of either interest, or principal and interest. The maturity dates of such assumed notes range from February 2008 to November 2022. We assumed six of these notes totaling $308.8 million in connection with our merger with Cabot on July 21, 2005. Pursuant to SFAS No. 141, the difference between the

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

fair value and face value of these assumed notes at the date of acquisition resulted in a premium of approximately $8.7 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the year ended December 31, 2004, we assumed five secured, non-recourse notes totaling $45.6 million, in conjunction with the acquisition of five properties with stated interest rates ranging from 6.22% to 7.21%. All of these notes bear interest at a fixed rate and require monthly payments of principal and interest. They have maturity dates ranging from 2007 to 2012. Pursuant to SFAS No. 141, the difference between the fair value and face value of these notes at the date of acquisition resulted in a premium of approximately $2.9 million, which is amortized to interest expense over the remaining life of the underlying notes.

During the years ended December 31, 2005, 2004 and 2003, we incurred interest expense of approximately $28.7 million, 6.0 million and $385,000, respectively. We capitalized approximately $729,000 of interest in 2005 associated with certain development activities and did not capitalize any interest in 2004 or 2003. As of December 31, 2005, the total historical cost of our properties was approximately $2.0 billion and the total historical cost of properties securing our fixed rate mortgage debt was approximately $1.2 billion. Our debt has various financial covenants and we were in compliance with all of these covenants at December 31, 2005.

As of December 31, 2005, the scheduled maturities of our debt, excluding unamortized premiums, were as follows (amounts are in thousands):

Year	Fixed Rate Mortgage Debt	Senior Secured Revolving Credit Facility	Total
2006	$6,462	$—	$6,462
2007	7,112	—	7,112
2008	69,240	16	69,256
2009	6,711	—	6,711
2010	57,224	—	57,224
2011	228,385	—	228,385
2012	182,658	—	182,658
2013	21,130	—	21,130
2014	2,486	—	2,486
2015	43,860	—	43,860
Thereafter	7,115	—	7,115

Total	$632,383	$16	$632,399

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 6—Financial Instruments and Hedging Activities

Fair Value of Financial Instruments

As of December 31, 2005 and 2004, the fair values of cash and cash equivalents, restricted cash held in escrow, notes receivable, accounts receivable and accounts payable approximated their carrying values because of the short-term nature of these instruments. The estimated fair values of other financial instruments subject to fair value disclosures were determined based on available market information and valuation methodologies believed to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, therefore, these estimates are not necessarily indicative of the actual amounts that we could realize upon disposition. The following table summarizes these financial instruments:

	Balances at December 31, 2005		Balances at December 31, 2004
	Carrying Amounts	Estimated Fair Value	Carrying Amounts	Estimated Fair Value

Borrowings:
Senior, secured revolving credit facility	$16	$16	$4	$4
Secured mortgage debt	$642,242	$627,288	$142,755	$142,967
Interest rate contracts:
Treasury Locks	$—	$—	$(1,539)	$(1,539)

Hedging Activities

We enter into forward treasury locks in anticipation of issuing future fixed rate debt to fund future property acquisitions. We enter into such treasury locks to hedge our exposure to interest rate variability and mitigate our exposure to the risk of increases in future payments of interest for anticipated fixed rate debt issuances over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on our existing senior revolving credit facility). As required by SFAS No. 133, we record all derivatives on our consolidated balance sheets at fair value until settled. These forward treasury lock hedges have been designated as cash flow hedges for accounting purposes.

As of December 31, 2005, we had entered into a total of eight cash flow hedging transactions and all of these hedges have been settled for cash. Two of the settled hedges have been attributed to fixed rate debt and the balances of such hedges are being amortized to interest expense over the life of the assigned debt and the fair value of the other six settled hedges are recorded in other comprehensive loss until the anticipated future fixed rate debt is issued, at which time such values will be amortized over the life of the debt to interest expense.

As a result of ineffectiveness primarily due to changes in our estimated debt issuance dates, during the years ended December 31, 2005 and 2004, we recorded a gain of approximately $108,000 and $545,000, respectively, and did not record a gain or loss in 2003. Amounts reported in accumulated other comprehensive loss related to cash flow hedges will be amortized to interest expense as payments are made on our anticipated future debt issuance. During the next 12 months, we estimate that approximately $644,000 will be amortized from other comprehensive loss to interest expense resulting in an increase in our interest expense.

Note 7—Public Offerings

On April 15, 2002, we filed an S-11 registration statement with the Securities and Exchange Commission covering our first public offering of our common stock. The registration statement was declared effective by the SEC on July 17, 2002 and we received approval of our offering in all 50 states in December 2002. The common

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Notes to Consolidated Financial Statements—(Continued)

stock was being offered at a price of $10 per share on a 200,000 share minimum, 25,000,000 share maximum, best-efforts basis. The registration statement also covered up to 4,000,000 shares available pursuant to our distribution reinvestment plan and up to 1,000,000 shares issuable upon the exercise of warrants issued to the Dealer Manager for a price of $.001 per share for every 25 shares sold. Until we received subscriptions covering at least 200,000 shares from at least 100 non-affiliated investors, offering proceeds were required to be held in escrow. The escrow conditions were satisfied on February 10, 2003, at which time 226,567 shares of common stock were issued to investors. In April of 2004, we completed our first public offering and sold approximately 25.5 million shares of our common stock for gross proceeds of approximately $254.4 million.

Our second offering began immediately following the completion of our initial offering. The second registration statement was filed on February 27, 2004, and was declared effective by the SEC on April 16, 2004. The registration statement registered common stock at a price of $10 per share for a maximum of 30,000,000 shares. The registration statement also covered up to 10,000,000 shares available pursuant to our distribution reinvestment plan as well as up to 1,200,000 shares issuable upon the exercise of warrants sold to the Dealer Manager for a price of $.001 per share for every 25 shares sold. In October of 2004, we completed our second public offering and sold approximately 30.4 million shares of our common stock for gross proceeds of approximately $302.8 million

Our third offering began immediately following the completion of our second public offering. The third registration statement was filed on June 28, 2004, and was declared effective by the SEC on October 18, 2004. The third registration statement registered common stock at a price of $10.50 per share for a maximum of 40,000,000 shares. The registration statement also covered up to 13,000,000 shares available pursuant to our distribution reinvestment plan. In June of 2005, we concluded our third public offering and sold approximately 40.7 million shares of our common stock for gross proceeds of approximately $424.7 million.

Our fourth offering began immediately following our third public offering. The fourth registration statement was filed on January 24, 2005 and was declared effective by the SEC on June 9, 2005. The registration statement covers a maximum of $1,000,000,000 in shares of our common stock to be sold, including proceeds from our distribution reinvestment plan. The registration statement offers up to 72,770,273 shares at a price of $10.50 per share and up to 23,650,339 shares to participants in our distribution reinvestment plan. As of December 31, 2005, we had sold approximately 37.8 million shares for gross proceeds of approximately $393.0 million in connection with our fourth public offering.

At the end of business on Monday, January 23, 2006, we closed the primary offering component of our fourth offering. Although we have closed the primary offering component of our public offering, we will continue to offer shares through our distribution reinvestment plan.

As of December 31, 2005, 133,206,784 shares of common stock were issued and outstanding. The net proceeds from the sale of these securities were transferred to our partnership on a one-for-one basis for limited partnership units.

Note 8—Our Partnership’s Private Placement

Our partnership is currently offering undivided tenancy-in-common interests in our properties to accredited investors in a private placement exempt from registration under the Securities Act. We anticipate that these tenancy-in-common interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code. Additionally, the tenancy-in-common interests sold to accredited investors will be 100% leased by our partnership, and such leases will contain

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

purchase options whereby our partnership will have the right, but not the obligation, to acquire the tenancy-in-common interests from the investors at a later point in time in exchange for limited partnership units in our partnership under Section 721 of the Internal Revenue Code.

Our partnership will pay certain up-front fees and reimburse certain related expenses to our advisor, the Dealer Manager and Dividend Capital Exchange Facilitators LLC (the “Facilitator”) for raising capital through the private placement. Our advisor is obligated to pay all of the offering and marketing related costs associated with the private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through the private placement. In addition, our partnership is obligated to pay the Dealer Manager a dealer manager fee of up to 1.5% of gross equity proceeds raised and a commission of up to 5% of gross equity proceeds raised through the private placement. The Dealer Manager may re-allow such commissions and a portion of such dealer manager fee to participating broker dealers. Our partnership is also obligated to pay a transaction facilitation fee to the Facilitator, an affiliate of our advisor, of up to 1.5% of gross equity proceeds raised through the private placement.

During the years ended December 31, 2005, 2004 and 2003, we raised $145.3 million, $29.9 million and $2.7 million, respectively, from the sale of undivided tenancy-in-common interests in 27 buildings, which is included in financing obligations in the accompanying consolidated balance sheets pursuant to SFAS No. 98 “Accounting for Leases” (“SFAS No. 98”). We have leased the undivided interests sold to unrelated third parties, and in accordance with SFAS No. 98, a portion of the rental payments made to third parties under the lease agreements are recognized as interest expense using the interest method. In addition, the lease agreements each provide for a purchase option whereby our partnership may purchase each undivided tenancy-in-common interest after a certain period of time in exchange for limited partnership units.

During the years ended December 31, 2005, 2004 and 2003, we incurred approximately $3.9 million, $750,000 and $15,000, respectively, of rental expense under various lease agreements with these third-party investors. A portion of such amounts were accounted for as a reduction of the principal outstanding balance of the financing obligations and a portion was accounted for as an increase to interest expense in the accompanying consolidated financial statements. The various lease agreements in place as of December 31, 2005, contain expiration dates ranging from November 2013 to December 2025. The following table sets forth the five year, future minimum rental payments due to third parties under the various lease agreements (amounts are in thousands):

Year Ended December 31,	Future Minimum Rental Payments
2006	$12,148
2007	17,696
2008	19,114
2009	18,336
2010	17,629
Thereafter	113,698

Total	$198,621

During the years ended December 31, 2005, 2004 and 2003, our partnership incurred upfront costs of approximately $11.6 million, $2.6 million and $0.2 million payable to our advisor and other affiliates for affecting these transactions which are accounted for as deferred loan costs. Such deferred loan costs are included in other assets in the consolidated balance sheets and amortized to interest expense over the life of the financing

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

obligation. If our partnership elects to exercise any purchase option as described above and issue limited partnership units, the unamortized up-front fees and expense reimbursements paid to affiliates will be recorded against shareholders’ equity as a selling cost of the limited partnership units. If our partnership does not elect to exercise any such purchase option, we will continue to account for these transactions as a financing obligation because we will continue to sublease 100% of the properties and will therefore not meet the definition of “active use” set forth in SFAS No. 98.

During the year ended December 31, 2005, our partnership exercised purchase options to buy certain tenancy-in-common interests it had previously sold in three different properties. The following table reflects certain details regarding these transactions:

Exercise Date	Property	Location	Limited Partnership Units Issued (1)	Total Value (in thousands)
04/08/2005	Chickasaw A	Memphis	424,352	$4,456
10/27/2005	Chickasaw H	Memphis	570,950	5,995
12/29/2005	Newpoint I	Atlanta	751,751	7,893

Total			1,747,053	$18,344

(1)	Holders of limited partnership units will have substantially the same economic interest as our common shareholders (see Note 10—Minority Interest).

Note 9—Shareholders’ Equity

Preferred Shares

Our board of directors, through the articles of incorporation, has the authority to authorize the issuance of 50,000,000 preferred shares of any class or series. The rights and terms of such preferred shares will be determined by our board of directors. However, the voting rights of preferred shareholders shall never exceed the voting rights of common shareholders. As of December 31, 2005, 2004 and 2003, we had no outstanding shares of preferred stock.

Shares-in-Trust

Our board of directors, through the articles of incorporation, has the authority to authorize the issuance of shares-in-trust which are shares that are automatically exchanged for common or preferred shares as a result of an event that would cause an investor to own, beneficially or constructively, a number of shares in excess of certain limitations. As of December 31, 2005, 2004 and 2003, we had no outstanding shares-in-trust.

Common Shares

The holders of our common stock are entitled to one vote per share on all matters voted on by shareholders, including election of our directors. Our articles of incorporation do not provide for cumulative voting in the election of our directors. Therefore, the holders of the majority of the outstanding common shares can elect the entire board of directors. Subject to any preferential rights of any outstanding series of our preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of our common stock are entitled to such distributions as may be declared from time to time by our board of directors out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to shareholders. All shares issued in our public offerings are fully paid and non-assessable shares of common stock. Holders of our common stock will not have preemptive rights. As of December 31, 2005, 2004 and 2003, we had 133,206,784, 67,719,883, and 12,470,400 shares of common stock outstanding, respectively.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 10—Minority Interest

Minority interest consists of the following as of December 31, 2005 and 2004 (dollar amounts are in thousands):

	2005	2004
Limited partnership units:
Net investment	$16,366	$—
Distributions	(303)	—
Share of net loss	(49)	—

Sub-total	16,014	—
Cabot limited partnership units:
Net investment	40,314	—
Distributions	(338)
Share of net loss	(477)	—

Sub-total	39,499	—
Cabot non-voting common stock:
Net investment	63	—

Sub-total	63	—
Limited partnership Special Units	1	1

Total	$55,577	$1

Limited Partnership Units

At December 31, 2005, we owned approximately 99% of our partnership and the remaining approximate 1% interest in our partnership was owned by unaffiliated third-party investors and our advisor. After a period of one year, limited partnership units are redeemable at the option of the unit holder. We have the option of redeeming the limited partnership units with cash or with shares of common stock. At inception (April 12, 2002), our partnership issued 20,000 limited partnership units to our advisor for gross proceeds of $200,000, which currently represents less than a 0.1% ownership interest in our partnership. In addition, as of December 31, 2005, we had issued approximately 1.7 million limited partnership units to non-affiliated limited partners in connection with our partnership’s private placement (see Note 8—Our Partnership’s Private Placement). During the years ended December 31, 2004 and 2003, there was no minority interest reflected on our consolidated financial statements associated with these limited partnership units as the carrying amount of such minority interest had been reduced to zero due to the allocation of our net loss of approximately $213,000 during the year ended December 31, 2002.

Cabot Limited Partnership Units

Pursuant to the Cabot merger (see Note 3—Real Estate), the unaffiliated third-party investors that were limited partners in the Cabot Partnership prior to the Cabot merger remained limited partners after the merger. As of December 31, 2005, the limited partners owned approximately 13% of the Cabot Partnership. On July 21, 2005, we entered into a Put/Call Agreement whereby we have the option to acquire the limited partners’ remaining 13% interest in the Cabot Partnership. Through this agreement, the remaining limited partners have an initial option to put the remaining interests to us beginning April 1, 2006 and ending July 1, 2006 and we have an initial option to call the remaining interests beginning April 1, 2007 and ending July 1, 2007. Subsequent to these initial options, the limited partners and we will continue to have put and call options to purchase or sell the

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

remaining interests and the price of such remaining interests would be based upon the fair value of such interests at the time the options are exercised. Income and losses of the Cabot Partnership are allocated pro rata based on the partners’ ownership interests.

Cabot Non-Voting Common Stock

In August 2005, our advisor and its affiliates acquired 126 shares of Cabot’s non-voting common stock for a purchase price of $500 each or $63,000 in the aggregate. Our advisor purchased these shares on behalf of its employees and other affiliates and the proceeds from the sale of these non-voting common shares were used to invest in the Cabot Partnership. Collectively, as of December 31, 2005, these non-voting shares of common stock represent less than a 0.1% ownership of Cabot and the holders of these shares will participate in the distributions of Cabot, which are based on the performance of the Cabot portfolio of properties, in proportion to their respective ownership percentages.

Limited Partnership Special Units

During 2002, our partnership issued 10,000 Special Units to an affiliate of our advisor for consideration of $1,000. The holder of the Special Units does not participate in the profits and losses of our partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from property dispositions or upon other events. In general, after holders of regular partnership interests in aggregate have received cumulative distributions equal to their capital contributions plus a 7% cumulative non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holders of regular partnership interests will receive 15% and 85%, respectively, of the net sales proceeds received by our partnership upon the disposition of our partnership’s assets.

Note 11—Stock Option Plans and Warrant Purchase Agreements

Stock Option Plans

We have adopted an independent director stock option plan which we use in an effort to attract and retain qualified independent directors (the “Independent Director Option Plan”). We granted non-qualified stock options to purchase 10,000 shares to each independent director pursuant to the Independent Director Option Plan upon the sale of 200,000 shares in our initial public offering. In addition, we have issued options to purchase 5,000 shares to each independent director then in office on the date of each annual shareholder’s meeting. A total of 300,000 shares are authorized and reserved for issuance under the Independent Director Option Plan. Options may not be granted under the Independent Director Option Plan at any time when the grant would cause the total number of options outstanding under the Independent Director Option Plan and the Employee Option Plan (defined below) to exceed 10% of our issued and outstanding shares. The exercise price for options to be issued under the Independent Director Option Plan shall be the greater of (1) $12.00 per share or (2) the fair market value of the shares on the date they are granted. As of December 31, 2005 and 2004, we had 60,000 options outstanding under the Independent Director Option Plan and, as of December 31, 2003, we had 40,000 options outstanding.

These options were valued using the Black-Scholes option-pricing model (“Black Scholes”) with the following assumptions: 2005—expected dividend yield of 6.10%, risk-free interest rate of 4.190%, volatility factor of 20.01% and an expected life of 10 years; 2004—expected dividend yield of 6.40%, risk-free interest rate of 2.74%, volatility factor of 21.23% and an expected life of 10 years; 2003—expected dividend yield of 6.25%, risk free interest rate of 2.740%, volatility factor of 17.93%, and an expected life of 10 years. The value of options granted under the Independent Director Option Plan on the date of grant during 2005, 2004 and 2003 was approximately $16,000, $11,000 and $15,000. As of December 31, 2005, approximately 18,000 of these options were exercisable, and no options granted under the Independent Director Option Plan had been exercised.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

On July 19, 2005 and on January 6, 2006, respectively, we received and accepted the resignations of two independent directors of our board of directors. In connection with such resignations, the directors forfeited all 20,000 options that they had previously been awarded, effective 30 days from their resignation.

We have adopted an employee stock option plan (the “Employee Option Plan”). The Employee Option Plan is designed to enable us, our advisor and its affiliates to obtain or retain the services of employees (not to include any person who is an affiliate of ours as defined in the plan) considered essential to the our long-term success and the success of our advisor and its affiliates by offering such employees an opportunity to participate in our growth through ownership of the our shares. The Employee Option Plan will be administered by our compensation committee, which is authorized to grant “non-qualified” stock options (the “Employee Options”) to selected employees of our advisor and its affiliates. Employee Options may not be granted under the Employee Option Plan at any time when the grant would cause the total number of options outstanding under the Employee Option Plan and the Independent Director Option Plan to exceed 10% of the our issued and outstanding shares. The exercise price for the Employee Options shall be the greater of (1) $11.00 per share or (2) the fair market value of the shares on the date the Employee Option is granted. A total of 750,000 shares are authorized and reserved for issuance under the Employee Option Plan. The term of such employee options has been set by our compensation committee and shall not exceed the earlier of ten years from the date of grant or five years from the date of a listing of our common stock. Our compensation committee has set the period during which the right to exercise an Employee Option fully vests to three years from the date of grant. No Employee Option may be issued or exercised, however, if such issuance or exercise would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under the our articles of incorporation. In addition, no Employee Option may be sold, pledged, assigned or transferred by an employee in any manner other than by will or the laws of descent or distribution. As of December 31, 2005 and 2004, there were 107,500 options outstanding under the Employee Option Plan with a weighted average exercise price of $11.00. There were no options outstanding under the Employee Option Plan during 2003.

These options were valued using Black-Scholes with the following assumptions: expected dividend yield of 6.10%, risk-free interest rate of 2.74%, volatility factor of 19.42% and an expected life of 10 years. The value of options granted under the Employee Option Plan on the date of grant during 2004 was approximately $61,000. As of December 31, 2005, approximately 35,800 of these options were exercisable and no options granted under the Employee Option Plan had been exercised or forfeited.

Options granted under both the Independent Director Option Plan and the Employee Option Plan are valued using the Black-Scholes option-pricing model and are amortized to salary expense on a straight-line basis over the period during which the right to exercise such options fully vests. For the years ended December 31, 2005, 2004 and 2003, we incurred $29,167, $5,892 and $2,781 of such expense which is included in general and administrative expense on the accompanying consolidated statements of operations.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table describes all options issued and outstanding as of December 31, 2005, 2004 and 2003, as well as the option grants, exercises and expirations that occurred during 2005 and 2004.

	Independent Director Options	Employee Options
Issued and Outstanding at 12/31/03	40,000	—
Grants	20,000	107,500
Exercises	—	—
Expirations	—	—

Issued and Outstanding at 12/31/04	60,000	107,500
Grants	20,000	—
Exercises	—	—
Expirations	(20,000)	—

Issued and Outstanding at 12/31/05	60,000	107,500

Warrant Purchase Agreements

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold (see Note 13—Related Party Transactions). These warrants, as well as the shares issuable upon their exercise, were registered in connection with our first and second public offerings (see Note 7—Public Offerings). In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with both of the aforementioned offerings. Pursuant to SFAS No. 123, we valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. The Dealer Manager may retain or re-allow these warrants to broker-dealers participating in the offering, unless such issuance of soliciting dealer warrants is prohibited by either federal or state securities laws. The holder of a soliciting dealer warrant is entitled to purchase one share of common stock from us at a price of $12 per share beginning on the first anniversary of the effective date of the offering in which such warrants are issued and ending five years after the effective date of such offering. Subject to certain exceptions, a soliciting dealer warrant may not be transferred, assigned, pledged or hypothecated for a period of one year following the effective date of the relevant public offering. Exercise of the soliciting dealer warrants is governed by the terms and conditions detailed in the warrant purchase agreement.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 12—Distributions

Our board of directors declares the following quarter’s annualized distribution before the first day of the quarter. We calculate our distributions based upon daily record and distribution declaration dates so investors will be eligible to earn distributions immediately upon purchasing shares of our common stock or upon purchasing limited partnership units of our partnership. We accrue and pay distributions on a quarterly basis. The following table sets forth the distributions that have been paid and/or declared to date by our board of directors.

Quarter	Amount Declared per Share/Unit (1)	Annualized Amount Per Share/Unit (1)	Date Paid
2nd Quarter—2003	$0.1558	$0.625	July 15, 2003
3rd Quarter—2003	$0.1575	$0.625	October 15, 2003
4th Quarter—2003	$0.1575	$0.625	January 15, 2004
1st Quarter—2004	$0.1591	$0.640	April 15, 2004
2nd Quarter—2004	$0.1591	$0.640	July 15, 2004
3rd Quarter—2004	$0.1609	$0.640	October 15, 2004
4th Quarter—2004	$0.1609	$0.640	January 18, 2005
1st Quarter—2005	$0.1578	$0.640	April 15, 2005
2nd Quarter—2005	$0.1596	$0.640	July 15, 2005
3rd Quarter—2005	$0.1613	$0.640	October 17, 2005
4th Quarter—2005	$0.1613	$0.640	January 17, 2006
1st Quarter—2006	$0.1578	$0.640	April 17, 2006	(2)

(1)	Assumes share or unit was owned for the entire quarter.
(2)	Anticipated payment date.

Our distributions to shareholders are characterized for federal income tax purposes as ordinary income or a non-taxable return of capital. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a dividend and reduce the shareholders’ basis in the common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a gain from the sale or exchange of that shareholder’s common shares. We notify shareholders of the taxability of distributions paid during the preceding year on an annual basis. The following summarizes the taxability of distributions on common shares for the years ended December 31, 2005, 2004 and 2003:

	2005		2004		2003
Per Common Share:	Per Share Amount	Percentage	Per Share Amount	Percentage	Per Share Amount	Percentage
Ordinary Income	$0.408	63.80%	$0.378	59.10%	$0.249	39.80%
Return of Capital	0.232	36.20%	0.262	40.90%	0.376	60.20%

Total	$0.640	100.00%	$0.640	100.00%	$0.625	100.00%

Note 13—Related Party Transactions

Our Advisor

Our day-to-day activities are managed by our advisor, an affiliate, under the terms and conditions of an advisory agreement. Our advisor is considered a related party as certain indirect owners and employees of our advisor serve as our executives. The responsibilities of our advisor include the selection of our investment properties, the negotiations for these investments and the property management and leasing of these properties.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

We have entered into an advisory agreement with our advisor pursuant to which we pay certain acquisition and asset management fees to our advisor. The amount of such acquisition fees was previously equal to 3% of the aggregate purchase price of all properties we acquired up to a cumulative purchase price of $170 million. In March 2004, we reached the cumulative threshold of $170 million in properties and all subsequent acquisitions have been and will continue to be subject to a reduced acquisition fee of 1.0%. During the years ended December 31, 2005, 2004 and 2003, our advisor earned approximately $11.1 million, $6.4 million and $4.4 million, respectively, for acquisition fees which are accounted for as part of the historical cost of the acquired properties.

We pay our advisor an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties we own in excess of $170 million. During the years ended December 31, 2005 and 2004, we incurred asset management fees of $8.9 million and $1.5 million, respectively. No asset management fees were paid in 2003 as we had not exceeded the aforementioned threshold of $170 million.

Pursuant to the advisory agreement, our advisor is obligated to advance all of our offering costs subject to its right to be reimbursed for such costs by us in an amount up to 2% of the aggregate gross offering proceeds raised in our public offerings of common stock. Such offering costs include, but are not limited to, actual legal, accounting, printing and other expenses attributable to preparing the SEC registration statements, qualification of the shares for sale in the states and filing fees incurred by our advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares, other than selling commissions and the dealer manager fee.

During the years ended December 31, 2005, 2004 and 2003, as well as from the period of our inception (April 12, 2002) to December 31, 2002, our advisor incurred approximately $8.6 million, $8.3 million, $7.7 million and $3.4 million, respectively, of offering costs. During the years ended December 31, 2005, 2004 and 2003, we reimbursed our advisor approximately $13.3 million, $10.9 million and $3.3 million, respectively, for such costs. These costs are reflected in equity as offering costs when such reimbursement obligations are incurred. As of December 31, 2005, the un-reimbursed amount of offering costs incurred by our advisor, since inception (April 12, 2002), was approximately $451,000. As described in Note 7—Public Offerings, we closed the primary offering component of our fourth public offering on January 23, 2006 and we may fully reimburse our advisor for all remaining un-reimbursed offering costs.

Our advisor is obligated to pay all of the offering and marketing related costs associated with our partnership’s private placement. However, our partnership is obligated to pay our advisor a non-accountable expense allowance which equals 2% of the gross equity proceeds raised through our partnership’s private placement. During the years ended December 31, 2005, 2004 and 2003, our partnership incurred approximately $2.3 million, $521,000 and $54,000, respectively, payable to our advisor for such expense allowance.

In accordance with the advisory agreement we are obligated, subject to certain limitations, to reimburse our advisor for certain other expenses incurred on our behalf for providing services contemplated in the advisory agreement, provided that our advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the years ended December 31, 2005, 2004 and 2003, we have reimbursed approximately $511,000, $327,000 and $96,000, respectively, for such costs.

As of December 31, 2005 and 2004, we owed our advisor approximately $624,000 and $576,000 respectively, for various fees and reimbursements as described above which is included in other liabilities on the accompanying consolidated balance sheets.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The Dealer Manager

Our public and private offerings are managed by the Dealer Manager under the terms of certain dealer manager agreements. Our Dealer Manager is considered a related party as certain indirect owners and employees of the Dealer Manager serve as our executives.

We have entered into a Dealer Manager Agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 2.0% of gross offering proceeds raised pursuant to our public offerings of common stock to the Dealer Manager as compensation for managing the offering. The Dealer Manager may re-allow a portion of such fees to broker-dealers who participate in the offering. We also pay up to a 6% sales commission of gross offering proceeds raised pursuant to our public offerings of common stock. As of December 31, 2005, all sales commissions had been re-allowed to participating broker-dealers. For the years ended December 31, 2005, 2004 and 2003, we incurred approximately $49.9 million, $42.5 million and $11.2 million, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are considered a cost of raising capital and as such are included as a reduction of additional paid-in capital on the accompanying consolidated balance sheets.

We have also entered into a dealer manager agreement with the Dealer Manager pursuant to which we pay a dealer manager fee of up to 1.5% of the gross equity proceeds raised through our partnership’s private placement. We also pay the Dealer Manager a sales commission of up to 5.0% of the gross equity proceeds raised through our partnership’s private placement. As of December 31, 2005, substantially all of the sales commissions were re-allowed to participating broker-dealers who are responsible for affecting sales. For the years ended December 31, 2005, 2004 and 2003, we incurred up front fees of approximately $7.6 million, $1.7 million and $175,000, respectively, payable to the Dealer Manager for dealer manager fees and sales commissions. Such amounts are included in deferred loan costs on the accompanying consolidated balance sheets.

Pursuant to our first and second public offerings, the Dealer Manager earned one soliciting dealer warrant for every 25 shares sold. The holder of a soliciting dealer warrant has the right to purchase one share of common stock for $12. In September 2005, our board of directors approved and we issued approximately 2.2 million soliciting dealer warrants to the Dealer Manager representing all of the warrants the Dealer Manager earned in connection with our first and second public offerings. Pursuant to SFAS No. 123, we valued these warrants using the Black-Scholes option-pricing model, and based on our historical volatility, these warrants had a nominal value. No warrants were offered in our third or fourth public offering. During the year ended December 31, 2005, the Dealer Manager did not earn any soliciting dealer warrants as all shares sold during such period were in connection with our third and fourth public offerings (see Note 7—Public Offerings).

As of December 31, 2005 and 2004, we owed the Dealer Manager approximately $1.4 million and $828,000, respectively, in relation to the fees described above which is included in other liabilities on the accompanying consolidated balance sheets.

The Facilitator

The Facilitator is responsible for the facilitation of transactions associated with our partnership’s private placement. The Facilitator is considered a related party as certain indirect owners and employees of the Facilitator serve as our executives. We have entered into an agreement with the Facilitator whereby we pay a transaction facilitation fee associated with our partnership’s private placement. We pay the Facilitator up to 1.5% of the gross equity proceeds raised through our partnership’s private placement for transaction facilitation. For the years ended December 31, 2005, 2004 and 2003, we incurred approximately $1.8 million, $379,000 and $41,000, respectively, payable to the Facilitator for such fees. In accordance with SFAS No. 98, these fees, as well as the other fees associated with our partnership’s private placement, are recorded as deferred loan costs and amortized over the life of the financing obligation (see Note 8—Our Partnership’s Private Placement).

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 14—Income Taxes

During 2005, we operated and expect to continue to operate in a manner to meet all the requirements to qualify for REIT status. We have made our REIT election under Internal Revenue Code Section 856 for the taxable year ended December 31, 2003. In order for a former C corporation to elect to be a REIT, it must distribute 100% of its C corporation earnings and profits and agree to be subject to federal tax at the corporate level to the extent of any subsequently recognized built-in gains within a ten year period. We did not have any built-in gains at the time of our conversion to REIT status. As a REIT, we generally will not be subject to federal income taxation at the corporate level to the extent we distribute 100% of our REIT taxable income annually, as defined in the Internal Revenue Code, to our shareholders and satisfy other requirements. To continue to qualify as a REIT for federal tax purposes, we must distribute at least 90% of our REIT taxable income annually. No material provisions have been made for federal income taxes in the accompanying consolidated financial statements.

Note 15—Commitments and Contingencies

Forward Purchase Commitments

Deltapoint—On March 28, 2005, a wholly-owned subsidiary of our partnership entered into a joint venture agreement with Deltapoint Park Associates, LLC, an unaffiliated third-party, to acquire 47 acres of land and to develop an 885,000 square foot distribution facility located in Memphis, Tennessee. Deltapoint Park Partners LLC (“Deltapoint”), a Delaware limited liability company, was created for the purpose of conducting business on behalf of the joint venture. Pursuant to the operating agreement of Deltapoint, we were obligated to make the majority of the initial capital contributions and we received a preferred return on such capital contributions. Subsequent to the closing of a construction loan in May 2005, Deltapoint repaid us our initial capital contributions plus our preferred return and we ceased to be a member of Deltapoint. Contemporaneously with the closing of the construction loan, our partnership entered into a forward purchase commitment agreement whereby we are obligated to acquire the distribution facility from Deltapoint upon completion which can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs.

Buford Distribution Center—In October 2004, we entered into a forward purchase commitment with Wachovia Bank National Association (“Wachovia”) in connection with our commitment to acquire two buildings, referred to as the Buford Distribution Center, totaling 677,667 square feet from an unrelated third-party developer. We have entered into a binding agreement with Wachovia, the construction lender, to purchase the buildings at a price of up to $29.0 million and thereby retire the related construction financing. Our obligation to acquire the buildings from the third-party developer upon completion can be satisfied under a variety of scenarios, mostly dependent upon leasing, with a minimum purchase price equal to actual development costs. We anticipate acquiring this property in March 2006 for approximately $20 million using our remaining net proceeds from our fourth public offering, capital from our co-investment partners and debt.

Note 16—Subsequent Events

Closing of Our Fourth Public Offering

At the close of business on January 23, 2006, we closed the primary offering component of our fourth public offering of common stock. Although we closed the aforementioned primary offering for the foreseeable future, we have retained the right to recommence the primary offering at any time during the effectiveness of our offering. In addition, we will continue to offer shares of our common stock through our distribution reinvestment plan.

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Contribution of Properties to Institutional Fund

On February 21, 2006, we entered into a joint venture agreement with affiliates of Boubyan Bank of Kuwait whereby we contributed six properties with an approximate value of $123 million to an institutional fund. We retained a 20% equity interest in the venture and our partner retained the other 80% equity interest. The fund’s day-to-day business affairs are managed by us and all major decisions are determined by both members. In connection with this transaction, we also issued approximately $95.5 million of secured non-recourse debt with a stated interest rate of 5.53% maturing in March 2012. Pursuant to our joint venture agreement, we act as asset manager for the joint venture and we will earn certain asset management fees related to the properties we manage.

Note 17—Quarterly Results (Unaudited)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2005 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2005
	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005
Rental revenue	$19,548	$23,498	$36,533	$42,219	$121,798
Other income	664	3,856	311	1,295	6,126

Total revenue	20,212	27,354	36,844	43,514	127,924
Rental expense	2,383	2,467	3,892	4,713	13,455
Real estate taxes	2,435	2,892	4,644	5,344	15,315
Depreciation and amortization	12,350	14,192	21,178	23,303	71,023
Interest expense	3,718	4,827	9,813	10,354	28,712
General and administrative expense	728	701	865	710	3,004
Asset management fees, related party	1,179	1,524	2,937	3,261	8,901

Net income (loss) before minority interest	(2,581)	751	(6,485)	(4,171)	(12,486)
Minority interest	—	3	(287)	(242)	(526)
Net income (loss)	$(2,581)	$748	$(6,198)	$(3,929)	$(11,960)

Earnings (loss) per common share:
Basic and diluted	$(0.03)	$0.01	$(0.06)	$(0.03)	$(0.12)

Basic common shares outstanding	74,401	88,066	104,224	121,097	97,333

Diluted common shares outstanding	74,421	88,473	104,668	121,975	97,774

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table presents selected unaudited quarterly financial data for each quarter during the year ended December 31, 2004 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2004
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
Rental revenue	$3,582	$5,506	$8,935	$16,654	$34,677
Other income	13	228	933	247	1,421

Total revenue	3,595	5,734	9,868	16,901	36,098
Rental expense	401	490	850	1,634	3,375
Real estate taxes	397	626	950	1,857	3,830
Depreciation and amortization	1,646	2,765	4,888	9,974	19,273
Interest expense	651	894	1,650	2,783	5,978
General and administrative expense	328	311	1,026	707	2,372
Asset management fees, related party	—	145	398	982	1,525

Net income (loss)	$172	$503	$106	$(1,036)	$(255)

Earnings (loss) per common share:
Basic and diluted	$0.01	$0.02	$0.00	$(0.02)	$(0.01)

Basic common shares outstanding	16,580	29,536	44,670	60,517	37,908

Diluted common shares outstanding	16,600	29,556	44,690	60,537	37,928

The following table presents selected unaudited quarterly financial data for each quarter during the period ended December 31, 2003 (amounts in thousands except per share information):

	For the Quarter Ended				For the Year Ended December 31, 2003
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003
Rental revenue	$—	$118	$842	$1,685	$2,645
Other income	1	39	11	10	61

Total revenue	1	157	853	1,695	2,706
Rental expense	—	—	38	98	136
Real estate taxes	—	—	51	180	231
Depreciation and amortization	—	69	360	766	1,195
Interest expense	—	26	138	221	385
General and administrative expense	73	33	118	188	412
Asset management fees, related party	—	—	—	—	—

Net income (loss)	$(72)	$29	$148	$242	$347

Earnings (loss) per common share:
Basic and diluted	$(0.27)	$0.02	$0.03	$0.03	$0.09

Basic common shares outstanding	261	1,809	4,393	9,357	3,987

Diluted common shares outstanding	261	1,829	4,413	9,377	4,007

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

Note 18—Segment Information

We consider each operating property to be an individual operating segment that has similar economic characteristics with all our other operating properties and we combine our operating segments into reportable segments based upon their geographic location or market. For purposes of this disclosure, we report the revenue of our largest reportable market segments on an individual basis until the aggregate revenue of such individually reported market segments equals at least 75% of our total revenues and then aggregate all remaining reportable market segments into one category, “Other Markets.” These other markets include Baltimore, Boston, Charlotte, Columbus, Denver, Harrisburg/Lehigh Valley, Indianapolis, Louisville, Miami, New Jersey, Orlando, San Antonio, San Francisco and Seattle. The following table sets forth the rental revenues and property net operating income of our market segments for the years ended December 31, 2005, 2004 and 2003 (dollar amounts are in thousands).

	Rental Revenues			Property NOI(1)
Segments	2005	2004	2003	2005	2004	2003
Atlanta	$16,143	$4,522	$—	$12,282	$3,658	$—
Chicago	7,891	1,033	181	6,488	1,025	178
Cincinnati	8,942	5,323	114	7,356	4,488	105
Dallas	15,872	4,926	154	11,017	3,376	116
Houston	11,359	4,374	105	7,830	3,161	44
Los Angeles	4,700	1,185	129	3,409	929	92
Memphis	14,285	2,850	761	11,907	2,269	545
Nashville	5,738	4,318	1,138	5,076	3,908	1,135
Phoenix	8,550	1,757	—	5,770	1,244	—
Other Markets	28,318	4,389	63	21,893	3,414	63

Total	$121,798	$34,677	$2,645	$93,028	$27,472	$2,278

(1)	Net operating income (NOI) is defined as rental revenue, including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expense and interest expense.

We consider NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of our properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of our financial performance as a whole since it does exclude such expenses which could materially impact our results of operations. Further, our NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, we believe net income, as defined by GAAP, to be the most appropriate measure to evaluate our overall financial performance. The following table is a reconciliation of our NOI to our reported net income (dollar amounts are in thousands):

	2005	2004	2003
Property NOI	$93,028	$27,472	$2,278
Interest and other real estate income	6,126	1,421	61
Depreciation and amortization expense	(71,023)	(19,273)	(1,195)
Interest expense	(28,712)	(5,978)	(385)
General and administrative expense	(3,004)	(2,372)	(412)
Asset management fees, related-party	(8,901)	(1,525)	—
Minority interest	526	—	—

Net income (loss)	$(11,960)	$(255)	$347

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

The following table reflects our total assets by market segment (dollar amounts are in thousands).

	Total Assets as of December 31,
	2005	2004
Market segments:
Atlanta	$252,701	$146,261
Chicago	177,765	11,160
Cincinnati	117,381	76,605
Dallas	240,861	90,762
Houston	122,068	82,313
Los Angeles	82,547	32,095
Memphis	178,371	38,420
Nashville	76,256	57,873
Phoenix	84,820	80,263
Other markets	589,943	128,073

Total segment assets	1,922,713	743,825
Non-segment assets:
Cash and cash equivalents	84,771	16,119
Other non-segment assets(1)	50,211	24,864

Total assets	$2,057,695	$784,808

(1)	Other non-segment assets primarily consists of corporate assets including investments in unconsolidated joint ventures, notes receivable, certain loan costs, including loan costs associates with our financing obligations and deferred acquisition costs.

Note 19—Pro Forma Financial Information (Unaudited)

During the years ended December 31, 2005 and 2004, we acquired 251 properties, for a total investment of approximately $1.8 billion. The following unaudited pro forma information for the years ended December 31, 2005 and 2004 have been prepared to reflect the incremental effect of the acquisition of properties during 2005 and 2004 by us as if such transactions and adjustments had occurred on January 1, 2004, and were carried forward through December 31, 2005. As these acquisitions are assumed to have been made on January 1, 2004 the shares outstanding as of December 31, 2005 are assumed to have been sold and outstanding as of January 1, 2004 for purposes of calculating per share information (dollar amounts in thousands except per share information).

	2005	2004
Revenue	$182,392	$164,248
Depreciation and amortization	$92,081	$93,134
Net loss	$(7,742)	$(17,828)
Loss per share—basic and diluted	$(0.06)	$(0.13)
Shares outstanding:
Basic	133,206,784	133,206,784
Diluted	134,973,837	134,973,837

During the years ended December 31, 2004 and 2003, we acquired 106 properties, for a total investment of approximately $754.1 million. The following unaudited pro forma information for the years ended December 31, 2004 and 2003 have been prepared to reflect the incremental effect of the acquisition of properties during 2004 and 2003 by us as if such transactions and adjustments had occurred on January 1, 2003, and were carried

Dividend Capital Trust Inc. and Subsidiaries

Notes to Consolidated Financial Statements—(Continued)

forward through December 31, 2004. As these acquisitions are assumed to have been made on January 1, 2003, the shares outstanding as of December 31, 2004 are assumed to have been sold as of January 1, 2003 for purposes of calculating per share information (dollar amounts in thousands except per share information).

	2004	2003
Revenue	$70,432	$53,071
Depreciation and amortization	$50,862	$47,875
Net loss	$(11,273)	$(16,966)
Loss per share—basic and diluted	$(0.17)	$(0.25)
Shares outstanding:
Basic	67,719,883	67,719,883
Diluted	67,739,883	67,739,883

This information is presented for illustrative purposes only and is not indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future.

Note 20 – Net Income (Loss) per Common Share

Reconciliations of the numerator and denominator used to calculate basic net income (loss) per common share to the numerator and denominator used to calculate diluted net income (loss) per common share for the years ended December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003
Net income (loss)	$(11,960)	$(255)	$347
Minority interest share in net loss	(49)	—	—

Adjusted net income (loss)	$(12,009)	$(255)	$347

Weighted average common shares outstanding-Basic	97,333	37,908	3,987
Incremental weighted average effect of conversion of limited partnership units	441	20	20

Weighted average common shares outstanding-Diluted	97,774	37,928	4,007

Net income (loss) attributable per common share-Basic	$(0.12)	$(0.01)	$0.09

Net income (loss) attributable per common share-Diluted	$(0.12)	$(0.01)	$0.09

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Dividend Capital Trust Inc.:

Under date of March 7, 2006, we reported on the consolidated balance sheets of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2005. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule, Schedule III—Real Estate and Accumulated Depreciation (Schedule III). Schedule III is the responsibility of the Company’s management. Our responsibility is to express an opinion on Schedule III based on our audits.

In our opinion, Schedule III—Real Estate and Accumulated Depreciation, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Denver, Colorado

March 7, 2006

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Newpoint I	1	—	2,143	12,908	15,051	42		2,143	12,950	15,093	(1,194)	03/31/04
Southcreek	3	9,357	5,338	31,640	36,978	(714	)(2)	5,338	30,926	36,264	(2,244)	6/8/2004 / 09/21/04
Eagles Landing	1	20,942	2,595	13,475	16,070	131		2,595	13,606	16,201	(1,288)	10/01/04
Buford Industrial	1	—	1,475	7,021	8,496	153		1,475	7,174	8,649	(703)	10/01/04
Breckinridge Industrial	2	—	1,950	10,159	12,109	133		1,950	10,292	12,242	(1,697)	10/01/04
Westgate Industrial	1	—	2,140	4,801	6,941	86		2,140	4,887	7,027	(1,261)	10/01/04
Westpark Industrial	2	—	2,176	6,719	8,895	336		2,176	7,055	9,231	(463)	10/01/04
Cobb Industrial	2	—	1,120	5,249	6,369	74		1,120	5,323	6,443	(499)	10/01/04
Cabot Parkway Industrial	2	—	2,275	13,982	16,257	(1,204	)(2)	2,275	12,778	15,053	(1,074)	10/01/04
Atlanta NE Portolio	2	—	2,817	14,892	17,709	107		2,817	14,999	17,816	(1,312)	11/05/04
Lotus Cars USA	1	—	1,029	2,103	3,132	—		1,029	2,103	3,132	(154)	12/03/04
Fulton Industrial Boulevard	3	7,450	1,850	13,480	15,330	113		1,850	13,593	15,443	(343)	07/21/05
Penney Road	1	2,017	401	4,145	4,546	10		401	4,155	4,556	(83)	07/21/05
Southfield Parkway	1	2,560	523	3,808	4,331	1		523	3,809	4,332	(88)	07/21/05
Livingston Court	3	5,410	1,194	8,475	9,669	9		1,194	8,484	9,678	(246)	07/21/05
Peterson Place	5	4,212	739	8,050	8,789	19		739	8,069	8,808	(199)	07/21/05
Oakbrook Parkway	5	9,607	1,823	17,185	19,008	72		1,823	17,257	19,080	(396)	07/21/05
Regency Parkway	7	9,433	1,521	16,084	17,605	409		1,521	16,493	18,014	(404)	07/21/05
Jimmy Carter Boulevard	2	3,182	488	5,159	5,647	204		488	5,363	5,851	(151)	07/21/05
McGinnis Ferry Road	1	4,165	700	6,855	7,555	2		700	6,857	7,557	(213)	07/21/05
South Royal Atlanta Drive	1	1,000	174	1,896	2,070	—		174	1,896	2,070	(44)	07/21/05
Interstate South	1	—	2,396	18,620	21,016	45		2,396	18,665	21,061	(234)	09/30/05

TOTAL ATLANTA MARKET	48	79,335	36,867	226,706	263,573	28		36,867	226,734	263,601	(14,290)
Delta Portfolio	7	27,146	8,762	36,806	45,568	297		8,762	37,103	45,865	(1,670)	04/12/05
Charwood Road	1	5,296	1,960	10,261	12,221	—		1,960	10,261	12,221	(217)	07/21/05
Greenwood Place	1	5,260	1,596	7,844	9,440	236		1,596	8,080	9,676	(183)	07/21/05
Coca Cola Drive	1	—	4,290	25,371	29,661	—		4,290	25,371	29,661	(181)	07/21/05

TOTAL BALTIMORE MARKET	10	37,702	16,608	80,282	96,890	533		16,608	80,815	97,423	(2,251)
Progress Industrial	2	—	2,570	5,933	8,503	258		2,570	6,191	8,761	(696)	10/01/04
South Industrial	1	—	1,125	2,805	3,930	166		1,125	2,971	4,096	(74)	10/01/04
Technology Industrial	1	—	941	2,606	3,547	31		941	2,637	3,578	(389)	10/01/04
Sunnyslope Industrial	1	—	3,626	7,616	11,242	65		3,626	7,681	11,307	(968)	10/01/04
Wildwood Avenue	1	10,320	2,653	11,771	14,424	6		2,653	11,777	14,430	(288)	10/01/04

TOTAL BOSTON MARKET	6	10,320	10,915	30,731	41,646	526		10,915	31,257	42,172	(2,415)
Nevada Boulevard	1	3,023	1,360	4,840	6,200	—		1,360	4,840	6,200	(123)	07/21/05
Barringer Drive	1	1,760	507	4,549	5,056	(123	)(2)	507	4,426	4,933	(106)	07/21/05

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Nations Ford Road	1	2,840	1,603	5,277	6,880	—		1,603	5,277	6,880	(128)	07/21/05
Empire Distribution Center	1	—	622	3,655	4,277	—		622	3,655	4,277	(28)	11/02/05

TOTAL CHARLOTTE MARKET	4	7,623	4,092	18,321	22,413	(123)		4,092	18,198	22,290	(385)
Mallard Lake	1	—	2,561	8,809	11,370	—		2,561	8,809	11,370	(787)	10/29/03
Wickes Distribution Center	1	11,399	3,191	18,505	21,696	30		3,191	18,535	21,726	(1,328)	01/05/05
Blackhawk Portfolio	5	19,998	6,671	40,877	47,548	534		6,671	41,411	48,082	(1,168)	06/13/05
East Fabyan Parkway	1	5,230	1,790	10,929	12,719	31		1,790	10,960	12,750	(300)	07/21/05
Frontenac Road	1	3,920	1,647	5,849	7,496	26		1,647	5,875	7,522	(188)	07/21/05
South Wolf Road	1	9,175	4,836	18,794	23,630	202		4,836	18,996	23,832	(495)	07/21/05
Laramie Avenue	1	4,870	1,442	7,985	9,427	26		1,442	8,011	9,453	(215)	07/21/05
West 123rd Place	1	2,875	644	5,935	6,579	20		644	5,955	6,599	(119)	07/21/05
Stern Avenue	1	2,560	505	4,947	5,452	4		505	4,951	5,456	(107)	07/21/05
McCook Industrial Center	1	—	5,541	17,601	23,142	(93	)(2)	5,541	17,508	23,049	(97)	10/21/05

TOTAL CHICAGO MARKET	14	60,027	28,828	140,231	169,059	780		28,828	141,011	169,839	(4,804)
Park West	6	43,550	10,441	63,682	74,123	163		10,441	63,845	74,286	(6,576)	12/15/03 / 06/08/04
Northwest Business Center	1	—	299	4,486	4,785	39		299	4,525	4,824	(1,163)	05/23/04
New Buffington Road	2	4,100	1,618	8,500	10,118	307		1,618	8,807	10,425	(153)	07/21/05
Olympic Boulevard	3	7,350	2,096	11,788	13,884	221		2,096	12,009	14,105	(285)	07/21/05
Mineola Pike	1	2,653	625	4,642	5,267	—		625	4,642	5,267	(120)	07/21/05
Industrial Road	2	2,740	629	3,344	3,973	56		629	3,400	4,029	(72)	07/21/05
Dolwick Drive	1	2,857	579	4,670	5,249	31		579	4,701	5,280	(103)	07/21/05
Best Place	1	3,540	1,131	5,516	6,647	6		1,131	5,522	6,653	(140)	07/21/05
Distribution Circle	1	3,200	688	6,838	7,526	196		688	7,034	7,722	(142)	07/21/05

TOTAL CINCINNATI MARKET	18	69,990	18,106	113,466	131,572	1,019		18,106	114,485	132,591	(8,754)
Commodity Boulevard	2	20,849	3,891	36,799	40,690	737		3,891	37,536	41,427	(800)	07/21/05
Industrial Drive	1	4,350	683	7,136	7,819	—		683	7,136	7,819	(183)	07/21/05

TOTAL COLUMBUS MARKET	3	25,199	4,574	43,935	48,509	737		4,574	44,672	49,246	(983)
DFW H	1	6,642	981	10,392	11,373	(105	)(2)	981	10,287	11,268	(1,434)	12/15/03
Pinnacle	2	17,218	1,588	27,853	29,441	(231	)(2)	1,588	27,622	29,210	(2,933)	12/15/03
Market Industrial	5	—	1,481	15,507	16,988	358		1,481	15,865	17,346	(1,829)	10/01/04
Shiloh Industrial	2	—	878	5,957	6,835	662		878	6,619	7,497	(994)	10/01/04
Perimeter Industrial	2	—	261	2,901	3,162	54		261	2,955	3,216	(332)	10/01/04
Avenue R Industrial I	1	—	189	2,231	2,420	115		189	2,346	2,535	(319)	10/01/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Avenue R Industrial II	1	—	271	1,139	1,410	455		271	1,594	1,865	(323)	10/01/04
Westfork Center Industrial	3	—	503	5,977	6,480	122		503	6,099	6,602	(875)	10/01/04
Coasters Distribution Center	1	—	1,380	14,504	15,884	(27	)(2)	1,380	14,477	15,857	(1,121)	12/03/04
Diplomat Drive	1	2,496	532	3,136	3,668	13		532	3,149	3,681	(234)	05/26/05
North 28th Street	1	3,254	—	6,145	6,145	11		—	6,156	6,156	(199)	07/21/05
Esters Boulevard	5	27,393	2,428	50,618	53,046	243		2,428	50,861	53,289	(1,399)	07/21/05
Royal Lane	1	1,918	—	3,200	3,200	7		—	3,207	3,207	(129)	07/21/05
North Stemmons Freeway	1	2,400	585	2,576	3,161	221		585	2,797	3,382	(74)	07/21/05
West Story Drive	1	2,700	777	4,646	5,423	108		777	4,754	5,531	(116)	07/21/05
Meridian Drive	1	2,535	410	4,135	4,545	128		410	4,263	4,673	(116)	07/21/05
Gateway Drive	1	1,472	463	2,152	2,615	233		463	2,385	2,848	(60)	07/21/05
Valwood Parkway	3	8,875	2,271	15,351	17,622	329		2,271	15,680	17,951	(400)	07/21/05
108th Street	1	460	83	899	982	7		83	906	989	(25)	07/21/05
Sanden Drive	1	1,138	207	2,258	2,465	1		207	2,259	2,466	(60)	07/21/05
North Great Southwest Parkway	2	2,925	1,384	3,727	5,111	82		1,384	3,809	5,193	(145)	07/21/05
Webb Chapel Road	1	514	110	732	842	12		110	744	854	(28)	07/21/05
Belt Line Road	6	4,766	1,167	7,811	8,978	256		1,167	8,067	9,234	(230)	07/21/05
Springlake Road	2	2,720	534	4,457	4,991	476		534	4,933	5,467	(147)	07/21/05
Hurd Drive	1	1,760	420	2,332	2,752	23		420	2,355	2,775	(66)	07/21/05
Champion Drive	1	1,660	672	2,598	3,270	72		672	2,670	3,342	(73)	07/21/05
Clorox Distribution Center	1	—	3,283	20,847	24,130	—		3,283	20,847	24,130	(214)	10/18/05

TOTAL DALLAS MARKET	49	92,846	22,858	224,081	246,939	3,625		22,858	227,706	250,564	(13,875)
Interpark 70	1	5,359	1,383	7,566	8,949	78		1,383	7,644	9,027	(1,183)	09/30/04

TOTAL DENVER MARKET	1	5,359	1,383	7,566	8,949	78		1,383	7,644	9,027	(1,183)
Iron Run Corporate Center	1	—	1,531	3,632	5,163	219		1,531	3,851	5,382	(279)	03/21/05
Binney & Smith	1	11,388	5,183	20,100	25,283	—		5,183	20,100	25,283	(483)	07/20/05
High Street Portfolio	3	—	4,853	10,334	15,187	—		4,853	10,334	15,187	(114)	10/26/05

TOTAL HARRISBURG/ LEHIGH VALLEY MARKET	5	11,388	11,567	34,066	45,633	219		11,567	34,285	45,852	(876)
West by Northwest	1	—	1,033	7,564	8,597	—		1,033	7,564	8,597	(927)	10/30/03
Bondesen Business. Park	7	—	1,007	23,370	24,377	(564	)(2)	1,007	22,806	23,813	(2,826)	06/03/04
Beltway 8 Business Park	7	—	1,679	25,565	27,244	(315	)(2)	1,679	25,250	26,929	(2,571)	6/3/2004 / 7/1/2005
Corporate Industrial	2	—	613	3,989	4,602	(59	)(2)	613	3,930	4,543	(484)	10/01/04
Reed Industrial	1	—	568	6,331	6,899	403		568	6,734	7,302	(851)	10/01/04
Julie Rivers Industrial	2	—	272	3,123	3,395	33		272	3,156	3,428	(424)	10/01/04
Wynwood Industrial	1	—	180	1,634	1,814	34		180	1,668	1,848	(245)	10/01/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Wynpark Industrial	1	—	154	1,404	1,558	36		154	1,440	1,594	(227)	10/01/04
Siber Industrial	1	—	742	4,644	5,386	21		742	4,665	5,407	(529)	10/01/04
Greenbriar Industrial	1	—	1,200	7,998	9,198	(67	)(2)	1,200	7,931	9,131	(548)	10/01/04
Greens Crossing	3	7,176	1,225	10,202	11,427	—		1,225	10,202	11,427	(280)	07/01/05
Willowbrook	4	8,314	1,274	12,842	14,116	25		1,274	12,867	14,141	(253)	07/01/05
Gateway at Central Green	2	—	1,079	9,929	11,008	112		1,079	10,041	11,120	(140)	09/20/05

TOTAL HOUSTON MARKET	33	15,490	11,026	118,595	129,621	(341)		11,026	118,254	129,280	(10,305)
Plainfield I	1	—	1,394	14,269	15,663	(457	)(2)	1,394	13,812	15,206	(1,135)	12/22/03
Handleman Building	1	—	2,200	11,239	13,439	—		2,200	11,239	13,439	(27)	12/15/05
Whirlpool Airwest	1	—	3,817	24,777	28,594	—		3,817	24,777	28,594	(51)	12/16/05

TOTAL INDIANA MARKET	3	—	7,411	50,285	57,696	(457)		7,411	49,828	57,239	(1,213)
Foothill Business Center	3	—	13,315	9,112	22,427	302		13,315	9,414	22,729	(1,783)	12/09/04
Rancho Technology Park	1	—	2,790	7,048	9,838	479		2,790	7,527	10,317	(1,167)	12/17/03
East Slauson Avenue	3	12,127	5,499	14,775	20,274	138		5,499	14,913	20,412	(264)	07/21/05
Airport Circle	1	5,490	3,098	8,368	11,466	—		3,098	8,368	11,466	(125)	07/21/05
Cota Street	1	4,453	2,802	7,624	10,426	583		2,802	8,207	11,009	(163)	07/21/05
Twin Oaks Valley Road	2	3,998	1,815	7,855	9,670	—		1,815	7,855	9,670	(170)	07/21/05

TOTAL LOS ANGELES MARKET	11	26,068	29,319	54,782	84,101	1,502		29,319	56,284	85,603	(3,672)
Trade Pointe III	1	—	1,020	7,240	8,260	(2	)(2)	1,020	7,238	8,258	(562)	09/28/04
Riverport	1	—	1,279	8,812	10,091	1		1,279	8,813	10,092	(1,376)	05/03/04

TOTAL LOUISVILLE MARKET	2	—	2,299	16,052	18,351	(1)		2,299	16,051	18,350	(1,938)
Chickasaw	2	—	1,141	13,837	14,978	(249	)(2)	1,141	13,588	14,729	(1,892)	07/22/03
Memphis Trade Center III	1	5,549	2,335	22,524	24,859	7		2,335	22,531	24,866	(1,697)	06/22/04
Panattoni Memphis Portfolio	7	33,888	18,088	114,739	132,827	(132	)(2)	18,088	114,607	132,695	(5,102)	2/5/2005 – 5/13/2005
Memphis Distriplex	1	4,689	1,525	10,444	11,969	—		1,525	10,444	11,969	(294)	06/13/05

TOTAL MEMPHIS MARKET	11	44,126	23,089	161,544	184,633	(374)		23,089	161,170	184,259	(8,985)
Miami Service Center	1	—	1,110	3,811	4,921	1		1,110	3,812	4,922	(389)	04/07/05
Miami Commerce Center	1	6,200	3,050	10,769	13,819	27		3,050	10,796	13,846	(465)	04/13/05
Northeast 12 Terrace	1	2,500	1,169	6,088	7,257	—		1,169	6,088	7,257	(196)	07/21/05

TOTAL MIAMI MARKET	3	8,700	5,329	20,668	25,997	28		5,329	20,696	26,025	(1,050)
Bridgestone/Firestone	1	15,299	2,545	21,939	24,484	5,437		2,545	27,376	29,921	(2,133)	06/09/03
Mid South Logistics Center	1	12,688	1,772	18,288	20,060	38		1,772	18,326	20,098	(1,460)	06/29/04

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition		Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs			Land	Building & Improvements (1)	Total Costs (3)(4)(6)
Eastgate	1	11,079	1,445	13,352	14,797	104		1,445	13,456	14,901	(1,647)	03/19/04
Rockdale Distribution Center	1	—	2,940	12,188	15,128	—		2,940	12,188	15,128	(26)	12/28/05

TOTAL NASHVILLE MARKET	4	39,066	8,702	65,767	74,469	5,579		8,702	71,346	80,048	(5,266)
Brunswick Avenue	1	9,931	3,665	16,380	20,045	—		3,665	16,380	20,045	(400)	07/21/05
Campus Drive	1	2,714	1,366	4,841	6,207	—		1,366	4,841	6,207	(122)	07/21/05
Cottontail Lane	1	6,240	1,960	9,169	11,129	186		1,960	9,355	11,315	(224)	07/21/05
Mary Kay Building	1	—	2,993	5,944	8,937	—		2,993	5,944	8,937	(13)	12/28/05
Dendreon Building	1	—	4,940	8,026	12,966	—		4,940	8,026	12,966	(17)	12/28/05
Rockaway	3	6,470	5,881	12,521	18,402	—		5,881	12,521	18,402	(30)	12/29/05

TOTAL NEW JERSEY MARKET	8	25,355	20,805	56,881	77,686	186		20,805	57,067	77,872	(806)
Cypress Park East	2	10,634	2,627	13,055	15,682	36		2,627	13,091	15,718	(1,711)	10/22/04

TOTAL ORLANDO MARKET	2	10,634	2,627	13,055	15,682	36		2,627	13,091	15,718	(1,711)
North Industrial	2	5,786	4,566	15,899	20,465	1,367	(2)	4,566	17,266	21,832	(1,245)	10/01/04
South Industrial I	2	4,828	2,876	14,120	16,996	505		2,876	14,625	17,501	(1,139)	10/01/04
South Industrial II	1	—	1,235	4,902	6,137	390		1,235	5,292	6,527	(603)	10/01/04
West Southern Industrial	1	—	555	3,376	3,931	(103	)(2)	555	3,273	3,828	(332)	10/01/04
West Geneva Industrial	3	—	413	2,667	3,080	204		413	2,871	3,284	(240)	10/01/04
West 24th Industrial	2	—	870	4,575	5,445	186		870	4,761	5,631	(269)	10/01/04
East Watkins Industrial	1	—	2,219	10,945	13,164	4		2,219	10,949	13,168	(952)	10/01/04
Sky Harbor Transit Center	1	3,760	2,534	7,597	10,131	(9	)(2)	2,534	7,588	10,122	(765)	11/24/04
States Logistics Center	1	—	1,690	5,643	7,333	—		1,690	5,643	7,333	(12)	12/05/05

TOTAL PHOENIX MARKET	14	14,374	16,958	69,724	86,682	2,544		16,958	72,268	89,226	(5,557)
Rittiman Business Park	2	—	388	7,336	7,724	(25	)(2)	388	7,311	7,699	(1,256)	06/03/04

TOTAL SAN ANTONIO MARKET	2	—	388	7,336	7,724	(25)		388	7,311	7,699	(1,256)
Huntwood Industrial	1	—	1,892	4,662	6,554	728		1,892	5,390	7,282	(1,093)	10/01/04
Eden Rock Industrial	2	—	1,943	4,746	6,689	257		1,943	5,003	6,946	(1,344)	10/01/04
Bayside Distribution Center	2	11,759	6,875	15,254	22,129	(20	)(2)	6,875	15,234	22,109	(1,085)	11/03/04

TOTAL SAN FRANCISCO MARKET	5	11,759	10,710	24,662	35,372	965		10,710	25,627	36,337	(3,522)
Industry Drive North	2	9,730	5,753	16,039	21,792	—		5,753	16,039	21,792	(364)	07/21/05
South 228th Street	2	11,051	4,739	17,797	22,536	—		4,739	17,797	22,536	(383)	07/21/05
64th Avenue South	1	6,383	3,345	9,335	12,680	—		3,345	9,335	12,680	(234)	07/21/05

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

December 31, 2005

(dollars in thousands)

Property	No. of Bldgs	Encumbrances (5)	Initial Cost to Company			Costs Capitalized Subsequent to Acquisition	Gross Amount Carried at 12/31/2005			Accumulated Depreciation (6)	Acquisition Date
			Land	Building & Improvements (1)	Total Costs		Land	Building & Improvements (1)	Total Costs (3)(4)(6)
South 192nd Street	1	2,288	1,286	3,433	4,719	203	1,286	3,636	4,922	(85)	07/21/05
South 212th Street	1	—	3,095	10,253	13,348	—	3,095	10,253	13,348	(206)	08/01/05
Southwest 27th Street	1	7,570	4,579	8,357	12,936	—	4,579	8,357	12,936	(235)	07/21/05

TOTAL SEATTLE MARKET	8	37,022	22,797	65,214	88,011	203	22,797	65,417	88,214	(1,507)

GRAND TOTAL	264	632,383	317,258	1,643,950	1,961,208	17,267	317,258	1,661,217	1,978,475	(96,604)

(1)	Included in Building & Improvements are intangible lease assets.
(2)	Generally these reductions in basis include one or more of the following: i) payments received under master lease agreements and pursuant to GAAP, rental and expense recovery payments under master lease agreements are reflected as a reduction of the basis of the underlying property rather than revenues; ii) writeoffs of fixed asset balances due to early lease terminations by contracted customers; and iii) other miscellaneous basis adjustments.
(3)	Reconciliation of total cost to consolidated balance sheet caption as of December 31, 2005 (in thousands):

Total per Schedule III (6)	$1,978,475
Properties under development
Land	2,121
Construction in progress	6,280
Land held for development	8,049

Total investment in properties	$1,994,925

(4)	As of December 31, 2005, the aggregate cost for federal income tax purposes of investments in real estate was approximately $1.6 billion.
(5)	Reconciliation of total debt to consolidated balance sheet caption as of December 31, 2005 (in thousands):

Total per Schedule III	$632,383
Premiums, net of amortization	9,859

Mortgage notes	$642,242

(6)	A summary of activity for real estate and accumulated depreciation for the year ended December 31, 2005 is as follows (in thousands):

Investments in properties:
Balance at beginning of year	$754,064
Acquisition of properties	1,212,538
Improvements, including development properties	81,830
Asset write offs	(2,985)
Divestiture of properties	(50,522)

Balance at end of year	$1,994,925

Accumulated depreciation:
Balance at beginning of year	$21,862
Depreciation expense	75,282
Asset write offs	(540)

Balance at end of year	$96,604

Dividend Capital Advisors LLC

Balance Sheet

March 31, 2006

(Unaudited)

ASSETS:

Leasehold improvements	$183,018
Fixtures, furniture & equipment	1,153,518
Accumulated depreciation	(453,435)

Fixed assets, net	883,101

Cash and cash equivalents	4,081,345
Restricted cash and deposits	167,017
Notes receivable, related parties	782,282
Accounts receivable	2,044,168
Other assets	115,869

TOTAL ASSETS	$8,073,782

LIABILITIES AND MEMBER’S EQUITY:

Accounts payable	$475,479
Accrued expenses and other liabilities	3,305,284

TOTAL LIABILITIES	3,780,763

MEMBER’S EQUITY:

Distributions	(12,950,000)
Retained earnings	17,243,019

TOTAL MEMBER’S EQUITY	4,293,019

TOTAL LIABILITIES AND MEMBER’S EQUITY	$8,073,782

Dividend Capital Advisors LLC

Statement of Operations

For the Three Months Ended March 31, 2006

(Unaudited)

REVENUES:
Acquisition fees	$1,206,557
Asset management fees	3,518,260
Private placement fees	1,477,694
Interest and other income	387,601

TOTAL REVENUES	6,590,112

EXPENSES:
Payroll and payroll-related, related party	1,731,660
Payroll and payroll-related	234,586
General & administrative, related party	207,926
General & administrative	777,953
Depreciation and amortization	67,106
Asset management fee	87,303

TOTAL EXPENSES	3,106,534

NET INCOME	$3,483,578

Dividend Capital Advisors, LLC

Statement of Member’s Equity

For the Three Months Ended March 31, 2006

(Unaudited)

Balances, December 31, 2005	$4,409,441

Net income	3,483,578
Distributions to owner	(3,600,000)

Balances, March 31, 2006	$4,293,019

Dividend Capital Advisors, LLC

Statement of Cash Flows

For the three months ended March 31, 2006

(Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$3,483,578
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	67,106
Increase in other assets	(58,929)
Decrease in accounts receivable	(733,604)
Increase in accounts payable and accrued expenses	117,394

Net cash provided by operating activities	2,875,545

CASH FLOW USED IN INVESTING ACTIVITIES:
Principal payments on notes receivable, related party	8,316
Increase in fixed assets	(88,485)

Net cash used in investing activities	(80,169)

CASH FLOW USED IN FINANCING ACTIVITIES:
Principal payments on note payable, related party	—
Distributions	(3,600,000)

Net cash used in financing activities	(3,600,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	$(804,624)
CASH AND CASH EQUIVALENTS, beginning of period	$4,885,969

CASH AND CASH EQUIVALENTS, end of period	$4,081,345

Independent Auditors’ Report

The Member

Dividend Capital Advisors LLC:

We have audited the accompanying balance sheet of Dividend Capital Advisors LLC (a wholly owned subsidiary of Dividend Capital Advisors Group LLC) as of December 31, 2005, and the related statements of operations, member’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dividend Capital Advisors LLC as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/    KPMG LLP

Denver, Colorado

June 29, 2006

DIVIDEND CAPITAL ADVISORS LLC

Balance Sheet

December 31, 2005

Assets
Cash and cash equivalents	$4,885,969
Restricted cash and deposits	166,704
Notes receivable, related parties	790,599
Due from related parties	1,310,564
Other assets	57,253

Total current assets	7,211,089
Property and equipment, net	861,721

Total assets	$8,072,810

Liabilities and Member’s Equity
Accounts payable	$525,979
Due to related parties	108,104
Accrued expenses and other liabilities	1,278,745
Accrued payroll and payroll-related expenses	1,750,541

Total current liabilities	3,663,369
Member’s equity	4,409,441

Total liabilities and member’s equity	$8,072,810

See accompanying notes to financial statements.

DIVIDEND CAPITAL ADVISORS LLC

Statement of Operations

Year ended December 31, 2005

Revenues:
Acquisition fees, related party	$11,068,758
Asset management fees, related party	8,901,015
Private placement fees, related party	3,626,127
Interest and other income, related parties	83,322
Interest income	14,275

Total revenues	23,693,497

Expenses:
Payroll and payroll-related	574,381
Payroll and payroll-related, related parties	5,981,972
General and administrative	4,118,733
General and administrative, related parties	685,612
Depreciation and amortization	216,835
Asset management fee	733,792

Total expenses	12,311,325

Net income	$11,382,172

See accompanying notes to financial statements.

DIVIDEND CAPITAL ADVISORS LLC

Statement of Member’s Equity

Year ended December 31, 2005

Balance, December 31, 2004	$2,377,269

Net income	11,382,172
Distributions	(9,350,000)

Balance, December 31, 2005	$4,409,441

See accompanying notes to financial statements.

DIVIDEND CAPITAL ADVISORS LLC

Statement of Cash Flows

Year ended December 31, 2005

Cash flows from operating activities:
Net income	$11,382,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	216,835
Increase in restricted cash and deposits	(6,651)
Increase in other assets	(32,859)
Decrease in due from related parties	4,526,713
Increase in accounts payable, and accrued expenses and other liabilities	1,342,979
Increase in due to related parties	107,290

Net cash provided by operating activities	17,536,479

Cash flows from investing activities:
Issuances of notes receivable, related parties	(991,263)
Principal payments on notes receivable, related parties	387,363
Purchases of property and equipment	(325,482)

Net cash used in investing activities	(929,382)

Cash flows from financing activities:
Principal payments on note payable, related party	(4,500,000)
Distributions to Parent	(9,350,000)

Net cash used in financing activities	(13,850,000)

Net increase in cash and cash equivalents	2,757,097
Cash and cash equivalents, beginning of year	2,128,872

Cash and cash equivalents, end of year	$4,885,969

Supplemental disclosure of cash flow information:
Cash paid for interest	$136,493

See accompanying notes to financial statements.

DIVIDEND CAPITAL ADVISORS LLC

Notes to Financial Statements

December 31, 2005

(1)	Organization

Dividend Capital Advisors LLC (the Advisor), a wholly owned subsidiary of Dividend Capital Advisors Group LLC (the Parent), was formed in April 2002 as a Colorado limited liability company in order to primarily manage the day-to-day business activities of Dividend Capital Trust Inc. and its controlled subsidiary, Dividend Capital Operating Partnership LP (collectively, the Trust), a real estate investment trust and an affiliate. The Trust is considered an affiliate as certain directors of the Trust also majority own and control the Parent. The Advisor provides various services to the Trust pursuant to the Advisory Agreement including acquisition services, asset management services, and services related to the Trust’s public equity offering and private placement.

Limited liability companies (LLCs) are formed in accordance with the laws of the state in which they are organized. LLCs are generally an unincorporated association of two or more persons, however, the Advisor is a single member LLC. Its member has limited personal liability for the obligations or debts of the entity and they are classified as a partnership for federal income tax purposes.

(2)	Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Advisor considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

The Advisor’s cash and cash equivalents are financial instruments that are exposed to concentrations of credit risk. The Advisor invests its cash with high-credit quality federally insured institutions. Cash balances with any one institution may be in excess of federally insured limits or may be invested in non-federally insured money market accounts. The Advisor has not realized any losses in such cash investments or accounts and believes it is not exposed to any significant credit risk.

(b)	Property and Equipment

The Advisor has property and equipment, specifically computer equipment and software, furniture, office equipment, and leasehold improvements. The Advisor depreciates property and equipment on a straight-line basis over their estimated useful lives, generally five years. Capitalized leasehold improvements are amortized to expense on a straight-line basis over the shorter of the estimated life of the improvements or the term of the underlying lease, including any bargain renewal periods which are deemed probable to be exercised. The carrying value of property and equipment is recorded based on historical cost, net of accumulated depreciation and amortization on the accompanying balance sheet.

(c)	Revenue Recognition

Revenues primarily include fees earned for providing property acquisition services, asset management services, and administrative services to the Trust. The Advisor recognizes revenue for acquisition services when the Trust acquires property. Such fees are a percentage of the purchase price of the acquired property. Asset management fees are earned as services are performed and are a percentage of the total undepreciated cost of the Trust’s properties.

In addition, the Advisor earns fees for providing offering and marketing services related to the Trust’s private placement offering. The Advisor recognizes revenue as capital is raised through the Trust’s private placement offering.

DIVIDEND CAPITAL ADVISORS LLC

Notes to Financial Statements—(Continued)

December 31, 2005

(d)	Income Taxes

The Advisor is treated as a partnership for federal and, to the extent possible, applicable state income tax purposes. Accordingly, the tax effects of the Advisor flow through to the Parent, the sole member. The Parent of the Advisor is a limited liability company, which also flows through its pro rata share of its taxable income to the tax returns of the individual members.

(e)	Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in accordance with GAAP requires the Advisors’ management to make certain estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts realized or paid could differ materially from our estimates.

(3)	Notes Receivable, Related Parties

During 2005, the Advisor made loans in the form of notes receivable to affiliated entities (as described in note 7—Related Party Transactions) and as of December 31, 2005, approximately $791,000 of notes receivable, including accrued interest, were outstanding. These notes bear interest at 10% per annum and are payable upon demand and they do not have a specified maturity date. These notes are expected to be collected in full during 2006. During the year ended December 31, 2005, the Advisor recognized approximately $34,000 of interest on these notes. Such amount is classified in interest and other income, related parties on the accompanying statement of operations.

(4)	Property and Equipment

Property and equipment consists of the following at December 31, 2005:

Furniture, fixtures, and equipment	$1,065,033
Leasehold improvements	183,017
Accumulated depreciation and amortization	(386,329)

Property and equipment, net	$861,721

(5)	Note Payable, Related Party

During 2005, the Advisor had an outstanding note payable to the Parent in the amount of $4.5 million. The note accrued interest at a rate of 10.0% per annum. Total interest incurred was approximately $136,000 for the year ended December 31, 2005. Such amount is to be reimbursed by the Trust and, as such, is recorded as a receivable due from the Trust, pursuant to the Advisor Agreement, and is included in due from related parties on the accompanying balance sheet (see note 7—Related Party Transactions). The note was fully repaid in June 2005 and the Advisor had no long-term debt outstanding as of December 31, 2005.

(6)	Asset Management Fee Expense

During 2005, the Advisor engaged a third party to provide asset management services for certain properties of the Trust. The cost of such services during 2005 totaled approximately $734,000, which is included on the accompanying statement of operations as an asset management fee expense.

DIVIDEND CAPITAL ADVISORS LLC

Notes to Financial Statements—(Continued)

December 31, 2005

(7)	Related Party Transactions

Dividend Capital Trust Inc.

The Advisor manages the day-to-day activities of the Trust, an affiliate, under the terms and conditions of an advisory agreement. The Trust is considered an affiliate as certain directors of the Trust also majority own and control the Parent. The Advisor’s responsibilities under the Advisory Agreement include the selection of properties, the negotiations for these properties and the property management and leasing of these properties on behalf of the Trust. Additionally, the Advisor is responsible for paying certain costs, subject to reimbursement, associated with the marketing efforts for the Trust’s public equity offering and private placement.

In exchange for performing these services, the Advisor is paid certain acquisition and asset management fees. During 2005, the amount of such acquisition fees was equal to 1% of the aggregate purchase price of all properties acquired by the Trust. During the year ended December 31, 2005, the Advisor’s acquisition fee revenue was approximately $11.1 million.

The Advisor receives an asset management fee equal to 0.75% per annum of the total undepreciated cost of the properties owned by the Trust in excess of $170 million. During the year ended December 31, 2005, the Advisor earned asset management fees of approximately $8.9 million.

Pursuant to the advisory agreement, the Advisor is obligated to advance all of the Trust’s offering costs associated with the Trust’s public offerings, subject to the Advisor’s right to be reimbursed for such costs by the Trust, in an amount up to 2% of the aggregate gross offering proceeds raised. Such offering costs include, but are not limited to, actual legal, accounting, printing, and other expenses attributable to preparing registration statements, qualification of the shares for sale in the states and filing fees, as well as reimbursements for marketing, salaries, and direct expenses of the Advisor’s employees while engaged in registering and marketing the shares, other than selling commissions and dealer manager fees.

During the year ended December 31, 2005, the Advisor incurred approximately $8.6 million of offering costs associated with the Trust’s public offering of its common stock. As of December 31, 2005, the un-reimbursed amount of offering costs incurred by the Advisor, since inception, was approximately $657,000, which is included in due from related parties on the accompanying balance sheet. On January 23, 2006, the Trust closed its primary offering component of the Trust’s fourth public offering and the Advisor may be fully reimbursed for all un-reimbursed offering costs. However, the Advisor expects to realize additional costs relating to the Trust’s offerings in the future and to the extent the Advisor incurs such costs, the Trust will be required to reimburse the Advisor up to 2% of the gross proceeds raised.

The Advisor is also obligated to pay all of the offering and marketing related costs associated with the Trust’s private placement. However, the Trust is obligated to pay the Advisor a nonaccountable expense allowance which equals 2% of the gross equity proceeds raised through the Trust’s private placement. As of December 31, 2005, the Advisor was due approximately $67,000 from the Trust for the nonaccountable expense allowance. Such amount is included in due from related parties on the accompanying balance sheet. During the year ended December 31, 2005, the Advisor recognized approximately $3.6 million in revenue for such expense allowances, which is included in private placement fees on the accompanying statement of operations.

In accordance with the advisory agreement, the Trust is obligated, subject to certain limitations, to reimburse the Advisor for certain other expenses incurred on the Trust’s behalf for providing services contemplated in the Advisory Agreement, provided that the Advisor does not receive a specific fee for the activities which generate the expenses to be reimbursed. For the year ended December 31, 2005, the Advisor was reimbursed approximately $511,000 for such costs, which are accounted for as a reduction of the Advisor’s general and administrative expenses.

DIVIDEND CAPITAL ADVISORS LLC

Notes to Financial Statements—(Continued)

December 31, 2005

As of December 31, 2005, the Advisor was due approximately $724,000 from the Trust for various fees and reimbursements as described above, which are included in due from related parties on the accompanying balance sheet.

Other Affiliated Entities and Overhead Reimbursements

The Advisor has historically paid certain overhead expenditures including, but not limited to, rent, utilities, insurance, administrative support, and furniture, fixtures and equipment. Such expenditures also include amounts paid to affiliates as described below. These overhead expenditures are associated with certain Dividend Capital affiliated entities and their respective on-going business activities. Such affiliates include Dividend Capital Exchange Facilitators LLC, Dividend Capital Investments LLC, Dividend Capital Securities LLC, Dividend Capital Property Management LLC, and Dividend Capital Total Advisors LLC. Generally, the Advisor receives a monthly reimbursement for such costs from these affiliates, however, in certain limited cases, the Advisor receives a note receivable for reimbursement of these costs (see note 3—Notes Receivable, Related Party). As of December 31, 2005, the Advisor was due approximately $1.3 million from such affiliates, of which approximately $791,000 and $587,000 is included in notes receivable, related party and due from related parties, respectively, on the accompanying balance sheet. As of December 31, 2005, the Advisor owed approximately $108,000 to these affiliates.

First Meridian Group, Inc. (FMG) and Black Creek Capital, LLC (BCC), both affiliates of the Advisor, also provide certain administrative and back-office support to the Advisor including, but not limited to, human resources, accounts payable, information technology, and general administrative support. The Advisor reimburses, at cost, FMG and BCC on a monthly basis for such costs, which totaled $542,000 for the year ended December 31, 2005. Such amount was classified as payroll and payroll-related, related parties and general and administrative expenses, related parties on the accompanying statement of operations.

The Advisor has entered into a leasing agreement for office space with DCA Denver, LLC, an affiliate of the Advisor. The lease expires in July 2007 and at December 31, 2005, requires rent to be paid monthly in the amount of $7,711. Such amount was classified as general and administrative expenses, related parties on the accompanying statement of operations.

In the opinion of management, the costs for all of the services described above are believed to be reasonable; however, they are not necessarily indicative of the expenses the Advisor may have incurred if they received such services from non-affiliated providers.

(8)	Commitments and Contingencies

As of December 31, 2005, the Advisor had entered into three lease agreements to lease office space. These leases are accounted for as operating leases pursuant to Statement of Financial Accounting Standards No. 13, Accounting for Leases. Rental expense for the year ended December 31, 2005 under such leases totaled approximately $132,000, which is included in general and administrative expenses on the accompanying statement of operations. Certain of these leases have free rent periods or have increases in the rental rate over the term of the lease. Rental expenses related to such leases are accounted for on a straight-line basis over the noncancelable term of the lease. Such treatment resulted in rental expense of approximately $5,000 for 2005, which is included in general and administrative expenses on the accompanying statement of operations.

Certain of the leases require the Advisor to fund a security deposit and as of December 31, 2005, the Advisor had approximately $167,000 of such deposits outstanding, which is included in restricted cash and deposits on the accompanying balance sheet.

DIVIDEND CAPITAL ADVISORS LLC

Notes to Financial Statements—(Continued)

December 31, 2005

The following schedule represents the Advisor’s future minimum lease payments due under non-cancelable lease agreements as of December 31, 2005.

Future minimum lease payments
Year:
2006	$187,412
2007	148,855
2008	94,876
2009	78,576
2010	34,483

Total	$544,202

Certain affiliates of the Advisor have entered into lease agreements for office space and the Advisor has paid rent pursuant to these leases subject to its right to be reimbursed by these affiliates. However, the future minimum lease payments on these leases are not included in the Advisors schedule of future minimum lease payments. In addition, one of the three operating leases entered into by the Advisor is with DCA Denver, LLC, an affiliate of the Advisor (see note 7—Related Party Transactions).

Appendix A

EXECUTION COPY

CONTRIBUTION AGREEMENT

by and among

DIVIDEND CAPITAL TRUST INC.,

DIVIDEND CAPITAL OPERATING PARTNERSHIP, LP

and

DIVIDEND CAPITAL ADVISORS GROUP LLC

with respect to all of the outstanding

membership interests of

DIVIDEND CAPITAL ADVISORS LLC

Dated as of July 21, 2006

A-i

A-ii

A-iii

EXHIBITS:

A. Transitional Services Agreement

B. License Agreement

C. Noncompete Agreement

D. Pledge Agreement

E. Registration Rights Agreement

F. REIT Long-Term Incentive Plan

G. Joint Venture Term Sheet

H. Form of Advisor Parent Release

I. Form of Executive Release

SCHEDULES:

1. Advisor Disclosure Schedule

A-iv

CONTRIBUTION AGREEMENT

THIS AGREEMENT, dated as of July 21, 2006, is made by and among DIVIDEND CAPITAL TRUST INC., a Maryland corporation (the “REIT”), DIVIDEND CAPITAL OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership”) and DIVIDEND CAPITAL ADVISORS GROUP LLC, a Colorado limited liability company (the “Advisor Parent”).

RECITALS

WHEREAS, the Advisor Parent is the sole member of Dividend Capital Advisors LLC, a Colorado limited liability company (the “Advisor”);

WHEREAS, the REIT is the general partner and a limited partner of the Operating Partnership;

WHEREAS, the REIT and the Advisor are parties to an Amended and Restated Advisory Agreement, dated as of November 21, 2003, as amended (the “Advisory Agreement”), pursuant to which the Advisor provides various services to the REIT; and

WHEREAS, the parties to this Agreement wish to provide for a transaction in which the Advisor Parent will contribute the entire outstanding membership interest in the Advisor to the Operating Partnership (the “Contribution”) in exchange for limited partnership interests in the Operating Partnership (the “Purchase Consideration”), as hereinafter provided.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) As used in this Agreement, the following terms have the respective meanings indicated:

“Advisor Parties” means the Advisor and the Advisor Parent.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Contribution Agreement, together with the Schedules and Exhibits.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in the State of New York are authorized or required to be closed for the conduct of regular banking business.

“Closing” means the closing of the Contribution as contemplated by this Agreement.

“Closing Date” means the date on which the Closing occurred.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Plan” means a Plan which the Advisor or any ERISA Affiliate sponsors, maintains, has any obligation to contribute to, has or may have liability under or is otherwise a party to, or which otherwise provides benefits for employees, former employees, independent contractors or former independent contractors (or their dependents and beneficiaries) who provide or provided services primarily to the Advisor.

“DCTRT” means Dividend Capital Total Realty Trust, Inc., a Maryland corporation.

“EBITDA” means for any fiscal period of the Advisor, the Advisor’s net income for that period, as calculated in the ordinary course of business in connection with the preparation of, and as reflected on, its regularly-prepared financial statements, plus the sum of the amounts of all charges against income reflected in those financial statements for that period in respect of interest expense, income tax expense, depreciation expense and amortization expense related to intangible assets.

“Encumbrances” means any and all liens, charges, security interests, mortgages, pledges, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever, but excluding non-exclusive licenses of Intellectual Property.

“Environmental Law” means any Law relating to the protection, investigation or restoration of the environment (including natural resources) or the health or safety of human or other living organisms, including the manufacture, introduction into commerce, export, import, processing, distribution, use, generation, treatment, storage, handling, presence, disposal, transportation, release or management of, or other activities with respect to, Hazardous Substances, in each case as presently in effect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means a person required at any particular time to be aggregated with the Advisor under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Hazardous Substance” means (i) any petroleum or petroleum products, flammable explosives, radioactive materials, medical waste, radon, asbestos or asbestos-containing products or materials, chloroflourocarbon, hydroflourocarbon, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) or lead-containing paint or plumbing, and (ii) any element, compound, substance, waste or other material that is regulated under any Environmental Law or is defined as, or included in the definition of, or deemed by or pursuant to any Environmental Law or by any Governmental Authority to be “hazardous,” “toxic,” a “contaminant,” “waste,” a “pollutant,” “hazardous substance,” “hazardous waste,” “restricted hazardous waste,” “hazardous material,” “extremely hazardous waste,” a “toxic substance,” a “toxic pollutant” or words with similar meaning.

“Indebtedness” means, as to any Person, (i) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (viii) all guarantees by such Person of the Indebtedness of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article VIII.

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

“Intellectual Property” means all of the following intellectual property: (i) all names and marks, brands and slogans, all registered and unregistered trademarks, trade names, service marks and applications therefor and all goodwill associated therewith; (ii) all patents, patent applications and inventions conceived or reduced to practice prior to the Closing, including any provisional, utility, continuation, continuation-in-part or divisional applications filed in the United States or other jurisdiction prior to the Closing, and all reissues thereof and all reexamination certificates issuing therefrom; (iii) all copyrights, including all related copyright registrations; (iv) all know-how or other trade secrets, whether or not reduced to practice; (v) the right to sue for and recover damages, assert, settle and/or release any claims or demands and obtain all other remedies and relief at law or equity for any past, present or future infringement or misappropriation of any of the foregoing; (vi) all licenses, options to license and other contractual rights to use the Intellectual Property; and (vii) all computer and electronic data processing programs and software programs and related documentation.

“Joint Venture Agreement” means an agreement between the REIT and DCTRT which incorporates in all material respects the provisions of the Joint Venture Term Sheet and otherwise is reasonably acceptable in form and substance to the REIT and DCTRT.

“Joint Venture Term Sheet” means the term sheet attached as Exhibit G.

“Knowledge of the Advisor Parent” means the actual knowledge (after reasonable inquiry) of the persons listed on Section 1.1(a)(i) of the Advisor Disclosure Schedule.

“Laws” means all laws, statutes, regulations, ordinances, orders, judgments, decrees or other legally binding requirements issued, promulgated, adopted or imposed by any Governmental Authority.

“License Agreement” means an agreement in substantially the form of Exhibit B.

“Losses” means any and all actual damages, actual fines, actual fees, actual penalties, actual liabilities, actual losses and actual costs and expenses (including interest, court costs and fees, and reasonable costs of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment); provided, that Losses shall not include any indirect, special, punitive (other than punitive damages asserted in a claim by a third party), incidental or consequential damages of any kind. The Losses resulting from a breach of the representation contained in Section 3.7(b) shall be calculated in the manner described in Section 3.7(b) of the Advisor Disclosure Schedule.

“Market Value” of an OP Unit means, as of any date, an amount per OP Unit equal to (x) the number of Common Shares for which an OP Unit is exchangeable on that date, multiplied by (y) the average of the Sale Prices of the Common Shares for the period of 20 Trading Days ending on the Trading Day last preceding such date; provided, that if the proviso to the definition of Sale Price contained in this Agreement is applicable, the price specified in this clause (y) shall be identical to the price set forth in such proviso.

“Material Adverse Effect” means (i) with respect to any of the Advisor Parties, a material adverse effect on the business, assets, financial condition or results of operations of the Advisor, or on the ability of the Advisor Parent to perform its obligations under this Agreement and (ii) with respect to the REIT or the Operating Partnership, a material adverse effect on the business, assets, financial condition or results of operations of the REIT and its Subsidiaries taken as a whole, or on the ability of the REIT or the Operating Partnership to perform their respective obligations under this Agreement.

“Noncompete Agreement” means an agreement in substantially the form of Exhibit C.

“OP Units” means units of limited partnership interest issued by the Operating Partnership.

“Permit” means any permit, license, franchise, approval, consent, registration, clearance, variance, exemption, order, certificate or authorization by or of any Governmental Authority.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or Governmental Authority.

“Plan” means any employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, agreement, practice, policy or arrangement, whether written or oral, and whether or not subject to ERISA, including any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Pledge Agreement” means an agreement substantially in the form of Exhibit D.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Proxy Statement” means the proxy statement to be sent to the stockholders of the REIT in connection with the solicitation of proxies to vote for, among other items, (i) the REIT Stockholder Approval and (ii) approval of the REIT Long-Term Incentive Plan.

“Registration Rights Agreement” means an agreement in substantially the form of Exhibit D.

“REIT Long-Term Incentive Plan” means an equity based compensation plan substantially in the form of Exhibit F, that provides for stock options and other stock-based awards representing 8,000,000 Common Shares (as adjusted for stock splits, stock dividends, combinations and the like) be reserved for issuance pursuant to awards to employees, directors, consultants and other service providers of the REIT and its Subsidiaries.

“REIT Stockholder Approval” means the approval of this Agreement and the transactions contemplated hereby by the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at a duly constituted meeting of the REIT’s stockholders and actually voted on the matter (excluding for this purpose shares beneficially owned by any of the Advisor Parties or their Affiliates).

“Sale Price” of the Common Shares means the closing sale price per share (or, if no sale price is reported, the average of the average bid and ask price on such date), as reported in the composite transactions for the principal U.S. securities exchange on which the Common Shares are traded or, if the Common Shares are not listed on a U.S. securities exchange, as reported by the Nasdaq Stock Market or, if there is no trading market for the Common Shares, the last price at which the REIT sold Common Shares to the public other than Common Shares sold pursuant to the REIT’s distribution reinvestment plan; provided that if on any date following the Closing Date, (i) the Common Shares are not then listed on a securities exchange or included in an automated interdealer quotation system and (ii) the REIT shall not have sold Common Shares to the public since the date of this Agreement, then the Sale Price shall be $11.25 (as adjusted for stock splits, stock dividends, combinations and the like).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Sellers’ Representative” means Evan H. Zucker or, if that person is unable or unwilling to serve in such capacity, then another person approved by the Advisor Parent.

“Special Committee” means the special committee of the board of directors of the REIT who created by resolution of the board adopted on April 13, 2006.

“Straddle Period” means any Tax period beginning, but not ending, on or before the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person (i) of which the first Person owns directly or indirectly 50% or more of the equity interest in the other Person, (ii) of which the first Person or any other Subsidiary of the first Person is a general partner or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s Subsidiaries.

“Tax” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), whether federal, state, local, foreign or other, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority and any liability for any of the foregoing as transferee or successor.

“Tax Authority” means any governmental authority responsible for the imposition of any Tax.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreements” means all existing or effective agreements or arrangements (whether or not written) binding the Advisor that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any person’s Tax liability (other than any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries).

“Trading Day” means a day on which the principal trading market for the Common Shares is open for business or, if there is no such trading market, any Business Day.

“Transaction Documents” means the Transitional Services Agreement, the License Agreement, the Pledge Agreement and the Registration Rights Agreement, collectively.

“Transitional Services Agreement” means an agreement substantially in the form of Exhibit A.

(b) In addition, the following terms are defined in the other parts of this Agreement indicated below:

“Advisor”	Recitals
“Advisor 2005 Balance Sheet”	Section 3.8
“Advisor Disclosure Schedule”	Article III
“Advisor Interest”	Section 2.1
“Advisor Parent”	Preamble
“Advisory Agreement”	Recitals
“Closing Date Balance Sheet”	Section 2.7(a)
“Closing Date Net Assets”	Section 2.7(a)
“Common Shares”	Section 4.3(a)
“Confidential Information”	Section 5.15
“Contributed Units”	Section 2.2
“Contribution”	Recitals
“Dispute Notice”	Section 2.7(b)
“Employment Agreements”	Section 6.2(f)
“Financial Statements”	Section 3.7(a)
“First Follow-On Period”	Section 5.12(b)
“Governmental Licenses”	Section 3.27
“Indemnity Amount”	Section 8.4(a)
“Leased Real Property”	Section 3.23(a)
“Lock-Up Period”	Section 5.12(a)
“Loss Certificate”	Section 5.6(d)
“Loss Estimate”	Section 5.6(d)
“Modification”	Section 5.18

“Modified Units”	Section 5.18
“OP Agreement Amendment”	Section 2.5(h)
“Operating Partnership”	Preamble
“Purchase Consideration”	Recitals
“REIT”	Preamble
“REIT Indemnified Parties”	Section 8.2
“REIT SEC Documents”	Section 4.6
“REIT Stockholders Meeting”	Section 5.5(d)
“Representatives”	Section 5.3
“Reviewing Accountant”	Section 2.7(c)
“Second Follow-On Period”	Section 5.12(c)
“Seller Indemnified Parties”	Section 8.3
“Special Units”	Section 5.18
“Tax Loss”	Section 7.3(a)
“Tax Referee”	Section 7.4
“Transferred Employee”	Section 3.13(a)
“Transferred Subsidiary”	Section 2.1
“Transferred Subsidiary Stock”	Section 2.1
“1% Transfer”	Section 2.1
“13th Floor Lease”	Section 5.16

(c) For the purposes of this Agreement, except to the extent the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;

(ii) the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii) whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v) all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of those terms;

(vii) if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(viii) references to a party are also to its permitted successors and assigns;

(ix) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(x) “contract” includes any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, franchise concession, contract, agreement, Permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding, whether written or oral;

(xi) “ordinary course of business” (or similar terms) shall be deemed followed by “consistent with past practice;”

(xii) “assets” shall include “rights,” including rights under contracts; and

(xiii) “reasonable efforts” or similar terms shall not require the waiver of any rights under this Agreement.

ARTICLE II

THE CONTRIBUTION; CLOSING

Section 2.1. Contribution. At the Closing, upon the terms and subject to the conditions of this Agreement, the Advisor Parent shall sell, transfer, assign, convey, deliver and contribute to the Operating Partnership, and the Operating Partnership will purchase and acquire from the Advisor Parent, good and valid title, free and clear of all Encumbrances except those imposed under applicable federal and state securities Laws, to (i) the entire membership interest in the Advisor (the “Advisor Interest”) and (ii) if prior to the Closing, the Advisor Parent in its discretion forms a Delaware corporation that will be a new, direct, wholly-owned subsidiary of the Advisor Parent (the “Transferred Subsidiary”) and transfers a 1% membership interest in the Advisor to the Transferred Subsidiary (the “1% Transfer”), all of the issued and outstanding capital stock of the Transferred Subsidiary (the “Transferred Subsidiary Stock”), and if the 1% Transfer occurs the Advisor Parent shall satisfy its obligation under this Section 2.1 by transferring the balance of the Advisor Interest not held by the Transferred Subsidiary in the manner described above.

Section 2.2. Consideration. In consideration of the contribution of the Advisor Interest and, if applicable, the Transferred Subsidiary Stock, the REIT shall cause the Operating Partnership to issue and convey to the Advisor Parent at the Closing good and valid title, free of all Encumbrances except those created by this Agreement, the Transaction Documents, the limited partnership agreement of the Operating Partnership or applicable federal and state securities Laws, a number of OP Units equal to (i) 15,111,111 minus (ii) the number of Modified Units issued pursuant to Section 5.18 (together with the Modified Units, the “Contributed Units”). Subject to the adjustments provided for in Sections 2.3 and 2.7, the Contributed Units represent the Purchase Consideration.

Section 2.3. Adjustments to Prevent Dilution. If, prior to the Closing, (i) the REIT (a) declares a stock dividend or other distribution payable in shares of its capital stock or securities convertible or exchangeable into or exercisable for shares of its capital stock or (b) effects a stock split (including a reverse stock split), reclassification, combination, subdivision or other similar change with respect to shares of its capital stock or (ii) the Operating Partnership (a) declares a dividend or other distribution payable in partnership interests or securities convertible or exchangeable into or exercisable for partnership interests or (b) effects a split (including a reverse split), reclassification, combination, subdivision or other similar change with respect to its partnership interests, then, in each case, the number of Contributed Units shall be equitably adjusted to eliminate the effects of that dividend, distribution, split, reclassification, combination, subdivision or other change.

Section 2.4. Closing. The Closing shall be held at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 a.m. local time, on the third Business Day following the satisfaction or waiver of all conditions set forth in Article VI (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time or place as the REIT and the Advisor Parent mutually agree.

Section 2.5. Closing Deliveries by the REIT.

At the Closing, the REIT will deliver or cause to be delivered to the Advisor Parent:

(a) a confirmation executed by the general partner of the Operating Partnership of the issuance of the Contributed Units to the Advisor Parent;

(b) a duly executed counterpart of the Registration Rights Agreement;

(c) a duly executed counterpart of the Transitional Services Agreement

(d) a duly executed counterpart of the License Agreement;

(e) a duly executed counterpart of the Noncompete Agreement;

(f) a duly executed counterpart of the Pledge Agreement;

(g) a counterpart of an amendment to the partnership agreement of the Operating Partnership giving effect to the Modification (the “OP Agreement Amendment”) duly executed by the REIT in its capacity as the general partner of the Operating Partnership; and

(h) such further instruments and documents as may be required to be delivered by the REIT or the Operating Partnership pursuant to the terms of this Agreement or as may be reasonably requested by the Advisor Parent in connection with the Closing.

Section 2.6. Closing Deliveries by the Advisor Parent. At the Closing, the Advisor Parent will deliver to the REIT:

(a) a duly executed assignment of the Advisor Interest;

(b) all of the books and records of the Advisor, including all signature authorization cards pertaining to the bank accounts listed in Section 3.25 of the Advisor Disclosure Schedule;

(c) resignations, to be effective as of the Closing, of directors and officers, or persons holding equivalent positions, of the Advisor;

(d) a duly executed counterpart of the Registration Rights Agreement;

(e) a counterpart of the Transitional Services Agreement duly executed by DC Services LLC, an Affiliate of the Advisor Parent;

(f) a duly executed counterpart of the License Agreement;

(g) counterparts of the Noncompete Agreement, duly executed by Evan H. Zucker and James R. Mulvihill;

(h) a duly executed counterpart of the Pledge Agreement;

(i) a duly executed certification, in form and manner set forth in U.S. Treasury Regulation Section 1.1445-2(b)(2), of the Advisor Parent’s non-foreign status;

(j) a duly executed counterpart of the OP Agreement Amendment;

(k) if the Transferred Subsidiary Stock is required to be transferred pursuant to Section 2.1, the original share certificate or certificates evidencing the Transferred Subsidiary Stock, in proper form for transfer, together with duly executed stock power therefor; and

(l) such further instruments and documents as may be required to be delivered by the Advisor Parent pursuant to the terms of this Agreement or as may be reasonably requested by the Operating Partnership or the REIT in connection with the Closing.

Section 2.7. Closing Balance Sheet.

(a) As promptly as reasonably practicable following the Closing Date, but in no event more than 90 days following the Closing Date, the REIT will prepare and deliver to the Advisor Parent a balance sheet of the Advisor as of the close of business on the day preceding the Closing Date (the “Closing Date Balance Sheet”) that shall be prepared in accordance with GAAP and on a basis consistent with the preparation of the Advisor 2005 Balance Sheet. As used herein, “Closing Date Net Assets” shall equal the total current assets (cash, cash equivalents, prepaid expenses and accounts receivable (net of allowances), including all unpaid fees and expenses under the Advisory Agreement (but only to the extent earned on or before the close of business on the day preceding the Closing Date) minus the total liabilities shown on the Closing Date Balance Sheet, all as finally determined pursuant to this Section 2.7, calculated in accordance with GAAP and on a basis consistent with the preparation of the Advisor 2005 Balance Sheet.

(b) Unless within 30 days after delivery of the Closing Date Balance Sheet, the Advisor Parent shall deliver to the REIT a notice setting forth, in reasonable detail, any good faith dispute as to the Closing Date Balance Sheet and the basis for such dispute (a “Dispute Notice”), the Closing Date Balance Sheet shall be deemed accepted by the Advisor Parent and shall be final and binding.

(c) For 15 days after the REIT’s receipt of a Dispute Notice, the parties shall endeavor in good faith to resolve by mutual agreement all matters in the Dispute Notice. If the parties are unable to resolve any matter in the Dispute Notice within such 15-day period, the REIT and the Advisor Parent shall engage Deloitte & Touche LLP, Ernst & Young, LLP or PriceWaterhouse Coopers, LLC, as selected by a majority of the independent directors of the REIT as the “Reviewing Accountant” (if such accounting firm is unable or unwilling to serve as the Reviewing Accountant, the parties shall, within 15 days after the end of such 15-day period, agree on an alternate independent accounting firm or have such selection made pursuant to the rules of the American Arbitration Association). The REIT and the Advisor Parent will each pay one-half of the fees and expenses of the Reviewing Accountant.

(d) The REIT and the Advisor Parent shall instruct the Reviewing Accountant to resolve the disputed matters as promptly as practicable. The scope of the disputed matters to be resolved by the Reviewing Accountant shall be limited to whether the disputed matters that were properly included in the Dispute Notice were determined in accordance with this Agreement. The resolution by the Reviewing Accountant of the matters properly included in the Dispute Notice shall be based solely on representations and written submissions by the REIT and the Advisor Parent and their respective Representatives and not by independent review. The Reviewing Accountant shall (i) address only those disputed matters and (ii) not assign a value greater than the greatest value for any such item claimed by the REIT or the Advisor Parent, or smaller than the smallest value for any such item claimed by the REIT or the Advisor Parent. The determination of the Reviewing Accountant will be based upon the definition of Closing Date Net Assets set forth in this Agreement. The parties shall cooperate with each other and the Reviewing Accountant in connection with the matters set forth in this Section 2.7, including by furnishing such information as may be reasonably requested. Each party shall afford the other parties the opportunity to participate in all communications with the Reviewing Accountants. The determination of the Reviewing Accountant shall be final and binding and no party shall seek recourse to courts, other tribunals or otherwise, other than to collect any amounts due under this Section 2.7. Judgment may be entered to enforce the Reviewing Accountants’ determination in any court having jurisdiction over the party against which such determination is to be enforced.

(e) No later than five Business Days after the final determination of the Closing Date Balance Sheet, the Advisor Parent shall pay to the REIT the amount by which the amount of the Closing Date Net Assets is less than zero or the REIT shall pay or cause to be paid to the Advisor Parent the amount by which the Closing Date Net Assets are more than zero. All payments under this Section 2.7 shall be made in cash by wire transfer of immediately available funds and shall be accompanied by interest at a fixed annual rate equal to 400 basis points over the “Prime Rate” as reported in The Wall Street Journal on the Closing Date and shall be calculated on the basis of the actual days elapsed between the Closing Date and the payment date based on a 365-day year; provided, that the Advisor Parent may satisfy any payment obligation it may have under this Section 2.7 by delivering to the REIT Contributed Units having a Market Value equal to the amount it is required to pay. All payments made pursuant to this Section 2.7(e) shall be treated as adjustments to the Purchase Consideration for all Tax purposes, unless otherwise required by Law (including a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

(f) The REIT and the Operating Partnership shall be entitled to deduct and withhold from any payments made pursuant to this Agreement such amounts as the REIT or the Operating Partnership are required to deduct and withhold with respect to any such payment under the Code or any provision of state, local or foreign Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the REIT or the Operating Partnership.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE ADVISOR PARENT

The Advisor Parent represents and warrants to the REIT and the Operating Partnership that, except as set forth in the disclosure schedule delivered by the Advisor Parent to the REIT prior to the execution and delivery of this Agreement (the “Advisor Disclosure Schedule”):

Section 3.1. Organization and Qualification of the Advisor Parent. The Advisor Parent is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Colorado and has all requisite limited liability company power and authority to own, license, use, lease and operate its assets and properties (including, with respect to the Advisor Parent, the Advisor) and to carry on its business as it is now being conducted. The Advisor Parent is not in default under any provision of its certificate of formation or operating agreement.

Section 3.2. Authority; Non-Contravention; Approvals.

(a) The Advisor Parent has all requisite limited liability company power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents to which the Advisor Parent is a party and the performance by the Advisor Parent of the transactions contemplated by this Agreement and such Transaction Documents have been approved by the members of the Advisor Parent, and no other limited liability company or other proceedings on the part of the Advisor Parent are necessary to authorize the execution and delivery of this Agreement and the Transaction Documents to which the Advisor Parent is a party by the Advisor Parent and the performance by the Advisor Parent of the transactions contemplated by this Agreement and such Transaction Documents. This Agreement has been, and upon their execution the Transaction Documents to which the Advisor Parent is a party will be, duly executed and delivered by the Advisor Parent and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by each other party thereto that is not an Advisor Party, constitute, and upon their execution such Transaction Documents will constitute, valid and binding obligations of the Advisor Parent, enforceable against the Advisor Parent in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles.

(b) The execution and delivery by the Advisor Parent of this Agreement and the Transaction Documents to which it is a party and the performance of the transactions contemplated by this Agreement and such Transaction Documents do not and will not (i) conflict with or result in a breach of any provision of the certificate of formation, operating agreement or comparable organizational documents of any of the Advisor Parties; (ii) result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which any of the Advisor Parties is now a party or by which any of their respective assets may be bound or affected; or (iii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to any of the Advisor Parties or any of their respective assets, excluding from the foregoing clauses (ii) and (iii) such violations, breaches, defaults, terminations, modifications, cancellations, losses or accelerations that would not be reasonably expected to have a Material Adverse Effect.

(c) No material declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement and the Transaction Documents to which it is a party by the Advisor Parent or the performance by the Advisor Parent of the transactions contemplated by this Agreement and such Transaction Documents or the consummation of the transactions contemplated by this Agreement and such Transaction Documents other than (i) the filing with the SEC of any reports or other documents that may be required under the Securities Act or the Securities Exchange Act, (ii) the filing with the appropriate state authorities of any required “blue sky” filings and (iii) filings of UCC financing statements pursuant to the Pledge Agreement.

Section 3.3. The Advisor Interest. As of the date hereof, the Advisor Parent is the lawful record and beneficial owner of the Advisor Interest and the Special Units and owns the Advisor Interest and the Special Units free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and any restrictions on transfer imposed under federal and state securities Laws or (in respect of the Special Units) under the partnership agreement of the Operating Partnership. Immediately prior to the Closing, the Advisor Parent will be the lawful record and beneficial owner of the Special Units and, if the 1% Transfer has occurred, of the Transferred Subsidiary Stock, and the Advisor Parent, alone or together with the Transferred Subsidiary, will be the lawful record and beneficial owner of the Advisor Interest and will own the Advisor Interest and the Special Units and, if the 1% Transfer has occurred, the Transferred Subsidiary Stock, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and any restrictions on transfer imposed under federal and state securities Laws or (in respect of the Special Units) under the partnership agreement of the Operating Partnership. The Advisor Interest and the Special Units have been duly authorized and each of them is validly issued, fully paid, and nonassessable. If the 1% Transfer occurs, immediately prior to the Closing the Transferred Subsidiary Stock will be validly issued, fully paid and nonassessable. Upon the conveyance of the Advisor Interest and, if applicable, the Transferred Subsidiary Stock by the Advisor Parent to the Operating Partnership and the conveyance by the Operating Partnership of the Contributed Units to the Advisor Parent, in each case in the manner contemplated under Article II, the Operating Partnership will acquire the beneficial and legal title to (i) the entire Advisor Interest; provided, that if the 1% Transfer has occurred, such title shall be held indirectly as to 1% of the Advisor Interest through its ownership of the Transferred Subsidiary and (ii) if the 1% Transfer has occurred, the Transferred Subsidiary Stock, in each case free and clear of all Encumbrances except for restrictions on transfer imposed under federal and state securities Laws. In the Modification, the Advisor Parent’s entire interest in the Special Units shall be converted into ordinary OP Units, with the result that no Special Units will remain outstanding following the Closing. There are no outstanding options, warrants or other rights of any kind to acquire any membership or other equity interest in the Advisor or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire any such interests, nor is the Advisor or Advisor Parent committed to issue any such option, warrant, right or security.

Section 3.4. Organization and Qualification of the Advisor and the Transferred Subsidiary.

(a) The Advisor is a limited liability company validly existing and in good standing under the Laws of the State of Colorado and has all requisite limited liability company power and authority to carry on its business as now being conducted and to own, use and lease its assets. The Advisor is duly qualified, licensed or admitted to do business and in good standing in every jurisdiction in which such qualification, licensing or admission is necessary because of the nature of the property owned, leased or operated by it or the nature of the business conducted by it (each of which jurisdictions as of the date hereof is listed in Section 3.4 of the Advisor Disclosure Schedule), except where the failure to be so qualified, licensed or admitted or in good standing would not be reasonably expected to have a Material Adverse Effect. The Advisor is not in default under any provision of its certificate of formation or operating agreement. The Advisor Parent has delivered to the REIT complete and correct copies of the certificate of formation and operating agreement of the Advisor.

(b) In the event the Transferred Subsidiary is formed and the 1% Transfer occurs:

(i) As of the Closing, the Transferred Subsidiary will be a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and will not be in default under any provision of its certificate of incorporation or bylaws.

(ii) The Transferred Subsidiary will be formed solely for the purpose of engaging in the transactions described in Section 2.1 and as of the Closing shall have engaged in no other business activity or operation.

(iii) Except for its ownership of the 1% membership interest in the Advisor to be obtained through the 1% Transfer, the Transferred Subsidiary will not, as of the Closing, have any assets, liabilities or obligations of any nature, whether accrued, contingent or otherwise, and as of the Closing there will be no condition, situation or set of circumstances that reasonably could be expected to result in any such liability or obligation.

(iv) As of the Closing, the Transferred Subsidiary Stock will constitute all of the authorized and issued and outstanding capital stock of the Transferred Subsidiary, and there will be no other issued and outstanding capital stock or other equity interests of the Transferred Subsidiary. As of the Closing, there will be no securities convertible into or exchangeable for capital stock of the Transferred Subsidiary nor any options, warrants, calls or other rights to purchase or subscribe for capital stock of the Transferred Subsidiary.

Section 3.5. Capitalization. The Advisor Interest constitutes the entire outstanding membership interest in the Advisor as of the date hereof. The Advisor has no other outstanding membership or other equity interests. No Person other than the Advisor Parent and, following the 1% Transfer, the Transferred Subsidiary (by means of its or their ownership of the Advisor Interest) has any right to participate in the revenues, profits, control or administration of the Advisor.

Section 3.6. No Subsidiaries or Equity Investments. The Advisor has no Subsidiaries and does not have, directly or indirectly, any equity interest in any other Person.

Section 3.7. Financial Statements.

(a) Section 3.7 of the Advisor Disclosure Schedule sets forth (i) the audited balance sheet of the Advisor for the year ended December 31, 2005 and the related audited statements of income, cash flows and members’ equity for the year then ended, including the notes and schedules thereto, (ii) the unaudited balance sheet of the Advisor for the year ended December 31, 2004 and the related unaudited statements of income, cash flows and members’ equity for the year then ended, and (iii) the unaudited balance sheet of the Advisor as of March 31, 2006 and the related unaudited statements of income, cash flows and members’ equity for the three months ended March 31, 2006 (collectively, the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial position and results of operations of the Advisor as of their respective dates and for the respective periods presented, are consistent with the books and records of the Advisor (which books and records are complete and correct in all material respects), and have been prepared in accordance with GAAP on a consistent basis through the periods covered thereby, except in the case of the audited Financial Statements, as described in the notes thereto (and except, in the case of the unaudited Financial Statements, for the absence of footnotes and subject to year-end adjustments and to any other adjustments described therein). The financial statements provided by the Advisor Parent to the REIT pursuant to Section 5.10 shall, when so delivered, fairly present, in all material respects, the financial position and results of operations of the Advisor as of their respective dates and for the respective periods presented, and shall have been prepared in accordance with GAAP on a consistent basis through the periods covered thereby, except for the absence of footnotes and subject to year-end adjustments and to any other adjustments described therein.

(b) The EBITDA of the Advisor for the twelve (12) months ended June 30, 2006, was not less than the amount set forth on Schedule 3.7(b) of the Advisor Disclosure Schedule.

Section 3.8. Absence of Undisclosed Liabilities. There are no liabilities or obligations relating to the Advisor of any nature, whether accrued, contingent or otherwise, and to the Knowledge of the Advisor Parent there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a liability or obligation, except for liabilities or obligations (i) reflected in the balance sheet of the Advisor as of December 31, 2005 included in the Financial Statements (the “Advisor 2005 Balance Sheet”) or (ii) that were incurred since the date of the Advisor 2005 Balance Sheet in the ordinary course of business and could not reasonably be expected to have a Material Adverse Effect. As of the Closing, the Advisor will not have any liabilities other than liabilities within the categories set forth on Section 3.8 of the Advisor Disclosure Schedule and not materially exceeding, in the aggregate, the dollar amounts associated with such categories on the Advisor 2005 Balance Sheet.

Section 3.9. Absence of Certain Changes or Events. Since the date of the Advisor 2005 Balance Sheet, (i) there has not been any event, circumstance, change or effect that has had or reasonably could be expected to have a Material Adverse Effect; (ii) the business of the Advisor has been conducted only in the ordinary course; and (iii) neither the Advisor Parent nor the Advisor has taken any action or agreed to take any action that would have been prohibited by Section 5.1 (taking into account Section 5.1 of the Advisor Disclosure Schedule) had this Agreement been in effect for such period.

Section 3.10. Books and Records. The Advisor ownership records and other similar records of the Advisor as made available to the REIT prior to the execution of this Agreement contain a true and complete record, in all material respects, of all actions taken at all meetings and by written consents in lieu of meetings of the members, board of managers, if any, and committees of the board of managers, if any, of the Advisor.

Section 3.11. Tax Matters.

(a) All material Tax Returns required to be filed with any Tax Authority or delivered to any Person by the Advisor have been timely filed or delivered in accordance with applicable Law, and all such Tax Returns were true, correct and complete in all material respects. No claim has been made by a Tax Authority in a jurisdiction where Tax Returns are not filed by the Advisor that the Advisor is or may be subject to taxation by that jurisdiction.

(b) At all times since the organization of the Advisor (i) all of the issued and outstanding membership interests of the Advisor have been owned by the Advisor Parent or the Transferred Subsidiary, (ii) the Advisor has been treated as a “disregarded entity” within the meaning of U.S. Treasury Regulation Section 301.7701-3 up to the date of the formation of the Transferred Subsidiary, and (iii) no election has been made by the Advisor or any other Person to treat the Advisor as other than a “disregarded entity.” The Advisor does not own securities (A) possessing more than 10% of the total voting power of the outstanding securities of any one issuer or (B) having a value of more than 10% of the total value of the outstanding securities of any issuer.

(c) No audit or other examination by any Tax Authority that relates to any Taxes of the Advisor is currently in progress (and to the Knowledge of the Advisor Parent, no such audit or examination is pending or has been threatened), and the Advisor has not received any notification from any Tax Authority relating to any issue that could materially affect any liability for Taxes of the Advisor.

(d) No agreement or waiver extending the statue of limitations relating to the payment, assessment or collection of any Taxes of the Advisor has been entered into or requested, and no contest that relates to any Taxes of the Advisor exists.

(e) There are no agreements in effect between the Advisor and any Person (including, but not limited to, any Tax Sharing Agreements) or any other statutory, judicial or contractual agreements or provisions under which the Advisor could be liable for any Taxes of any Person or claims related to any Taxes of any Person (including, but not limited to Advisor Parent). The Advisor has not (i) requested, received or been the subject of any written ruling of any Tax Authority relating to Taxes of the Advisor and has not entered into any written agreement with a Tax Authority relating to Taxes of the Advisor, (ii) engaged in any transaction of which it has made (or intends to make or was required to make) any disclosure to any Tax Authority to avoid the imposition of any penalties, interest or addition to Taxes of the Advisor, or (iii) filed any Tax Return of the Advisor containing any position that is, or would be, subject to penalties under Code Section 6662 (or any similar provision of state, local or foreign Law).

(f) The Advisor has not changed any method of accounting (or requested any change in any method of accounting) that related to any Taxes of the Advisor as a separate entity, and is not required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) ”closing agreement” as described in Code Section 7121 (or any similar provision of state, local or foreign Law) executed on or before the Closing Date, (ii) installment sale or open transaction made on or prior to the Closing Date, or (iii) prepaid amount on or prior to the Closing Date.

(g) Neither the Advisor nor the Advisor Parent expects any Governmental Authority to assess any additional Taxes of the Advisor for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Advisor either (i) claimed or raised by any Governmental Authority in writing or (ii) to the Knowledge of the Advisor Parent, pending or threatened. Section 3.11(g) of the Advisor Disclosure Schedule lists, as of the date hereof, all jurisdictions in which state, local and foreign Tax Returns are filed by or with respect to the Advisor and indicates any Tax Returns that have been audited or that are currently the subject of audit.

(h) All Taxes owed by the Advisor have been paid whether or not reflected on any Tax Return. The charges, accruals and reserves with respect to Taxes on the books of the Advisor were determined in accordance with GAAP consistently applied and are adequate to cover any Taxes of the Company that have accrued but are not yet due and payable. All Taxes that the Advisor is or was required by Law to withhold or collect in connection with amounts owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Advisor (except statutory Liens for Taxes not yet due or payable).

(i) With the exception of Sections 3.11(b) and (e), the Advisor Parent make no representations or warranty with respect to any Taxes of the Advisor that do not apply to the Advisor as an entity separate from the Advisor Parent for Tax purposes.

Section 3.12. ERISA and Employee Benefits.

(a) Section 3.12(a) of the Advisor Disclosure Schedule contains a correct and complete list of each Company Plan, as of the date hereof; provided, that a Company Plan does not need to be listed on Schedule 3.12(a) if it is maintained by an ERISA Affiliate and has never been maintained or participated in by the Advisor and if no employee or independent contractor of the Advisor is or has ever been eligible to participate therein. The Advisor has no obligation to change or otherwise modify any existing Company Plan or program or to establish any new Company Plan or program, except, in each case, as required by law.

(b) Each of the Company Plans maintained or participated in by the Advisor Parent or a subsidiary thereof, and, to the Knowledge of the Advisor Parent (for purposes of this Section 3.12(b), disregarding the duty of reasonable inquiry in the definition of Knowledge of the Advisor Parent contained herein), each other Company Plan, is, and its administration (including without limitation, with respect to reporting and disclosure) is and has been, in material compliance with, and the Advisor has not received any claim or notice that any such Company Plan is not in compliance with, its terms and with applicable Law. No Company Plan is subject to Title IV of ERISA. Neither the REIT nor any subsidiary thereof shall be required to pay any liability in respect of a Company Plan that is not maintained or participated in by the Advisor Parent or a subsidiary thereof.

(c) The Advisor Parent has delivered to the REIT prior to the execution of this Agreement correct and complete copies of each Company Plan required to be listed on Section 3.12(a) of the Advisor Disclosure Schedule, together with all amendments and supplements thereto.

Section 3.13. Employment Matters.

(a) Section 3.13(a) of the Advisor Disclosure Schedule sets forth, as of the date hereof, the name and current annual salary and any bonus or commitment to pay any other amount or benefit in connection with a termination of employment, if applicable, of all officers, directors, consultants and employees of the Advisor and its Affiliates who provide services to any significant extent to the Advisor (except for such persons who provide services constituting substantially all of their respective employment services in connection with broker dealer activities or the REIT’s exchange program activities) together with a statement of the form and amount of all remuneration paid to each such person for services rendered to or on behalf of the Advisor during calendar year 2005, and indicates by asterisk each such person (each a “Transferred Employee”) who provides services primarily to the Advisor. To the Knowledge of the Advisor Parent, no Transferred Employee has threatened or otherwise indicated any intent, and neither the Advisor nor any of its Affiliates intends, to cancel or otherwise terminate the employment relationship of any Transferred Employee. The Transferred Employees constitute all employees employed in the Advisor’s business as it is being conducted on the date hereof.

(b) Neither the execution and delivery of this Agreement or the Transaction Documents, nor the performance of the transactions contemplated thereby, will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including severance payments, payments under any other agreements or unemployment compensation payments) becoming due from the Advisor to any officer, director or employee of the Advisor or any other Person, under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan operated or maintained by or on behalf of the Advisor or (iii) result in any acceleration of the time of payment or vesting of any material benefits payable by the Advisor.

Section 3.14. Labor Relations. There is no unfair labor practice, charge or complaint or other proceeding pending or, to the Knowledge of the Advisor Parent, threatened against the Advisor. To the Knowledge of the Advisor Parent, the Advisor complies, and at all material times in the past, has complied in each case in all material respects, with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and has not engaged in any unfair labor practice. The Advisor is not a party to, nor does it have any liability with respect to, any collective bargaining agreement or other labor union contract applicable to its employees or to any other Persons providing services to the Advisor, nor to the Knowledge of the Advisor Parent are any activities or proceedings of any labor union or other Person to organize any such employees ongoing. There is no labor strike, slowdown, work stoppage or lockout pending, or to the Knowledge of the Advisor Parent, threatened, against or affecting the Advisor, nor has there been any such activity within the past two years.

Section 3.15. Absence of Litigation. There are no claims, suits, proceedings, actions, investigations, oppositions, challenges or cancellation proceedings pending or, to the Knowledge of the Advisor Parent, threatened against or affecting any Advisor Party or relating to or affecting its respective assets that, if adversely determined, reasonably could be expected to result in a Material Adverse Effect. There are no outstanding orders, writs, judgments, decrees, injunctions or settlements that (i) prohibit or restrict the consummation of the transactions contemplated by this Agreement, (ii) would reasonably be expected to have a Material Adverse Effect or (iii) would materially adversely affect the operations of the REIT or the Operating Partnership following the Closing.

Section 3.16. No Violation of Law. The Advisor is not nor in the past five years has it been in material default under or in material violation of, nor has it been charged with any material violation of, any Law. To the Knowledge of the Advisor Parent (for purposes of this Section 3.16, disregarding the duty of reasonable inquiry in the definition of Knowledge of the Advisor Parent contained herein), none of the Transferred Employees is or in the past five years has been in default under or in violation of, or has been charged with any violation of, any Law (i) where the violation constitutes or could constitute a felony, (ii) involving theft, fraud, dishonesty or other moral turpitude or (iii) relating to regulation of the securities, commodities or the banking or financial services markets. The business of the Advisor has at all times been operated in all material respects in accordance with applicable Laws. This Section 3.16 does not relate to matters with respect to Taxes, which are the subject of Section 3.11, employee benefits and labor matters, which are the subject of Sections 3.12, 3.13 and 3.14, respectively, environmental matters, which are the subject of Section 3.24 and Governmental Licenses, which are the subject of Section 3.27.

Section 3.17. Title to Assets; Encumbrances . The Advisor has good, valid and marketable title to all of its assets, free and clear of all Encumbrances other than (i) Encumbrances reflected in the Financial Statements, (ii) Encumbrances for or in respect of Taxes or governmental levies not yet due and payable, (iii) the rights of lessors and lessees under leases executed in the ordinary course of business, (iv) the rights of licensors and licensees under licenses executed in the ordinary course of business, and (v) Encumbrances in connection with purchase money obligations incurred in the ordinary course of business.

Section 3.18. Sufficiency of Assets.

(a) Except for the rights and services to be provided under the Transitional Services Agreement or License Agreement, immediately following the Closing, none of the Advisor Parent or its members or any of their respective Affiliates will own or lease any assets, properties or rights that are used in and are necessary for the conduct of the business of the Advisor, the Operating Partnership or the REIT as presently conducted. There are no material facilities, services, assets or properties shared with any other Person that are used by the Advisor in the conduct or operation of its business, other than the Intellectual Property, licenses and facilities, services, assets or properties to be provided under the Transitional Services Agreement.

(b) Section 3.18(b) of the Advisor Disclosure Schedule sets forth a list that is complete and correct in all material respects of all of the tangible assets owned or leased by the Advisor, in each case as of the date hereof. Each tangible asset is suitable for the purpose for which it is intended to be used, is in good operating condition, subject to normal wear and tear, and conforms in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution Laws and regulations), safety, labor, zoning and building Laws.

Section 3.19. Insurance. Section 3.19 of the Advisor Disclosure Schedule sets forth a complete and correct list of all policies held by or on behalf of the Advisor as of the date hereof and a brief description of such insurance policies, including the names and addresses of the insurers, the principal insured and each named insured, the policy number and period of coverage, the expiration dates, the annual premiums and payment terms, a brief description of the interests insured by such policies and the amount of any deductible. The Advisor Parent has delivered to the REIT a complete and correct copy of all such policies together with (i) all riders and amendments thereto entered into prior to the date hereof and (ii) if completed as of the date hereof, the applications for each of such policies. All the insurance policies listed on Section 3.19 of the Advisor Disclosure Schedule are in full force and effect, all premiums due and payable thereon have been paid and no notice of cancellation or termination has been received with respect to any such policy. The insurance policies referred to in this Section 3.19 will remain in full force through their respective policy periods and effect and will not in any way be affected by or terminate by reason of, any of the transactions contemplated by this Agreement (assuming payment of any applicable policy premiums arising after the Closing). All premiums due and payable in respect of the insurance policies referred to in this Section 3.19 have been duly and timely paid.

Section 3.20. Contracts and Other Agreements.

(a) Section 3.20(a) of the Advisor Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a correct and complete list of all of the following contracts or other arrangements to which the Advisor is a party or by which any of its assets is bound, in each case as of the date hereof:

(i) all contracts or other arrangements providing compensation for employment or consulting services, together with the name, position and rate of compensation of each Person party to such a contract or other arrangement and the expiration date of such contract or other arrangement;

(ii) all contracts or other arrangements with any Person containing any provision or covenant prohibiting or materially limiting the ability of the Advisor or any of its employees or other Persons who primarily provide services for it or, following the Closing, any of its Affiliates to engage in any business activity or compete with any Person;

(iii) all material partnership, joint venture, shareholders’ or other similar contracts or arrangements with any Person;

(iv) all contracts or other arrangements related to Indebtedness of the Advisor in excess of $25,000;

(v) all contracts or other arrangements involving payments by or to the Advisor of more than $25,000;

(vi) all contracts or other arrangements for the purchase of materials, supplies, equipment, software or technology providing for payments in excess of $25,000;

(vii) all contracts or other arrangements pursuant to which the Advisor is a lessee of any machinery, equipment, motor vehicle, office furniture, fixtures or other personal property providing for lease payments in excess of $25,000 per year; and

(viii) all contracts or other arrangements that are material to the Advisor and are not otherwise required to be included in Section 3.20(a) of the Advisor Disclosure Schedule by clauses (i) through (vii).

(b) The Advisory Agreement and each other contract set forth on Section 3.20(a) of the Advisor Disclosure Schedule is in full force and effect against the Advisor and constitutes a legal, valid and binding agreement of the Advisor, enforceable against the Advisor, and, to the Knowledge of the Advisor Parent, each other party thereto, in accordance with its terms, in each case, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws or affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles. Neither the Advisor nor, to the Knowledge of the Advisor Parent, any other party to any such contract is in violation or breach in any material respect of, or in default in any material respect under, nor to the Knowledge of the Advisor Parent has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under, or permit the termination of, the Advisory Agreement or any other contract set forth on Section 3.20(a) of the Advisor Disclosure Schedule.

(c) The Advisor Parent has delivered to the REIT true and complete copies (or if none exist, reasonably complete and accurate written descriptions) of each contract required to be listed on Section 3.20(a) of the Advisor Disclosure Schedule, together with all amendments and supplements thereto.

Section 3.21. No Disputed Accounts Payable. There are no unpaid invoices or bills representing amounts alleged to be owed by the Advisor, or other alleged obligations of the Advisor, which, in either case, the Advisor has disputed or determined to dispute or refuse to pay.

Section 3.22. Intellectual Property .

(a) Section 3.22(a) of the Advisor Disclosure Schedule sets forth a true, complete and accurate list, as of the date hereof, of (i) all Intellectual Property owned by the Advisor that is the subject of any registration or application for registration, (ii) all material licenses of Intellectual Property to which the Advisor is a party and (iii) all Intellectual Property used by the Advisor pursuant to formal or informal arrangements with Affiliates.

(b) To the Knowledge of the Advisor Parent, the Advisor owns or otherwise has the right to use all of the Intellectual Property necessary for the conduct of the Advisor’s business as it is currently conducted, free and clear of all Encumbrances.

(c) To the Knowledge of the Advisor Parent, (i) the conduct of the Advisor’s business does not infringe upon or misappropriate the rights of any other Person nor (ii) is any Intellectual Property owned by or exclusively licensed to the Advisor being infringed upon or misappropriated by any other Person.

(d) Consummation of the transactions contemplated by this Agreement will not result in the elimination of Advisor’s right to use any of the Intellectual Property described in Section 3.22(a) or result in the imposition of any material financial or other obligation on the Advisor or the REIT in respect of any such Intellectual Property.

Section 3.23. Real Property.

(a) The Advisor does not own any real property. Section 3.23(a) of the Advisor Disclosure Schedule contains a correct and complete list of each parcel of real property leased or subleased to or occupied by the Advisor, as of the date hereof, (the “Leased Real Property”) and also lists the parties to such lease or sublease, any amendments thereto, the expiration date of such lease or sublease and any consents, approvals or other documents necessary or required such that each lease and sublease will be in full force and effect and remain binding on all parties thereto in accordance with the terms of such lease or sublease upon and immediately following the Closing.

(b) The Advisor has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the Leased Real Property for the full term of the applicable lease or leases of such property. Each lease required to be listed on Section 3.23(a) of the Advisor Disclosure Schedule is a legal, valid and binding agreement of the Advisor, enforceable against the Advisor and, to the Knowledge of the Advisor Parent, each other party thereto, in accordance with its terms, in each case, except as enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws or affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles. The Advisor is not, and the Advisor has received no notice that any other party is, in default in any material respect (or any condition or event that, after notice or lapse of time or both, would constitute a default in any material respect) under any such lease. The Advisor does not owe any brokerage commissions with respect to any such leased space (including any contingent obligation in respect of future lease extensions).

(c) The Advisor Parent has delivered to the REIT prior to the execution of this Agreement correct and complete copies of all leases (including any amendments and renewal letters) required to be listed on Section 3.23(a) of the Advisor Disclosure Schedule.

(d) No other Person holds any sublease, lease option or other current or contingent right to occupy any of the Leased Real Property before the expiration of the applicable lease. No tenant or other party in possession of any of the Leased Real Property has any right to purchase, or holds any right of first refusal to purchase, such properties.

Section 3.24. Environmental Matters.

(a) The Advisor complies and at all times has complied, in all material respects, with all applicable Environmental Laws and no claim has been asserted against the Advisor under any Environmental Law, nor to the Knowledge of the Advisor Parent is there any basis on which such liability might validly be imposed on the Advisor in the future.

(b) None of the Leased Real Property is located in New Jersey or Connecticut.

Section 3.25. Bank Accounts. Section 3.25 of the Advisor Disclosure Schedule sets forth, as of the date hereof, (i) a correct and complete list of the names and locations of all banks, trust companies and other financial institutions at which the Advisor has an account or at which the REIT or the Operating Partnership maintains an account or other banking relationships in respect of which the Advisor has signatory or other authority, and (ii) a true and complete list and description of each such account and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Advisor having signatory power with respect thereto.

Section 3.26. No Other Clients. Except for Persons to whom the Advisor has historically provided services of the type to be provided under the Transitional Services Agreement, the Advisor’s only clients since its inception have been the REIT and the Operating Partnership.

Section 3.27. Licenses. The Advisor holds all licenses, permits and other governmental authorizations (“Governmental Licenses”) that are required to be maintained by it in connection with the conduct of its business, except where the failure to hold any Governmental License would not reasonably be expected to have a Material Adverse Effect. Each such Governmental License is valid and in full force and effect and will not be invalidated by consummation of the Contribution. The Advisor has been in full compliance with all of the terms and requirements of each Governmental License, except where the failure to so comply would not have a Material Adverse Effect and there are no disputes, oral agreements or forbearance programs in effect as to any Governmental License. This Section 3.27 does not relate to environmental matters, which are the subject of Section 3.24.

Section 3.28. Notes and Accounts Receivable. All notes and accounts receivable of the Advisor are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims and are current in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Advisor 2005 Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past practice of the Advisor.

Section 3.29. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Advisor.

Section 3.30. Transactions and Related Parties. There is no (i) loan outstanding from or to the Advisor on the one hand, from or to any employee, officer, director or consultant of the Advisor, or any of the Advisor’s Affiliates on the other hand, (ii) agreement between the Advisor and any Affiliate or any such employee, officer or director that is not reflected in Section 3.20(a) of the Advisor Disclosure Schedule, or (iii) agreement requiring payments to be made by the Advisor to any Person on a change of control or otherwise as a result of the consummation of the Contribution or any of the other transactions contemplated by this Agreement other than such payments pursuant to the Transitional Services Agreement. None of the Advisor, the Advisor Parent nor any director, member, officer or key employee of the Advisor or, to the Knowledge of the Advisor Parent, any Person who provides services primarily to the Advisor or any of their respective Affiliates or relatives owns any direct or indirect interest (other than an ownership interest of up to 5% of the voting securities of any corporation, the securities of which are publicly traded) in any assets used in the Advisor’s business or in any corporation, partnership or other entity that (w) competes with the Advisor, (x) sells or purchases products or services to or from the Advisor, (y) leases real or personal property to or from the Advisor or (z) otherwise does business with the Advisor.

Section 3.31. Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission for which the REIT or any of its Subsidiaries (including the Operating Partnership) could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of any Advisor Party, other than Morgan Stanley & Co. whose fees and expenses will be paid by the Advisor Parent prior to Closing pursuant to an engagement letter, dated as of July 6, 2006, with an effective date as of April 7, 2006, a correct and complete copy of which has been delivered to the REIT and has not been modified or amended.

Section 3.32. Information for Proxy Statement. None of the information supplied or to be supplied by or on behalf of any of the Advisor Parties for inclusion in the Proxy Statement will, at the date it is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.33. Disclosure. No representation or warranty contained in this Article III contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Article III (taking into account any schedules delivered in connection with this Article III) in the light of the circumstances under which they were made, not misleading.

Section 3.34. Expenses.

(a) Section 3.34(a) of the Advisor Disclosure Schedule sets forth a complete list, listed by type and estimated amount, of all fees and expenses anticipated as of the date hereof that, to the Knowledge of the Advisor Parent, could accrue or be payable by the REIT to the Advisor or any of its Affiliates between the date of this Agreement and the Closing Date pursuant to the Advisory Agreement or pursuant to any other agreements or arrangements between the REIT and the Advisor or any of its Affiliates in effect as of the date of this Agreement.

(b) To the Knowledge of the Advisor Parent, from and after the Closing Date, no additional fees or expenses are contemplated to be required to be paid by the REIT to any Affiliates of the REIT in order to enable the REIT to conduct its businesses following the Contribution in substantially the same manner as the business of the Advisor was conducted prior to the Contribution.

Section 3.35. Securities Laws Matters. The Advisor Parent: (i) understands that the issuance and sale of the Contributed Units pursuant to this Agreement have not been and will not be registered under the Securities Act, or under any state securities Laws, and that transfers of the Contributed Units and the Common Shares issuable upon exchange of the Contributed Units will be subject to restrictions imposed under applicable securities Laws and any certificates evidencing the Contributed Units or Common Shares will bear legends to that effect; (ii) is acquiring the Contributed Units solely for its own account for investment purposes, and not with a view towards the distribution thereof; (iii) represents that it is an “accredited investor,” as defined in Regulation D under the Securities Act; and (iv) has reviewed the REIT’s most recent filings made with the SEC on Forms 10-K and 10-Q and all subsequent filings.

Section 3.36. Non-Foreign Status. The Advisor Parent is not a foreign Person within the meaning of U.S. Treasury Regulation Section 1.1445-2(b)(2).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE REIT

The REIT hereby represents and warrants to the Advisor Parent that:

Section 4.1. Organization and Qualification of REIT and Operating Partnership. The REIT is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the REIT and the Operating Partnership has all requisite corporate, partnership or other power and authority to own, license, use or lease and operate its assets and properties and to carry on its business as it is now conducted. Section 8.6 (relating to shelf registration rights) of the Operating Partnership’s partnership agreement as in effect on the date hereof is unchanged from the provision included in the form of the partnership agreement attached as Exhibit 10.5 to Amendment No. 3 to the REIT’s Form S-11 Registration Statement, filed with the SEC on July 15, 2002.

Section 4.2. Authority; Non-Contravention; Approvals.

(a) Each of the REIT and the Operating Partnership has all requisite corporate or partnership power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and the Transaction Documents to which the REIT or the Operating Partnership, as the case may be, is a party and the performance by the REIT and the Operating Partnership of the transactions contemplated by this Agreement and such Transaction Documents have been approved by the board of directors of the REIT, on behalf of itself and as the general partner of the Operating Partnership, and no other corporate, partnership or other proceedings on the part of the REIT or the Operating Partnership are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents to which either the REIT or the Operating Partnership, as the case may be, is a party and the performance by the REIT and the Operating Partnership of the transactions contemplated by this Agreement and such Transaction Documents. This Agreement has been, and upon their execution the Transaction Documents to which the REIT or the Operating Partnership, as the case may be, is a party will be, duly executed and delivered by the REIT and the Operating Partnership and, assuming the due authorization, execution and delivery of this Agreement and such Transaction Documents by the Advisor Parent and any other party thereto, constitute and upon their execution such Transaction Documents will constitute, valid and binding obligations of the REIT and the Operating Partnership enforceable against the REIT and the Operating Partnership in accordance with their respective terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to enforcement or creditors’ rights generally and (ii) general equitable principles. The parties hereto acknowledge that the REIT intends to seek the REIT Stockholder Approval and that obtaining the REIT Stockholder Approval is a condition to Closing as set forth in Section 6.1(c).

(b) The execution and delivery by each of the REIT and the Operating Partnership of this Agreement and the Transaction Documents to which it is a party and the performance of the transactions contemplated by this Agreement and such Transaction Documents do not and will not (i) conflict with or result in a breach of any provisions of the articles of incorporation or bylaws of the REIT or the certificate of limited partnership or partnership agreements of the Operating Partnership; (ii) result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under, the terms, conditions or provisions of any contract or other instrument of any kind to which the REIT or any of its Subsidiaries (including the Operating Partnership) is now a party or by which the REIT or any of its Subsidiaries or any of their respective properties or assets may be bound or affected; or (iii) violate any order, writ, judgment, injunction, decree, statute, treaty, rule or regulation applicable to the REIT or any of its Subsidiaries excluding from the foregoing clauses (ii) and (iii) such violations, breaches, defaults, terminations, modifications, cancellations, losses or accelerations that would not reasonably be expected to have a Material Adverse Effect.

(c) No material declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement and the Transaction Documents by the REIT and the Operating Partnership or the performance by the REIT and the Operating Partnership of the transactions contemplated by this Agreement and the Transaction Documents or the consummation of the transactions contemplated by this Agreement and the Transaction Documents, other than (i) the filing with the SEC of any reports or filings under the Securities Act or the Securities Exchange Act, (ii) the filing with the appropriate state authorities of any required “blue sky” filings and (iii) filings of UCC financing statements pursuant to the Pledge Agreement.

Section 4.3. Capitalization.

(a) The authorized capital of the REIT consists solely of 350,000,000 Common Shares, $0.01 par value per share (“Common Shares”), 50,000,000 Preferred Shares, $0.01 par value per share and 100,000,000 Shares-in-Trust, $0.01 par value per share. As of June 30, 2006, (i) 149,593,803 Common Shares were duly authorized, validly issued and outstanding and were fully paid and non-assessable, 3,249,855 Common Shares were reserved for issuance under various stock options or pursuant to outstanding warrants (ii) no Preferred Shares or Shares-in-Trust were issued and outstanding. Except for the options, warrants and exchange privileges referred to in the preceding sentence, on the date of this Agreement there are no other options, warrants, calls, rights or other contracts to which the REIT is a party or by which it may be bound, requiring it to issue or sell any shares of its capital stock or any securities or other rights convertible into, or exchangeable for, any shares of its capital stock.

(b) As of June 30, 2006, (i) 153,495,973 OP Units and 10,000 Special Units were duly authorized, validly issued and outstanding and were fully paid and non-assessable and were not subject to preemptive or similar rights. None of the outstanding OP Units has been issued in violation of any preemptive or similar rights under applicable Law, the Operating Partnership’s partnership agreement or any contract to which either the REIT or the Operating Partnership is a party or by which either is bound. The REIT is the sole general partner of the Operating Partnership. Each OP Unit may be exchanged for cash, or, in the sole discretion of the REIT, one Common Share on the terms specified in the Operating Partnership’s partnership agreement. On the date of this Agreement there are no options, warrants, calls, rights or other contracts to which the REIT or the Operating Partnership is a party or by which either of them may be bound, requiring either of them to issue or sell any interests in the Operating Partnership or any securities or other rights convertible into, or exchangeable for, any interests in the Operating Partnership.

(c) The OP Units to be issued and conveyed by the Operating Partnership pursuant to this Agreement as the Purchase Consideration will, upon such issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable. Each such OP Unit will be exchangeable for cash, or, in the sole discretion of the REIT, one Common Share on the terms specified in the Operating Partnership’s partnership agreement, and each Common Share issuable upon such exchange will, upon such issuance, be duly authorized, validly issued, outstanding, fully paid and non-assessable. Upon the conveyance of the Advisor Interest and, if applicable, the Transferred Subsidiary Stock, by the Advisor Parent to the Operating Partnership and the conveyance by the Operating Partnership of the Contributed Units to the Advisor Parent, in each case in the manner contemplated under Article II, the Advisor Parent will acquire the beneficial and legal title to the Contributed Units, free and clear of all Encumbrances except for the Encumbrances created pursuant to this Agreement and the Transaction Documents and for restrictions on transfer imposed under federal and state securities Laws or the Operating Partnership’s partnership agreement.

Section 4.4. Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission for which the Advisor Parent could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of the REIT or the Operating Partnership.

Section 4.5. Proxy Statement. The Proxy Statement will not at the time it is mailed to the stockholders of the REIT contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the REIT with respect to statements made therein based on information supplied by or on behalf of any of the Advisor Parties for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act.

Section 4.6. SEC Documents. To the actual knowledge of the members of the Special Committee, without independent inquiry or investigation, since January 1, 2005, the REIT has filed with the SEC all reports and other documents required to be filed by it during such period under the Securities Exchange Act (the “REIT SEC

Documents”). To the actual knowledge of the members of the Special Committee, without independent inquiry or investigation, at the respective times they were filed, none of the REIT SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent corrected in a subsequently filed REIT SEC Document filed with the SEC prior to the date hereof. To the actual knowledge of the members of the Special Committee, without independent inquiry or investigation, the consolidated financial statements (including in each case any notes thereto) of the REIT included in the REIT SEC Documents were prepared in conformity with GAAP consistently applied throughout the periods covered thereby (except in each case as described in the notes thereto) and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the REIT and its consolidated subsidiaries as at the respective dates thereof and for the periods then ended (subject, in the case of unaudited statements to normal year-end adjustments and to any other adjustments described therein), except to the extent corrected in a subsequently filed REIT SEC Document filed with the SEC prior to the date hereof.

Section 4.7. Absence of Certain Change or Events. To the actual knowledge of the members of the Special Committee, without independent inquiry or investigation, since January 1, 2006, (i) there has not been an event, circumstance, change or effect that has had or reasonably could be expected to have a Material Adverse Effect with respect to the REIT and its Subsidiaries, (ii) the business of the REIT and its Subsidiaries has been conducted only in the ordinary course, and (iii) neither the REIT nor the Operating Partnership has taken any action or agreed to take any action that would have been prohibited by Section 5.2 had this agreement been in effect for such period.

Section 4.8. Disclosure. To the actual knowledge of the members of the Special Committee, without independent inquiry or investigation, no representation or warranty contained in this Article IV (taking into account any schedules delivered in connection with this Article IV) contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Article IV in the light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.1. Conduct of the Advisor’s Business. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement, the Advisor Parent (i) shall cause the Advisor to conduct business in the ordinary course consistent with past practice and consistent with the requirements of the Advisory Agreement, (ii) shall, and shall cause the Advisor to, use commercially reasonable efforts to preserve substantially intact the present organization of the Advisor, (iii) shall, and shall cause the Advisor to, use commercially reasonable best efforts to keep available the services of the present officers and employees of the Advisor and of all other Persons who provide material services to the Advisor and (iv) shall, and shall cause the Advisor to, use commercially reasonable efforts to preserve the Advisor’s relationships with others having business dealings with the Advisor. Without limiting the generality of the foregoing, except as set forth on Section 5.1 of the Advisor Disclosure Schedule, from the date of this Agreement to the Closing, the Advisor Parent shall not permit the Advisor to:

(a) sell, lease, Encumber, transfer or dispose of any of its assets, including by relinquishing any rights under any contract required to be disclosed pursuant to Section 3.20(a), in each case except in the ordinary course of business, it being understood that the Advisor makes distributions of substantially all of its cash to the Advisor Parent on a regular basis;

(b) fail to timely pay any account payable, except in the ordinary course of business;

(c) take any action that would adversely affect the REIT’s qualification as a real estate investment trust within the meaning of Section 856 of the Code;

(d) enter into any material commitment or transaction except in the ordinary course of business;

(e) enter into any agreement providing for management services to be provided by the Advisor to a third party;

(f) incur, create, assume or guarantee any Indebtedness;

(g) change (or permit to be changed) any accounting or Tax procedure or practice (including any method of accounting for Tax purposes), make (or permit to be made) any Tax election or settle or compromise any Tax liability, but in any case, only to the extent that such procedure or practice, election or compromise relates to any Tax liability of the Advisor or Taxes of the Advisor as a separate entity;

(h) enter into, adopt, amend, terminate or waive any right under any Plan (including without limitation any employment or consulting arrangement), hire any employee, increase in any manner the compensation or benefits of any officer, employee or consultant or pay or otherwise grant any benefit not required by any Plan, or enter into any contract to do any of the foregoing, in each case except (i) in the ordinary course of business, (ii) to provide payments and benefits under existing Plans (A) in the ordinary course of business for newly hired employees or consultants or (B) in connection with employee promotions as permitted in this Section 5.1(h), and (iii) to the extent required by applicable Law;

(i) make or commit to any single capital expenditure or commitment in excess of $50,000 or make aggregate capital expenditures and commitments in excess of $150,000 (on a consolidated basis);

(j) cancel any debts or waive any claims or rights of substantial value;

(k) enter into, amend or terminate any contract of a type that, if in effect at the date of this Agreement, would be required to be disclosed pursuant to Section 3.20(a) or, except in the ordinary course of business consistent with past practice, enter into, amend or terminate any other contract;

(l) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities and obligations reflected or reserved against in the Advisor 2005 Balance Sheet or incurred in the ordinary course of business since the date of the Advisor 2005 Balance Sheet;

(m) settle or compromise any claim, action, suit or proceeding pending or threatened against the Advisor;

(n) except as permitted by Section 5.1(h), enter into any transaction or any contract with any of its officers, directors or Affiliates (including with any of the other Advisor Parties);

(o) make or authorize any change in its certificate of formation or operating agreement;

(p) enter into any new lease for real property except for leases for which the aggregate monthly rental obligation does not exceed $5,000; or

(q) take, or agree or otherwise commit to take, any of the foregoing actions or any other action that if taken would reasonably be expected to (i) cause any representation or warranty of the Advisor Parent contained in this Agreement (A) to be untrue or incorrect as of the Closing, if such representation or warranty is qualified by materiality or (B) to be untrue or incorrect in all material respects as of the Closing, if such representation or warranty is not qualified by materiality or (ii) prevent the satisfaction of any condition set forth in Article VI or VII.

Section 5.2. Conduct of the REIT’s Business. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, except as otherwise expressly provided in this Agreement, the REIT shall:

(a) conduct business only in the ordinary course consistent with past practice;

(b) not take any action that would adversely affect its qualification as a real estate investment trust within the meaning of Section 856 of the Code; and

(c) operate in compliance with the terms and conditions of the Advisory Agreement.

Section 5.3. Access to Information. During the period from the date of this Agreement to the Closing or earlier termination of this Agreement, the Advisor Parent shall (i) provide the REIT and its officers, directors, employees, agents, counsel, accountants, financial advisors, lenders, consultants and other representatives (together, its “Representatives”) with full access, upon reasonable prior notice to all personnel, officers, employees, agents, accountants, properties and facilities, of the Advisor and the books and records relating to the Advisor and (ii) furnish the REIT and its Representatives with all such information and data (including copies of contracts, Plans and other books and records) concerning the Advisor and operations of the Advisor as the REIT or any of such Representatives reasonably may request in connection with such investigation.

Section 5.4. Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the parties hereto shall use its respective commercially reasonable efforts to comply as promptly as practicable with any other Laws of any Governmental Authority that are applicable to any of the transactions contemplated hereby or by the Transaction Documents to which it is a party and pursuant to which any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person in connection with such transactions is necessary. The parties each shall furnish to the others such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing, registration or declaration which is necessary under any Laws. The parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority (or other Person regarding any of the transactions contemplated by this Agreement or the Transaction Documents) in respect of any such filing, registration or declaration, and shall use their respective commercially reasonable efforts to comply promptly with any such inquiry or request (and, unless precluded by Law, provide copies of any such communications that are in writing).

(b) Subject to the terms and conditions of this Agreement, each party shall use its respective commercially reasonable efforts to cause the Closing to occur as promptly as practicable, including by defending against any lawsuits, actions or proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Authority that is not yet final and nonappealable vacated or reversed.

Section 5.5. Preparation of the Proxy Statement; REIT Stockholders Meeting.

(a) As promptly as reasonably practicable following the execution of this Agreement, the REIT shall prepare and file the Proxy Statement in preliminary form with the SEC. Thereafter, (subject to the provisions of Section 5.5(f)) the REIT shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and to be mailed to its stockholders as promptly as reasonably practicable. The Advisor Parent shall, and shall cause the Advisor to furnish promptly all information as reasonably may be requested in connection with the preparation, filing and distribution of the Proxy Statement. The REIT shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the federal securities Laws (including the SEC’s proxy rules) and of Maryland Law.

(b) The REIT shall notify the Advisor Parent promptly following receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and shall supply the Advisor Parent with copies of all correspondence with the SEC, as promptly as reasonably practicable, with respect to the Proxy Statement. The parties shall cooperate in good faith in preparing and filing the Proxy Statement and any amendments or supplements thereto and in responding to any requests for additional information and comments from the SEC or the staff thereof.

(c) If, at any time after the mailing of the definitive Proxy Statement and prior to the REIT Stockholders Meeting, any event should occur that, in the opinion of counsel to the Advisor Parent or the REIT, results in the Proxy Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement, the parties shall promptly notify each other of the occurrence of such event and then the REIT shall promptly prepare (with the cooperation of the Advisor Parent), file and clear with the SEC such amendment or supplement and the REIT shall, as may be required by the SEC, mail to its stockholders each such amendment or supplement.

(d) Subject to the provisions of Section 5.5(f), the REIT shall establish a record date for and cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for the purpose of obtaining the REIT Stockholder Approval (such meeting, the “REIT Stockholders Meeting”). In connection with the REIT Stockholders Meeting, the REIT, acting through its board of directors, will, subject to the directors’ fiduciary obligations under applicable Laws, (i) recommend the approval of this Agreement and the transactions contemplated hereby and (ii) otherwise comply in all material respects with all Laws applicable to such meeting.

(e) The REIT, acting through its board of directors and the compensation committee thereof, will, subject to the directors’ fiduciary obligations under applicable Laws, recommend to the stockholders of the REIT that they vote to approve the REIT Long-Term Incentive Plan and, subject to obtaining the REIT Stockholder Approval, adopt the REIT Long-Term Incentive Plan.

(f) The REIT shall not be required to mail the Proxy Statement to its stockholders or to call or hold the REIT Stockholders Meeting, unless it shall have received a counterpart of the Joint Venture Agreement, duly executed by DCTRT, and shall be satisfied, in its reasonable judgment, that the Joint Venture Agreement has been duly authorized by all requisite corporate action on the part of DCTRT and is in full force and effect.

Section 5.6. Notification.

(a) From time to time prior to the Closing, the Advisor Parent shall notify the REIT in writing of any information obtained after the date hereof that was required to be set forth or described in the Advisor Disclosure Schedule but was not described or set forth therein, or necessary to complete or correct any information in such schedule or in any representation and warranty of the Advisor Parent. The Advisor Parent shall promptly inform the REIT of any claim by a third party that a contract has been breached, is in default, may not be renewed or that a consent would be required as a result of the transactions contemplated by this Agreement.

(b) The Advisor Parent shall give notice to the REIT promptly after becoming aware of (i) the occurrence or non-occurrence of any event after the date hereof whose occurrence or non-occurrence would be likely to cause either (A) any representation or warranty contained in this Agreement to be breached in any material respect as of the Closing Date if then made or (B) any condition set forth in Article VI to be unsatisfied on the Closing Date and (ii) any material failure by the Advisor Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(c) No notice given pursuant to this Section 5.6 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit any party’s right to indemnity under Section 7.3 or Article VIII; provided, that following the Closing, there shall be no right to indemnity under Section 7.3 or Article VIII for a breach by a party of its covenant to disclose any matter required to be disclosed pursuant to Section 5.6(a) or (b), unless that matter alone or in conjunction with any other matters required to be disclosed pursuant to Section 5.6(a) or (b) but not so disclosed reasonably would have been expected to cause one or both of the conditions in Section 6.2(a) or (b) not to be satisfied.

(d) Not less than five Business Days before the Closing, the Advisor Parent shall deliver a certificate, dated the Closing Date and duly executed by Evan Zucker or James Mulvihill or another authorized signatory reasonably acceptable to the REIT (the “Loss Certificate”), to the REIT (i) identifying all of the breaches of representations and warranties that it reasonably believes would exist on the Closing Date (but excluding those breaches in existence on the date hereof) if such representations and warranties were made by the Advisor Parent on and as of the Closing Date and as to which the REIT would be entitled to seek indemnification pursuant to Section 7.3 or 8.2(i) and (ii) setting forth the Advisor Parent’s good faith estimate (the “Loss Estimate”) of the amount of Losses as to which the REIT would reasonably be expected to recover pursuant to Sections 7.3 and 8.2(i) of this Agreement as a result of such breaches. In the event the Loss Estimate exceeds $5,000,000, (x) the Advisor Parent shall furnish as promptly as practicable all such additional information available to the Advisor Parent as the REIT reasonably may request in respect of the matters referenced in the Loss Certificate, and (y) the REIT shall be entitled to postpone the Closing until the date that is five Business Days after it receives all such information; provided, that in no event shall the postponement of the Closing extend beyond 15 days from the date the Loss Certificate is delivered by the Advisor Parent. In the event the Loss Estimate exceeds $5,000,000 and the REIT waives the condition set forth in Section 6.2(i), the REIT’s right to indemnification under Sections 7.3 and 8.2(i) in respect of the items disclosed on the Loss Certificate shall be limited to a maximum of $5,000,000.

Section 5.7. Transfer Taxes. All transfer, registration, stamp, documentary, sales, use and similar Taxes (including all applicable real estate transfer or gains Taxes and transfer Taxes), any penalties, interest and additions to Tax, and fees incurred in connection with the transactions contemplated by this Agreement shall be the responsibility of and be timely paid by the Advisor Parent. The REIT and the Advisor Parent shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

Section 5.8. Non-Competition.

(a) From the Closing and for three years thereafter, the Advisor Parent will not, directly or indirectly anywhere in North America (i) engage in, own any interest in, invest in, lend funds to, or provide any management, consulting, financial, administrative or other services to any business that includes the ownership, acquisition, development or management of industrial real estate or (ii) solicit or encourage to leave employment or employ or contract or offer to employ any Transferred Employee or any person who is (or was during the previous three months) hired by the REIT. The foregoing clause (ii) shall not prohibit any general solicitation of employees or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees. For the avoidance of doubt, this Section 5.8(a) applies to the Advisor Parent as an entity and not to its members.

(b) From the Closing and for three years thereafter, the REIT will not, directly or indirectly anywhere in North America, directly or indirectly, solicit or encourage to leave employment, or employ or contract or offer to employ any person who is (or was during the previous three months) an employee of the Advisor Parent (other than persons who also are or were during the relevant time period, officers or employees who provide services primarily to the REIT, the Operating Partnership or the Advisor). The foregoing shall not prohibit any general solicitation of employees or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees.

(c) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section.

Section 5.9. Nomination of the REIT Board.

(a) Subject to the provisions of this Section 5.9, following the Closing the REIT shall cause an individual designated by the Advisor Parent to be nominated for election to the REIT’s board of directors at the REIT’s Annual Stockholders Meetings to be held in 2007, 2008 and 2009, in each case to serve a one-year term. The foregoing provision shall not require a favorable recommendation by the REIT’s board of directors or any committee of the board of directors.

(b) The REIT’s obligations under Section 5.9(a) shall terminate if at any time the Persons who on the Closing Date are the beneficial owners of the outstanding interests in the Advisor Parent and the Transferred Employees cease to beneficially own directly or indirectly (including through their beneficial ownership of the Advisor Parent) an aggregate of at least 5,000,000 of the Contributed Units (or if any of the changes in clauses (i) or (ii) of Section 2.3 occurs after the Closing, such number of OP Units as shall as nearly as practicable represent the same proportionate economic interest in the Operating Partnership after giving effect to that change as the Contributed Units represented immediately before the change). If requested by the REIT, from time to time the Advisor Parent shall provide evidence of such ownership to the reasonable satisfaction of the REIT.

(c) Any individual designated by the Advisor Parent for nomination pursuant to Section 5.9(a) shall be reasonably acceptable to the board of directors of the REIT (it being understood that for this purpose, Evan H. Zucker and James R. Mulvihill each will be deemed reasonably acceptable).

(d) If at any time while the REIT’s obligations under this Section 5.9 are in effect, the REIT’s board of directors shall be classified with the result that directors serve for terms of greater than one year, the REIT shall not be required to make any nominations otherwise required under this Section 5.9, except at a meeting at which the term of an individual (i) nominated pursuant to this Section 5.9 and (ii) elected to the REIT’s board of directors in connection with such nomination, is scheduled to expire.

Section 5.10. Delivery of Financial Statements. Promptly after they become available, and in any event not later than the tenth Business Day prior to the Closing Date, the Advisor Parent shall provide the REIT with copies of the Advisor’s unaudited consolidated balance sheet as of June 30, 2006 and copies of the Advisor’s unaudited balance sheet as of the last day of each month occurring after the date thereof and ending prior to the tenth Business Day before the Closing Date and the related unaudited statements of income and cash flows for the year to date ending on the last day of each such month.

Section 5.11. Officers and Employees. The Advisor Parent shall, and shall cause the Advisor to, prior to the Closing Date, use its respective commercially reasonable efforts to encourage the Transferred Employees, to the extent they are in good standing, to become employees of the REIT, as determined by the REIT in its sole discretion. The REIT shall make offers of employment to all Transferred Employees on substantially the same terms as their current employment except as may be provided in the Employment Agreements. Subject to any required approvals of stockholders, the Advisor, on behalf of the REIT or the Operating Partnership, shall establish or cause to be established employee benefit plans for the Transferred Employees who become employees of the REIT, (i) which employee benefit plans, shall be no less beneficial in the aggregate than the Company Plans in which the Transferred Employees participated immediately before the Closing Date, and (ii) which employee benefit plans shall (A) recognize service of the employees with the Advisor, the Advisor Parent or their Affiliates or predecessors to the same extent recognized by the applicable Company Plans immediately prior to the Closing Date, and (B) recognize any deductible and co-payments employees have made under the Company Plans in the plan year during which the Closing Date occurs. Following the Closing Date, the parties to this Agreement shall cooperate in connection with the possible rollovers of any accounts maintained pursuant to any Company Plan that is a defined contribution plan or similar type plan for the Transferred Employees who become employees of the REIT to a similar type of plan maintained by the REIT, the Operating Partnership or any of their Subsidiaries or Affiliates.

Section 5.12. Restrictions on Resale of Contributed Units; Advisor Parent Assets.

(a) Without the prior written consent of the REIT, the Advisor Parent shall not offer, sell, contract to sell, pledge (other than pursuant to the Pledge Agreement) or otherwise transfer or dispose of any of the Contributed Units or securities convertible or exchangeable or exercisable for any of the Contributed Units, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Contributed Units for a period of 15 months commencing on the Closing Date (the “Lock-Up Period”); it being understood that the foregoing restriction does not prohibit the purchase or sale of securities (including derivative securities that do not involve any securities issued by the REIT) issued by Persons other than the REIT or the Operating Partnership.

(b) For a further period of nine (9) months following the end of the Lock-Up Period (the “First Follow-On Period”), the Advisor Parent shall hold assets having a fair market value measured as of the last day of the Lock-Up Period of not less than the sum of $20,000,000 plus an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against the Advisor Parent before the end of the First Follow-On Period, to the extent those claims remain unresolved.

(c) For a further period of twelve (12) months following the end of the First Follow-On Period (the “Second Follow-On Period”), the Advisor Parent shall hold assets having a fair market value measured as of the last day of the First Follow-On Period of not less than the sum of $10 million plus an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against the Advisor Parent before the end of the Second Follow-On Period, to the extent those claims remain unresolved.

(d) Following the end of the Second Follow-On Period, the Advisor Parent shall hold assets having a fair market value measured as of the last day of the Second Follow-On Period of not less than an amount reasonably sufficient to cover any indemnity claims asserted in good faith in accordance with Section 7.3 or Article VIII against the Advisor Parent before the end of the Second Follow-On Period to the extent those claims remain unresolved.

(e) The assets required to be held by the Advisor Parent pursuant to paragraphs (b), (c) and (d) of this Section 5.12 shall be in the form of cash or cash equivalents or OP Units. The OP Units covered by paragraph (a), and the other assets covered by paragraphs (b), (c) and (d), of this Section 5.12 shall be pledged pursuant to the Pledge Agreement.

(f) Notwithstanding anything in this Section 5.12 to the contrary, the Advisor Parent shall be permitted to satisfy its payment obligation, if any, pursuant to Section 2.7(e), and its indemnification obligations, if any, pursuant to Sections 7.3 and 8.2 by delivery of Contributed Units.

Section 5.13. Public Statements. The parties hereto shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby and shall not issue any such press release or written public statement prior to review and approval by the other parties, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement, prior review and approval would prevent the timely dissemination of such release or announcement in violation of any applicable Law.

Section 5.14. Directors and Officers’ Insurance. From the Closing and for six years thereafter, the REIT shall, and shall cause the Advisor to, maintain in effect the policies of directors’ and officers’ liability insurance maintained on or prior to the Closing Date to the extent they cover the Advisor and its officers, members and managers (and persons serving in a similar capacity) or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events that occurred on or prior to the Closing Date. In the event that the REIT, the Operating Partnership or the Advisor (following the Closing) or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the REIT, the Operating Partnership or the Advisor, as the case may be, shall succeed to the obligations set forth in this Section 5.14. The REIT may satisfy its obligations under this Section 5.14 by purchasing a “tail” insurance policy on terms and with an insurer reasonably acceptable to the Advisor Parent.

Section 5.15. Confidentiality. From the Closing and for three years thereafter, the Advisor Parent will not, except in connection with this Agreement, disclose to any third party any confidential and non-public information concerning the business of the Advisor (“Confidential Information”). In the event that the Advisor Parent is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Advisor Parent will, to the extent permitted by applicable Law, notify the REIT promptly of such request or requirement so that the REIT may, at the REIT’s sole cost and expense, seek an appropriate protective order or waive compliance with the provisions of this Section 5.15. If, in the absence of a protective order or the receipt of a waiver hereunder, the Advisor Parent is, on the advice of counsel, compelled to disclose any Confidential Information, then the Advisor Parent may disclose the Confidential Information; provided, that the Advisor Parent shall use its commercially reasonable efforts to obtain, at the request of the REIT, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the REIT shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

Section 5.16. Office Leases. An Affiliate of the Advisor Parent is, as of the date hereof, the lessee under a lease for office space on the 13th floor of the building located at 518 Seventeenth Street, Denver, Colorado, 80202 (the “13th Floor Lease”), which, as of the date hereof, is occupied by a substantial majority of the Transferred Employees working in Denver, Colorado. The Advisor Parent covenants to use commercially reasonable efforts to have the 13th Floor Lease assigned directly to the REIT at the Closing or as soon as practicable thereafter; provided, that if the Advisor Parent is not able to secure the assignment of the 13th Floor Lease to the REIT at the Closing, the Advisor Parent covenants to sublease the 13th Floor Lease to the REIT at the Closing on the same terms as set forth in the 13th Floor Lease. Additionally, the Advisor Parent covenants to use commercially reasonable efforts to assist the REIT in procuring a separate lease for an entire floor in the same building, at which time the Advisor Parent or one of its Affiliates shall take an assignment of or otherwise relieve the REIT of any obligations with respect to the office space covered by the 13th Floor Lease. Nothing contained in this Section 5.16 or otherwise in this Agreement shall require the Advisor Parent to make any financial accommodation in order to cause the assignment of the 13th Floor Lease or procure a separate lease as contemplated by the proviso in the preceding sentence.

Section 5.17. Post-Closing Operations. Following the Closing, (i) the REIT shall not, and shall cause the Advisor not to, terminate or assign the Advisory Agreement prior to the expiration of the one-year term of the Advisory Agreement then in effect and (ii) the REIT and the Operating Partnership shall cause each of the Advisor and the Transferred Subsidiary to continue in existence until a date that is no earlier than December 31, 2007.

Section 5.18. Special Units. The “special units” of limited partnership interest (the “Special Units”) outstanding pursuant to the Operating Partnership’s partnership agreement and owned by the Advisor Parent shall be modified (the “Modification”) at the Closing such that the Special Units shall become pursuant to such Modification that number of OP Units (not in excess of 15,111,111 OP Units) as shall be specified in a notice given by the Advisor Parent to the REIT at least five Business Days before the Closing (the “Modified Units”). It is understood that the Modified Units are intended to have a fair market value equal to the fair market value of the Special Units. The parties hereto covenant and agree to take, or cause to be taken, all such actions as are necessary to effectuate the Modification concurrently with the consummation of the Closing.

Section 5.19. Insurance. Prior to the Closing, the Advisor Parent shall cause the Advisor, on behalf of the REIT, the Operating Partnership and the Transferred Subsidiary, to establish or cause to be established insurance policies providing insurance coverage to the Advisor, the REIT, the Operating Partnership and the Transferred Subsidiary following the Closing Date (and not the Advisor Parent or any other Affiliates of the Advisor Parent), which insurance policies shall be no less beneficial in the aggregate than the insurance policies listed on Section 3.19 of the Advisor Disclosure Schedule (or, to the extent such coverage is not then reasonably available, as close as practicable to existing coverage terms consistent with prevailing insurance market conditions);

provided, that the premiums for such insurance policies shall be at the sole cost and expense of the REIT. Following the Closing, (i) the Advisor Parent shall use commercially reasonable efforts to preserve any rights that the Advisor, the REIT, the Operating Partnership or the Transferred Subsidiary, as the case may be, may have to make claims under the insurance policies listed on Section 3.19 of the Advisor Disclosure Schedule for claims arising out of occurrences prior to the Closing Date and (ii) the Advisor Parent and the REIT shall cooperate with and assist the other in issuing notices of claims by the Advisor, the REIT, the Operating Partnership or the Transferred Subsidiary, as the case may be, under such insurance policies, presenting such claims for payment and collecting insurance proceeds related thereto.

Section 5.20. No Impairment of Shelf Registration Rights of the OP Unit Holders. Through and including the Closing, the REIT shall not rescind, alter or amend or permit to occur the rescission, alteration or amendment of the registration rights provided for in the partnership agreement (as in effect on the date hereof) of the Operating Partnership in any manner that is adverse to the holders of the OP Units.

ARTICLE VI

CONDITIONS

Section 6.1. Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) All necessary consents and approvals of any Governmental Authority required for the consummation of the transactions contemplated by this Agreement shall have been obtained.

(b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

(c) The REIT Stockholder Approval shall have been obtained.

Section 6.2. Conditions to the REIT’s and the Operating Partnership’s Obligations. The obligations of the REIT and the Operating Partnership to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Each of the representations and warranties made by the Advisor Parent in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the Advisor Parent in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) The Advisor Parent shall have performed and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) Since the date of this Agreement, no event, circumstance or change shall have occurred, that individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably would be expected to have, a Material Adverse Effect with respect to the Advisor.

(d) All consents or approvals listed in Section 6.2(d) of the Advisor Disclosure Schedule, and any other consents or approvals the absence of which reasonably would be expected to have a Material Adverse Effect on the Advisor, shall have been obtained and the REIT shall have received copies of such consents in form and substance reasonably satisfactory to the REIT.

(e) The Advisor Parent shall have delivered to the REIT a certificate, dated the Closing Date and duly executed by Evan Zucker, James Mulvihill or another authorized signatory reasonably acceptable to the REIT, as authorized signatories of the Advisor Parent, in form and substance reasonably satisfactory to the REIT, to the effect of clauses (a) through (d) above.

(f) The employment agreements set forth on Section 6.2(f) of the Advisor Disclosure Schedule (collectively, the “Employment Agreements”) shall remain in full force and effect.

(g) The Advisor Parent shall have executed and delivered to the Advisor an unconditional release, dated as of the Closing Date, in the form of Exhibit H, and shall have furnished (a) copy thereof to the REIT, and none of the releases, in the form of Exhibit I, executed and delivered by the executives listed on Section 6.2(g) of the Advisor Disclosure Schedule at or prior to the execution of this Agreement shall have been revoked in accordance with its terms.

(h) The Advisor Parent shall have delivered to the REIT, prior to the mailing of the Proxy Statement to the REIT’s stockholders, a counterpart of the Joint Venture Agreement, duly executed by DCTRT, and the Joint Venture Agreement shall remain as of the Closing Date in full force and effect.

(i) The Loss Estimate contained in the Loss Certificate delivered by the Advisor Parent shall not have been greater than $5,000,000.

Section 6.3. Conditions to the Advisor Parent’s Obligations. The obligations of the Advisor Parent to effect the Closing are further subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Each of the representations and warranties made by the REIT and the Operating Partnership in this Agreement that is qualified by reference to materiality or Material Adverse Effect shall be true and correct, and each of the other representations and warranties made by the REIT and the Operating Partnership in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in any case that representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified date or time).

(b) Each of the REIT and the Operating Partnership shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing.

(c) The REIT shall have delivered to the Advisor Parent a certificate, dated the Closing Date and duly executed by the REIT’s Chief Executive Officer or Chief Financial Officer, in form and substance reasonably satisfactory to the Advisor Parent, to the effect of clauses (a) and (b) above.

(d) The REIT shall have delivered to the Advisor Parent a counterpart of the Joint Venture Agreement duly executed by the REIT.

(e) None of the releases executed and delivered by the executives listed on Schedule 6.2(g) of the Advisor Disclosure Schedule at or prior to the execution and delivery of this Agreement shall have been revoked in accordance with its terms.

ARTICLE VII

POST-CLOSING TAX MATTERS

Section 7.1. Covenants. Without the prior written consent of the REIT, none of the Advisor Parties shall, to the extent it may affect or relate to the Advisor, (i) make or change any Tax election, (ii) change any annual Tax accounting period, (iii) adopt or change any method of Tax accounting, (iv) file any amended Tax Return, (v) enter into any closing agreement related to any taxes, (vi) settle any Tax claim or assessment, (vii) surrender any right to claim a Tax refund, (viii) offset or effect any other reduction in Tax liability, (ix) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or (x) take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax Asset of the Advisor for any period after the Closing; provided, that the provisions of this Section 7.1 shall only apply to the extent that they relate to the Tax liability of the Advisor as an entity.

Section 7.2. Cooperation on Tax Matters. The REIT and the Advisor Parent each shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return and any audit or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (i) to retain all books and records with respect to Tax matters pertinent to the Advisor relating to any Pre-Closing Tax Period, and to abide by all record retention agreements entered into with any Tax Authority, and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, the REIT or the Advisor Parent, as the case may be, shall allow the other party to take possession of such books and records. The provisions of this Section 7.2 shall only apply to the extent that they relate to the Tax liability of the Advisor as an entity.

Section 7.3. Tax Indemnity.

(a) The Advisor Parent hereby indemnifies the REIT, the Operating Partnership and their Affiliates (including, effective upon the Closing, the Advisor) against and agrees to hold them harmless from any (i) Taxes of the Advisor attributable to a Pre-Closing Tax Period or to the portion of a Straddle Period ending on the Closing Date, (ii) without duplication, loss or damages resulting from a breach of the provisions of Sections 3.11, 5.1(c) or (g), 7.1 or 7.2, and (iii) any liability for Taxes of others (including, but not limited to, the Advisor Parent) which liability results from the Advisor having been a disregarded entity (within the meaning of U.S. Treasury Regulation Section 301.7701-3) of the Advisor Parent, or which is imposed by Law or as a result of any agreement or transaction that the Advisor was a party to or subject to prior to the Closing Date, (iv) without duplication, liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax described in (i), (ii) or (iii) (the sum of (i), (ii), (iii) being referred to herein as a “Tax Loss”); provided, that the amount otherwise recoverable under this Section 7.3 in respect of any Tax Loss shall be reduced by the amount, if any, of such Tax Loss set forth as a current liability on the Closing Date Balance Sheet as finally determined under Section 2.6 of this Agreement. Any amount recoverable under this Section 7.3 shall be subject to the limitation on the maximum aggregate liability of the Advisor Parent set forth in Section 8.4. The parties hereby waive compliance with any bulk sales or similar pre-sale clearance requirements; notwithstanding any term or condition of this Agreement to the contrary, the Advisor Parent shall indemnify and hold harmless the REIT, the Operating Partnership and their Affiliates (including, effective upon the Closing, the Advisor) from and against any claims, damages or other liability to the extent resulting from such non-compliance.

(b) For purposes of this Section 7.3, in the case of any Taxes that are payable for a Straddle Period, the portion of such Tax related to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period for which such Tax is determined multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the allocation set forth in the foregoing clause (ii) shall be made in a manner consistent with prior practice of the Advisor.

(c) Subject to the Advisor Parent’s consultation rights under Section 7.3(d), not later than 30 days after receipt by the Advisor Parent of written notice from the REIT stating that any Tax Loss has been incurred by any of the Persons specified in Section 7.3(a) and the amount thereof, the Advisor Parent shall discharge its indemnification obligation with respect to such Tax Loss by paying to the REIT an amount equal to the amount of such Tax Loss. The payment by the REIT or any of the other Persons specified in Section 7.3(a) of any Tax Loss shall not relieve the Advisor Parent of its obligation under this Section 7.3.

(d) The REIT agrees to give prompt written notice to the Advisor Parent of any Tax Loss or the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder which the REIT deems to be within the ambit of this Section 7.3 (specifying with reasonable particularity the basis therefor) and will give the Advisor Parent such information with respect thereto as the Advisor Parent may reasonably request. The Advisor Parent may, at its own expense, upon notice to the REIT, assume the defense of any such suit, action or proceeding (including any Tax audit); provided, that (x) the Advisor Parent shall thereafter consult with the REIT upon the REIT’s reasonable request for such consultation from time to time with respect to such suit, action or proceeding (including any Tax audit) and (y) the Advisor Parent shall not, without the REIT’s consent, not to be unreasonably withheld or delayed, agree to any settlement with respect to any Tax if such settlement reasonably could be expected to adversely affect the Tax liability of the REIT, any of its Affiliates or, following the Closing, the Advisor. If the Advisor Parent assumes such defense, (i) the REIT shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Advisor Parent (provided that the Advisor Parent shall retain control of all aspects of such defense) and (ii) the Advisor Parent shall not assert that the Tax Loss, or any portion thereof, with respect to which the REIT seeks indemnification is not within the ambit of this Section 7.3. If the Advisor Parent elects not to assume such defense, the REIT, the Operating Partnership or the Advisor may pay, compromise or contest the Tax at issue. The Advisor Parent shall be liable for the fees and expenses of counsel employed by the REIT for any period during which the Advisor Parent has not assumed the defense thereof. Whether or not the Advisor Parent chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Notwithstanding any other provision of this Section 7.3, the Advisor Parent shall not be liable under this Section 7.3 with respect to any Tax Loss resulting from a claim or demand the defense of which the Advisor Parent was not offered the opportunity to assume as provided under this Section 7.3(d).

Section 7.4. Disputes. Disputes arising under this Article VII and not resolved by mutual agreement within 30 days shall be resolved by a nationally recognized Law or accounting firm with no material relationship with the REIT or any Advisor Party (the “Tax Referee”), chosen by and mutually acceptable to both the REIT and the Advisor Parent within five days of the date on which the need to choose the Tax Referee arises. The Tax Referee shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. The costs, fees and expenses of the Tax Referee shall be borne equally by the REIT and the Advisor Parent.

Section 7.5. Tax Returns. The Advisor shall file or cause to be filed all Tax Returns that are required to be filed by the Advisor prior to the Closing Date; provided, that such Tax Returns shall be prepared and filed in a manner consistent with past practices unless otherwise required by applicable Law and provided, that in the case of any Tax Return required to be filed after the date of this Agreement, the Advisor shall, not later than thirty (30) days prior to the due date for filing any such Tax Return (including extensions), provide the REIT with the opportunity to review a draft copy of such Return (together with any supporting materials, including schedules and work papers) by sending such draft to the REIT, and the REIT shall, not later than fifteen (15) days prior to the date for filing such Tax Return (including extensions), inform the Advisor of any objections to such Tax Return, which objections shall be resolved in good faith. Except as provided in the preceding sentence, the REIT shall have the exclusive obligation and authority to file or cause to be filed all Tax Returns that are required to be filed by the Advisor, provided that such Tax Returns shall be prepared and filed in a manner consistent with past practices unless otherwise required by applicable Law.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION

Section 8.1. Survival of Representations, Warranties, Covenants and Agreements.

(a) Except for the representations and warranties contained in Sections 4.6 [SEC documents], 4.7 [absence of changes] and 4.8 [disclosure], which will not survive the Closing, the representations and warranties of the parties contained in this Agreement will survive the Closing (i) until 60 calendar days after the expiration of all applicable statutes of limitation with respect to the representations and warranties contained in Sections 3.1 [organization and qualification], 3.2(a) [authority], 3.3 [Advisor Interest], the first sentence of 3.4 [organization and qualification of Advisor and Transferred Subsidiary], 3.5 [capitalization], 3.11 [tax matters], 3.31 [brokers], 4.1 [organization and qualification], 4.2(a) [authority] and 4.4 [brokers], and with respect to the assessment of any Taxes provided for in Article VII, (ii) until a date that is 36 months after the Closing Date with respect to the representations and warranties contained in Section 3.12 [ERISA], and (iii) until a date that is 15 months after the Closing Date in the case of all other representations and warranties; provided, that a claim given in good faith in accordance with this Article VIII in respect of a representation or warranty on or prior to the date on which the representation or warranty ceases to survive shall not thereafter be barred by the expiration of the survival period, and may be pursued thereafter without regard to such expiration. Except as otherwise expressly provided in this Agreement, each covenant hereunder shall survive without limit.

(b) For purposes of this Agreement, a party’s representations and warranties shall be deemed to include such party’s Disclosure Schedule and the certificates delivered by or on behalf of such party pursuant to Section 6.2(e) and 6.3(c), as the case may be. Except as provided in Sections 5.6(a) and 5.6(b), no party’s rights hereunder (including rights under Section 7.3 and this Article VIII) shall be affected by any investigation conducted by or any knowledge acquired (or capable of being acquired) by such party at any time, whether before or after the execution or delivery of this Agreement or the Closing or by the waiver of any condition to Closing.

Section 8.2. Indemnification of REIT. The Advisor Parent shall indemnify and hold harmless the REIT and its Subsidiaries (including the Operating Partnership) and their respective successors and the respective shareholders, officers, directors, employees and agents of each such indemnified Person (collectively, the “REIT Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any REIT Indemnified Party to the extent arising out of, resulting from, based upon or relating to (i) any breach, as of the date of this Agreement or the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case only as of such specified date or time), of any representation or warranty made by the Advisor Parent in this Agreement, or any breach, as of the Closing Date (except any representations and warranties that expressly speak as of a specified date or time, in which case as of such specified date or time) in Section 6(a) of the Pledge Agreement; provided, that if any such representations or warranties in this Agreement (other than the representations and warranties contained in Sections 3.7(a), 3.8, 3.9, 3.18(b), 3.20(a), 3.20(b), 3.22(a)(ii), 3.23(b), 3.32 and 3.33) is qualified in any respect by knowledge, materiality or Material Adverse Effect, for purposes of this paragraph such knowledge, materiality or Material Adverse Effect qualification will in all respects be ignored, except that the knowledge qualifiers in Sections 3.13(a), 3.14, 3.20(b) and 3.23(b) shall not be so ignored; (ii) any failure by the Advisor Parent duly and timely to perform or fulfill any of its covenants or agreements required to be performed by it under this Agreement (other than its covenants and agreements contained in Section 5.6, except to the extent provided therein); and (iii) any act, omission or state of affairs for which the Advisor would be required to provide indemnity under Section 21 of the Advisory Agreement if the Advisory Agreement remained in effect, to the extent such act, omission or state of affairs preceded the Closing and to the extent the Advisor would have been required to indemnify the REIT Indemnified Parties under the Advisory Agreement; provided, that, without limiting the other sections of this Article VIII, the provisions of this Section 8.2 shall not apply to Losses recovered under Section 7.3; provided, further that indemnification by the Advisor Parent for certain breaches of representations and warranties shall be subject to the further limitations set forth in Section 5.6(d). The provisions of clause (i) of this Section 8.2 shall not apply to Losses arising out of, resulting from, based upon or relating to the breach, as of the Closing Date, of any representation or warranty made by the Advisor Parent in this Agreement if and to the extent such breach results primarily from the taking of any action required or expressly permitted by Section 5.1 (including the taking of any action specified in Section 5.1 of the Advisor Disclosure Schedule to be permissible).

Section 8.3. Indemnification of the Advisor Parties. The REIT shall indemnify and hold harmless the Advisor Parties and their respective successors (and their respective shareholders, members, partners, officers, directors, managers, employees and agents) (collectively the “Seller Indemnified Parties”) from and against any and all Losses that may be asserted against, or paid, suffered or incurred by any Seller Indemnified Party to the extent arising out of, resulting from, based upon or relating to (i) any inaccuracy, untruth or incompleteness, as of the date of this Agreement or the Closing Date (except in any case that representations and warranties expressly speak as of a specified date or time, in which case only as of such specified date or time) of any representation or warranty made by the REIT or the Operating Partnership in this Agreement, in any of the Transaction Documents or in the certificate delivered by the REIT to the Advisor Parent with respect thereto pursuant to Section 6.3(c); provided, that if any such representation or warranty is qualified in any respect by materiality or Material Adverse Effect, for purposes of this paragraph such materiality or Material Adverse Effect qualification will in all respects be ignored; (ii) any failure by each of the REIT or the Operating Partnership to perform or fulfill any of its covenants or agreements required to be performed by the REIT or the Operating Partnership under this Agreement or any of the Transaction Documents (other than its covenants and agreements contained in Section 5.6, except to the extent provided therein); and (iii) any act, omission or state of affairs for which the REIT would be required to provide indemnity under Section 20 of the Advisory Agreement, if the Advisory Agreement remained in effect, to the extent such act, omission or state of affairs preceded the Closing and to the extent the REIT would have been required to indemnify the Seller Indemnified Parties under the Advisory Agreement.

Section 8.4. Limitations; Valuation of Contributed Units.

(a) No amounts of indemnity shall be payable as a result of any claim arising under clause (i) of Section 8.2 unless and until the REIT Indemnified Parties have paid, suffered or incurred Losses referred to in that clause in excess of $350,000 in the aggregate, in which case the REIT Indemnified Parties may bring a claim for all Losses in excess of such amount; provided, no such limitation exists with respect to representations set forth in any of Sections 3.2(a) [authority], 3.3 [Advisor Interest], the first sentence of Section 3.4(a), Section 3.4(b) [organization and qualification of the Advisor and the Transferred Subsidiary], 3.5 [capitalization], 3.11 [tax matters], 3.12 [ERISA] and 3.31 [brokers]. The maximum aggregate liability of the Advisor Parent under clause (i) of Section 8.2 shall not exceed $170,000,000 (the “Indemnity Amount”). No amounts of indemnity shall be payable as a result of any claim arising under clause (i) of Section 8.3 unless and until the Seller Indemnified Parties have paid, suffered, incurred, sustained or become subject to Losses referred to in that clause in excess of $350,000 in the aggregate, in which case the Seller Indemnified Parties may bring a claim for all Losses in excess of such amount; provided, that no such limitation exists with respect to representations set forth in any of Sections 4.1 [organization and qualification], 4.2(a) [authority], 4.3 [capitalization] and 4.4 [brokers]. The maximum liability of the REIT under clause (i) of Section 8.3 shall not exceed the Indemnity Amount. The amounts of indemnity payable by Advisor Parent shall be subject to the further limitation specified in Section 5.6(d), to the extent applicable.

(b) The Advisor Parent may elect to pay any indemnity obligation under this Agreement in cash or by surrender of Contributed Units. To the extent any indemnity obligation of the Advisor Parent under this Agreement is satisfied by surrender or cancellation of Contributed Units, such Units shall be credited against the Loss being indemnified on the basis of their Market Value on the date of such cancellation or surrender.

Section 8.5. Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 7.3 and this Article VIII shall be asserted and resolved as follows:

(a) If an Indemnified Party intends to seek indemnification under this Article VIII, it shall promptly (i) notify the Indemnifying Party in writing of such claim, indicating with reasonable particularity the nature of such claim and the basis therefor (including a good faith estimate of the amount of Losses), and (ii) provide the Indemnifying Party with all relevant information that is material to the claim or that the Indemnifying Party may reasonably request (but any such notice and information from a REIT Indemnified Party need be given only to the Sellers’ Representative). The failure to provide such notice and information will not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

(b) If such claim involves a claim by a third party against the Indemnified Party, the Indemnifying Party may, within 21 days after receipt of such notice and information, and upon notice to the Indemnified Party, at the sole cost and expense of the Indemnifying Party assume the settlement or defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such settlement or defense through counsel chosen by it at the sole cost and expense of the Indemnified Party. If the Indemnifying Party assumes the settlement or defense of such claim and the Indemnified Party determines reasonably and in good faith that representation by the Indemnifying Party’s counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then the Indemnifying Party shall pay the reasonable fees and expenses of the Indemnified Party’s counsel. Notwithstanding the foregoing, (A) the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this Section 8.5(b), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests, (B) the Indemnified Party may take over the control of the defense or settlement of a third-party claim at any time if it irrevocably waives its right to indemnity under this Agreement with respect to such claim and (C) the Indemnifying Party may not, without the consent of the Indemnified Party, settle or compromise any action or consent to the entry of any judgment, such consent not to be unreasonably withheld or delayed. So long as the Indemnifying Party is contesting any such claim in good faith in accordance with the first sentence of this Section 8.5(b), the Indemnified Party shall (1) not pay or settle any such claim without the Indemnifying Party’s consent, such consent not to be unreasonably withheld or delayed and (2) cooperate fully with the Indemnifying Party and its counsel in the settlement and defense of such claim. If the Indemnifying Party is not entitled to join in or assume the defense of the claim pursuant to the foregoing provisions or is entitled but does not contest such claim in good faith (including if it does not notify the Indemnified Party assumption of the defense of such claim within the 30-day period set forth above), then the Indemnified Party may conduct and control, through counsel of its own choosing and at the expense of the Indemnifying Party, the settlement or defense thereof, and the Indemnifying Party shall cooperate with it in connection therewith. Except as otherwise expressly provided in this Section 8.5, the failure of the Indemnified Party to participate in, conduct or control such defense shall not relieve the Indemnifying Party of any obligation it may have hereunder. Any defense costs required to be paid by the Indemnifying Party on behalf of the Indemnified Party shall be paid as incurred, promptly against delivery of reasonably detailed invoices therefor.

(c) An Indemnified Party shall (i) pursue a claim for indemnification under this Article VIII on a timely basis and (ii) to the extent it is reasonably practical to do so, provide the Indemnifying Party with a good faith estimate of the amount of a claim at the time it is asserted; provided, that the Indemnified Party’s failure comply with either of the preceding clauses (i) or (ii) shall not affect any rights hereunder except to the extent the Indemnifying Party is materially prejudiced thereby.

Section 8.6. Character of Indemnity Payments. The parties agree that any indemnification payments made with respect to this Agreement shall be treated for all Tax purposes as an adjustment to the consideration paid by the Operating Partnership for the Advisor Interest and the Transferred Subsidiary Stock, unless otherwise required by Law (including by a determination of a Tax Authority that, under applicable Law, is not subject to further review or appeal).

Section 8.7. Appointment of the Advisor Parties’ Representative. The Advisor Parent hereby appoints the Sellers’ Representative as its exclusive agent and attorney-in-fact to act on its behalf in respect of any and all claims for indemnity made under this Article VIII or Section 7.3 and to take any and all actions that the Sellers’ Representative believes are necessary or appropriate under this Agreement, including (i) to make and give notice of indemnity claims on behalf of the Seller Indemnified Parties (or any of them), and thereafter to consent to, compromise, settle or conduct negotiations with respect to any dispute or resolution in respect of such a claim, (ii) to accept, approve, challenge, consent to, compromise, settle or conduct negotiations with respect to any dispute with respect to any indemnity claim made on behalf of the REIT Indemnified Parties (or any of them) and (iii) to engage counsel and other Representatives in connection with the foregoing. The REIT and the other REIT Indemnified Parties shall be entitled to rely on the authority of the Sellers’ Representative in all such matters arising under this Agreement and any agreement between the REIT and the Sellers’ Representative shall be binding on all Seller Indemnified Parties. The Sellers’ Representative shall under no circumstances have any liability to the REIT or any Seller Indemnified Party for any action or omission taken in such capacity absent a conclusive showing of bad faith.

Section 8.8. Exclusive Remedy. Except for claims based on fraud, following the Closing, the rights of the parties for indemnification relating to breaches of this Agreement shall be strictly limited to those contained in Section 5.6(c), Section 7.3 and this Article VIII and such indemnification rights shall be the exclusive remedies of the parties with respect to breaches of this Agreement.

Section 8.9. Subrogation; Insurance. If an Indemnified Party recovers Losses from an Indemnifying Party, the Indemnifying Party shall be subrogated, to the extent of such recovery, to the Indemnified Party’s rights against any third party with respect to such recovered Losses, subject to the subrogation rights of any insurer providing insurance coverage under one of the Indemnified Party’s policies and except to the extent that the grant of subrogation rights to the Indemnifying Party is prohibited by the terms of the applicable insurance policy. In case any event shall occur which would otherwise entitle any party to assert any claim for indemnification hereunder, no Losses shall be deemed to have been incurred by such party to the extent of any proceeds actually received by such party from any insurance policies maintained by the Indemnified Party with respect thereto, net of any increase in premiums or other costs associated with such insurance recovery, but nothing herein shall require any party to pursue any insurance claim.

Section 8.10. Closing Date Net Assets. To avoid duplicative recovery, the amount of any Loss suffered by any Indemnified Party as a result of the breach of any representation or warranty by the Advisor Parent that has also resulted in a reduction in the amount of the Closing Date Net Assets on the Closing Date Balance Sheet shall be reduced to the full extent of that reduction in the amount of Closing Date Net Assets on the Closing Date Balance Sheet.

ARTICLE IX

TERMINATION OF AGREEMENT

Section 9.1. Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing by:

(a) the mutual written agreement of the REIT and the Advisor Parent, before or after the REIT Stockholder Approval is obtained;

(b) either the REIT or the Advisor Parent if any court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and nonappealable;

(c) either the REIT or the Advisor Parent, in the event (i) of a material breach of this Agreement by the non-terminating party if such non-terminating party fails to cure such breach within 30 days following notification thereof by the terminating party or (ii) the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible, but only if the failure of such condition to be satisfied is not caused by a breach of this Agreement by the terminating party or its Affiliates;

(d) either the REIT or the Advisor Parent if the Closing shall not have occurred on or before January 31, 2007; or

(e) either the REIT or the Advisor Parent if this Agreement has been submitted to the stockholders of the REIT for approval at a duly convened REIT Stockholders Meeting (or adjournment or postponement thereof) and the REIT Stockholder Approval is not obtained.

Section 9.2. Effect of Termination.

(a) If this Agreement is validly terminated pursuant to Section 9.1, this Agreement will forthwith become null and void, and have no further effect, without any liability on the part of any party hereto or its Affiliates, directors, managers, officers, stockholders or members, other than the provisions of this Section 9.2 and Article X hereof. Nothing contained in this Section 9.2 shall relieve any party from liability for any willful breach of this Agreement occurring prior to termination.

(b) If (i) before the REIT Stockholders Meeting, the board of directors of the REIT withdraws or adversely modifies its recommendation to the stockholders of the REIT that they vote to approve this Agreement and the transactions contemplated hereby and (ii) either (A) this Agreement subsequently is terminated pursuant to Section 9.1(d) before the REIT Stockholders Meeting is held or (B) this Agreement subsequently is terminated by the Advisor Parent pursuant to Section 9.1(c) or by either party pursuant to Section 9.1(d) or 9.1(e) at any time after the REIT Stockholders Meeting has been held and at the meeting the REIT Stockholder Approval is not obtained, the REIT shall, promptly after receipt from the Advisor Parent of reasonably detailed invoices therefor, reimburse the Advisor Parent for all reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel, accountants and financial advisors) incurred by it or on its behalf in connection with this Agreement, up to a maximum aggregate amount not to exceed $2,000,000.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to the Advisor Parent:

Dividend Capital Advisors Group LLC

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: Evan H. Zucker

Facsimile: (303) 228-2200

With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Edwin S. Maynard

                 Judith R. Thoyer

Facsimile: (212) 757-3990

If to the REIT or the Operating Partnership:

Dividend Capital Trust

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: Chief Executive Officer

Facsimile: (303) 228-2200

With a copy (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: John A. Healy

                 Larry P. Medvinsky

Facsimile: (212) 878-8375

Section 10.2. Entire Agreement. This Agreement, the exhibits and schedules hereto and the Transaction Documents supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and the Transaction Documents and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 10.3. Expenses. Except as otherwise expressly provided in this Agreement (including as provided in Section 9.2), whether or not the transactions contemplated by this Agreement are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents.

Section 10.4. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

Section 10.5. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

Section 10.6. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any officer, member or manager (or person serving in a similar capacity) of the Advisor under Section 5.14 and any Person entitled to indemnity under Article VIII.

Section 10.7. Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other party to this Agreement and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

Section 10.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 10.8 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE

JURISDICTION OF SAID COURTS OR IN THE STATE OF NEW YORK OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement or the Transaction Documents by complying with the provisions of Section 10.1. Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

Section 10.9. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to seek specific performance of the terms hereof.

Section 10.10. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 10.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 10.12. Advisor Disclosure Schedule. The disclosure of any fact or item in any portion of the Advisor Disclosure Schedule referenced by a particular Section or subsection of this Agreement shall, should the existence of the fact or item or its contents be relevant to any other Section or subsection of this Agreement, and if such relevance is readily apparent on the face thereof, be deemed to be disclosed with respect to such other Section or subsection of this Agreement to which such fact or item relates.

Section 10.13. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument.

Section 10.14. Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

Section 10.15. REIT Board Actions. Except as otherwise required by Law, all decisions and authorizations that may be required of the REIT’s Board of Directors in respect of this Agreement (including the enforcement of the REIT’s rights hereunder) and the transactions contemplated hereby shall be made solely by action of those directors who at the time of the relevant deliberation or action have no beneficial or pecuniary interest, direct or indirect, in the Advisor Parent or in any of the Contributed Units.

[Signatures begin on the next page.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIVIDEND CAPITAL TRUST INC.

By:	/s/ Thomas G. Wattles
Name:	Thomas G. Wattles
Title:	Chairman

DIVIDEND CAPITAL OPERATING PARTNERSHIP, LP

By:	Dividend Capital Trust Inc., its sole general partner

By:	/s/ Thomas G. Wattles
Name:	Thomas G. Wattles
Title:	Chairman

DIVIDEND CAPITAL ADVISORS GROUP LLC

By:	Ridge Road Investments, LLC, its Manager

By:	/s/ Evan H. Zucker
Name:	Evan H. Zucker
Title:	Manager

Appendix B

[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]

July 21, 2006

Special Committee of the Board of Directors

Dividend Capital Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Members of the Special Committee:

You have requested our opinion as to the fairness, from a financial point of view, to Dividend Capital Trust Inc. (“DCT REIT”) of the Aggregate Consideration (as defined below) to be paid pursuant to the Contribution Agreement, dated as of July 21, 2006 (the “Agreement”), among DCT REIT, Dividend Capital Operating Partnership LP (“DCT Partnership” and, together with DCT REIT, “DCT”) and Dividend Capital Advisors Group LLC (“DCA Parent”), the sole member of Dividend Capital Advisors LLC (“DCA”). As more fully described in the Agreement and as further described to us by representatives of DCT, DCT will acquire DCA from DCA Parent (the “Transaction”) in exchange for 15,111,111 units of limited partnership interest in DCT Partnership (“DCT Partnership Units”) with a stated aggregate value of $170 million (such $170 million aggregate amount, the “Aggregate Consideration”). The Agreement provides that the Transaction will be effected through the acquisition, directly or indirectly, by DCT Partnership of the entire outstanding membership interest in DCA in exchange for, and the modification of “special units” of limited partnership interest in DCT Partnership owned by DCA Parent into, DCT Partnership Units. The Agreement further provides, among other things, that DCT Partnership Units issuable as Aggregate Consideration may be exchangeable, under certain circumstances and in the sole discretion of DCT REIT, for common shares, par value $0.01 per share, of DCT REIT (“DCT REIT Common Shares”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information of DCT and certain publicly available business information relating to DCA;

(ii) reviewed certain internal financial statements and other financial and operating data concerning DCT and DCA prepared by the management of DCA;

(iii) reviewed certain financial forecasts relating to DCT and DCA prepared by the management of DCA;

(iv) reviewed and discussed with the Special Committee of the Board of Directors of DCT REIT (the “Special Committee”) and senior executives of DCA the organizational and management structure of DCT and information relating to certain cost savings and other benefits expected by the management of DCA to result from the Transaction through the elimination of management fees currently payable by DCT REIT to DCA (“Cost Savings”) pursuant to the Amended and Restated Advisory Agreement, dated as of November 21, 2003, as amended, between DCT REIT and DCA (the “Advisory Agreement”);

(v) discussed the past and current operations, financial condition and prospects of DCT and DCA with members of the Special Committee and senior executives of DCA;

(vi) reviewed the purchase prices paid by third party investors in prior offerings of DCT REIT Common Shares as reflected in publicly filed reports of DCT REIT;

(vii) reviewed the potential pro forma financial impact of the Transaction on the future financial performance of DCT REIT, including the potential effect on DCT REIT’s estimated funds from operations per share;

(viii) compared the financial performance of DCT and DCA, respectively, with that of certain publicly traded companies we deemed relevant;

Special Committee of the Board of Directors

Dividend Capital Trust Inc.

July 21, 2006

(ix) compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of certain other transactions we deemed relevant;

(x) participated in discussions and negotiations among the Special Committee, representatives of DCA and their respective advisors;

(xi) reviewed the Agreement and certain related documents;

(xii) reviewed the Advisory Agreement; and

(xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. We have been advised by representatives of DCT that DCA manages the operations of, and performs various administrative functions for, DCT pursuant to the Advisory Agreement, including the preparation of financial forecasts and other information relating to DCT. Accordingly, at your direction, we have utilized, for purposes of our analyses, financial forecasts relating to DCT prepared by the management of DCA. With respect to the financial forecasts, including potential Cost Savings, referred to above, we have assumed, upon the advice of DCA and at your direction, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DCA as to the future financial performance of DCT and DCA and the other matters covered thereby. We have not made any independent valuation or appraisal of the assets or liabilities of DCT or DCA, nor have we been furnished with any such valuations or appraisals. In addition, we have assumed, with your consent, that the Transaction will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions set forth in the Agreement and without any waivers thereof. We also have assumed, with your consent, that all third party consents, approvals and agreements necessary for the consummation of the Transaction will be obtained without any adverse effect on DCT, DCA or the Transaction. We have been advised by the management of DCA that DCT REIT has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for federal income tax purposes since its formation as a REIT and further have assumed, with your consent, that the Transaction will not adversely affect the status or operations of DCT REIT as a REIT.

We express no view or opinion as to any terms or aspects of the Transaction (other than the Aggregate Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction or tax or accounting aspects thereof. In addition, no opinion is expressed as to the relative merits of the Transaction in comparison to other transactions available to DCT or in which DCT might engage or as to whether any transaction might be more favorable to DCT as an alternative to the Transaction, nor are we expressing any opinion as to the underlying business decision of the Special Committee or the Board of Directors of DCT REIT to proceed with or effect the Transaction. We are not expressing any opinion as to what the value of DCT Partnership Units, or DCT REIT Common Shares into which DCT Partnership Units may be exchangeable, actually will be when issued or the prices at which DCT Partnership Units or DCT REIT Common Shares may be transferable or trade at any time.

We have acted as financial advisor to the Special Committee in connection with the Transaction, for which services we have received and will receive fees, a portion of which was payable upon our engagement, a portion of which is payable upon rendering this opinion and a significant portion of which is contingent upon the consummation of the Transaction. We or our affiliates currently are acting as administration agent, book-running manager and co-lead arranger for, and as a lender under, certain credit facilities of an affiliate of Black Creek Group, the parent company of DCA. In the ordinary course of our businesses, we and our affiliates may actively

Special Committee of the Board of Directors

Dividend Capital Trust Inc.

July 21, 2006

trade or hold the securities or loans of DCT and certain of its affiliates for our own accounts or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans.

It is understood that this letter is for the benefit and use of the Special Committee in connection with and for purposes of its evaluation of the Transaction. We express no opinion or recommendation as to how the shareholders of DCT REIT should vote or act in connection with the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Aggregate Consideration to be paid pursuant to the Agreement is fair, from a financial point of view, to DCT REIT.

Very truly yours,

/s/ Banc of America Securities LLC

BANC OF AMERICA SECURITIES LLC

Appendix C-1

DIVIDEND CAPITAL TRUST INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

Dividend Capital Trust Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Company desires to amend and restate its charter;

SECOND: The provisions of the charter which are now in effect, and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

ARTICLE 1.

THE COMPANY; DEFINITIONS

Section 1.1 Name.

The name of the corporation (the “Company”) is:

DCT Industrial Trust Inc.

Under circumstances in which the Board of Directors of the Company (the “Board of Directors” or the “Board”) determines that the use of the name of the Company is not practicable, the Company may use any other designation or name of the Company.

Section 1.2 Resident Agent and Principal Office.

The name and address of the resident agent of the Company in the State of Maryland is CSC–Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation and a resident of the State of Maryland. The Company’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

Section 1.3 Purpose.

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.3) under the Code (as defined in Section 1.3) for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws.

Section 1.4 Definitions.

As used in the charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 7 hereof are defined in Section 7.7 hereof):

(a) “ACQUISITION EXPENSES” means any and all expenses incurred by the Company or any Affiliate in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

(b) “ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees,

C-1-1

development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity in connection with the actual development and construction of any Property.

(c) “AFFILIATE” or “AFFILIATED” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

(d) “ASSETS” means Properties.

(e) “AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

(f) “BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

(g) “CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

(h) “COMMON SHARES” means shares of the Company’s common stock, $.01 par value, that may be issued from time to time in accordance with the terms of the charter and applicable law, as described in Section 7.2 hereof.

(i) “COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

(j) “DEALER MANAGER” means Dividend Capital Securities LLC or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering. Dividend Capital Securities LLC is a member of the National Association of Securities Dealers, Inc.

(k) “DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article 2 of the charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

(l) “DISTRIBUTIONS” means any distribution of money or other property, pursuant to Section 7.2(d) hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(d) hereof are satisfied.

(m) “EQUITY SHARES” means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

(n) “GROSS ASSETS” means the total assets of the Company, at cost, before deducting depreciation or other non-cash reserves, calculated in accordance with Generally Accepted Accounting Principles (“GAAP”); less those assets required by GAAP to be included with the assets of the Company which the Company does not legally own.

(o) “INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Company by virtue of performing services, other than as

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a Director, for the Company. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Company.

(p) “INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

(q) “INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended (the “Securities Act”).

(r) “INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

(s) “JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner, which are established to acquire Properties.

(t) “LEVERAGE” means the aggregate amount of indebtedness of the Company (which shall include the Company’s proportionate share of indebtedness of partnerships, joint ventures and other entities in which it owns an interest) for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

(u) “LISTING” means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

(v) “MGCL” means the Maryland General Corporation Law.

(w) “MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

(x) “NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

(y) “NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

(z) “NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.

(aa) “NET SALES PROCEEDS” means in the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (D) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership. In the case of a transaction or series of transactions described in clause (E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership less any expenses incurred by the Operating Partnership in connection with such

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transaction. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

(bb) “OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

(cc) “OPERATING PARTNERSHIP” means Dividend Capital Operating Partnership, L.P., a Delaware limited partnership through which the Company will own the Properties.

(dd) “ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and the dealer manager fee payable to the Dealer Manager, incurred by the Company or any Affiliate in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, salaries of employees while engaged in registering, marketing and wholesaling the Shares, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants’ and attorneys’ fees.

(ee) “PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ff) “PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 7.3 hereof.

(gg) “PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.

(hh) “PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

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(ii) “REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

(jj) “REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

(kk) “REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

(ll) “ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

(mm) “ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company or the investment objectives of the Company.

(nn) “SALE” or “SALES” means any transaction or series of transactions whereby: (A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

(oo) “SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

(pp) “SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Dividend Capital Securities LLC.

(qq) “SHARES” means any shares of the Company’s stock that has the right to elect the Directors.

(rr) “STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

(ss) “UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

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ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 Number of Directors.

The business and affairs of the Company shall be managed under the direction of the Board of Directors. The number of Directors of the Company shall be seven (7), each of whom shall be elected by the Stockholders entitled to vote. The number of Directors may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote: provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director.

Section 2.2 Experience.

A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

Section 2.3 Committees.

Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

Section 2.4 Term.

Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

Section 2.5 Fiduciary Obligations.

The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company.

Section 2.6 Approval By Independent Directors.

A majority of Independent Directors must approve all matters to which sections 2.1, 5.2, 5.3(c), 5.4(d), 5.4(h), 5.4(l) and 9.2 herein apply.

Section 2.7 Resignation, Removal Or Death.

Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be

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removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

Section 2.8 Business Combination Statute.

Notwithstanding any other provision of the charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.

Section 2.9 Control Share Acquisition Statute.

Notwithstanding any other provision of the charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE 3.

POWERS OF DIRECTORS

Section 3.1 General.

Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by the charter. The Directors have established the written policies on investments and borrowing set forth in this Article 3 and Article 5 hereof and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify the charter, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of the charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

Section 3.2 Specific Powers And Authority.

Subject only to the express limitations herein, and in addition to all other powers and authority conferred by the charter or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(a) INVESTMENTS. Subject to Section 3.2(b), Article 5 and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors

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may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(b) REIT QUALIFICATION. The Company shall properly make a timely election to be a REIT and the Board of Directors shall use its commercially reasonable efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code with respect to each taxable year of the Company. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the MGCL and other applicable law to cause the matter of revocation of qualification as a REIT to be submitted to a vote of the Stockholders of the Company entitled to vote pursuant to Sections 3.2(s) and 8.2.

(c) SALE AND USE OF COMPANY PROPERTY. Subject to Article 5 and Sections 3.2(b), 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(d) FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Directors determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.

(e) LENDING. Subject to all applicable limitations in the charter, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

(f) ISSUANCE OF SECURITIES. Subject to the provisions of Article 7 hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

(g) EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of the charter and conducting the business of

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the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith other than income or similar taxes imposed upon compensation and fees paid to Directors; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(h) COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(i) DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

(j) ALLOCATION; ACCOUNTS. Subject to and in accordance with the Code and generally accepted accounting principles, to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid in capital or capital surplus.

(k) VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such market quotations, appraisals or other information as are reasonable, in their sole judgment and where appropriate, in accordance with the Code and generally accepted accounting principles.

(l) OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(m) OFFICERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; subject to restrictions advisable with respect to the qualification of the Company as a REIT, to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as

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aforesaid or to committees of Directors, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

(n) ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(o) REORGANIZATIONS, ETC. Subject to Sections 3.2(b), 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(p) INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, the Company and the Company Property against any and all risks, and insuring the Directors and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

(q) DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

(r) DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

(s) REVOCATION OF STATUS. To revoke the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to revoke the Company’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Equity Shares entitled to vote.

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(t) FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company, provided that the fiscal year of the Company shall be the calendar year for all taxable periods prior to any termination or revocation of qualification of the Company as a REIT.

(u) SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(v) BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such Bylaws and amendments are not inconsistent with the provisions of the charter, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares entitled to vote, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(w) LISTING SHARES. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such listing occur more than ten (10) years after completion of the Initial Public Offering.

(x) FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the charter, even if such powers are not specifically provided hereby.

(y) DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

ARTICLE 4.

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ARTICLE 5.

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 5.1 Investment Objectives.

The Company’s primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to pay consistent quarterly cash Distributions and to increase the amount of such Distributions over time; (iii) to realize capital appreciation upon the ultimate sale of the Company’s Properties; and (iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, by commencing the orderly dissolution of its assets and liquidation of the Company. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their commercially reasonable efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

Section 5.2 Review Of Objectives.

The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

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Section 5.3 Certain Permitted Investments.

(a) The Company may invest in Properties, as defined in Section 1.6 hereto.

(b) The Company may invest in Joint Ventures with one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(c) Subject to any limitations set forth in Section 5.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 5.4 Investment Limitations.

In addition to other investment restrictions imposed by the Directors from time to time, and consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(a) Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate assets and mortgages, provided that income and gain with respect to such futures contracts is treated as qualifying income under Section 856(c)(2) of the Code.

(c) [Intentionally Left Blank].

(d) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Directors or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least eight (8) years from the end of the year in which such loan is repaid, refinanced, or otherwise disposed of by the Company and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(e) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

(f) The Company shall not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s

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Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).

(g) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Directors or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the charter.

(h) The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

(i) The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company. Options may not be issued to the Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

(j) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property; provided that, the Directors may delegate to the investment committee, which shall consist of at least a majority of Independent Directors, the power to approve any single property acquisition transaction of up to $25 million in total consideration. If the Property is acquired from a Director or his or her Affiliates, or if a majority of the Independent Directors require, the fair market value of a Property shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

(k) The aggregate Leverage of the Company shall be reasonable in relation to Gross Assets of the Company and shall be reviewed by the Directors at least quarterly The maximum amount of such Leverage shall not exceed 50% of the Company’s Gross Assets.

(l) The Directors and any Affiliates thereto shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

(m) The Company shall not make loans to any manager of the Company’s assets, Directors, officers or any principal of the Company or any of its Affiliates.

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(n) The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(o) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(p) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares entitled to vote and a majority of the Independent Directors not otherwise interested in the transaction.

ARTICLE 6.

CONFLICTS OF INTEREST

Section 6.1 Sales and Leases to Company.

The Company may purchase or lease a Property or Properties from a Director or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 6.2 Sales And Leases To The Directors Or Affiliates.

Subject to any restrictions advisable with respect to the existing qualification of the Company as a REIT, a Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

Section 6.3 Other Transactions.

The Company shall not make loans to any manager of the Company’s assets, Directors or any Affiliates thereof. The Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

ARTICLE 7.

SHARES

Section 7.1 Authorized Shares.

The total number of shares of capital stock which the Company is authorized to issue is five hundred million (500,000,000), consisting of three hundred fifty million (350,000,000) Common Shares, $0.01 par value per share (as defined in Section 7.2 hereof), fifty million (50,000,000) Preferred Shares, $0.01 par value per share (as defined in Section 7.3 hereof) and one hundred million (100,000,000) Shares-in-Trust, $0.01 par value per share

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(as defined in Section 7.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a share dividend or share split, without any consideration. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 7.2(b) or 7.3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 7.1.

Section 7.2 Common Shares.

(a) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(b) DESCRIPTION. Common Shares shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Directors may classify or reclassify any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(c) DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.

(d) DIVIDEND OR DISTRIBUTION RIGHTS. The Directors from time to time may authorize and the Company shall pay to holders of Common Shares such dividends or Distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to authorize and the Company shall pay such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any senior class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the charter.

(e) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(c) hereof) shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with (i) each other holder of Common Shares of such class and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares of such class, that portion of such aggregate assets available for distribution to such class as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares of such class and Shares-in-Trust of such class resulting from the exchange of Common Shares then outstanding.

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(f) VOTING RIGHTS. Except as may be provided otherwise in the charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

Section 7.3 Preferred Shares.

The Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Notwithstanding the foregoing authority, (i) the authorization of any class or series of Preferred Stock shall be approved by a majority of the Independent Directors and (ii) Preferred Shares of any class or series may not be issued to any Director or any of his or her Affiliates unless and until the rights and preferences of such class or series of Preferred Stock have been approved by holders of Common Stock. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The designation of the series, which may be by distinguishing number, letter or title.

(b) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(c) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(d) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(e) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(f) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(g) Restrictions on the issuance of shares of the same series or of any other class or series.

(h) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares.

(i) Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of the charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

Section 7.4 General Nature Of Equity Shares.

All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in the charter, the MGCL or in the resolution creating any class or series of Equity Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors;

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the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

Section 7.5 No Issuance of Share Certificates.

Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.7(l), and as required by the Bylaws and the MGCL or other applicable law.

Section 7.6 Suitability Of Stockholders.

(a) INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(1) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

(2) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Equity Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

(b) DETERMINATION OF SUITABILITY OF SALE. Each Person selling Equity Shares on behalf of the Company shall make every reasonable effort to determine that the purchase of Equity Shares is a suitable and appropriate investment for each Stockholder. In making this determination, each Person selling Equity Shares on behalf of the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (iv) has apparent understanding of the fundamental risks of the investment; the risk that the Stockholder may lose the entire investment; the lack of liquidity of Equity Shares; the restrictions on transferability of Equity Shares; and the tax consequences of the investment. Each Person selling Equity Shares on behalf of the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

Each Person selling Equity Shares on behalf of the Company shall maintain records of the information used to determine that an investment in Equity Shares is suitable and appropriate for a Stockholder. Each Person selling Equity Shares on behalf of the Company shall maintain these records for at least six years.

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(c) MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale of Equity Shares by the Company to initial investors will be permitted of less than 200 Shares ($2,000).

Section 7.7 Restrictions On Ownership And Transfer.

(a) DEFINITIONS. For purposes of Sections 7.7 and 7.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“BENEFICIARY” means the beneficiary of the Trust as determined pursuant to Section 7.8(e)(1) hereof.

COMMON SHARE OWNERSHIP LIMIT” means, with respect to any class of Common Shares, nine point eight percent (9.8%) of the outstanding Common Shares, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“MARKET PRICE” means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.
“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, nine point eight percent (9.8%) of the outstanding Equity Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of any outstanding series of Preferred Shares, as so adjusted) and to any other limitations contained in Section 7.7.

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“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 7.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 7.7(c), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the Initial Public Offering on which the stockholders have approved the determination of the Board of Directors of the Company pursuant to Section 3.2 hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

“SHARES-IN-TRUST” means those shares for which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction as described in Section 7.7(c).

“TRADING DAY” means a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares are not so listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 7.8(a) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

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(b) OWNERSHIP AND TRANSFER LIMITATIONS.

(1) Notwithstanding any other provision of the charter, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits. Notwithstanding any other provisions of the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(2) Notwithstanding any other provision of the charter, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(3) Notwithstanding any other provision of the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(4) Notwithstanding any other provision of the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(5) Notwithstanding any other provision of the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code or

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otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(c) EXCHANGE FOR SHARES-IN-TRUST.

(1) If, notwithstanding the other provisions contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 7.7(i), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

(2) If, notwithstanding the other provisions contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(d) REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 7.7(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.7, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the

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Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (2), (3), (4) and (5) of Section 7.7(b) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.7(c), irrespective of any action (or inaction) by the Board of Directors or its designee.

(e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of Section 7.7(b) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 7.7(c), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(f) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(1) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than January 30 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(g) REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(h) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Sections 1.6 and 7.7(a), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

(i) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be

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satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(j) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.7(k), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits.

(k) LIMITATION ON MODIFICATIONS.

(1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code.

(2) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(3) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).

(l) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code; or (iv) Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s charter shall be void AB INITIO and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Shares-in-Trust to the extent of violation of such limitations, and

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such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the charter of the Company. All defined terms used in this legend have the meanings identified in the Company’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

Section 7.8 Shares-In-Trust.

(a) OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 7.7(c), such Shares-in-Trust shall be deemed to have been transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section 7.8(c) and Section 7.8(e).

(b) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all Distributions and dividends on the Shares-in-Trust and will hold such dividends and Distributions in trust for the benefit of the Beneficiary. Any dividend or Distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or Distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or Distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or Distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 7.8(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been exchanged into Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the exchange of such Equity Shares for Shares-in-Trust pursuant to Section 7.7(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

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(e) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(1) Except as described in this Section 7.8(e) and in Section 7.8(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (i) purchases such Equity Shares for valuable consideration and (ii) acquires such Equity Shares without such acquisition resulting in another automatic exchange of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (i) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares and (iii) cause the Shares-in-Trust to be canceled.

(2) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

(3) All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section 7.7(e). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

(4) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

(f) REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(g) AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article 7 requires different terms.

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Section 7.9 Settlements.

Nothing in Sections 7.7 and 7.8 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 7.7 and 7.8 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

Section 7.10 Severability.

If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article 7 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 7.11 Waiver.

The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article 7 if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.6).

Section 7.12 Repurchase Of Shares.

The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company and does not violate any provision of this Article 7. The Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 7.13 Dividend Reinvestment Plans.

The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distributions to the Stockholders and the effect of reinvesting such Distributions, including the United States federal income tax consequences of the reinvestment, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

ARTICLE 8.

STOCKHOLDERS

Section 8.1 Meetings Of Stockholders.

There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of the Stockholders who are entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president, by a majority of

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the Independent Directors or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

Section 8.2 Voting Rights Of Stockholders.

Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (b) amendment of the charter, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Directors, as provided in Section 11.2 hereof; (d) reorganization of the Company as provided in Section 10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) revocation of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(s) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Equity Shares outstanding and entitled to vote.

Section 8.3 Voting Limitations On Equity Shares Held By The Directors And Affiliates.

With respect to Equity Shares owned by the Directors or any of their Affiliates, neither the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

Section 8.4 Stockholder Action To Be Taken By Meeting.

Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.

Section 8.5 Right Of Inspection.

Any Stockholder and any designated representative thereof shall be permitted access, without charge, to all records of the Company at all reasonable times. Any Stockholder and any designated representative thereof may inspect and copy any of such records upon the payment of reasonable copying charges. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 8.6 Access To Stockholder List.

An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s

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designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If the Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 8.7 Reports.

The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (v) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vi) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

ARTICLE 9.

LIABILITY OF STOCKHOLDERS, DIRECTORS AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

Section 9.1 Limitation Of Stockholder Liability.

No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company

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Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

Section 9.2 Limitation Of Liability And Indemnification.

(a) The Company shall indemnify and hold harmless a Director, officer and their respective Affiliates (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, officers or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director, executive officer or Affiliate), the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

(b) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c) Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

(d) The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 9.3 Payment Of Expenses.

The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, officer or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the

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Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

Section 9.4 Express Exculpatory Clauses In Instruments.

Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

Section 9.5 Transactions With Affiliates.

The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

(a) The transaction is fair and reasonable to the Company and its Stockholders.

(b) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis.

(c) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

(d) Payments to the Directors for services rendered in a capacity other than that as Director may only be made upon a determination that:

(1) The compensation is not in excess of their compensation paid for any comparable services; and

(2) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

(e) The Company will not make loans to any director, officer or principal of the Company or any of its Affiliates.

Transactions between the Company and its Affiliates are further subject to any express restrictions in the charter (including Article 5 and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL (section) 2-419 and other applicable law.

ARTICLE 10.

AMENDMENT; REORGANIZATION; MERGER, ETC.

Section 10.1 Amendment.

(a) The Company reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms of the contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on Stockholders, Directors and officers are granted subject to this reservation.

(b) The charter may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (i) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) Section 10.2 hereof and this Section 10.1

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shall not be amended (or any other provision of the charter be amended or any provision of the charter be added that would have the effect of amending such sections); (iii) no term or provision of the charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code; (iv) certain provisions of the charter, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed and (v) provisions imposing cumulative voting in the election of directors may not be added to the charter, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.

(c) The Directors, by a majority vote, may amend provisions of the charter from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend the charter.

(d) An amendment to the charter shall become effective as provided in Section 12.5.

(e) The charter may not be amended except as provided in this Section 10.1.

Section 10.2 Reorganization.

Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

Section 10.3 Merger, Consolidation Or Sale Of Company Property.

Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

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(b) one of the following:

(1) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(2) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of the charter;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE 11.

DURATION OF COMPANY

Section 11.1 Termination Upon Failure To Obtain Listing.

In the event that Listing does not occur within ten years after the closing of the Initial Public Offering, the Company shall undertake an orderly liquidation and Sale of the Company’s assets and will distribute its share of any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

Section 11.2 Dissolution Of The Company By Stockholder Vote.

The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares entitled to vote thereon.

ARTICLE 12.

MISCELLANEOUS

Section 12.1 Governing Law.

These Second Articles of Amendment and Restatement are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

Section 12.2 Reliance By Third Parties.

Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which the charter may be

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recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to the charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

Section 12.3 Provisions In Conflict With Law Or Regulations.

(a) The provisions of the charter are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of the charter, even without any amendment of the charter pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of the charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(b) If any provision of the charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the charter in any jurisdiction.

Section 12.4 Construction.

In the charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the charter. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”

Section 12.5 Recordation.

These Second Articles of Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Second Articles of Amendment and Restatement or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Second Articles of Amendment and Restatement or any amendment hereto. A restated charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original charter and the various amendments thereto.

THIRD: The foregoing second amendment and restatement of the charter has been approved by a majority of the Board of Directors and approved by the stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article 1 of the foregoing second amended and restated charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article 1 of the foregoing second amended and restated charter.

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SIXTH: The number of directors of the Company as set forth in Article 2 of the foregoing second amended and restated charter and the names of those currently in office are:

Thomas G. Wattles

Philip L. Hawkins

James R. Mulvihill

Tripp H. Hardin, III

Bruce L. Warwick

John C. O’Keeffe

Phillip R. Altinger

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing is 500,000,000, consisting of 350,000,000 shares of Common Stock, $0.01 par value per share, 50,000,000 shares of Preferred Stock, $0.01 par value per share, and 100,000,000 Shares-In-Trust, $0.01 par value per share. The aggregate par value of all shares of stock having par value is $5,000,000.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Second Articles of Amendment and Restatement of Articles of Incorporation to be signed in its name and on its behalf by its Chief Executive Officer, and attested by its Assistant Secretary, on this      day of             , 2006.

Evan H. Zucker, Chief Executive Officer

ATTEST

James R. Mulvihill, Assistant Secretary

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Appendix C-2

DIVIDEND CAPITAL TRUST INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

~~OF ARTICLES OF INCORPORATION~~

~~(UNDER SECTION 2-609 OF~~

~~CORPORATIONS AND ASSOCIATIONS ARTICLE)~~

Dividend Capital Trust Inc., a Maryland corporation (the “Company”) ~~having its principal office in the State of Maryland at 11 East Chase Street, Baltimore, Maryland, 21202,~~, hereby certifies to the State Department of Assessments and Taxation of ~~the State of~~ Maryland, that:

FIRST: The Company desires to amend and restate its ~~Articles of Incorporation~~charter;

SECOND: The provisions of the ~~Articles of Incorporation~~charter which are now in effect, ~~dated as of November 21, 2003~~ and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

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ARTICLE 1.

THE COMPANY; DEFINITIONS

Section 1.1 Name.

The name of the corporation (the “Company”) is:

~~Dividend Capital~~ DCT Industrial Trust Inc.

Under circumstances in which the Board of Directors of the Company (the “Board of Directors” or the “Board”) determines that the use of the name of the Company is not practicable, the Company may use any other designation or name of the Company.

Section 1.2 Resident Agent and Principal Office.

The name and address of the resident agent ~~for service of process~~ of the Company in the State of Maryland is CSC–Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The ~~Company may have such principal office within the State of Maryland as the Directors may from time to time determine.~~resident agent is a Maryland corporation and a resident of the State of Maryland. The Company’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

~~Section 1.3 Nature of Company.~~

~~The Company is a Maryland corporation within the meaning of the Maryland General Corporation Law.~~

~~Section 1.4 Principal Office of Company.~~

~~The address of the Company’s principal office is 11 East Chase Street, Baltimore, Maryland 21202.~~

Section 1.3 ~~Section 1.5~~ Purpose.

The purposes for which the Company is formed are to ~~conduct any business~~engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.3) under the Code (as defined in Section 1.3) for which corporations may be organized under the laws of the State

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of Maryland ~~including, but not limited to: (i) acquiring and leasing commercial properties located in North America, including without limitation, industrial buildings, office buildings, shopping centers, business parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing. Subject to, and not in limitation of, the authority of the preceding sentence, the Company intends to engage in business as a real estate investment trust under the REIT Provisions of the Code~~as now or hereafter permitted by such laws.

Section 1.4 ~~Section 1.6~~ Definitions.

As used in ~~these Articles of Incorporation~~the charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 7 hereof are defined in ~~Sections 7.2, 7.3, 7.6, and~~Section 7.7 hereof):

(a) ~~a.~~ “ACQUISITION EXPENSES” means any and all expenses incurred by the Company~~, the Advisor,~~ or any Affiliate ~~of either~~ in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

(b) ~~b.~~ “ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company ~~or the Advisor~~) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity ~~not affiliated with the Advisor~~ in connection with the actual development and construction of any Property.

(c) ~~c. “ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.~~

~~d. “ADVISORY AGREEMENT” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.~~

~~e.~~ “AFFILIATE” or “AFFILIATED” means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the ~~Trust~~Company), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

(d) ~~f.~~ “ASSETS” means Properties.

~~g. “ASSET MANAGEMENT FEE” has the meaning set forth in Section 4.16 hereof.~~

(e) ~~h.~~ “AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

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(f) ~~i.~~ “BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

(g) ~~j.~~ “CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

(h) ~~k.~~ “COMMON SHARES” means shares of the Company’s common stock, $.01 par value, that may be issued from time to time in accordance with the terms ~~and conditions of which are set forth~~of the charter and applicable law, as described in Section 7.2 hereof.

(i) ~~l.~~ “COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

~~m. “COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.~~

~~n. “CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.~~

~~o. “CONTRACT PRICE FOR THE PROPERTY” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.~~

(j) ~~p.~~ “DEALER MANAGER” means Dividend Capital Securities LLC~~, an Affiliate of the Advisor,~~ or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering. Dividend Capital Securities LLC is a member of the National Association of Securities Dealers, Inc.

(k) ~~q. “DEVELOPMENT FEE” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.~~

~~r.~~ “DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article 2 of ~~these Articles of Incorporation~~the charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

(l) ~~s.~~ “DISTRIBUTIONS” means any distribution~~s~~ of money or other property, pursuant to Section 7.2(d) hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(d) hereof are satisfied.

(m) ~~t.~~ “EQUITY SHARES” means ~~transferable~~ shares of ~~beneficial interest~~capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

(n) ~~u.~~ “GROSS ASSETS” means the total assets of the Company, at cost, before deducting depreciation or other non-cash reserves, calculated in accordance with Generally Accepted Accounting Principles (“GAAP”); less those assets required by GAAP to be included with the assets of the Company which the Company does not legally own.

~~v. “GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.~~

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(o) ~~w.~~ “INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the ~~Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of~~Company by virtue of performing services, other than as a Director, for the Company~~, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates~~. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the ~~Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis~~Company.

(p) ~~x.~~ “INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the ~~Advisor or the~~ Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

(q) ~~y. “INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 2.1. of the NASAA REIT Guidelines.~~

~~z.~~ “INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended~~.~~ (the “Securities Act”).

(r) ~~aa.~~ “INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

(s) ~~bb.~~ “JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner, which are established to acquire Properties.

(t) ~~cc.~~ “LEVERAGE” means the aggregate amount of indebtedness of the Company (which shall include the Company’s proportionate share of indebtedness of partnerships, joint ventures and other entities in which it owns an interest) for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

(u) ~~dd.~~ “LISTING” means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

(v) ~~ee.~~ “MGCL” means the Maryland General Corporation Law.

(w) ~~ff.~~ “MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

(x) ~~gg.~~ “NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

(y) ~~hh.~~ “NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

(z) ~~ii.~~ “NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.

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(aa) ~~jj.~~ “NET SALES PROCEEDS” means in the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (~~E~~D) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership. In the case of a transaction or series of transactions described in clause (E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership less any expenses incurred by the Operating Partnership in connection with such transaction. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.

(bb) ~~kk.~~ “OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.

(cc) ~~ll.~~ “OPERATING PARTNERSHIP” means ~~the~~Dividend Capital Operating Partnership, L.P., a Delaware limited partnership through which the Company will own the Properties.

(dd) ~~mm. “OP UNIT” means a unit of limited partnership interest in the Operating Partnership.~~

~~nn.~~ “ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and the dealer manager fee payable to the Dealer Manager, incurred by the Company~~, the Advisor~~ or any Affiliate ~~of either~~ in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, salaries of employees while engaged in registering, marketing and wholesaling the Shares, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants’ and attorneys’ fees.

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(ee) ~~oo.~~ “PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended~~.~~ (the “Exchange Act”).

(ff) ~~pp.~~ “PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 7.3 hereof.

(gg) ~~qq.~~ “PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.

(hh) ~~rr.~~ “PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act ~~of 1933,~~, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act ~~of 1933~~ or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

(ii) ~~ss.~~ “REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

(jj) ~~tt. “REIT” means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and joint ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a~~ “REIT” means a “real estate investment trust ~~under the REIT Provisions~~” as defined pursuant to Sections 856 through 860 of the Code.

(kk) ~~uu. “~~“REIT PROVISIONS OF THE CODE~~”~~” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to ~~real estate investment trusts~~REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

(ll) ~~vv.~~ “ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

(mm) ~~ww.~~ “ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company~~, compensation to the Advisor~~ or the investment objectives of the Company.

(nn) ~~xx.~~ “SALE” or “SALES” means any transaction or series of transactions whereby: (A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Operating

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Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.

(oo) ~~yy.~~ “SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

(pp) ~~zz.~~ “SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Dividend Capital Securities LLC..

(qq) ~~aaa.~~ “SHARES” means any shares of the Company’s stock that has the right to elect the Directors.

~~bbb. “SOLICITING DEALERS” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.~~

~~ccc. “SPONSOR” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:~~

~~(1) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;~~

~~(2) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;~~

~~(3) having a substantial number of relationships and contacts with the Company;~~

~~(4) possessing significant rights to control Company properties;~~

~~(5) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or~~

~~(6) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.~~

(rr) ~~ddd.~~ “STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

~~eee. “STOCKHOLDERS’ 7% RETURN” means a 7% per annum cumulative, noncompounded return on Invested Capital.~~

~~fff. “SUCCESSOR” means any successor in interest of the Company.~~

~~ggg. “TERMINATION DATE” means the date of termination of the Advisory Agreement.~~

~~hhh. “TOTAL PROCEEDS” means Gross Proceeds from the Initial Public Offering.~~

(ss) ~~iii.~~ “UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

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ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 Number of Directors.

The business and affairs of the Company shall be managed under the direction of the Board of Directors. The number of Directors of the Company shall be seven (7), each of whom shall be elected by the Stockholders entitled to vote. The number of Directors may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote: provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director.

Section 2.2 Experience.

A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

Section 2.3 Committees.

Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

Section 2.4 Term.

Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

Section 2.5 Fiduciary Obligations.

The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company~~, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor~~.

Section 2.6 Approval By Independent Directors.

A majority of Independent Directors must approve all matters to which sections 2.1, ~~4.1, 4.2, 4.5, 4.8, 4.9, 4.11, 4.12, 4.13,~~ 5.2, 5.3(c), 5.4(d), 5.4(h), 5.4(~~m~~l) and 9.2 herein apply.

Section 2.7 Resignation, Removal Or Death.

Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the

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affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

Section 2.8 Business Combination Statute.

Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.

Section 2.9 Control Share Acquisition Statute.

Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

ARTICLE 3.

POWERS OF DIRECTORS

Section 3.1 General.

Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by ~~these Articles of Incorporation~~the charter. The Directors have established the written policies on investments and borrowing set forth in this Article 3 and Article 5 hereof and shall monitor the administrative procedures, investment operations and performance of the Company ~~and the Advisor~~ to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify ~~these Articles of Incorporation~~the charter, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of ~~these Articles of Incorporation~~the charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of ~~these Articles of Incorporation~~the charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

Section 3.2 Specific Powers And Authority.

Subject only to the express limitations herein, and in addition to all other powers and authority conferred by ~~these Articles of Incorporation~~the charter or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(a) ~~a.~~ INVESTMENTS. Subject to Section 3.2(b), Article 5 and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether

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such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

(b) ~~b.~~ REIT QUALIFICATION. The Company shall properly make a timely election to be a REIT and the Board of Directors shall use its commercially reasonable efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code with respect to each taxable year of the Company. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the MGCL and other applicable law to cause the matter of revocation of qualification as a REIT to be submitted to a vote of the Stockholders of the Company entitled to vote pursuant to Sections 3.2(s) and 8.2.

(c) ~~c.~~ SALE~~, DISPOSITION~~ AND USE OF COMPANY PROPERTY. Subject to Article ~~V~~5 and Sections 3.2(b), 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(d) ~~d.~~ FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Directors determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.

(e) ~~e.~~ LENDING. Subject to all applicable limitations in ~~these Articles of Incorporation~~the charter, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

(f) ~~f.~~ ISSUANCE OF SECURITIES. Subject to the provisions of Article 7 hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at

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such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

(g) ~~g.~~ EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of ~~these Articles of Incorporation~~the charter and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith other than income or similar taxes imposed upon compensation and fees paid to Directors; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(h) ~~h.~~ COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(i) ~~i.~~ DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

(j) ~~j.~~ ALLOCATION; ACCOUNTS. Subject to and in accordance with the Code and generally accepted accounting principles, to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid in capital or capital surplus.

(k) ~~k.~~ VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such market quotations, appraisals or other information as are reasonable, in their sole judgment and where appropriate, in accordance with the Code and generally accepted accounting principles.

(l) ~~l.~~ OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(m) ~~m.~~ OFFICERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; subject to restrictions advisable with respect to the qualification of the Company as a REIT, to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and any Person who is an Affiliate of any Director) as agent,

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representative, ~~Advisor,~~ member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or ~~to the Advisor~~, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

(n) ~~n.~~ ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(o) ~~o.~~ REORGANIZATIONS, ETC. Subject to Sections 3.2(b), 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~the charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(p) ~~p.~~ INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, the Company and the Company Property against any and all risks, and insuring the Directors~~, Advisors~~ and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

(q) ~~q.~~ DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

(r) ~~r.~~ DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

(s) ~~s.~~ REVOCATION OF STATUS. To revoke the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to revoke the Company’s status as a real estate investment trust under the REIT Provisions of the

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Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Equity Shares entitled to vote.

(t) ~~t.~~ FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company, provided that the fiscal year of the Company shall be the calendar year for all taxable periods prior to any termination or revocation of qualification of the Company as a REIT.

(u) ~~u.~~ SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(v) ~~v.~~ BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such Bylaws and amendments are not inconsistent with the provisions of ~~these Articles of Incorporation~~the charter, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares entitled to vote, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(w) ~~w.~~ LISTING SHARES. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such listing occur more than ten (10) years after completion of the Initial Public Offering.

(x) ~~x.~~ FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~the charter, even if such powers are not specifically provided hereby.

(y) ~~y.~~ DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

ARTICLE 4.

~~ADVISOR~~

[INTENTIONALLY LEFT BLANK]

~~Section 4.1 Appointment and Initial Investment of Advisor.~~

~~The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor (or any one of its Affiliates) shall make an initial investment of $200,000 in the Operating Partnership (or the Company). The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates. Notwithstanding the foregoing, a Person hired or retained to perform property management and related services for the Company (including a Person affiliated with any Director) shall not be an Advisor.~~

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~~Section 4.2 Supervision of Advisor.~~

~~The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. In addition, from time to time, but at least annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.~~

~~The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.~~

~~Section 4.3 Fiduciary Obligations.~~

~~The Advisor has a fiduciary responsibility to the Company and to the Stockholders.~~

~~Section 4.4 Affiliation And Functions.~~

~~The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.~~

~~Section 4.5 Termination.~~

~~Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days’ written notice with or without cause and without penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.~~

~~Section 4.6 Real Estate Commission and Management Fees.~~

~~a. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one- half (1/2) of a Competitive Real Estate~~

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~~Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders’ 7% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.~~

~~b. The Company shall pay to a property management company (which may be an affiliate of the Advisor) property management and leasing fees equal to 3.0% of the gross revenues with respect to any Property or such other percentage of gross revenues that the Company considers reasonable taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors; provided, however, that aggregate property management and leasing fees payable to the property management company may not exceed the lesser of (i) 3.0% of the Company’s gross revenues or (ii) 0.6% of the net asset value of all Properties owned by the Company calculated on an annual basis. For purposes of this calculation, “gross revenues” shall be defined as all amounts actually collected as rents or other charges for the occupancy or use of Properties, and “net asset value” shall be defined as the excess of the aggregate of the fair market value of all Properties (excluding vacant properties) over the aggregate outstanding debt of the Company (excluding debts having maturities of one year or less). In addition, the Company may pay the property management company a separate fee for the one-time initial leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by other parties rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area.~~

~~Section 4.7 Operating Partnership Interests.~~

~~The Advisor will make a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor or one or more of its Affiliates also will be issued OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). The holder of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to 15% of the Net Sales Proceeds after the holders of regular partnership interests have received cumulative distributions from the Operating Partnership from operating income, sales proceeds or other sources equal to their capital contributions to the Operating Partnership plus a 7% cumulative, noncompounded annualized return thereon. Upon the earliest to occur of the termination or nonrenewal of the Advisory Agreement for “cause” (as defined in the Advisory Agreement), a Termination Event or the Listing, all of the Special OP Units shall be redeemed by the Operating Partnership for cash. In the case of a redemption upon a Termination Event or the Listing, the Special OP Units shall be redeemed for an aggregate amount equal to the Net Sales Proceeds that would have been distributed to the holders of Special OP Units in accordance with the second preceding sentence if a transaction within the meaning of clause (E) of the definition of Sale had occurred on such date, all assets of the Operating Partnership had been sold for their fair market value and all liabilities of the Operating Partnership had been satisfied in full according to their terms. In determining the fair market value of the assets of the Operating Partnership, (i) in connection with a Termination Event, the Company shall obtain an appraisal of the properties of the Operating Partnership and (ii) in connection with the Listing, the Company shall make such determination taking into account the market value of the Company’s listed Shares based upon the average closing price, or average of bid and asked prices, as the case may be, during a period of 30 days during which such Shares are traded beginning 180 days after the Listing. For this purpose, a “Termination Event” means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to~~

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~~which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for “good reason” (as defined in the Advisory Agreement) or (iii) by the Company other than for “cause” (as defined in the Advisory Agreement). If the Advisory Agreement is terminated or not renewed by the Company for “cause” (as defined in the Advisory Agreement), the Special OP Units will be redeemed by the Operating Partnership for $1. There shall be a corresponding allocation of profits of the Operating Partnership made to the holder of the Special OP Units in connection with the amounts payable hereunder and such amounts will be payable only out of profits of the Operating Partnership.~~

~~Section 4.8 New Advisor Fee Structures.~~

~~In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.~~

~~Section 4.9 Reimbursement for Organizational and Offering Expenses.~~

~~The Company shall reimburse the Advisor and its Affiliates an amount of up to: (a) 3% of the first $100 million of Gross Proceeds for Organizational and Offering Expenses incurred by the Advisor and its Affiliates; and (b) 2% of any Gross Proceeds thereafter for Organizational and Offering Expenses incurred by the Advisor and its Affiliates.~~

~~Section 4.10 Dealer Manager Fee and Commissions.~~

~~The Company shall pay the Dealer Manager a fee in the amount of up to: (a) 2.5% of the Gross Proceeds for acting as dealer manager and selling commissions in an amount of up to 7% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities, in each case, with respect to the first $100 million of Gross Proceeds; and (b) 2.0% of the Gross Proceeds for acting as dealer manager and selling commissions in an amount of up to 6% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities, in each case, with respect to any Gross Proceeds thereafter; provided that the selling commission may be up to 7% with respect to Gross Proceeds resulting from a sale of Shares to a purchaser that elects to pay a deferred commission. The Company shall restrict the Dealer Manager from re-allowing in excess of 1% of the fee it receives for acting as Dealer Manager.~~

~~Section 4.11 Acquisition Fees.~~

~~The Company shall pay the Advisor and its Affiliates an amount of up to: (a) 3% of the aggregate purchase price of Properties acquired directly or indirectly by the Operating Partnership up to $170 million of assets acquired; and (b) 1% of the aggregate purchase price of Properties acquired directly or indirectly by the Operating Partnership in excess of $170 million of assets acquired, in each case, for the review and evaluation of potential Real Property acquisitions.~~

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~~Section 4.12 Reimbursement for Acquisition Expenses.~~

~~The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.~~

~~Section 4.13 Reimbursement for Operating Expenses.~~

~~The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year.~~

~~Section 4.14 Reimbursement Limitation.~~

~~The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.~~

~~Section 4.15 Limitation on Acquisition Fees and Acquisition Expenses.~~

~~Notwithstanding anything contained in Sections 4.11 and 4.12 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.~~

~~Section 4.16 Asset Management Fee.~~

~~The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount of up to 0.75% per annum of the undepreciated cost of the Company’s Properties (excluding any Properties for which the Company has paid an acquisition fee in accordance with Section 4.11(a) above) (the “Asset Management Fee”) as set forth below. The Asset Management Fee is payable in cash or stock, subject to certain restrictions, at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Asset Management Fee shall be calculated monthly, not to exceed a rate of 0.0625% per month. The Asset Management Fee calculated with respect to each month shall be payable in arrears on the first business day following the last day of such month.~~

ARTICLE 5.

INVESTMENT OBJECTIVES AND LIMITATIONS

Section 5.1 Investment Objectives.

The Company’s primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to ~~maximize cash available for Distribution~~ pay consistent quarterly cash Distributions and to increase the amount of such Distributions over time; (iii) to realize capital appreciation upon the ultimate sale of the Company’s Properties; and (iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, by commencing the orderly dissolution of its assets and liquidation of the Company. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their commercially reasonable efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

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Section 5.2 Review Of Objectives.

The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 5.3 Certain Permitted Investments.

(a) ~~a.~~ The Company may invest in Properties, as defined in Section 1.6 hereto.

(b) ~~b.~~ The Company may invest in Joint Ventures with ~~the Sponsor, Advisor,~~ one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(c) ~~c.~~ Subject to any limitations set forth in Section 5.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 5.4 Investment Limitations.

In addition to other investment restrictions imposed by the Directors from time to time, and consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(a) ~~a.~~ Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) ~~b.~~ The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate assets and mortgages, provided that income and gain with respect to such futures contracts is treated as qualifying income under Section 856(c)(2) of the Code.

(c) ~~c. The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).~~ [Intentionally Left Blank].

(d) ~~d.~~ The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the ~~Advisor,~~ Directors~~,~~ or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least eight (8) years from the end of the year in which such loan is repaid, refinanced, or otherwise disposed of by the Company and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(e) ~~e.~~ The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

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(f) ~~f.~~ The Company shall not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).

(g) ~~g.~~ The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the ~~Advisor, the~~ Directors~~, the Sponsor~~ or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by ~~these Articles of Incorporation~~the charter.

(h) ~~h.~~ The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

(i) ~~i.~~ The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company ~~or the Advisor~~. Options may not be issued to the ~~Advisor, Director, Sponsor~~Directors or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the ~~Advisor,~~ Directors~~, Sponsor~~ or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the ~~Advisor,~~ Directors~~, Sponsor~~ or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

~~j. The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.~~

(j) ~~k.~~ A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property; provided that, the Directors may delegate to the investment committee, which shall consist of at least a majority of Independent Directors, the power to approve any single property acquisition transaction of up to $25 million in total consideration. If the Property is acquired from ~~the Advisor,~~ a Director~~, the Sponsor~~ or ~~their~~his or her Affiliates, or if a majority of the Independent Directors require, the fair market value of a Property shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

(k) ~~l.~~ The aggregate Leverage of the Company shall be reasonable in relation to Gross Assets of the Company and shall be reviewed by the Directors at least quarterly The maximum amount of such Leverage shall not exceed 50% of the Company’s Gross Assets.

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(l) ~~m.~~ The ~~Sponsor, Advisor,~~ Directors and any Affiliates thereto shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

(m) ~~n.~~ The Company shall not make loans to ~~the Sponsor, Advisor,~~ any manager of the Company’s assets, Directors, officers or any principal of the Company or any of its Affiliates.

(n) ~~o.~~ The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(o) ~~p.~~ The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(p) ~~q.~~ The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares entitled to vote and a majority of the Independent Directors not otherwise interested in the transaction.

ARTICLE 6.

CONFLICTS OF INTEREST

Section 6.1 Sales and Leases to Company.

The Company may purchase or lease a Property or Properties from ~~the Sponsor, Advisor,~~a Director~~,~~ or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such ~~Sponsor, Advisor,~~ Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 6.2 Sales And Leases To The ~~Sponsor, Advisor,~~ Directors Or Affiliates.

Subject to any restrictions advisable with respect to the existing qualification of the Company as a REIT, ~~an Advisor,~~a Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

Section 6.3 Other Transactions.

~~a. No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

b. The Company shall not make loans to ~~the Sponsor, Advisor,~~ any manager of the Company’s assets, Directors or any Affiliates thereof. The ~~Sponsor, Advisor,~~ Directors and any Affiliates thereof shall not

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make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

~~Section 6.4 Conflict Resolution Procedures.~~

~~In the event that an investment opportunity becomes available which the Advisor, in its discretion, determines is suitable under all of the factors considered by the Advisor for the Company, then the opportunity shall be presented to the Board of Directors. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the income tax consequences of the purchase on each entity, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.~~

ARTICLE 7.

SHARES

Section 7.1 Authorized Shares.

The total number of shares of capital stock which the Company is authorized to issue is five hundred million (500,000,000), consisting of three hundred fifty million (350,000,000) Common Shares, $0.01 par value per share (as defined in Section 7.2 hereof), fifty million (50,000,000) Preferred Shares, $0.01 par value per share (as defined in Section 7.3 hereof) and one hundred million (100,000,000) Shares-in-Trust, $0.01 par value per share (as defined in Section 7.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a share dividend or share split, without any consideration. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 7.2(b) or 7.3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 7.1.

Section 7.2 Common Shares.

(a) ~~a.~~ COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(b) ~~b.~~ DESCRIPTION. Common Shares shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Directors may classify or reclassify any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions,

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limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(c) ~~c.~~ DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.

(d) ~~d.~~ DIVIDEND OR DISTRIBUTION RIGHTS. The Directors from time to time may authorize and the Company shall pay to holders of Common Shares such dividends or Distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to authorize and the Company shall pay such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any senior class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of ~~these Articles of Incorporation~~the charter.

(e) ~~e.~~ RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(c) hereof) shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with (i) each other holder of Common Shares of such class and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares of such class, that portion of such aggregate assets available for distribution to such class as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares of such class and Shares-in-Trust of such class resulting from the exchange of Common Shares then outstanding.

(f) ~~f.~~ VOTING RIGHTS. Except as may be provided otherwise in ~~these Articles of Incorporation~~the charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

Section 7.3 Preferred Shares.

The Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Notwithstanding the foregoing authority, (i) the authorization of any class or series of Preferred Stock shall be approved by a majority of the Independent Directors and (ii) Preferred Shares of any class or series may not be issued to ~~the Advisor,~~ any Director or any of ~~their~~his or her Affiliates unless and until the rights and preferences of such class or series of Preferred Stock have been approved by holders of Common Stock. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) ~~a.~~ The designation of the series, which may be by distinguishing number, letter or title.

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(b) ~~b.~~ The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(c) ~~c.~~ The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(d) ~~d.~~ The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(e) ~~e.~~ The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(f) ~~f.~~ Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(g) ~~g.~~ Restrictions on the issuance of shares of the same series or of any other class or series.

(h) ~~h.~~ The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares.

(i) ~~i.~~ Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

Section 7.4 General Nature Of Equity Shares.

All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in ~~these Articles of Incorporation~~the charter, the MGCL or in the resolution creating any class or series of Equity Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

Section 7.5 No Issuance of Share Certificates.

Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.7(l), and as required by the Bylaws and the MGCL or other applicable law.

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Section 7.6 Suitability Of Stockholders.

(a) ~~a.~~ INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

(1) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

(2) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Equity Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

(b) ~~b.~~ DETERMINATION OF SUITABILITY OF SALE. ~~The Sponsor and each~~Each Person selling Equity Shares on behalf of ~~the Sponsor or~~ the Company shall make every reasonable effort to determine that the purchase of Equity Shares is a suitable and appropriate investment for each Stockholder. In making this determination, ~~the Sponsor or~~ each Person selling Equity Shares on behalf of ~~the Sponsor or~~ the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (iv) has apparent understanding of the fundamental risks of the investment; the risk that the Stockholder may lose the entire investment; the lack of liquidity of Equity Shares; the restrictions on transferability of Equity Shares; ~~the background and qualifications of the Sponsor or the Advisor;~~ and the tax consequences of the investment. ~~The Sponsor or each~~Each Person selling Equity Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

~~The Sponsor or each~~Each Person selling Equity Shares on behalf of ~~the Sponsor or~~ the Company shall maintain records of the information used to determine that an investment in Equity Shares is suitable and appropriate for a Stockholder. ~~The Sponsor or each~~Each Person selling Equity Shares on behalf of ~~the Sponsor or~~ the Company shall maintain these records for at least six years.

(c) ~~c.~~ MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale of Equity Shares by the Company to initial investors will be permitted of less than 200 Shares ($2,000).

Section 7.7 Restrictions On Ownership And Transfer.

(a) ~~a.~~ DEFINITIONS. For purposes of Sections 7.7 and 7.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of

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the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

“BENEFICIARY” means the beneficiary of the Trust as determined pursuant to Section 7.8(e)(1) hereof.

COMMON SHARE OWNERSHIP LIMIT” means, with respect to any class of Common Shares, nine point eight percent (9.8%) of the outstanding Common Shares, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“MARKET PRICE” means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date. The “Closing Price” on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, nine point eight percent (9.8%) of the outstanding Equity Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of any outstanding series of Preferred Shares, as so adjusted) and to any other limitations contained in Section 7.7.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 7.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were,

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pursuant to Section 7.7(c), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the Initial Public Offering on which the stockholders have approved the determination of the Board of Directors of the Company pursuant to Section 3.2 hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

“SHARES-IN-TRUST” means those shares for which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction as described in Section 7.7(c).

“TRADING DAY” means a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares are not so listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 7.8(a) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(b) ~~b.~~ OWNERSHIP AND TRANSFER LIMITATIONS.

(1) Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits. Notwithstanding any other provisions of ~~these Articles of Incorporation~~the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(2) Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits

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shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(3) Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(4) Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(5) Notwithstanding any other provision of ~~these Articles of Incorporation~~the charter, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

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(c) ~~c.~~ EXCHANGE FOR SHARES-IN-TRUST.

(1) If, notwithstanding the other provisions contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 7.7(i), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

(2) If, notwithstanding the other provisions contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Shares- in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(d) ~~d.~~ REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 7.7(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.7, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (2), (3), (4) and (5) of Section 7.7(b) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.7(c), irrespective of any action (or inaction) by the Board of Directors or its designee.

(e) ~~e.~~ NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of Section 7.7(b) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 7.7(c), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in

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Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(f) ~~f.~~ OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(1) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than January 30 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(g) ~~g.~~ REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(h) ~~h.~~ AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Sections 1.6 and 7.7(a), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

(i) ~~i.~~ WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

(j) ~~j.~~ INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.7(k), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits.

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(k) ~~k.~~ LIMITATION ON MODIFICATIONS.

(1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code.

(2) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(3) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).

(l) ~~l.~~ NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the ~~Articles of Incorporation~~charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code; or (iv) Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company~~’s Articles of Incorporation~~’s charter shall be void AB INITIO and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the ~~Articles of Incorporation~~charter of the Company. All defined terms used in this legend have the meanings identified in the Company’s ~~Articles of Incorporation~~charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

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Section 7.8 Shares-In-Trust.

(a) ~~a.~~ OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 7.7(c), such Shares-in-Trust shall be deemed to have been transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section 7.8(c) and Section 7.8(e).

(b) ~~b.~~ DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all Distributions and dividends on the Shares-in-Trust and will hold such dividends and Distributions in trust for the benefit of the Beneficiary. Any dividend or Distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or Distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or Distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or Distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c) ~~c.~~ RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 7.8(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) ~~d.~~ VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been exchanged into Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the exchange of such Equity Shares for Shares-in-Trust pursuant to Section 7.7(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e) ~~e.~~ RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(1) Except as described in this Section 7.8(e) and in Section 7.8(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five (5) days

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after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (i) purchases such Equity Shares for valuable consideration and (ii) acquires such Equity Shares without such acquisition resulting in another automatic exchange of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (i) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares and (iii) cause the Shares-in-Trust to be canceled.

(2) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

(3) All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section 7.7(e). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

(4) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

(f) ~~f.~~ REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(g) ~~g.~~ AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article 7 requires different terms.

Section 7.9 Settlements.

Nothing in Sections 7.7 and 7.8 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 7.7 and 7.8 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

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Section 7.10 Severability.

If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article ~~VII~~7 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 7.11 Waiver.

The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article ~~VII~~7 if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.6).

Section 7.12 Repurchase Of Shares.

The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company and does not violate any provision of this Article ~~VII.~~7. The ~~Sponsor, Advisor,~~ Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 7.13 Dividend Reinvestment Plans.

The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distributions to the Stockholders and the effect of reinvesting such Distributions, including the United States federal income tax consequences of the reinvestment, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

ARTICLE 8.

STOCKHOLDERS

Section	8.1 Meetings Of Stockholders.

There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of the Stockholders who are entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president, by a majority of the Independent Directors or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place

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convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

Section	8.2 Voting Rights Of Stockholders.

Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (b) amendment of ~~these Articles of Incorporation~~the charter, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Directors, as provided in Section 11.2 hereof; (d) reorganization of the Company as provided in Section 10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) revocation of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(s) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Equity Shares outstanding and entitled to vote.

Section	8.3 Voting Limitations On Equity Shares Held By The ~~Advisor,~~ Directors And Affiliates.

With respect to Equity Shares owned by the ~~Advisor, the~~ Directors~~,~~ or any of their Affiliates, neither the ~~Advisor, nor the~~ Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the ~~Advisor,~~ Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the ~~Advisor,~~ Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

Section 8.4 Stockholder Action To Be Taken By Meeting.

Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.

Section 8.5 Right Of Inspection.

Any Stockholder and any designated representative thereof shall be permitted access, without charge, to all records of the Company at all reasonable times. Any Stockholder and any designated representative thereof may inspect and copy any of such records upon the payment of reasonable copying charges. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 8.6 Access To Stockholder List.

An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

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If the ~~Advisor or~~ Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested~~, the Advisor and~~ the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 8.7 Reports.

The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the ~~aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the~~ Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (~~v~~iv) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (~~vi~~v) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors~~, Advisors, Sponsors~~ and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (~~vii~~vi) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

ARTICLE 9.

LIABILITY OF STOCKHOLDERS, DIRECTORS~~, ADVISORS~~ AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

Section 9.1 Limitation Of Stockholder Liability.

No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

Section 9.2 Limitation Of Liability And Indemnification.

(a) ~~a.~~ The Company shall indemnify and hold harmless a Director, ~~Advisor,~~officer and their respective Affiliates (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in

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connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, ~~Advisor~~officers or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director~~), an Advisor or an~~, executive officer or Affiliate), the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

(b) ~~b.~~ The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(c) ~~c.~~ Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

(d) ~~d.~~ The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of ~~these Articles of Incorporation~~the charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

Section 9.3 Payment Of Expenses.

The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, ~~Advisor,~~officer or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

Section 9.4 Express Exculpatory Clauses In Instruments.

Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders,

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Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

Section 9.5 Transactions With Affiliates.

The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

(a) ~~a.~~ The transaction is fair and reasonable to the Company and its Stockholders.

(b) ~~b.~~ The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis.

(c) ~~c.~~ The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

(d) ~~d.~~ Payments to the ~~Advisor, its Affiliates and the~~ Directors for services rendered in a capacity other than that as ~~Advisor or~~ Director may only be made upon a determination that:

(1) The compensation is not in excess of their compensation paid for any comparable services; and

(2) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

(e) ~~e.~~ The Company will not make loans to ~~the Advisor or other Affiliates, or to~~ any director, officer or principal of the Company or any of its Affiliates.

Transactions between the Company and its Affiliates are further subject to any express restrictions in ~~these Articles of Incorporation~~the charter (including ~~Article 4,~~ Article 5 and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL (section) 2-419 and other applicable law.

ARTICLE 10.

AMENDMENT; REORGANIZATION; MERGER, ETC.

Section 10.1 Amendment.

(a) The Company reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms of the contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on Stockholders, Directors and officers are granted subject to this reservation.

(b) ~~a. These Articles of Incorporation~~The charter may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (i) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of ~~these Articles of Incorporation~~the charter be amended or any provision of ~~these Articles of Incorporation~~the charter be added that would have the effect of amending such sections); (iii) no term or provision of the ~~Articles of~~

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~~Incorporation~~charter may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code; (iv) certain provisions of the ~~Articles of Incorporation~~charter, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed and (v) provisions imposing cumulative voting in the election of directors may not be added to the ~~Articles of Incorporation~~charter, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.

(c) ~~b.~~ The Directors, by a majority vote, may amend provisions of ~~these Articles of Incorporation~~the charter from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend ~~these Articles of Incorporation~~the charter.

(d) ~~c.~~ An amendment to ~~these Articles of Incorporation~~the charter shall become effective as provided in Section 12.5.

(e) ~~d. These Articles of Incorporation~~The charter may not be amended except as provided in this Section 10.1.

Section 10.2 Reorganization.

Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

Section 10.3 Merger, Consolidation Or Sale Of Company Property.

Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company ~~or the Advisor~~ also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up

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Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a) ~~a.~~ accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) ~~b.~~ one of the following:

(1) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(2) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) ~~c.~~ which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of ~~these Articles of Incorporation~~the charter;

(d) ~~d.~~ which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;

(e) ~~e.~~ in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or

(f) ~~f.~~ in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

ARTICLE 11.

DURATION OF COMPANY

Section 11.1 Termination Upon Failure To Obtain Listing.

In the event that Listing does not occur within ten years after the closing of the Initial Public Offering, the Company shall undertake an orderly liquidation and Sale of the Company’s assets and will distribute its share of any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

Section 11.2 Dissolution Of The Company By Stockholder Vote.

The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares entitled to vote thereon.

ARTICLE 12.

MISCELLANEOUS

Section 12.1 Governing Law.

These Second Articles of ~~Incorporation~~Amendment and Restatement are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

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Section 12.2 Reliance By Third Parties.

Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which ~~these Articles of Incorporation~~the charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the ~~Articles of Incorporation~~charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to ~~these Articles of Incorporation~~the charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

Section 12.3 Provisions In Conflict With Law Or Regulations.

(a) ~~a.~~ The provisions of ~~these Articles of Incorporation~~the charter are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of ~~these Articles of Incorporation~~the charter, even without any amendment of ~~these Articles of Incorporation~~the charter pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of ~~these Articles of Incorporation~~the charter or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

(b) ~~b.~~ If any provision of ~~these Articles of Incorporation~~the charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of ~~these Articles of Incorporation~~the charter in any jurisdiction.

Section 12.4 Construction.

In ~~these Articles of Incorporation~~the charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of ~~these Articles of Incorporation~~the charter. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”

Section 12.5 Recordation.

These Second Articles of ~~Incorporation~~Amendment and Restatement and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Second Articles of ~~Incorporation~~Amendment and Restatement or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Second Articles of ~~Incorporation~~Amendment and Restatement or any amendment hereto. A restated ~~Articles of Incorporation~~charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original ~~Articles of Incorporation~~charter and the various amendments thereto.

THIRD: The foregoing second amendment and restatement of the charter has been approved by a majority of the Board of Directors and approved by the stockholders of the Company as required by law.

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FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article 1 of the foregoing second amended and restated charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article 1 of the foregoing second amended and restated charter.

SIXTH: The number of directors of the Company ~~is seven (7)~~as set forth in Article 2 of the foregoing second amended and restated charter and the names of ~~the directors~~those currently in office are:

Thomas G. Wattles

~~Evan H. Zucker~~ Philip L. Hawkins

James R. Mulvihill

Tripp H. Hardin, III

~~Robert F. Masten~~Bruce L. Warwick

John C. O’Keeffe

~~Lars O. Soderberg~~Phillip R. Altinger

~~FOURTH: The name and address of the Company’s current resident agent for service of process in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.~~

~~FIFTH: The amendments and restatement of the Articles of Incorporation of the Company as hereinabove set forth were unanimously approved by the Board of Directors on October 16, 2003, and approved by the stockholders at a Special Meeting of Stockholders on November 21, 2003, as required by the MGCL.~~

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing is 500,000,000, consisting of 350,000,000 shares of Common Stock, $0.01 par value per share, 50,000,000 shares of Preferred Stock, $0.01 par value per share, and 100,000,000 Shares-In-Trust, $0.01 par value per share. The aggregate par value of all shares of stock having par value is $5,000,000.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, ~~Dividend Capital Trust Inc.~~ the Company has caused these Second Articles of Amendment and Restatement of Articles of Incorporation to be signed in its name and on its behalf by its ~~President~~Chief Executive Officer, and attested by its Assistant Secretary, on this ~~21st~~         day of ~~November, 2003.~~                    , 2006.

Evan H. Zucker, ~~President~~Chief Executive Officer

ATTEST

James R. Mulvihill, Assistant Secretary

~~THE UNDERSIGNED, President of Dividend Capital Trust Inc., who executed on behalf of said Company the foregoing Articles of Amendment and Restatement of Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment and Restatement of Articles of Incorporation is the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.~~

~~Evan H. Zucker, President~~

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Appendix D-1

DCT INDUSTRIAL TRUST INC.

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

DCT Industrial Trust Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Company desires to amend and restate its charter;

SECOND: The provisions of the charter which are now in effect, and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

ARTICLE 1.

THE COMPANY; DEFINITIONS

Section 1.1 Name.

The name of the corporation (the “Company”) is:

DCT Industrial Trust Inc.

Under circumstances in which the Board of Directors of the Company (the “Board of Directors” or the “Board”) determines that the use of the name of the Company is not practicable, the Company may use any other designation or name of the Company.

Section 1.2 Resident Agent and Principal Office.

The name and address of the resident agent of the Company in the State of Maryland is CSC–Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Company’s principal office in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

Section 1.3 Purpose.

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.3) under the Code (as defined in Section 1.3) for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws.

Section 1.4 Definitions.

As used in this charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 3 hereof are defined in Section 3.7 hereof):

(a) “AFFILIATE” or “AFFILIATED” means, as to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Person specified.

(b) “BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

(c) “CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

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(d) “COMMON SHARES” means shares of the Company’s common stock, $.01 par value per share, that may be issued from time to time in accordance with the terms of this charter and applicable law, as described in Section 3.2 hereof.

(e) “COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

(f) “DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article 2 of this charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

(g) “EQUITY SHARES” means shares of capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

(h) “MGCL” means the Maryland General Corporation Law.

(i) “NYSE” means the New York Stock Exchange.

(j) “OPERATING PARTNERSHIP” means Dividend Capital Operating Partnership, L.P., a Delaware limited partnership through which the Company will own the Properties.

(k) “PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but does not include an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering,

(l) “PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section 3.3 hereof.

(m) “REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

(n) “REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

(o) “REIT PROVISIONS OF THE CODE” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

(p) “STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 General.

Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by this charter. The Board of Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct

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the business of the Company. This charter shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of this charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in this Article 2 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

Section 2.2 Number of Directors.

The number of Directors of the Company shall be seven (7), which number may be increased or decreased from time to time only by the Board of Directors pursuant to the Bylaws: provided, however, that the total number of Directors shall be not fewer than the minimum number required by the MGCL. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Each Equity Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Equity Share is entitled to be voted.

Section 2.3 Committees.

Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion.

Section 2.4 Term; Current Board.

Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

Thomas G. Wattles

James R. Mulvihill

Philip L. Hawkins

Phillip R. Altinger

Bruce L. Warwick

John C. O’Keeffe

Tripp H. Hardin, III

Section 2.5 Resignation or Removal of Directors. Any director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 2.6 Extraordinary Actions. Except as specifically provided in Section 2.5 (relating to removal of directors) and in Article 5, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

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Section 2.7 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in this charter or the Bylaws.

Section 2.8 Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 3.3 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Company shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Company or any other security of the Company which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, classified or reclassified in the future.

Section 2.9 Indemnification. (a) The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former director or officer of the Company or (2) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (1) or (2) above and to any employee or agent of the Company or a predecessor of the Company.

(b) The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 2.10 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this charter, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its stock: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, net profits, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any shares of

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stock of the Company; the number of shares of stock of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 2.11 REIT Qualification. The Board of Directors shall cause the Company to continue to qualify for federal income tax treatment as a REIT. If the Board of Directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article 3 is no longer required for REIT qualification.

ARTICLE 3.

SHARES

Section 3.1 Authorized Shares.

The total number of shares of capital stock which the Company is authorized to issue is five hundred million (500,000,000), consisting of three hundred fifty million (350,000,000) shares of common stock, $0.01 par value per share (described in Section 3.2 hereof), fifty million (50,000,000) shares of preferred stock, $0.01 par value per share (described in Section 3.3 hereof), and one hundred million (100,000,000) Shares-in-Trust, $0.01 par value per share (described in Section 3.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a stock dividend or stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article 3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 3.1. The Board of Directors, with the approval of a majority of the Board of Directors and without any action on the part of the stockholders of the Company, may amend this charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

Section 3.2 Common Shares.

(a) COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(b) DESCRIPTION. Common Shares shall have a par value of $.01 per share and, except as may otherwise be specified in the terms of any class or series of Common Shares, shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote. The Board of Directors may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of stock.

(c) DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize the payment to Stockholders of such dividends or distributions in cash or other property as the Board of Directors in their discretion shall determine. The Board of Directors shall endeavor to authorize the payment of such dividends and distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Company. The exercise of the powers and rights of the Board of Directors pursuant to this section shall be subject to the provisions of any senior class or series of Equity Shares at the time outstanding. The receipt by any Person

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in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof.

(d) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, each holder of Common Shares shall be entitled (after payment or provision for payment of the debts and other liabilities of the Company and to holders of any class or series of stock hereafter classified or reclassified having a preference as to distributions in the liquidation, dissolution or winding up of the Company) to share ratably in the remaining net assets of the Company, together with the holders of any other class or series of stock hereafter classified or reclassified not having a preference as to distributions in the liquidation, dissolution or winding up of the Company.

(e) VOTING RIGHTS. Except as may be provided otherwise in this charter, and subject to the express terms of any series of Equity Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

Section 3.3 Preferred Shares.

The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of stock.

Section 3.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article 3 and subject to the express terms of any class or series of stock of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 3.3 may be made dependent upon facts or events ascertainable outside this charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided, that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document accepted for record by SDAT.

Section 3.5 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of this charter and the bylaws.

Section 3.6 No Issuance of Share Certificates.

The Company shall not issue share certificates. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 3.7(l), and as required by the Bylaws and the MGCL or other applicable law.

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Section 3.7 Restrictions On Ownership And Transfer.

(a) DEFINITIONS. For purposes of Sections 3.7 and 3.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that may be acquired upon conversion, exchange or exercise of any securities of the Company directly or constructively held by such Person, but not Common Shares issuable with respect to the conversion, exchange or exercise of securities for the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

“BENEFICIARY” means the beneficiary of the Trust as determined pursuant to Section 3.8(e)(1) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

COMMON SHARE OWNERSHIP LIMIT” means, with respect to any class of Common Shares, nine point eight percent (9.8%) (by value or number of shares, whichever is more restrictive) of the outstanding Common Shares, subject to adjustment pursuant to Section 3.7(j) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 3.7.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“CONTROLLING PERSON” means a Person who has discretionary authority or control with respect to the assets of the Company or who provides investment advice to the Company for a fee (direct or indirect) with respect to such assets, and any affiliate of such Person.

“EXCEPTED HOLDER” means a Person for whom an Excepted Holder Limit is created by this charter or by the Board of Directors pursuant to Section 3.7(i).

“EXCEPTED HOLDER LIMIT” means, provided, that the affected Excepted Holder agrees to comply with the requirements established by this charter or by the Board of Directors pursuant to Section 3.7(i) and subject to adjustment pursuant to Section 3.7(j), the percentage limit established for an Excepted Holder by this charter or by the Board of Directors pursuant to Section 3.7(i).

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Shares the average of the Closing Price for such Equity Shares for the five consecutive Trading Days ending on such date. The “Closing Price” on any date means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with

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respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, nine point eight percent (9.8%) (by value or number of shares, whichever is more restrictive) of the outstanding Equity Shares of a particular class or series of Preferred Shares of the Company, subject to adjustment pursuant to Section 3.7(j) (but not more than nine point nine percent (9.9%) of any outstanding class or series of Preferred Shares, as so adjusted) and to any other limitations contained in Section 3.7.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 3.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 3.7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 3.7(c), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 3.7(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the Company’s initial public offering on which the Board of Directors determines pursuant to Section 2.11 hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

“SHARES-IN-TRUST” means those shares for which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction as described in Section 3.7(c).

“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business, or (ii) if the affected class or series of Equity Shares are not so listed or admitted to trading, any

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day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section 3.8(a) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(b) OWNERSHIP AND TRANSFER LIMITATIONS.

(1) Notwithstanding any other provision of this charter, except as provided in Section 3.7(i) and subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, (1) no Person, other than an Excepted Holder, shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits and (2) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder. Notwithstanding any other provisions of this charter, subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(2) Notwithstanding any other provision of this charter, except as provided in Section 3.7(i) and subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(3) Notwithstanding any other provision of this charter, subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

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(4) Notwithstanding any other provision of this charter, subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(5) Notwithstanding any other provision of this charter, subject to Section 3.9, from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(c) EXCHANGE FOR SHARES-IN-TRUST.

(1) If, notwithstanding the other provisions contained in this Article 3, at any time from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 3.7(i), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 3 requires different terms. Such conversion shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

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(2) If, notwithstanding the other provisions contained in this Article 3, at any time from the first closing date of the Company’s initial public offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 3.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 3.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 3 requires different terms. Such conversion shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(d) REMEDIES FOR BREACH. If the Board of Directors or a duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 3.7(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 3.7 (whether or not such violation is intended), the Board of Directors or a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, causing the Company to redeem Equity Shares, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (2), (3), (4) and (5) of Section 3.7(b) (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in Section 3.7(c), irrespective of any action (or inaction) by the Board of Directors or its designee.

(e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares that will or may violate Section 3.7(b) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 3.7(c), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

(f) OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Company’s initial public offering and prior to the Restriction Termination Date:

(1) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than 30 days after the end of each taxable year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner;

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(ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(g) REMEDIES NOT LIMITED. Subject to Section 3.9, nothing contained in this Article 3 shall limit the scope or application of the provisions of this Section 3.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(h) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 3.7, including any definition contained in Sections 1.4 and 3.7(a), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 3.7 with respect to any situation based on the facts known to it. In the event Section 3.7 or 3.8 requires an action by the Board of Directors and this charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 3.7 or 3.8. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 3.7) acquired Beneficial or Constructive Ownership of Equity Shares or Common Shares in violation of Section 3.7, such remedies (as applicable) shall apply first to the Equity Shares or Common Shares which, but for such remedies, would have been actually owned by such Person, and second to Equity Shares or Common Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares or Common Shares based upon the relative number of the Equity Shares or Common Shares held by each such Person.

(i) WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, create an Excepted Holder Limit with respect to such transferee (an “Excepted Holder”) upon such conditions as the Board of Directors may direct.

(j) INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 3.7(k), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits for one or more Persons and decrease the Common or Preferred Share Ownership Limits for all other Persons; provided, however, that a decreased Common Share Ownership Limit or Preferred Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares or Common Shares is in excess of such decreased Common Shares Limit or Preferred Share Ownership Limit until such time as such Person’s percentage of Equity Shares or Common Shares equals or falls below the decreased Common Share Ownership Limit or Preferred Share Ownership Limit, but until such time as such Person’s percentage of Equity Shares or Common Shares falls below such

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decreased Common Share Ownership Limit or Common Stock Ownership Limit, any further acquisition of Equity Shares or Common Shares will be in violation of the Common Share Ownership Limit or the Common Share Ownership Limit and, provided, further, that the new Common Share Ownership Limit or Common Share Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 50% in value of the outstanding Equity Shares or Common Shares.

(k) LIMITATION ON MODIFICATIONS.

(1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code.

(2) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

(l) NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; (iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s charter shall be void ab initio and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein being violated, the Common Shares or Preferred Shares purportedly Transferred or Acquired automatically will be converted into Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions

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specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

Section 3.8 Shares-In-Trust.

(a) OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 3.7(c), such Shares-in-Trust shall be deemed to have been transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section 3.8(c) and Section 3.8(e).

(b) DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all distributions and dividends on the Shares-in-Trust and will hold such dividends and distributions in trust for the benefit of the Beneficiary. Any dividend or distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such class or series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 3.8(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been converted into Shares-in-Trust shall, subject to applicable law, be rescinded and be void ab initio and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the exchange of such Equity Shares for Shares-in-Trust pursuant to Section 3.7(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

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(e) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(1) Except as described in this Section 3.8(e) and in Section 3.8(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (i) purchases such Equity Shares for valuable consideration and (ii) acquires such Equity Shares without such acquisition resulting in another automatic conversion of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (i) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares and (iii) cause the Shares-in-Trust to be canceled.

(2) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

(3) All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section 3.7(e). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

(4) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

Section 3.9 Settlements.

Nothing in Sections 3.7 and 3.8 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Sections 3.7 and 3.8 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

Section 3.10 Severability.

If any provision of this Article 3 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article 3 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

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Section 3.11 Waiver.

The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article 3 if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.3).

Section 3.12 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article 3.

ARTICLE 4.

LIABILITY OF STOCKHOLDERS, DIRECTORS AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

Section 4.1 Limitation Of Stockholder Liability.

No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

Section 4.2 Limitation Of Liability.

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Company shall be liable to the Company or its stockholders for money damages. Neither the amendment nor repeal of this Article 4, nor the adoption or amendment of any other provision of this charter or the Bylaws inconsistent with this Article 4, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 4.3 Express Exculpatory Clauses In Instruments.

Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE 5.

AMENDMENT

The Company reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by this charter on stockholders,

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directors and officers are granted subject to this reservation. Except as otherwise provided in this charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions in this charter, any amendment to this charter shall be valid only if approved by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 2.5 or to this sentence of this charter shall be valid only if approved by the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter.

THIRD: The foregoing third amendment to and restatement of this charter has been approved by a majority of the Board of Directors and approved by the stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company in the State of Maryland is as set forth in Article 1 of the foregoing third amended and restated charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article 1 of the foregoing third amended and restated charter.

SIXTH: The number of directors of the Company and the names of those currently in office are as set forth in Article 2 of the foregoing third amended and restated charter.

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing is 500,000,000, consisting of 350,000,000 shares of common stock, $0.01 par value per share, 50,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 Shares-In-Trust, $0.01 par value per share. The aggregate par value of all shares of stock having par value is $5,000,000.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Third Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused these Third Articles of Amendment and Restatement of Articles of Incorporation to be signed in its name and on its behalf by its Chief Executive Officer, and attested by its Assistant Secretary, on this      day of                     , 2006.

[•], Chief Executive Officer

ATTEST

[•], Assistant Secretary

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Appendix D-2

~~DIVIDEND CAPITAL~~DCT INDUSTRIAL TRUST INC.

THIRD ARTICLES OF AMENDMENT AND RESTATEMENT

~~OF ARTICLES OF INCORPORATION~~

~~(UNDER SECTION 2-609 OF~~

~~CORPORATIONS AND ASSOCIATIONS ARTICLE)~~

~~Dividend Capital~~DCT Industrial Trust Inc., a Maryland corporation (the “Company”) ~~having its principal office in the State of Maryland at 11 East Chase Street, Baltimore, Maryland, 21202,~~, hereby certifies to the State Department of Assessments and Taxation of ~~the State of~~ Maryland, that:

FIRST: The Company desires to amend and restate its ~~Articles of Incorporation~~charter;

SECOND: The provisions of the ~~Articles of Incorporation~~charter which are now in effect, ~~dated as of November 21, 2003~~ and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:

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ARTICLE 1.

THE COMPANY; DEFINITIONS

Section 1.1 Name.

The name of the corporation (the “Company”) is: ~~Dividend Capital~~

DCT Industrial Trust Inc~~.~~.

Under circumstances in which the Board of Directors of the Company (the “Board of Directors” or the “Board”) determines that the use of the name of the Company is not practicable, the Company may use any other designation or name of the Company.

Section 1.2 Resident Agent and Principal Office.

The name and address of the resident agent ~~for service of process~~ of the Company in the State of Maryland is CSC–Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Company ~~may have such~~’s principal office ~~within~~in the State of Maryland ~~as the Directors may from time to time determine.~~is c/o CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

~~Section 1.3 Nature of Company.~~

~~The Company is a Maryland corporation within the meaning of the Maryland General Corporation Law.~~

~~Section 1.4 Principal Office of Company~~.

~~The address of the Company’s principal office is 11 East Chase Street, Baltimore, Maryland 21202.~~

Section 1.3 ~~Section 1.5~~ Purpose.

The purposes for which the Company is formed are to ~~conduct any business~~engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT (as defined in Section 1.3) under the Code (as defined in Section 1.3) for which corporations may be organized under the laws of the State of Maryland ~~including, but not limited to: (i) acquiring and leasing commercial properties located in North America, including without limitation, industrial buildings, office buildings, shopping centers, business parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing. Subject to, and not in limitation of, the authority of the preceding sentence, the Company intends to engage in business as a real estate investment trust under the REIT Provisions of the Code~~as now or hereafter permitted by such laws.

Section 1.4 ~~Section 1.6~~ Definitions.

As used in ~~these Articles of Incorporation~~this charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article ~~7~~3 hereof are defined in ~~Sections 7.2, 7.3, 7.6, and 7.7~~Section 3.7 hereof):

~~a. “ACQUISITION EXPENSES” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not~~

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~~acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.~~

~~b. “ACQUISITION FEE” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.~~

~~c. “ADVISOR” or “ADVISORS” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.~~

~~d. “ADVISORY AGREEMENT” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.~~

(a) ~~e.~~ “AFFILIATE” or “AFFILIATED” means, as to a specified Person, any ~~individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Trust), (i) any Person or entity~~other Person that directly or indirectly through one or more intermediaries ~~controlling,~~controls, or is controlled by, or is under common control with ~~another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.~~

~~f. “ASSETS” means Properties.~~

~~g. “ASSET MANAGEMENT FEE” has the meaning set forth in Section 4.16 hereof.~~

~~h. “AVERAGE INVESTED ASSETS” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period~~ the Person specified.

(b) ~~i.~~ “BYLAWS” means the bylaws of the Company, as the same are in effect from time to time.

(c) ~~j.~~ “CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code ~~shall mean~~ means such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

(d) ~~k.~~ “COMMON SHARES” means shares of the Company’s common stock, $.01 par value~~, the terms and conditions of which are set forth~~ per share, that may be issued from time to time in accordance with the terms of this charter and applicable law, as described in Section ~~7.2~~3.2 hereof.

(e) ~~l.~~ “COMPANY PROPERTY” means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

~~m. “COMPETITIVE REAL ESTATE COMMISSION” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.~~

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~~n. “CONSTRUCTION FEE” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.~~

~~o. “CONTRACT PRICE FOR THE PROPERTY” means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.~~

~~p. “DEALER MANAGER” means Dividend Capital Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering. Dividend Capital Securities LLC is a member of the National Association of Securities Dealers, Inc.~~

~~q. “DEVELOPMENT FEE” means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.~~

(f) ~~r.~~ “DIRECTORS,” “BOARD OF DIRECTORS” or “BOARD” means, collectively, the individuals appointed as Directors of the Company pursuant to Article 2 of ~~these Articles of Incorporation~~this charter so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

(g) ~~s. “DISTRIBUTIONS” means any distributions of money or other property, pursuant to Section 7.2(d) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(d) hereof are satisfied.~~

~~t.~~ “EQUITY SHARES” means ~~transferable~~ shares of ~~beneficial interest~~capital stock of the Company of any class or series, including Common Shares or Preferred Shares.

~~u. “GROSS ASSETS” means the total assets of the Company, at cost, before deducting depreciation or other non-cash reserves, calculated in accordance with Generally Accepted Accounting Principles (“GAAP”); less those assets required by GAAP to be included with the assets of the Company which the Company does not legally own.~~

~~v. “GROSS PROCEEDS” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.~~

~~w. “INDEPENDENT DIRECTOR” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis.~~

~~x. “INDEPENDENT EXPERT” means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.~~

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~~y. “INITIAL INVESTMENT” means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 2.1. of the NASAA REIT Guidelines.~~

~~z. “INITIAL PUBLIC OFFERING” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.~~

~~aa. “INVESTED CAPITAL” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.~~

~~bb. “JOINT VENTURES” means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.~~

~~cc. “LEVERAGE” means the aggregate amount of indebtedness of the Company (which shall include the Company’s proportionate share of indebtedness of partnerships, joint ventures and other entities in which it owns an interest) for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.~~

~~dd. “LISTING” means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.~~

(h) ~~ee.~~ “MGCL” means the Maryland General Corporation Law.

~~ff. “MORTGAGE” means mortgages, deeds of trust or other security interests on or applicable to Real Property.~~

~~gg. “NASAA REIT GUIDELINES” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.~~

~~hh. “NET ASSETS” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.~~

~~ii. “NET INCOME” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.~~

~~jj. “NET SALES PROCEEDS” means in the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership. In the case of a transaction or series of transactions described in clause (E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership less any expenses incurred by the Operating Partnership in connection with such transaction. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.~~

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~~kk. “OPERATING EXPENSES” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of “Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.~~

(i) “NYSE” means the New York Stock Exchange.

(j) ~~ll.~~ “OPERATING PARTNERSHIP” means ~~the~~Dividend Capital Operating Partnership, L.P., a Delaware limited partnership through which the Company will own the Properties.

(k) ~~mm. “OP UNIT” means a unit of limited partnership interest in the Operating Partnership.~~

~~nn. “ORGANIZATIONAL and OFFERING EXPENSES” means any and all costs and expenses, other than Selling Commissions and the dealer manager fee payable to the Dealer Manager, incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, salaries of employees while engaged in registering, marketing and wholesaling the Shares, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants’ and attorneys’ fees.~~

~~oo.~~ “PERSON” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended~~.~~ (the “Exchange Act”), but does not include an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering,

(l) ~~pp.~~ “PREFERRED SHARES” means shares of the Company’s preferred stock, which may be issued in one or more classes or series in accordance with Section ~~7.3~~3.3 hereof.

~~qq. “PROPERTY” or “PROPERTIES” means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.~~

~~rr. “PROSPECTUS” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.~~

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(m) ~~ss.~~ “REAL PROPERTY” or “REAL ESTATE” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

(n) ~~tt. “REIT” means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and joint ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a~~ “REIT” means a “real estate investment trust ~~under the REIT Provisions~~” as defined pursuant to Sections 856 through 860 of the Code.

(o) ~~uu. “~~“REIT PROVISIONS OF THE CODE~~”~~” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to ~~real estate investment trusts~~REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

~~vv. “ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.~~

~~ww. “ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.~~

~~xx. “SALE” or “SALES” means any transaction or series of transactions whereby: (A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.~~

~~yy. “SECURITIES” means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.~~

~~zz. “SELLING COMMISSIONS” means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Dividend Capital Securities LLC.~~

~~aaa. “SHARES” means any shares of the Company’s stock that has the right to elect the Directors.~~

~~bbb. “SOLICITING DEALERS” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.~~

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~~ccc. “SPONSOR” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by~~:

~~(1) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;~~

~~(2) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;~~

~~(3) having a substantial number of relationships and contacts with the Company;~~

~~(4) possessing significant rights to control Company properties;~~

~~(5) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or~~

~~(6) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.~~

(p) ~~ddd.~~ “STOCKHOLDERS” means the registered holders of the Company’s Equity Shares.

~~eee. “STOCKHOLDERS’ 7% RETURN” means a 7% per annum cumulative, noncompounded return on Invested Capital.~~

~~fff. “SUCCESSOR” means any successor in interest of the Company.~~

~~ggg. “TERMINATION DATE” means the date of termination of the Advisory Agreement.~~

~~hhh. “TOTAL PROCEEDS” means Gross Proceeds from the Initial Public Offering.~~

~~iii. “UNIMPROVED REAL PROPERTY” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.~~

ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 General.

Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by this charter. The Board of Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. This charter shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of this charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in this Article 2 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of this charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

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Section 2.2 ~~Section 2.1~~ Number of Directors.

The number of Directors of the Company shall be seven (7), ~~each of whom shall be elected by the Stockholders entitled to vote. The number of Directors~~ which number may be increased or decreased from time to time only by ~~resolution of~~ the Board of Directors ~~then in office or by a majority vote of the Stockholders entitled to vote~~ pursuant to the Bylaws: provided, however, that the total number of Directors shall be not fewer than ~~three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions.~~the minimum number required by the MGCL. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. ~~For the purposes of voting for Directors, each~~ Each Equity Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Equity Share is entitled to be voted~~, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director~~.

~~Section 2.2 Experience.~~

~~A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.~~

~~The Company elects that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.~~

Section 2.3 Committees.

Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion~~, provided that the majority of the members of each committee are Independent Directors~~.

Section 2.4 Term; Current Board.

Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his or her successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

~~Section 2.5 Fiduciary Obligations.~~

~~The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.~~

~~Section 2.6 Approval By Independent Directors.~~

~~A majority of Independent Directors must approve all matters to which sections 2.1, 4.1, 4.2, 4.5, 4.8, 4.9, 4.11, 4.12, 4.13, 5.2, 5.3(c), 5.4(d), 5.4(h), 5.4(m) and 9.2 herein apply.~~

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~~Section 2.7 Resignation, Removal Or Death.~~

The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

Thomas G. Wattles

James R. Mulvihill

Philip L. Hawkins

Phillip R. Altinger

Bruce L. Warwick

John C. O’Keeffe

Tripp H. Hardin, III

Section 2.5 ~~Any Director~~Resignation or Removal of Directors. Any director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. ~~A Director~~Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office ~~with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.~~at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

Section 2.6 Extraordinary Actions. Except as specifically provided in Section 2.5 (relating to removal of directors) and in Article 5, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 2.7 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in this charter or the Bylaws.

Section 2.8 ~~Business Combination Statute.~~Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 3.3 or as may otherwise be provided by contract approved by the Board of Directors, no holder of shares of stock of the Company shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Company or any other security of the Company which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, classified or reclassified in the future.

~~Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to~~

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~~time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.~~

Section 2.9 ~~Control Share Acquisition Statute~~Indemnification. (a) The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former director or officer of the Company or (2) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the foregoing capacities. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (1) or (2) above and to any employee or agent of the Company or a predecessor of the Company.

~~Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.~~

~~ARTICLE 3.~~

~~POWERS OF DIRECTORS~~

~~Section 3.1 General.~~

~~Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by these Articles of Incorporation. The Directors have established the written policies on investments and borrowing set forth in this Article 3 and Article 5 hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify these Articles of Incorporation, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.~~

~~Section 3.2 Specific Powers And Authority.~~

~~Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:~~

~~a. INVESTMENTS. Subject to Section 3.2(b), Article 5 and Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other~~

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~~fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.~~

~~b. REIT QUALIFICATION. The Company shall properly make a timely election to be a REIT and the Board of Directors shall use its commercially reasonable efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code with respect to each taxable year of the Company. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the MGCL and other applicable law to cause the matter of revocation of qualification as a REIT to be submitted to a vote of the Stockholders of the Company entitled to vote pursuant to Sections 3.2(s) and 8.2.~~

~~c. SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to Article V and Sections 3.2(b), 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.~~

~~d. FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Directors determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.~~

~~e. LENDING. Subject to all applicable limitations in these Articles of Incorporation, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.~~

~~f. ISSUANCE OF SECURITIES. Subject to the provisions of Article 7 hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.~~

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~~g. EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Articles of Incorporation and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith other than income or similar taxes imposed upon compensation and fees paid to Directors; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.~~

~~h. COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.~~

~~i. DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.~~

~~j. ALLOCATION; ACCOUNTS. Subject to and in accordance with the Code and generally accepted accounting principles, to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid in capital or capital surplus.~~

~~k. VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such market quotations, appraisals or other information as are reasonable, in their sole judgment and where appropriate, in accordance with the Code and generally accepted accounting principles.~~

~~l. OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.~~

~~m. OFFICERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; subject to restrictions advisable with respect to the qualification of the Company as a REIT, to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers,~~

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~~general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.~~

~~n. ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.~~

~~o. REORGANIZATIONS, ETC. Subject to Sections 3.2(b), 10.2 and 10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.~~

~~p. INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, the Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.~~

~~q. DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.~~

~~r. DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.~~

~~s. REVOCATION OF STATUS. To revoke the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to revoke the Company’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Equity Shares entitled to vote.~~

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~~t. FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company, provided that the fiscal year of the Company shall be the calendar year for all taxable periods prior to any termination or revocation of qualification of the Company as a REIT.~~

~~u. SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.~~

~~v. BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such Bylaws and amendments are not inconsistent with the provisions of these Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares entitled to vote, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.~~

~~w. LISTING SHARES. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such listing occur more than ten (10) years after completion of the Initial Public Offering.~~

~~x. FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.~~

~~y. DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.~~

~~ARTICLE 4.~~

~~ADVISOR~~

~~Section 4.1 Appointment and Initial Investment of Advisor.~~

~~The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor (or any one of its Affiliates) shall make an initial investment of $200,000 in the Operating Partnership (or the Company). The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates. Notwithstanding the foregoing, a Person hired or retained to perform property management and related services for the Company (including a Person affiliated with any Director) shall not be an Advisor.~~

~~Section 4.2 Supervision of Advisor.~~

~~The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make~~

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~~executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. In addition, from time to time, but at least annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.~~

~~The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.~~

~~Section 4.3 Fiduciary Obligations.~~

~~The Advisor has a fiduciary responsibility to the Company and to the Stockholders.~~

~~Section 4.4 Affiliation And Functions.~~

~~The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.~~

~~Section 4.5 Termination.~~

~~Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days’ written notice with or without cause and without penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.~~

~~Section 4.6 Real Estate Commission and Management Fees.~~

~~a. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount~~

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~~of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders’ 7% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.~~

~~b. The Company shall pay to a property management company (which may be an affiliate of the Advisor) property management and leasing fees equal to 3.0% of the gross revenues with respect to any Property or such other percentage of gross revenues that the Company considers reasonable taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors; provided, however, that aggregate property management and leasing fees payable to the property management company may not exceed the lesser of (i) 3.0% of the Company’s gross revenues or (ii) 0.6% of the net asset value of all Properties owned by the Company calculated on an annual basis. For purposes of this calculation, “gross revenues” shall be defined as all amounts actually collected as rents or other charges for the occupancy or use of Properties, and “net asset value” shall be defined as the excess of the aggregate of the fair market value of all Properties (excluding vacant properties) over the aggregate outstanding debt of the Company (excluding debts having maturities of one year or less). In addition, the Company may pay the property management company a separate fee for the one-time initial leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s length transactions by other parties rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area.~~

~~Section 4.7 Operating Partnership Interests.~~

~~The Advisor will make a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor or one or more of its Affiliates also will be issued OP Units constituting a separate series of limited partnership interests (the “Special OP Units”). The holder of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to 15% of the Net Sales Proceeds after the holders of regular partnership interests have received cumulative distributions from the Operating Partnership from operating income, sales proceeds or other sources equal to their capital contributions to the Operating Partnership plus a 7% cumulative, noncompounded annualized return thereon. Upon the earliest to occur of the termination or nonrenewal of the Advisory Agreement for “cause” (as defined in the Advisory Agreement), a Termination Event or the Listing, all of the Special OP Units shall be redeemed by the Operating Partnership for cash. In the case of a redemption upon a Termination Event or the Listing, the Special OP Units shall be redeemed for an aggregate amount equal to the Net Sales Proceeds that would have been distributed to the holders of Special OP Units in accordance with the second preceding sentence if a transaction within the meaning of clause (E) of the definition of Sale had occurred on such date, all assets of the Operating Partnership had been sold for their fair market value and all liabilities of the Operating Partnership had been satisfied in full according to their terms. In determining the fair market value of the assets of the Operating Partnership, (i) in connection with a Termination Event, the Company shall obtain an appraisal of the properties of the Operating Partnership and (ii) in connection with the Listing, the Company shall make such determination taking into account the market value of the Company’s listed Shares based upon the average closing price, or average of bid and asked prices, as the case may be, during a period of 30 days during which such Shares are traded beginning 180 days after the Listing. For this purpose, a “Termination Event” means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for “good reason” (as defined in the Advisory Agreement) or (iii) by the Company other than for “cause” (as defined in the Advisory Agreement). If the Advisory Agreement is terminated or not renewed by the Company for “cause” (as defined in the Advisory Agreement), the Special OP Units will be redeemed by the Operating Partnership for $1.~~

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~~There shall be a corresponding allocation of profits of the Operating Partnership made to the holder of the Special OP Units in connection with the amounts payable hereunder and such amounts will be payable only out of profits of the Operating Partnership.~~

~~Section 4.8 New Advisor Fee Structures.~~

~~In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.~~

~~Section 4.9 Reimbursement for Organizational and Offering Expenses.~~

~~The Company shall reimburse the Advisor and its Affiliates an amount of up to: (a) 3% of the first $100 million of Gross Proceeds for Organizational and Offering Expenses incurred by the Advisor and its Affiliates; and (b) 2% of any Gross Proceeds thereafter for Organizational and Offering Expenses incurred by the Advisor and its Affiliates.~~

~~Section 4.10 Dealer Manager Fee and Commissions.~~

~~The Company shall pay the Dealer Manager a fee in the amount of up to: (a) 2.5% of the Gross Proceeds for acting as dealer manager and selling commissions in an amount of up to 7% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities, in each case, with respect to the first $100 million of Gross Proceeds; and (b) 2.0% of the Gross Proceeds for acting as dealer manager and selling commissions in an amount of up to 6% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities, in each case, with respect to any Gross Proceeds thereafter; provided that the selling commission may be up to 7% with respect to Gross Proceeds resulting from a sale of Shares to a purchaser that elects to pay a deferred commission. The Company shall restrict the Dealer Manager from re-allowing in excess of 1% of the fee it receives for acting as Dealer Manager.~~

~~Section 4.11 Acquisition Fees.~~

~~The Company shall pay the Advisor and its Affiliates an amount of up to: (a) 3% of the aggregate purchase price of Properties acquired directly or indirectly by the Operating Partnership up to $170 million of assets acquired; and (b) 1% of the aggregate purchase price of Properties acquired directly or indirectly by the Operating Partnership in excess of $170 million of assets acquired, in each case, for the review and evaluation of potential Real Property acquisitions.~~

~~Section 4.12 Reimbursement for Acquisition Expenses.~~

~~The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.~~

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~~Section 4.13 Reimbursement for Operating Expenses.~~

~~The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year.~~

~~Section 4.14 Reimbursement Limitation.~~

~~The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.~~

~~Section 4.15 Limitation on Acquisition Fees and Acquisition Expenses.~~

~~Notwithstanding anything contained in Sections 4.11 and 4.12 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.~~

~~Section 4.16 Asset Management Fee.~~

~~The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount of up to 0.75% per annum of the undepreciated cost of the Company’s Properties (excluding any Properties for which the Company has paid an acquisition fee in accordance with Section 4.11(a) above) (the “Asset Management Fee”) as set forth below. The Asset Management Fee is payable in cash or stock, subject to certain restrictions, at the option of the Advisor, and may be deferred, in whole or in part, from time to time, by the Advisor (without interest). The Asset Management Fee shall be calculated monthly, not to exceed a rate of 0.0625% per month. The Asset Management Fee calculated with respect to each month shall be payable in arrears on the first business day following the last day of such month.~~

~~ARTICLE 5.~~

~~INVESTMENT OBJECTIVES AND LIMITATIONS~~

~~Section 5.1 Investment Objectives.~~

~~The Company’s primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to maximize cash available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of the Company’s Properties; and (iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, by commencing the orderly dissolution of its assets and liquidation of the Company. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their commercially reasonable efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.~~

~~Section 5.2 Review Of Objectives.~~

~~The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.~~

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~~Section 5.3 Certain Permitted Investments.~~

~~a. The Company may invest in Properties, as defined in Section 1.6 hereto.~~

~~b. The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.~~

~~c. Subject to any limitations set forth in Section 5.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.~~

~~Section 5.4 Investment Limitations.~~

~~In addition to other investment restrictions imposed by the Directors from time to time, and consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:~~

~~a. Not more than 10% of the Company’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.~~

~~b. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in real estate assets and mortgages, provided that income and gain with respect to such futures contracts is treated as qualifying income under Section 856(c)(2) of the Code.~~

~~c. The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).~~

~~d. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least eight (8) years from the end of the year in which such loan is repaid, refinanced, or otherwise disposed of by the Company and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.~~

~~e. The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.~~

~~f. The Company shall not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s~~

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~~Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).~~

~~g. The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.~~

~~h. The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.~~

~~i. The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Share Repurchase Program” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Director, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.~~

~~j. The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.~~

~~k. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property; provided that, the Directors may delegate to the investment committee, which shall consist of at least a majority of Independent Directors, the power to approve any single property acquisition transaction of up to $25 million in total consideration. If the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, or if a majority of the Independent Directors require, the fair market value of a Property shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.~~

~~l. The aggregate Leverage of the Company shall be reasonable in relation to Gross Assets of the Company and shall be reviewed by the Directors at least quarterly The maximum amount of such Leverage shall not exceed 50% of the Company’s Gross Assets.~~

~~m. The Sponsor, Advisor, Directors and any Affiliates thereto shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.~~

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~~n. The Company shall not make loans to the Sponsor, Advisor, any manager of the Company’s assets, Directors, officers or any principal of the Company or any of its Affiliates.~~

~~o. The Company shall not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.~~

~~p. The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.~~

~~q. The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.~~

~~The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares entitled to vote and a majority of the Independent Directors not otherwise interested in the transaction.~~

~~ARTICLE 6.~~

~~CONFLICTS OF INTEREST~~

~~Section 6.1 Sales and Leases to Company.~~

~~The Company may purchase or lease a Property or Properties from the Sponsor, Advisor, Director, or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value.~~

~~Section 6.2 Sales And Leases To The Sponsor, Advisor, Directors Or Affiliates.~~

~~Subject to any restrictions advisable with respect to the existing qualification of the Company as a REIT, an Advisor, Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.~~

~~Section 6.3 Other Transactions.~~

~~a. No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

~~b. The Company shall not make loans to the Sponsor, Advisor, any manager of the Company’s assets, Directors or any Affiliates thereof. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.~~

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~~Section 6.4 Conflict Resolution Procedures.~~

~~In the event that an investment opportunity becomes available which the Advisor, in its discretion, determines is suitable under all of the factors considered by the Advisor for the Company, then the opportunity shall be presented to the Board of Directors. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the income tax consequences of the purchase on each entity, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.~~

(b) The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person described in the preceding paragraph against any liability which may be asserted against such person.

(c) The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 2.10 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this charter, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its stock: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, net profits, other surplus, annual or other net profit, cash flow, funds from operations, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any shares of stock of the Company; the number of shares of stock of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 2.11 REIT Qualification. The Board of Directors shall cause the Company to continue to qualify for federal income tax treatment as a REIT. If the Board of Directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article 3 is no longer required for REIT qualification.

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ARTICLE 3. ~~ARTICLE 7.~~

SHARES

Section 3.1 ~~Section 7.1~~ Authorized Shares.

The total number of shares of capital stock which the Company is authorized to issue is five hundred million (500,000,000), consisting of three hundred fifty million (350,000,000) ~~Common Shares~~shares of common stock, $0.01 par value per share (~~as defined~~described in Section ~~7.2~~3.2 hereof), fifty million (50,000,000) ~~Preferred Shares~~shares of preferred stock, $0.01 par value per share (~~as defined~~described in Section ~~7.3~~3.3 hereof), and one hundred million (100,000,000) Shares-in-Trust, $0.01 par value per share (~~as defined~~described in Section ~~7.8~~3.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a ~~share~~stock dividend or ~~share~~stock split, without any consideration. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to ~~Sections 7.2(b) or 7.3,~~this Article 3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section ~~7.1.~~3.1. The Board of Directors, with the approval of a majority of the Board of Directors and without any action on the part of the stockholders of the Company, may amend this charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has the authority to issue.

Section 3.2 ~~Section 7.2~~ Common Shares.

(a) ~~a.~~ COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

(b) ~~b.~~ DESCRIPTION. Common Shares shall have a par value of $.01 per share and, except as may otherwise be specified in the terms of any class or series of Common Shares, shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote ~~pursuant to Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights.~~ The Board of Directors may classify or reclassify any unissued Common Shares ~~by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.~~

~~c. DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor~~from time to time in one or more classes or series of stock.

(c) ~~d.~~ DIVIDEND OR DISTRIBUTION RIGHTS. The Board of Directors from time to time may authorize ~~and the Company shall pay to holders of Common Shares~~the payment to Stockholders of such dividends or ~~D~~distributions in cash or other property as the Board of Directors in their discretion shall determine. The Board of Directors shall endeavor to authorize ~~and~~ the ~~Company shall pay~~payment of such dividends and ~~D~~distributions as shall be necessary for the Company to qualify as a r~~eal estate investment trust~~REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or ~~D~~distribution unless and until authorized by the Board of Directors and declared by the ~~Directors~~Company. The exercise of the powers and rights of the Board of Directors pursuant to this section shall be subject to the provisions of any senior class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or ~~D~~distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof.

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~~Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.~~

(d) ~~e.~~ RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, ~~the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(c) hereof) shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with (i) each other holder of Common Shares of such class and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares of such class, that portion of such aggregate assets available for distribution to such class as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares of such class and Shares-in-Trust of such class resulting from the exchange of Common Shares then outstanding~~each holder of Common Shares shall be entitled (after payment or provision for payment of the debts and other liabilities of the Company and to holders of any class or series of stock hereafter classified or reclassified having a preference as to distributions in the liquidation, dissolution or winding up of the Company) to share ratably in the remaining net assets of the Company, together with the holders of any other class or series of stock hereafter classified or reclassified not having a preference as to distributions in the liquidation, dissolution or winding up of the Company.

(e) ~~f.~~ VOTING RIGHTS. Except as may be provided otherwise in ~~these Articles of Incorporation~~this charter, and subject to the express terms of any series of ~~Preferred~~Equity Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

Section 3.3 ~~Section 7.3~~ Preferred Shares.

~~The Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Notwithstanding the foregoing authority, (i) the authorization of any class or series of Preferred Stock shall be approved by a majority of the Independent Directors and (ii) Preferred Shares of any class or series may not be issued to the Advisor, any Director or any of their Affiliates unless and until the rights and preferences of such class or series of Preferred Stock have been approved by holders of Common Stock. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:~~

~~a. The designation of the series, which may be by distinguishing number, letter or title.~~

~~b. The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.~~

~~c. The redemption rights, including conditions and the price or prices, if any, for shares of the series.~~

~~d. The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.~~

~~e. The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.~~

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~~f. Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.~~

~~g. Restrictions on the issuance of shares of the same series or of any other class or series.~~

~~h. The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares.~~

~~i. Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.~~

~~Section 7.4 General Nature Of Equity Shares.~~

~~All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of Equity Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.~~

The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of stock.

Section 3.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article 3 and subject to the express terms of any class or series of stock of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 3.3 may be made dependent upon facts or events ascertainable outside this charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided, that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document accepted for record by SDAT.

Section 3.5 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of this charter and the bylaws.

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Section 3.6 ~~Section 7.5~~ No Issuance of Share Certificates.

~~Until Listing, the~~The Company shall not issue share certificates ~~except to Stockholders who make a written request to the Company~~. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section ~~7.7~~3.7(l), and as required by the Bylaws and the MGCL or other applicable law.

~~Section 7.6 Suitability Of Stockholders.~~

~~a. INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:~~

~~(1) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or~~

~~(2) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Equity Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.~~

~~b. DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Equity Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Equity Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure; (iii) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (iv) has apparent understanding of the fundamental risks of the investment; the risk that the Stockholder may lose the entire investment; the lack of liquidity of Equity Shares; the restrictions on transferability of Equity Shares; the background and qualifications of the Sponsor or the Advisor; and the tax consequences of the investment. The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.~~

~~The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Equity Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.~~

~~c. MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale of Equity Shares by the Company to initial investors will be permitted of less than 200 Shares ($2,000).~~

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Section 3.7 ~~Section 7.7~~ Restrictions On Ownership And Transfer.

(a) ~~a.~~ DEFINITIONS. For purposes of Sections ~~7.7~~3.7 and ~~7.8,~~3.8, the following terms shall have the following meanings:

“ACQUIRE” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“BENEFICIAL OWNERSHIP” means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings. For purposes of determining the percentage ownership of Common Shares by any Person, Common Shares that may be acquired upon conversion, exchange or exercise of any securities of the Company directly or constructively held by such Person, but not Common Shares issuable with respect to the conversion, exchange or exercise of securities for the Company held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

“BENEFICIARY” means the beneficiary of the Trust as determined pursuant to Section ~~7.8~~3.8(e)(1) hereof.

“BUSINESS DAY” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in the State of New York are authorized or required by law or regulation or executive order to close.

COMMON SHARE OWNERSHIP LIMIT” means, with respect to any class of Common Shares, nine point eight percent (9.8%) (by value or number of shares, whichever is more restrictive) of the outstanding Common Shares, subject to adjustment pursuant to Section ~~7.7~~3.7(j) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section ~~7.7.~~3.7.

“CONSTRUCTIVE OWNERSHIP EQUITY” means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, (including a nominee) through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Owns,” “Constructively Own” and “Constructively Owned” shall have correlative meanings.

“CONTROLLING PERSON” means a Person who has discretionary authority or control with respect to the assets of the Company or who provides investment advice to the Company for a fee (direct or indirect) with respect to such assets, and any affiliate of such Person.

“EXCEPTED HOLDER” means a Person for whom an Excepted Holder Limit is created by this charter or by the Board of Directors pursuant to Section 3.7(i).

“EXCEPTED HOLDER LIMIT” means, provided, that the affected Excepted Holder agrees to comply with the requirements established by this charter or by the Board of Directors pursuant to Section 3.7(i) and subject to adjustment pursuant to Section 3.7(j), the percentage limit established for an Excepted Holder by this charter or by the Board of Directors pursuant to Section 3.7(i).

“MARKET PRICE” means, on any date, with respect to any class or series of outstanding shares of Equity Shares the average of the Closing Price for such Equity Shares for the five consecutive Trading Days ending on such date. The “Closing Price” on any date ~~shall mean~~means the last sale price for such Equity Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not

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listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

“OWNERSHIP LIMIT” means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

“PREFERRED SHARE OWNERSHIP LIMIT” means, with respect to the Preferred Shares, nine point eight percent (9.8%) (by value or number of shares, whichever is more restrictive) of the outstanding Equity Shares of a particular class or series of Preferred Shares of the Company, subject to adjustment pursuant to Section ~~7.7~~3.7(j) (but not more than nine point nine percent (9.9%) of any outstanding class or series of Preferred Shares, as so adjusted) and to any other limitations contained in Section ~~7.7.~~3.7.

“PURPORTED BENEFICIAL HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section ~~7.7,~~3.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“PURPORTED BENEFICIAL TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section ~~7.7~~3.7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“PURPORTED RECORD HOLDER” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section ~~7.7~~3.7(c), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

“PURPORTED RECORD TRANSFEREE” means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section ~~7.7~~3.7(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

“RESTRICTION TERMINATION DATE” means the first day after the date of the closing of the ~~Initial Public Offering~~Company’s initial public offering on which ~~the stockholders have approved the determination of~~ the Board of Directors ~~of the Company~~determines pursuant to Section ~~3.2~~2.11 hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

“SHARES-IN-TRUST” means those shares for which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction as described in Section ~~7.7~~3.7(c).

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“TRADING DAY” means (i) a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business, or~~,~~ (ii) if the affected class or series of Equity Shares are not so listed or admitted to trading, ~~shall mean~~ any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“TRANSFER” means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

“TRUST” means the trust created pursuant to Section ~~7.8~~3.8(a) hereof.

“TRUSTEE” means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

(b) ~~b.~~ OWNERSHIP AND TRANSFER LIMITATIONS.

(1) Notwithstanding any other provision of ~~these Articles of Incorporation~~this charter, except as provided in Section ~~7.7~~3.7(i) and subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, (1) no Person, other than an Excepted Holder, shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits and (2) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder. Notwithstanding any other provisions of ~~these Articles of Incorporation~~this charter, subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

(2) Notwithstanding any other provision of ~~these Articles of Incorporation~~this charter, except as provided in Section ~~7.7~~3.7(i) and subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void ~~AB INITIO~~ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(3) Notwithstanding any other provision of ~~these Articles of Incorporation~~this charter, subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ~~AB INITIO~~ab initio as to the Transfer, Acquisition,

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change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

(4) Notwithstanding any other provision of ~~these Articles of Incorporation~~this charter, subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code ~~shall be void AB INITIO~~(without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code or otherwise fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(5) Notwithstanding any other provision of ~~these Articles of Incorporation~~this charter, subject to Section ~~7.9,~~3.9, from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a “Subsidiary”), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void ~~AB INITIO~~ab initio as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(c) ~~c.~~ EXCHANGE FOR SHARES-IN-TRUST.

(1) If, notwithstanding the other provisions contained in this Article 7,3, at any time from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section ~~7.7~~3.7(i), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be ~~exchanged~~

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~~for~~converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article ~~7~~3 requires different terms. Such ~~exchange~~conversion shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

(2) If, notwithstanding the other provisions contained in this Article ~~7,~~3, at any time from the first closing date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section ~~7.7,~~3.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section ~~7.7~~3.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be ~~exchanged for~~converted into an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article ~~7~~3 requires different terms. Such ~~exchange~~conversion shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

(d) ~~d.~~ REMEDIES FOR BREACH. If the Board of Directors or ~~its designee~~a duly authorized committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section ~~7.7~~3.7(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section ~~7.7,~~3.7 (whether or not such violation is intended), the Board of Directors or ~~its~~a committee thereof or other designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, causing the Company to redeem Equity Shares, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (2), (3), (4) and (5) of Section ~~7.7~~3.7(b) (as applicable) shall be void ~~AB INITIO~~ab initio and where applicable automatically shall result in the exchange described in Section ~~7.7~~3.7(c), irrespective of any action (or inaction) by the Board of Directors or its designee.

(e) ~~e.~~ NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares ~~in violation of~~that will or may violate Section ~~7.7~~3.7(b) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section ~~7.7~~3.7(c), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company’s status as a REIT.

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(f) ~~f.~~ OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the ~~Initial Public Offering~~Company’s initial public offering and prior to the Restriction Termination Date:

(1) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than J~~anuary~~ 30 days after the end of each ~~calendar~~taxable year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company’s status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

(2) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

(g) ~~g.~~ REMEDIES NOT LIMITED. Subject to Section ~~7.9,~~3.9, nothing contained in this Article ~~7~~3 shall limit the scope or application of the provisions of this Section ~~7.7,~~3.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

(h) ~~h.~~ AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section ~~7.7,~~3.7, including any definition contained in Sections ~~1.6~~1.4 and ~~7.7~~3.7(a), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section ~~7.7~~3.7 with respect to any situation based on the facts known to it. In the event Section 3.7 or 3.8 requires an action by the Board of Directors and this charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 3.7 or 3.8. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 3.7) acquired Beneficial or Constructive Ownership of Equity Shares or Common Shares in violation of Section 3.7, such remedies (as applicable) shall apply first to the Equity Shares or Common Shares which, but for such remedies, would have been actually owned by such Person, and second to Equity Shares or Common Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Equity Shares or Common Shares based upon the relative number of the Equity Shares or Common Shares held by each such Person.

(i) ~~i.~~ WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, prospectively or retroactively, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the “closely held” provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, ~~waive the Ownership~~create an Excepted Holder Limit with respect to such transferee (an “Excepted Holder”) upon such conditions as the Board of Directors may direct.

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(j) ~~j.~~ INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section ~~7.7~~3.7(k), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits for one or more Persons and decrease the Common or Preferred Share Ownership Limits for all other Persons; provided, however, that a decreased Common Share Ownership Limit or Preferred Share Ownership Limit will not be effective for any Person whose percentage ownership of Equity Shares or Common Shares is in excess of such decreased Common Shares Limit or Preferred Share Ownership Limit until such time as such Person’s percentage of Equity Shares or Common Shares equals or falls below the decreased Common Share Ownership Limit or Preferred Share Ownership Limit, but until such time as such Person’s percentage of Equity Shares or Common Shares falls below such decreased Common Share Ownership Limit or Common Stock Ownership Limit, any further acquisition of Equity Shares or Common Shares will be in violation of the Common Share Ownership Limit or the Common Share Ownership Limit and, provided, further, that the new Common Share Ownership Limit or Common Share Ownership Limit would not allow five or fewer Persons (taking into account all Excepted Holders) to Beneficially Own more than 50% in value of the outstanding Equity Shares or Common Shares.

(k) ~~k.~~ LIMITATION ON MODIFICATIONS.

(1) The Ownership Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be “closely held” within the meaning of Section 856(h) of the Code.

(2) Prior to any modification of the Ownership Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company’s status as a REIT.

~~(3) Neither the Preferred Share Ownership Limit nor the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).~~

(l) ~~l.~~ NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the ~~Articles of Incorporation~~charter of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any class or series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such class or series of Preferred Shares; (iii) Transfer Common Shares or Preferred Shares if such Transfer would result in Equity Shares being actually owned by fewer than 100 Persons; (iv) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code~~; or (iv)~~ or which otherwise would cause the Company to fail to qualify as a REIT; or (v) Beneficially or Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company’s, the Operating Partnership’s or a Subsidiary’s real property, within the meaning of Section 856(d)(2)(B) of the Code ~~or which otherwise would cause the Company to fail to qualify as a REIT~~. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for

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Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company’s ~~Articles of Incorporation~~charter shall be void ~~AB INITIO~~ab initio and none of the Purported Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If there is a purported Transfer or Acquisition of Equity Shares which, if effective, would result in the transfer and ownership limitations referred to herein ~~are~~being violated, the Common Shares or Preferred Shares ~~represented hereby~~purportedly Transferred or Acquired automatically will be ~~exchanged for~~converted into Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the ~~Articles of Incorporation of the Company.~~ charter of the Company. In addition, the Company may redeem Equity Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a purported Transfer, Acquisition or other event may violate the restrictions described above. All defined terms used in this legend have the meanings identified in the Company’s ~~Articles of Incorporation~~charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

Section 3.8 ~~Section 7.8~~ Shares-In-Trust.

(a) ~~a.~~ OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section ~~7.7~~3.7(c), such Shares-in-Trust shall be deemed to have been transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section ~~7.8~~3.8(c) and Section ~~7.8~~3.8(e).

(b) ~~b.~~ DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all ~~D~~distributions and dividends on the Shares-in-Trust and will hold such dividends and ~~D~~distributions in trust for the benefit of the Beneficiary. Any dividend or ~~D~~distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or ~~D~~distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or ~~D~~distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or ~~D~~distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(c) ~~c.~~ RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the ~~exchange~~conversion of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such class or series or available for distribution to the holders of such class of Common Shares, as applicable.

The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported

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Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section ~~7.8~~3.8(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

(d) ~~d.~~ VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been ~~exchanged~~converted into Shares-in-Trust shall, subject to applicable law, be rescinded and be void ~~AB INITIO~~ab initio and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the exchange of such Equity Shares for Shares-in-Trust pursuant to Section ~~7.7~~3.7(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

(e) ~~e.~~ RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

(1) Except as described in this Section ~~7.8~~3.8(e) and in Section ~~7.8~~3.8(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2) of the Code named by the Company within five ~~(5)~~ days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (i) purchases such Equity Shares for valuable consideration and (ii) acquires such Equity Shares without such acquisition resulting in another automatic ~~exchange~~conversion of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (i) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares and (iii) cause the Shares-in-Trust to be canceled.

(2) In the event of a sale by the Trustee of the Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

(3) All Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section ~~7.7~~3.7(e). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

(4) Any amounts received by the Trustee in excess of the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

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~~f. REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.~~

~~g. AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article 7 requires different terms.~~

Section 3.9 ~~Section 7.9~~ Settlements.

Nothing in Sections ~~7.7~~3.7 and ~~7.8~~3.8 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Sections ~~7.7~~ 3.7 and ~~7.8~~3.8 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

Section 3.10 ~~Section 7.10~~ Severability.

If any provision of this Article ~~7~~3 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article ~~VII~~3 shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 3.11 ~~Section 7.11~~ Waiver.

The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article ~~VII~~3 if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section ~~1.6~~1.3).

~~Section 7.12 Repurchase Of Shares.~~

~~The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company and does not violate any provision of this Article VII. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.~~

~~Section 7.13 Dividend Reinvestment Plans.~~

~~The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distributions to the Stockholders and the effect of reinvesting such Distributions, including the United States federal income tax consequences of the reinvestment, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.~~

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~~ARTICLE 8.~~

~~STOCKHOLDERS~~

~~Section 8.1 Meetings Of Stockholders.~~

~~There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of the Stockholders who are entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president, by a majority of the Independent Directors or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.~~

~~Section 8.2 Voting Rights Of Stockholders.~~

~~Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (b) amendment of these Articles of Incorporation, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Directors, as provided in Section 11.2 hereof; (d) reorganization of the Company as provided in Section 10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) revocation of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(s) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Equity Shares outstanding and entitled to vote.~~

~~Section 8.3 Voting Limitations On Equity Shares Held By The Advisor, Directors And Affiliates.~~

~~With respect to Equity Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.~~

~~Section 8.4 Stockholder Action To Be Taken By Meeting.~~

~~Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.~~

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~~Section 8.5 Right Of Inspection.~~

~~Any Stockholder and any designated representative thereof shall be permitted access, without charge, to all records of the Company at all reasonable times. Any Stockholder and any designated representative thereof may inspect and copy any of such records upon the payment of reasonable copying charges. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.~~

~~Section 8.6 Access To Stockholder List.~~

~~An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.~~

~~If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.~~

~~Section 8.7 Reports.~~

~~The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such~~

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~~Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).~~

Section 3.12 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article 3.

ARTICLE 4. ~~ARTICLE 9.~~

LIABILITY OF STOCKHOLDERS, DIRECTORS~~, ADVISORS~~ AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

Section 4.1 ~~Section 9.1~~ Limitation Of Stockholder Liability.

No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

Section 4.2 ~~Section 9.2~~ Limitation Of Liability ~~And Indemnification~~.

~~a. The Company shall indemnify and hold harmless a Director, Advisor, and their Affiliates (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.~~

~~b. The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~

~~c. Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.~~

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~~d. The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.~~

~~Section 9.3 Payment Of Expenses.~~

~~The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, Advisor, or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.~~

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Company shall be liable to the Company or its stockholders for money damages. Neither the amendment nor repeal of this Article 4, nor the adoption or amendment of any other provision of this charter or the Bylaws inconsistent with this Article 4, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Section 4.3 ~~Section 9.4~~ Express Exculpatory Clauses In Instruments.

Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

~~Section 9.5 Transactions With Affiliates.~~

~~The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:~~

~~a. The transaction is fair and reasonable to the Company and its Stockholders.~~

~~b. The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis.~~

~~c. The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.~~

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~~d. Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:~~

~~(1) The compensation is not in excess of their compensation paid for any comparable services; and~~

~~(2) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.~~

~~e. The Company will not make loans to the Advisor or other Affiliates, or to any director, officer or principal of the Company or any of its Affiliates.~~

~~Transactions between the Company and its Affiliates are further subject to any express restrictions in these Articles of Incorporation (including Article 4, Article 5 and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL (section) 2-419 and other applicable law.~~

ARTICLE 5. ~~ARTICLE 10.~~

AMENDMENT~~; REORGANIZATION; MERGER, ETC.~~

~~Section 10.1 Amendment.~~

~~a. These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (i) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections); (iii) no term or provision of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code; (iv) certain provisions of the Articles of Incorporation, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed and (v) provisions imposing cumulative voting in the election of directors may not be added to the Articles of Incorporation, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.~~

~~b. The Directors, by a majority vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.~~

~~c. An amendment to these Articles of Incorporation shall become effective as provided in Section 12.5.~~

~~d. These Articles of Incorporation may not be amended except as provided in this Section 10.1.~~

~~Section 10.2 Reorganization.~~

~~Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of~~

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~~Equity Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.~~

~~Section 10.3 Merger, Consolidation Or Sale Of Company Property.~~

~~Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~

~~In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:~~

~~a. accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~

~~b. one of the following:~~

~~(1) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or~~

~~(2) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.~~

~~The Company is prohibited from participating in any proposed Roll-Up Transaction:~~

~~c. which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of these Articles of Incorporation;~~

~~d. which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;~~

~~e. in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and 8.6 hereof; or~~

~~f. in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.~~

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~~ARTICLE 11.~~

~~DURATION OF COMPANY~~

~~Section 11.1 Termination Upon Failure To Obtain Listing.~~

~~In the event that Listing does not occur within ten years after the closing of the Initial Public Offering, the Company shall undertake an orderly liquidation and Sale of the Company’s assets and will distribute its share of any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.~~

~~Section 11.2 Dissolution Of The Company By Stockholder Vote.~~

~~The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares entitled to vote thereon.~~

~~ARTICLE 12.~~

~~MISCELLANEOUS~~

~~Section 12.1 Governing Law.~~

~~These Articles of Incorporation are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.~~

~~Section 12.2 Reliance By Third Parties.~~

~~Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Articles of Incorporation may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (v) an amendment to these Articles of Incorporation; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.~~

~~Section 12.3 Provisions In Conflict With Law Or Regulations.~~

~~a. The provisions of these Articles of Incorporation are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.~~

~~b. If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.~~

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~~Section 12.4 Construction.~~

~~In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”~~

~~Section 12.5 Recordation.~~

~~These Articles of Incorporation and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.~~

The Company reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this charter, of any shares of outstanding stock. All rights and powers conferred by this charter on stockholders, directors and officers are granted subject to this reservation. Except as otherwise provided in this charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions in this charter, any amendment to this charter shall be valid only if approved by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. However, any amendment to Section 2.5 or to this sentence of this charter shall be valid only if approved by the affirmative vote of the holders of two-thirds of all the votes entitled to be cast on the matter.

THIRD: The ~~number of directors of the Company is seven (7) and the names of the directors are:~~foregoing third amendment to and restatement of this charter has been approved by a majority of the Board of Directors and approved by the stockholders of the Company as required by law.

~~Thomas G. Wattles~~

~~Evan H. Zucker~~

~~James R. Mulvihill~~

~~Tripp H. Hardin, III~~

~~Robert F. Masten~~

~~John C. O’Keeffe~~

~~Lars O. Soderberg~~

FOURTH: The ~~name and address of the Company’s current resident agent for service of process~~current address of the principal office of the Company in the State of Maryland is ~~CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.~~as set forth in Article 1 of the foregoing third amended and restated charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article 1 of the foregoing third amended and restated charter.

~~FIFTH: The amendments and restatement of the Articles of Incorporation of the Company as hereinabove set forth were unanimously approved by the Board of Directors on October 16, 2003, and approved by the stockholders at a Special Meeting of Stockholders on November 21, 2003, as required by the MGCL.~~

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SIXTH: The number of directors of the Company and the names of those currently in office are as set forth in Article 2 of the foregoing third amended and restated charter.

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement and has authority to issue pursuant to the foregoing is 500,000,000, consisting of 350,000,000 shares of common stock, $0.01 par value per share, 50,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 Shares-In-Trust, $0.01 par value per share. The aggregate par value of all shares of stock having par value is $5,000,000.

EIGHTH: The undersigned Chief Executive Officer acknowledges these Third Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, ~~Dividend Capital Trust Inc.~~the Company has caused these Third Articles of Amendment and Restatement of Articles of Incorporation to be signed in its name and on its behalf by its ~~President~~Chief Executive Officer, and attested by its Assistant Secretary, on this ~~21st~~         day of ~~November, 2003.~~            , 2006.

~~Evan H. Zucker, President~~

[•], Chief Executive Officer

ATTEST

~~James R. Mulvihill~~[•], Assistant Secretary

~~THE UNDERSIGNED, President of Dividend Capital Trust Inc., who executed on behalf of said Company the foregoing Articles of Amendment and Restatement of Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company, the foregoing Articles of Amendment and Restatement of Articles of Incorporation is the corporate act of said Company and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.~~

~~Evan H. Zucker, President~~

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Appendix E

MARYLAND GENERAL CORPORATION LAW

TITLE 3, SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS

§ 3-201. “Successor” Defined.

(a) Corporation amending charter.—In this subtitle, except as provided in subsection (b) of this section, “successor” includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b) Corporation whose stock is acquired.—When used with reference to a share exchange, “successor” means the corporation the stock of which was acquired in the share exchange.

§ 3-202. Right to Fair Value of Stock.

(a) General rule.—Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder’s stock from the successor if:

(1) The corporation consolidates or merges with another corporation;

(2) The stockholder’s stock is to be acquired in a share exchange;

(3) The corporation transfers its assets in a manner requiring action under § 3-105 (e) of this title;

(4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved by the charter of the corporation; or

(5) The transaction is governed by § 3-602 of this title or exempted by § 3-603 (b) of this title.

(b) Basis of fair value.—

(1) Fair value is determined as of the close of business:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3) In any transaction governed by § 3-602 of this title or exempted by § 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603 (b) of this title.

(c) When right to fair value does not apply.—Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603 (b) of this title, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if:

(1) The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2) The stock is that of the successor in a merger, unless:

(i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3) The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4) The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203. Procedure by Stockholder.

(a) Specific duties.—A stockholder of a corporation who desires to receive payment of the fair value of the stockholder’s stock under this subtitle:

(1) Shall file with the corporation a written objection to the proposed transaction:

(i) With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii) With respect to any other transaction, at or before the stockholders’ meeting at which the transaction will be considered or, in the case of action taken under § 2-505 (b) of this article, within 10 days after the corporation gives the notice required by § 2-505 (b) of this article;

(2) May not vote in favor of the transaction; and

(3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder’s stock, stating the number and class of shares for which the stockholder demands payment.

(b) Failure to comply with section.—A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204. Effect of Demand on Dividend and Other Rights.

A stockholder who demands payment for his stock under this subtitle:

(1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

(2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205. Withdrawal of Demand.

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206. Restoration of Dividend and Other Rights.

(a) When rights restored.—The rights of a stockholder who demands payment are restored in full, if:

(1) The demand for payment is withdrawn;

(2) A petition for an appraisal is not filed within the time required by this subtitle;

(3) A court determines that the stockholder is not entitled to relief; or

(4) The transaction objected to is abandoned or rescinded.

(b) Effect of restoration.—The restoration of a stockholder’s rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207. Notice and Offer to Stockholders.

(a) Duty of successor.—

(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i) A balance sheet as of a date not more than six months before the date of the offer;

(ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii) Any other information the successor considers pertinent.

(b) Manner of sending notice.—The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208. Petition for Appraisal; Consolidation of Proceedings; Joinder of Objectors.

(a) Petition for appraisal.—Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b) Consolidation of suits; joinder of objectors.—

(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2) Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209. Notation on Stock Certificate.

(a) Submission of certificate.—At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b) Transfer of stock bearing notation.—If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210. Appraisal of Fair Value.

(a) Court to appoint appraisers.—If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b) Report of appraisers—Filing.—Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c) Same—Contents.—The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d) Same—Service; objection.—

(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2) Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211. Action by Court on Appraisers’ Report.

(a) Order of court.—The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1) Confirms, modifies, or rejects it; and

(2) If appropriate, sets the time for payment to the stockholder.

(b) Procedure after order.—

(1) If the appraisers’ report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

(2) If the appraisers’ report is rejected, the court may:

(i) Determine the fair value of the stock and enter judgment for the stockholder; or

(ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c) Judgment includes interest.—

(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(d) Costs of proceedings.—

(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i) The price which the successor offered for the stock;

(ii) The financial statements and other information furnished to the stockholder; and

(iii) Any other circumstances it considers relevant.

(2) Costs may not include attorney’s fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i) The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e) Effect of judgment.—The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212. Surrender of Stock.

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

(1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

(2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213. Rights of Successor with Respect to Stock.

(a) General rule.—A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b) Successor in transfer of assets.—After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c) Successor in consolidation, merger, or share exchange.—Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

Appendix F

DIVIDEND CAPITAL TRUST INC.

2006 LONG TERM INCENTIVE COMPENSATION PLAN

Appendix F

DIVIDEND CAPITAL TRUST INC.

2006 LONG-TERM INCENTIVE PLAN

Dividend Capital Trust Inc., a Maryland corporation, wishes to attract key employees, Directors, consultants and advisors to the Company and Subsidiaries and induce key employees, Directors, consultants and advisors to remain with the Company and Subsidiaries, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through Subsidiaries. In furtherance thereof, the Dividend Capital Trust Inc. 2006 Long-Term Incentive Plan is designed to provide equity-based incentives to key employees, Directors, consultants and advisors of the Company and Subsidiaries. Awards under the Plan may be made to selected key employees, Directors, consultants and advisors of the Company and Subsidiaries in the form of Options (including Stock Appreciation Rights), Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1. DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or Subsidiaries or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or Subsidiaries or its affiliates; or (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

“Change in Control” means the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

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(ii) any consolidation or merger of the Company where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

“Company” means the Dividend Capital Trust Inc., a Maryland corporation.

“Contribution Agreement” means the Contribution Agreement among Dividend Capital Trust Inc., Dividend Capital Operating Partnership, LP, and Dividend Capital Advisors Group LLC, dated as of July 21, 2006.

“Director” means a non-employee director of the Company or Subsidiaries.

“Directors’ Fees” means the total amount each Director is entitled to receive as fees, including fees for service as a committee member and chair, for serving as a Director of the Company, and any attendance or other director fees or payments for other services of the Director to the Company or its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

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“Dividend Equivalent Right” means a right awarded under Section 8 to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means (i) an officer, Director, employee, consultant or advisor of the Company or Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or Subsidiaries or (ii) a joint venture affiliate of the Company or Subsidiaries or employees of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities in its discretion, in light of tax and other considerations. In connection with any merger, acquisition or other business combination to which the Company or any Subsidiary is a party, the Committee is authorized to designate other persons who may be deemed Eligible Persons for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Subsidiary following the business combination; provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange or quoted or reported on the NASDAQ National Market (“NASDAQ”), the closing sales price per Share on the exchange or NASDAQ for the last preceding date on which there was a sale of Shares on such exchange or NASDAQ, as determined by the Committee, (ii) if Shares are not then listed on a national securities exchange or quoted on NASDAQ but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national securities exchange, quoted on NASDAQ or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 consecutive trading days.

“Grantee” means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards (other than an Option) as may be granted pursuant to Section 9.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” has the meaning set forth in Section 10.

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“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2006 Long-Term Incentive Plan, as set forth herein and as the same may from time to time be amended.

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder.

“Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 55 with five consecutive years of service with the Company or Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means shares of Common Stock of the Company.

“Share Value” means the value of a Share based on the average closing price of a Share, as the Board determines, during a consecutive three-month period commencing on the first day of each January, April, July and October, or such other value as the Board may provide for in advance.

“Stock Appreciation Right” means a right described in Section 5.7.

“Subsidiary” means any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company. In the event the Company becomes such a subsidiary of another company (directly or indirectly), the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to such parent company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, Director or consultant, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such other capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

2. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is the date of closing of the transaction contemplated by the Contribution Agreement. The Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

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3. ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee. The Committee, upon and after such time as it is subject to Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as “outside directors” for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through Subsidiaries and such other factors as the Committee may deem relevant.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. An amendment to an Award Agreement or other action by the Committee that constitutes a repricing of an Option (or a Phantom Share described in Section 7.4(c)(ii)) shall be considered an amendment of the Plan for purposes of Section 13 (and, for the avoidance of doubt, any repricings will therefore require shareholder approval). In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Maryland law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

(d) The Committee, in its discretion (taking into account, without limitation, considerations under Section 16 of the Exchange Act), may delegate to the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to awards, including, without limitation, the granting of awards to non-executive officers, where relief from the limitation of Section 162(m) of the Code is not sought. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

4. SHARES AND UNITS SUBJECT TO THE PLAN.

4.1 In General.

(a) Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 8,000,000. Subject to adjustments pursuant to Section 14, in no

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event may any Optionee receive Options for more than 2,000,000 Shares on an annual basis. Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. Any Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan.

(b) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). Notwithstanding Section 4.1(a), except in the case of Awards intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or Dividend Equivalent Rights to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 4.2 or 9 are paid out in cash, then, notwithstanding the first sentence of Section 4.1(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

(c) The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.2 Directors’ Fees.

During the term of the Plan, each Director shall receive as Awards under the Plan his or her regular Directors’ Fees in the form of quarterly payments in arrears, in the form of Shares (or, as provided and permitted by the Board (taking into account, without limitation, Section 16(b) of the Exchange Act and Section 409A of the Code), Restricted Shares or Phantom Shares), unless the Director elects to receive such payment in cash in accordance with the second to last sentence of this Section 4.2. The total number of Shares to be issued to a Director pursuant to this Section 4.2 shall be determined by dividing the dollar amount of the Directors’ Fees due for the payment period by the Share Value and rounding to the nearest whole Share. The Shares issuable to Directors hereunder shall be issued on the first business day immediately following the payment period. Directors who would otherwise receive payment of their Directors’ Fees in Shares may make a written election prior to the payment date, in the manner and form prescribed by the Board (taking into account, without limitation, considerations under Section 409A of the Code, if the Board has permitted the use of Phantom Shares for these purposes), to receive payment of all or a portion of such Directors’ Fees in cash. Nothing in this Section 4.2 shall limit the discretion that the Committee may otherwise have to make awards hereunder.

5. PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

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5.2 Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3 Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

(b) Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee’s death, may be exercised by the Successors of the Optionee.

5.4 Exercisability Upon and After Termination of Optionee.

(a) The Committee shall provide in the Award Agreement the extent (if any) to which any Option may be exercised upon the Termination of Service of the Optionee.

(b) Except as may otherwise be expressly set forth in this Section 5, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 5 or of Section 14 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.

5.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee by written notice (in the form prescribed by the Committee) to the Company, or pursuant to such alternative means and procedures as may be approved in advance by the Committee, specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6 Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check, or in the discretion of the Committee, a personal check;

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(ii) subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

(iii) if approved (or pre-approved) by the Committee in its discretion, Shares of previously owned Common Stock, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv) if approved (or pre-approved) by the Committee in its discretion, through the written election of the Optionee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) Any fractional Shares resulting from an Optionee’s exercise that is accepted by the Company shall be paid in cash.

5.7 Stock Appreciation Rights.

The Committee, in its discretion, may also grant a Stock Appreciation Right by permitting the Optionee to elect to receive, upon the exercise of an Option, Shares with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised; provided that, after consideration of possible accounting issues, the Committee may permit a Stock Appreciation Right to be settled in a combination of Shares and cash, or exclusively in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to such excess. Without limiting the Committee’s discretion hereunder, the Committee is expressly authorized to cause the grant of a Stock Appreciation Right (i) in tandem with an otherwise exercisable underlying Option, by having the method of exercise under this Section 5.7 apply in addition to other methods of exercise as to all or a portion of any particular Award under this Section 5, or (ii) as a free-standing right, by having the method of exercise under this Section 5.7 be the exclusive method of exercise.

5.8 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9 Nontransferability of Option.

Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

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5.10 Deferral.

The Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

5.11 Certain Incentive Stock Option Provisions.

(a) In no event may an Incentive Stock Option be granted other than to employees of a “subsidiary corporation” or a “parent corporation,” as defined in Section 424(f) of the Code, with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

(c) The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. Also, in the case of such an individual who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1 Grant of Restricted Stock.

(a) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2 Certificates.

(a) Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4.1(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem

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appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE DIVIDEND CAPITAL TRUST INC. 2006 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND DIVIDEND CAPITAL TRUST INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF DIVIDEND CAPITAL TRUST INC. AT 518 17TH STREET, SUITE 1700, DENVER, COLORADO 80202.

(b) The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall cease to be of effect).

6.3 Restrictions and Conditions.

Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii) Except as provided in the foregoing clause (i), below in this clause (ii) or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends; provided, however that cash dividends on such Shares shall, unless otherwise provided by the Committee, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited). Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii) Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and Subsidiaries for Cause during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

7. PROVISIONS APPLICABLE TO PHANTOM SHARES.

7.1 Grant of Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

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7.2 Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3 Vesting.

(a) Subject to Section 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b) Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(i) Subject to the provisions of the Award Agreement, if the Grantee has a Termination of Service by the Company and Subsidiaries for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(ii) In the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Participant’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4 Settlement of Phantom Shares.

(a) Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Payment (whether of cash or Shares) in respect of Phantom Shares shall be made in a single sum by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years, rather than a single-sum payment.

(c) Regarding the time at which payment in respect of Phantom Shares will be made or commence:

(i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

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(d) Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e) Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5 Other Phantom Share Provisions.

(a) Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

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7.6 Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1 Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2 Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the two, as determined by the Committee.

(d) The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

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8.3 Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4 Deferral.

The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9. OTHER STOCK-BASED AWARDS.

The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of Stock Appreciation Rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries.

10. PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of Awards (including, in particular, Awards other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”), (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied. Performance Goals which do not satisfy the foregoing provisions of this Section 10 may be established by the Committee with respect to Awards not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

11. TAX WITHHOLDING.

11.1 In General.

The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the

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foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2 Share Withholding.

(a) Upon exercise of an Option, if approved (or pre-approved) by the Committee in its discretion, the Optionee may make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved (or pre-approved) by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved (or pre-approved) by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes such an election, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes.

11.3 Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

12. REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

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(c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13. INTERPRETATION AND AMENDMENTS; OTHER RULES.

The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted without such Participant’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

14. CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the

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Company or Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(x) the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(y) the Committee shall take any such action as in its discretion shall be necessary to maintain each Optionees’ rights hereunder (including under their Award Agreements) so that they are substantially in their respective Options, Phantom Shares and Dividend Equivalent Rights substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b) Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

(c) If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

(d) If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

(e) The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

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15. MISCELLANEOUS.

15.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or Subsidiaries or interfere in any way with the right of the Company or Subsidiaries and its shareholders to terminate the individual’s employment or other service at any time.

15.2 Right of First Refusal; Right of Repurchase.

At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter, subject to such other terms and conditions as the Committee may specify at the time of grant.

15.3 No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, Subsidiaries or any other person or entity, on the other.

15.4 No Fund Created.

Any and all payments hereunder to any Participant shall be made from the general funds of the Company (or, if applicable, a participating subsidiary), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

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15.6 Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

15.7 Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.8 Governing Law.

THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

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EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income;

(ii) after-tax income;

(iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis);

(iv) operating income;

(v) cash flow;

(vi) earnings per share;

(vii) return on equity;

(viii) return on invested capital or assets;

(ix) cash or funds available for distribution;

(x) appreciation in the fair market value of the Common Stock;

(xi) return on investment;

(xii) total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period);

(xiii) net earnings growth;

(xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period);

(xv) related return ratios;

(xvi) increase in revenues;

(xvii) net earnings;

(xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock;

(xix) number of securities sold;

(xx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period;

(xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period);

(xxii) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return;

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(xxiii) funds from operations;

(xxiv) same-store sales from period to period;

(xxv) objectively determinable capital deployment;

(xxvi) realized gains on assets; and

(xxvii) objectively determinable expense management.

Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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Appendix G

DIVIDEND CAPITAL TRUST INC.

2006 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to enable the Committee to establish performance goals for officers and other key employees of Dividend Capital Trust and its subsidiaries, to determine bonuses which will be awarded to selected officers and other key employees on the basis of performance goals established for them and to ensure that bonus payments are in accordance with the arrangements established by the Committee.

2. Definitions

As used in this Plan, the following definitions apply:

(a) “Bonus” means the bonus to which an Eligible Person is entitled under a bonus arrangement established by the Committee under the Plan.

(b) “Bonus Formula” means the formula for calculating an Eligible Person’s Bonus on the basis of, a performance goal established under the Plan or otherwise.

(c) “Committee” means the Compensation Committee of the Company’s Board of Directors or a subcommittee of such Compensation Committee consisting solely of at least two Outside Directors; provided that no action taken by the Committee (including, without limitation, grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the Outside Director requirement.

(d) “Company” means Dividend Capital Trust, a Maryland corporation.

(e) “Contribution Agreement” means the Contribution Agreement among Dividend Capital Trust Inc., Dividend Capital Operating Partnership, LP, and Dividend Capital Advisors Group LLC, dated as of July 21, 2006.

(f) “EBITDA” means earnings before interest, taxes, depreciation and amortization.

(g) “Eligible Person” means (i) an employee of a Participating Company or (ii) a joint venture affiliate of the Company or other entities designated in the discretion of the Committee, or employees of the foregoing. In the case of grants directly or indirectly to employees of entities described in clause (ii) of the foregoing sentence, the Committee may make arrangements with such entities in its discretion, in light of tax and other considerations.

(h) “Outside Director” means a director of the Company who qualifies as an independent director for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

(i) “Participating Company” means the Company and any corporation, partnership or other entity of which at least 50% of the economic interest in the equity or voting power is owned (directly or indirectly) by the Company. In the event the Company becomes a subsidiary of another company (directly or indirectly), the provisions hereof applicable to a Participating Company shall, unless otherwise determined by the Committee, also be applicable to such parent company.

(j) “Plan” means this Dividend Capital Trust Inc. 2006 Incentive Compensation Plan.

3. Authority to Establish Performance Goals and Bonuses

(a) The Committee will have the authority to establish for any Eligible Person who is an officer, or who the Committee determines to be a key employee, of the Company or any subsidiary a performance goal, and a Bonus Formula related to that performance goal, for any fiscal year of the Company, or for a period which is shorter or longer than a single fiscal year. A Bonus Formula may be based upon the extent of achievement of specified levels of one or more of the business criteria specified on Exhibit A hereto. Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis. The Bonus Formula shall be established in writing by the Committee (i) before the commencement of the period of service to which the Bonus Formula relates, or (ii) not later than 90 days after the commencement of the period of service to which the Bonus Formula relates (provided that the outcome is substantially uncertain at the time the Committee actually establishes the Bonus Formula, and provided, further, that the Bonus Formula is not established after 25% or more of the period of service (as determined in good faith at the time the Bonus Formula is established) has elapsed). Notwithstanding the foregoing, in the case of any Bonus for which an exception from the limitations of Section 162(m) is not being sought, the Committee may grant such Bonus on bases other than as contemplated above; it being understood that the Committee can grant two Bonuses to any one Eligible Person (i.e., a Bonus for which such an exception is sought, and a separate Bonus for which such an exception is not sought).

(b) The Committee may determine the Bonus Formula which will determine the Bonus an Eligible Person will receive with regard to a fiscal year or other period. The maximum Bonus for any Eligible Person for each fiscal year (or portion thereof) of the applicable performance period shall be $2,000,000; provided that in no event shall any particular Bonus be more than $10,000,000 in total. If multiple Bonuses in any particular year are granted to any particular individual, then the Bonuses will not be more than $12,000,000 in total. Notwithstanding any other provision hereof, the Committee may, at any time at or before the time at which it issues a certification in respect of an Eligible Person’s Bonus as contemplated by Section 4, provide in its discretion (which, for the avoidance of doubt, need not be exercised uniformly) for the elimination or reduction of the amount payable as the Bonus to that particular Eligible Person (and the reduced amount (or zero dollars, in the case of an elimination) shall thereupon be the amount of the Eligible Person’s Bonus for purposes of the provisions of the Plan other than this sentence).

(c) When the Committee establishes a performance goal and Bonus Formula for an Eligible Person, the Committee may provide (i) that the resulting Bonus will be paid in a single lump sum or that the resulting Bonus will be paid over a period of years, with or without interest on deferred payments, and (ii) if a Bonus is to be paid over a period of years, whether the right to the unpaid portion of the Bonus will be forfeited if the Eligible Person ceases to be employed by the Company before the bonus is paid in full.

(d) The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company or his or her delegate, all or part of the Committee’s authority and duties with respect to awards (where relief from the limitations of Section 162(m) of the Code is not sought). Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate that were consistent with the terms of the Plan.

(e) The Committee may determine that Bonuses shall be paid in cash or stock (or other equity-based grants), or a combination of cash and stock. The Committee may provide that any such stock or grants be made under the Company’s 2006 Long-Term Incentive Compensation Plan (the “LTIP”) or any other equity-based plan or program of the Company and, notwithstanding any provision of the Plan to the contrary, in the case of any such grant, the grant shall be governed in all respects by the LTIP or such other plan or program of the Company.

4. Review of Payment of Bonuses

Promptly after the end of each fiscal year of the Company, the management of the Company will present to the Committee a list showing with regard to each Eligible Person who has become entitled to a Bonus with regard to that fiscal year (i) the Eligible Person’s performance goal or Bonus Formula with regard to that fiscal year, (ii) the extent to which the performance goal was achieved or exceeded, or other applicable information relating to the performance goal or otherwise applicable to the Eligible Person’s Bonus Formula, and (iii) the Bonus to which the Eligible Person is entitled with regard to the fiscal year. No Bonus may be paid to an Eligible Person with regard to a fiscal year until the Committee certifies that the Bonus with regard to that Eligible Person shown on the list (or on an amended list) is correct based upon the performance goal and the Bonus Formula established for the Eligible Person with regard to the fiscal year.

5. Administration of the Plan

(a) The Plan will be administered by the Committee.

(b) The Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration. Any interpretation by the Committee of the Plan or of any performance goal or Bonus Formula established for an Eligible Person under the Plan, and any determination of the Committee regarding the Bonus to which any Eligible Person is entitled, will bind the Company and all Eligible Persons who are affected by it.

(c) The Committee will have total discretion to determine whether performance goals and Bonus Formulae are to be established under the Plan for particular Eligible Persons. The Committee will not be required to establish similar performance goals or similar Bonus Formulae for Eligible Persons who hold similar positions.

(d) The obligations of the Company hereunder are unsecured and constitute a mere promise by the Company to make payments in the future. To the extent that Eligible Persons acquire a right to receive payments from the Company hereunder, such right shall be no greater than the right of any general unsecured creditor of the Company. The obligations under the Plan are not intended to be funded obligations for tax purposes and shall be construed consistently with this intent. Any payments under the Plan shall be made out of the general assets of the Company. The Plan does not give rise to a fiduciary relationship between the Board or Committee, on the one hand, and Eligible Persons, their beneficiaries or any other persons, on the other.

6. No Rights to Continued Employment

Nothing in the Plan or in the establishment of any performance goal or Bonus Formula, and no award of any Bonus which is payable immediately or in the future (whether or not future payments may be forfeited), will give any officer or employee of any Participating Company a right to continue to be an officer or employee of a Participating Company or in any other way affect the right of the Participating Companies to terminate the officer position or employment of any officer or employee at any time.

7. Effective Date

This Plan is effective as of the date of closing of the transaction contemplated by the Contribution Agreement, provided that the stockholders of the Company approve the Plan at the first annual meeting of stockholders held after that date. Performance goals and Bonus Formulae may be established prior to the time the stockholders of the Company approve this Plan. However, no Bonuses will be paid under this Plan unless it is approved by the stockholders of the Company.

8. Amendments of the Plan

The Committee may, with the approval of the Board of Directors of the Company, amend the Plan at any time, except that no amendment to the Plan will be effective if it materially changes any of the criteria on which Bonuses may be based, alters the maximum Bonus which may be paid to an Eligible Person with regard to a fiscal year or other period, or otherwise materially changes the Plan, unless the amendment is approved by the stockholders of the Company. No amendment to the Plan may change any performance goal or Bonus Formula which has been established for an Eligible Person, or affect any Eligible Person’s right to receive a Bonus which has been earned as a result of a performance goal or Bonus Formula established for the Eligible Person, before the amendment, unless the Eligible Person consents to the change.

9. Exculpation and Indemnification.

The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

10. Termination of the Plan

The Plan may be terminated at any time by the Committee, with the approval of the Board of Directors of the Company. However, termination of the Plan will not affect any performance goal or Bonus Formula which has been established before the Plan is terminated or the right of any Eligible Person to receive payments of a Bonus which the Eligible Person earned before the Plan is terminated.

* * *

As approved by the Board on July 21, 2006.

EXHIBIT A

PERFORMANCE CRITERIA

Performance-based awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on a specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income;

(ii) after-tax income;

(iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis);

(iv) operating income;

(v) cash flow;

(vi) earnings per share;

(vii) return on equity;

(viii) return on invested capital or assets;

(ix) cash or funds available for distribution;

(x) appreciation in the fair market value of the Common Stock;

(xi) return on investment;

(xii) total return to shareholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period);

(xiii) net earnings growth;

(xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period);

(xv) related return ratios;

(xvi) increase in revenues;

(xvii) net earnings;

(xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock;

(xix) number of securities sold;

(xx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period;

(xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period);

(xxii) the Company’s published ranking against its peer group of real estate investment trusts based on total shareholder return;

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(xxiii) funds from operations;

(xxiv) same-store sales from period to period;

(xxv) objectively determinable capital deployment;

(xxvi) realized gains on assets; and

(xxvii) objectively determinable expense management.

Performance goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes, and may be on an aggregate, per-share or other similar basis.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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